UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Altitude Acquisition Corp.

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PRELIMINARY PROXY STATEMENT-SUBJECT TO COMPLETION, DATED OCTOBER 6, 2023

ALTITUDE ACQUISITION CORP.

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

Dear Altitude Stockholders:

We cordially invite you to attend a special meeting of the stockholders (the “special meeting”) of Altitude Acquisition Corp., a Delaware corporation (“Altitude,” “we,” “us,” or “our”), which will be held on [●], 2023 at [●] a.m., Eastern Time online at [●]. You or your proxyholder will be able to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting [●] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.

On April 23, 2023, Altitude entered into a business combination agreement (the “Business Combination Agreement”) by and among Altitude, Altitude Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Altitude (“Merger Sub”), Altitude Merger Sub II, LLC a Delaware limited liability company and a direct wholly owned subsidiary of Altitude (“Merger Sub II” and together with Merger Sub, the “Merger Subs”) Picard Medical, Inc., a Delaware corporation (“Picard”) and Hunniwell Picard I, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Picard.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Picard (the “First Merger”), with Picard surviving as a wholly-owned subsidiary of Altitude (the “Surviving Corporation”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity,” which will be renamed “Picard Medical, LLC,” and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing” and the date of the Closing, the “Closing Date”), it is anticipated that Altitude will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name.

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), will automatically convert into one share of common stock of Picard, par value $0.001 per share (“Picard Common Stock”). Each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the time in which the First Merger becomes effective (the “First Effective Time”) (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.001 per share (“New Picard Common Stock”), subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing, and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. If Picard issues any warrants prior to the Closing, each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

All conversions of Picard equity securities to New Picard equity securities will be executed at a number equal to the quotient of (a) $10.00 divided by (b) the number of fully diluted shares of Picard Common Stock. The estimated Exchange Ratio as of October 5, 2023, is approximately 1.867.

The Earnout Warrants will be held in escrow following the Closing and will be released to the Picard securityholders if, at any time during the five (5) year period following the Closing, the dollar volume-weighted average price (“VWAP”) of New Picard Common Stock for any 20 trading days within any 30 trading day period is greater than $12.50.

Additionally, at the Closing, New Picard will issue 100,000 shares of New Picard Common Stock and 30,000 New Picard Warrants to certain service providers of Altitude (the “Service Providers”).

The Business Combination Agreement requires Altitude and Picard to use commercially reasonable efforts to identify additional sources of financing for and negotiate the underlying subscription, financing and similar agreements in connection with the Closing (the “Closing Offering”). Additionally, the Business Combination Agreement requires Altitude and Picard to use commercially reasonable efforts to secure a bridge financing for Picard through a private placement of Picard equity securities or other equity, equity-linked or debt financing (including convertible debt) (subject to certain agreed limitations), in each case on commercially reasonable and market-based terms reasonably acceptable to Picard acting in good faith and in consultation with Altitude (each, a “Picard Financing”).

In connection with the Closing, Altitude and certain record and/or beneficial owners of equity securities of Picard (“Picard Lock-Up Holders”) will enter into a lock-up agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Picard Lock-Up Holders will agree, subject to customary exceptions, not to transfer (a) any shares of New Picard Common Stock received by them as consideration in the Mergers (the “Lock-Up Shares”) for the period ending on the earliest of (x) the date this is one year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 of any 30 consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of New Picard received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

In connection with the execution of the Business Combination Agreement, on April 23, 2023, Altitude Acquisition Holdco LLC (the “Sponsor”) entered into a support agreement with Altitude and Picard (the “Sponsor Support Agreement”), pursuant to which the Sponsor agreed to vote all voting equity securities of Altitude owned by the Sponsor in favor of the Business Combination Agreement, the Mergers and each other proposal presented by Altitude in this proxy statement and not to sell, assign, transfer or redeem any shares (the “Founder Shares”) of Class A common stock of Altitude, par value $0.0001 per share (“Class A common stock”), held by it prior to the Closing. In addition, the Sponsor Support Agreement provides that the Sponsor will, in connection with the Closing (x) forfeit an aggregate amount of up to 4,500,000 shares of Class A common stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering plus the funds remaining in the trust account established in connection with Altitude’s initial public offering (“Trust Account”) (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing, exceeds $38,000,000, (y) forfeit 6,500,000 private warrants of Altitude, each whole warrant exercisable for one share of Class A common stock at an initial exercise price of $11.50 per share held by Sponsor immediately prior to the Closing, and (z) deposit with Continental Stock Transfer & Trust Company, acting as escrow agent, 1,250,000 shares of Class A common stock (the “Sponsor Earnout Shares”) and 1,000,000 private warrants (the “Sponsor Earnout Warrants” and together with the Sponsor Earnout Shares, the “Sponsor Earnout Securities”). The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by Altitude or New Picard, as applicable, of at least 10,000,000 warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing will be forfeited.

In connection with the execution of the Business Combination Agreement, on April 23, 2023, certain Picard stockholders holding an aggregate of approximately 90% of the outstanding Picard equity, on an as-converted to Picard Common Stock basis, and 100% of the outstanding Picard Preferred Stock (together, the “Picard Supporting Stockholders”) entered into support agreements with Altitude and Picard (the “Picard Support Agreements”). Under the Picard Support Agreements, each Picard Supporting Stockholder agreed to (i) execute and deliver a written consent with respect to the outstanding shares of Picard Common Stock and Picard Preferred Stock held by such Picard Supporting Stockholder (the “Subject Picard Shares”) approving the Business Combination Agreement and the transactions contemplated thereby, (ii) certain transfer restrictions with respect to the Subject Picard Shares, (iii) to certain non-solicitation limitations with respect to certain competing transactions, and (iv) irrevocably waive any dissenters’ or appraisal rights under Delaware law in connection with the Mergers. The Picard Supporting Stockholders delivered such consents approving the Mergers and related matters on April 24, 2023.

In connection with the Closing, Altitude, Picard, and certain of their respective stockholders will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, New Picard will be required to register for resale securities held by the stockholders party. In addition, the holders will have certain demand and “piggyback” registration rights. New Picard will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Assuming no redemptions from the Trust Account, no Closing Offering or Picard Financing and that Picard waives the Minimum Cash Condition (defined below), it is anticipated that, immediately following the Closing, (1) Altitude’s public stockholders will own approximately 2.1% of the outstanding shares of New Picard Common Stock, (2) the Sponsor will own approximately 4.7% of the outstanding shares of New Picard Common Stock following the forfeiture of 4.5 million Founder Shares pursuant to the Sponsor Support Agreement and including 1,250,000 Sponsor Earnout Shares which will be outstanding on the Closing Date and for which the Sponsor will have voting rights, (3) Hunniwell Picard I, LLC will own approximately 82.2% of the outstanding shares of New Picard Common Stock, (4) the existing Picard securityholders other than Hunniwell Picard I, LLC will own approximately 10.8% of the outstanding shares of New Picard Common Stock, and (4) the Service Providers will own approximately 0.2% of the outstanding New Picard Common Stock. Such figures do not include any shares of New Picard Common Stock issuable upon the exercise of New Picard Options or upon the exercise of the New Picard Warrants to be issued to Picard securityholders at the Closing, Earnout Warrants issuable to Picard securityholders, Sponsor Earnout Warrants or New Picard Warrants issuable to the Service Providers. You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this proxy statement.

You are being asked to vote on the Business Combination and related matters.

The Business Combination Agreement provides that Picard’s obligations to consummate the Business Combination are conditioned on, among other things, on the “Aggregate Parent Closing Cash” (which means the aggregate cash proceeds available for release to Altitude from Altitude’s Trust Account (defined below), after giving effect to redemptions, less payment of up to $2,000,000 of Picard’s transaction expenses and up to $4,500,000 of Altitude’s transaction expenses, plus the aggregate cash proceeds received by Altitude or committed to be invested in respect of the Closing Offering plus the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Picard Financing), being at least $38,000,000. We refer to this condition as the “Minimum Cash

Condition.” The Business Combination is also subject to the satisfaction or waiver of certain other closing conditions described in more detail in the accompanying proxy statement. If these conditions are not met, and such conditions are not waived, then the Business Combination Agreement could terminate, and the proposed Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any provision of the Business Combination Agreement.

At the special meeting, you will be asked to consider and vote upon the following proposals:

1.

Proposal No. 1 — The Business Combination Proposal: A proposal to approve the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and to approve the transactions contemplated by the Business Combination Agreement, including the Mergers (the “Business Combination,” and such proposal, the “Business Combination Proposal”);

2.

Proposal No. 2 — The Binding Charter Proposal: A proposal to approve the proposed second amended and restated certificate of incorporation of Altitude in the form attached as Annex D (the “Proposed Charter”), which will amend and restate Altitude’s amended and restated certificate of incorporation, dated December 8, 2020 (as amended on June 10, 2022, October 6, 2022 and April 7, 2023, the “Current Charter”) and will be in effect upon the Closing of the Business Combination (the “Binding Charter Proposal”);

3.

Proposal No. 3 — The Advisory Governance Proposals: Separate proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 5 sub-proposals (collectively, the “Advisory Governance Proposals”):

3A (Authorized Share Increase): increase the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from (x) 301,000,000 shares, consisting of (a) 300,000,000 shares of common stock, including (i) 280,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock and (b) 1,000,000 shares of preferred stock to (y) 305,000,000 shares, consisting of 300,000,000 shares of New Picard Common Stock and 5,000,000 shares of preferred stock;

3B (Removal of Directors): allow for the removal of directors at any time, but only for cause and only by the affirmative vote of holders of two thirds (66 and 2/3%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

3C (Two-Thirds Stockholder Vote Required to Amend Certain Provisions of the Proposed Charter): require the approval by affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the New Picard Common Stock to make any amendment to certain provisions of the Proposed Charter);

3D (Two-Thirds Stockholder Vote Required to Amend the Proposed Bylaws): require an affirmative vote of holders of at least two-thirds (66 and 2⁄3%) of the voting power of all of the then outstanding shares of voting stock of New Picard entitled to vote generally in an election of directors for stockholders to be able to adopt, amend, alter or repeal or rescind the Proposed Bylaws; and

3E: (Eliminate Blank Check Company Provisions): eliminate certain provisions specific to Altitude’s status as a blank check company.

4.

Proposal No. 4 — The Stock Issuance Proposal: A proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), (x) the issuance of more than 20% of Altitude’s issued and outstanding common stock in connection with the Business Combination, consisting of the issuance of shares of common stock to Picard securityholders pursuant to the terms of the Business Combination Agreement, including any shares issuable upon the exercise of warrants including the Earnout Warrants, plus any additional shares of common stock pursuant to subscription agreements Altitude may enter into prior to the Closing and (y) the issuance of shares of common stock to Picard securityholders in connection with the Business Combination, including any shares issuable upon the exercise of warrants including the Earnout Warrants, that would result in Picard owning more than 20% of Altitude’s outstanding common stock, or more than 20% of the voting power of Altitude, which could constitute a “change of control” under Nasdaq rules (the “Stock Issuance Proposal”);

5.

Proposal No. 5 — The Incentive Plan Proposal: A proposal to approve and adopt the 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex H (the “Incentive Plan Proposal”);

6.

Proposal No. 6 — The Director Election Proposal: A proposal to elect seven directors to serve staggered terms on the Board of Directors of New Picard until the 2024, 2025 and 2026 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “Director Election Proposal”); and

7.

Proposal No. 7 — The Adjournment Proposal: A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals described in this proxy statement or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. Under the Business Combination Agreement, the Closing is conditioned upon the approval of the Business Combination Proposal. The Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and Adjournment Proposal, if presented, are not conditioned upon the approval of any other proposal. If Altitude’s stockholders do not approve the Business Combination Proposal, the Business Combination will not be consummated. By contrast, approval of each of the other proposals in the proxy statement (i.e., the Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and, if presented, Adjournment Proposal) is not a condition to the consummation of the Business Combination.

Altitude’s Class A common stock, units and warrants are currently listed on Nasdaq under the symbols “ALTU,” “ALTUU” and “ALTUW,” respectively. Upon consummation of the transactions contemplated by the Business Combination Agreement, Altitude will change its name to “Picard Medical Holdings, Inc.” Altitude intends to apply to obtain the listing of the New Picard Common Stock and New Picard Warrants on Nasdaq under the symbols “TAH” and “TAHW,” respectively, upon the Closing. It is a condition to the consummation of the Business Combination that the New Picard Common Stock to be issued to the Picard securityholders in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of the special meeting, Altitude may not have received from Nasdaq either confirmation of the listing of the New Picard Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the New Picard Common Stock would not be listed on any nationally recognized securities exchange.

Only holders of record of shares of our Class A common stock, Altitude’s only outstanding class of common stock, at the close of business on [●], 2023 (the “record date”) are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of the stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at Altitude’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and electronically during the special meeting at [●].

Altitude is providing the accompanying proxy statement and proxy card to its stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read the accompanying proxy statement carefully and submit your proxy to vote on the Business Combination. Please pay particular attention to the section entitled “Risk Factors” beginning on page 41 of the accompanying proxy statement.

After careful consideration, the Altitude Board has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the Business Combination Proposal, the Binding Charter Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal is in the best interests of Altitude and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals and “FOR” each of the director nominees. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

The existence of financial and personal interests of our directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Altitude and its stockholders and what may be best for a director’s personal interests when determining to recommend that stockholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement for a further discussion.

Pursuant to the Current Charter, a public stockholder may request that we redeem all or a portion of such public stockholder’s public shares for a pro rata portion of the cash held in the Trust Account prior to the Business Combination being consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares, or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your public shares for cash, and (b) deliver your public shares to the Transfer Agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of public units must elect to separate the underlying public shares and warrants included in the public units sold by Altitude in the IPO (the “public warrants”) prior to exercising redemption rights with respect to the public shares. If holders hold their public units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the public units into the underlying public shares and public warrants, or if a holder holds public units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.

Public stockholders may elect to redeem all or a portion of their public shares regardless of whether they vote for or against the Business Combination Proposal, or do not vote at all, and even if they do not hold public shares on the record date.

If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account not previously released to us to pay our taxes, divided by the number of then-outstanding public shares. For illustrative purposes, as of [●], 2023, this would have amounted to approximately $[●] per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its shares and subsequently decides prior to the redemption deadline not to elect to redeem such shares, it may simply request that Altitude instruct our Transfer Agent to return the shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of Altitude Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Approval of the Business Combination Proposal, each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, and, if presented, the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of our Class A common stock present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Approval of the Binding Charter Proposal requires the affirmative vote of the holders of a majority of the shares of Class A common stock then outstanding, voting as a single class. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the shares of our Class A common stock cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Our Sponsor and our officers and directors entered into a letter agreement with us at the time of the IPO pursuant to which they agreed (i) to vote all shares of common stock held by them in favor of our initial business combination and (ii) not to redeem any shares of common stock held by them in connection with the completion of our initial business combination. Such redemption rights waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver. Additionally, the Sponsor entered into the Sponsor Support Agreement with Picard pursuant to which it agreed to vote all equity securities held by it in favor of the Business Combination Proposal, among other things. As of the date hereof, our Sponsor owns approximately 85% of our total outstanding shares of common stock.

All of our stockholders are cordially invited to attend the special meeting virtually. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record holding shares of common stock, you may also cast your vote in person (which would include presence at the virtual special meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting virtually, obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the special meeting virtually, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Binding Charter Proposal, but will have no effect on the outcome of any other proposal in the accompanying proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

If your shares are held in “street name” or are in a margin or similar account, you should contact your bank or broker to ensure that your shares are represented and voted at the special meeting.

On behalf of the Altitude Board, we would like to thank you for your support of Altitude Acquisition Corp. and look forward to a successful completion of the Business Combination.

By Order of the Board of Directors,

Gary Teplis Chief Executive Officer

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF CLASS A COMMON STOCK THROUGH PUBLIC UNITS, ELECT TO SEPARATE YOUR PUBLIC UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST, INCLUDING THE LEGAL NAME, PHONE NUMBER AND ADDRESS OF THE BENEFICIAL OWNER OF THE SHARES FOR WHICH REDEMPTION IS REQUESTED, TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE SCHEDULED VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF ALTITUDE STOCKHOLDERS — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the SEC nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Business Combination Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [●], 2023 and is first being mailed to our stockholders on or about [●], 2023.

ALTITUDE ACQUISITION CORP.

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF ALTITUDE ACQUISITION CORP.

To Be Held on [●], 2023

TO THE STOCKHOLDERS OF ALTITUDE ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting the stockholders (the “special meeting”) of Altitude Acquisition Corp., a Delaware corporation (“Altitude”, “we,” “us,” or “our”), will be held on [●], 2023, at [●] a.m., Eastern Time online at [●]. You are cordially invited to attend the virtual special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit questions during the special meeting by visiting [●] and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the accompanying proxy statement.

On April 23, 2023, Altitude entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Altitude, Altitude Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Altitude (“Merger Sub”), Altitude Merger Sub II, LLC a Delaware limited liability company and a direct wholly owned subsidiary of Altitude (“Merger Sub II” and together with Merger Sub, the “Merger Subs”) Picard Medical, Inc., a Delaware corporation (“Picard”) and Hunniwell Picard I, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Picard.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, Merger Sub will merge with and into Picard (the “First Merger”), with Picard surviving as a wholly-owned subsidiary of Altitude (the “Surviving Corporation”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity,” which will be renamed “Picard Medical, LLC,” and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing” and the date of the Closing, the “Closing Date”), it is anticipated that Altitude will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name.

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), will automatically convert into one (1) share of common stock of the Picard, par value $0.001 per share (“Picard Common Stock”). Each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the time in which the First Merger becomes effective (the “First Effective Time”) (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.001 per share (“New Picard Common Stock”), subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing, and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. If Picard issues any warrants prior to the Closing, each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

The Earnout Warrants will be held in escrow following the Closing and will be released to the Picard securityholders if, at any time during the five (5) year period following the Closing, the dollar volume-weighted average price (“VWAP”) of New Picard Common Stock for any 20 trading days within any 30 trading day period is greater than $12.50.

At the special meeting, you will be asked to consider and vote upon the following proposals:

1.

Proposal No. 1 — The Business Combination Proposal: A proposal to approve the Business Combination Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and to approve the transactions contemplated by the Business Combination Agreement, including the Mergers (the “Business Combination,” and such proposal, the “Business Combination Proposal”);

2.

Proposal No. 2 — The Binding Charter Proposal: A proposal to approve the proposed second amended and restated certificate of incorporation of Altitude in the form attached as Annex D (the “Proposed Charter”), which will amend and restate Altitude’s amended and restated certificate of incorporation, dated December 8, 2020 (as amended on June 10, 2022, October 6, 2022 and April 7, 2023, the “Current Charter”) and will be in effect upon the Closing of the Business Combination (the “Binding Charter Proposal”);

3.

Proposal No. 3 — The Advisory Governance Proposals: Separate proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with U.S. Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 5 sub-proposals (collectively, the “Advisory Governance Proposals”):

3A (Authorized Share Increase): increase the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from (x) 301,000,000 shares, consisting of (a) 300,000,000 shares of common stock, including (i) 280,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock and (b) 1,000,000 shares of preferred stock to (y) 305,000,000 shares, consisting of 300,000,000 shares of New Picard Common Stock and 5,000,000 shares of preferred stock;

3B (Removal of Directors): allow for the removal of directors at any time, but only for cause and only by the affirmative vote of holders of two-thirds (66 and 2/3%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

3C (Two-Thirds Stockholder Vote Required to Amend Certain Provisions of the Proposed Charter): require the approval by affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the New Picard Common Stock to make any amendment to certain provisions of the Proposed Charter;

3D (Two-Thirds Stockholder Vote Required to Amend the Proposed Bylaws): require an affirmative vote of holders of at least two-thirds (66 and 2⁄3%) of the voting power of all of the then outstanding shares of voting stock of New Picard entitled to vote generally in an election of directors for stockholders to be able to adopt, amend, alter or repeal or rescind the Proposed Bylaws; and

3E: (Eliminate Blank Check Company Provisions): eliminate certain provisions specific to Altitude’s status as a blank check company.

4.

Proposal No. 4 — The Stock Issuance Proposal: A proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market (“Nasdaq”), (x) the issuance of more than 20% of Altitude’s issued and outstanding common stock in connection with the Business Combination, consisting of the issuance of shares of common stock to Picard securityholders pursuant to the terms of the Business Combination Agreement, including any shares issuable upon the exercise of warrants including the Earnout Warrants, plus any additional shares of common stock pursuant to subscription agreements Altitude may enter into prior to the Closing and (y) the issuance of shares of common stock to Picard securityholders in connection with the Business Combination, including any shares issuable upon the exercise of warrants including the Earnout Warrants, that would result in Picard owning more than 20% of Altitude’s outstanding common stock, or more than 20% of the voting power of Altitude, which could constitute a “change of control” under Nasdaq rules (the “Stock Issuance Proposal”);

5.

Proposal No. 5 — The Incentive Plan Proposal: A proposal to approve and adopt the 2023 Equity Incentive Plan (the “Incentive Plan”), a copy of which is attached to the accompanying proxy statement as Annex H (the “Incentive Plan Proposal”);

6.

Proposal No. 6 — The Director Election Proposal: A proposal to elect seven directors to serve staggered terms on the Board of Directors of New Picard until the 2024, 2025 and 2026 annual meeting of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “Director Election Proposal”); and

7.

Proposal No. 7 — The Adjournment Proposal: A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals described in this proxy statement or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived (the “Adjournment Proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully. Under the Business Combination Agreement, the Closing is conditioned upon the approval of the Business Combination Proposal. The Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and, if presented, Adjournment Proposal are not conditioned upon the approval of any other proposal. If our stockholders do not approve the Business Combination Proposal, the Business Combination will not be consummated. By contrast, approval of each of the other proposals in the proxy statement (i.e., the Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and, if presented, Adjournment Proposal) is not a condition to the consummation of the Business Combination.

The Business Combination Agreement provides that Picard’s obligations to consummate the Business Combination are conditioned on, among other things, on the “Aggregate Parent Closing Cash” (which means the aggregate cash proceeds available for release to Altitude from the trust account established in connection with Altitude’s initial public offering (“Trust Account”), after giving effect to redemptions, less payment of up to $2,000,000 of Picard’s transaction expenses and up to $4,500,000 of Altitude’s transaction expenses, plus the aggregate cash proceeds received by Altitude or committed to be invested in respect of the Closing Offering plus the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Picard Financing), being at least $38,000,000. The Business Combination is also subject to the satisfaction or waiver of certain other closing conditions (including, without limitation, certain conditions precedent to the consummation of the Business Combination) as described in the accompanying proxy statement. If these conditions are not met, and such conditions are not waived, then the Business Combination Agreement could terminate and the proposed Business Combination may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

Altitude’s Class A common stock, units and warrants are currently listed on Nasdaq under the symbols “ALTU,” “ALTUU” and “ALTUW,” respectively. Altitude intends to apply to obtain the listing of the New Picard Common Stock and New Picard Warrants on Nasdaq under the symbols “TAH” and “TAHW,” respectively, upon the Closing. It is a condition to the consummation of the Business Combination that the New Picard Common Stock to be issued to the Picard securityholders in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of the special meeting, Altitude may not have received from Nasdaq either confirmation of the listing of the New Picard Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in the accompanying proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore the New Picard Common Stock would not be listed on any nationally recognized securities exchange.

Only holders of record of shares of our Class A common stock at the close of business on [●], 2023 (the “record date”) are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting and electronically during the special meeting at [●].

Pursuant to the Current Charter, a public stockholder may request that we redeem all or a portion of such public stockholder’s public shares for a pro rata portion of the cash held in the Trust Account prior to the Business Combination being consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares, or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”), that we redeem your public shares for cash, and (b) deliver your public shares to the Transfer Agent, physically or electronically through The Depository Trust Company (“DTC”).

Holders of public units must elect to separate the underlying public shares and warrants included in the public units sold by Altitude in the IPO (the “public warrants”) prior to exercising redemption rights with respect to the public shares. If holders hold their public units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the public units into the underlying public shares and public warrants, or if a holder holds public units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.

Public stockholders may elect to redeem all or a portion of their public shares regardless of whether they vote for or against the Business Combination Proposal, or do not vote at all, and even if they do not hold public shares on the record date.

If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account not previously released to us to pay our taxes, divided by the number of then outstanding public shares. For illustrative purposes, as of [●], 2023, this would have amounted to approximately $[●] per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its shares and subsequently decides prior to the redemption deadline not to elect to redeem such shares, it may simply request that Altitude instruct our Transfer Agent to return the shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting of Altitude Stockholders — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

Approval of the Business Combination Proposal, each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, and, if presented, the Adjournment Proposal each require the affirmative vote of a majority of the votes cast by holders of shares of our Class A common stock present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Approval of the Binding Charter Proposal requires the affirmative vote of holders of the holders of a majority of the then outstanding shares of common stock. The election of the director nominees pursuant to the Director Election Proposal requires the affirmative vote of a plurality of the shares of our Class A common stock cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or by proxy at the virtual special meeting and entitled to vote thereon, voting as a single class. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Our Sponsor and our officers and directors entered into a letter agreement with us at the time of the IPO pursuant to which they agreed (i) to vote all shares of common stock held by them in favor of our initial business combination and (ii) not to redeem any shares of common stock held by them in connection with the completion of our initial business combination. Such redemption rights waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver. Additionally, the Sponsor entered into the Sponsor Support Agreement with Picard pursuant to which it agreed to vote all equity securities held by it in favor of the Business Combination Proposal, among other things. As of the date hereof, our Sponsor owns approximately 85% of our total outstanding shares of common stock.

All of our stockholders are cordially invited to attend the special meeting virtually. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.

If you are a stockholder of record holding shares of common stock, you may also cast your vote in person (which would include presence at the virtual special meeting). If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting virtually, obtain a proxy from your broker or bank.

If you fail to return a proxy card or fail to instruct a broker or other nominee how to vote, and do not attend the special meeting virtually, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have the same effect as a vote “AGAINST” the Binding Charter Proposal, but will have no effect on the outcome of any other proposal in the accompanying proxy statement.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

The Altitude Board unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals and “FOR” each of the director nominees.

Your attention is directed to the proxy statement accompanying this notice (including the Annexes) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of common stock, please contact Morrow Sodali (“Morrow”), our proxy solicitor by calling (203) 658-9400, or banks and brokers can call collect at (800) 662-5200, or by emailing ALTU.info@investor.morrowsodali.com. This notice of special meeting and the accompanying proxy statement are available at [●].

By Order of the Board of Directors,

Gary Teplis Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [●], 2023: This notice of special meeting and the accompanying proxy statement will be available at [●].

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TRADEMARKS

This proxy statement contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. Altitude does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

INDUSTRY AND MARKET DATA

We are responsible for the disclosure contained in this proxy statement. In this proxy statement, we present industry data, information and statistics regarding the markets in which SynCardia competes, as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with SynCardia’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of SynCardia’s management where information is not publicly available. This information appears in “Summary of the Proxy Statement,” “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Picard’s Business” and other sections of this proxy statement.

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While Picard compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, Picard did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this proxy statement is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgements by both the researchers and the respondents, including judgements about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

None of Altitude, Picard, or New Picard intends or assumes any obligation to update industry or market data set forth in this proxy statement. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this proxy statement and estimates based on any data therein may not be reliable indicators of future market performance or New Picard’s future results of operations.

CERTAIN DEFINED TERMS

Unless otherwise stated in this proxy statement or the context otherwise requires, references to:

“Adjournment Proposal” means the proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals described in this proxy statement or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived;

“Advisory Governance Proposals” means proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with the SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions;

“Aggregate Parent Closing Cash” means the aggregate cash proceeds available for release to Altitude from Altitude’s Trust Account, after giving effect to redemptions, less payment of up to $2,000,000 of Picard’s transaction expenses and up to $4,500,000 of Altitude’s transaction expenses, plus the aggregate cash proceeds received by Altitude or committed to be invested in respect of the Closing Offering plus the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Picard Financing;

“Altitude” means Altitude Acquisition Corp., a Delaware corporation;

“Altitude Board” means the Board of Directors of Altitude;

“Ancillary Agreements” means the Registrations Rights Agreement, the Sponsor Support Agreement, the Picard Support Agreement, and the Lock-up Agreement;

“Business Combination Agreement” means the Business Combination Agreement, dated as of April 23, 2023, by and between Picard and Altitude, as may be amended and modified from time to time, attached to this proxy statement as Annex A, as may be amended or modified from time to time;

“Business Combination” means the transactions contemplated by the Business Combination Agreement;

“Business Combination Proposal” means the proposal to approve the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, including the Mergers;

“Binding Charter Proposal” means the proposal to approve and adopt the Proposed Charter, which, if approved, would amend and restate the Current Charter, and which, if approved, would take effect upon the Closing; which is attached to this proxy statement as Annex D;

“Class A common stock” means the Class A common stock of Altitude, par value $0.0001 per share;

“Class B common stock” means the Class B common stock of Altitude, par value $0.0001 per share;

“Closing” means the closing of the Business Combination;

“Closing Date” means the date of the Closing;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“common stock” means prior to the Closing, Class A common stock;

“completion window” means (i) the period in which Altitude must complete its initial Business Combination, or (ii) such other time period in which Altitude must consummate its initial Business Combination pursuant to an amendment to Altitude’s amended and restated certificate of incorporation;

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks;

“Current Charter” means Altitude’s amended and restated certificate of incorporation, dated August 12, 2020, as amended from time to time;

“DTC” means the Depository Trust Company;

“DGCL” means the General Corporation Law of the State of Delaware;

“Director Election Proposal” means the proposal to elect the directors who, upon consummation of the Business Combination, will be the directors of New Picard;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time;

“Incentive Plan” means the 2023 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex H, as may be amended and modified from time to time;

“Incentive Plan Proposal” means the proposal to adopt the Incentive Plan;

“IPO” means the initial public offering of Altitude;

“Interim Redemptions Scenario” means a redemptions scenario that assumes that 333,661 public shares, or approximately 25% of the public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account, and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Interim Redemptions Scenario, assumed transaction expenses of $6.5 million were considered.

“IRS” means the U.S. Internal Revenue Service;

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012;

“Lock-Up Agreement” means the agreement in which the Picard Lock-Up Holders will agree, subject to customary exceptions, not to transfer (a) any shares of New Picard Common Stock received by them as consideration in the Mergers for the period ending on the earliest of (x) the date this is one (1) year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing;

“Lock-Up Shares” means any shares of New Picard Common Stock received by the Picard Lock-Up Holders as consideration in the Mergers;

“Maximum Redemptions Scenario” means a redemptions scenario that assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.8 million from the Trust Account, and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement;

“Minimum Cash Condition” means the Aggregate Parent Closing Cash being at least $38,000,000. The Minimum Cash Condition may be waived by Picard in its sole discretion;

“Morrow Sodali” means Morrow Sodali, LLC, the proxy solicitor to Altitude;

“Nasdaq” means the Nasdaq Capital Market;

“New Picard” means Altitude (renamed Picard Medical Holdings, Inc.), after completion of the Business Combination;

“New Picard Common Stock” means from and after the Closing, shares of common stock of Altitude;

“No Additional Redemptions Scenario” means a redemptions scenario that assumes that no public shares are redeemed in connection with the Business Combination;

“Picard Lock-Up Holders” means certain record and/or beneficial owners of equity securities of Picard who will enter into a Lock-Up Agreement at the Closing;

“Picard Support Agreement” means the agreement dated as of April 23, 2023, by and between Picard Supporting Shareholders, Picard and Altitude, attached to this proxy statement as Annex C, as may be amended or modified from time to time;

“Picard Supporting Shareholders” means certain Picard stockholders holding an aggregate of approximately 90% of the outstanding Picard equity, on an as-converted to Picard Common Stock basis, and 100% of the outstanding Picard Preferred Stock who entered into the Picard Support Agreements;

“private warrants” means the warrants to purchase Altitude’s Class A common stock purchased in a private placement in connection with the IPO;

“Proposed Bylaws” means the amended and restated bylaws of Altitude, a copy of which is attached to this proxy statement as Annex E;

“Proposed Charter” means the second amended and restated certificate of incorporation of Altitude, a copy of which is attached to this proxy statement as Annex D;

“public shares” means the shares of Altitude’s Class A common stock included in the public units sold in the IPO (whether they were purchased in such offering or thereafter in the secondary market, and including the shares included as part of the additional public units sold in connection with the underwriters’ partial exercise of their over-allotment option);

“public stockholders” means the holders of Altitude’s public shares, whether acquired in Altitude’s IPO or acquired in the secondary market;

v

“public units” means the units sold in the IPO;

“public warrants” means the warrants included in the public units sold in the IPO, each of which is exercisable for one share of our Class A common stock, in accordance with its terms;

“Registration Rights Agreement” means an amended and restated registration rights agreement to be entered into connection with the Closing by Altitude, Picard, and certain of their respective stockholders;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act of 1933, as amended;

“Sponsor Earnout Shares” means 1,250,000 shares of common stock owned by the Sponsor immediately prior to Closing that will be subject to the vesting and forfeiture provisions set forth in the Sponsor Support Agreement;

“Sponsor Earnout Warrants” means 6,500,000 private warrants owned by the Sponsor immediately prior to Closing that will be subject to the vesting and forfeiture provisions set forth in the Sponsor Support Agreement;

“Sponsor Earnout Securities” means the Sponsor Earnout Shares and Sponsor Earnout Warrants together;

“Stock Issuance Proposal” means the proposal to issue shares of common stock in connection with the Business Combination;

“special meeting” means the meeting to be held on [●], 2023, at [●] a.m., Eastern Time online at [●];

“Service Providers” means Jonathan Intrater and Allan Liu, to whom, at the Closing, New Picard will issue 100,000 shares of New Picard Common Stock and 30,000 New Picard Warrants;

“Sponsor” means Altitude Acquisition Holdco, LLC, a Delaware limited liability company;

“Sponsor Support Agreement” means that certain Support Agreement, dated as of April 23, 2023, by and among the Sponsor, Altitude, Picard and certain other parties, attached to this proxy statement as Annex B, as may be amended or modified from time to time;

“Subject Picard Shares” means the outstanding shares of Picard Common Stock and Picard Preferred Stock held by Picard Supporting Stockholders;

“SynCardia” means a medical technology company focused on developing, manufacturing, and commercializing an implantable Total Artificial Heart;

“Transfer Agent” means Continental Stock Transfer & Trust Company;

“Trust Account” means the trust account established in connection with Altitude’s IPO;

“Warrant Agreement” means the Warrant Agreement, dated as of December 8, 2020, by and between Altitude and Continental Stock Transfer & Trust Company, as warrant agent; and

“warrants” means the public warrants and the private warrants, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the U.S. federal securities laws, including statements under the headings “Summary of the Proxy Statement,” “Risk Factors,” “Altitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” are statements of future expectations and other forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “plan,” “potential,” “predict,” “projected,” “should,” “strategy,” “suggests,” “targets,” “will,” “will be” or “would” or similar expressions or the negatives thereof, or other variations thereof, or comparable terminology, or by discussions of strategy, plans or intentions. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement and include statements regarding the intentions, beliefs or current expectations of Altitude’s or Picard’s management teams concerning, among other things, their respective results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which they operate.

You are cautioned that forward-looking statements are not guarantees of future performance and that Altitude’s and Picard’s actual results of operations, financial condition and liquidity, and the development of the industry in which Picard operates, may differ materially from those made in or suggested by the forward-looking statements contained in this proxy statement. In addition, even if Altitude’s and Picard’s results of operations, financial condition and liquidity, and the development of the industry in which Picard operates are consistent with the forward-looking statements contained in this proxy statement, those results or developments may not be indicative of results or developments in subsequent periods.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors because they relate to events and depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance and Altitude’s and Picard’s actual financial condition, results of operations and cash flows. The development of the industry in which Picard operates may differ materially from (and be more negative than) those made in, or suggested by, the forward-looking statements contained in this proxy statement.

These statements are based on Altitude’s or Picard’s management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those anticipated by such statements. You should not place undue reliance on these forward-looking statements in deciding how to vote your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, Picard’s actual results or performance following the Business Combination may be materially different from those expressed or implied by these forward-looking statements. Factors that could cause such differences in actual results include:

•	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

•	the outcome of any legal proceedings that may be instituted against Altitude or Picard following announcement of the execution of the Business Combination Agreement;

•	the inability to satisfy the conditions to the Closing in the Business Combination Agreement, or the failure to complete the Business Combination for any reason within the completion window;

•

the amount of cash available in Altitude’s Trust Account, after deducting the amount required to satisfy Altitude’s obligations to its stockholders (if any) that exercise their rights to redeem their public shares (but prior to the payment or reimbursement, as applicable, of any (a) deferred underwriting commissions being held in the Altitude’s Trust Account and (b) transaction expenses of Picard and its subsidiaries and Altitude), may not be sufficient to satisfy the Minimum Cash Condition, in which case the Business Combination may not be able to be completed unless such condition is waived by Picard;

•	the inability to obtain the listing of the New Picard Common Stock and New Picard Warrants on Nasdaq;

•	the risk that the Business Combination disrupts current plans and operations of Picard as a result of the announcement and consummation of the transactions described herein;

•

Picard’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of Picard to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions

•	the impact of the COVID-19 pandemic;

•	a financial or liquidity crisis;

•	the effects of inflation and changes in interest rates;

•	a financial or liquidity crisis; geopolitical factors, including, but not limited to, the Russian invasion of Ukraine;

•	the risk of global and regional economic downturns;

•	the projected financial information, anticipated growth rate, and market opportunity of Picard;

•	foreign currency, interest rate, and exchange rate fluctuations;

•	retention or recruitment of executive and senior management and other key employees;

•	the risk that the proposed Business Combination disrupts current plans and operations of Picard as a result of the announcement and pendency of the Business Combination;

•	the ability of New Picard to maintain an effective system of internal controls over financial reporting;

•	the ability of New Picard to manage its growth effectively;

•	the ability of New Picard to achieve and maintain profitability in the future;

•	the ability of New Picard to access sources of capital to finance operations and growth;

•	the success of strategic relationships with third parties;

•	dependence on acquisitions for growth in Picard’s business;

•	Picard’s ability to develop new products and solutions, bring them to market in a timely manner, and make enhancements to its platform;

•	the performance of Picard’s business;

•	the development, effects and enforcement of laws and regulations;

•	inherent risks related to acquisitions and Picard’s ability to manage its growth and changing business;

•	Picard’s need for significant financial resources (including, but not limited to, for growth in its business);

•	the need for financing in order to maintain future profitability;

•	the lack of any assurance or guarantee that Picard can raise capital or meet its funding needs;

•	Picard’s limited operating history; and

•	other risks and uncertainties described in this proxy statement, including those under “Risk Factors.”

Altitude and Picard undertake no obligations to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, other than as required by law.

The foregoing factors and others described under “Risk Factors” should not be construed as exhaustive. There are other factors that may cause our actual results to differ materially from the forward-looking statements contained in this proxy statement. Moreover, new risks emerge from time to time and it is not possible for Altitude and Picard to predict all such risks. Altitude and Picard cannot assess the impact of all risks on their respective business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Altitude and Picard urge you to read the sections of this proxy statement entitled “Summary of the Proxy Statement,” “Risk Factors,” “Altitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” for a more complete discussion of the factors that could affect their respective future performance and the industry in which we operate.

The forward-looking statements are based on plans, estimates and projections as they are currently available to the management of Altitude and Picard, and neither undertakes any obligation, and neither expects, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to Altitude and Picard or to persons acting on behalf of Altitude and Picard are expressly qualified in their entirety by the cautionary statements referred to above and contained elsewhere in this proxy statement.

QUESTIONS AND ANSWERS FOR STOCKHOLDERS OF ALTITUDE

The questions and answers below highlight only selected information from this proxy statement and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that is important to our stockholders. Stockholders are urged to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the Business Combination and the voting procedures for the special meeting.

Q: Why am I receiving this proxy statement?

A: Altitude is sending this proxy statement to all stockholders of record as of the record date to provide information that will help them decide how to vote their Altitude Class A common stock with respect to the matters to be considered at the special meeting. The Business Combination cannot be completed unless Altitude’s stockholders approve the Business Combination Proposal.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q: Why is Altitude proposing the Business Combination?

A: Altitude was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses. Based on its due diligence investigations of Picard and SynCardia and the markets in which SynCardia operates, including the financial and other information provided by Picard and SynCardia in the course of Altitude’s due diligence investigations, the Altitude Board believes that the Business Combination is in the best interests of Altitude and its stockholders. However, there can be no assurances of this.

Although the Altitude Board believes that the Business Combination is in the best interests of Altitude and its stockholders, the Altitude Board did consider certain potentially material negative factors in arriving at that conclusion. See “The Business Combination Proposal — The Altitude Board’s Reasons for Approval of the Business Combination” for a discussion of the factors considered by the Altitude Board in making its decision.

Q: What is Picard?

A: Picard is the sole owner of SynCardia Systems LLC (“SynCardia”), a medical technology company focused on developing, manufacturing, and commercializing an implantable Total Artificial Heart (“TAH” or “SynCardia TAH”). SynCardia manufactures and sells an FDA approved implantable Total Artificial Heart designed to replace the full function of a human heart in patients suffering from advanced heart failure. SynCardia’s product development roadmap is focused on developing, manufacturing, and commercializing successive generations of the SynCardia TAH to further improve clinical outcomes, usability, and patient Quality of Life (“QOL”).

Picard’s long-term mission is to build a portfolio of medical technology companies active in the cardiovascular space. Picard intends to achieve this goal by acquiring, developing, or by in -licensing of promising technologies or assets with a focus on approved devices, or devices close to being approved.

Q: When and where is the special meeting?

A: The special meeting will be held on [●], 2023, at [●] a.m., Eastern Time online at [●].

If you are a stockholder of record on the record date, you will be able to attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [●]. To participate in the virtual meeting, you will need a 12-digit control number assigned by Continental Stock Transfer & Trust Company. The meeting webcast will begin promptly at [●] a.m., Eastern Time. We encourage you to access the meeting prior to the start time and you should allow ample time for the check-in procedures. Because the special meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual special meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to Continental Stock Transfer & Trust Company at proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. After contacting Continental Stock Transfer & Trust Company, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual special meeting. Beneficial stockholders should contact Continental Stock Transfer & Trust Company at least five business days prior to the meeting date in order to ensure access.

Q: What are the specific proposals on which I am being asked to vote at the special meeting?

A: At the special meeting, you will be asked to consider and vote upon the following proposals:

(1) Proposal No. 1 — The Business Combination Proposal: A proposal to approve the Business Combination Agreement, a copy of which is attached to this proxy statement as Annex A, and to approve the transactions contemplated by the Business Combination Agreement, including the Mergers;

(2) Proposal No. 2 — The Binding Charter Proposal: A proposal to approve the Proposed Charter, a copy of which is attached to this proxy statement as Annex D, which will amend and restate Altitude’s Current Charter and will be in effect upon the Closing of the Business Combination;

(3) Proposal No. 3 — The Advisory Governance Proposals: Separate proposals to approve and adopt, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as 5 sub-proposals:

3A (Authorized Share Increase): increase the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from (x) 301,000,000 shares, consisting of (a) 300,000,000 shares of common stock, including (i) 280,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock and (b) 1,000,000 shares of preferred stock to (y) 305,000,000 shares, consisting of 300,000,000 shares of New Picard Common Stock and 5,000,000 shares of preferred stock;

3B (Removal of Directors): allow for the removal of directors at any time, but only for cause and only by the affirmative vote of holders of a two-thirds (66 and 2/3%) of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors;

3C (Two-Thirds Stockholder Vote Required to Amend Certain Provisions of the Proposed Charter): require the approval by affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the New Picard Common Stock to make any amendment to certain provisions of the Proposed Charter;

3D (Two-Thirds Stockholder Vote Required to Amend the Proposed Bylaws): require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of New Picard entitled to vote generally in an election of directors for stockholders to be able to adopt, amend, alter or repeal or rescind the Proposed Bylaws;

3E: (Eliminate Blank Check Company Provisions): eliminate certain provisions specific to Altitude’s status as a blank check company.

(4) Proposal No. 4 — The Stock Issuance Proposal: A proposal to approve, for purposes of complying with applicable listing rules of Nasdaq (x) the issuance of more than 20% of Altitude’s issued and outstanding common stock in connection with the Business Combination, consisting of the issuance of shares of common stock to Picard securityholders pursuant to the terms of the Business Combination Agreement, including any shares issuable upon the exercise of warrants including the Earnout Warrants, plus any additional shares of common stock pursuant to subscription agreements Altitude may enter into prior to the Closing and (y) the issuance of shares of common stock to Picard securityholders in connection with the Business Combination, including any shares issuable upon the exercise of warrants including the Earnout Warrants, that would result in Picard owning more than 20% of Altitude’s outstanding common stock, or more than 20% of the voting power of Altitude, which could constitute a “change of control” under Nasdaq rules;

(5) Proposal No. 5 — The Incentive Plan Proposal: A proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex H;

(6) Proposal No. 6 — The Director Election Proposal: A proposal to elect seven directors to serve staggered terms on the board of directors of New Picard until the 2024, 2025 and 2026 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal; and

(7) Proposal No. 7 — The Adjournment Proposal: A proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the proposals described in this proxy statement or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived.

This proxy statement contains important information about the Business Combination and the other matters to be acted upon at the special meeting. Altitude stockholders should read it carefully.

After careful consideration, the Altitude Board has determined that each of the proposals presented in this proxy statement are in the best interests of Altitude and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of one or more of Altitude’s directors may result in a conflict of interest on the part of such director(s) between what they may believe is in the best interests of Altitude and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. In addition, Altitude’s officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion of these considerations.

Q: Are the proposals conditioned on one another?

A: No. Under the Business Combination Agreement, the Closing is conditioned upon the approval of the Business Combination Proposal. The Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and, if presented, the Adjournment Proposal are not conditioned upon the approval of any other proposal. If Altitude’s stockholders do not approve the Business Combination Proposal, the Business Combination will not be consummated. By contrast, approval of each of the other proposals in the proxy statement (i.e., the Binding Charter Proposal, Advisory Governance Proposals, Stock Issuance Proposal, Incentive Plan Proposal, and, if presented, the Adjournment Proposal) is not a condition to the consummation of the Business Combination.

Q: What will happen in the Business Combination?

A: Under the terms of the Business Combination Agreement, at the Closing (i) prior to the First Merger, each issued and outstanding share of Picard Preferred Stock will automatically convert into one share of Picard Common Stock, (ii) each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes, (iii) each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of New Picard Common Stock (subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing), and an aggregate of 6,500,000 New Picard Warrants, plus up to an additional 6,500,000 Earnout Warrants. Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions and (iv) if Picard issues any warrants prior to the Closing, each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

Q: What will be the relative equity stakes of the public stockholders, Sponsor, Picard’s securityholders and others upon completion of the Business Combination?

A: The following table illustrates varying ownership levels in Altitude before and New Picard immediately following, the consummation of the Business Combination at various redemption levels, excluding the dilutive effect of Warrants, Earnout Warrants, Sponsor Earnout Warrants, and New Picard Options. The dollar value columns use an estimated $10.00 per share price, which is the deemed price per share in the transaction.

	No Additional Redemptions Scenario			Interim Redemptions Scenario (1)			Maximum Redemptions Scenario (2)
	Shares	%	Amount ($)	Shares	%	Amount ($)	Shares	%	Amount ($)
Hunniwell Picard I, LLC	52,343,715	82.21%	$523,437,150	52,343,715	82.84%	$523,437,150	52,343,715	83.10%	$523,437,150
Other Picard Securityholders	6,894,812	10.83%	$68,948,120	6,894,812	10.89%	$68,948,120	6,894,812	10.95%	$68,948,120
Sponsor (3)	3,000,000	4.71%	$30,000,000	3,000,000	4.74%	$30,000,000	3,000,000	4.76%	$30,000,000
Altitude Public Stockholders	1,334,645	2.10%	$13,346,450	1,000,984	1.58%	$3,336,610	650,000	1.03%	$6,500,000
Service Providers (4)	100,000	*	$1,000,000	100,000	*	$1,000,000	100,000	*	$1,000,000

Total	63,673,172	100.00%	$636,731,720	63,339,511	100.00%	$633,395,110	62,988,527	100.00%	$629,885,270

Per Share Value			$10.00			$10.00			$10.00

*	Less than 1%.
(1)

This scenario assumes that 333,661 public shares, representing 25% of the 1,334,645 outstanding public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account (using an assumed $10.00 per share redemption price), that Picard waives the Minimum Cash Condition, and assuming no Closing Offering and/or Picard Financing. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(2)

This scenario assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.8 million from the Trust Account (using an estimated $10.00 per share redemption price), and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(3)

Reflects the forfeiture of 4,500,000 Founder Shares, assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares pursuant to the terms of the Sponsor Support Agreement. Includes 1,250,000 Sponsor Earnout Shares, which will be outstanding on the Closing Date and for which the Sponsor will have voting rights. Excludes shares underlying 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.

(4)	Excludes 30,000 New Picard Warrants issuable to the Service Providers at Closing.

The following table illustrates varying ownership levels in Altitude before and New Picard immediately following, the consummation of the Business Combination at various redemption levels, including the dilutive effect of Warrants, Earnout Warrants, Sponsor Earnout Securities, and New Picard Options. The dollar value columns use an estimated $10.00 per share price for the shares, which is the deemed price per share in the transaction, and an $11.50 per share price for the shares issuable upon exercise of the warrants, which is the initial exercise price of the warrants. The public warrants may not be redeemed by the holder in connection with the exercise of redemption rights with respect to public shares and accordingly will remain outstanding in each redemption scenario, although, given the $11.50 exercise price, they are unlikely to be exercised unless the New Picard Common Stock trades above such exercise price.

	No Additional Redemptions Scenario			Interim Redemptions Scenario (1)			Maximum Redemptions Scenario (2)
	Shares	%	Amount ($)	Shares	%	Amount ($)	Shares	%	Amount ($)
Hunniwell Picard I, LLC (3)	63,813,211	67.13%	$655,366,354	63,813,211	67.37%	$655,366,354	63,813,211	67.60%	$655,366,354
Other Picard Securityholders (4)	7,690,947	8.09%	$86,548,916	10,140,947	8.12%	$86,548,916	7,690,947	8.15%	$86,548,916
Sponsor (5)	4,500,000	4.73%	$47,250,000	4,500,000	4.75%	$47,250,000	4,500,000	4.77%	$47,250,000
Altitude Public Stockholders	1,334,645	1.40%	$13,346,450	1,000,984	1.06%	$10,009,840	650,000	*	$6,500,000
Altitude Public Warrant Holders	15,000,000	15.78%	$172,500,000	15,000,000	15.84%	$172,500,000	15,000,000	15.89%	$172,500,000
Service Providers (6)	130,000	*	$1,345,000	130,000	*	$1,345,000	130,000	*	$1,345,000
Holders of New Picard Options	2,585,842	2.73%	$25,858,420	2,585,842	2.73%	$25,858,420	2,585,842	2.76%	$25,858,420
Total	95,054,645	100.0%	$1,002,185,140	94,720,984	100.00%	$998,848,530	94,370,000	100.00%	$995,338,690
Per Share Value			$10.54			$10.55			$10.55

*	Less than 1%.
(1)

This scenario assumes that 333,661 public shares, representing 25% of the 1,334,645 outstanding public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account (using an assumed $10.00 per share redemption price), that Picard waives the Minimum Cash Condition, and assuming no Closing Offering and/or Picard Financing. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(2)

This scenario assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.85 million from the Trust Account (using an estimated $10.00 per share redemption price), and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(3)

Includes shares issuable upon the exercise of 5,734,748 New Picard Warrants and 5,734,748 Earnout Warrants, reflecting Hunniwell Picard I, LLC’s pro rata portion of the 6,500,000 New Picard Warrants to be issued to Picard securityholders at the Closing and of the 6,500,000 Earnout Warrants, in each case held by Hunniwell Picard I, LLC. The Earnout Warrants will be issued and outstanding on the Closing Date and held in escrow for the benefit of such individual until such Earnout Warrants vest or are forfeited in accordance with the Business Combination Agreement.
(4)

Includes shares issuable upon the exercise of 765,252 New Picard Warrants and 765,252 Earnout Warrants, reflecting the pro rata portion of the 6,500,000 New Picard Warrants to be issued to Picard securityholders at the Closing and of the 6,500,000 Earnout Warrants, in each case held by Picard securityholders other than Hunniwell Picard I, LLC. The Earnout Warrants will be issued and outstanding on the Closing Date and held in escrow for the benefit of such individual until such Earnout Warrants vest or are forfeited in accordance with the Business Combination Agreement.

(5)

Reflects the forfeiture of 4,500,000 Founder Shares, assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares pursuant to the terms of the Sponsor Support Agreement. Includes 1,250,000 Sponsor Earnout Shares, and shares underlying 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.

(6)	Includes 30,000 New Picard Warrants issuable to the Service Providers at Closing.

Q: What underwriting fees are payable in connection with the Business Combination?

A: Pursuant to that certain Underwriting Agreement, dated December 8, 2020, by and between Cantor Fitzgerald & Co. (“Cantor”), acting individually and as representative of the several underwriters listed on Schedule A thereto (the “Underwriting Agreement”), Cantor and Odeon Capital Group LLC (“Odeon”), the underwriters of Altitude’s IPO, were entitled to a deferred underwriting commission of $0.35 per Altitude unit sold in the IPO, totaling $10,505,250, which would be payable upon the consummation of the Business Combination from the amounts held in the Trust Account after redemptions of public shares. In August 2023, Cantor and Odeon entered into fee reduction agreements with Altitude, pursuant to which the aggregate deferred underwriting fee payable by Altitude upon consummation of the Business Combination was reduced from approximately $10.5 million to approximately $1.4 million. Such fees are not contingent upon further services being provided to Altitude or any other party. No additional fees have been or will be paid to Cantor or Odeon in connection with the consummation of the Business Combination. The deferred underwriting fee does not vary based on redemption levels.

The following table illustrates the effective underwriting discount on a percentage basis for public shares at each redemption level identified below, taking into account the reduction of the deferred underwriting discount and that the upfront and deferred fees do not vary based on redemption levels:

	Assuming No Additional Redemptions	Assuming Interim Redemptions	Assuming Maximum Redemptions
Unredeemed Public Shares	1,334,645	1,000,984	650,000
Trust Proceeds to New Picard(1)	$13,741,530	$10,306,148	$6,688,500
Upfront Underwriting Discount	$6,000,000	$6,000,000	$6,000,000
Deferred Underwriting Discount, before fee reduction	$10,500,000	$10,500,000	$10,500,000
Deferred Underwriting Discount, after fee reduction	$1,430,000	$1,430,000	$1,430,000
Total Underwriting Discount, before fee reduction	$16,500,000	16,500,000	$16,500,000
Total Underwriting Discount, after fee reduction	$7,430,000	7,430,000	$7,430,000
Total Underwriting Discount, before fee reduction as percentage of Trust Proceeds to New Picard	120%	160%	247%
Effective Total Underwriting Discount, after fee reduction as percentage of Trust Proceeds to New Picard	54%	72%	111%

(1)	Uses an illustrative per share price of $10.25, based on the amount in the Trust Account as of September 30, 2023.

Q: Following the Business Combination, will Altitude’s securities continue to trade on a stock exchange?

A: We intend to apply to obtain listing of the New Picard Common Stock and New Picard Warrants on Nasdaq under the symbols “TAH” and “TAHW,” respectively, upon the Closing. It is a condition to the consummation of the Business Combination that the New Picard Common Stock to be issued to the Picard securityholders in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our special meeting, we may not have received from Nasdaq either confirmation of the listing of the New Picard Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore our New Picard Common Stock would not be listed on any national securities exchange.

Q: How has the announcement of the Business Combination affected the trading price of Altitude’s common stock?

A: On April 21, 2023, the trading date before the public announcement of the Business Combination, Altitude’s public units, Class A common stock, and warrants closed at $10.00, $10.09 and $ 0.05, respectively. On October 4, 2023, the trading date immediately prior to the date of this proxy statement, Altitude’s public units, Class A common stock, and warrants closed at $10.15, $10.14, $0.05 respectively.

Q: Will the management of Altitude change in the Business Combination?

A: We anticipate that all of the executive officers of Picard will become executive officers of New Picard. Additionally, five of the director nominees for election to the board of New Picard (the “New Picard Board”) have been designated by Picard and two of the director nominees have been designated by Altitude in accordance with the terms of the Business Combination Agreement. Please see the sections entitled “Management of New Picard Following the Business Combination” and “The Director Election Proposal” for additional information.

Q: Who will be the controlling shareholder of New Picard?

A: Hunniwell Picard I, LLC will control up to approximately 82.2% of the outstanding New Picard Common Stock assuming no further redemptions from Altitude’s Trust Account, no Closing Offering or Picard Financing and that Picard waives the Minimum Cash Condition. Such figure does not include the impact of any shares of New Picard Common Stock issuable upon the exercise of New Picard Warrants to be issued to Picard securityholders at the Closing, Earnout Warrants issuable to Picard securityholders, Sponsor Earnout Warrants, or New Picard Warrants issuable to the Service Providers. As such, New Picard will be a “controlled company” within the meaning of the Nasdaq listing rules. For a description of the exemptions from the Nasdaq corporate governance standards that are available to controlled companies, please see the section entitled “Risk Factors —Risks Related to Ownership of New Picard’s Securities — New Picard will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, will qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.”

Q: What happens if the Business Combination is approved, and a substantial number of the Altitude public stockholders exercise their redemption rights?

A: Altitude stockholders who vote in favor of the Business Combination may also nevertheless exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are reduced as a result of redemptions by public stockholders. The consummation of the Business Combination is conditioned upon, among other things, the Aggregate Parent Closing Cash being at least $38,000,000, although this conditioned may be waived by Picard.

For more information, please see the sections entitled “Summary of the Proxy Statement — Ownership of New Picard following the Business Combination” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Q: What conditions must be satisfied to complete the Business Combination?

A: There are a number of closing conditions that must be satisfied or waived in the Business Combination Agreement, including, among others, the approval of the Business Combination Proposal by the stockholders of Altitude and the satisfaction of the Minimum Cash Condition. The Minimum Cash Condition may be waived by Picard in its sole discretion. There can be no assurances that Picard will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this proxy statement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “The Business Combination Proposal — The Business Combination Agreement.”

Q: Did the Altitude Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: Yes. Although the Current Charter does not require the Altitude Board to seek a third-party valuation or fairness opinion in connection with its initial Business Combination unless the target business is affiliated with Altitude’s initial shareholders, officers, directors or their affiliates, the Altitude Board received an opinion from The Benchmark Company, LLC (“Benchmark”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations and qualifications set forth therein, the consideration to be paid by Altitude in the Business Combination pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to Altitude’s unaffiliated stockholders. Please see the section entitled “The Business Combination Proposal — Opinion of Altitude’s Financial Advisor.” The full text of the written opinion is attached to this proxy statement as Annex I.

Q: Why is Altitude proposing the Binding Charter Proposal?

A: We are proposing the Binding Charter Proposal in order to approve the Proposed Charter, substantially in the form attached to this proxy statement as Annex D. In the judgment of the Altitude Board, the Proposed Charter is necessary to address the needs of New Picard.

Pursuant to Delaware law and the Business Combination Agreement, we are required to submit the Binding Charter Proposal to Altitude’s stockholders for approval. Please see the section entitled “The Binding Charter Proposal” for more information.

Q: Why is Altitude proposing the Advisory Governance Proposals?

A: We are requesting that our stockholders vote upon, on a non-binding advisory basis, a series of proposals to approve certain amendments contained in the Proposed Charter that materially affect stockholder rights, which are those amendments that will be made to the Current Charter as reflected in the Proposed Charter if the Binding Charter Proposal is approved.

This separate vote is not otherwise required by Delaware law separate and apart from the Binding Charter Proposal, but pursuant to SEC guidance, Altitude is required to submit these provisions to our stockholders separately for approval. Please see the section entitled “The Advisory Governance Proposals” for additional information.

Q: Why is Altitude proposing the Stock Issuance Proposal?

A: We are seeking stockholder approval of the Stock Issuance Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities. Under Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar, or securities convertible into or exercisable for common stock, other than a public offering for cash and (A) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Rule 5635(b), stockholder approval is required prior to an issuance that will result in a change of control of the issuer. Under Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by any issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the closing price of the common stock immediately preceding the signing of the binding agreement (or the average of the closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if lower) if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued is or may be equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

At the Closing, 48,000,000 shares of common stock will be issued to Picard securityholders in connection with the Business Combination (subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing) and 6,500,000 New Picard Warrants, plus up to 6,500,000 Earnout Warrants (plus any additional shares of common stock or securities convertible into shares of common stock we may issue pursuant to arrangements that we may enter into prior to the Closing). Accordingly, we may issue 20% or more of our outstanding common stock as consideration in the Business Combination. The Business Combination would also constitute a “change of control” under Nasdaq Listing Rules 5635(b). Also, the deemed $10.00 per share price used in the Business Combination is less than the $10.09 per share closing price on the trading date prior to the announcement of the Business Combination. As a result we are required to obtain stockholder approval under Nasdaq listing rules 5635(a), (b) and (d). For more information, please see the section entitled “The Stock Issuance Proposal.”

Q: Why is Altitude proposing the Incentive Plan Proposal?

A: The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of New Picard. Under Nasdaq rules, we are required to obtain stockholder approval of the Incentive Plan. Please see the section entitled “The Incentive Plan Proposal” for additional information.

Q: Why is Altitude proposing the Director Election Proposal?

A: Our stockholders are being asked to consider and vote upon a proposal to elect seven directors who will serve on the New Picard Board, effective immediately upon the Closing of the Business Combination. Each Class I director will have an initial term that expires at our annual meeting of stockholders in 2024, each Class II director will have an initial term that expires at our annual meeting of stockholders in 2025 and each Class III director will have an initial term that expires at our annual meeting of stockholders in 2026, or, in each case, when his or her respective successor is duly elected and qualified, or upon his or her earlier death, resignation, retirement or removal. Five of the director nominees were designated by Picard and two of the director nominees were designated by Altitude.

Please see the section entitled “The Director Election Proposal” for additional information.

Q: Why is Altitude proposing the Adjournment Proposal?

A: We are proposing the Adjournment Proposal to allow the Altitude Board to adjourn the special meeting to a later date or dates to permit further solicitation of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the proposals or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived. Please see the section entitled “The Adjournment Proposal” for additional information.

Q: What happens if I sell my shares of Class A common stock before the special meeting?

A: The record date for the special meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q: What constitutes a quorum at the special meeting?

A: A majority of the issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present, in person (which would include presence at the virtual special meeting) or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. Shares held by the Sponsor, which currently beneficially owns approximately 85% of our issued and outstanding shares of common stock, will be sufficient for this quorum. In the absence of a quorum, the chairman of the special meeting has the power to adjourn the special meeting.

Q: What vote is required to approve the proposals presented at the special meeting?

A: Approval of the Business Combination Proposal, the Advisory Governance Proposals (each of which is a non-binding vote), the Stock Issuance Proposal, the Incentive Plan Proposal, and, if presented, the Adjournment Proposal each requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the Binding Charter Proposal requires the affirmative vote of the holders of a majority of the then outstanding shares of common stock.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) will not be counted towards the number of shares of common stock required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established. Each of the failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting on any of the Business Combination Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal will have no effect on the outcome of any such proposal, but will have the same effect as a vote “AGAINST” the Binding Charter Proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its shares of Class B common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Q: What happens if the Business Combination is not consummated?

A: If the Business Combination is not consummated, we will continue to seek an initial business combination until the end of the completion window. If the Business Combination Proposal is not approved and we do not consummate an initial business combination during the completion window, Altitude will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Account deposits (which interest will be net of taxes payable and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Altitude Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination during the completion window.

Q: May the Sponsor or Altitude’s directors or officers or their affiliates purchase public shares or public warrants in connection with the Business Combination?

A: At any time prior to the special meeting during a period when they are not then aware of any material nonpublic information regarding Altitude, Picard, their securities, or the Business Combination, our Sponsor,

Picard, or our or their initial stockholders, directors, executive officers, advisors or affiliates may purchase public shares in privately negotiated transactions or in the open market, although they are under no obligation to do so. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value. Such public shares purchased by the Sponsor, or our directors, executive officers, or their affiliates would be (a) purchased at a price no higher than the redemption price for the public shares, which as of [●], 2023 was estimated to be $[●] per share and (b) would not be (i) voted by the Sponsor, or our directors, executive officers or their respective affiliates or (ii) redeemable by the Sponsor, or our directors, executive officers or their respective affiliates. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Business Combination and/or will not exercise its redemption rights with respect to the shares so purchased. No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement by such persons or any of their respective affiliates. Altitude will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any Closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q: How many votes do I have at the special meeting?

A: Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of [●], 2023, the record date for the special meeting. As of the close of business on the record date, there were 8,834,645 outstanding shares of our common stock.

Q: What interests do the Sponsor and Altitude’s officers and directors have in the Business Combination?

A: When you consider the recommendation of the Altitude Board that you vote in favor of approval of the Business Combination Proposal and each other proposal presented in this proxy statement, you should be aware that the Sponsor and Altitude’s directors and officers, have interests in the Business Combination that may be different from, or in addition to, the interests of Altitude’s other stockholders. The existence of financial and personal interests of Altitude’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of Altitude and its stockholders and what they may believe is best for herself or themselves in determining to recommend that stockholders vote for the Business Combination Proposal. The Altitude Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to our stockholders that they vote in favor of the proposals to be presented at the special meeting, including the Business Combination Proposal. The Altitude Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Altitude’s initial public offering or included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination by Altitude with any other target business or businesses and (iii) a significant portion of the securities held by the Sponsor (and indirectly by the directors and officers) was structured to be realized based on future performance of New Picard. Please see the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for additional information.

Q: What happens if I vote against the Business Combination Proposal?

A: If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the requisite vote at the special meeting, then the Business Combination Proposal will be approved and, assuming the satisfaction or waiver of the other conditions to Closing, the Business Combination will be consummated in accordance with the terms of the Business Combination Agreement. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which represents approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal even if all other outstanding shares are voted against such proposal.

Q: Do I have redemption rights?

A: Under the Current Charter, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote to approve such business combination. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. If you are a holder of public shares, you may redeem your public shares for cash at the redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account not previously released to us to pay our taxes, by (ii) the total number of then-outstanding public shares, in which case the Business Combination would not be consummated. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 20% of the shares of our Class A common stock included in the public units sold in our IPO without the prior consent of Altitude. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. The Sponsor and our directors and officers have agreed to waive their redemption rights with respect to any public shares they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Such redemption rights waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver. For illustrative purposes, based on the fair value of the assets held in the Trust Account of approximately $[●] as of [●], 2023, the estimated per share redemption price would have been approximately $[●].

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i) (a) hold public shares or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii) prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that Altitude redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of public units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination within the completion window.

Holders of Altitude warrants do not have redemption rights with respect to their Altitude warrants.

Holders of public shares who also hold public warrants may elect to redeem their public shares, and still retain their public warrants. The aggregate value of the 15,000,000 public warrants based on the closing price for the public warrants of $0.05 on October 4, 2023 was approximately $750,000 million. Public stockholders who redeem their public shares may continue to hold any public warrants that they owned prior to redemption, which results in additional dilution to non-redeeming holders upon exercise of such public warrants, if despite such redemptions, the Business Combination was consummated. Assuming the Maximum Redemption Scenario, representing redemptions of 684,645 public shares, and assuming each redeeming shareholder holds one-half of one warrant for each public share redeemed, representing the number of warrants initially included in the Altitude Units, up to 342,323 public warrants would be retained by redeeming stockholders (assuming all such holders elected not to exercise their warrants, and assuming the Business Combination occurred despite such redemptions, thereby permitting the exercise of public warrants following the Closing) with an aggregate market value of approximately $17,116, based on the market price of $0.05 per public warrant as of October 4, 2023. We cannot predict the ultimate value of the public warrants following consummation of the Business Combination.

As indicated elsewhere in this proxy statement, the outstanding Altitude warrants represent potential additional dilution to Altitude stockholders. See “Summary of the Proxy Statement– Ownership of New Picard following the Business Combination.” The Altitude warrants will become exercisable beginning 30 days after the Closing. For a discussion of the risks relating to warrant dilution, see “Risk Factors – New Picard Warrants will become exercisable for New Picard Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more shares of Altitude Common Stock are redeemed.”

Q: Can the Sponsor and our officers and directors redeem their Founder Shares in connection with consummation of the Business Combination?

A: No. The Sponsor and our officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination. Such redemption rights waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver.

Q: Is there a limit on the number of shares I may redeem?

A: Yes. A public stockholder, together with any affiliate of the stockholder or any other person with whom the stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in our IPO without the prior consent of Altitude. Accordingly, all shares in excess of 20% owned by a holder will not be redeemed for cash without the prior consent of Altitude. On the other hand, a public stockholder who holds less than 20% of the public shares may redeem all of the public shares held by the stockholder for cash.

Q: Is there a limit on the total number of shares that may be redeemed?

A: No, our Current Charter does not provide a maximum redemption threshold. However, the Business Combination Agreement provides that the obligation of Picard to consummate the Business Combination is conditioned on the satisfaction of the Minimum Cash Condition. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus transaction expenses exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof.

Based on the amount of approximately $13.6 million in our Trust Account as of June 30, 2023, we will need to raise additional financing in order to meet the Minimum Cash Condition. There are currently no commitments for such financing. You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this proxy statement.

Q: Will how I vote affect my ability to exercise redemption rights?

A: No. You may exercise your redemption rights whether you vote your shares of common stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described in this proxy statement, and you may exercise your redemption rights even if you did not hold public shares on the record date.

Q: How do I exercise my redemption rights?

A: In order to exercise your redemption rights, you must: (i) (a) hold public shares or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and (ii) prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that Altitude redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the Closing.

The Transfer Agent’s address is as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: SPAC Redemption Team

Email: spacredemptions@continentalstock.com

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to tender their shares to our Transfer Agent or to deliver their shares to the Transfer Agent electronically using DTC’s Deposit/Withdrawal At Custodian (DWAC) system, at the stockholder’s option, in each case at least two business days prior to the scheduled vote at the special meeting. The requirement for physical or electronic delivery prior to the special meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when delivery must be effectuated.

Q: What are the U.S. federal income tax consequences of exercising my redemption rights?

A: The U.S. federal income tax consequences of exercising your redemption rights depends on the particular facts and circumstances. Please see the section entitled “U.S. Federal Income Tax Considerations.” The discussion of the U.S. federal income tax consequences contained in this proxy statement is intended to provide only a general discussion and is not a complete analysis or description of all of the U.S. federal income tax considerations that are applicable to you in respect of exercising the redemption rights, nor does it address any tax considerations arising under U.S. state or local or non-U.S. tax laws. We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q: Do I have appraisal rights if I object to the Business Combination?

A: No. Appraisal rights are not available to holders of our common stock in connection with the Business Combination.

Q: What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A: If the Business Combination is consummated, the funds held in the Trust Account will be used to: (i) pay our stockholders who properly exercise their redemption rights and (ii) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by Altitude and Picard in connection with the Business Combination.

Q: When is the Business Combination expected to be completed?

A: The Closing is expected to take place in the second half of 2023, subject to the satisfaction or waiver of the conditions described in the section entitled “The Business Combination Proposal — The Business Combination Agreement — Conditions to the Completion of the Business Combination.” The Business Combination Agreement may be terminated by the parties if the Closing has not occurred by October 1, 2023, which date will automatically be extended to December 11, 2023 if the SEC has not finished its review of this proxy statement on or prior to October 1, 2023. For a description of the conditions to the completion of the Business Combination, see the section entitled “— Conditions to the Completion of the Business Combination.”

Q: How do the public warrants differ from the private warrants and what are the related risks for any public warrant holders post-Business Combination?

A: The public warrants are identical to the private warrants in their respective material terms and provisions, except that the private warrants will not be redeemable by Altitude so long as they are held by the Sponsor or any of its permitted transferees. If the private warrants are held by holders other than the Sponsor or any of its permitted transferees, they will be redeemable by Altitude and exercisable by the holders on the same basis as the public warrants. The Sponsor has agreed not to transfer, assign or sell any of the private warrants until 30 days after the consummation of the Business Combination. The aforementioned terms of the private warrants are detailed in the Warrant Agreement and are not modified as a result of the Business Combination.

Following the consummation of the Business Combination, New Picard has the ability to redeem the outstanding Public Warrants for cash at any time after they become exercisable and prior to their expiration, in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption to each warrant holder, if, among other things, the closing price of New Picard Common Stock is equal to or exceeds $18.00 per share (as adjusted for sub share sub divisions, share capitalizations, reorganizations, recapitalization and the like) for any 20 trading days within a 30-trading day period ending three business days prior to the date on which New Picard sends the notice of redemption to warrant holders. The value received upon redemption of the warrants (i) may be less than the value the holders would have received if they have exercised their warrants at a later time when the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants.

In the event that New Picard determines to redeem the public warrants pursuant to Section 6.1 of the Warrant Agreement, New Picard will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by New Picard not less than thirty (30) days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Q: What do I need to do now?

A: You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder.

You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q: How do I vote?

A: If you are a holder of record of common stock on the record date for the special meeting, you may vote in person (which would include presence at the virtual special meeting) or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person (which would include presence at the virtual special meeting), obtain a valid proxy from your broker, bank or nominee.

Q: What is the difference between a stockholder of record and a “street name” holder?

A: If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record with respect to those shares, and the proxy materials are being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in “street name.” The proxy materials are being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q: If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A: No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. We believe all of the proposals presented to the stockholders at this special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q: What will happen if I abstain from voting or fail to vote at the special meeting?

A: At the special meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention vote at the special meeting will have no effect on any of the Business

Combination Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal, and will have the same effect as a vote “AGAINST” the Binding Charter Proposal.

Q: What will happen if I sign and return my proxy card without indicating how I wish to vote?

A: Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders and “FOR” each of the director nominees. The proxyholders may use their discretion to vote on any other matters which properly come before the special meeting.

Q: How can I vote my shares without attending the special meeting?

A: If you are a stockholder of record of our common stock as of the close of business on the record date, you can vote by proxy by mail or online at [●] by following the instructions provided in the enclosed proxy card or at the special meeting. Please note that if you are a beneficial owner of our common stock, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting may be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q: May I change my vote after I have returned my proxy card or voting instruction form?

A: Yes. If you are a holder of record of our common stock as of the close of business on the record date, you can change or revoke your proxy before it is voted at the special meeting by:

•

delivering a signed written notice of revocation to our Secretary at Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta, Georgia 30346, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new proxy, relating to the same shares and bearing a later date; or

•	virtually attending and voting at the special meeting and voting, although attendance at the special meeting will not, by itself, revoke a proxy.

If you are a beneficial owner of our common stock as of the close of business on the record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q: What should I do if I receive more than one set of voting materials?

A: You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q: Who will solicit and pay the cost of soliciting proxies for the special meeting?

A: Altitude will pay the cost of soliciting proxies for the special meeting. Altitude has engaged Morrow Sodali to assist in the solicitation of proxies for the special meeting. Altitude has agreed to pay Morrow Sodali a fee of $[●], plus disbursements, and will reimburse Morrow Sodali for its reasonable out-of-pocket expenses and indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Altitude will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of common stock for their expenses in forwarding soliciting materials to beneficial owners of common stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q: Who can help answer my questions?

A: If you have questions about the Business Combination or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Altitude Acquisition Corp.

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

Attn: Gary Teplis

Tel: (212) 739-7860

You may also contact our proxy solicitor at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Tel: (800) 662-5200 (toll-free) or

(203) 658-9400 (banks and brokers can call collect)

Email: ALTU.info@investor.morrowsodali.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the special meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the special meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attn: SPAC Redemption Team

E-mail: spacredemptions@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote with respect to the proposals to be considered and voted on at the special meeting.

Information about the Parties to the Business Combination

Altitude Acquisition Corp.

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

(800) 508-1531

Altitude Acquisition Corp. is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Picard Medical, Inc.

Picard Medical, Inc.

4 Palo Alto Sq, Ste 200

Palo Alto, CA 94025

(520) 545-1234

Picard is the sole owner of SynCardia, a medical technology company focused on developing, manufacturing, and commercializing an implantable Total Artificial Heart. Picard’s long-term mission is to build a portfolio of medical technology companies active in the cardiovascular space. Picard intends to achieve this goal by acquiring, developing, or by in-licensing of promising technologies or assets with a focus on approved devices, or devices close to being approved. SynCardia manufactures and sells an FDA approved implantable Total Artificial Heart designed to replace the full function of a human heart in patients suffering from advanced heart failure. SynCardia’s product development roadmap is focused on developing, manufacturing, and commercializing successive generations of the SynCardia TAH to further improve clinical outcomes, usability, and patient QOL.

Picard’s Current Operations

Currently, the SynCardia Total Artificial Heart is commercially available in the United States for use as a temporary bridge to transplant indication. This is different from “Long-Term” indication which would allow commercial use of the TAH for a period of 24 months or more. Picard has been in discussions with the FDA to use retrospective INTERMACS data to support a “Long-Term” (24 months or more) label for the SynCardia 70cc TAH. A pre-submission (Q-sub) meeting to discuss these plans with the FDA was expected to occur in early October 2023. Following the receipt of FDA comments ahead of the pre-submission meeting, the Company, together with its advisors, decided to proceed with the submission of the application for the label and to forgo meeting with FDA. While FDA approvals cannot be guaranteed to occur on schedule or at all, the Company anticipates that the necessary approvals for extended “Long-Term” use can be obtained by the second half of 2024. Please see “Risk Factors - The TAH is currently approved in the U.S. for temporary bridge to transplant indication. The Company plans to seek approval for long-term indication. If the Company does not receive that approval within the next year, it may need to undertake additional clinical trials, which could cost significant funds and adversely affect its business” for more information.

As of the date of this proxy statement, Picard has had a history of significant operating losses and expects to continue to incur operating losses for the foreseeable future as SynCardia expands its sales, marketing capabilities, increases manufacturing, pursues additional regulatory approvals for its products and continues its research and development activities. Additionally, all of Picard’s revenue is generated from a limited number of products. Any decline in the sales of these products may negatively impact Picard’s business and revenues. Please see “Risk Factors - The Company has a history of significant losses. If it does not achieve and sustain profitability, its financial condition could suffer” and “Risk Factors - All of the Company’s revenue is generated from a limited number of products, and any decline in the sales of these products or failure to gain market acceptance of these products will negatively impact the Company’s business” for more information.

Altitude Merger Sub I

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

(800) 508-1531

Altitude Merger Sub I, Inc. is a Delaware corporation and a direct, wholly owned subsidiary of Altitude Acquisition Corp. It was formed for the sole purpose of facilitating the Business Combination.

Altitude Merger Sub II

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

(800) 508-1531

Altitude Merger Sub II, LLC is a Delaware limited liability company and a direct, wholly owned subsidiary of Altitude Acquisition Corp. It was formed for the sole purpose of facilitating the Business Combination.

The Business Combination and the Business Combination Agreement

The terms and conditions of the Business Combination are contained in the Business Combination Agreement, which is attached as Annex A to this proxy statement. We encourage you to read the Business Combination Agreement carefully and in its entirety, as it is the legal document that governs the Business Combination.

The following diagrams illustrate in simplified terms the current structure of Altitude and Picard and the expected structure of Altitude upon the Closing.

Simplified Pre-Business Combination Structure

The following diagram depicts a simplified version of the current ownership structure of Altitude.

Simplified Structure after First Merger

The diagram below depicts a simplified version of Altitude’s organizational structure immediately following the consummation of the First Merger.

Simplified Structure after Business Combination

The diagram below depicts a simplified version of New Picard’s organizational structure immediately following the consummation of the Mergers.

Business Combination Consideration

In accordance with the terms and subject to the conditions of the Business Combination Agreement, Altitude has agreed to pay consideration of 48,000,000 shares of New Picard Common Stock (subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing), plus 6,500,000 New Picard Warrants and up to 6,500,000 Earnout Warrants to Picard in exchange for all of the issued and outstanding equity interests of Picard.

The following table summarizes the sources and uses of funds for the Business Combination assuming no further redemptions.

Sources ($M)		Uses ($M)
Picard Equity Rollover	$480.0	Picard Equity Rollover	$480.0
Picard Financing	$0.0	Estimated transaction expenses (2)	$6.5
Closing Offering	$0.0	On-going business needs (3)	$7.0
Altitude cash, in Trust (1)	$13.5	Cash to New Picard balance sheet	$0.0
Total	$493.5	Total	$493.5

(1)	Assumes no redemptions of Altitude public shares. Uses the $10.00 per share price assumed in the transaction.

(2)	Estimated transaction expenses exclude D&O insurance and potential brokerage expense.
(3)	Assumes $1 million of cash used by Picard per month and 7 months between signing and closing the Business Combination.

Ownership of New Picard following the Business Combination

As of the date of this proxy statement, there are 8,834,645 shares of common stock issued and outstanding. As of the date of this proxy statement, there is an aggregate of 23,000,000 warrants issued and outstanding, which includes the 8,000,000 private warrants held by the Sponsor and 15,000,000 public warrants.

Assuming no redemptions from the Trust Account, no Closing Offering or Picard Financing and that Picard waives the Minimum Cash Condition (defined below), it is anticipated that, immediately following the Closing, (1) Altitude’s public stockholders will own approximately 2.1% of the outstanding shares of New Picard Common Stock, (2) the Sponsor will own approximately 4.7% of the outstanding shares of New Picard Common Stock following the forfeiture of 4.5 million Founder Shares pursuant to the Sponsor Support Agreement and including 1,250,000 Sponsor Earnout Shares which will be outstanding on the Closing Date and for which the Sponsor will have voting rights, (3) Hunniwell Picard I, LLC will own approximately 82.2% of the outstanding shares of New Picard Common Stock, (4) the existing Picard securityholders other than Hunniwell Picard I, LLC will own approximately 10.8% of the outstanding shares of New Picard Common Stock, and (4) the Service Providers will own approximately 0.2% of the outstanding New Picard Common Stock. Such figures do not include any shares of New Picard Common Stock issuable upon the exercise of New Picard Options or upon the exercise of the New Picard Warrants to be issued to Picard securityholders at the Closing, Earnout Warrants issuable to Picard securityholders, Sponsor Earnout Warrants or New Picard Warrants issuable to the Service Providers. You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this proxy statement.

The following table illustrates varying ownership levels in Altitude before and New Picard immediately following, the consummation of the Business Combination at various redemption levels, excluding the dilutive effect of Warrants, Earnout Warrants, Sponsor Earnout Warrants, and New Picard Options. The dollar value columns use an estimated $10.00 per share price, which is the deemed price per share in the transaction.

	No Additional Redemptions Scenario			Interim Redemptions Scenario (1)			Maximum Redemptions Scenario (2)
	Shares	%	Amount ($)	Shares	%	Amount ($)	Shares	%	Amount ($)
Hunniwell Picard I, LLC	52,343,715	82.21%	$523,437,150	52,343,715	82.64%	$523,437,150	52,343,715	83.10%	$523,437,150
Other Picard Securityholders	6,894,812	10.83%	$68,948,120	9,344,812	10.89%	$93,448,120	6,894,812	10.95%	$68,948,120
Sponsor (3)	3,000,000	4.71%	$30,000,000	3,000,000	4.74%	$30,000,000	3,000,000	4.76%	$30,000,000
Altitude Public Stockholders	1,334,645	2.10%	$13,346,450	1,000,984	1.58%	10,999,840	650,000	1.03%	$6,500,000
Service Providers (4)	100,000	*	$1,000,000	100,000	*	$1,000,000	100,000	*	$1,000,000

Total	63,673,172	100.00%	$636,731,720	63,339,511	100.00%	$633,395,110	62,988,527	100.00%	$629,885,270

Per Share Value			$10.00			$10.00			$10.00

*	Less than 1%.
(1)

This scenario assumes that 333,661 public shares, representing 25% of the 1,334,645 outstanding public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account (using an assumed $10.00 per share redemption price), that Picard waives the Minimum Cash Condition, and assumes no Closing Offering or Picard Financing. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(2)

This scenario assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.85 million from the Trust Account (using an estimated $10.00 per share redemption price), and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(3)

Reflects the forfeiture of 4,500,000 Founder Shares, assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares pursuant to the terms of the Sponsor Support Agreement. Includes 1,250,000 Sponsor Earnout Shares, which will be outstanding on the Closing Date and for which the Sponsor will have voting rights. Excludes shares underlying 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.

(4)	Excludes 30,000 New Picard Warrants issuable to the Service Providers at Closing.

The following table illustrates varying ownership levels in Altitude before and New Picard immediately following, the consummation of the Business Combination at various redemption levels, including the dilutive effect of Warrants, Earnout Warrants, Sponsor Earnout Securities, and New Picard Options. The dollar value columns use an estimated $10.00 per share price for the shares, which is the deemed price per share in the transaction, and an $11.50 per share price for the shares issuable upon exercise of the warrants, which is the initial exercise price of the warrants. The public warrants may not be redeemed by the holder in connection with the exercise of redemption rights with respect to public shares and accordingly will remain outstanding in each redemption scenario, although, given the $11.50 exercise price, they are unlikely to be exercised unless the New Picard Common Stock trades above such exercise price.

	No Additional Redemptions Scenario			Interim Redemptions Scenario (1)			Maximum Redemptions Scenario (2)
	Shares	%	Amount ($)	Shares	%	Amount ($)	Shares	%	Amount ($)
Hunniwell Picard I, LLC (3)	63,813,211	67.13%	$655,366,354	63,813,211	66.67%	$655,366,354	63,813,211	67.60%	$655,366,354
Other Picard Securityholders (4)	7,690,947	8.09%	$86,548,916	7,690,947	8.12%	$47,250,000	7,690,947	8.15%	$86,548,916
Sponsor (5)	4,500,000	4.73%	$47,250,000	4,500,000	4.75%	$47,250,000	4,500,000	4.77%	$47,250,000
Altitude Public Stockholders	1,334,645	1.40%	$13,346,450	1,000,984	1.06%	10,009,840	650,000	*	$6,500,000
Altitude Public Warrant Holders	15,000,000	15.78%	$172,500,000	15,000,000	15.84%	$172,500,000	15,000,000	15.89%	$172,500,000
Service Providers (6)	130,000	*	$1,345,000	130,000	*	$1,345,000	130,000	*	$1,345,000
Holders of New Picard Options	2,585,842	2.73%	$25,858,420	2,585,842	2.73%	$25,858,420	2,585,842	2.76%	$25,858,420
Total	95,054,645	100.0%	$1,002,185,140	94,720,984	100.00%	$998,848,530	94,370,000	100.00%	$995,338,690
Per Share Value			$10.54			$10.55			$10.55

*	Less than 1%.
(1)

This scenario assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.85 million from the Trust Account (using an estimated $10.00 per share redemption price), and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.
(2)

This scenario assumes that 333,661 public shares, representing 25% of the 1,334,645 outstanding public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account (using an assumed $10.00 per share redemption price), that Picard waives the Minimum Cash Condition, Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(3)

Includes shares issuable upon the exercise of 5,734,748 New Picard Warrants and 5,734,748 Earnout Warrants, reflecting Hunniwell Picard I, LLC’s pro rata portion of the 6,500,000 New Picard Warrants to be issued to Picard securityholders at the Closing and of the 6,500,000 Earnout Warrants, in each case held by Hunniwell Picard I, LLC. The Earnout Warrants will be issued and outstanding on the Closing Date and held in escrow for the benefit of such individual until such Earnout Warrants vest or are forfeited in accordance with the Business Combination Agreement.

(4)

Includes shares issuable upon the exercise of 765,252 New Picard Warrants and 765,252 Earnout Warrants, reflecting the pro rata portion of the 6,500,000 New Picard Warrants to be issued to Picard securityholders at the Closing and of the 6,500,000 Earnout Warrants, in each case held by Picard securityholders other than Hunniwell Picard I, LLC. The Earnout Warrants will be issued and outstanding on the Closing Date and held in escrow for the benefit of such individual until such Earnout Warrants vest or are forfeited in accordance with the Business Combination Agreement.

(5)

Reflects the forfeiture of 4,500,000 Founder Shares, assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares pursuant to the terms of the Sponsor Support Agreement. Includes 1,250,000 Sponsor Earnout Shares, and shares underlying 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.

(6)	Includes 30,000 New Picard Warrants issuable to the Service Providers at Closing.

Ancillary Agreements

In connection with the transactions contemplated by the Business Combination Agreement, the parties have also entered into, or will enter into in connection with the Closing, the following ancillary agreements.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on April 23, 2023, the Sponsor entered into the Sponsor Support Agreement. Under the Sponsor Support Agreement, Sponsor agreed to vote, at any meeting of the stockholders of Altitude, and in any action by written consent of the stockholders of Altitude, all of the common stock of Altitude held by the Sponsor in favor of (i) the approval and adoption of the Mergers; (ii) adoption and approval of the proposals set forth in this proxy statement; and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement. The Sponsor Support Agreement prohibits the Sponsor from, among other things, selling, assigning or transferring or redeeming any Class A common stock held by it.

In addition, the Sponsor Support Agreement provides that the Sponsor will, in connection with the Closing (x) forfeit an aggregate amount of up to 4,500,000 shares of Class A common stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering plus the funds remaining in Altitude’s Trust Account (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing, exceeds $38,000,000, (y) forfeit 6,500,000 private warrants held by Sponsor immediately prior to the Closing, and (z) deposit with Continental Stock Transfer & Trust Company, acting as escrow agent, 1,250,000 Sponsor Earnout Shares and 1,000,000 Sponsor Earnout Warrants. The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by Altitude or New Picard, as applicable, of at least 10,000,000 Company Warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing will be forfeited.

For additional information, see the section entitled “The Business Combination Proposal — Ancillary Agreements — Sponsor Support Agreement.”

Picard Support Agreement

In connection with the execution of the Business Combination Agreement, on April 23, 2023, the Picard Supporting Stockholders entered into the Picard Support Agreements. Under the Picard Support Agreements, each Picard Supporting Stockholder agreed that, following the SEC declaring effective the Registration Statement, to execute and deliver a written consent with respect to the outstanding shares of Picard Common Stock and the Subject Picard Shares approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each Picard Supporting Stockholder agreed that at any meeting of the holders of Picard capital stock, each such Picard Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Picard Shares to be voted (i) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Mergers; (ii) against any (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of Picard (a “Alternative Proposal”); and (iii) against any amendment of the certificate of incorporation, or bylaws of Picard or proposal or transaction that would impede or frustrate the provisions of the Picard Support Agreements, the Business Combination Agreement or the transactions contemplated thereby. In addition, the Picard Support Agreements prohibit the Picard Supporting Stockholders from, among other things, (i) transferring any of the Subject Picard Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Picard Support Stockholders to transfer the Subject Picard Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Picard Shares; or (iii) or taking any action in furtherance of the forgoing.

The Picard Support Agreement provides that the Picard Supporting Stockholders will not directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive any nonpublic information relating to the Picard or its subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence with respect to voting of the Picard capital stock intending to facilitate any Alternative Proposal or cause any holder of shares of Picard capital stock not to vote to adopt the Business Combination Agreement and approve the Mergers and the other transactions contemplated thereby, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Picard that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing.

Picard’s Supporting Stockholders each also irrevocably waived, and agreed not to exercise or assert, any dissenters’ or appraisal rights under Delaware law in connection with the Mergers and the Business Combination Agreement.

For additional information, see the section entitled “The Business Combination Proposal — Ancillary Agreements — Picard Support Agreement.”

Registration Rights Agreement

In connection with the Closing, Altitude, Picard, and certain of their respective stockholders will enter the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, New Picard will be required to register for resale securities held by the stockholders party. In addition, the holders will have certain demand and “piggyback” registration rights. New Picard will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

For additional information, see the section entitled “The Business Combination Proposal — Ancillary Agreements —  Registration Rights Agreement.”

Lock-Up Agreement

In connection with the Closing, Altitude and certain record and/or beneficial owner of equity securities of Picard will enter into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, the Holders will agree, subject to customary exceptions, not to transfer (a) the Lock-Up Shares for the period ending on the earliest of (x) the date this is one (1) year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

For additional information, see the section entitled “The Business Combination Proposal — Ancillary Agreements —  Lock-Up Agreement.”

Special Meeting of Stockholders and the Proposals

The special meeting will convene on [●], 2023 at [ ] a.m., Eastern Time, exclusively in virtual format. Stockholders may attend, vote and examine the list of Altitude’s stockholders entitled to vote at the special meeting by visiting [●] and entering the control number found on their proxy card, voting instruction form or notice they previously received. The purpose of the special meeting is to consider and vote on the Business Combination Proposal, the Binding Charter Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal.

Approval of the Business Combination Proposal is a condition to the obligations of the parties to complete the Business Combination.

Only holders of record of issued and outstanding common stock as of the close of business on [●], 2023, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting. Altitude’s stockholders are entitled to one vote for each share of our common stock that they owned as of the close of business on the record date. If their shares are held in “street name” or are in a margin or similar account, they should contact their broker, bank or other nominee to ensure that votes related to the shares they beneficially own are properly counted.

On the record date, there were 8,834,645 shares of common stock outstanding, of which 1,334,645 are public shares, and 7,500,000 are Founder Shares held by the Sponsor.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist at the special meeting with respect to each matter to be considered at the special meeting if the holders of a majority of the outstanding shares of common stock as of the record date present by attending the virtual special meeting or represented by proxy at the special meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum. As of the record date for the special meeting, 4,417,323 shares of common stock would be required to achieve a quorum.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

Approval of the Binding Charter Proposal requires the affirmative vote of the holders of a majority of the then outstanding shares of common stock, voting together as a single class. Abstentions and broker non-votes will count as a vote “AGAINST” the proposal.

Approval of each of the Advisory Governance Proposals, each of which is a non-binding vote, requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Abstentions and broker non-votes have no effect on the outcome of the proposal.

Approval of the Adjournment Proposal, if presented, requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal.

As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal each of the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

With respect to each proposal in this proxy statement, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Recommendation of the Altitude Board

Altitude was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of our management team, advisors and the Sponsor to identify and acquire one or more target businesses. The Altitude Board considered and evaluated several factors in evaluating and negotiating the Business Combination and the Business Combination Agreement. After careful consideration, the Altitude Board has unanimously approved the Business Combination Agreement and determined that each of the Business Combination Proposal, the Binding Charter Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal is in the best interests of Altitude and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals and “FOR” each of the director nominees. For additional information relating to the Altitude Board’s evaluation of the Business Combination and the factors it considered in connection therewith, please see the section entitled “The Business Combination Proposal — The Altitude Board’s Reasons for the Approval of the Business Combination.”

Summary of Opinion of Altitude’s Financial Advisor

In connection with the Business Combination, Benchmark delivered a written opinion (the “Benchmark Opinion”), dated April 23, 2023 to the Altitude Board (in its capacity as such), that the consideration to be paid by Altitude in the Business Combination is fair to Altitude’s unaffiliated stockholders from a financial point of view and did not address any other aspect or implication of the Business Combination or any other agreement, arrangement or understanding.

The full text of the written opinion of Benchmark, dated April 23, 2023, which sets forth matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken in connection with the Benchmark Opinion, is attached as Annex I to this proxy statement. Benchmark provided its opinion for the information and assistance of the Altitude Board in connection with its consideration of the Business Combination. The Benchmark Opinion was not intended to be, and does not constitute, a recommendation to the Altitude Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Business Combination or otherwise.

Regulatory Matters

At any time before or after consummation of the Business Combination the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies.

Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Altitude cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, Altitude cannot assure you as to its result.

Neither Altitude nor Picard are aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought in due course. There can be no assurance, however, that any additional approvals or actions will be obtained.

Conditions to the Completion of the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the Mergers are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, as summarized below:

General Conditions

The obligations of all of the parties to the Merger Agreement to consummate the Merger are subject to the satisfaction or written waiver (where permissible) by all of such parties of all of the following conditions:

•

no provisions of an applicable law or order shall restrain or prohibit or impose any condition on the consummation of the Business Combination Agreement and the transactions contemplated therein and thereby;

•

the receipt of consents or approvals from the applicable governmental, regulatory or administrative authorities and each applicable waiting period or consent or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) shall have expired, been terminated or obtained;

•

there has not been any legal action, suit, claim or similar hearing or proceeding brought by any governmental body, agency, authority, court, arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, federal, state, or local to enjoin or otherwise restrict the consummation of the transactions; and

•

the approval and adoption of the Business Combination Agreement and transactions contemplated thereby by requisite vote of Altitude’s stockholders (the “Altitude Stockholder Approval”) and Picard’s stockholders (the “Picard Stockholder Approval”).

Picard’s Conditions to Closing

The obligation of Picard to consummate the Mergers is subject to the satisfaction of the following additional conditions, among others, any one or more of which may be waived in writing by Picard:

•	The accuracy of the representations and warranties, and the performance of the covenants and agreements, of Altitude and the Merger Subs;

•	Altitude shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date;

•	The Proposed Charter shall have been filed with, and declared effective by, the Delaware Secretary of State;

•	The aggregate cash proceeds from Altitude’s Trust Account, together with the proceeds from the certain permitted equity financings, equaling no less than $38,000,000 (after deducting any amounts paid to Altitude stockholders that exercise their redemption rights in connection with the Mergers and net of certain transaction expenses of Altitude and Picard), of which not less than $10,000,000 will be from the Closing Offering;

•

Altitude’s initial listing application with Nasdaq in connection with the Mergers has been conditionally approved and, immediately following the First Effective Time, Altitude has satisfied any applicable initial and continuing listing requirements of Nasdaq and the New Picard Common Stock has been approved for listing on Nasdaq and Altitude has not received any notice of non-compliance therewith.

Altitude’s Conditions to Closing

The obligation of Altitude to consummate the Mergers is subject to the satisfaction of the following additional conditions, among others, any one or more of which may be waived in writing by Altitude:

•	The accuracy of the representations and warranties, and the performance of the covenants and agreements of Picard, subject to customary materiality qualifications

•	Picard shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date;

•	The absence of a Material Adverse Effect (as defined below) with respect to Picard;

•

The delivery by Picard of documentation evidencing, to the reasonable satisfaction of Altitude, the termination of the Investors’ Rights Agreement and the release of all of Picard’s obligations thereunder;

•	The delivery by Picard of documentation evidencing, to the reasonable satisfaction of Altitude, the release of all outstanding liens against Picard; and

•	The Picard Securityholders have duly executed and delivered to Altitude a copy of the Lock-up Agreement and the Registration Rights Agreement.

For additional information, see the section entitled “The Business Combination Proposal — Conditions to the Completion of the Business Combination.”

Termination

The Business Combination Agreement may be terminated, and the Mergers abandoned at any time prior to the Closing:

•

by Altitude or Picard, if the Closing has not occurred by October 1, 2023, which date will be automatically extended to December 11, 2023 if the SEC has not finished its review of this proxy statement on or prior to October 1, 2023, but only if the party seeking to terminate is not in material breach;

•

by Altitude or Picard, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, or in the event any applicable law is in effect making the consummation of the Mergers illegal, in each case only if the failure of the person seeking termination to fulfill any obligation under the Business Combination Agreement was not the primary cause of, or did not primarily result in, such law or order;

•

by Altitude or Picard, if the other party has breached any of its respective representations, warranties, agreements or its respective covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedents to the Closing incapable of being satisfied, and such breach or failure is not cured by the time allotted;

•	by Altitude and Picard, by mutual consent;

•

by Altitude if the Picard Stockholder Approval is not obtained within 3 business days after the SEC completes its review of this proxy statement (the Picard Stockholder Approval was obtained on April 24, 2023);

•

by Altitude if, in Altitude’s reasonable discretion, Picard’s PCAOB audited financial statements reflect a material deterioration in Picard’s financial condition as compared to the financial statements delivered to Altitude before the Business Combination Agreement was signed; and

•

by Altitude, at any time prior to obtaining Altitude Stockholder Approval, in order to enter into a definitive agreement with respect to any business combination that the Altitude Board determines in good faith to be more favorable than the Mergers and reasonable capable of being completed.

In the case of a termination of the Business Combination by Altitude in order to pursue a superior business combination, Altitude must pay Picard a termination fee of $2,800,000 within seven calendar days following such termination.

For additional information, see the section entitled “The Business Combination Proposal — Termination and Effect of Termination.”

Redemption Rights

Pursuant to the Current Charter, a holder of public shares may request that Altitude redeem all or a portion of such public stockholder’s public shares for a pro rata portion of the cash held in the Trust Account prior to the Business Combination being consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that Altitude redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

Holders of public units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their public units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the public units into the underlying public shares and public warrants, or if a holder holds public units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.

Public stockholders may elect to redeem all or a portion of their public shares even if they vote for or against the Business Combination Proposal, or do not vote at all, and even if they do not hold public shares on the record date.

If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account not previously released to us to pay our taxes, divided by the number of then-outstanding public shares. For illustrative purposes, as of [●], 2023, this would have amounted to approximately $[●] per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the deadline to submitting redemption requests and thereafter, with Altitude’s consent, until the Closing. If a holder delivers their public shares for redemption to the Transfer Agent and later decides to withdraw such request prior to the deadline for submitting redemption requests, the holder may request that the Transfer Agent return the shares (physically or electronically). We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash, without our prior consent.

See the section entitled “Special Meeting of Altitude Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Holders of our warrants will not have redemption rights with respect to the warrants.

No Delaware Appraisal Rights

Neither our stockholders nor warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Altitude has engaged Morrow Sodali to assist in the solicitation of proxies. If a stockholder grants a proxy, it may still vote its shares at the special meeting if it revokes its proxy before the special meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Altitude Stockholders — Revoking Your Proxy”.

Interests of Altitude’s Directors, Officers and Others in the Business Combination

When you consider the recommendation of the Altitude Board, you should keep in mind that Altitude’s executive officers and directors, and their affiliates and others, have interests that may be different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•

If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with our Current Charter, the 7,500,000 Founder Shares, which were acquired by the Sponsor directly from Altitude for an aggregate investment of $25,000, or approximately $0.003 per share, will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). The Founder Shares had an aggregate market value of approximately $17.6 million based on the last sale price of $10.14 on Nasdaq on October 4, 2023;

•

If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with the terms of the warrant agreement governing our warrants, the 8,000,000 private warrants purchased by the Sponsor for an aggregate investment of $8,000,000, or $1.00 per warrant, will be worthless, as they will expire. The private warrants had an aggregate market value of $400,000 based on the last sale price of $0.05 per warrant on Nasdaq on October 4, 2023;

•

Although a portion of the Founder Shares and private warrants will be forfeited and placed into escrow at the Closing, and only 1,750,000 Founder Shares and 500,000 private warrants will be available to the Sponsor and not subject to escrow, such securities will have an aggregate value of approximately $17.8 million based on the closing price of the common stock and warrants on October 4, 2023. Accordingly, even if the trading price of the Class A common stock were as low as $4.57 per share, the aggregate market value of the Founder Shares alone (without taking into account the value of the private warrants or the Sponsor Earnout Securities) would be approximately equal to the initial investment in Altitude by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in us even at a time when the Class A common stock has lost significant value. On the other hand, if the Business Combination is not completed and Altitude liquidates without completing another initial business combination before the end of the completion window, the Sponsor would lose its entire investment in us.

•	Altitude’s executive officers and directors have invested funds in the Sponsor and are entitled to their pro rata portion of the Founder Shares and private warrants held by the Sponsor.

•

Cantor, one of the underwriters of Altitude’s IPO, assisted Altitude with evaluating Picard as a potential business combination candidate. Cantor is entitled to deferred underwriting fees for its services as underwriter of the IPO which are contingent upon the completion of an initial business combination. If Altitude liquidates without completing an initial business combination, Cantor would not be paid any portion of the deferred underwriting fees.

•

Our Sponsor has agreed to indemnify us and hold us harmless against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Altitude may become subject as a result of any claim by (i) any third party for services rendered or products sold to Altitude or (ii) any prospective target business with which Altitude has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (x) $10.00 per public share; or (y) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended;

•

All rights specified in the Current Charter relating to the right of officers and directors to be indemnified by Altitude, and of Altitude’s executive officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If a business combination is not approved and Altitude liquidates, Altitude will not be able to perform its obligations to its officers and directors under those provisions;

•

Dr. Warren Hosseinion, the Chairman of the Altitude Board, and Gary Teplis, Altitude’s President, Chief Executive Officer and a Director, are expected to serve as directors of New Picard following closing, assuming approval of the Director Election Proposal; and

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The Sponsor and Altitude’s executive officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Altitude’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date hereof, Altitude has received a total of approximately $1,054,510 in advances from the Sponsor (the “Sponsor Advances”), and the Sponsor Advances remain outstanding as of the date of this proxy statement. However, if Altitude fails to consummate a business combination, such persons will not have any claim against the Trust Account for reimbursement. Accordingly, Altitude may not be able to reimburse these expenses, including the Sponsor Advances, if a business combination is not completed.

Given the interests described above, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the New Picard Common Stock trades below the price initially paid for the Altitude Units in the IPO and the public stockholders experience a negative rate of return following the completion of the Business Combination. Thus, the Sponsor and its affiliates may have an economic incentive for Altitude to enter into an initial business combination on potentially less favorable terms with a potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founder Shares.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of Altitude and its stockholders and what they may believe is best for herself or themselves in determining to recommend that stockholders vote for the Business Combination Proposal. The Altitude Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the Business Combination be approved by the Altitude stockholders. The Altitude Board concluded that the potential conflicts of interest discussed above did not prevent the Altitude Board from exercising its fiduciary duties in approving the Business Combination. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, and Executive Officers and Others in the Business Combination.”

Altitude Board’s Reasons for the Approval of the Business Combination

The Altitude Board considered and evaluated several factors in evaluating and negotiating the Business Combination and the Business Combination Agreement. For additional information relating to the Altitude Board’s evaluation of the transaction and the factors it considered in connection therewith, please see the section entitled “The Business Combination Proposal — The Altitude Board’s Reasons for the Approval of the Business Combination.”

After careful consideration, the Altitude Board unanimously (i) declared the advisability of the Business Combination, (ii) determined that the Business Combination are in the best interests of the stockholders of Altitude and (iii) resolved to recommend that the Altitude stockholders approve the Business Combination and the other proposals set forth in this proxy statement.

Stock Exchange Listing

Altitude’s Class A common stock, units and warrants are currently listed on Nasdaq under the symbols “ALTU,” “ALTUU” and “ALTUW,” respectively. Altitude intends to apply to obtain the listing of the New Picard Common Stock and New Picard Warrants on Nasdaq under the symbols “TAH” and “TAHW,” respectively, upon the Closing. It is a condition to the consummation of the Business Combination that the New Picard Common Stock to be issued to the Picard securityholders in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our special meeting, we may not have received from Nasdaq either confirmation of the listing of the New Picard Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore our New Picard Common Stock would not be listed on any nationally recognized securities exchange.

Accounting Treatment

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Under this method of accounting, Altitude will be treated as the acquired company for financial reporting purposes, whereas Picard will be treated as the accounting acquiror. In accordance with this accounting method, the Business Combination will be treated as the equivalent of Picard issuing stock for the net assets of Altitude, accompanied by a recapitalization. The net assets of Picard will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Picard. Picard has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•	Persons affiliated with Picard will control a majority of the New Picard Board;

•	Operations of Picard prior to the Business Combination will comprise the ongoing operations of New Picard; and

•	Existing senior management team of Picard will comprise the senior management team of New Picard.

Summary of Risk Factors

You should consider all the information contained in this proxy statement in deciding how to vote for the proposals presented in the proxy statement. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may harm Altitude’s and Picard’s business, financial condition and operating results. Such risks include, but are not limited to:

Risks Related to Picard’s Business and Industry

•	Picard has a history of significant losses, and if it does not achieve and sustain profitability, its financial condition could suffer.

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The manufacturing of the SynCardia TAH requires highly specialized knowledge and operator skills. If SynCardia is unable to manufacture the TAH on a timely basis consistent with its quality standards, the Company’s results of operations will be adversely impacted.

•	SynCardia relies on specialized suppliers and service providers for components of the SynCardia TAH and currently does not have second-source suppliers for the majority of components.

•	SynCardia has significant customer concentrations and has no long-term exclusive agreements with its customers.

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Picard’s future success depends on SynCardia’s ability to develop, receive regulatory approval (including long term indication) for, and introduce new products or product enhancements that will be accepted by the market in a timely manner. Picard’s future success is also dependent on its ability to acquire, develop, or license complementary medical device technologies and assets.

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If SynCardia is unable to successfully complete the pre-clinical studies or clinical trials that may be necessary to support regulatory approvals of novel products, its ability to obtain government clearance of new products will be limited.

•	If third-party payors do not provide adequate coverage and reimbursement for the use of SynCardia’s products, it is unlikely that its products will be widely used.

Risks Related to Regulation of Picard’s Industry

•	Picard may need to undertake additional clinical trials in order to secure from the FDA an expansion of the indication for the TAH from Bridge-to-Transplant (BTC) to Long-Term (LT).

•	Failure to reinstate Picard’s CE certificate under CE MDR could have a material adverse effect on Picard’s business.

•	Prior weaknesses in Picard’s compliance with post-market surveillance requirements under CE MDD may limit Picard’s ability to market or sell products in European markets.

Risks Related to Picard’s Intellectual Property

•	SynCardia TAH is no longer protected by patents, and Picard may be unable to, in the long term, protect its products from competition through other means.

•	Picard could lose license rights that are important to its business.

Risks Related to Ownership of New Picard’s Securities

•	Our classification as an “emerging growth company” and a “smaller reporting company” upon consummation of the Business Combination, could make our securities less attractive to investors.

•	An active trading market may not develop or be sustained.

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If we rely on certain “controlled company” corporate governance exemptions that will apply to New Picard, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

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Exclusive forum provisions in the Proposed Charter could limit our stockholders’ ability to bring, and increase the costs of, a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or employees.

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The Warrant Agreement contains an exclusive forum clause, which could limit a warrant holder’s ability to bring, and increase the costs of, a claim in a judicial forum that it finds favorable for disputes arising under the Warrant Agreement.

Risks Related to Altitude and the Business Combination

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The exercise of Altitude’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of Altitude’s stockholders.

•	The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what New Picard’s actual financial position or results of operations will be.

•	The requirements of being a public company may strain New Picard’s resources, divert management’s attention and affect our ability to attract and retain qualified board members.

•	We may not be able to complete the Business Combination with Picard by the end of the completion window, which can be extended monthly up until December 11, 2023.

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There is no guarantee that a public stockholder’s decision whether to redeem its public shares for a pro rata portion of the cash held in the Trust Account will put the stockholder in a better future economic position.

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The net proceeds of the IPO not being held in the Trust Account may be insufficient to allow us to operate until the end of the completion window, which could limit the amount available to complete the Business Combination.

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The SEC has recently issued proposed rules to regulate special purpose acquisition companies. Certain of the procedures that we, Picard, or others may determine to undertake in connection with such proposals may increase our costs and the time needed to complete the Business Combination and may constrain the circumstances under which we could complete the Business Combination.

•	If Altitude’s due diligence investigation of Picard was inadequate, then Altitude Stockholders following the consummation of the Business Combination could lose some or all of their investment.

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We may be unable to obtain additional financing to complete the Business Combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

•	A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.

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Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Emerging Growth Company

Altitude is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Section 102(b)(1) of the JOBS Act. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Altitude has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Altitude, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Altitude’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Upon completion of the Business Combination, New Picard will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Altitude’s IPO (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the shares of New Picard Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

U.S. Federal Income Tax Considerations

For a discussion summarizing the material United States material federal income tax considerations for holders of public shares with respect to exercise of their redemption rights, please see “U.S. Federal Income Tax Considerations.”

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION

Altitude

Market Price and Ticker Symbol

Altitude’s public units, common stock, and warrants are currently listed on Nasdaq Capital Market under the symbols “ALTUU,” “ALTU” and “ALTUW,” respectively.

On April 21, 2023, the trading date before the public announcement of the Business Combination, Altitude’s public units, Class A common stock, and warrants closed at $10.00, $10.09 and $ 0.05, respectively. On October 4, 2023, the trading date immediately prior to the date of this proxy statement, Altitude’s public units, Class A common stock, and warrants closed at $10.15, $10.14 and $0.05, respectively.

Holders

As of [●], 2023, there was [●] holder of record of our public units, [●] holder of record of our common stock, and [●] holders of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose public units, common stock and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the New Picard Board at such time. We currently expect that New Picard will retain future earnings to finance operations and grow its business, and we do not expect the New Picard Board to declare or pay cash dividends for the foreseeable future.

Picard

Historical market price, holders, and dividend information regarding Picard is not provided because there is no public market for Picard’s securities.

RISK FACTORS

You should carefully consider the following risks. However, the risks set forth below are not the only risks that we face, and we face other risks which have not yet been identified or which are not yet otherwise predictable. If any of the following risks occur or are otherwise realized, our business, financial condition, and results of operations could be materially adversely affected. You should carefully consider the risks described below and all other information in this filing, including our consolidated financial statements and the related notes to consolidated financial statements.

Risks Related to Picard’s Business and Industry

Unless the context otherwise requires, references in this subsection “— Risks Related to Picard’s Business and Industry” to “we”, “us”, “our”, and the “Company” generally refer to Picard in the present tense or New Picard from and after the Business Combination, as applicable.

The Company has a history of significant losses. If it does not achieve and sustain profitability, its financial condition could suffer.

The Company has experienced significant net losses, and it expects to continue to incur losses for the foreseeable future while SynCardia expands its sales and marketing capabilities, increases manufacturing, pursues additional regulatory approvals for its products and continues its research and development activities. The Company incurred a net loss of $11.2 for the year ended December 31, 2022. As of December 31, 2022, the Company’s accumulated deficit was $13.2 million. The Company’s prior losses, combined with expected future losses, have had and will continue to have an adverse effect on its stockholders’ deficit and working capital for the foreseeable future. The Company does not anticipate being profitable in the near future. Even if the Company is successful in marketing existing products and launching additional products into the market, it expects to continue to incur substantial losses for the foreseeable future as it continues to sell and market, research and develop and seek regulatory approvals for existing and future products.

If sales revenue is insufficient, if the Company is unable to develop and commercialize product candidates, or if product development is delayed, the Company may never become profitable. Even if the Company does become profitable, it may be unable to sustain or increase profitability on a quarterly or annual basis.

All of the Company’s revenue is generated from a limited number of products, and any decline in the sales of these products or failure to gain market acceptance of these products will negatively impact the Company’s business.

The Company has focused heavily on the development and commercialization of a limited number of products for the treatment of irreversible biventricular heart failure, also referred to as end-stage heart failure. These products consist of the SynCardia 50cc TAH, SynCardia 70cc TAH, external “drivers” used to power and operate the SynCardia TAH and other ancillary, external hardware. For sales in the United States, the Company also recognizes revenue when it trains and certifies new transplant centers or recertifies dormant centers. From the Company’s inception in 2001 through December 31, 2022, substantially all revenue has been derived from sales of the SynCardia TAH and related services and ancillaries. The Company expects substantially all revenue to be derived from or related to sales of the SynCardia TAH for the immediate future. The Company expects that over time an increasing percentage of revenues will be derived from monthly rentals of its drivers, which is expected to result in longer, consistent revenue streams. If the Company is unable to achieve and maintain significantly greater market acceptance of the total artificial heart in general, and does not achieve sustained positive cash flow, it will be severely constrained in its ability to fund its operations. In addition, if the Company is unable to market its products as a result of a quality problem, shortage of components, failure to maintain or obtain regulatory approvals, unexpected or serious complications or other unforeseen negative effects, the Company would lose its only source of revenue, and its business will be adversely affected.

The manufacturing process of the SynCardia TAH requires highly specialized knowledge and operator skills, which could affect SynCardia’s ability to manufacture the TAH on a timely basis. If SynCardia is unable to manufacture the TAH on a timely basis consistent with its quality standards, the Company’s results of operations will be adversely impacted.

Manufacturing total artificial hearts entails a variety of risks, including:

•	the inability to meet product specifications and quality requirements consistently;

•	a delay or inability to procure or expand sufficient manufacturing capacity to meet additional demand for SynCardia’s products;

•	manufacturing and product quality issues related to the scale-up of manufacturing;

•	the inability to produce a sufficient supply of products to meet product demands;

•	the disruption of SynCardia’s manufacturing facility due to equipment failure, public health emergencies such as COVID-19, natural disaster or failure to retain key personnel;

•	an inability to ensure compliance with regulations and standards of the FDA including Quality System Regulation (QSR) and corresponding state and international regulatory authorities.

•	concentration of manufacturing activity in a single location, which risks loss of manufacturing capacity and continuity of production in the event of a fire or other disruption;

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the shell and diaphragm portions of the SynCardia TAH are constructed with a proprietary formulation of Segmented Polyurethane Solution (“SPUS”) with raw chemical from qualified suppliers, and SynCardia may not obtain FDA approval for its efforts to source its raw chemicals from different suppliers; and

Any of these events could lead to a reduction in product sales, product launch delays, or failure to obtain regulatory clearance or approval or impact the Company’s ability to successfully sell products and commercialize product candidates. Some of these events could be the basis for adverse actions by regulatory authorities, including injunctions, recalls, seizures, or total or partial suspension of production.

The SynCardia TAH is currently manufactured by hand by highly trained technicians who cannot be quickly or easily replaced. The length of time required to obtain the skill necessary to build the SynCardia TAH is long, and each technician is subject to sickness, accident or life changes. The loss of any such personnel could result in production delays that could adversely affect the Company’s results of operations.

To achieve revenue goals, SynCardia must successfully continue to increase production output to meet projected customer demand and product inventory requirements that are attendant to serving a global market. It is not certain that SynCardia will be able to increase output on anticipated timelines, or at all.

SynCardia relies on specialized suppliers and service providers for components of the SynCardia TAH and does not have second-source suppliers for the majority of components.

SynCardia relies on third party suppliers for materials and components necessary for the manufacture and assembly of its TAH and components thereof. Several of its manufacturers rely on proprietary processes and/or perform customized processes. While the Company aims to have secondary suppliers for its critical suppliers, this may not be feasible for all due to the nature of materials used and/or processes applied. SynCardia has entered into quality agreements with most of its critical suppliers. Issues arising from production stoppages, adverse business conditions, and failure to meet agreed production and quality standards may have an adverse effect on the Company’s performance.

SynCardia has second-source suppliers for some, but not all, of its components. In particular, it does not have second-source suppliers for many of its driver components or for the SynHall Valves, which are a component of the SynCardia TAH. Even if SynCardia engages a second-source supplier for its valve discs, SynCardia would need to obtain regulatory approvals in order to sell SynCardia TAHs with valve discs manufactured by a backup supplier. Additionally, SynCardia has not currently sourced a backup supplier for the housings that are used in the SynHall Valves. The Company’s reliance on third-party suppliers also subjects it to other risks that could harm its business, including:

•	suppliers may give the needs of other customers higher priority than SynCardia or discontinue or modify components based on demand from other customers;

•	inability to obtain adequate supply in a timely manner or on commercially reasonable terms;

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some components must be manufactured to extremely tight tolerances and specifications with the result that SynCardia’s suppliers, especially new suppliers, may make errors in manufacturing or conduct unauthorized rework that could negatively affect the efficacy or safety of the products or cause components not to be delivered on time or at all or to be delivered outside of SynCardia’s specifications;

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the availability of second-source suppliers may be extremely limited or their implementation as a supplier may be lengthy due to the tight tolerances and specifications in which SynCardia typically operates;

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switching components or changes to components, specifications or designs may require product redesign and submission to the FDA of a post market approval (“PMA”) supplement, which can lead to production interruptions;

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suppliers manufacture products for a range of customers, and fluctuations in demand for the products these suppliers manufacture for others may affect their ability to deliver products to SynCardia in a timely manner; and

•	suppliers may encounter financial hardships unrelated to SynCardia’s demand, which could inhibit their ability to fulfill orders and meet requirements.

In the event that any of SynCardia’s suppliers decreases or discontinues production of any components, or in the event SynCardia encounters quality issues or other problems with components provided by suppliers, it may not be able to quickly establish additional or alternative suppliers in part because of the FDA approval process. Furthermore, SynCardia has experienced production delays associated with selecting and engaging alternative suppliers for certain components. Any interruption or delay in obtaining products from third-party suppliers, or an inability to obtain products from qualified alternate sources at acceptable prices in a timely manner, could impair SynCardia’s ability to meet customer demand and cause customers to switch to competing products.

Additionally, SynCardia may experience problems or delays in its own manufacturing and assembly processes, which may be harmful to the Company’s financial status or reputation and, therefore, make it more difficult or expensive for SynCardia to continue with or enter into relationships with specialized suppliers. The Company’s business plan is predicated on maintaining strong relationships and favorable supply arrangements with a series of external parties to manufacture components of the SynCardia TAH and related drivers. If SynCardia is unsuccessful in this regard or is unable to secure or maintain agreements with these manufacturers on favorable terms or at all, then the Company’s ability to commercialize its technology and expand its operations will be dramatically impaired.

The future demand for SynCardia’s current products and future products is unproven. SynCardia’s current products and future products may not be accepted by hospitals, surgeons or patients, and may not become commercially successful.

Physicians and hospitals may not perceive the benefits of SynCardia’s products and may be reluctant or unwilling to adopt using the SynCardia TAH as a treatment option, particularly in light of existing treatment options. For example, left ventricular assist devices, or “LVADs,” are currently the mechanical circulatory support (“MCS”), devices most commonly used by physicians to bridge the time between when a transplant is needed for a heart failure patient and when a donor heart becomes available. While the Company believes that the SynCardia TAH is a complementary treatment alternative to LVADs on the continuum of care, physicians who are accustomed to using LVADs or other ventricular assist devices, or “VADs”, to treat patients with heart failure may be reluctant to adopt broad use of the SynCardia TAH.

Physicians and hospitals may be slow to change their practices because of perceived risks arising from the use of new products or due to specific operational characteristics related to the use of the SynCardia TAH and its related drivers. For example, physicians and hospitals have reported that the noise level generated by the Freedom Portable Driver has impacted their willingness to use the Freedom Portable Driver in the hospital setting. In addition, unlike VADs, implanting the SynCardia TAH involves the removal of the patient’s native heart. While the Company believes that replacement of the native heart with the SynCardia TAH provides many benefits over VADs, the concept of removing a patient’s native heart may cause a negative emotional reaction from certain physicians, patients and their families, and make them reluctant to use SynCardia’s products.

SynCardia must establish markets for its products and build those markets through physician education and awareness programs. Publication in peer-reviewed medical journals of results from studies using the SynCardia TAH will be an important consideration in its adoption by physicians and in reimbursement decisions of third-party payors. The process of publication in leading medical journals is lengthy and subject to a peer review process. Peer reviewers may not consider the results of studies of the SynCardia TAH and any future products sufficiently novel or worthy of publication. Failure to have SynCardia’s studies published in peer reviewed journals may adversely affect adoption of its products.

Educating physicians and hospitals on the safety and benefits of SynCardia’s products requires a significant commitment by its marketing team and sales organization. The Company cannot predict when, if ever, the SynCardia TAH will become widely accepted by physicians and hospitals. If SynCardia is unable to educate physicians and hospitals about the advantages of the SynCardia TAH, do not achieve significantly greater market acceptance of its products, do not gain momentum in its sales activities, or fail to significantly grow its market share, the Company will not be able to grow revenue, and the Company’s business and financial condition will be adversely affected.

If SynCardia is unable to educate physicians on the safe and effective use of the SynCardia TAH and the procedure to implement the SynCardia TAH, the Company may be unable to achieve its expected growth.

It is critical to the success of SynCardia’s commercialization efforts that it educate physicians on proper implantation and aftercare techniques for the SynCardia TAH and provide them with adequate product support during clinical procedures. There is a learning process for physicians to become proficient in the use of the SynCardia TAH, and it typically takes several procedures for a physician to become comfortable implanting the SynCardia TAH. If a physician experiences difficulties during a procedure involving the SynCardia TAH, that physician may be less likely to continue to use SynCardia products or to recommend them to other physicians. It is important for the Company’s growth that these physicians advocate for the benefits of SynCardia’s products in the broader marketplace. If physicians are not properly trained, they may misuse or ineffectively use SynCardia’s products. This may also result in unsatisfactory patient outcomes, patient injuries, negative publicity or lawsuits against SynCardia, any of which could have an adverse effect on the Company’s business.

If SynCardia fails to develop and retain a direct sales force and effective network of international distributors, the Company may be unable to achieve expected growth targets and the Company’s business could suffer.

SynCardia employs one sales specialist, three clinical support specialists and one distributor (SOTA Medical) who together cover the United States and Canadian markets, and SynCardia utilizes a network of independent distributors and agents for sales outside of the United States. The Company works, or plans to work with distributors in Europe, India, China, Saudi Arabia, and Serbia. As SynCardia launches new products, increases its current sales efforts and expands into new geographies and increases its efforts in each geography, it will need to retain, grow and develop its community of direct sales personnel, distributors and agents. There is significant competition for sales personnel experienced in relevant medical device sales. In addition, the training process is lengthy because it requires significant education for new sales representatives to achieve an acceptable level of clinical competency with SynCardia TAH. Upon completion of training, sales representatives typically require lead time in the field to develop or expand their network of accounts and achieve the productivity levels they are expected to reach in any individual territory. If SynCardia is unable to attract, motivate, develop, and retain a sufficient number of qualified sales and clinical support personnel, and if they do not achieve the expected productivity levels, the Company’s revenue will not grow at the rate that it expects, and financial performance will suffer.

In addition, the Company cannot assure investors that SynCardia will succeed in entering into and maintaining productive arrangements with an adequate number of distributors that are sufficiently committed to selling the SynCardia TAH in international markets. The establishment and maintenance of a distribution network is expensive and time consuming. Even if SynCardia engages and maintains suitable relationships with an adequate number of distributors, they may not generate revenue as quickly as expected, commit the necessary resources to effectively market and sell the products, or ultimately succeed in selling the products. Moreover, if SynCardia’s sales force and distributors are unable to recruit new medical centers to become SynCardia Certified Centers, the Company may be unable to achieve expected growth, and its business could suffer.

Reliance on distributors and third parties to market and sell SynCardia’s products could negatively impact SynCardia’s business.

Reliance on distributors and third-parties to market and sell SynCardia’s products could negatively impact SynCardia’s business because SynCardia may not be able to find suitable distributors for its products on satisfactory terms, agreements with distributors may prematurely terminate, SynCardia’s future distributor relationships or contracts may preclude it or limit it from entering into arrangements with other distributors, and SynCardia may not be able to negotiate new or renew existing distributing agreements on acceptable terms, or at all.

SynCardia operates in a market segment that is subject to rapid technological change. If its competitors are able to develop and market technologies or products that are safer, more effective, less costly, easier to use or otherwise more attractive than SynCardia’s products, the Company’s business will be adversely impacted.

The medical device industry is highly competitive and subject to technological change. The Company’s success depends, in part, upon SynCardia’s ability to maintain a competitive position in the development of technologies and products for use in the treatment of advanced heart failure. SynCardia faces significant competition in the United States and internationally, and the Company expects the intensity of competition to increase over time. For example, the Company’s products are likely to compete against future products offered by larger public companies such as Abbott. In addition to these potential competitors, SynCardia may also face competition from smaller companies with active MCS device development programs. Other competitors may emerge in the future. Many of the companies developing or marketing competing products enjoy several advantages relative to SynCardia, including:

•	greater financial and human resources for product development, sales and marketing;

•	greater name recognition;

•	long-established relationships with physicians and hospitals;

•	the ability to offer rebates or bundle multiple product offerings to offer greater discounts or incentives;

•	more established distribution channels and sales and marketing capabilities; and

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greater experience in and resources for conducting research and development, clinical studies, manufacturing, preparing regulatory submissions, obtaining regulatory clearance or approval for products and marketing approved products.

The SynCardia TAH is currently the only total artificial heart that is commercially available in the United States and Canada for use as a bridge to transplantation. The SynCardia TAH is also used under compassionate use / special dispensation regimes in a number of countries outside of North America. Although the Company believes that the SynCardia TAH is a complementary treatment alternative to LVADs on the continuum of care, the Company cannot assure investors that hospitals, physicians and investors will not view SynCardia’s products as competitive with LVADs that are marketed and sold by much larger and more established companies. SynCardia’s competitors may develop and patent processes or products earlier than SynCardia does, obtain regulatory clearance or approvals for competing products more rapidly than SynCardia or develop more effective, more convenient or less expensive products or technologies that render SynCardia’s technology or products obsolete or less competitive. In addition, the Company’s ability to increase gross margins is dependent in part upon product development, including increasing service intervals for drivers. SynCardia also faces competition in recruiting and retaining qualified sales, scientific and management personnel, establishing clinical trial sites and enrolling patients in clinical studies. If the Company’s competitors are more successful than the Company is in these matters, the Company’s business may be harmed.

SynCardia has significant customer concentrations, and economic difficulties or changes in the purchasing policies or patterns of its key customers could have a significant impact on the Company’s business and operating results. SynCardia has no long-term exclusive agreements with its customers and, as a result, generally operate on an invoice and purchase order basis to meet its customers’ needs.

A small number of customers or key surgeons account for a substantial portion of the Company’s revenues. There are also a limited number of hospitals and surgical centers with heart transplant centers and MCS programs. Sales of products to SynCardia’s customers are not based on long-term, committed-volume purchase contracts, and the Company may not continue to receive significant revenues from any customer. Because of this significant customer concentration, the Company’s revenue could fluctuate significantly due to changes in economic conditions, the use of competitive products, or the loss of, reduction of business with, or less favorable terms with its significant customers. A reduction or delay in orders from significant customers, or a delay or default in payment by any significant customer, could materially harm the Company’s business and results of operations.

The Company’s future success depends on SynCardia’s ability to develop, receive regulatory approval (including long term indication) for, and introduce new products or product enhancements that will be accepted by the market in a timely manner.

It is important to the Company’s business that SynCardia continues to build a pipeline of product offerings for the treatment of heart failure in order to remain competitive. As such, the Company’s success will depend in part on SynCardia’s ability to develop and introduce new products. However, SynCardia may not be able to successfully maintain its regulatory approvals for existing products, or develop, obtain and maintain regulatory clearance or approval for product enhancements, or long term indication for its products, or new products, or these products may not be accepted by physicians or the payors who financially support many of the procedures performed with SynCardia’s products.

The success of any new product offering or enhancement to an existing product will depend on several factors, including SynCardia’s ability to:

•	identify and anticipate physician and patient needs properly;

•	develop and introduce new products or product enhancements in a timely manner;

•	avoid infringing the intellectual property rights of third parties;

•	demonstrate the safety and efficacy of new products with data from preclinical studies and clinical studies;

•	obtain the necessary regulatory approvals for new products or product enhancements;

•	comply fully with FDA and applicable foreign government agencies’ regulations on marketing of new devices or modified products;

•	provide adequate training to potential users of SynCardia’s products; and

•	receive coverage and adequate reimbursement for procedures performed with SynCardia’s products.

If SynCardia does not develop new products or product enhancements in time to meet market demand, if there is insufficient demand for these products or enhancements, or if its competitors introduce new products with enhanced functionalities that are superior to SynCardia’s products, the Company’s results of operations will suffer.

If SynCardia is unable to successfully complete the pre-clinical studies or clinical trials necessary to support premarket approval applications or PMA supplements, its ability to obtain approvals for new products will be limited.

In some cases, where SynCardia develops new products, it may be able to engage in limited use of such products via emergency or compassionate use provisions prior to completion of clinical trials and receipt of regulatory approval. However, before broadly using medical devices in the United States, it must apply for and obtain approval for either a Humanitarian Device Exemption, or HDE, or a premarket approval, or PMA, from the FDA. Before submitting an HDE or PMA application, it must successfully complete pre-clinical studies and clinical trials to demonstrate that the product is safe and either provides probable benefit (for an HDE) or is effective (for a PMA). Product development, including pre-clinical studies and clinical trials, is a long, expensive and uncertain process and is subject to delays, and failure may occur at any stage. Furthermore, the data obtained from the trial may be inadequate to support approval of a PMA application. The commencement or completion of any clinical trials may be delayed or halted, or be inadequate to support approval of a PMA application, for numerous reasons, including, but not limited to, the following:

•

the FDA, institutional review boards or other regulatory authorities do not approve a clinical study protocol, require a modification to a previously approved protocol, or place a clinical study on temporary hold;

•	sites do not apply to participate in a clinical study, or apply at a lower rate than expected;

•	there are difficulties or delays in the process of qualifying sites to participate in a clinical study;

•	patients do not enroll in, or enroll at a lower rate than expected, or do not complete a clinical study;

•	patients or investigators do not comply with study protocols;

•	patients do not return for post-treatment follow-up at the expected rate;

•

patients experience serious or unexpected adverse side effects, whether because of the product or because of serious co-morbidities that may exist at the time of treatment, causing a clinical study to be put on hold;

•	sites participating in an ongoing clinical study withdraw, requiring SynCardia to engage new sites;

•	difficulties or delays associated with establishing additional clinical sites;

•

third-party clinical investigators decline to participate in clinical studies, do not perform the clinical studies on the anticipated schedule, or are inconsistent with the investigator agreement, clinical study protocol, good clinical practices, and other FDA and institutional review board requirements;

•	third-party organizations do not perform data collection and analysis in a timely or accurate manner;

•	regulatory inspections of clinical studies or manufacturing facilities require SynCardia to undertake corrective action or suspend or terminate its clinical studies;

•	changes in federal, state, or foreign governmental statutes, regulations or policies;

•	interim results are inconclusive or unfavorable as to immediate and long-term safety or efficacy;

•	the study design is inadequate to demonstrate safety and efficacy; or

•	not meeting the statistical endpoints.

The results of clinical studies do not necessarily predict future clinical trial results, and predecessor clinical trial results may not be repeated in subsequent clinical trials. Additionally, the FDA may disagree with SynCardia’s interpretation of the data from its pre-clinical studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to prove safety or efficacy, and may require SynCardia to pursue additional pre-clinical studies or clinical trials, which could further delay the approval of its products. If SynCardia is unable to demonstrate the safety and efficacy of its products in SynCardia’s clinical trials, it will be unable to obtain regulatory approval to market its products. The data collected from INTERMACS database or SynCardia’s clinical trials may not be sufficient to support FDA approval of product upgrades or indication expansions. Moreover, if the results of any post-market clinical studies are not favorable, SynCardia’s existing clearances or approvals may be impacted.

The risks described above also apply to foreign clinical trials and regulatory approvals. If SynCardia cannot timely conduct foreign trials in its major target markets (to the extent required in order to market its device in such locations), and receive timely approval in those jurisdictions to market its device for a variety of indications, the Company’s business will suffer.

If third-party payors do not provide adequate coverage and reimbursement for the use of SynCardia’s products, it is unlikely that its products will be widely used, and the Company’s revenues will be negatively impacted.

SynCardia’s success in marketing its products depends in large part on whether U.S. and international government health administrative authorities, private health insurers and other organizations will adequately cover and reimburse customers for the cost of the products. The SynCardia 70cc and 50cc TAH are currently reimbursed by Medicare as part of a Diagnosis Related Group (DRG) payment pursuant to CMS’ revised National Coverage Determinations, which are routinely followed by private insurers in the United States. The Company generally understands from its interactions with hospitals that they are reimbursed and this, together with the fact that the Company has been regularly repaid for its TAH implants since 2008, supports the Company’s conclusion that private reimbursement in the United States is provided to substantially all hospitals that have implanted the SynCardia TAHs. In the United States, the commercial success of SynCardia’s existing products and any future products will depend, in part, on the extent to which governmental payors at the federal and state levels, including Medicare and Medicaid, private health insurers and other third-party payors provide coverage for and establish adequate reimbursement levels for procedures utilizing its products. The existence of coverage and adequate reimbursement for SynCardia’s products and related procedures by government and private payors is critical to market acceptance of its existing and future products. Neither hospitals nor surgeons are likely to use SynCardia’s products if they do not receive adequate reimbursement for the procedures utilizing its products.

Some private payors in the United States may base their reimbursement policies on the coverage decisions determined by the Centers for Medicare and Medicaid Services, or CMS, which administers the Medicare program. Others may adopt different coverage or reimbursement policies for procedures performed using the SynCardia TAH, while some governmental programs, such as Medicaid, have reimbursement policies that vary from state to state, some of which may not pay for the SynCardia TAH in an amount that supports its selling price, if at all. A Medicare national or local coverage decision denying coverage for the SynCardia TAH or any other products could result in private and other third-party payors also denying coverage. For example, in 1986, CMS issued a non-coverage policy regarding the use of artificial hearts under the Medicare program. Most private payors followed this determination and denied coverage for products similar to ours. As a result, hospitals in the United States generally were unable to obtain reimbursement through Medicare or most private insurers for the use of SynCardia’s products until 2008. In that year CMS issued a Coverage Decision Memorandum stating that CMS reimbursements of the SynCardia TAH would only be provided to hospitals enrolled in approved studies with evidence development. Following the issuance of this Coverage Decision Memorandum, private payors began to provide reimbursement coverage for the SynCardia TAH, including for hospitals not enrolled in such studies.

Reimbursement systems in international markets vary significantly by country and by region within some countries, and reimbursement approvals must be obtained on a country-by-country basis. In many international markets, a product must be approved for reimbursement before it can be approved for sale in that country. Further, many international markets have government-managed healthcare systems that control reimbursement for new devices and procedures. In most markets there are private insurance systems as well as government-managed systems. The Company cannot assure investors that the SynCardia TAH will be considered cost-effective by international third-party payors, that reimbursement will be available or, if available, that the third-party payors’ reimbursement policies will not adversely affect SynCardia’s ability to sell the SynCardia TAH profitably. If sufficient coverage and reimbursement are not available for SynCardia’s current or future products, in either the United States or internationally, the demand for its products and the Company’s revenues will be adversely affected.

The Company’s manufacturing operations, research and development activities, and corporate headquarters are currently based at a single location, which may subject the Company to a variety of risks.

The Company currently conducts all manufacturing, development and management activities at a single location in Tucson, Arizona. The Company has taken precautions to safeguard its facilities, including insurance, secure access and health and safety protocols. However, vandalism, terrorism or a natural or other disaster such as a flood or fire could cause substantial delays in operations, damage or destroy SynCardia’s equipment or inventory, and cause the Company to incur additional expenses. The insurance coverage maintained by the Company may not be adequate to cover losses in any particular case.

Product liability claims could damage SynCardia’s reputation or adversely affect the Company’s business.

The design, manufacture and marketing of human medical devices, particularly implantable life-sustaining medical devices, carries an inherent risk of product liability claims and other damage claims. In addition to the exposure the Company may have for defective products, physicians may misuse SynCardia’s products or use improper techniques, regardless of how well trained, potentially leading to injury and an increased risk of product liability. A product liability or other damages claim, product recall or product misuse could require SynCardia to spend significant time and money in litigation, regardless of the ultimate outcome, or to pay significant damages and could seriously harm the Company’s business. SynCardia maintains limited product liability insurance. The Company cannot be certain that insurance will be sufficient to cover all claims that may be made against SynCardia. The Company’s insurance policies generally must be renewed on an annual basis. The Company may not be able to maintain or increase insurance on acceptable terms or at reasonable costs. A successful claim brought against the Company in excess, or outside of, its insurance coverage could seriously harm the Company’s financial condition or results of operations. Generally, SynCardia’s clinical trials will be conducted in (and its commercial sales will be made to sites in respect of) patients with serious life-threatening diseases for whom conventional treatments have been unsuccessful or for whom no conventional treatment exists. During the course of treatment, these patients could suffer adverse medical effects or die for reasons that may or may not be related to SynCardia’s medical devices. Any of these events could result in a claim of liability.

Product deficiencies could result in field actions, recalls, substantial costs and write-downs; these could also lead to the delay or termination of planned studies or future clinical trials, if any, and harm SynCardia’s reputation and the Company’s business and financial results.

SynCardia’s products are subject to various regulatory guidelines and involve complex technologies. The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture that could affect patient safety. Manufacturers may, under their own initiative, conduct a product notification or recall to inform physicians of changes to instructions for use or if a deficiency in a device is found or suspected.

Identified quality problems, such as failure of critical components including batteries or controllers, or the failure of third parties to supply SynCardia with sufficient conforming quantities of these products or components, could impact the availability of SynCardia’s products in the marketplace or lead to adverse clinical events that could cause SynCardia to amend, repeat or terminate clinical trials. In addition, product improvements, product redundancies or failure to sell a product before its expiration date could result in scrapping or expensive rework of products, and the Company’s business, financial condition or results of operations could suffer. Product complaints, quality issues and necessary corrective and preventative actions could result in communications to customers or patients, field actions, the scrapping, rework, recall or replacement of products, substantial costs and write-offs, and harm to the Company’s business reputation and financial results. Further these activities could adversely affect SynCardia’s relationships with its customers or affect its reputation, which could materially adversely affect the Company’s earnings, results and financial viability.

On February 17, 2023, SynCardia issued an urgent field safety notice (the “Notice”) to health care providers of patients implanted with the SynCardia TAH to alert the providers of the potential for a hole or tear that may occur in the pneumatic cannulae of the TAH and what actions should be taken in the event of occurrence, as part of the FDA Class 2 recall under part 806. The Notice stated that although SynCardia has received 93 complaints regarding cannula tears as of October 24, 2022, there have been zero reported Serious Adverse Events associated with a cannula hole or tear. Corrective action to address this issue is currently undergoing process validation and is expected to be completed by early Q4 2024.

A future field action or recall announcement could harm SynCardia’s reputation with customers, negatively affect sales, and subject SynCardia to FDA enforcement actions. Moreover, depending on the corrective action taken to redress a product’s deficiencies or defects, the FDA may require, or the Company may decide, that SynCardia will need to obtain new approvals or clearances for the device before it may market or distribute the corrected device. Seeking such approvals or clearances may delay SynCardia’s ability to replace the recalled devices in a timely manner. If SynCardia does not adequately address problems associated with its devices, it may face additional regulatory enforcement action, including FDA warning letters, product seizures, injunctions, administrative penalties, or civil or criminal fines.

Any identified quality issue can therefore both harm SynCardia’s business reputation and result in substantial costs and write-offs, which in either case could materially harm the Company’s business and financial results.

Any claims related to improper handling, storage or disposal of hazardous chemicals and biomaterials could be time-consuming and costly to address.

SynCardia’s operations require the use of hazardous materials, including chemicals and biomaterials. The Company cannot eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. The Company could be subject to both criminal liability and civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue the Company for injury or contamination that results from the use or the use by third parties of these materials, and the Company’s liability may exceed its total assets. Compliance with environmental laws and regulations is expensive, and current or future environmental regulations may impair SynCardia’s research, development or production efforts or harm the Company’s operating results.

The Company’s international operations subject it to certain operating risks, which could adversely impact its results of operations and financial condition.

Sales of SynCardia’s products outside the United States represented approximately 35% of the Company’s revenue in the year ended December 31, 2022. From SynCardia’s inception through December 31, 2022, it sold products in United States, France, Germany, Canada, Italy, Turkey, United Kingdom, Slovakia, Australia, Slovenia, Sweden, Austria, Macedonia/Yugoslavia, Spain, Kuwait, Croatia, Lithuania, Poland, Saudi Arabia, Serbia, Finland, Greece, Israel, Lebanon, and the Russian Federation. The sale and shipment of products across international borders, as well as the purchase of components from international sources, subjects SynCardia to U.S. and foreign governmental trade, import and export, and customs regulations and laws. Compliance with these regulations and laws is costly and exposes the Company to penalties for non-compliance. Other laws and regulations that can significantly impact the Company include various anti-bribery laws, including the U.S. Foreign Corrupt Practices Act and anti-boycott laws, as well as export controls laws. Any failure to comply with applicable legal and regulatory obligations could impact the Company in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of shipping and sales activities.

In addition, several of the countries in which SynCardia sells its products are, to some degree, subject to political, economic or social instability, and certain of such countries are or may in the future become the subject of U.S. or international sanctions.

The Company’s international operations expose the Company and its distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	difficulties in enforcing or defending intellectual property rights;

•	pricing pressure that SynCardia may experience internationally;

•	a shortage of high-quality sales people and distributors;

•

third-party reimbursement policies that may require some of the patients who receive SynCardia’s products to directly absorb medical costs or that may necessitate the reduction of the selling prices of such products;

•	disadvantage to competition with established business and customer relationships;

•	the imposition of additional U.S. and foreign governmental controls or regulations;

•	economic or political instability;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•

potentially adverse tax consequences, including in respect of transfer pricing, value added and other tax systems, double taxation, and/or taxation on repatriation of earnings, which could result in significant fines, penalties and additional taxes being imposed on the Company;

•	laws and business practices favoring local companies;

•	difficulties in maintaining consistency with the Company’s internal guidelines;

•	the imposition of costly and lengthy new export licensing requirements;

•

the imposition of U.S. or international sanctions against a country, company, person or entity with whom SynCardia does business that would restrict or prohibit continued business with the sanctioned country, company, person or entity;

•

negative publicity or public sentiment towards a country, company, person or entity with whom SynCardia does business that would result in continued business with the sanctioned country, company, person or entity to bring unfavorable publicity to SynCardia; and

•	the imposition of new trade restrictions.

If any of these events or circumstances were to occur, the Company’s sales in foreign countries may be harmed and the Company’s results of operations would suffer.

The Company is subject to credit risk from SynCardia’s accounts receivable related to its product sales, which include sales within foreign countries that have recently experienced economic turmoil.

The Company had receivable balances from foreign customers of approximately $504,000 as of December 31, 2022. The Company’s accounts receivable in the United States are due from both third-party hospitals and private hospitals. In contrast, its accounts receivable outside of the United States are primarily due from third-party distributors, and to a lesser extent, public government-owned and private hospitals, which present a greater risk of uncollectible accounts. The Company’s historical write-offs of accounts receivable have not been significant.

The Company is subject to risks associated with currency fluctuations, and changes in foreign currency exchange rates could impact its results of operations.

A significant portion of the Company’s business is located outside the United States and, as a result, the Company generates revenue and incurs expenses denominated in currencies other than the U.S. dollar, a majority of which is denominated in Euros. For the year ended December 31, 2022, approximately 35% of the Company’s total revenue was denominated in foreign currencies. As a result, changes in the exchange rates between such foreign currencies and the U.S. dollar could materially impact its results of operations and distort period-to-period comparisons. Fluctuations in foreign currency exchange rates also impact the reporting of the Company’s receivables and payables in non-U.S. currencies. As a result of such foreign currency fluctuations, it could be more difficult to detect underlying trends in the Company’s business and results of operations.

Although the Company does not currently hedge its foreign currency exchange rate risks, it may engage in exchange rate hedging activities in the future in an effort to mitigate the impact of exchange rate fluctuations. If the hedging activities are not effective, changes in currency exchange rates may have a more significant impact on the Company’s results of operations.

Changes in U.S. and foreign tax laws could have a material adverse effect on the combined company’s business, cash flow, results of operations or financial conditions.

The tax regimes to which the Company are subject or operate under, including income and non-income tax laws, are constantly under review and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially affect the combined company’s financial position and results of operations. For example, the 2017 Tax Cuts and Jobs Act, or (“Tax Act”), made broad and complex changes to the U.S. tax code, including changes to U.S. federal tax rates, additional limitations on the deductibility of interest, both positive and adverse changes to the utilization of future NOL carryforwards, allowance for the expensing of certain capital expenditures. In addition, for tax years beginning in 2022 and later, the Tax Act eliminates the currently available option to deduct research and development expenditures and requires taxpayers to amortize them generally over five years (or, in certain cases, fifteen years). The 2020 Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, modified certain provisions of the Tax Act. In addition, on August 16, 2022, the IR Act, among other provisions, imposes a 15% minimum tax on the adjusted financial statement income of certain large corporations and a 1% excise tax on corporate stock repurchases by U.S. publicly traded corporations and certain U.S. subsidiaries of non-U.S. publicly traded corporations. The exact impact of the Tax Act, the CARES Act and the IR Act for future years is difficult to quantify, but these changes could materially affect the Company’s effective tax rate in future periods, in addition to any changes made by new tax legislation.

The combined company’s ability to use net operating loss carryforwards and certain other tax attributes may be subject to limitations.

Under current law, unused federal NOLs generated for tax years beginning before January 1, 2018 may be carried forward 20 years, and unused federal NOLs generated for taxable years beginning after December 31, 2017 may be carried forward indefinitely. The deductibility of post-2017 NOL carryforwards generally is limited to 80% of taxable income. In addition, under Sections 382 and 383 of the Code, federal NOL carryforwards and other tax attributes may become subject to an annual limitation in the event a company undergoes an “ownership change”, generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a rolling three-year period. The combined company’s ability to utilize NOL carryforwards and certain other tax attributes to offset future taxable income or tax liabilities may be subject to limitations as a result of previous or future ownership changes. Similar rules may apply under state tax laws. If any of the above-described limitations were applicable, it could result in increased future income tax liability to the combined company and its future cash flows could be adversely affected.

The industry- and market-related estimates included in this proxy statement are based on various assumptions and may prove to be inaccurate.

Industry- and market-related estimates in this proxy statement, including estimates related to market size and industry data, are subject to uncertainty and are based on assumptions which may not prove to be accurate. This may have negative consequences, such as the Company overestimating potential market opportunity. For more information, see the subsection entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The Company’s ability to maintain its competitive position depends on its ability to attract and retain highly qualified personnel.

The Company’s future success depends on its ability to attract and retain its executive officers and other key employees. The Company may not be able to attract or retain qualified management and other key personnel in the future due to the intense competition for qualified personnel among companies in the medical device business and related industries, particularly in the Tucson, Arizona area, where the Company is headquartered. The Company may be required to spend significant time and expend significant financial resources in its employee recruitment and retention efforts. Many of the other medical device companies with whom SynCardia competes for qualified personnel have greater financial and other resources and different risk profiles than SynCardia does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high quality candidates than that which SynCardia has to offer. If SynCardia is not able to attract and retain the necessary personnel to accomplish its business objectives, it may experience constraints that will impede significantly its ability to implement its business strategy and achieve its business objectives.

If the Company acquires other companies or businesses, it will be subject to risks that could hurt its business.

The Company may in the future acquire complementary businesses, products or technologies. Any such acquisition may not produce the revenues, earnings or business synergies that the Company anticipates, and any acquired business, product or technology might not perform as the Company expects. The Company’s management could spend a significant amount of time, effort and money in identifying, pursuing and completing acquisitions. If the Company completes an acquisition, it may encounter significant difficulties and incur substantial expenses in integrating the operations and personnel of the acquired company into its operations. In particular, the Company may lose the services of key employees of the acquired company, and it may make changes in management that impair the acquired company’s relationships with employees, vendors and customers. Additionally, it may acquire development-stage companies that are not yet profitable and require continued investment, which could decrease the Company’s future earnings or increase its futures losses.

Any of these outcomes could prevent the Company from realizing the anticipated benefits of an acquisition. To pay for an acquisition, the Company might use stock or cash. Alternatively, it might borrow money from a bank or other lender. If the Company uses stock, its stockholders would experience dilution of their ownership interests. If it uses cash or debt financing, its financial liquidity would be reduced. Any acquisition could result in the Company recording significant amounts of goodwill or other intangible assets, some of which could result in significant quarterly amortization expense. Moreover, if the Company determines during annual reviews or otherwise that an intangible asset has been impaired, it may need to write off some or all of its carrying value, resulting in large charges to expense. Amortization charges and write-downs or write-offs of intangibles would decrease its future earnings or increase its future losses.

Failure to protect the Company’s information technology infrastructure against cyber-based attacks, network security breaches, service interruptions, or data corruption could significantly disrupt its operations and adversely affect its business and operating results.

The Company relies on information technology and telephone networks and systems, including the Internet, to process and transmit sensitive electronic information and to manage or support a variety of business processes and activities, including sales, billing, customer service, procurement and supply chain, manufacturing, and distribution. The Company uses enterprise information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements. The Company’s information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Despite the precautionary measures the Company has taken to prevent breakdowns in its information technology and telephone systems, if its systems suffer severe damage, disruption or shutdown and the Company is unable to effectively resolve the issues in a timely manner, the Company’s business and operating results, and its reputation, may suffer. Such security incidents may increase the risk of regulatory scrutiny, enforcement and civil litigation, and associated costs, fines and judgements, including increased costs associated with investigating and remediation the Company’s systems. Such costs may not be adequately covered by existing insurance.

Failure to protect the product and patient from cybersecurity risks associated with using the device could endanger patient safety and the Company’s ability to market the product.

Under the Protecting and Transforming Cyber Health Care Act of 2022 (the “PATCH Act”), all new medical device submissions will have to demonstrate that the medical device under review is safe and reliable in the face of cybersecurity threats. There are similar regulations for cybersecurity in the EU and elsewhere, one such example being MDCG 2019-16: Guidance on Cybersecurity for Medical Devices. We anticipate that our new products including expanded indications of our current products and upgrades to our products, will be subject to review in accordance with the PATCH Act. Quality and regulatory affairs at SynCardia routinely monitor the FDA and ISO standard organizations for new rules and guidance. The current Companion 2 and Freedom Driver product design does not rely on the internet, Bluetooth, or other connectivity application to communicate or operate the Companion 2 or Freedom Drivers. The current Companion 2 and Freedom Driver configuration’s cybersecurity risk is managed using the software bill of materials to identify the software and connectivity tools used on the on-market design. The post-market surveillance monitors for issues in the field. The Freedom Driver has been reviewed by the FDA for a recent software update, with no concerns related to the current state of cybersecurity with the TAH system. Moving to future designs with more connectivity tools, like Bluetooth interacting with applications on patient cell phones, would require the manufacturer to demonstrate the risk controls put into place to prevent unauthorized access or control. Security features and design plans will be discussed with both the FDA and the EU Notified Bodies to ensure a robust and compliant cybersecurity plan is put into place, with periodic safety updates and surveillance reporting, before the product is brought to market.

The demand for TAHs depends on a variety of factors. In particular, medical advances, that would either provide a better alternative or replace the use of a TAH, which would ultimately result in the demand for TAHs to decrease and would adversely affect our business, prospects, financial condition and operating results.

We believe that the present and projected demand for TAHs depends on a variety of factors. These factors include, but at not limited to (i) a rising trend in heart related disorders and failures, (ii) a market need for both a short-term and long-term alternative to heart transplants, (iii) industry competition within the TAH space, and (iv) medical advances that could provide permanent solutions to the heart related problems currently addressed by TAHs. Any development in the aforementioned factors could positively or adversely affect the demand for TAHs and subsequently our business and operations. In particular, a variety of medical advances (e.g., new medications or new surgical techniques) could result in an alternative, more cost effective or less invasive, manner to address heart failure and heart disorders currently addressed by a total artificial heart. In the event that demand for total artificial hearts decreases, and consequently no market exists for TAHs, our business, prospects, financial condition, and operating results would be severely and adversely affected.

Risks Related to Regulation of Picard’s Industry

Unless the context otherwise requires, references in this subsection “— Risks Related to Regulation of Picard’s Industry” to “we”, “us”, “our”, and the “Company” generally refer to Picard in the present tense or New Picard from and after the Business Combination, as applicable.

The Company’s business is subject to extensive governmental regulation that could make it more expensive and time consuming to introduce new or improved products.

The Company’s products must comply with regulatory requirements imposed by the FDA, the U.S. Department of Health and Human Services and other governmental agencies in the United States, and similar agencies in foreign jurisdictions. These requirements involve lengthy and detailed laboratory and clinical testing procedures, sampling activities, an extensive agency review process, and other costly and time-consuming procedures. It often takes several years to satisfy these requirements, depending on the complexity and novelty of the product. The Company is also subject to numerous additional licensing and regulatory requirements relating to safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. Some of the most important requirements include:

•	FDA Regulations;

•	EU CE mark requirements;

•	Health Canada requirements;

•	Regulations under the Drug Administration Law of China;

•	Medical Device Quality Management System requirements; and

•	Occupational Safety and Health Administration requirements.

Government regulation may impede SynCardia’s ability to conduct clinical studies and to manufacture existing and future products. Government regulation also could delay the marketing of new products for a considerable period of time and impose costly procedures on SynCardia’s activities. The FDA and other regulatory agencies may not approve any future products on a timely basis, if at all. Any delay in obtaining, or failure to obtain, such approvals could negatively impact the marketing of any future products and reduce the Company’s product revenues. Regulatory bodies may review SynCardia’s products once they are on the market and determine that they do not satisfy applicable regulatory requirements. Failure to comply with requisite requirements in the future may lead to EEA regulatory bodies ordering the suspension or withdrawal of SynCardia’s products from the EEA market or, as discussed below, notified bodies withdrawing certificates of conformity for devices and/or the underlying quality systems.

Even after receiving pre-market approval, SynCardia’s products remain subject to strict regulatory controls on manufacturing, marketing and use. SynCardia may be forced to modify or recall a product after release in response to regulatory action or unanticipated difficulties encountered in general use. To satisfy U.S. FDA requirements, SynCardia’s facilities and associated quality systems are required to comply with 21 CFR 820 and SynCardia is subject to periodic inspections by FDA or an FDA-accredited third party. To satisfy EU CE mark requirements SynCardia’s facilities and associated quality systems are required to comply with ISO 13485:2016, and it is subject to periodic audits by a third-party notified body. SynCardia’s certificate of compliance with ISO 13485:2016 is subject to a three-year renewal period. Failure to maintain an adequate quality system could lead to interruption of the supply of the Company’s products until its quality system is deemed compliant. Any such action could have a material effect on the reputation of the Company’s products and on its business and financial position.

Further, regulations may change, and any additional regulation could limit or restrict the Company’s ability to use any of its technologies, which could harm the Company’s business. The Company could also be subject to new international, federal, state or local regulations that could affect SynCardia’s research and development programs and harm the Company’s business in unforeseen ways.

The off-label use or misuse of SynCardia’s products may harm its image in the marketplace, result in injuries that lead to product liability suits, which could be costly to the Company’s business, or result in costly investigations and regulatory agency sanctions if SynCardia is deemed to have engaged in such promotion.

The products SynCardia currently markets in the United States have been approved by the FDA for specific indications. For example, the SynCardia 70cc TAH is approved only for patients with a specific cardiac condition, and then only as a bridge to transplantation rather than for destination therapy. The Company’s clinical support staff and marketing and sales force have been trained not to promote the products for uses outside of the approved indications for use, known as “off-label uses.” The Company cannot, however, prevent a physician from using the products in a manner determined by the physician, in the exercise of medical judgment, to be appropriate. There may be increased risk of injury to patients if physicians attempt to use SynCardia’s products off-label. Furthermore, the use of SynCardia’s products for indications other than those approved by the FDA may not effectively treat such conditions, which could harm SynCardia’s reputation in the marketplace among physicians and patients.

If the FDA or other federal, state or foreign enforcement authorities determine that SynCardia has promoted an off-label or other improper use, they could subject the Company to regulatory or enforcement actions, and this could significantly harm the Company’s business and results of operations.

SynCardia is required to comply with medical device reporting, or MDR, requirements and must report certain malfunctions, deaths, and serious injuries associated with its products, which can result in voluntary corrective actions or agency enforcement actions.

Under the FDA MDR regulations (21 CFR 803), medical device manufacturers are required to submit information to the FDA when they receive a report or become aware that a device has or may have caused or contributed to a death or serious injury or has or may have a malfunction that would likely cause or contribute to death or serious injury if the malfunction were to recur. All manufacturers placing medical devices on the market in the EEA are legally bound to report any serious or potentially serious incidents involving devices they produce or sell (MEDDEV 2.12-1) to the regulatory agency in whose jurisdiction the incident occurred.

Malfunction of SynCardia’s products could result in future voluntary corrective actions, such as recalls, including corrections, or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, SynCardia may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case it may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take action against the Company, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of the Company’s time and capital, will distract management from operating the Company’s business, and may harm the Company’s reputation and financial results.

The Company’s employees, independent contractors, principal investigators, consultants, commercial partners and suppliers may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

The Company is exposed to the risk of employee fraud, misconduct or other improper activities. Misconduct by employees and independent contractors could include failure to comply with FDA regulations, failure to provide accurate information to the FDA, failure to comply with manufacturing standards the Company has established, failure to comply with federal and state healthcare fraud and abuse laws, failure to report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and other business arrangements in the healthcare industry are subject to extensive laws intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws may restrict or prohibit a wide range of business activities, including, but not limited to, research, manufacturing, distribution, pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee and independent contractor misconduct could also involve the improper use of individually identifiable patient information, including, without limitation, information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to the Company’s reputation. It is not always possible to identify and deter employee and independent contractor misconduct, and any precautions the Company takes to detect and prevent improper activities may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against the Company, those actions could have a significant impact on its business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings and curtailment or restructuring of the Company’s operations, any of which could adversely affect the Company’s ability to operate.

The Company is subject to various federal, state and foreign healthcare laws and regulations, and a finding of failure to comply with such laws and regulations could have a material adverse effect on the Company’s business.

The Company’s operations are, and will continue to be, directly and indirectly affected by various federal, state and foreign healthcare laws, including, but not limited to, those described below.

The Company is subject to the federal Anti-Kickback Statute (42 U.S. Code § 1320a-7b), which prohibits any person or entity from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, in cash or in kind, in return for or to induce the referring, ordering, leasing, purchasing or arranging for or recommending the referring, ordering, purchasing or leasing of any good, facility, item or service, for which payment may be made, in whole or in part, under federal healthcare programs, such as the Medicare and Medicaid programs.

The Company is also subject to the federal “Sunshine” (42 U.S. Code § 1320a-7h) law, which imposes a duty to track and report annually to CMS information related to certain payments and other “transfers of value” provided to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals and to report annually to CMS ownership and investment interests held by physicians, as defined above, and their immediate family members in the Company. The Company is also subject to similar foreign “sunshine” laws or codes of conduct, which vary country by country.

In addition, the Company is subject to the federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, persons or entities from knowingly presenting, or causing to be presented, a false or fraudulent claim to, or the knowing use of false records or statements to obtain payment from, or approval by, the federal government. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals, commonly known as

“whistleblowers,” may share in any amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the False Claims Act (31 U.S. Code § 3729–3733), it may be required to pay up to three times the actual damages sustained by the government, plus civil penalties for each separate false claim.

The Company is also subject to the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, statute, which, among other things, created federal criminal laws that prohibit knowingly and willfully executing, or attempting to execute, a scheme or artifice to defraud any healthcare benefit program and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of or payment for health care benefits, items or services. Additionally, HIPAA imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information without appropriate authorization on entities subject to the law, such as health plans, clearinghouses, and healthcare providers and their business associates. Internationally, substantially every jurisdiction in which the Company operates has established its own data security and privacy legal framework with which the Company must comply, including the General Data Protection Regulation (GDPR) and its national implementation in the member states of the European Union.

Many states have also adopted laws similar to each of the above federal laws, such as anti-kickback and false claims laws, which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers, as well as laws that restrict its marketing activities with health care professionals and entities, and require the Company to track and report payments and other transfers of value, including consulting fees, provided to healthcare professionals and entities. The Company is also subject to foreign fraud and abuse laws, which vary by country. The Company can provide no assurance that it is, or will remain in, compliance with the diverse requirements in all jurisdictions in which it does business.

If the Company’s operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to it now or in the future, it may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, disgorgement, individual imprisonment, contractual damages, reputational harm, exclusion from governmental health care programs, and the curtailment or restructuring of its operations, any of which could adversely affect the Company’s ability to operate its business and its financial results.

The TAH is currently approved in the U.S. for temporary bridge to transplant indication. The Company plans to seek approval for long-term indication. If the Company does not receive that approval within the next year, it may need to undertake additional clinical trials, which could cost significant funds and adversely affect its business.

The TAH is currently approved in the U.S. for temporary bridge to transplant indication. The Company plans to seek approval for long-term indication, which involves additional time and resources of management and the Company’s employees. If the Company does not receive that approval within the next year, it may need to undertake additional clinical trials to continue pursuing long-term indication, which could cost significant funds and adversely affect its business.

In Europe, the Company voluntarily withdrew its CE certificate under CE MDD in 2022 and terminated its relationship with its CE notifying body to migrate from CE MDD to CE MDR, and failure to reinstate its CE certificate under CE MDR or could have a material adverse effect on the Company’s business.

The European Union Medical Device Directive (“CE MDD”) and the European Union Medical Device Regulation (“CE MDR”) are different regulatory frameworks that govern medical devices in the European Union. The CE MDR was adopted by the EU in 2017 and has a phased implementation process, with the first deadline for compliance occurring on May 26, 2021 and expected full implementation expected by May 2024. The CE MDR replaces the CE MDD and other directives that were previously in place. The CE MDR is a more comprehensive and stringent regulatory framework than the CE MDD. For example, the CE MDR places a greater emphasis on clinical evaluation, requiring more extensive clinical data and evidence to demonstrate the safety and efficacy of a medical device. The CE MDR also requires more stringent oversight and auditing of notified bodies, which are non-governmental organizations responsible for assessing the conformity of medical devices to the applicable regulatory regime.

While SynCardia is in the process of transitioning to the CE MDR, there can be no assurance that it will be able to comply with all of the new requirements in a timely manner or in a manner that will not be an undue burden on the management of the Company. Specifically, due to the change of control of SynCardia in 2021 and the installation of new management, the Company’s managers have identified significant issues with SynCardia’s regulatory compliance regime and are actively working to solve these issues. The Company cannot guarantee that SynCardia will be able to obtain CE MDR certification or that its regulatory compliance regime will meet the standards in the jurisdictions in which SynCardia operates, including the EU.

SynCardia and its predecessors has had clearance under CE MDD since 1998. In September 2022, SynCardia voluntarily withdrew its CE MDD certificate so that it could address post market surveillance reporting requirements, expected as part of compliance with CE MDR. SynCardia is in the advanced phase of working with a notifying body, TUV SUD, to file a CE mark for its 70cc TAH under MDR, and the Company expects SynCardia to file its submission for clearance under CE MDR in 2024. Relevant EU authorities, and authorized representatives will be notified as needed, and in accordance with applicable EU regulations.

Any delay or failure to obtain CE MDR certification, or mistakes made by management in the process of obtaining CE MDR certification, could have a material adverse effect on the Company’s business, financial condition, and results of operations. Investors are encouraged to inquire with officers of the Company for more detailed information about SynCardia’s transition to CE MDR certification and its regulatory compliance regime.

Prior weaknesses in the Company’s CE MDD regulatory regime and compliance with developing European Union medical device regulations, including the CE MDD, may limit the Company’s ability to market or sell products in European markets or to introduce new products into European markets.

Prior weaknesses in the Company’s compliance with its post-market surveillance reporting obligations under CE MDD, may limit the Company’s ability to market or sell products in European markets or to introduce new products into European markets. If the Company is unable to maintain compliance, it could lose potential market share in Europe resulting in adverse effects to the Company’s business and results of operations.

Risks Related to Picard’s Intellectual Property

Unless the context otherwise requires, references in this subsection “— Risks Related to Picard’s Intellectual Property” to “we”, “us”, “our”, and the “Company” generally refer to Picard in the present tense or New Picard from and after the Business Combination, as applicable.

Many aspects of the SynCardia TAH are no longer protected by patents, and Picard may be unable to, in the long term, protect its products from competition through other means.

The Company’s success depends in part on its ability to develop and protect intellectual property rights relating to key aspects of the technology employed in the SynCardia TAH systems, maintain its licenses to use intellectual property owned by third parties, preserve the confidentiality of its trade secrets and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. Although the original inventions underlying the total artificial heart were previously protected by patents, such patents have now expired. Therefore, many aspects of the SynCardia TAH are no longer protected by any patents, and the Company relies primarily on a combination of non-patented proprietary technology, trade secrets, processes and procedures, technical knowledge and know-how accumulated or acquired since its inception. The Company’s intellectual property rights could be challenged, invalidated, circumvented or misappropriated. The Company generally seeks to protect this information by confidentiality, non-disclosure and assignment of invention agreements with its employees, consultants, scientific advisors and third parties. These agreements may be breached, and the Company may not have adequate remedies for any such breach. In addition, its trade secrets may be disclosed to or otherwise become known or be independently developed by competitors. The intellectual property owned by the Company affords only limited protection and may not provide any commercial benefit.

In addition, the laws of some of the countries in which SynCardia’s products are or may be sold may not protect its products and intellectual property to the same extent as U.S. laws, if at all. SynCardia may be unable to protect its rights in trade secrets and unpatented proprietary technology in these countries.

The medical device industry is characterized by extensive patent litigation, and the Company could become subject to litigation that could be costly, result in the diversion of management’s attention, require the Company to pay significant damages or royalty payments or prevent SynCardia from marketing and selling its existing or future products.

The Company’s success depends in part on not infringing the patents or violating the other proprietary rights of others. Significant litigation regarding patent rights occurs in the medical device industry, including among companies focused on artificial transplants. It is possible that U.S. and foreign patents and pending patent applications controlled by third parties may be alleged to cover the SynCardia TAH and related technologies, including SynCardia’s drivers. The Company’s competitors in both the United States and abroad, many of which have substantially greater resources and have made substantial investments in patent portfolios and competing technologies, may have applied for or obtained or may in the future apply for and obtain, patents that will prevent, limit or otherwise interfere with its ability to make, use and sell its products.

The Company may receive in the future communications from patent holders alleging infringement of patents or other intellectual property rights or misappropriation of trade secrets, or offering licenses to such intellectual property. At any given time, the Company may be involved as either a plaintiff or a defendant in patent infringement actions, the outcomes of which may not be known for prolonged periods of time.

The large number of patents, the rapid rate of new patent applications and issuances, the complexities of the technologies involved and the uncertainty of litigation significantly increase the risks related to any patent litigation. Any potential intellectual property litigation also could force the Company to do one or more of the following:

•	stop selling, making, or using products that use the disputed intellectual property;

•

obtain a license from the intellectual property owner to continue selling, making, licensing, or using products, which license may require substantial royalty payments and may not be available on reasonable terms, or at all;

•	incur significant legal expenses;

•	pay substantial damages or royalties to the party whose intellectual property rights the Company may be found to be infringing;

•	pay the attorney fees and costs of litigation to the party whose intellectual property rights the Company may be found to be infringing; or

•	redesign those products that contain the allegedly infringing intellectual property, which could be costly, disruptive and/or infeasible.

If any of the foregoing occurs, the Company may have to withdraw existing products from the market or may be unable to commercialize one or more of its products, all of which could have a material adverse effect on its business, results of operations and financial condition. Any litigation or claim against the Company, even those without merit, may cause it to incur substantial costs, and could place a significant strain on its financial resources, divert the attention of management from its core business and harm its reputation. Further, as the number of participants in the artificial heart industry grows, the possibility of intellectual property infringement claims against the Company increases.

In addition, the Company may indemnify its customers and international distributors with respect to infringement by its products of the proprietary rights of third parties. Third parties may assert infringement claims against SynCardia’s customers or distributors. These claims may require the Company to initiate or defend protracted and costly litigation on behalf of its customers or distributors, regardless of the merits of these claims. If any of these claims succeed, the Company may be forced to pay damages on behalf of SynCardia’s customers or distributors or may be required to obtain licenses for the products they use. If the Company cannot obtain all necessary licenses on commercially reasonable terms, SynCardia’s customers may be forced to stop using SynCardia’s products.

If the Company ceases its commercial ties or contractual arrangements with either Bimba or Heitek Automation, the Company will be required to source crucial components for the C2 and Freedom Driver from an alternative supplier, which could have a negative impact on the Company’s business and operations if one is not found.

If Bimba, a part of Norgren, and the sole source supplier of components for the SynCardia drivers, ceases business operations or terminates commercial ties with its distributor Heitek Automation, or with SynCardia, or if Heitek Automation ceases business operations or terminates commercial ties with SynCardia, we might not be able to procure components to produce the C2 and Freedom Drivers.

Bimba owns the drawing of and manufactures the Piston Cylinder Assembly (PCA) used in the assembly of the Freedom Driver. Bimba also manufactures the pneumatic manifold used in the Freedom Driver while Heitek Automation owns the drawings. Heitek Automation distributes the PCA and the pneumatic manifold and SynCardia purchases both components from Heitek Automation. Bimba and Heitek are thus material for the continued success of the Company and if Bimba and/or Heitek Automaton cease business operations or terminate commercial ties with SynCardia, we will have to source the component from alternative suppliers.

SynCardia currently does not have an agreement with either Bimba or Heitek Automation covering the supply of PCA, or access to the drawings of PCA. However, the Company is developing the Liberty Driver that will not use the current PCA and we expect FDA approval of the Liberty Driver by the end of 2025. SynCardia entered into a Purchase Order, dated as of April 11, 2022, with Heitek Automation to purchase the pneumatic manifold drawing for the C2 Driver for a total cost of $200,000. Under this Purchase Order, Heitek Automation credits $500 for every PCA that SynCardia purchases from Heitek Automation towards the cost of the manifold drawings. In addition, SynCardia has started the development of the C3 Driver that will not need this pneumatic manifold and that is expected to be approved by the end of 2025.

The Company may be subject to claims that it or its employees have inadvertently or intentionally used or disclosed trade secrets or other proprietary information of former employers of its employees.

The Company employs individuals who were previously employed at other medical device companies, including competitors or potential competitors. To the extent that the employees are involved in research areas that are similar to those in which they were involved with their former employers, the Company may be subject to claims that such employees have inadvertently or intentionally used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims.

Risks Related to Ownership of New Picard’s Securities

Our share price may be volatile, and purchasers of our securities could incur substantial losses.

Our share price is likely to be volatile. The securities markets in general, and the market for biotechnology and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors, including the following:

•	our ability to successfully commercialize, and realize revenues from sales of, the TAH;

•	the success of competitive products or technologies;

•	results of clinical studies of the TAH or other current or future products or those of our competitors;

•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to our products;

•	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

•	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing processes or sales and marketing terms;

•	variations in our financial results or those of companies that are perceived to be similar to us;

•	the success of our efforts to acquire or in-license additional products or planned products;

•	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

•	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;

•	the recruitment or departure of key personnel;

•	changes in the structure of health care payment systems;

•	market conditions in the medical device and biotechnology sectors;

•	actual or anticipated changes in earnings estimates or changes in securities analyst recommendations regarding New Picard Common Stock, other comparable companies or our industry generally;

•	trading volume of New Picard Common Stock;

•	guidance or projections, if any, that we provide to the public, any changes in this guidance or projections or our failure to meet this guidance or projections;

•	sales of New Picard Common Stock by us or our stockholders;

•	general economic and political conditions such as recessions, interest rates, fuel prices, trade wars, pandemics (such as COVID-19), currency fluctuations and acts of war or terrorism;

•

the effects of natural disasters, terrorist attacks and the spread and/or abatement of infectious diseases, such as COVID-19, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto; and

•	the other risks described in this “Risk Factors” section.

These broad market and industry factors may harm the market price of New Picard Common Stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could adversely affect our business, financial condition, results of operations and growth prospects.

We do not intend to pay cash dividends for the foreseeable future.

Following the Business Combination, New Picard currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the New Picard Board and will depend on New Picard’s financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as the New Picard Board deems relevant.

Future sales of New Picard Common Stock, or the perception that future sales may occur, may cause the market price of New Picard Common Stock to decline, regardless of our operating performance.

Significant additional capital will be needed in the future to continue New Picard’s planned operations. To raise capital, New Picard may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner as determined from time to time. If New Picard sells common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of New Picard Common Stock.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the listing standards of the Nasdaq, and other applicable securities rules and regulations. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources. For example, the Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. As a result of the complexity involved in complying with the rules and regulations applicable to public companies, our management’s attention may be diverted from other business concerns, which could harm our business, results of operations and financial condition. Although we have already hired additional employees to assist us in complying with these requirements, we may need to hire more employees in the future or engage outside consultants, which will increase our operating expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest substantial resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from business operations to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement and in filings required of a public company, our business and financial condition will become more visible, which may result in an increased risk of threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and results of operations could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business, results of operations, and financial condition.

Upon consummation of the Business Combination, we will be an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and we intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with that of other public companies.

Upon consummation of the Business Combination, we will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we will be a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, which would allow us to take advantage of certain exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this proxy statement and New Picard’s periodic reports and proxy statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of our New Picard Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeded $100 million during such completed fiscal year or the market value of the shares of New Picard Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We could be subject to securities class action or derivative litigation.

In the past, securities class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in the price of New Picard Common Stock, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and results of operations and divert management’s attention and resources from our business. Additionally, securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect Picard’s businesses, financial condition and results of operation.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of New Picard Common Stock may decrease.

We are in the process of designing and implementing our internal controls over financial reporting, which will be time-consuming, costly and complicated. We cannot provide assurances that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. If we identify additional material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner, if we are unable to assert that our internal control over financial reporting is effective or, once required, if our independent registered public accounting firm is unable to attest that our internal control over financial reporting is effective, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of New Picard Common Stock could decrease. We could also become subject to stockholder or other third-party litigation as well as investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources and could result in fines, trading suspensions or other remedies.

An active trading market may not develop or be sustained.

The market for our securities may be highly volatile or may decline regardless of our operating performance. An active public market for our securities may not develop or be sustained after the closing of the Business Combination. We cannot predict the extent to which investor interest in New Picard will lead to the development of an active trading market in New Picard Common Stock or how liquid that market might become. If an active market does not develop or is not sustained, or if New Picard fails to satisfy the continued listing standards of Nasdaq for any reason and its securities are delisted, it may be difficult for you to sell your securities at the time you wish to sell them, at a price that is attractive to you, or at all. An inactive trading market may also impair New Picard’s ability to both raise capital by selling shares of capital stock, attract and motivate employees through equity incentive awards and acquire other companies, products or technologies by using shares of capital stock as consideration.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, New Picard Common Stock share price and trading volume could decline.

The trading market for New Picard Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on New Picard. If no securities or industry analysts commence coverage of New Picard, the trading price for New Picard Common Stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade New Picard Common Stock or publish inaccurate or unfavorable research about our business, our share price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our share price would likely decline. If one or more of these analysts cease coverage of New Picard or fail to publish reports on us regularly, demand for New Picard Common Stock could decrease, which might cause our share price and trading volume to decline.

New Picard will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, will qualify for exemptions from certain corporate governance requirements. If we rely on these exemptions, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.

After the completion of the Business Combination, Hunniwell Picard I, LLC will control a majority of the voting power of the outstanding New Picard Common Stock, and New Picard will be a “controlled company” within the meaning of applicable rules of Nasdaq upon the Closing. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements:

•	that a majority of the board consists of independent directors;

•	for an annual performance evaluation of the nominating and corporate governance and compensation committees;

•

that the controlled company has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	that the controlled company has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibility.

While we do not currently intend to rely on these exemptions, we may use these exemptions in the future. As a result, New Picard’s stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Proposed Charter, as will be in effect following the completion of the Business Combination, will designate specific courts as the exclusive forum for substantially all stockholder litigation matters, which could limit the ability of New Picard’s stockholders to obtain a favorable forum for disputes with New Picard or its directors, officers or employees.

The Proposed Charter, as will be in effect following the completion of the Business Combination, will require, to the fullest extent permitted by law, that derivative actions brought in New Picard’s name, actions against current or former directors, officers or other employees for breach of fiduciary duty, any action asserting a claim arising pursuant to any provision of the DGCL, the Proposed Charter or the Proposed Bylaws, or any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, confer jurisdiction to the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware), unless New Picard consents in writing to the selection of an alternative forum. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. The Proposed Charter also provides that, unless New Picard consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Picard and New Picard’s directors, officers or other employees and may have the effect of discouraging lawsuits against New Picard’s directors, officers and other employees. Furthermore, stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in the Proposed Charter is inapplicable or unenforceable. In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it. If a court were to find the exclusive forum provision contained in the Proposed Charter to be inapplicable or unenforceable in an action, New Picard may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, prospects, financial condition and operating results.

Risks Related to Altitude and the Business Combination

Unless the context otherwise requires, references in this subsection “— Risks Related to Altitude and the Business Combination” to “we”, “us”, “our”, and the “Company” generally refer to Altitude in the present tense or New Picard from and after the Business Combination.

The consummation of the Business Combination is subject to a number of conditions, including regulatory approvals and the Minimum Cash Condition, and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

The consummation of the Business Combination is subject to a number of conditions, including regulatory approvals and the Minimum Cash Condition, and, if those conditions are not satisfied or waived, the Business Combination agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

Picard will be subject to business uncertainties and contractual restrictions while the Business Combination is pending, and such uncertainty could have a material adverse effect on Altitude’s and the Picard’s business, financial condition, and results of operations.

Picard will be subject to business uncertainties and contractual restrictions while the Business Combination is pending, and such uncertainty could have a material adverse effect on Picard’s business, financial condition and results of operations. For example, the Business Combination Agreement contains various covenants that restrict Picard’s actions prior to the Closing without Altitude’s consent, including restrictions on issuing securities, selling or acquiring assets, taking on debt and hiring or terminating employees.

The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require us to agree to amend the Business Combination Agreement, to consent to certain actions taken by Picard or to waive rights to which we are entitled under the Business

Combination Agreement. Such events could arise because of changes in the course of Picard’s business, a request by Picard to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Picard’s business and would entitle us to terminate the Business Combination Agreement. In any of such circumstances, it would be at our discretion, acting through the Altitude Board, to grant consent or waive those rights. The existence of the financial and personal interests our officers and directors described in the following risk factors may result in a conflict of interest on the part of one or more of the officers and directors between what they may believe is best for us and what they may believe is best for themselves in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any material changes or waivers that our directors and officers would be likely to make after the mailing of this proxy statement. We will circulate a supplemental or amended proxy statement if changes to the terms of the Business Combination Agreement that would have a material impact on our stockholders are required prior to the vote on the Business Combination Proposal.

Altitude and Picard will incur transaction costs in connection with the Business Combination.

Altitude and Picard have incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination. Altitude and Picard will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, proxy printing and mailing fees and other costs associated with the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what New Picard’s actual financial position or results of operations will be.

The unaudited pro forma condensed combined financial information for New Picard following the Business Combination in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what New Picard’s actual financial position or results of operations would be if the Business Combination is completed on the dates indicated.

If the Business Combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of New Picard’s securities may decline.

If the benefits of the Business Combination do not meet the expectations investors or securities analysts, the market price of New Picard’s securities prior to the Closing may decline. The market values of New Picard’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement or the date on which Altitude stockholders vote on the Business Combination.

We will not have any right to make damage claims against Picard or Picard’s securityholders for the breach of any representation, warranty or covenant made by Picard in the Business Combination Agreement.

The Business Combination Agreement provides that all of the representations, warranties and covenants of the parties contained therein will not survive the Closing. Accordingly, there are no remedies available to the parties with respect to any breach of the representations, warranties, covenants or agreements of the parties to the Business Combination Agreement after the Closing of the Business Combination. As a result, we will have no remedy available to us if the Business Combination is consummated and it is later revealed that there was a breach of any of the representations, warranties and covenants made by Picard at the time of the Business Combination.

We may be targeted by securities class action and derivative lawsuits that could result in substantial costs and may delay or prevent the Business Combination from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on our liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting completion of the Business Combination, then that injunction may delay or prevent the Business Combination from being completed, or from being completed within the expected timeframe, which may adversely affect our and Picard’s respective businesses, financial condition and results of operation.

The requirements of being a public company may strain New Picard’s resources, divert management’s attention and affect our ability to attract and retain qualified board members.

After the completion of the Business Combination, New Picard will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and any rules promulgated thereunder, as well as the rules of Nasdaq. The requirements of these rules and regulations will increase New Picard’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on its systems and resources. The Sarbanes-Oxley Act requires, among other things, that New Picard maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve New Picard’s disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight are required, and, as a result, New Picard’s management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for New Picard to attract and retain qualified independent members of the board of directors. Additionally, these rules and regulations make it more difficult and more expensive for New Picard to obtain director and officer liability insurance. New Picard may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements could have a material adverse effect on New Picard’s operations, business, financial condition or results of operations.

The Sponsor has agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

The Sponsor owns approximately 85% of our outstanding common stock. Our Current Charter provides that, if we seek stockholder approval of an initial business combination, such business combination will be approved if we receive the affirmative vote of a majority of the votes cast at such meeting, including the Founder Shares. As a result, the Sponsor can approve a Business Combination even if all public stockholders vote against it.

The ability of our stockholders to exercise redemption rights with respect to a large number of public shares may make it more difficult for us to complete the Business Combination

While the Business Combination imposes a Minimum Cash Condition, our Current Charter does not provide a specified maximum redemption threshold. As a result, we may be able to complete the Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares. The Closing is, however, subject to the satisfaction of the Minimum Cash Condition. The Minimum Cash Condition may be waived by Picard in its sole discretion.

If the Business Combination is consummated with less than $38 million of Aggregate Parent Closing Cash due to the waiver by Picard of the Minimum Cash Condition, the aggregate cash held by New Picard after the Closing may not be sufficient to allow New Picard to operate and pay its bills as they become due. Furthermore, the exercise of redemption rights with respect to a large number of our public shares may prevent New Picard from taking actions as may be desirable in order to optimize the capital structure of New Picard after consummation of the Business Combination and New Picard may not be able to raise additional financing from unaffiliated parties necessary to fund its expenses and liabilities after the Closing. Any such event in the future may negatively impact the analysis regarding New Picard’s ability to continue as a going concern at such time.

Altitude Stockholders may not know prior to the redemption deadline whether we will have satisfied the Minimum Cash Condition.

If we receive valid redemption requests from holders of public shares prior to the redemption deadline, we may, at our sole discretion, following the redemption deadline and until the Closing Date, seek and permit withdrawals by one or more of such holders of their redemption requests. We may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account, including where we otherwise would not satisfy the Minimum Cash Condition. This process could take a number of days and there may be a period of time after the special meeting and before the Closing when stockholders do not know whether we have satisfied this closing condition. Accordingly, public stockholders may be required to make redemption and voting decisions without knowing whether we will satisfy all of the conditions to closing the Business Combination.

The public stockholders will experience dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination and may experience dilution from several additional sources in connection with and after the Business Combination. Having a minority share position may reduce the influence that the public stockholders have on the management of New Picard.

The issuance of additional shares of common stock in the Business Combination, including the issuance of shares of common stock as consideration to the security holders of Picard, will dilute the equity interests of the public stockholders and may adversely affect prevailing market prices for the common stock and public warrants. The public stockholders who do not redeem their common stock may experience dilution from several additional sources to varying degrees in connection with and after the Business Combination, including in each of the following instances:

•

Assuming no further redemptions from Altitude’s Trust Account, no Closing Offering or Picard Financing and that Picard waives the Minimum Cash Condition, it is anticipated that, immediately following the Closing, the shares of Common Stock to be issued to Picard securityholders will represent approximately 91.54% of the number of shares of Common Stock that will be outstanding following the consummation of the Business Combination.

•

An aggregate of 29,500,000 warrants will be outstanding following the Business Combination (including the 6,500,000 warrants issued to Picard in connection with the Business Combination, the 15,000,000 public warrants, and the 1,500,000 private warrants held by the Sponsor after taking into account forfeitures pursuant to the Sponsor Support Agreement, and 6,500,000 Earnout Warrants). The shares of Common Stock underlying such warrants represent approximately 35.99% of the fully-diluted number of shares of New Picard Common Stock immediately following the consummation of the Business Combination, assuming the no additional redemptions scenario.

•

New Picard will reserve [●]% of the number of outstanding shares of New Picard Common Stock on a fully diluted basis (as of immediately following the Business Combination) pursuant to New Picard’s equity inventive plan. The granted awards, when vested and settled or exercisable, may result in the issuance of additional shares up to the amount of the share reserve under New Picard’s equity incentive plan.

•

New Picard may determine, subject to the receipt of any stockholder or stock exchange approvals that may be required, to issue additional shares of Common Stock or other equity securities of equal or senior rank in connection with privately negotiated transactions following the consummation of the Business Combination.

The issuance of additional shares of New Picard Common Stock (or other equity securities of equal or senior rank), including through any of the foregoing, could have the following effects for holders of public shares who elect not to redeem their shares:

•	your proportionate ownership interest in New Picard will decrease;

•	the relative voting strength of each previously outstanding share of common stock will be diminished; or

•	the market price of the New Picard Common Stock and the New Picard Warrants may decline.

We may not be able to complete the Business Combination with Picard by the end of the completion window, which can be extended monthly up until December 11, 2023, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to complete the Business Combination with Picard combination by December 11, 2023. Our ability to complete the Business Combination with Picard may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account (which interest will be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Altitude Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In seeking to satisfy the conditions to Closing the Business Combination, our Sponsor, Picard, our or their initial stockholders, directors, executive officers, advisors and affiliates may elect to purchase shares or public warrants from public stockholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

At any time prior to the special meeting during a period when they are not then aware of any material nonpublic information regarding Altitude, Picard, their securities, or the Business Combination, our Sponsor, Picard, our or their initial stockholders, directors, executive officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market, although they are under no obligation to do so. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value. Such public shares purchased by the Sponsor, directors, executive officers, advisors or affiliates would be (a) purchased at a price no higher than the redemption price for the public shares, which as of [●], 2023 was estimated to be $[●] per share and (b) would not be (i) voted by the Sponsor, or our directors, executive officers or their respective affiliates or (ii) redeemable by the Sponsor, or our directors, executive officers or their respective affiliates. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Business Combination and/or will not exercise its redemption rights with respect to the shares so purchased.

Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with the Business Combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules when conducting redemptions in connection with Business Combination. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials as applicable, that we will furnish to holders of our public shares in connection with the Business Combination will describe the various procedures that must be complied with in order to validly tender or submit public shares for redemption. For example, we intend to require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, either deliver their stock certificates to our transfer agent, or to deliver their shares to our transfer agent electronically prior to the date set forth in the proxy materials as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the Business Combination. In addition, if we conduct redemptions in connection with a stockholder vote, we intend to require a public stockholder seeking redemption of its public shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. In the event that a stockholder fails to comply with these or any other procedures disclosed in the proxy materials its shares may not be redeemed.

If you or a “group” of stockholders are deemed to hold in excess of 20% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 20% of our Class A common stock.

Our Current Charter provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 20% of the shares sold in the IPO without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. You will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. And as a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

There is no guarantee that a public stockholder’s decision whether to redeem its public shares for a pro rata portion of the cash held in the Trust Account will put the stockholder in a better future economic position.

Altitude can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination. Certain events following the consummation the Business Combination may cause an increase in New Picard’s share price and may result in a lower value realized now than a stockholder of Altitude might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the New Picard Common Stock after the consummation of the Business Combination and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If the net proceeds of the IPO not being held in the Trust Account are insufficient to allow us to operate to the end of the completion window, which can be extended monthly up until December 11, 2023, it could limit the amount available to complete the Business Combination, and we will depend on loans from our Sponsor or management team to complete the Business Combination.

As of June 30, 2023, we had $81,121 available to us outside of the Trust Account to fund our working capital requirements. The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until the end of the completion window which can be extended monthly up until December 11, 2023, assuming that the Business Combination is not completed during that time.

If we are unable to complete the Business Combination, our public stockholders may receive only approximately $[●] per share (based on the Trust Account balance as of [●]) on the liquidation of the Trust Account and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will consider whether competitive alternatives are reasonably available to us and will only enter into an agreement with such third party if management believes that such third party’s engagement would be in the best interests of the Company under the circumstances. The underwriters of the IPO as well as our registered independent public accounting firm will not execute agreements with us waiving such claims to the monies held in the Trust Account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per public share initially held in the Trust Account, due to claims of such creditors.

Our Sponsor has agreed that it will indemnify and hold us harmless against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Altitude may become subject as a result of any claim by (i) any third party for services rendered or products sold to Altitude or (ii) any prospective target business with which Altitude has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below Trust Account (x) $10.00 per public share and (y) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations and believe that our Sponsor’s only assets are securities of Altitude. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for the Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case less taxes payable, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of the Altitude Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the Altitude Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, the Altitude Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, by paying public stockholders from the Trust Account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the

Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our history of recurring losses and anticipated expenditures raise doubts about our ability to continue as a going concern. Our ability to continue as a going concern depends in part on obtaining sufficient funding to finance our operations.

Our audited financial statements for the fiscal year ended December 31, 2022, 2021 and 2020 were prepared assuming that we will continue as a going concern. The going concern basis of the presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and satisfy our liabilities in the normal course of business and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that may result from our inability to continue as a going concern. Our ability to continue as a going concern is subject, in part, to our ability to raise additional capital through equity offerings or debt financings, including through the Business Combination. However, we may not be able to secure additional financing in a timely manner or on favorable terms, if at all, and may not receive any milestone payments. If we cannot continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that our shareholders may lose some or all of their investment in us. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all.

The SEC has recently issued proposed rules to regulate special purpose acquisition companies. Certain of the procedures that we, Picard, or others may determine to undertake in connection with such proposals may increase our costs and the time needed to complete the Business Combination and may constrain the circumstances under which we could complete the Business Combination.

On March 30, 2022, the SEC issued proposed rules (the “SPAC Rule Proposals”) relating, among other items, to disclosures in SEC filings in connection with business combination transactions between special purpose acquisition companies (“SPACs”) such as us and private operating companies; the financial statement requirements applicable to transactions involving shell companies; the use of projections in SEC filings in connection with proposed business combination transactions; the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”), including a proposed rule that would provide SPACs a safe harbor from treatment as an investment company if they satisfy certain conditions that limit a SPAC’s duration, asset composition, business purpose and activities. The SPAC Rule Proposals have not yet been adopted and may be adopted in the proposed form or in a different form that could impose additional regulatory requirements on SPACs.

Certain of the procedures that we, Picard, or others may determine to undertake in connection with the SPAC Rule Proposals, or pursuant to the SEC’s views expressed in the SPAC Rule Proposals, may increase the costs and time of negotiating and completing the Business Combination, and may make it more difficult to complete the Business Combination.

If we are deemed to be an investment company for purposes of the Investment Company Act, we may be forced to abandon our efforts to complete the Business Combination and instead be required to liquidate the Company. To mitigate the risk of that result, on December 5, 2022, we instructed Continental Stock Transfer & Trust Company to liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in an interest-bearing bank deposit account. As a result, following such change, we will likely receive minimal, if any, interest, on the funds held in the Trust Account, which would reduce the dollar amount that our public stockholders would have otherwise received upon any redemption or liquidation of the Company if the assets in the Trust Account had remained in U.S. government securities or money market funds.

On March 30, 2022, the SEC issued the SPAC Rule Proposals, relating, among other things, to circumstances in which SPACs such as us could potentially be subject to the Investment Company Act and the regulations thereunder. The SPAC Rule Proposals would provide a safe harbor for such companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that a SPAC satisfies certain criteria. To comply with the duration limitation of the proposed safe harbor, a SPAC would have a limited time period to announce and complete a de-SPAC transaction. Specifically, to comply with the safe harbor, the SPAC Rule Proposals would require a company to file a report on Form 8-K announcing that it has entered into an agreement with a target company for an initial business combination no later than 18 months after the effective date of the registration statement for its initial public offering. The company would then be required to complete its initial business combination no later than 24 months after the effective date of the registration statement for its initial public offering. We understand that the SEC has recently been taking informal positions regarding the Investment Company Act consistent with the SPAC Rule Proposals.

There is currently uncertainty concerning the applicability of the Investment Company Act to a SPAC, including a company like ours, that does not complete its initial business combination within the proposed time frame set forth in the proposed safe harbor rule. As indicated above, we completed our IPO in December 2020 and have operated as a blank check company searching for a target business with which to consummate an initial business combination since such time. As a result, it is possible that a claim could be made that we have been operating as an unregistered investment company if the SPAC Rule Proposals are adopted as proposed. If we were deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate the Company. If we are required to liquidate the Company, our investors would not be able to realize the benefits of owning shares in a successor operating business, including the potential appreciation in the value of our shares and warrants or rights following such a transaction, and our warrants or rights would expire worthless.

To mitigate the risk of us being deemed to have been operating as an unregistered investment company under the Investment Company Act, on December 5, 2022, we instructed Continental Stock Transfer and Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing bank deposit account until the earlier of the consummation of a business combination or our liquidation. Following such liquidation of the assets in our Trust Account, we will likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount our public stockholders would have otherwise received upon any redemption or liquidation of the Company if the assets in the Trust Account had remained in U.S. government securities or money market funds. This means that the amount available for redemption will not increase in the future.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the Delaware General Corporation Law (“DGCL”), stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by the end of the completion window, which can be extended monthly up until December 11, 2023. may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the end of the completion window, which can be extended monthly up until December 11, 2023, in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we do not comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination by the end of the completion window, which can be extended monthly up until December 11, 2023, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

There are risks to Altitude stockholders who are not affiliates of the Sponsor of becoming stockholders of New Picard through the Business Combination rather than acquiring securities of New Picard directly in an underwritten public offering, including no independent due diligence review by an underwriter and conflicts of interest of the Sponsor.

Because there is no independent third-party underwriter involved in the Business Combination or the issuance of securities in connection therewith, investors will not receive the benefit of an outside independent review of New Picard’s, Picard’s and Altitude’s respective finances and operations typically performed in an initial public securities offering. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (FINRA) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for material misstatements or omissions in a registration statement filed with the SEC in connection with the public offering. As no such review has been or will be conducted in connection with the Business Combination, Altitude stockholders must rely on the information in this proxy statement and will not have the benefit of an independent review and investigation of the type normally performed by an underwriter in a public securities offering.

In addition, the Insiders have interests in the Business Combination that may be different from, or in addition to, the interests of Altitude shareholders generally. Such interests may have influenced Altitude’s directors in making their recommendation that you vote in favor of the Business Combination Proposal and the other proposals described in this proxy statement. See “Risk Factors – The exercise of our directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in the best interests of our stockholders.”

The process of taking a company public by means of a business combination with a special purpose acquisition company (a “SPAC”) is different from taking a company public through an underwritten public offering and may create risks for unaffiliated investors.

An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of providing that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public via a business combination with a SPAC does not involve any underwriters and does not generally necessitate the level of review required to establish a “due diligence” defense as would be customary in an underwritten offering.

In addition, going public via a business combination with a SPAC does not involve a book-building process as is the case in an underwritten public offering. In any underwritten public offering, the initial value of a company is set by investors who indicate the price at which they are prepared to purchase shares from the underwriters. In the case of a SPAC transaction, the value of the company is established by means of negotiations between the target company, the SPAC and, in some cases, other investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a SPAC business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the merger agreement and the closing of the transaction. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is no such book of demand built up in connection with a SPAC transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the transaction.

If Altitude’s due diligence investigation of Picard was inadequate, then Altitude Stockholders following the consummation of the Business Combination could lose some or all of their investment.

Even though Altitude and its legal advisors conducted a due diligence investigation of Picard, it cannot be sure that this due diligence uncovered all material issues that may be present in Picard and its business and operations, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Picard and its business and operations and outside of its control will not later arise.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete the Business Combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this proxy statement to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete the Business Combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the Trust Account. As such, no issuance of debt will affect the per share amount available for redemption from the Trust Account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after the Business Combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•

limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be unable to obtain additional financing to complete the Business Combination or to fund the operations and growth of Picard, which could compel us to restructure or abandon the Business Combination.

If the amount available from the Trust Account, net of amounts needed to satisfy any redemption by public stockholders plus the aggregate cash proceeds received or committed to be invested in respect of the Closing Offering and Picard Financing, is less than the $38 million required to satisfy the Minimum Cash Condition, and if Picard refuses to waive such condition, we may be required to seek additional financing to complete the Business Combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete the Business Combination, we would be compelled to either restructure the transaction or abandon the Business Combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the Closing of the Business Combination for general corporate purposes, including for maintenance or expansion of operations of New Picard, or to fund the purchase of other companies. If we are unable to complete an initial business combination, our public stockholders may only receive their pro rata portion of the funds in the Trust Account that are available for distribution to public stockholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete the Business Combination, New Picard may require such financing to fund the operations or growth of Picard’s business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of Picard. None of our officers, directors or stockholders is required to provide any financing to us in connection with the Business Combination.

A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) became law, which, among other things, imposes a new U.S. federal 1% excise tax on certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations (each, a “covered corporation”). The excise tax will apply to repurchases occurring in 2023 and beyond. Because we are a Delaware corporation and our securities are trading on Nasdaq, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of Treasury has authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax. On December 27, 2022, the U.S. Department of the Treasury issued a notice that provides interim operating rules for the excise tax, including rules governing the calculation and reporting of the excise tax, on which taxpayers may rely until the forthcoming proposed Treasury regulations addressing the excise tax are published. Although such notice clarifies certain aspects of the excise tax, the interpretation and operation of other aspects of the excise tax remain unclear, and such interim operating rules are subject to change.

Whether and to what extent we would be subject to the excise tax on a redemption of our stock would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of the redemption treated as a repurchase of stock in connection with the Business Combination, (iii) the nature and amount of the equity issued, if any, by us (whether in connection with the Business Combination, including the shares of New Picard Common Stock issued in connection with the Business Combination, or otherwise) within the same taxable year of the redemption treated as a repurchase of stock, and (iv) the content of forthcoming regulations and other guidance from the U.S. Department of the Treasury. As noted above, the excise tax is imposed on the repurchasing corporation itself, not the stockholders from which shares are repurchased, and only limited guidance on the mechanics of any required reporting and payment of the excise tax on which taxpayers may rely have been issued to date. The imposition of the excise tax could reduce the amount of cash available on hand to complete the Business Combination or for effecting redemptions, and may affect our ability to complete the Business Combination.

Subsequent to our completion of the Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the Business Combination or thereafter. Accordingly, any stockholders or warrant holders who choose to remain stockholders or warrant holders following the business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy materials or tender offer documents, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete the Business Combination, our public stockholders may only receive their pro rata portion of the funds in the Trust Account that are available for distribution to public stockholders, and our warrants will expire worthless.

The investigation of Picard and the negotiation, drafting and execution of the Business Combination Agreement, Ancillary Agreements, disclosure documents and other instruments required substantial management time and attention and substantial costs for accountants, attorneys and others. If we do not complete the Business Combination, the costs incurred up to that point for the Business Combination likely would not be recoverable. If we are unable to complete the Business Combination, our public stockholders may only receive their pro rata portion of the funds in the Trust Account that are available for distribution to public stockholders, and our warrants will expire worthless.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever. Such waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an Business Combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

Since our Sponsor, executive officers and directors will lose their entire investment in us if the Business Combination is not completed (other than with respect to public shares they may acquire), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our Sponsor holds an aggregate of 7,500,000 Founder Shares which were purchased for an aggregate purchase price of $25,000, or approximately $0.003 per share, prior to our IPO. Our Sponsor also holds 8,000,000 private warrants which were purchased for an aggregate purchase price of $8,000,000, or $1.00 per warrant, simultaneously with the completion of our IPO. The Founder Shares had an aggregate market value of approximately $76 million based on the closing price of our Class A common stock of $10.14 per share on Nasdaq on October 4, 2023. The private warrants had an aggregate market value of approximately $400,000 based on the closing price of our public warrants of $0.05 per warrant on Nasdaq on October 4, 2023. Although a portion of the Founder Shares and private warrants will be forfeited and placed into escrow at the Closing, and only 1,750,000 Founder Shares and 500,000 private warrants will be available to the Sponsor and not subject to escrow, such securities will have an aggregate value of approximately $17.8 million based on the closing price of the common stock and warrants on October 4, 2023. The Founder Shares and private warrants will be worthless if we do not complete an initial business combination.

Altitude’s executive officers and directors have invested funds in the Sponsor and are entitled to their pro rata portion of the Founder Shares and private warrants held by the Sponsor. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for our completion of an initial business combination nears.

Our public stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend Current Charter to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination by the end of the completion window, which can be extended monthly up until December 11, 2023 or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete an initial business combination by the end of the completion window, which can be extended monthly up until December 11, 2023, subject to applicable law and as further described herein. In addition, if our plan to redeem our public shares if we are unable to complete an initial business combination during the completion window for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our Trust Account. In that case, public stockholders may be forced to wait beyond the end of the completion window, which can be extended monthly up until December 11, 2023, before they receive funds from our Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Holders of warrants will not have any right to the proceeds held in the Trust Account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq prior to the Business Combination, we must maintain certain financial, distribution and share price levels. Additionally, in connection with the Business Combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq following the Closing.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which requires brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, Class A common stock and warrants are listed on Nasdaq, our units, Class A common stock and warrants qualify as covered securities under the statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

New Picard Warrants will become exercisable for New Picard Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders. Such dilution will increase if more Public Shares are redeemed.

Outstanding New Picard Warrants to purchase an aggregate of up to 16,500,000 shares of New Picard Common Stock, including 15,000,000 public warrants and 1,500,000 private warrants, will become exercisable in accordance with the terms of the Warrant Agreement governing those securities. These warrants will become exercisable at any time commencing 30 days after the completion of the Business Combination. The exercise price of these warrants will be $11.50 per share. However, there is no guarantee that the New Picard Warrants will ever be in the money prior to their expiration, and, as such, the warrants may expire worthless. See “— Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.”

To the extent the New Picard Warrants are exercised, additional shares of New Picard Common Stock will be issued, which will result in dilution to the holders of New Picard Common Stock and increase the number of shares eligible for resale in the public market. The dilution, as a percentage of outstanding shares, caused by the exercise of the New Picard Warrants will increase if a large number of Altitude stockholders elect to redeem their shares in connection with the Business Combination. Holders of the public warrants do not have a right to redeem such warrants. Accordingly, the redemption of public shares without any accompanying redemption of public warrants will increase the dilutive effect of the exercise of public warrants. Assuming the maximum redemption of 684,645 public shares, and assuming each redeeming shareholder holds one-half of one warrant for each public share redeemed, representing the number of warrants initially included in the public units, up to 342,323 public warrants would be retained by redeeming stockholders (assuming all such holders elected not to exercise their warrants, and assuming the Business Combination occurred despite such redemptions, thereby permitting the exercise of public warrants following the Closing) with an aggregate market value of approximately $17,116, based on the market price of $0.05 per public warrant as of October 4, 2023. We cannot predict the ultimate value of the public warrants following consummation of the Business Combination. Sales of substantial numbers of shares issued upon the exercise of New Picard Warrants in the public market or the potential that such warrants may be exercised could also adversely affect the market price of New Picard Common Stock.

Even if the Business Combination is consummated, the public warrants may never be in the money, and they may expire worthless and the terms of the warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment.

The exercise price for the outstanding public warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money following the time they become exercisable and prior to their expiration and as such, the public warrants may expire worthless. Trading prices of Altitude’s Class A Common Stock during the past two years have not exceeded $11.50 per share.

The public warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Altitude. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, or to provide for the delivery of the Alternative Issuance (as defined in the Warrant Agreement), but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any other change.

Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of New Picard Common Stock purchasable upon exercise of a warrant.

You will not be permitted to exercise your public warrants unless we register and qualify the underlying New Picard Common Stock or certain exemptions are available.

If the issuance of the New Picard Common Stock upon exercise of the public warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of public warrants will not be entitled to exercise such public warrants and such public warrants may have no value and expire worthless. In such event, holders who acquired their public warrants as part of a purchase of units in Altitude’s IPO will have paid the full unit purchase price solely for the Class A common stock included in the units.

We are not registering the New Picard Common Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the Warrant Agreement, we have agreed that, as soon as practicable, but in no event later than 15 business days, after the Closing, we will use our best efforts to file with the SEC a registration statement covering the registration under the Securities Act of the New Picard Common Stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the New Picard Common Stock issuable upon exercise of the warrants until the expiration of the warrants in accordance with the provisions of the Warrant Agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order.

If the shares of New Picard Common Stock issuable upon exercise of the public warrants are not registered under the Securities Act, under the terms of the Warrant Agreement, holders of public warrants who seek to exercise their public warrants will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.

In no event will public warrants be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.

If the shares of New Picard Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of public warrants who seek to exercise their public warrants to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the warrants under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the warrants under applicable state securities laws to the extent an exemption is not available.

In no event will we be required to net cash settle any public warrant, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the public warrants in the event that we are unable to register or qualify the shares underlying the public warrants under the Securities Act or applicable state securities laws.

You may only be able to exercise your public warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer shares of New Picard Common Stock from such exercise than if you were to exercise such public warrants for cash.

The public warrants generally may not be exercised on a “cashless basis,” except as described below. In contrast, the private warrants, for so long as they are held by the Sponsor and certain permitted transferees, may be exercised on a “cashless basis.” The reason that Altitude agreed that the private warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at the time of Altitude’s IPO whether the Sponsor would be affiliated with us following a business combination. If the Sponsor remains affiliated with New Picard, its ability to sell New Picard securities in the open market will be significantly limited. We expect New Picard to have policies in place that prohibit insiders from selling securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell New Picard securities, an insider cannot trade in New Picard securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their public warrants and sell the shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the Sponsor or its permitted transferees could be significantly restricted from selling such securities.

The Warrant Agreement provides that in the following circumstances holders of public warrants who seek to exercise their public warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the shares of New Picard Common Stock issuable upon exercise of the public warrants are not registered under the Securities Act in accordance with the terms of the Warrant Agreement; (ii) if we have so elected and the shares of New Picard Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the public warrants for redemption. If you exercise your public warrants on a cashless basis, you would pay the warrant exercise price by surrendering the warrants for that number of shares of New Picard Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Picard Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the shares of New Picard Common Stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported closing price of the shares of New Picard Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of public warrants, as applicable. As a result, you would receive fewer shares of New Picard Common Stock from such exercise than if you were to exercise such warrants for cash.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of New Picard Common Stock purchasable upon exercise of a warrant could be decreased, all without your approval. Even if the Business Combination is consummated the public warrants may never be in the money, and they may expire worthless.

Our warrants were issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Altitude. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of Class A common stock purchasable upon exercise of a warrant.

The exercise price for the outstanding public warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money following the time they become exercisable and prior to their expiration and as such, the public warrants may expire worthless. Trading prices of Altitude’s Class A common stock during the past two years have not exceeded $11.50 per share.

The future exercise of registration rights may adversely affect the market price of the New Picard Common Stock.

Pursuant to the Registration Rights Agreement, New Picard will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of New Picard Common Stock and other equity securities of New Picard that are held by the registration rights holders from time to time. Pursuant to the Registration Rights Agreement, the registration rights holders will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut back provisions with respect to New Picard Common Stock held by such parties following the consummation of the Mergers. We estimate that an aggregate of 11,000,000 shares of New Picard Common Stock and 8,000,000 New Picard Warrants will be subject to registration rights immediately following Closing.

The registration of these securities will permit the public resale of such securities, subject to any applicable contractual lock-up obligation. The registration and availability of a significant number of securities for trading in the public market may have an adverse effect on the market price of the New Picard Common Stock post-Closing.

We may redeem your unexpired public warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the New Picard Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of the New Picard Common Stock and equity-linked securities for capital raising purposes in connection with the closing of our initial business combination) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to (i) exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, we expect would be substantially less than the market value of your public warrants. None of the private warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees. Historic trading prices of Altitude’s Class A Common Stock have not exceeded $18.00 per share therefore neither current nor recent share prices meet or exceed the threshold that would allow New Picard to redeem public warrants.

In the event that New Picard determines to redeem the public warrants when the closing price of the shares of New Picard Common Stock equals or exceeds $18.00 per share, pursuant to Section 6.1 of the Warrant Agreement, New Picard will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by New Picard not less than thirty (30) days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in such manner will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

In accordance with Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”), warrants are accounted for as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings.

As a result, included on Altitude’s financial statements are derivative liabilities related to our warrants. New Picard will also be required to record derivative liabilities related to the warrants. ASC 815, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, New Picard’s financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock. In addition, potential targets may seek a special purpose acquisition company that does not have warrants that are accounted for as liability, which may make it more difficult for us to consummate an initial business combination with a target business.

Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with New Picard.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Picard, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Any business combination may be subject to U.S. foreign investment regulations, which may impose conditions on or prevent the consummation of our initial business combination. Such conditions or limitations could also potentially make our common stock less attractive to investors or cause our future investments to be subject to U.S. foreign investment regulations.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018, and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the Committee on Foreign Investment in the United States (“CFIUS”).

Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) are subject to CFIUS jurisdiction. Significant CFIUS reform legislation, which was fully implemented through regulations that became effective in 2020, expanded the scope of CFIUS’s jurisdiction to investments that do not result in control of a U.S. business by a foreign person, but afford certain foreign investors certain non-passive information or governance rights in a U.S. business that has a nexus to “ critical technologies,” “ covered investment critical infrastructure,” and/or “ sensitive personal data” (in each case, as such terms are defined in 31 C.F.R. Part 800).

Altitude and its Sponsor, officers, and directors are U.S. citizens. Altitude’s Sponsor is thus not controlled by, and does not have substantial ties to, any “foreign person.” However, Chris Hsieh, managing partner of Hunniwell Lake Ventures LLC, is a non-U.S. person as he is a Canadian citizen and resides in Hong Kong. Consequently, the Business Combination may be considered by CFIUS to be a covered transaction that would afford CFIUS authority to review a voluntary filing.

CFIUS or another U.S. governmental agency could choose to review the Business Combination, even if a filing with CFIUS is not required. If we do not make a filing in connection with the Business Combination, there can be no assurances that CFIUS or another U.S. governmental agency will not choose to review the Business Combination. The process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete our Business Combination, our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we are unable to consummate the Business Combination within the applicable time period required, including as a result of extended regulatory review, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the Trust Account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, our stockholders will miss the opportunity to benefit from the Business Combination and the appreciation in value of such investment. Additionally, the warrants will be worthless.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement.

Introduction

Altitude is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination (“Unaudited Pro Forma Condensed Combined Financial Information”). The Unaudited Pro Forma Condensed Combined Financial Information presents the combination of the financial information of Altitude and Picard adjusted to give effect to the Business Combination and related transactions described below.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited condensed consolidated balance sheet of Altitude as of June 30, 2023 with the historical unaudited condensed balance sheet of Picard as of June 30, 2023 on a pro forma basis, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the historical unaudited condensed consolidated statement of operations of Altitude for the six months ended June 30, 2023, with the historical unaudited condensed statement of operations of Picard for the six months ended June 30, 2023. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, combines the historical audited condensed statement of operations of Altitude for the year ended December 31, 2022, with the historical audited condensed statement of operations of Picard for the year ended December 31, 2022. The unaudited pro forma condensed combined statement of operations gives effect to the Business Combination and related transactions, summarized below, as if they had been consummated on January 1, 2022, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Information has been derived from, and should be read in conjunction with the following information appearing elsewhere in this proxy statement:

•	the historical unaudited condensed consolidated financial statements and accompanying notes of Altitude as of and for the three and six months ended June 30, 2023;

•	the historical unaudited condensed financial statements and accompanying notes of Picard as of and for the six months ended June 30, 2023;

•	the historical audited financial statements and accompanying notes of Altitude as of and for the year ended December 31, 2022;

•	the historical audited financial statements and accompanying notes of Picard as of and for the year ended December 31, 2022;

•	the section entitled “Altitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	the section entitled “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

•	the other financial information included elsewhere in this proxy statement.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments reflect transaction accounting adjustments related to the Business Combination, which is discussed in further detail below. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not purport to represent the consolidated results of operations or consolidated financial position that would actually have occurred had the Business Combination been consummated on the dates assumed or to project consolidated results of operations or consolidated financial position for any future date or period. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

Description of the Business Combination and Related Transactions

On April 23, 2023, Altitude, Picard, and the Merger Subs entered into the Business Combination Agreement. The Merger Subs are each newly formed, wholly owned, direct subsidiaries of Altitude formed for the sole purpose of the Mergers. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into Picard with Picard as the Surviving Corporation and Merger Sub will cease to exist. Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and Merger Sub II, with Merger Sub II surviving as the surviving entity.

Prior to the First Merger, each issued and outstanding share of Picard Preferred Stock will automatically convert into one share of Picard Common Stock and each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of New Picard Common Stock, subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing, and an aggregate of 6,500,000 New Picard Warrants, plus up to an additional 6,500,000 Earnout Warrants. Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. If Picard issues any warrants prior to the Closing, each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

All conversions of Picard equity securities to New Picard equity securities will be executed at a number equal to the quotient of (a) $10.00 divided by (b) the number of fully diluted shares of Picard Common Stock. The estimated Exchange Ratio as of October 5, 2023, is approximately 1.867.

Contemporaneously with the execution of the Business Combination Agreement, Altitude and Picard entered into the Sponsor Support Agreement, pursuant to which the Sponsor will forfeit (i) an aggregate amount of up to 4,500,000 shares of Class A common stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing, exceeds $38,000,000 and (ii) 6,500,000 private warrants. Additionally, the Sponsor agreed to deposit into escrow at the Closing an aggregate of 1,250,000 Sponsor Earnout Shares and 1,000,000 Sponsor Earnout Warrants. The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by Altitude or New Picard, as applicable, of at least 10,000,000 warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing will be forfeited.

Pursuant to the Merger Agreement, in connection with the Closing, Altitude and the Picard Lock-Up Holders will enter into the Lock-Up Agreement. Pursuant to the Lock-Up Agreement, the Picard Lock-Up Holders will agree, subject to customary exceptions, not to transfer (a) any shares of New Picard Common Stock received by them as consideration in the Mergers for the period ending on the earliest of (x) the date this is one year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 of any 30 consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of New Picard received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

Related Transactions

Certain related transactions that have occurred as of the date of this proxy statement or are contemplated to occur prior to and in connection with the Business Combination have been reflected in the unaudited condensed combined pro forma information are summarized below:

•	The filing and effectiveness of the Proposed Charter and Proposed Bylaws, each of which will occur immediately prior to the Closing; and

•	$6.5 million for the payment of Picard and Altitude’s preliminary estimated direct and incremental transaction costs.

Expected Accounting Treatment of the Business Combination

The presentation of pro forma financial statements is dependent upon which entity in the Business Combination is considered the accounting acquirer. The final accounting for the Business Combination is expected to be determined at Closing.

Under each scenario, Altitude currently expects the Business Combination to be accounted for as a common control transaction with respect to Picard along with a reverse recapitalization with Altitude for the reasons summarized below.

Under this method of accounting, Altitude is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of Picard with the acquisition being treated as the equivalent of Picard issuing stock for the net assets of Altitude, accompanied by a recapitalization whereby no goodwill or other intangible assets are recorded. Subsequent to the Business Combination, the historical financial results presented for New Picard will be those of Picard.

Under each scenario, Hunniwell Picard I, LLC holds a majority of the voting power of Picard before the transaction and is expected to hold a majority of the voting power of Picard after the transaction, after consideration of the Sponsor Earnout Securities which do have voting rights during the Earnout Period. Therefore, as there will be no change in control, the Business Combination will be accounted for as a common control transaction with respect to Picard along with a reverse recapitalization with Altitude.

Under each scenario, Altitude currently expects:

•

the public warrants and private warrants to retain their respective classifications upon the Closing, where both the public warrants and private warrants are liability-classified on a recurring fair value basis;

•	the Sponsor Earnout Shares to be classified as equity due to terms indexed to New Picard’s stock; and

•	the conversion of Picard options into New Picard Options exercisable for New Picard Common Stock to not result in the recognition of incremental share-based payment expenses.

Basis of Pro Forma Presentation

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The adjustments in the Unaudited Pro Forma Condensed Combined Financial Information have been identified and presented to provide relevant information necessary for an illustrative understanding of New Picard upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the Unaudited Pro Forma Condensed Combined Financial Information are described in the accompanying notes.

The Unaudited Pro Forma Condensed Combined Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the related transactions contemplated by the Merger Agreement are expected to be used for general corporate purposes. The Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future operating results or financial position of New Picard following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these Unaudited Pro Forma Condensed Combined Financial Information and are subject to change as additional information becomes available and analyses are performed. Altitude and Picard have not had any historical operational relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The Unaudited Pro Forma Condensed Combined Financial Information contained herein assumes that the Altitude stockholders approve the Business Combination. Pursuant to the Current Charter, Altitude’s public stockholders may elect to redeem their public shares for cash even if they approve the Business Combination. Altitude cannot predict how many of its stockholders will exercise their right to redeem their public shares for cash.

The Unaudited Pro Forma Condensed Combined Financial Information has been prepared using the assumptions below with respect to the potential redemption of Altitude Common Stock into cash:

•

Scenario 1 — Assuming No Additional Redemptions: This scenario assumes that no additional public stockholders exercise their redemption rights with respect to their public shares for a pro rata share of the funds in the Trust Account upon consummation of the Business Combination. This scenario assumes that Picard waives the Minimum Cash Condition.

•

Scenario 2 — Assuming Maximum Redemption: This scenario assumes that public stockholders exercise their redemption rights with respect to a maximum of 684,645 shares of Class A Common Stock upon the consummation of the Business Combination at a redemption price of approximately $10.00 per share for an aggregate redemption payment of approximately $6.85 million. This scenario assumes that Picard waives the Minimum Cash Condition. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock.

All redemptions scenarios assume that the Minimum Cash Condition is waived by Picard. The Business Combination Agreement includes as a condition to Closing the Business Combination that, at Closing, the Aggregate Parent Closing Cash is at least $38.0 million. The Business Combination may not be consummated if (i) the funds in the Trust Account after redemptions, if any, plus (ii) the aggregate cash proceeds received by Altitude or committed to be invested in respect of the Closing Offering and the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Picard Financing, if any, less (iii) payment of up to $2,000,000 of Picard’s transaction expenses and up to $4,500,000 of Altitude’s transaction expenses, is less than $38.0 million. Without a Closing Offering and/or Picard Financing, Altitude could not satisfy the Minimum Cash Condition in any redemptions scenario. As a result, a scenario assuming 100% redemption of outstanding public shares is not reflected in this proxy statement. You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

The following table summarizes the number of the public shares outstanding following the consummation of the Business Combination under the three redemption scenarios after giving effect to the redemptions in connection with the Altitude Annual Meeting. The table includes 1,250,00 Sponsor Earnout Shares, which shares will be outstanding at the Closing and will bear voting rights. The table excludes the potential dilutive effect of the (i) 8,000,000 private warrants, (ii) 15,000,000 public warrants, (iii) 6,500,000 New Picard Warrants and 6,500,000 Earnout Warrants to be issued to the Picard securityholders, (iv) 30,000 New Picard Warrants to be issued to the Service Providers, and (v) 2,585,842 New Picard Options:

	No Additional Redemptions Scenario		Interim Redemptions Scenario(1)		Maximum Redemptions Scenario(2)
Ownership % by Shareholder	No. of Shares	% Ownership	No. of Shares	% Ownership	No. of Shares	% Ownership
Hunniwell Picard I, LLC	52,343,715	82.21%	52,343,715	82.64%	52,343,715	83.10%
Other Picard Securityholders	6,894,812	10.83%	6,984,812	10.89%	6,894,812	10.95%
Sponsor (3)	3,000,000	4.71%	3,000,000	4.74%	3,000,000	4.76%
Altitude Public Stockholder	1,334,645	2.10%	1,000,984	1.58%	650,000	1.03%
Service Providers (4)	100,000	*	100,000	*	100,000	*
Total	63,673,172	100.00%	63,339,511	100.00%	62,988,527	100.00%

*	Less than 1%.
(1)

This scenario assumes that 333,661 public shares, representing 25% of the 1,334,645 outstanding public shares, are redeemed for an aggregate payment of approximately $3.3 million from the Trust Account (using an assumed $10.00 per share redemption price), that Picard waives the Minimum Cash Condition, and assumes no Closing Offering or Picard Financing. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(2)

This scenario assumes that 684,645 public shares, or approximately 51.3% of the public shares, are redeemed for an aggregate payment of approximately $6.85 million from the Trust Account (using an estimated $10.00 per share redemption price), and that Picard waives the Minimum Cash Condition, which is a redemptions scenario that could occur. To determine the Maximum Redemptions Scenario, assumed transaction expenses of $6.5 million were considered. Without a Closing Offering and/or Picard Financing, in order to pay transaction expenses, the maximum number of redemptions that could occur is 684,645 shares of Altitude common stock. The Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

(3)

Reflects the forfeiture of 4,500,000 Founder Shares, assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares pursuant to the terms of the Sponsor Support Agreement. Includes 1,250,000 Sponsor Earnout Shares which will be outstanding on the Closing Date and for which the Sponsor will have voting rights. Excludes shares underlying 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.
(4)	Excludes 30,000 New Picard Warrants issuable to the Service Providers at Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2023

(In Thousands)

	June 30, 2023	June 30, 2023				June 30, 2023			June 30, 2023
	Altitude (Historical)	Picard (Historical)	Historical Combined	Transaction Accounting Adjustments (Assuming No Additional Redemptions)	Note 2	Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Note 2	Pro Forma Combined (Assuming Maximum Redemptions)
ASSETS
Current assets
Cash and cash equivalents	$81	$970	$1,051	$—		$7,239	$(6,846)	A	$393
				13,613	B		13,613	B
				(1,750)	C		(1,750)	C
				(1,429)	C		(1,429)	C
				(1,320)	C		(1,320)	C
				(2,000)	D		(2,000)	D
				2,060	G		2,060	G
				(135)	J		(135)	J
				(2,850)	K		(2,850)	K
Inventories	—	6,842	6,842	—		6,842	—		6,842
Accounts receivable, net	—	768	768	—		768	—		768
Due from related parties	—	112	112			112			112
Prepaid expenses and other current assets	35	1,025	1,060	—		1,060	—		1,060

Total current assets	116	9,717	9,833	6,189		16,021	(658)		9,175
Property and equipment, net	—	532	532	—		532	—		532
Intangible assets, net	—	727	727	—		727	—		727
Goodwill	—	615	615	—		615	—		615
Operating lease right - of - use assets, net	—	1,046	1,046	—		1,046	—		1,046
Finance lease right-of-use asset, net		42	42			42			42
Cash held in Trust Account	13,613	—	13,613	(13,613)	B	—	(13,613)	B	—
Other assets	—	—	—	2,850	K	2,850	2,850	K	2,850

Total assets	$13,729	$12,679	$26,408	$(4,574)		$21,833	$(11,420)		$14,987

LIABILITIES
Current Liabilities
Accounts payable	$1,198	$2,840	$4,038	$—		$4,038	$—		$4,038
Accrued expenses	—	921	921	—		921	—		921
Income taxes payable	77		77	—		77	—		77
Promissory note — Related Party	135	440	575	(135)	J	440	(135)	J	440
Advances from Sponsor	904		904			904	—		904
Deferred Revenue	—	—	—	—		—	—		—
Operating lease liabilities, current portion	—	278	278	—		278	—		278
Current installments of obligation under finance leases	—	10	10	—		10	—		10
Other tax payable	—	—	—	—		—	—		—

Total current liabilities	2,314	4,489	6,803	(135)		6,668	(135)		6,668

	June 30, 2023	June 30, 2023				June 30, 2023			June 30, 2023
	Altitude (Historical)	Picard (Historical)	Historical Combined	Transaction Accounting Adjustments (Assuming No Additional Redemptions)	Note 2	Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Note 2	Pro Forma Combined (Assuming Maximum Redemptions)
Long — term liabilities
Convertible notes, non current	—	2,115	2,115	(2,115)	G	—	(2,115)	G	—

Operating lease liabilities, non — current	—	914	914			914			914
Obligation under finance leases, non — current	—	8	8	—		8	—		8
Deferred income tax, net	—	—	—	—		—	—		—
Warranty liability	1,311	—	1,311			1,311	—		1,311
Deferred legal fee	7,758	—	7,758	(7,758)	C	—	(7,758)	C	—
Deferred underwriting fee	10,500	—	10,500	(10,500)	C	—	(10,500)	C	—
Earnout liability	—	—	—	6,141	I	6,141	6,141	I	6,141

Total liabilities	21,883	7,526	29,409	(14,367)		15,042	(14,367)		15,042

Commitment and contingencies
Class A common stock subject to possible redemption	13,347	—	13,347	—		13,347	(6,846)	A	6,500
Series A-1 preferred stock	—	20,265	20,265	(20,265)	F	—	(20,265)	F	—
EQUITY
Stockholder’s equity
Common stock	1	0	1	63	H	64	63	H	64
Class B common stock	—	—	—			—	—		—
Additional paid-in capital	432,106	3,992	4,424	(21,934)	E	726	(21,934)	E	726
				20,265	F		20,265	F
				4,175	G		4,175	G
				(63)	H		(63)	H
				(6,141)	I		(6,141)	I
Accumulated deficit	(21,934)	(19,508)	(41,442)	13,759	C	(7,749)	13,759	C	(7,749)
				(2,000)	D		(2,000)	D
				21,934	E		21,934	E
							—
							—
Accumulated other comprehensive income	—	404	404	—		404	—		404
				—			—		—

Total stockholders’ equity (deficit)	(21,501)	(15,112)	(36,612)	30,058		(6,554)	30,058		(6,554)

Total liabilities, common stock subject to possible redemption and stockholders’ equity (deficit)	13,729	12,679	26,408	(4,574)		21,834	(11,420)		14,988

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2022

(In Thousands)

	For the year ended December 31, 2022	For the year ended December 31, 2022				For the year ended December 31, 2022			For the year ended December 31, 2022
	Altitude (Historical)	Picard (Historical)	Historical Combined	Transaction Accounting Adjustments (Assuming No Additional Redemptions)	Note 3	Pro Forma Combined (Assuming No Additional Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Note 3	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$—	$4,113	$4,113	$—		$4,113	$—		$4,113
Cost of revenue	—	9,101	9,101	—		9,101	—		9,101
Operating Expenses
Selling, general, and administrative	—	4,177	4,177	—		4,177	—		4,177
Formation and General and Administrative costs	3,340	—	3,340	—		3,340	—		3,340
Research and Development	—	1,902	1,902	—		1,902	—		1,902

Total operating expenses	3,340	6,079	9,419	—		9,419	—		9,419

Income (loss) from operations	(3,340)	(11,067)	(14,407)	—		(14,407)	—		(14,407)
Other income (expense)
Interest expenses	—	(5)	(5)	—		(5)	—		(5)
Interest income	655	9	664	(655)	A	9	(655)	A	9
Unrealized gain on change in fair value of warrants	12,066	—	12,066	—		12,066	—		12,066
Other income (expense)	—	(94)	(94)	—		(94)	—		(94)

Total other income (expense)	12,721	(90)	12,631	(655)		11,976	(655)		11,976
Income (loss) before provision for taxes	9,381	(11,157)	(1,776)	(655)		(2,431)	—		(2,431)
Income tax expense	38	11	49	—	B	49	—	B	49

Net income (loss)	9,343	(11,168)	(1,825)	(655)		(2,480)	—		(2,480)
Undeclared Series A-1 Preferred dividends	—	(1,502)	(1,502)	—		(1,502)	—		(1,502)
Net income (loss)	$9,343	$(12,670)	$(3,327)	$(655)		$(3,982)	$—		$(3,982)

Earnings (loss) per share	$0.77	$(4.88)			C	$(0.06)		C	$(0.06)

Weighted average common shares outstanding
Basic and diluted	4,560,022	2,597,670			D	63,673,172		D	62,988,527

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2023

(In Thousands)

	For the Six months ended June 30, 2023	For the Six months ended June 30, 2023				For the Six months ended June 30, 2023			For the Six months ended June 30, 2023
	Altitude (Historical)	Picard (Historical)	Historical Combined	Transaction Accounting Adjustments (Assuming No Additional Redemptions)	Note 4	Pro Forma Combined (Assuming No Additional Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)	Note 4	Pro Forma Combined (Assuming Maximum Redemptions)
Revenue	$—	$3,316	$3,316	$—		$3,316	$—		$3,316
Cost of revenue	—	4,577	4,577	—		4,577	—		4,577
Operating Expenses
Selling, general, and administrative	—	4,391	4,391	—		4,391	—		4,391
Formation and General and Administrative costs	3,418	—	3,418	—		3,418	—		3,418
Depreciation and amortization	—	—	—	—		—	—		—
Research and Development	—	573	573	—		573	—		573

Total operating expenses	3,418	4,964	8,382	—		8,382	—		8,382

Income (loss) from operations	(3,418)	(6,225)	(9,643)	—		(9,643)	—		(9,643)
Other income (expense)
Interest expenses	—	(15)	(15)	—		(15)	—		(15)
Interest income	277	2	279	—		279	—		279
Unrealized gain on change in fair value of warrants	72	—	72	—		72	—		72
Other income (expense), net	—	(53)	(53)	—		(53)	—		(53)
Loss on foreign currency transactions	—	—	—	—		—	—		—

Total other income (expense)	349	(66)	283	—		283	—		283
Income (loss) before provision for Income taxes and noncontrolling interest	(3,069)	(6,291)	(9,360)	—		(9,360)	—		(9,360)
Income tax expense (benefit)	38	—	38	—	A	38	—	A	38

Net income (loss)	$(3,107)	$(6,291)	$(9,398)	$—		$(9,398)	$—		$(9,398)

Undeclared Series A-1 preferred dividends	—	(1,181)	(1,181)	—		(1,181)	—		(1,181)

Net income (loss) attributable to common stockholders	$(3,107)	$(7,472)	$(10,579)	$—		$(10,579)	$—		$(10,579)

Loss per share	$(0.35)	$(2.02)			B	$(0.17)		B	$(0.17)

Weighted average common shares outstanding
Basic and diluted	5,007,342	3,690,571			C	63,673,172		C	62,988,527

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Altitude will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of New Picard will represent a continuation of the financial statements of Picard with the Business Combination treated as the equivalent of Picard issuing shares for the net assets of Altitude, accompanied by a recapitalization. The net assets of Picard will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequent to the Business Combination, the historical financial results presented for New Picard will be those of Picard.

The Unaudited Pro Forma Combined Financial Information presents the combination of the financial information of Altitude and Picard adjusted to give effect to the Business Combination and related transactions considered material to investors. These related transactions are described below in Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet. Additionally, the Unaudited Pro Forma Combined Financial Information takes into consideration the assumed effects of adjustments under the no additional redemptions scenario and the Maximum Redemptions Scenario.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this proxy statement. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Information. As a result, the Unaudited Pro Forma Condensed Combined Financial Information does not assume any differences in accounting policies. Certain reclassifications have been reflected to conform financial statement presentation.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, combines the historical unaudited condensed consolidated balance sheet of Altitude as of June 30, 2023 with the historical unaudited condensed balance sheet of Picard as of June 30, 2023 on a pro forma basis, giving effect to the Business Combination and related transactions, summarized below, as if they had been consummated on June 30, 2023.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023, combines the historical unaudited condensed consolidated statement of operations of Altitude for the six months ended June 30, 2023, with the historical unaudited condensed statement of operations of Picard for the six months ended June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, combines the historical audited statement of operations of Altitude for the year ended December 31, 2022, with the historical audited statement of operations of Picard for the year ended December 31, 2022. The unaudited pro forma condensed combined statements of operations give effect to the Business Combination and related transactions, summarized below, as if they had been consummated on January 1, 2022, the beginning of the earliest period presented.

The Unaudited Pro Forma Condensed Combined Financial Information has been derived from, and should be read in conjunction with the following information appearing elsewhere in this proxy statement:

•	the historical unaudited condensed consolidated financial statements and accompanying notes of Altitude as of and for the three and six months ended June 30, 2023;

•	the historical unaudited condensed financial statements and accompanying notes of Picard as of and for the six months ended June 30, 2023;

•	the historical audited financial statements and accompanying notes of Altitude as of and for the year ended December 31, 2022;

•	the historical audited financial statements and accompanying notes of Picard as of and for the year ended December 31, 2022;

•	the section entitled “Altitude’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	the section entitled “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	the more detailed Unaudited Pro Forma Information and accompanying notes included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”; and

•	the other financial information included elsewhere in this proxy statement.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of June 30, 2023, reflects the following adjustments:

(A)

Under the Maximum Redemptions Scenario, represents the assumed exercise of redemption rights by public stockholders to redeem 684,645 shares of Altitude’s redeemable Common Stock for an aggregate payment of approximately $6.85 million at an assumed redemption price of approximately $10.00 per share. This proxy statement assumes that Picard has waived the Minimum Cash Condition.

(B)	Represents the liquidation and reclassification of $13.6 million of investments held in the Trust Account, to cash and cash equivalents upon consummation of the Business Combination.

(C)

Represents the reduction of deferred underwriting fees incurred in connection with Altitude’s IPO, from $10.5 million to approximately $1.43 million pursuant to agreements entered into between Altitude and the underwriters in August 2023. Also represents the reduction of deferred legal fees from $7.8 million to $1.75 million and other transaction expenses of $1.32 million, for aggregate Altitude transaction expenses of $4.5 million.

(D)

Represents estimated transaction costs of $2.0 million out of the total $6.5 million anticipated to be directly incremental and attributable to the Business Combination and other financing transactions attributable to Picard. One-time direct and incremental transaction costs in connection with the Business Combination anticipated to be incurred prior to, or concurrent with, the Closing are reflected as a direct reduction to New Picard’s additional paid-in capital and are assumed to be cash settled upon the Closing.

(E)

Represents the elimination of Altitude’s historical accumulated deficit of $21.9 million with a corresponding adjustment to additional paid-in capital for New Picard in connection with the reverse recapitalization at the Closing.

(F)

Represents the conversion of all 18,406,857 outstanding shares of Picard Preferred Stock and outstanding shares of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) into shares of New Picard Common Stock based on an estimated Exchange Ratio as of October 5, 2023 of approximately 1.867. The determination of outstanding Picard Common Stock and outstanding stock options held by Picard’s existing securityholders, New Picard stock option immediately prior to Closing and immediately after Closing is summarized below:

	Picard as of June 30, 2023	Picard issuances net of cancellations and exercises after June 30, 2023(1)	Conversion of Preferred Stock into common stock	Picard immediately prior to close	New Picard immediately after close(2)
Outstanding Picard Common Stock	3,690,571	599,220	18,406,857	22,696,648	63,673,172
Outstanding Picard Preferred Stock	18,406,857		(18,406,857)	—	—

Total outstanding common shares	22,097,428			22,696,648	63,673,172

Outstanding Stock options	1,755,786		—	1,755,786	—

Total common stock and stock options	23,853,214			24,452,434	63,673,172

(1)

Reflects the capitalization activity of Picard subsequent to the latest balance sheet date through the period ended October 2, 2023. The 599,220 shares of common stock issued represent investment from individuals of convertible notes with a 6% interest rate which will convert into common stock prior to completion of the acquisition.

(2)

Per the terms of the Business Combination Agreement, no fractional shares of New Picard Common Stock will be issued. Each holder of Picard Common Stock entitled to a fraction of a share of New Picard Common Stock will have its fractional share rounded down to the nearest whole share. Each Picard Option that is outstanding and unexercised immediately prior to the First Effective Time, whether or not vested or exercisable, will be assumed by New Picard and converted into a New Picard Option to acquire shares of New Picard Common Stock on the same terms and conditions as applied to the Picard Options immediately prior to the First Effective Time. As of the First Effective Time, each such New Picard Option as so assumed and converted shall be for that number of shares of New Picard Common Stock that each such Picard Option would receive if such Picard Option was treated as a share of Picard Common Stock.

(G)

Represents the issuance of $2.1 million in convertible notes along with the $2.1 million in convertible notes from July 1, 2023 to October 3, 2023 with a 6% interest rate and assumed to be converted prior to the First Effective Time at a conversion price of $7.04 as of October 3, 2023.

(H)

Represents the par value of $0.001 for the 63,673,172 shares of common stock outstanding assuming no additional redemptions and 62,988,527 shares of common stock outstanding assuming maximum redemptions

(I)

Represents the recognition of liability classified Sponsor Earnout Shares of 1,250,000 with an estimated fair value of $6.1 million at time of Closing. The Sponsor Earnout Securities will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period. The fair value of the Sponsor Earnout Shares was estimated using a Black Scholes valuation model.

(J)	Represents a related party loan held by the sponsor of Altitude which will be repaid upon the consummation of the business acquisition.

(K)

Represents a $2.85 million obligation for Picard to fund a joint venture in China as it pertains to distribution rights with a local sales distributor. The Contribution of cash by Picard into the joint venture will take place on the close date of the business combination.

Note 3 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2022

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022, reflects the following adjustments:

(A)

Represents elimination of historical Income from investments held in trust account of $0.7 million as if the liquidation and reclassification of the Investments Held in the Trust Account had occurred on January 1, 2022.

(B)

The unaudited pro forma condensed combined financial information does not include a pro forma income tax adjustment. Upon closing of the Business Combination, it is expected that New Picard will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain.

(C)	Represents basic and diluted net income (loss) per share as a result of the pro forma adjustments. See table below for calculation.

(D)	Represents basic and diluted weighted average common shares outstanding as a result of the pro forma adjustments. See table below for calculation.

	For the year ended December 31, 2022
Calculation of net loss per common share and weighted average shares outstanding	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Numerator
Net loss after appropriation of dividends (in thousands)	$(3,982)	$(3,982)

Denominator
Altitude’s Public Stockholders	1,334,645	650,000
Sponsor(1)	3,000,000	3,000,000
Service Providers	100,000	100,000
Former Picard equity holders (other than Hunniwell Picard I, LLC)(2)	6,894,812	6,894,812
Hunniwell Picard I, LLC(2)	52,343,715	52,343,715
Basic and diluted weighted average common shares outstanding	63,673,172	62,988,527

	For the year ended December 31, 2022
Calculation of net loss per common share and weighted average shares outstanding	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Net loss and comprehensive loss per share
Basic and diluted	$(0.06)	$(0.06)

(1)

Includes 1,250,000 Sponsor Earnout Shares subject to vesting, which have voting rights during the earnout period and are therefore considered outstanding for accounting purposes. Excludes 500,000 private warrants held by Sponsor (after the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement) and 1,000,000 Sponsor Earnout Warrants.

(2)	Excludes such holders’ pro rata portion of 6,500,000 Warrants and 6,500,000 Earnout Warrants.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	For the year ended December 31, 2022
	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Private Warrants (3)	500,000	500,000
Public Warrants	15,000,000	15,000,000
Warrants issued to Picard Securityholders	6,500,000	6,500,000
New Picard Options	2,585,842	2,585,842
Earnout Warrants	6,500,000	6,500,000
Sponsor Earnout Warrants	1,000,000	1,000,000
Service Provider Warrants	30,000	30,000

(3)	Reflects the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement.

Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2023

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 reflects the following adjustments:

(A)

The unaudited pro forma condensed combined financial information does not include a pro forma income tax adjustment. Upon closing of the Business Combination, it is expected that New Picard will record a valuation allowance against the total U.S. and state deferred tax assets as the recoverability of the tax assets is uncertain.

(B)	Represents basic and diluted net income (loss) per share as a result of the pro forma adjustments. See table below for calculation.

(C)	Represents basic and diluted net income (loss) per share as a result of the pro forma adjustments. See table below for calculation.

Represents basic and diluted weighted average common shares outstanding as a result of the pro forma adjustments. See table below for calculation.

	For the six months ended June 30, 2023
Calculation of net loss per common share and weighted average shares outstanding	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Numerator
Net loss after appropriation of dividends (in thousands)	$(10,579)	$(10,579)

Denominator
Altitude’s Public Stockholders(1)	1,334,645	650,000
Sponsor(2)	3,000,000	3,000,000
Service Providers	100,000	100,000
Former Picard equity holders (other than Hunniwell Picard I, LLC)(3)	6,894,812	6,894,812
Hunniwell Picard I, LLC(3)	52,343,715	52,343,715
Basic and diluted weighted average common shares outstanding	63,673,172	62,988,527

	For the six months ended June 30, 2023
Calculation of net loss per common share and weighted average shares outstanding	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Net loss and comprehensive loss per share
Basic and diluted	$(0.17)	$(0.17)

(1)	In the Maximum Redemptions Scenario, assumes that 684,645 shares of Altitude Common Stock are redeemed in connection with the Business Combination.
(2)	Includes 1,250,000 Sponsor Earnout Shares subject to vesting.
(3)	Excludes such holders’ pro rata portion of 6,500,000 Warrants and 6,500,000 Earnout Warrants.

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented because including them would have had an anti-dilutive effect:

	For the six months ended June 30, 2023
	No Additional Redemptions Scenario	Maximum Redemptions Scenario
Private Warrants (4)	500,000	500,000
Public Warrants	15,000,000	15,000,000
Warrants issued to Picard Securityholders	6,500,000	6,500,000
New Picard Options	2,585,842	2,585,482
Earnout Warrants	6,500,000	6,500,000
Sponsor Earnout Warrants	1,000,000	1,000,000
Service Provider Warrants	30,000	30,000

(4)	Reflects the forfeiture of 6,500,000 private warrants pursuant to the terms of the Sponsor Support Agreement.

SPECIAL MEETING OF ALTITUDE STOCKHOLDERS

Overview

This proxy statement is being provided to our stockholders as part of a solicitation of proxies by the Altitude Board for use at the special meeting to be held on [●], 2023, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the special meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [●], 2023 to all stockholders of record of Altitude as of [●], 2023, the record date for the special meeting. Stockholders of record who owned common stock at the close of business on the record date are entitled to receive notice of, attend and vote at the special meeting. On the record date, there were [●] shares of common stock outstanding.

Date, Time and Place of Special Meeting

The special meeting will be a virtual meeting conducted exclusively via live webcast starting at [●] a.m., Eastern Time, on [●], 2023, or another date, time and place to which the meeting may be adjourned or postponed, to consider and vote upon the proposals. You may attend the special meeting online, vote, view the list of stockholders entitled to vote at the special meeting and submit your questions during the special meeting by visiting [●] and entering your 12-digit control number, which is either included on the proxy card you received or obtained through Continental Stock Transfer & Trust Company. Because the special meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

Proposals at the Special Meeting

At the special meeting, our stockholders will vote on the following proposals:

•	The Business Combination Proposal;

•	The Binding Charter Proposal;

•	The Advisory Governance Proposals;

•	The Stock Issuance Proposal;

•	The Incentive Plan Proposal;

•	The Director Election Proposal; and

•	The Adjournment Proposal.

THE ALTITUDE BOARD HAS UNANIMOUSLY DETERMINED THAT THE BUSINESS COMBINATION PROPOSAL AND THE OTHER PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING ARE IN THE BEST INTERESTS OF AND ADVISABLE TO ALTITUDE’S STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS DESCRIBED ABOVE AND “FOR” EACH OF THE DIRECTOR NOMINEES.

Record Date; Outstanding Shares; Shares Entitled to Vote

Altitude has fixed the close of business on [●], 2023 as the record date for determining stockholders entitled to notice of and attend and vote at the special meeting. You are entitled to one vote for each share of our common stock that you owned as of the close of business on the record date. On the record date, there were 8,834,645 shares of common stock outstanding and entitled to vote.

Quorum

A quorum of our stockholders is necessary to hold a valid meeting. A quorum will exist at the special meeting with respect to each matter to be considered at the special meeting if the holders of a majority of our shares of common stock are present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum. As of the date of this proxy statement, the Sponsor holds approximately 85% of Altitude’s outstanding common stock and can establish a quorum.

Vote Required and Recommendation

The Business Combination Proposal

Our stockholders are being asked to consider and vote on a proposal to adopt the Business Combination Agreement and to approve the transactions contemplated by the Business Combination Agreement, including the

Mergers. You should carefully read this proxy statement in its entirety for more detailed information concerning the Business Combination. In particular, your attention is directed to the full text of the Business Combination Agreement, which is attached as Annex A to this proxy statement.

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the Business Combination Proposal. The Business Combination cannot be completed unless the Business Combination Proposal is approved by our stockholders. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, even if all other outstanding shares are voted against such proposal.

Approval of the Business Combination Proposal is a condition to the completion of the Business Combination.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

The Binding Charter Proposal

Our stockholders are being asked to consider and vote on a proposal to approve the Proposed Charter, which will amend and restate Altitude’s Current Charter and will be in effect upon the Closing of the Business Combination. You should carefully read this proxy statement in its entirety for more information concerning the Proposed Charter, a copy of which is attached to this proxy statement as Annex D.

Approval of the Binding Charter Proposal requires the affirmative vote of holders of the holders of a majority of the shares of Class A common stock then outstanding, voting as a single class. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Binding Charter Proposal, even if all other outstanding shares are voted against such proposal.

The Binding Charter Proposal is conditioned on the approval of the Business Combination Proposal.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE BINDING CHARTER PROPOSAL.

The Advisory Governance Proposals

We are requesting that our stockholders vote upon, on a non-binding advisory basis, a series of proposals to approve certain amendments contained in the Proposed Charter that materially affect stockholder rights, which are those amendments that will be made to the Current Charter as reflected in the Proposed Charter if the Binding Charter Proposal is approved. This separate vote is not otherwise required by Delaware law separate and apart from the Binding Charter Proposal, but pursuant to SEC guidance, Altitude is required to submit these provisions to our stockholders separately for approval.

Approval of each of the Advisory Governance Proposals, each of which is a non-binding vote, requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting will no effect on the Advisory Governance Proposals. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Advisory Governance Proposals, even if all other outstanding shares are voted against such proposals.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ADVISORY GOVERNANCE PROPOSALS.

The Stock Issuance Proposal

We are seeking stockholder approval of the Stock Issuance Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d), which require stockholder approval of certain change of control transactions and other transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities.

Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the Stock Issuance Proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Stock Issuance Proposal, even if all other outstanding shares are voted against such proposal.

The Stock Issuance Proposal is conditioned on the approval of the Business Combination Proposal.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

The Incentive Plan Proposal

Approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the Incentive Plan Proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Inventive Plan Proposal, even if all other outstanding shares are voted against such proposal.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

The Director Election Proposal

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting), an abstention from voting, or a broker non-vote will have no effect on the election of directors.

The election of the director nominees in the Director Election Proposal is conditioned on the approval of the Business Combination Proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Director Election Proposal, even if all other outstanding shares are voted against such proposal.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

Adjournment Proposal

Approval of the Adjournment Proposal, if presented, requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Adjournment Proposal, even if all other outstanding shares are voted against such proposal.

THE ALTITUDE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Voting Your Shares

Our stockholders may vote electronically at the special meeting by visiting [●] or by proxy. We recommend that you submit your proxy even if you plan to virtually attend the special meeting. If you vote by proxy, you may change your vote by submitting a later dated proxy before the deadline or by voting electronically at the special meeting.

If your shares of common stock are owned directly in your name with our Transfer Agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee or intermediary, you are considered the beneficial owner of shares held in “street name” and are considered a “non-record (beneficial) stockholder.”

If you are a stockholder of record you may use the enclosed proxy card to tell the persons named as proxies how to vote your shares. If you properly complete, sign and date your proxy card, your shares will be voted in accordance with your instructions. The named proxies will vote all shares at the meeting for which proxies have been properly submitted and not revoked. If you sign and return your proxy card but do not mark your card to tell the proxies how to vote, your shares will be voted “FOR” the proposals to adopt the Business Combination Agreement and the other proposals presented at the special meeting.

Your shares will be counted for purposes of determining a quorum if you vote:

•	by submitting a properly executed proxy card or voting instruction form by mail; or

•	electronically at or before the special meeting.

Abstentions will be counted for determining whether a quorum is present for the special meeting.

Voting instructions are printed on the proxy card or voting information form you received. Either method of submitting a proxy will enable your shares to be represented and voted at the special meeting.

Voting Shares Held in Street Name

If your shares of common stock are held in an account through a broker, bank or other nominee or intermediary, you must instruct the broker, bank or other nominee how to vote your shares by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. Your broker, bank or other nominee may have an earlier deadline by which you must provide instructions to it as to how to vote your shares of common stock, so you should read carefully the materials provided to you by your broker, bank or other nominee or intermediary.

If you do not provide voting instructions to your bank, broker or other nominee or intermediary, your shares will not be voted on any proposal on which your bank, broker or other nominee does not have discretionary authority to vote. In these cases, the bank, broker or other nominee or intermediary will not be able to vote your shares on those matters for which specific authorization is required. Brokers do not generally have discretionary authority to vote on any of the proposals.

Broker non-votes are shares held by a broker, bank or other nominee or intermediary that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee or intermediary is not instructed by the beneficial owner of such shares how to vote on a particular proposal and the broker does not generally have voting power on such proposal. Because brokers, banks and other nominees or intermediaries do not generally have discretionary voting with respect to any of the proposals, if a beneficial owner of shares of common stock held in “street name” does not give voting instructions to the broker, bank or other nominee for any proposal, then those shares will not be present or represented by proxy at the special meeting. We believe all of the proposals presented to the stockholders at the special meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee will not be able to vote your shares without your instruction on any of the proposals presented at the special meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote.

Revoking Your Proxy

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•

delivering a signed written notice of revocation to our Secretary at Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta, Georgia 30346, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and returning by mail a proxy card with a later date so that it is received prior to the special meeting; or

•

virtually attending the special meeting and voting electronically by visiting the website established for that purpose at [●] and entering the control number found on your proxy card, voting instruction form or notice you previously received. Attendance at the special meeting will not, in and of itself, revoke a proxy.

If you are a non-record (beneficial) stockholder, you should follow the instructions of your bank, broker or other nominee regarding the revocation of proxies.

Share Ownership and Voting by Altitude’s Officers and Directors

As of the record date, the Sponsor had the right to vote 7,500,000 shares of common stock, representing 85% of the shares of common stock then outstanding and entitled to vote at the meeting. The Sponsor has entered into the Sponsor Support Agreement, requiring it to vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Binding Charter Proposal, “FOR” the approval, on an advisory basis, of each of the Advisory Governance Proposals, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, “FOR” the election of each of the director nominees to the Board of Directors and “FOR” the approval of the Adjournment Proposal, if presented. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal, the Binding Charter Proposal, the Advisory Governance Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, the Director Election Proposal and, if presented, the Adjournment Proposal even if all other outstanding shares are voted against such proposals.

Redemption Rights

Public stockholders may seek to redeem the public shares that they hold, regardless of whether they vote for or against the proposed Business Combination or do not vote at the special meeting and regardless of whether they held shares on the record date. Any public stockholder may request redemption of their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own these shares following the Business Combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the shares of the public shares, without our prior consent. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through public units and you elect to separate your public units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), (a) submit a written request, including the legal name, phone number and address of the beneficial owner of the shares for which redemption is requested, to the Transfer Agent that Altitude redeem your public shares for cash and (b) deliver your public shares to the Transfer Agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge the tendering broker a fee and it would be up to the broker whether or not to pass this cost on to the redeeming public stockholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to stockholders for the return of their public shares.

Holders of public units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their public units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the public units into the underlying public shares and public warrants, or if a holder holds public units registered in its own name, the holder must contact the Transfer Agent, directly and instruct them to do so.

Any request to redeem public shares, once made, may be withdrawn at any time until the deadline for submitting redemption requests and thereafter, with our consent, until the Closing. Furthermore, if a holder of a public share delivers its shares and subsequently decides prior to the redemption deadline not to elect to redeem such shares, it may simply request that Altitude instruct the Transfer Agent to return the shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement. We will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not completed for any reason, then public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Altitude will promptly return any public shares previously delivered by public stockholders.

For illustrative purposes, based on the cash held in the Trust Account on [●], 2023 of $[●], the estimated per share redemption price would have been approximately $[●] per public share. Prior to exercising redemption rights, public stockholders should verify the market price of shares of common stock as they may receive higher proceeds from the sale of their shares of common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Altitude cannot assure its stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem your public shares and deliver your shares of common stock (either physically or electronically) to the Transfer Agent, in each case prior to 5:00 PM, Eastern Time, on [●], 2023 (two business days prior to the scheduled vote at the special meeting), the deadline for submitting redemption requests, and the Business Combination is consummated.

Appraisal Rights

Neither our stockholders nor warrant holders have appraisal rights in connection with the Business Combination under the DGCL.

Potential Purchases of Public Shares

At any time prior to the special meeting during a period when they are not then aware of any material nonpublic information regarding Altitude, Picard, their securities, or the Business Combination, our Sponsor, directors, executive officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market, although they are under no obligation to do so. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value. Such public shares purchased by the Sponsor, directors, executive officers, advisors or affiliates would be (a) purchased at a price no higher than the redemption price for the public shares, which as of [●], 2023 was estimated to be $[●] per share and (b) would not be (i) voted by the initial stockholders or their respective affiliates or (ii) redeemable by the initial stockholders or their respective affiliates. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Business Combination and/or will not exercise its redemption rights with respect to the shares so purchased.

Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement by such persons or any of their respective affiliates. Altitude will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any Closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Costs of Solicitation

Altitude will bear the cost of soliciting proxies from our stockholders.

Altitude will solicit proxies by mail. In addition, the directors, officers and employees of Altitude may solicit proxies from our stockholders by telephone, electronic communication, or in person, but will not receive any additional compensation for their services. Altitude will make arrangements with brokerage houses and other custodians, nominees, and fiduciaries for forwarding proxy solicitation material to the beneficial owners of shares of common stock held of record by those persons and will reimburse them for their reasonable out-of-pocket expenses incurred in forwarding such proxy solicitation materials.

Altitude has engaged a professional proxy solicitation firm, Morrow Sodali, to assist in soliciting proxies for the special meeting. We have agreed to pay Morrow Sodali a fee of $[•], plus disbursements. We will reimburse Morrow Sodali for reasonable out-of-pocket expenses and will indemnify Morrow Sodali and its affiliates against certain claims, liabilities, losses, damages and expenses. Altitude will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to beneficial owners of our common stock and in obtaining voting instructions from those owners. Our management team may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Other Business

Altitude is not aware of any other business to be acted upon at the special meeting. If, however other matters are properly brought before the special meeting, the proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Altitude Board may recommend.

Attendance

Only our stockholders on the record date or persons holding a written proxy for any stockholder or account of Altitude as of the record date may attend the special meeting. The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically. If you hold your shares of common stock in your name as a stockholder of record and you wish to attend the special meeting, please visit [●] and enter the control number found on your proxy card. If your shares of common stock are held in “street name” in a stock brokerage account or by a bank, broker or other holder of record and you wish to attend the special meeting, you must obtain a legal proxy from the bank, broker or other holder of record in order to vote your shares electronically at the special meeting.

Assistance

If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Morrow Sodali, the proxy solicitation agent for Altitude, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ALTU.info@investor.morrowsodali.com.

THE BUSINESS COMBINATION PROPOSAL

Altitude is asking its stockholders to approve and adopt the Business Combination Agreement. Altitude stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

Because Altitude is holding a stockholder vote on the Business Combination, Altitude may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of shares of common stock that are voted at the special meeting. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B common stock into Class A common stock on April 7, 2023. Accordingly, the Sponsor will be able to approve the Business Combination Proposal even if all other outstanding shares are voted against such proposal.

The Business Combination Agreement

This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Except as otherwise disclosed herein, we do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description

On April 23, 2023, Altitude entered into the Business Combination Agreement by and among Altitude, the Merger Subs, Picard and Hunniwell Picard I, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Picard. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Picard, with Picard surviving as a wholly-owned subsidiary of Altitude. Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and Merger Sub II, with Merger Sub II surviving as the surviving entity. Following the consummation of the Business Combination, Altitude will own all of the equity interests owned by Picard in the Acquired Subsidiaries.

Pro Forma Capitalization

Assuming no redemptions from the Trust Account, no Closing Offering or Picard Financing and that Picard waives the Minimum Cash Condition (defined below), it is anticipated that, immediately following the Closing,

(1) Altitude’s public stockholders will own approximately 2.1% of the outstanding shares of New Picard Common Stock, (2) the Sponsor will own approximately 4.7% of the outstanding shares of New Picard Common Stock following the forfeiture of 4.5 million Founder Shares pursuant to the Sponsor Support Agreement and including 1,250,000 Sponsor Earnout Shares which will be outstanding on the Closing Date and for which the Sponsor will have voting rights, (3) Hunniwell Picard I, LLC will own approximately 82.2% of the outstanding shares of New Picard Common Stock, (4) the existing Picard securityholders other than Hunniwell Picard I, LLC will own approximately 10.8% of the outstanding shares of New Picard Common Stock, and (4) the Service Providers will own approximately 0.2% of the outstanding New Picard Common Stock. Such figures do not include any shares of New Picard Common Stock issuable upon the exercise of New Picard Options or upon the exercise of the New Picard Warrants to be issued to Picard securityholders at the Closing, Earnout Warrants issuable to Picard securityholders, Sponsor Earnout Warrants or New Picard Warrants issuable to the Service Providers. You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition, or any other condition to Closing described elsewhere in this proxy statement.

Consideration and Structure

Prior to the First Merger, each issued and outstanding share of Picard Preferred Stock, will automatically convert into one (1) share of common stock Picard Common Stock. Each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of New Picard Common Stock, subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing, and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share, plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied. Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. If Picard issues any warrants prior to the Closing, each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

The Earnout Warrants will be held in escrow following the Closing and will be released to the Picard securityholders if, at any time during the five (5) year period following the Closing, the dollar VWAP of New Picard Common Stock for any 20 trading days within any 30 trading day period is greater than $12.50.

At the Closing, New Picard will issue 100,000 shares of New Picard Common Stock and 30,000 New Picard Warrants to certain Service Providers of Altitude.

Material Adverse Effect

Under the Business Combination Agreement, certain representations and warranties of Picard are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a “Material Adverse Effect” as used therein means any effect, occurrence, development, fact, condition or change that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Picard and its Subsidiaries, taken as a whole or (b) prevents Picard from consummating the Mergers; provided, however, that in the case of (a), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” (i) any change in applicable Laws or

U.S. GAAP or any official interpretation thereof, (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, landlords, licensors, distributors, partners, providers and employees, (iv) any Effect generally affecting any of the industries or markets in which Picard or its Subsidiaries operate or the economy as whole, (v) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of Parent or at the request of Parent, Merger Sub or Merger Sub II, (vi) any earthquake, hurricane, epidemic, pandemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (vii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Picard or any of its Subsidiaries operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (viii) any failure of Picard and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (viii) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, (ix) any changes in SEC guidance related to the accounting of warrants or (x) COVID-19 or any COVID-19 Measures, or Picard’s or any of its Subsidiaries’ compliance therewith; provided that, in the case of clauses (i), (ii), (iii), (iv), (vi), (vii) and (x), such Effect may be taken into account to the extent (but only to the extent) that such Effect has had, or would reasonably be expected to have, a disproportionate and adverse impact on Picard and its Subsidiaries, taken as a whole, as compared to other industry participants.

Closing

The Closing is expected to take place at 10:00 a.m., Eastern Time, on the second (2nd) Business Day after the satisfaction or waiver of the conditions described below under the subsection “—Conditions to the Completion of the Business Combination” or at such other time, date and location as may be mutually agreed upon by the parties to the Business Combination Agreement.

At the Closing each of Seller and Purchaser have agreed to deliver certain customary closing deliverables.

Conditions to the Completion of the Business Combination

Under the Business Combination Agreement, the obligations of the parties to consummate the Mergers are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, as summarized below:

General Conditions

The obligations of all of the parties to the Merger Agreement to consummate the Merger are subject to the satisfaction or written waiver (where permissible) by all of such parties of all of the following conditions:

•

no provisions of an applicable law or order shall restrain or prohibit or impose any condition on the consummation of the Business Combination Agreement and the transactions contemplated therein and thereby;

•

the receipt of consents or approvals from the applicable governmental, regulatory or administrative authorities and each applicable waiting period or consent or approval under the HSR shall have expired, been terminated or obtained;

•

there has not been any legal action, suit, claim or similar hearing or proceeding brought by any governmental body, agency, authority, court, arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, federal, state, or local to enjoin or otherwise restrict the consummation of the transactions; and

•	the Altitude Stockholder Approval and the Picard Stockholder Approval.

Altitude’s Conditions to Closing

The obligation of Altitude to consummate the Mergers is subject to the satisfaction of the following additional conditions, among others, any one or more of which may be waived in writing by Altitude:

•	The accuracy of the representations and warranties, and the performance of the covenants and agreements of Picard;

•	Picard shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date;

•	Picard shall have delivered to Altitude documentation evidencing the release of all Outstanding Liens;

•	Picard shall have delivered to Altitude documentation evidencing the termination of the Investor’s Rights Agreement of Picard;

•	The absence of a Material Adverse Effect with respect to Picard; and

•	Picard Securityholders shall have delivered an executed Lock-Up Agreement and Registration Rights Agreement and Picard shall have delivered an executed FIRPTA Certificate.

Picard’s Conditions to Closing

The obligation of Picard to consummate the Mergers is subject to the satisfaction of the following additional conditions, among others, any one or more of which may be waived in writing by Picard:

•	The accuracy of the representations and warranties, and the performance of the covenants and agreements of the Merger Subs and Altitude, respectively, subject to customary materiality qualifications;

•

Altitude and Merger Subs shall have performed or complied with, in all material respects, all of its obligations required to be performed or complied with at or prior to the Closing Date; The New Picard Certificate of Incorporation shall have been filed with, and declared effective by, the Delaware Secretary of State;

•	Altitude and the Sponsor shall have delivered an executed Registration Rights Agreement;

•

The aggregate cash proceeds from Altitude’s Trust Account, together with the proceeds from the certain permitted equity financings, equaling no less than $38,000,000 (after deducting any amounts paid to Altitude stockholders that exercise their redemption rights in connection with the Mergers and net of certain transaction expenses of Altitude and Picard), of which not less than $10,000,000 shall be from the Closing Offering; and

•

Altitude’s initial listing application with Nasdaq in connection with the Mergers has been conditionally approved and, immediately following the First Effective Time, Altitude has satisfied any applicable initial and continuing listing requirements of Nasdaq and the New Picard Common Stock has been approved for listing on Nasdaq and Altitude has not received any notice of non-compliance therewith.

Representations and Warranties; Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of Picard, Altitude and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The representations, warranties and covenants of the parties made under the Business Combination Agreement will not survive the Closing. Each of the parties to the Business Combination Agreement has agreed to use its reasonable best efforts to cause all actions and things necessary to consummate and expeditiously implement the Mergers.

Pursuant to the Business Combination Agreement, Picard and Altitude will use commercially reasonable efforts for the Closing Offering.

Further, Picard will, as promptly as reasonably practicable after date of the Business Combination Agreement, but in no event later than May 5, 2023, deliver to Altitude the Picard Financings. Picard and Altitude will use commercially reasonable efforts to secure the Picard Financings prior to the Closing.

No Survival of Representations and Warranties; Limited Indemnification

The representations and warranties made under the Business Combination Agreement will not survive the Closing, except in certain limited instances.

Termination and Effect of Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation: (i) by Altitude or Picard, if the Closing has not occurred by October 1, 2023, which date will be automatically extended to December 11, 2023 if the SEC has not finished its review of this proxy statement on or prior to October 1, 2023, but only if the party seeking to terminate is not in material breach; (ii) by Altitude or Picard, in the event an applicable governmental, regulatory or administrative authority has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers or any applicable law is in effect making the consummation of the Mergers illegal, in each case only if the failure of the person seeking termination to fulfill any obligation under the Business Combination Agreement was not the primary cause of, or did not primarily result in, such law or order; (iii) by Altitude or Picard, if the other party has breached any of its respective representations, warranties, agreements or its respective covenants contained in the Business Combination Agreement, such failure or breach would render certain conditions precedents to the Closing incapable of being satisfied, and such breach or failure is not cured by the time allotted; (iv) by Altitude and Picard, by mutual consent; (v) by Altitude if the Picard Stockholder Approval is not obtained within three (3) Business Days after the proxy statement is declared effective (the Picard Stockholder Approval was obtained on April 24, 2023); (vi) by Altitude if, in Altitude’s reasonable discretion, Picard’s PCAOB audited financial statements reflect a material deterioration in Picard’s financial condition as compared to the financial statements delivered to Altitude before the Business Combination Agreement was signed; and (vii) by Altitude, at any time prior to obtaining Altitude Stockholder Approval, in order to enter into a definitive agreement with respect to any business combination that the Altitude Board determines in good faith to be more favorable than the Mergers and reasonable capable of being completed; provided, that Altitude shall pay Picard a termination fee of $2,800,000 within seven calendar days following such termination.

Amendments

The Business Combination Agreement may be amended by the parties to the Business Combination Agreement at any time by execution of an instrument in writing signed by all of the parties to the Business Combination Agreement.

Ancillary Agreements

This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the Ancillary Agreements, or forms thereof, are filed as annexes to this proxy statement, and the following descriptions are qualified in their entirety by the full text of such annexes. Stockholders and other interested parties are urged to read such Ancillary Agreements in their entirety prior to voting on the proposals presented at the special meeting.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on April 23, 2023, the Sponsor entered into the Sponsor Support Agreement. Under the Sponsor Support Agreement, Sponsor agreed to vote, at any meeting of the stockholders of Altitude, and in any action by written consent of the stockholders of Altitude, all of the common stock of Altitude held by the Sponsor in favor of (i) the approval and adoption of the Mergers; (ii) adoption and approval of the proposals set forth in this proxy statement and (iii) any other matter reasonably necessary to the consummation of the transactions contemplated by the Business Combination Agreement. The Sponsor Support Agreement prohibits the Sponsor from, among other things, selling, assigning or transferring or redeeming any Class A common stock held by it.

In addition, the Sponsor Support Agreement provides that the Sponsor will, in connection with the Closing (x) forfeit an aggregate amount of up to 4,500,000 shares of Class A common stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering plus the funds remaining in Altitude’s Trust Account (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing, exceeds $38,000,000, (y) forfeit 6,500,000 private warrants held by Sponsor immediately prior to the Closing, and (z) deposit with Continental Stock Transfer & Trust Company, acting as escrow agent, 1,250,000 Sponsor Earnout Shares and 1,000,000 Sponsor Earnout Warrants. The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by Altitude or New Picard, as applicable, of at least 10,000,000 Company Warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing will be forfeited.

Picard Support Agreements

In connection with the execution of the Business Combination Agreement, on April 23, 2023, the Picard Supporting Stockholders entered into the Picard Support Agreements. Under the Picard Support Agreements, each Picard Supporting Stockholder agreed that, following the SEC declaring effective the Registration Statement, to execute and deliver a written consent with respect to the Subject Picard Shares approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each Picard Supporting Stockholder agreed that at any meeting of the holders of Picard capital stock, each such Picard Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Picard Shares to be voted (i) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Mergers; (ii) against any Alternative Proposal; and (iii) against any amendment of the certificate of incorporation, or bylaws of Picard or proposal or transaction that would impede or frustrate the provisions of the Picard Support Agreements, the Business Combination Agreement or the transactions contemplated thereby. In addition, the Picard Support Agreements prohibit the Picard Supporting Stockholders from, among other things, (i) transferring any of the Subject Picard Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Picard Support Stockholders to transfer the

Subject Picard Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Picard Shares; or (iii) or taking any action in furtherance of the forgoing.

The Picard Support Agreement provides that the Picard Supporting Stockholders will not directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive any nonpublic information relating to the Picard or its subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence with respect to voting of the Picard capital stock intending to facilitate any Alternative Proposal or cause any holder of shares of Picard capital stock not to vote to adopt the Business Combination Agreement and approve the Mergers and the other transactions contemplated thereby, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Picard that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing.

Picard’s Supporting Stockholders each also irrevocably waived, and agreed not to exercise or assert, any dissenters’ or appraisal rights under Delaware law in connection with the Mergers and the Business Combination Agreement.

Registration Rights Agreement

In connection with the Closing, Altitude, Picard, and certain of their respective stockholders will enter into an amended and restated registration rights agreement. Pursuant to the Registration Rights Agreement, New Picard will be required to register for resale securities held by the stockholders party. In addition, the holders will have certain demand and “piggyback” registration rights. New Picard will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

We estimate that an aggregate of approximately 55 million shares of New Picard Common Stock and 1.5 million New Picard Warrants will be subject to registration rights immediately following Closing.

Lock-Up Agreement

In connection with the Closing, Altitude and Holders will enter into a lock-up agreement. Pursuant to the Lock-Up Agreement, the Holders will agree, subject to customary exceptions, not to transfer (a) the Lock-Up Shares for the period ending on the earliest of (x) the date this is one (1) year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

Background of the Business Combination

The Business Combination was the result of a thorough search by Altitude for a potential transaction utilizing the global network and investing and operating experience of its management team, advisors, and the Altitude Board. The terms of the Business Combination were the result of negotiations between Altitude’s management team, in consultation with the Altitude Board, financial and legal advisors, and representatives of Picard, in consultation with their financial and legal advisors.

Altitude is a blank check company incorporated in Delaware on August 12, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

On December 11, 2020, Altitude consummated its IPO of 30,000,000 units, including 3,900,000 units issued in connection with the underwriters’ partial exercise of their over-allotment option. Each unit consisted of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $300 million. Simultaneously with the consummation of IPO, Altitude completed the private placement of an aggregate of 8,000,000 private warrants to the Sponsor at a purchase price of $1.00 per warrant, generating gross proceeds of $8 million. Prior to the consummation of the IPO, on August 12, 2020, Altitude issued an aggregate of 8,625,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash. On November 30, 2020, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares to Altitude for no consideration, resulting in the Sponsor holding an aggregate of 7,187,500 Founder Shares. On December 8, 2020, Altitude effected a stock split in which each issued share of Class B common stock that was outstanding was converted into one and forty-four one-thousandths shares of Class B common stock, resulting in an aggregate of 7,503,750 Founder Shares held by the Sponsor. On December 11, 2020, in connection with the completion of the IPO, the underwriters partially exercised their over-allotment option, and as a result, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration. Accordingly, this resulted in the Sponsor holding an aggregate of 7,500,000 Founder Shares. Prior to the consummation of the IPO, neither Altitude, nor anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any prospective target with respect to an initial business combination with Altitude. Our Sponsor and our officers and directors entered into a letter agreement with us at the time of the IPO pursuant to which they agreed (i) to vote all shares of common stock held by them in favor of our initial business combination and (ii) not to redeem any shares of common stock held by them in connection with the completion of our initial business combination. Such redemption rights waiver was provided in connection with the IPO and without any separate consideration paid in connection with providing such waiver.

The prospectus for the IPO states that Altitude intended to focus its efforts on identifying a prospective target business with either all or a substantial portion of its activities around the globe. Altitude intended to focus on travel, travel technology and travel-related businesses with either business-to-business (“B2B”) or business-to-consumer (“B2C”) focuses, that have compelling growth opportunities with strong underlying demand drivers which include travel-related platforms including, but not limited to, travel booking engines; revenue, payment and expense management services; travel management companies; alternative accommodation and mobile-based travel solutions. Notwithstanding the foregoing, Altitude’s efforts to identify a prospective target company or business were not limited to a specific industry or geographic region. Accordingly, although Picard does not operate in the travel technology industry, Altitude identified Picard as a potential business combination target because it substantially met the rest of the acquisition criteria set forth in Altitude’s IPO prospectus, as discussed more fully in the section of this proxy statement titled “The Altitude Board’s Reasons for the Approval of the Business Combination.”

After the IPO, Altitude’s officers and directors commenced an active search for prospective businesses or assets to acquire in its initial business combination. Representatives of Altitude were contacted by, and representatives of Altitude contacted, numerous individuals, financial advisors and other entities who offered to present ideas for business combination opportunities. Altitude’s officers, directors, and their affiliates also brought to Altitude’s attention target business candidates, leveraging their extensive professional networks. In particular, Altitude’s President, Chief Executive Officer and Director, Gary Teplis, has been an avid public equity, private equity and angel investor in a multitude of industries for many years, and brought his experience and networks to bear in sourcing potential opportunities for Altitude. The foregoing efforts led to the identification of numerous potential business combination opportunities, and Altitude entered into approximately 100 confidentiality agreements with potential target companies governing the sharing of certain confidential information. The majority of the potential business combination targets that Altitude considered were companies in the travel technology industry. Upon preliminary review of information provided by the potential targets Altitude had entered confidentiality agreements with, Altitude narrowed down its prospective list to approximately 20 targets and ruled out the others as such businesses did not comport with the investment criteria laid out in the IPO prospectus including, among other reasons, because Altitude believed such target business either would not offer attractive risk-adjusted returns for Altitude’s stockholders, did not have strong management teams focused on driving revenue growth, enhancing operating models and creating shareholder value, were not positioned for free cash flow generation or did not have a scalable business model with predictable and recurring revenue streams, or were not ready to become public companies. Of the 20 targets that Altitude retained from its initial list of targets, Altitude performed additional review of such 20 targets’ businesses, including but not limited to technical due diligence (in respect of, for example, technology platform), financial due diligence, and diligence of other factors such as intellectual property and operational capabilities. As a result of these efforts, Altitude ultimately executed non-binding term sheets with five targets, including Picard. The first target was an aircraft manufacturer. Altitude determined not to move forward with such opportunity because the manufacturer was still in an early stage of development. The manufacturer had yet to break ground on its manufacturing facility and required significant capital. The second target was a car-sharing marketplace. Altitude decided not to pursue this opportunity as this car-sharing marketplace had a high cash burn and wanted a valuation that Altitude felt was too high. The third target was engaged in innovating high-speed transportation systems. Altitude determined not to move forward with this opportunity because it determined that the target was not ready to become a public company. The fourth target was a company in the travel booking space. Altitude decided not to pursue a business combination with this company due to differences in valuation and an inability to raise financing for the target. The fifth target was Picard.

On June 10, 2022, Altitude held a special meeting of stockholders (the “June Special Meeting”). At the June Special Meeting, Altitude’s stockholders approved an amendment to the Current Charter to extend the date by which Altitude must complete its initial business combination from June 11, 2022 to October 11, 2022 (the “June Extension Amendment Proposal”). In connection with the June Special Meeting, stockholders holding an aggregate of 24,944,949 shares of Class A common stock exercised their right to redeem their shares for approximately $10.01 per share of the funds held in the Trust Account, leaving approximately $50,600,000 of investment held in the Trust Account after satisfaction of such redemptions.

Prior to the June Special Meeting, on June 9, 2022, Altitude entered into non-redemption agreements (collectively, the “June Non-Redemption Agreements”) with certain existing stockholders (the “June Non-Redeeming Stockholders”) holding an aggregate of 1,250,000 shares of Class A common stock. Pursuant to the June Non-Redemption Agreements, the June Non-Redeeming Stockholders agreed to (a) not redeem any shares of Class A common stock held by them on the date of the Non-Redemption Agreements in connection with the June Extension Amendment Proposal, (b) vote all of their shares in favor of the June Extension Amendment Proposal and any initial business combination presented by Altitude for approval by its stockholders, and (c) not Transfer (as such term is defined in the June Non-Redemption Agreements) any of their shares until the earlier of October 11, 2022 and consummation of Altitude’s initial business combination.

In connection with the June Non-Redemption Agreements, Gary Teplis, the Chief Executive Officer of Altitude, agreed to pay to each June Non-Redeeming Stockholder $0.033 per share in cash per month through October 11, 2022. As a result, Mr. Teplis paid a total of $184,929 to the June Non-Redeeming Stockholders. The June Non-Redemption Agreements only prohibited the June Non-Redeeming Stockholders from redeeming their shares in connection with the June Extension Amendment Proposal. The June Non-Redeeming Stockholders are free to redeem their shares in connection with the Business Combination.

On June 28, 2022, Mr. Teplis received an email from a representative of Moelis & Company introducing Jonathan Intrater, an investment banker with experience with SPAC business combinations, regarding a potential business combination between Altitude and Picard. On June 30, 2022 and July 6, 2022, Mr. Teplis held phone calls with Mr. Jonathan Intrater and Allan Liu, a colleague of Jonathan Intrater, pursuant to which Mr. Jonathan Intrater and Mr. Liu informed Mr. Teplis that Picard was considering a possible business combination with a SPAC.

Picard had determined that pursuing a business combination with a SPAC would best serve Picard’s interests given the relative certainty as to the amount of financing to be provided and the shortened timeframe for completing the transaction (as compared to a traditional initial public offering process). Picard had discussions with other SPACs prior to meeting with Altitude, but ultimately determined to move forward with Altitude and its management team.

On July 6, 2022, Mr. Jonathan Intrater introduced Mr. Teplis to Dr. Warren Hosseinion, a doctor, businessman and now the current Chairman of Altitude, who had previously visited the headquarters of SynCardia, a wholly owned subsidiary of Picard.

On July 7, 2022, Mr. Teplis held a phone call with Dr. Hosseinion to discuss the potential for Dr. Hosseinion to join the Altitude Board to assist with a potential business combination with Picard. Dr. Hosseinion had previous SPAC business combination experience, having been a member of the board of directors of, and a consultant to, Cardio Diagnostics, Inc., a private company focused on developing and commercializing a series of products for cardiovascular disease and associated co-morbidities, which completed a business combination with Mana Capital Acquisition Corp., a special purpose acquisition company, in October 2022. Since the completion of the business combination in October 2022, Cardio Diagnostic’s common stock has traded down from a high of $10.90 immediately following the closing to approximately $0.30 per share as of October 4, 2023.

On July 11, 2022, Mr. Teplis, Mr. Jonathan Intrater, Mr. Liu and Chris Hsieh arranged a virtual meeting to discuss Picard and the potential for a business combination with Altitude.

On July 12, 2022, Mr. Teplis held a phone call with Jim Intrater, Mr. Jonathan Intrater’s brother, who is an engineer with experience in the medical devices field who had previously visited the headquarters of SynCardia with his brother for the purpose of exploring the possibility of a transaction with SynCardia. On the call, Mr. Teplis and Jim Intrater discussed certain technological aspects and viability of Picard’s total artificial heart technology.

On July 13, 2022, Mr. Teplis held a phone call with a representative of Cantor, a financial services company and sole bookrunner of the IPO, to discuss a potential business combination between Altitude and Picard.

On July 18, 2022, Mr. Jonathan Intrater held an introductory meeting to introduce Mr. Teplis and Mr. Hsieh to bankers at Benchmark, an investment bank, regarding the possible engagement of Benchmark as capital markets advisor to Altitude in its potential business combination with Picard. Mr. Jonathan Intrater and Dr. Warren Hosseinion recommended Benchmark for Altitude based on their prior experience with Benchmark. As of the date hereof, Altitude has not engaged Benchmark as capital markets advisor and Benchmark has not provided any additional services to Altitude in connection with the Business Combination other than services provided in connection with the Benchmark Opinion.

On July 26, 2022, Mr. Teplis held a phone call with Mr. Jonathan Intrater, Mr. Liu, and Benchmark to discuss Picard’s business, its current size and expected growth in the total artificial heart technology space both domestically and internationally and Picard’s interest in pursuing a business combination transaction with Altitude.

On July 27, 2022, Mr. Jonathan Intrater introduced Mr. Teplis to Bruce Raben, who has an investment fund that works with the Saudi Royal family and had previously considered investing in SynCardia. During this introduction the group discussed the potential growth of Picard’s artificial heart technology internationally, in particular focusing on the launching of Picard’s artificial heart technology in Saudi Arabia and the Middle East generally. During the meeting, Mr. Raben highlighted his experience with launching new products in the Middle East, and in particular discussed his existing relationships in the medical devices space in Saudi Arabia.

Also on July 27, 2022, Mr. Teplis held a phone call with Mr. Hsieh, Mr. Jonathan Intrater, Mr. Liu and a healthcare research analyst at Benchmark to discuss Picard’s business, its current size and expected growth in the total artificial heart technology space both domestically and internationally.

On July 28, 2022, Altitude submitted an initial list of due diligence questions to Mr. Jonathan Intrater in order to receive further preliminary information about Picard and to properly assess whether to continue discussions with Picard concerning a potential business combination with Altitude.

Between July 28, 2022 and August 8, 2022, Mr. Teplis and Mr. Jonathan Intrater held calls with several financial advisors to discuss their possible retention by Altitude in connection with a potential business combination between Altitude and Picard.

On August 1, 2022, Mr. Teplis held a phone call with Mr. Hsieh to discuss Picard and the potential for a business combination with Altitude.

Between August 4, 2022, to November 4, 2022, Mr. Teplis held separate calls with representatives of several investment funds to discuss a potential business combination between Altitude and Picard and forms of potential capital these investors could bring to assist Altitude.

On August 29, 2022, Mr. Teplis held a call with Cantor and Mr. Jonathan Intrater to discuss SynCardia and a potential business combination with Altitude.

On August 31, 2022, Mr. Teplis held a call with Benchmark and Susan Hirsch, a small-cap equity analyst introduced by Mr. Jonathan Intrater, to discuss Ms. Hirsch’s analysis of SynCardia and a potential business combination with Altitude.

On September 19, 2022, Mr. Teplis held a call with Mr. Jonathan Intrater, Mr. Liu and their advisers to discuss Altitude’s potential business combination with Picard.

On October 6, 2022, Altitude held a special meeting of stockholders (the “October Special Meeting”). At the October Special Meeting, Altitude’s stockholders approved an amendment to the Current Charter to extend the date by which Altitude must complete a business combination from October 11, 2022 to April 11, 2023 (the “October Extension Amendment Proposal”). In connection with the October Special Meeting, stockholders holding an aggregate of 3,382,949 shares of Class A common stock exercised their right to redeem their shares for approximately $10.05 per share of the funds held in the Trust Account, leaving approximately $16,810,087 in cash in the Trust Account after satisfaction of such redemptions.

Prior to the October Special Meeting, on October 5, 2022, Altitude entered into a non-redemption agreement (the “October Non-Redemption Agreement”) with one existing stockholder (the “October Non-Redeeming Stockholder”) holding an aggregate of 223,124 shares of Class A common stock. Pursuant to the October Non-Redemption Agreement, the October Non-Redeeming Stockholder agreed to (a) not redeem the shares in connection with the October Extension Amendment Proposal and (b) vote all of its shares in favor of the October Extension Amendment Proposal.

In connection with the October Non-Redemption Agreement, Mr. Teplis agreed to pay to the October Non-Redeeming Stockholder $0.05 per share per month through April 11, 2023, in a single cash payment within 45 days from the date of the October Non-Redemption Agreement. As a result, Mr. Teplis paid the October Non-Redeeming Stockholder a total $66,937.

On October 10, 2022, Mr. Teplis held call with Dr. Richard Fang, a director of Picard, Daniel Teo, a director of Picard, and Mr. Hsieh Mr. Jonathan Intrater, Benchmark, Mr. Liu and their representatives to discuss potential financing strategies and the draft investor presentation being prepared by Picard.

On October 14, 2022, Mr. Teplis held a call with Mr. Jonathan Intrater and White & Case to discuss the potential to raise pre-Closing private capital.

From October 18, 2022 to January 26, 2023, Mr. Teplis held weekly calls with Mr. Jonathan Intrater and Mr. Teo to discuss general updates and details of the business combination between Picard and Altitude. During these calls, representatives of Altitude and Picard also discussed a number of commercial and legal elements of the business to assist Altitude, with the assistance of its advisors, in developing Altitude’s analysis of Picard. Altitude, Picard and their respective representatives also discussed important structural elements of a potential transaction, including but not limited to, a pre-money valuation of Picard and the Minimum Cash Condition. Altitude, with the assistance of its advisers continued to conduct analysis on Picard’s business to generate a view on its historical financial performance and growth, total addressable market and its financial projections and key drivers.

On November 3, 2022, Mr. Teplis held a call with Mr. Teo and Mr. Hsieh of Picard, White & Case, and Mr. Jonathan Intrater to discuss initial SEC filings for the potential business combination between Picard and Altitude.

On November 10, 2022, Mr. Teplis held a call with Dr. Warren Hosseinion, Mr. Jonathan Intrater, Adeel Rouf and Mr. Hsieh to discuss updates regarding Picard, post-Closing board composition and SEC filings.

On November 18, 2022, Altitude submitted an initial draft non-binding letter of intent (the “LOI”) to Picard. The LOI contemplated an enterprise value of Picard of $480 million, inclusive of $20 million of pro forma cash on hand and assuming no indebtedness that would survive the Closing. The merger consideration was to be paid to Picard in the form of 48 million shares of Class A common stock at a price of $10.00 per share. The LOI provided for a 12-month lock-up on the shares being issued to Picard as merger consideration. The LOI also contemplated the forfeiture by the Sponsor of 4.5 million Sponsor shares and 6.5 million private warrants, with an additional 1.5 million Sponsor shares and 1.0 million private warrants subject to an earnout escrow, as follows: (i) 500,000 Sponsor shares would be released from escrow upon the VWAP of the combined company’s common stock equaling or exceeding $12.50 for any 20 of 30 consecutive trading days during the 5-year period following Closing, (ii) 250,000 Sponsor shares and 1.0 million private warrants would be released from escrow upon the completion of the purchase of at least 10 million public warrants at or following the Closing, and (iii) 750,000 Sponsor shares would be released from escrow upon the satisfaction of the first two release conditions. The forfeitures contemplated in the LOI were subject to reduction by 20,000 shares for each $1 million by which the proceeds of a PIPE financing and the Trust Account together exceed $38 million. Altitude proposed to obtain $20 million of financing for the combined company in the form of a private placement of common equity or equity-linked securities (“PIPE Financing”).

On November 23, 2022, Picard’s outside legal counsel, Winston & Strawn LLP (“Winston & Strawn”) emailed to Altitude and its outside legal counsel, White & Case LLP (“White & Case”), a revised draft of the LOI, which retained the $480 million enterprise value of Picard but provided that the merger consideration would be adjusted for debt and cash on Picard’s balance sheet at Closing. The merger consideration would be issued as follows: 48 million shares of Class A common stock at a deemed price of $10.00 per share, 6.5 million warrants to purchase Class A common stock with an exercise price of $11.50 per share, and 6.5 million warrants to purchase Class A common stock with an exercise price of $12.50 per share. The revised LOI reduced the lock-up period on the merger consideration from 12 months to 6 months. The revised LOI also increased the threshold for Sponsor forfeiture cut-backs from $38 million to $40 million of retained funds and required Altitude to obtain at least $35 million financing rather than $20 million. Additionally, it permitted Picard to raise net proceeds of up to $20 million in equity financing or convertible debt financing that is automatically convertible into equity immediately prior to Closing (“Permitted Picard Financing”). The revised LOI also added customary Closing conditions, including a condition that the aggregate amount of cash available in the Trust Account following redemptions and the payment of transaction expenses and together with the proceeds of the PIPE Financing and Permitted Picard Financing would be no less than $30 million.

On November 25, 2022, Mr. Teplis held a call with White & Case, Winston & Strawn, SynCardia and Mr. Jonathan Intrater to discuss outstanding issues pertaining to LOI.

On November 26, 2022, White & Case, on behalf of Altitude, sent a revised draft of the LOI to Winston & Strawn, on behalf of Picard. The revised LOI provided that the 48 million shares of common stock and 6.5 million warrants to purchase Class A common stock with an exercise price of $11.50 per share would comprise the base consideration payable on the Closing Date, and that an additional 6.5 million warrants to purchase Class A common stock with an exercise price of $12.50 per share would comprise earnout consideration, to be held in escrow and released to Picard equityholders upon the VWAP of the combined company’s common stock equaling or exceeding $12.50 for any 20 of 30 consecutive trading days during the 5-year period following Closing. The revised LOI also revised the lock-up applicable to the shares and warrants issuable to Picard equityholders as follows: (i) the shares would be locked up for a period ending on the earlier of (x) 12 months following the Closing, (y) the date on which the closing price of the combined company equals or exceeds $12.00 per share for any 20 trading days within a 30 trading day period commencing at least 150 days after the Closing or (z) the date on which the combined company completes a further business combination or liquidates, and (ii) the base warrants and earnout warrants would be lock-ed up for a 30 day period. The revised LOI also reduced the threshold for Sponsor forfeiture cut-backs to $38 million of retained funds. The revised LOI also revised the Minimum Cash Condition to provide that of the required $30 million, an aggregate of $20 million would be funded through the PIPE financing.

On November 29, 2022, Winston & Strawn sent a further markup to the LOI which carved out from the lock-up Picard equityholders who hold less than 5% of the fully-diluted equity ownership of Picard immediately prior to Closing.

On November 30, 2022, Mr. Teplis held a call with White & Case, Mr. Liu and Mr. Jonathan Intrater to discuss deal valuation and commercial and legal elements to incorporate in the LOI.

On December 1, 2022, White & Case, on behalf of Altitude, emailed to Picard and Winston & Strawn a revised draft of the LOI which changed the Sponsor earnout thresholds as follows: (i) 500,000 Sponsor shares would be released from escrow upon the VWAP of the combined company’s common stock equaling or exceeding $12.50 for any 20 of 30 consecutive trading days during the 5-year period following Closing, (ii) 500,000 Sponsor shares and 1.0 million private warrants would be released from escrow upon the completion of the exercise, redemption or purchase of at least 10 million public warrants at or following the Closing, and (iii) 500,000 Sponsor shares would be released from escrow upon the satisfaction of the first two release conditions. The revised LOI also removed the 5% holder carve-out from the Picard lock-up.

On December 2, 2022, Winston & Strawn, on behalf of Picard, sent a revised draft of the LOI which rejected White & Case’s change to the Sponsor earn-out thresholds and reverted to the following thresholds: (i) 500,000 Sponsor shares would be released from escrow upon the VWAP of the combined company’s common stock equaling or exceeding $12.50 for any 20 of 30 consecutive trading days during the 5-year period following Closing, (ii) 250,000 Sponsor shares and 1.0 million private warrants would be released from escrow upon the completion of the exercise, redemption or purchase of at least 10 million public warrants at or following the Closing, and (iii) 750,000 Sponsor shares would be released from escrow upon the satisfaction of the first two release conditions.

On December 8, 2022, Altitude and Picard entered into a non-disclosure agreement governing the sharing of certain confidential information between the parties.

Also on December 8, 2022, Altitude and Picard entered into the LOI, which was identical to the draft LOI sent by Winston & Strawn on December 2, 2022. The final signed LOI reflected (i) an enterprise value of Picard equal to $480 million, on a cash-free debt-free basis, (ii) forfeiture by the Sponsor of (A) 4.5 million shares of Class B common stock and (B) 6.5 million private warrants, and (iii) Sponsor depositing in escrow (A) 1.5 million shares of Class B common stock and (B) 1 million private warrants, to be released to Sponsor upon New Picard achieving certain milestones. Sponsor’s forfeiture of the Class B common stock and private warrants would be reduced for every $1 million that remains in Altitude’s Trust Account plus any net proceeds in any Picard Financing (capped at $20 million), in each case, exceeding $38 million. The LOI included a twelve-month lock-up period for Picard stockholders, subject to certain exceptions and subject to early release if the per share price of New Picard Common Stock were to trade above $12 for any 20 trading days during any 30-day trading period commencing 150 days after the Closing. The LOI also provided for a mutual exclusive negotiation period of 90 days.

On December 9, 2022, Altitude issued a press release announcing that it had entered into the LOI.

On December 16, 2022, Altitude held a call with a representative of Ropes & Gray LLP (“Ropes & Gray”) to discuss Altitude’s potential engagement of Ropes & Gray to perform regulatory diligence.

On December 27, 2022, Mr. Teplis held a call with White & Case and Mr. Jonathan Intrater to discuss including a reset provision in the term sheet for a potential financing.

On January 17, 2023, at Picard’s request, Mr. Jonathan Intrater arranged a virtual meeting with Mr. Richard Smith, Chief Science Office of Picard, Mr. Hsieh, Dr. Fang, Mr. Teo, Benchmark, Cody Slach of Gateway Investor Relations, Mr. Liu, Dr. Warren Hosseinion, Mr. Teplis and other members of management of Altitude and their representatives. During the meeting, Mr. Richard Smith gave a high-level presentation to the Altitude team, of Picard’s business, its current size and expected growth in the total artificial heart technology space both domestically and internationally and Picard’s interest in pursuing a business combination transaction with a SPAC. During the meetings, Mr. Teplis highlighted the Altitude management team’s existing relationships within the medical devices space, with certain of its directors having co-invested in companies with very similar profiles to Picard. The parties noted that Altitude’s existing relationships with potential customers, investors and partners in the space Picard operates could bring additional value to a potential business combination between Picard and Altitude.

On January 30, 2023, White & Case submitted to Winston & Strawn a legal due diligence request list (the “Due Diligence Request List”), requesting certain materials and documents related to Picard and its business. On February 2, 2023, Altitude engaged Ropes & Gray as outside legal counsel to Altitude, specializing in U.S. Food and Drug Administration (“FDA”) due diligence review and directed White & Case to obtain supplemental legal due diligence requests from Ropes & Gray to add to the Due Diligence Request List. On February 7, 2023, White & Case sent an updated Due Diligence Request List to Winston & Strawn with additional requests from Ropes & Gray related to FDA related legal due diligence items. Thereafter, Picard and its representative collected the requested due diligence materials to be shared with Altitude and its advisors.

From approximately February 2023 to August 2023, Picard explored various financing options, including PIPE financings, with approximately 9 potential investors (“Potential PIPE Investors”). The conversations with the Potential PIPE Investors were of a general business introductory nature and did not include discussions of potential terms of any possible engagement. As of the date of this proxy statement, there have been no discussions between Picard and Potential PIPE Investors or any other investors regarding terms of any potential PIPE financings.

On February 15, 2023, White & Case provided an initial draft of the Business Combination Agreement to Winston & Strawn, which contained principal transaction terms generally consistent with the LOI and other terms consistent with market practices for similar transactions.

On February 21, 2023, Mr. Teplis held a call with White & Case and Mr. Jonathan Intrater to continue discussions regarding the inclusion of a reset provision in the term sheet for a potential financing.

On March 2, 2023, White & Case, Ropes & Gray, Winston & Strawn and Picard’s management team held a virtual intellectual property and FDA-focused legal due diligence call to discuss Picard’s scope of its owned and licensed intellectual property, the development and acquisition of Picard’s intellectual property platform, information related to FDA approval of Picard’s total artificial heart product, as well as international marketing authorizations in Canada and Europe.

On March 6, 2023, Winston & Strawn provided a revised draft of the Business Combination Agreement to White & Case.

On March 7, 2023, Altitude engaged Prager Metis CPAs, LLC (“Prager Metis”) to conduct financial due diligence on Picard.

On March 9, 2023, Altitude and Picard amended the LOI to extend the exclusive negotiation period for an additional 30 days, until April 7, 2023.

On March 15, 2023, Altitude and its advisors were given access to a virtual data room (“VDR”) provided by Picard.

From March 15, 2023 through April 23, 2023, Altitude continued conducting its due diligence on Picard, including an extensive review of files in the VDR, including Picard’s financial model and a detailed analysis of Picard’s end-market dynamics.

On March 17, 2023 and March 26, 2023, White & Case sent to Winston & Strawn a supplemental list of open due diligence requests (as amended from time to time, the “Supplemental Diligence Request List”). Thereafter, Winston & Strawn provided certain documents to Altitude and its advisors responsive to the Supplemental Diligence Request List.

On March 22, 2023, Mr. Teplis held a call with Dr. Warren Hosseinion, Mr. Jonathan Intrater and representatives from Winston & Strawn, White & Case and Prager Metis to discuss to discuss the results of Prager Metis’s financial due diligence.

On March 30, 2023, Winston & Strawn provided a further updated draft of the Business Combination Agreement to White & Case, which included the deletion of the deadline by which Picard is required to deliver certain audited and unaudited financial statements (such financial statements, the “PCAOB Financials”) and added a cap on transaction expenses incurred by Picard and Altitude respectively that New Picard is required to reimburse.

On March 31, 2023, Winston & Strawn provided White & Case with initial drafts of the Picard Support Agreement and Lock-Up Agreement. The Picard Support Agreement provided that concurrently with the execution of the Business Combination Agreement, certain stockholders of Picard will agree to, among other things, (i) vote and to adopt and approve the Business Combination Agreement, the Mergers and all other documents and transactions contemplated thereby, (ii) vote against any business combination proposals other than the Mergers or other proposals that would impede or frustrate the Mergers, (iii) waive all appraisal and dissenters’ rights under Section 262 of the DGCL and (iv) not sell, offer to sell contract or agree to sell or otherwise transfer any Subject Picard Shares prior to the Closing of the Business Combination. The Lock-Up Agreement provided that, at or prior to the Closing of the Business Combination, certain stockholders of Picard will agree not to offer, sell or otherwise dispose of New Picard Common Stock and New Picard Warrants for a twelve-month lock-up period for Picard stockholders, subject to certain exceptions and subject to early release if the per share price of New Picard Common Stock were to trade above $12 for any 20 trading days during any 30-day trading period commencing 150 days after the Closing, as more fully described below in the section entitled “Ancillary Agreements.”

On April 1, 2023, Altitude and Benchmark executed an engagement letter for purposes of engaging Benchmark as financial advisor to the Altitude Board in order to render a written opinion as to the fairness of the consideration to be paid in the business combination from a financial point of view to Altitude’s unaffiliated stockholders.

On April 1, 2023, White & Case sent updates to the Supplemental Diligence Request List to Winston & Strawn reflecting the latest due diligence review conducted by White & Case and Ropes & Gray to date. On April 2,

2023, Altitude, Picard, White & Case, including White & Case’s employment and benefits, intellectual property and FDA specialists, and Winston & Strawn held a call to discuss open diligence items. Several times a week from April 3, 2023 to April 23, 2023, White & Case continued to send updates to the Supplemental Diligence Request List to Winston & Strawn requesting diligence updates related to White & Case’s and Ropes & Gray’s ongoing legal due diligence review.

On April 2, 2023, White & Case sent a further updated draft of the Business Combination Agreement to Winston & Strawn, which included, among other things, a condition to Closing that Picard obtain releases on several existing liens and a termination right in favor of Altitude in the event that Picard fails to deliver the PCAOB Financials or they materially deviate from the financial statements previously disclosed by Picard to Altitude (the “PCAOB Termination Right”). White & Case also provided Winston & Strawn with a revised draft of the Picard Support Agreement and an initial draft of the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, concurrently with the execution of the Business Combination Agreement, (i) Altitude and certain stockholders of Altitude agree to vote and to adopt and approve the Business Combination Agreement, the Mergers and all other documents and transactions contemplated thereby, to vote against any business combination proposal other than the Mergers or other proposals that would impede or frustrate the Mergers, and (ii) Sponsor agrees to forfeit the Founder Shares and private warrants, as more fully described below in the section entitled “Ancillary Agreements.”

On April 6, 2023, Winston & Strawn sent to White & Case (i) an initial draft of the disclosure schedules of Picard that qualify the representations and warranties of Picard in the Business Combination Agreement and (ii) a revised draft of the Business Combination Agreement that inserted a deadline of May 31, 2023 for Picard to deliver the PCAOB Financials to Altitude.

On April 7, 2023, Winston & Strawn sent to White & Case (i) revised drafts of the Sponsor Support Agreement and the Picard Support Agreement and (ii) an initial draft of the Registration Rights Agreement. The Registration Rights Agreement will be entered into by Altitude, Sponsor and certain stockholders of Picard at or prior to the Closing, pursuant to which, upon completion of the Mergers, the New Picard Common Stock, New Picard Warrants and certain other registrable securities held by the parties thereto will bear customary demand registration rights and “piggyback” registration rights, as more fully described below in the section entitled “Ancillary Agreements.”

On April 7, 2023, Altitude held an annual meeting of stockholders (the “Altitude Annual Meeting”). At the Altitude Annual Meeting, Altitude’s stockholders approved an amendment to the Current Charter, as of October 6, 2022, to extend the date by which Altitude must complete a business combination from April 11, 2023 monthly up to eight (8) times for an additional one month each time, up to December 11, 2023. In connection with the Altitude Annual Meeting, stockholders holding an aggregate of 337,457 shares of Class A common stock exercised their right to redeem their shares for approximately $10.08 per share of the funds held in the Trust Account, leaving approximately $13,460,673.61 in cash in the Trust Account after satisfaction of such redemptions.

On April 10, 2023, Mr. Teplis, Picard, White & Case and Winston & Strawn held a call to discuss open due diligence items and open commercial points in the Business Combination Agreement, including the terms by which Picard and Altitude are required to cooperate to secure the private placement of securities of Picard, including the Picard Financing and the Closing Offering and related financing terms and how such financings, would count towards the Minimum Cash Condition in the Business Combination Agreement.

On April 12, 2023, Winston & Strawn sent a revised draft of the Business Combination Agreement including revisions reflecting the open issues discussed on the April 10, 2023 call, to White & Case.

On April 13, 2023, White & Case sent a revised draft of the Registration Rights Agreement to Winston & Strawn.

On April 15, 2023, White & Case sent a revised draft of the Business Combination Agreement to Winston & Strawn.

Between April 18, 2023 and April 23, 2023, Winston & Strawn and White & Case exchanged drafts of an investor presentation to be used by the parties in connection with the Business Combination and related financing.

On April 19, 2023, Mr. Teplis, Picard, White & Case and Winston & Strawn held a call to discuss Winston & Strawn’s revised draft of the Business Combination Agreement. In particular, (i) the minimum closing cash condition, the obligation of New Picard to obtain director and officer indemnification and liability insurance, (ii) the PCAOB Termination Right, and (iii) the terms and parameters of the Permitted Picard Financing and the Closing Offering were discussed and negotiated among the parties. On April 20, 2023, White & Case sent to Winston & Strawn a revised draft of the disclosure schedules of Picard and a revised draft of the Business Combination Agreement to reflect the positions taken by Altitude with respect to the open issues discussed on the April 19, 2023 call.

On April 21, 2023, the parties finalized the Picard Support Agreement. White & Case also provided an updated draft of the Sponsor Support Agreement to Winston & Strawn along with a further updated draft of the Business Combination Agreement.

On April 21, 2023, the Altitude Board held a meeting attended by White & Case and Benchmark. During the meeting, White & Case made a presentation to the Altitude Board regarding the fiduciary duties of the Altitude Board in connection with the business combination with Picard and provided an update on the status of negotiations with Winston & Strawn. Benchmark presented its preliminary financial analyses in connection with the business combination with Picard to the Altitude Board and a discussion ensued among members of the Altitude Board, White & Case and Benchmark.

On April 22, 2023, Ropes & Gray, White & Case, Winston & Strawn, Altitude, and Picard including certain of Picard’s management team held a call to discuss Picard’s long-term therapy approval efforts, including the results of its teleconference meeting with the FDA on April 18, 2023.

On April 22, 2023, Winston & Strawn sent a revised draft of the disclosure schedules of Picard to White & Case.

On April 23, 2023, White & Case, Winston & Strawn, Altitude, and Picard held calls to finalize the Business Combination Agreement, the disclosure schedules of Picard, the Sponsor Support Agreement and the Lock-Up Agreement. The most material discussions were related to the terms of the Picard Financing, the Closing Offering and the Minimum Cash Condition. The parties eventually agreed on market terms that preserve value for the existing stockholders of Picard and Altitude while raising cash for Picard and Altitude and increasing closing certainty.

On April 23, 2023, the Altitude Board held a meeting attended by White & Case and Benchmark. During the meeting, White & Case made a presentation regarding the fiduciary duties of the Altitude Board in connection with the business combination with Picard and provided an overview of recent developments in deSPAC litigation under Delaware law. Benchmark presented its financial analyses underlying its fairness opinion. Thereafter, a discussion ensued. After such discussion, Benchmark delivered its oral fairness opinion based upon and subject to the assumptions discussed with the Altitude Board that the consideration to be paid by Altitude in the business combination is fair to Altitude’s unaffiliated stockholders from a financial point of view. White & Case then presented a summary of the Business Combination Agreement and ancillary agreements and described the resolutions that the Altitude Board would be asked to approve regarding the Business Combination with Picard and related matters. Mr. Teplis called a motion to vote on entering into the Business Combination with Picard, which motion was seconded. The Altitude Board, by unanimous approval, approved the Business Combination with Picard.

On April 23, 2023, the parties entered into the Business Combination Agreement, and the relevant parties entered into the Picard Support Agreement and the Sponsor Support Agreement. The Picard Supporting Stockholders delivered consents approving the Mergers and related matters to Altitude on April 24, 2023.

On April 24, 2023, after the execution of the Business Combination Agreement and related documents, Altitude and Picard issued a joint press release announcing the Business Combination Agreement, which was filed as an exhibit to a Current Report on Form 8-K along with an investor presentation prepared by members of Altitude’s and Picard’s respective management and used in connection with meetings with certain investors.

In August 2023, Cantor and Odeon, the underwriters of Altitude’s IPO, entered into fee reduction agreements with Altitude, pursuant to which the aggregate deferred underwriting fee payable by Altitude upon consummation of the Business Combination was reduced from $10.5 million to approximately $1.4 million. The reduced deferred underwriting fees are payable to Cantor and Odeon in cash upon consummation of the Business Combination. Altitude has not received notice from Cantor or Odeon that either entity intends to waive any portion of the reduced deferred underwriting fees. Such fees are not contingent upon further services being provided to Altitude or any other party, and Cantor and Odeon have not been engaged to provide additional services in connection with the Business Combination. Therefore, no additional fees have been or will be paid to Cantor or Odeon in connection with the consummation of the Business Combination other than the reduced deferred underwriting fee, and Altitude does not believe that the reduction of deferred underwriting fees will impact the consummation of the Business Combination, other than by reducing transaction expenses payable at the Closing.

The Altitude Board’s Reasons for the Approval of the Business Combination

On April 23, 2023, the Altitude Board unanimously (i) determined that it is in the best interests of Altitude and the Altitude Stockholders and declared it advisable for Altitude to enter into the Business Combination Agreement and each ancillary agreement thereto to which Altitude is, or is contemplated to be, a party, (ii) approved the transactions contemplated by the Business Combination Agreement as a “Business Combination” under the Current Charter and approved Altitude’s execution and delivery of and performance of its obligations under, the Business Combination Agreement and each ancillary agreement thereto to which Altitude is, or is contemplated to be, a party and the transactions contemplated thereby (including the Business Combination), on the terms and subject to the conditions set forth therein and (iii) adopted resolutions recommending the adoption of the Business Combination Agreement and, as applicable, the approval of each ancillary agreement thereto to which Altitude is, or is contemplated to be, a party and the transactions contemplated thereby, on the terms and subject to the conditions set forth therein, by the Altitude Stockholders.

Before reaching its decision, the Altitude Board and/or members of the Altitude management team held extensive meetings (virtual and in-person) and teleconferences with Picard’s management team, leading heart surgeons with familiarity with the SynCardia TAH, industry and subject matter specialists from W&C, and additionally discussed the following:

•	Picard’s historical financial statements and current budget, capital expenditures, near-term funding requirements for currently planned business needs and other relevant financial data;

•

the due diligence report prepared by W&C including, without limitation, a review of corporate matters, material contracts and business relationships, intellectual property and information technology, healthcare regulatory compliance, data privacy and cybersecurity, employment, compensation and benefits, real estate, and environmental information; and

•	clinical data.

The Altitude Board considered a wide variety of reasons and factors in connection with its evaluation of the Business Combination. Given the complexity of those reasons and factors, the Altitude Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific reasons and factors it took into account in reaching its decision. Different individual members of the Altitude Board may have given different weight to different reasons and factors in their evaluation of the Business Combination. At the time that it approved the Business Combination, the Altitude Board viewed its position as being based on all of the information available and the reasons and factors presented to and considered by it and believed it had the necessary information to make an informed decision. This explanation of Altitude’s reasons for the approval of the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in conjunction with the reasons and information discussed under the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The prospectus for Altitude’s IPO identified the general criteria and guidelines that Altitude believed would be important in evaluating prospective target businesses, although Altitude also indicated it may enter into a business combination with a target business that does not meet these criteria and guidelines. Such general, non-exclusive criteria included that the target business operate in attractive markets and sectors; is fundamentally sound; without excessive financial leverage, and can unlock and enhance stockholder value through a combination with Altitude, thereby offering attractive risk-adjusted returns for Altitude’s stockholders; have transformative business models and strong management teams with a proven track record of driving revenue growth, enhancing operating margins and creating shareholder value; have a recognized brand within the travel industry, either in the B2B or B2C travel and technology universe; have significant runway for growth and be positioned to take substantial market share during the post COVID-19 recovery growth opportunity; have a history of, or potential for, free cash flow generation, with a scalable business model with predictable and recurring revenue streams; have a low capital intensity model that can grow both organically and, where Altitude believes its ability to source proprietary opportunities and execute transactions will help the business grow, through acquisitions; have a leading or niche market position that demonstrates advantages when compared to its competitors and the potential to disrupt incumbents in its markets, which may help create barriers to entry against new competitors; and that it can benefit from being a publicly traded company, with access to broader capital markets, to achieve the company’s growth strategy. The Altitude Board determined that Picard substantially met all such criteria except that Picard does not operate in the travel technology industry.

Specifically, the Altitude Board believed Picard met the above factors due to several positive attributes considered by the Altitude Board which included, but were not limited to, the following:

Leading Industry Position with Supportive Long-Term Dynamics. Cardiovascular diseases are the leading cause of death globally. In the United States, 6.2 million people aged 20+ live with heart failure. Heart transplantation is the standard of care treatment for end-stage heart failure; however, the supply of donor hearts is insufficient to the meet the need. Many patients are not and may never become eligible for transplantation. The Altitude Board considered the availability of potential treatments and its understanding that the SynCardia TAH is the first and only commercially available FDA approved total artificial heart. The SynCardia TAH, an implantable system designed to assume the full function of a failed human heart in patients suffering from advanced biventricular heart failure, is the only total artificial heart that is approved and commercially available in the United States. To date, over 2,000 SynCardia TAHs have been implanted in over 27 countries.

Multiple Potential Ways to Win. The Altitude Board believes that Picard has the potential to grow organically and inorganically and that there may be opportunities to leverage its products through selective acquisitions and strategic relationships. Picard intends to grow by selling new products, obtaining FDA long-term indication for the TAH in order to expand SynCardia’s end markets, and expanding globally in the longer term. The current indications for SynCardia’s products cover only a small fraction of the potential market. The Altitude Board believes that SynCardia’s plan to gather more clinical data and upgrading the products will allow New Picard to obtain approval for more indications which will allow New Picard to sell to a larger number of potential patients.

Benefit Uniquely from a Business Combination with a Special Purpose Acquisition Company. The Altitude Board believes that following the Business Combination, New Picard would have its currently planned operations funded through a combination of equity and debt capital, some of which may be raised prior to closing. The Altitude Board also believes that a combination with a SPAC could be a significant catalyst to Picard’s business in terms of its industry visibility and financial strength compared to other companies who may seek to pivot to the heart disease space, as well as enhance Picard’s ability to recruit and retain high quality management and staff. Additionally, the Altitude Board believes that a SPAC business combination provides increased visibility on price discovery and transaction proceeds than a traditional IPO process, given a SPAC’s extended marketing process and the ability to achieve early investment commitments through mechanisms such as a backstop for the proposed transaction. Finally, the Altitude Board believes that a public listing may also provide Picard with the potential for acquisition currency in the event an attractive acquisition opportunity arises that may complement Picard’s business or utilize its technology or manufacturing capabilities.

Committed and Capable Management Team. The Altitude Board believes that Picard’s management team has the ability to articulate its business plan and opportunities to public market investors. Specifically, the Altitude Board has confidence in Picard’s executive leadership, including Richard Fang, former Chief Executive Officer and current Chairman of the Board, Richard Smith, Co-Founder and Chief Science Officer, and Patrick Schnegelsberg, current Chief Executive Officer. Picard’s current management team intends to remain with New Picard and will provide important continuity in advancing New Picard’s strategic and growth goals.

Preparedness for the Process and Public Markets. The Altitude Board believes that Picard can promptly implement governance, financial systems and controls as required by the public markets. Specifically, Picard does not require extensive accounting or restructuring work with an uncertain timetable or outcome before the Business Combination can be completed. In addition, Picard’s management has extensive, hands-on experience with public company operations, including financial roles in senior and executive level positions.

Potential to Attract a Wide Range of Investors. Millions of people in the U.S. and abroad are adversely impacted by heart disease every year. Considering the global prevalence of these diseases and the significant impact on both persons inflicted with these diseases, as well as their loved ones, Picard’s TAH therapy for what is currently a largely unmet need presents the potential for Picard to broadly appeal to a wide range of investors, including healthcare sector specialists, generalist institutional investors and retail investors.

Opinion of Financial Advisor. The Altitude Board considered favorably the financial analysis reviewed by Benchmark as well as the oral opinion of Benchmark rendered to the Altitude Board on April 23, 2023 (which was subsequently confirmed by delivery of Benchmark’s written opinion addressed to the Altitude Board dated April 23, 2023) to the effect that the consideration to be paid by Altitude pursuant to the Business Combination Agreement was fair, from a financial point of view, to Altitude’s unaffiliated stockholders. See the section entitled “The Business Combination Proposal — Opinion of Altitude’s Financial Advisor.”

Attractive Valuation. The Altitude Board believed Picard’s implied valuation in the Business Combination relative to the current valuations experienced by comparable publicly traded medical device and medical technology companies primarily focused on cardiovascular and heart disease products and solutions is favorable for Altitude and its stockholders.

Terms of Business Combination Agreement and Ancillary Agreements. The Altitude Board reviewed the financial and other terms of the Business Combination Agreement and related agreements, including the parties’ conditions to their respective obligations to complete the transactions and the proposed consideration to be paid to the Picard securityholders and determined that they were the product of arm’s-length negotiations among the parties.

Best Available Opportunity. After a thorough review of other business combination opportunities reasonably available to Altitude, the Altitude management team and Altitude Board determined that the Business Combination represents the best potential business combination for Altitude based upon the process used to evaluate and assess other potential target businesses, and the Altitude Board’s belief that such processes had not presented a better alternative.

The Altitude Board also gave consideration to the following negative factors (which are more fully described in the “Risk Factors” section of this proxy statement), which were not weighted and are not presented below in any order of significance:

Exercise of Redemption Rights by Public Stockholders. The Altitude Board considered the risk that some or all of the public stockholders would decide to exercise their redemption rights, thereby depleting the amount of cash available to Picard at Closing.

Costs of the Business Combination. The Altitude Board considered the risk that the announcement of the Business Combination and potential diversion of Picard’s management and employee attention may adversely affect Picard’s operations, the significant fees and expenses associated with completing the Business Combination and the substantial time and effort of management required to complete the Business Combination.

Potential Inability to Complete the Business Combination. The Altitude Board considered the possibility that the Business Combination may not be completed and the resulting potential adverse consequences to Altitude, in particular the expenditure of time and resources in pursuit of the Business Combination and the fact that the Business Combination Agreement prohibits Altitude from soliciting other initial business combination proposals while the Business Combination Agreement is in effect, which could limit Altitude’s ability to seek an alternative business combination before the end of the completion window.

Industry: The Altitude Board considered the risks associated with the healthcare industry in general.

Regulatory Risks: The Altitude Board considered that the realization of Picard’s business goals depend on obtaining certain necessary regulatory approvals and that any delays in obtaining such regulatory approvals may negatively affect Picard’s growth or delay its ability to recognize revenue.

Other Risks: The Altitude Board considered various other risks associated with Picard’s business, as described in the section of this proxy statement entitled “Risk Factors.”

In considering the factors described above, the Altitude Board also considered that the Sponsor and Altitude’s directors and officers may have interests in the Business Combination that may be different from, or in addition to, the interests of Altitude’s other stockholders, including via ownership of the Founder Shares or anticipated membership on the New Picard Board following the completion of the Business Combination. See the section titled “The Business Combination Proposal — Interests of Altitude’s Directors, and Executive Officers and Others in the Business Combination.” The Altitude Board reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving the Business Combination Agreement and the transactions contemplated therein, including the Business Combination. The Altitude Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Altitude’s initial public offering or included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination by Altitude with any other target business or businesses and (iii) a significant portion of the securities held by the Sponsor (and indirectly by the directors and officers) was structured to be realized based on future performance of New Picard.

Overall, the Altitude Board concluded that the potential benefits of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Altitude Board determined that the Business Combination is in the best interests of Altitude and Altitude Stockholders and presents an opportunity to increase stockholder value.

Opinion of Altitude’s Financial Advisor

Benchmark provides investment banking and advisory services to institutions and companies, and its investment banking practice provides valuation services in connection with financings and mergers and acquisitions for both public and private companies. Pursuant to a letter agreement, dated April 1, 2023, Altitude retained Benchmark to act as financial advisor to the Altitude Board in connection with the Business Combination to provide a written opinion to the Altitude Board as to whether the consideration to be paid by Altitude in the Business Combination is fair to Altitude’s unaffiliated stockholders from a financial point of view. Altitude selected Benchmark based on various considerations that included Benchmark’s experience with similar transactions, reputation, knowledge of the relevant industry and fee proposal, and relevant qualifications of Benchmark’s team members. Altitude did not retain Benchmark to provide any additional services other than those in connection with the Benchmark Opinion, and neither Benchmark nor any of its affiliates provided any such additional services.

On April 21, 2023, Benchmark reviewed its preliminary financial analysis with the Altitude Board and, on April 23, 2023, Benchmark reviewed its final financial analysis with the Altitude Board and rendered an oral opinion to the Altitude Board, subsequently confirmed in writing on the same date by delivery of the Benchmark Opinion addressed to the Altitude Board, that the consideration to be paid by Altitude in the Business Combination pursuant to the Business Combination Agreement, as of that date and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, was fair to Altitude’s unaffiliated stockholders from a financial point of view.

The Benchmark Opinion is addressed to, and is intended for the use, information and benefit of the Altitude Board (solely in its capacity as such) and only addressed the fairness, from a financial point of view, of the consideration to be paid by Altitude in the Business Combination to Altitude’s unaffiliated stockholders as of the date of such opinion. Benchmark was not requested to, and the Benchmark Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Altitude Board, Altitude, its security holders or any other party to proceed with or effect the Business Combination, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Business Combination or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Business Combination to the holders of any class of securities, creditors or other constituencies of Altitude, or to any other party, except if and only to the extent expressly set forth in Benchmark Opinion, (iv) the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available for Altitude, Picard or any other party, (v) the fairness of any portion or aspect of the Business Combination to any one class or group of Altitude’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Picard’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), except if and only to the extent expressly set forth in the Benchmark Opinion, (vi) the solvency, creditworthiness or fair value of Picard, Altitude or any other participant in the Business Combination, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Business Combination, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in the Benchmark Opinion in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. The Benchmark Opinion assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Benchmark relied, with the consent of the Altitude Board, on the assessments by the Altitude Board, Altitude and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to Picard, Altitude, the Business Combination or otherwise. The Benchmark Opinion addresses only the fairness, from a financial point of view, to the unaffiliated stockholders of Altitude as of April 23, 2023, of the consideration to be paid in the Business Combination pursuant to the Business Combination Agreement.

The Benchmark Opinion was necessarily based upon financial, economic, market, and other conditions as they existed on, and should be evaluated as of, and the information made available to Benchmark as of, the date of the Benchmark Opinion. Although subsequent circumstances, developments or events might affect the Benchmark Opinion, Benchmark does not have any obligation to update, revise or reaffirm the Benchmark Opinion. The issuance of the Benchmark Opinion was approved by its internal fairness opinion review committee. The Benchmark Opinion does not speak to any date other than the date of such opinion, and as such, the Benchmark Opinion will not address the fairness of the consideration, from a financial point of view, at any date after the date of such opinion, including at the time the Business Combination is completed.

The full text of the written opinion of Benchmark, dated April 23, 2023, which sets forth matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken in connection with the Benchmark Opinion, is attached as Annex I to this proxy statement. The following summary of the Benchmark Opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Benchmark provided its opinion for the information and assistance of the Altitude Board in connection with its consideration of the Business Combination. The Benchmark Opinion was not intended to be, and does not constitute, a recommendation to the Altitude Board, any security holder or any other party as to how to act or vote with respect to any matter related to the Business Combination or otherwise.

In arriving at the Benchmark Opinion, Benchmark reviewed and considered such financial and other matters as Benchmark deemed relevant, including, among other things:

•	a draft of the Business Combination Agreement provided to Benchmark by Altitude, dated April 23, 2023;

•

certain information related to the historical, current and future operations, financial condition and prospects of Picard, made available to us by Altitude, including unaudited financial statements for the calendar years 2021 and 2022, and a financial model with projected financials for the calendar years 2023-2027;

•

discussions with certain members of the management of Altitude and Picard and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of Picard, the Business Combination and related matters;

•

a certificate addressed to Benchmark from senior management of Altitude which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) on Picard provided to, or discussed with, us by or on behalf of Altitude;

•	the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that Benchmark deemed to be relevant;

•	the publicly available financial terms of certain transactions that Benchmark deemed to be relevant; and

•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

In arriving at its opinion, Benchmark relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Benchmark, discussed with or reviewed by Benchmark, or publicly available, and did not assume any responsibility with respect to such data, material and other information. Benchmark relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Picard since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Benchmark that would be material to its analyses or opinion, and that there was no information or fact that would make any of the information reviewed by Benchmark incomplete or misleading. Benchmark further relied upon the assurance of the management of Altitude and Picard that they were unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at its opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by Altitude and Picard. In addition, Benchmark relied upon and assumed, without independent verification, that the final form of the Business Combination Agreement would not differ in any material respect from the version of the Business Combination Agreement provided to Benchmark as identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of Altitude or Picard nor was Benchmark furnished with any such independent evaluations or appraisals.

Benchmark was not requested to, and did not (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Business Combination, the securities, assets, businesses or operations of Altitude or Picard or any other party, or any alternatives to the Business Combination, (b) negotiate the terms of the Business Combination or (c) advise the Altitude Board or any other party with respect to alternatives to the Business Combination.

Financial Analyses

The following is a summary of the material financial analyses performed by Benchmark in connection with the preparation of the Benchmark Opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Benchmark, nor does the order of analyses described represent the relative importance or weight given to those analyses.

The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Benchmark, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Benchmark. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Benchmark. The order in which these analyses are presented below, and the results of those analyses, should not be taken as an indication of the relative importance or weight given to these analyses by Benchmark or the Altitude Board. Except as otherwise noted, the following quantitative information, to the extent it is based on market data, is based on market data as it existed on or before April 21, 2023, and is not necessarily indicative of current market conditions. All analyses conducted by Benchmark were going-concern analyses and Benchmark expressed no opinion regarding the liquidation value of any entity.

Benchmark completed a series of financial analyses to derive a range of approximate implied equity values for Picard and calculated an approximate implied per share equity value range for the shares of Altitude to be held by Altitude’s non-redeeming unaffiliated stockholders after giving effect to the Business Combination based on, among other things, the estimated implied pro forma percentage equity stake of such stockholders in Altitude upon consummation of the Business Combination. Benchmark’s financial analysis employed three customary approaches in conducting its analyses and arriving at the Benchmark Opinion, with no particular weight given to any:

•	selected public company analysis;

•	precedent transaction analysis; and

•	discounted cash flow analysis.

Selected Public Company Analysis

Benchmark performed a selected public company analysis by analyzing the valuation of publicly-listed companies that Benchmark deemed to be relevant for purposes of this analysis based on its professional judgment and experience. Benchmark reviewed publicly-available financial and stock market information for publicly-listed medical device and medical technology companies primarily focused on cardiovascular and heart disease products and solutions. The selected public companies consisted of companies that, as of April 21, 2023, met the following criteria: (1) medical device or medical technology industry classification, (2) business or product descriptions that include the terms “cardio,” “heart,” “cardiovascular” or “coronary,” (3) business descriptions indicating a primary focus on cardiovascular and heart disease products and solutions, and (4) publicly-listed on a stock exchange, and where revenue forecasts for 2024 were available. Benchmark did not consider companies’ duration of commercial operations in its selection criteria. Benchmark used primarily a database provided by FactSet to screen for companies that met the above criteria based on their business descriptions, business and financial information and exchange-listing status, and further reviewed the selected public companies’ corporate websites and other publicly-available information. Benchmark excluded one company that met the above criteria, Cardiovascular Systems, as it was involved in one of the transactions that met the criteria for the precedent transaction analysis, and Benchmark deemed it to be more appropriate for inclusion only in the precedent transaction analysis due to being the acquisition target in a publicly-announced and still pending M&A transaction, and in order for one company not to have a disproportionate weight in the overall analysis if it is included in both the selected public company analysis and the precedent transaction analysis. Benchmark reviewed, among other things, enterprise values (EV) of the selected companies, calculated as equity values based on closing stock prices on April 21, 2023, plus debt, plus preferred stock, plus minority interest, and less cash and cash equivalents, as a multiple of revenue forecasts based on consensus analysts’ estimates for the years 2024 and 2025. Benchmark’s analysis identified the following nine companies that Benchmark deemed comparable to Picard but none of which is identical to Picard:

($ in millions)
Company Name	Enterprise Value	Market Value	EV/ Rev (2024)	EV/ Rev (2025)
Artivion, Inc.	$905	$609	2.4x	2.2x
AtriCure, Inc.	$1,904	$1,954	4.4x	3.8x
Carmat SA	$222	$218	8.2x	4.1x
Edwards Lifesciences Corporation	$52,119	$54,115	8.1x	7.3x
LeMaitre Vascular, Inc.	$1,143	$1,294	6.1x	5.7x
MicroPort CardioFlow Medtech Corp.	$415	$712	5.1x	NA
Penumbra, Inc.	$10,734	$10,686	9.2x	8.2x
Shockwave Medical, Inc.	$10,999	$11,243	13.2x	10.9x
Venus Medtech (Hangzhou), Inc.	$469	$615	3.5x	NA
Average	$8,768	$9,050	6.70x	6.02x
Median	$1,143	$1,294	6.10x	5.65x
Source: FactSet, CapitalIQ, and Pitchbook as of 4/21/23; NA = Not Available

Benchmark applied the overall average and median forward enterprise value to revenue multiples observed for the selected companies to Picard’s 2024 and 2025 revenue forecasts provided to Benchmark by Altitude. This analysis resulted in an approximate overall implied equity value range for Picard of $322.7 million to $719.5 million.

Precedent Transaction Analysis

Benchmark performed a precedent transaction analysis by analyzing recent mergers and acquisitions involving companies that it deemed to be relevant for purposes of this analysis based on its professional judgment and experience. Benchmark analyzed the valuation of merger and acquisition transactions announced over the three-year period prior to the date of the Benchmark Opinion involving medical device and medical technology companies primarily focused on cardiovascular and heart disease products and solutions and with respect to which financial terms were publicly available. The precedent transactions consisted of merger and acquisition (M&A) transactions announced over the three years preceding April 21, 2023, where the target company met the following criteria: (1) medical device or medical technology industry classification,

(2) business or product descriptions that include the terms “cardio,” “heart,” “cardiovascular” or “coronary,” and (3) business descriptions indicating a primary focus on cardiovascular and heart disease products and solutions, and where certain financial information about the transaction was publicly disclosed or otherwise available, specifically the transaction’s implied enterprise value and the target’s revenues. Benchmark did not consider duration of commercial operations in its selection criteria. Benchmark used primarily a database provided by FactSet to screen for transactions that met the above criteria based on the transactions’ synopsis and the targets’ business descriptions and financial information, and further reviewed publicly available information on each transaction and target company prior to inclusion in the precedent transaction analysis. Benchmark did not exclude any companies that met the above criteria. Benchmark reviewed, among other things, the selected precedent transactions’ implied enterprise value multiples of revenue forecasts for two and three forward years (for a transaction with respect to which revenue forecasts were not publicly available, the transaction’s implied two-year and three-year forward multiples were estimated by discounting for two and three years, respectively, the transaction’s implied enterprise value multiple of the trailing twelve months’ revenues using Picard’s estimated discount rate (the same discount rate as used in the discounted cash flow analysis),. Benchmark’s analysis identified the following four precedent transactions involving target companies that Benchmark deemed comparable to Picard but none of which is identical to Picard:

($ in millions)
Target	Acquirer	Announcement Date	Transaction Status	Enterprise Value	EV/ Rev (FY2)	EV/ Rev (FY3)
ABIOMED, Inc.	Johnson & Johnson	11/1/2022	Complete	$17,900	13.6x	11.9x
Cardiovascular Systems, Inc.	Abbott Laboratories	2/8/2023	Pending	$734	2.6x	2.3x
Itamar Medical Ltd.	ZOLL Medical Corp.	9/13/2021	Complete	$446	6.7x	5.8x
Organ Assist BV	Xvivo Perfusion AB	9/23/2020	Complete	$28	5.0x	4.3x
Average				$4,777	7.0x	6.1x
Median				$590	5.9x	5.0x
Source: FactSet, CapitalIQ

Benchmark applied the overall average and median implied enterprise value to forward revenue multiples observed for the selected precedent transactions to Picard’s 2024 and 2025 revenue forecasts provided to Benchmark by Altitude. This analysis resulted in an approximate overall implied equity value range for Picard of $310.7 million to $723.2 million.

Discounted Cash Flow Analysis

Benchmark performed a discounted cash flow analysis of Picard to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Picard was forecasted to generate over the calendar years 2023 through 2027, using the Picard financial forecasts provided to Benchmark by Altitude. The analysis included the following key assumptions, among others:

•	Net sales increasing from $11.4 million in 2023 to $248.0 million in 2027, as provided to Benchmark by Altitude, by reference to the Picard projections, discussed in more detail below.

•	Net income increasing from ($13.7) million in 2023 to $123.3 million in 2027, as provided to Benchmark by Altitude, by reference to the Picard projections, discussed in more detail below.

•

Discount rates (WACC or Weighted-Average Cost of Capital) ranging from 15.0% to 19.0%, which was calculated as the risk-free rate, plus beta multiplied by the equity risk premium (ERP), plus an additional adjustment for small-company size. Benchmark used the 10-year treasury yield as the estimate for the risk-free rate (3.57% on April 21, 2023), the median beta of the selected public companies (1.06), and ERP of 4.88% and small-company size adjustment of 8.26%, which are estimates based on market data. This resulted in an estimated discount rate of 17.0%, and we used a range of +2.0% and -2.0% around it to account for the sensitivity of valuation to discount rate.

Benchmark calculated terminal values for Picard by applying terminal multiples of 5.3x and 3.0x to Picard’s 2027 revenue forecast, as provided to Benchmark by Altitude. The terminal multiples were selected based on the average and median multiples of healthcare technology companies with current annual revenues of similar scale to Picard’s terminal year revenue forecast of $248 million. Specifically, Benchmark screened for medical device and medical technology companies listed on a US stock exchange with revenues between $100 million and $500 million over the last twelve months (LTM), which resulted in a list of 52 companies with an average EV multiple of 5.3x LTM revenues, a median EV multiple of 3.0x LTM revenues, and average and median LTM revenues of $260.5 million and $249.6 million, respectively, which are in close proximity to Picard’s terminal year revenue forecast of $248.0 million. These companies were selected solely based on their industry classification, exchange-listing status and LTM revenues without consideration given to their specific type of device or technology nor the duration of commercial operations. Benchmark decided to use this broader group of companies instead of the selected public companies for purposes of terminal value multiples as it deemed it a more appropriate and more conservative approach, with the selected public companies having higher average and median multiples than the broader group and with the assumption that multiples in the terminal year revert to be in line with a broader set of industry companies with similar revenue levels, on average. The discounted cash flow analysis resulted in an approximate implied equity value range for Picard of $380.6 million to $746.5 million.

Company Name	Revenue (LTM)	EV/Rev (LTM)
Airsculpt Technologies, Inc.	$169	2.24x
AngioDynamics, Inc.	$335	1.12x
Anika Therapeutics, Inc.	$156	2.18x
Artivion, Inc.	$314	2.88x
Accuray Incorporated	$417	1.00x
Alphatec Holdings, Inc.	$351	6.07x
AtriCure, Inc.	$330	5.76x
Atrion Corporation	$184	6.18x
Axogen, Inc.	$139	3.02x
Axonics, Inc.	$274	9.72x
CareDx, Inc.	$322	0.66x
Cerus Corporation	$162	2.65x
Cardiovascular Systems, Inc.	$240	3.04x
Castle Biosciences, Inc.	$137	2.93x
Cytek Biosciences, Inc.	$164	6.46x
Cutera, Inc.	$252	2.20x
Establishment Labs Holdings, Inc.	$162	12.01x
Paragon 28, Inc.	$181	7.90x
Glaukos Corp	$283	8.50x
Harvard Bioscience, Inc.	$113	2.26x
Cue Health Inc.	$483	-0.06x
Inogen, Inc.	$377	0.38x
InMode Ltd.	$454	5.65x
Inspire Medical Systems, Inc.	$408	18.50x
iRhythm Technologies, Inc.	$411	10.07x
OrthoPediatrics Corp.	$122	8.44x
LeMaitre Vascular, Inc.	$162	7.07x
LumiraDx Limited	$254	2.15x
MiMedx Group, Inc.	$268	1.89x
Mesa Laboratories, Inc.	$222	4.89x
Inari Medical, Inc.	$383	8.96x
Nevro Corp.	$406	2.48x
Orthofix Medical, Inc.	$461	1.53x
Outset Medical, Inc.	$115	6.03x

Company Name	Revenue (LTM)	EV/Rev (LTM)
Organogenesis Holdings, Inc. Class A	$451	0.65x
OraSure Technologies, Inc.	$387	1.10x
Pacific Biosciences of California, Inc.	$128	22.58x
Quanterix Corporation	$106	1.77x
SmileDirectClub Inc Class A	$471	0.71x
SI-BONE, Inc.	$106	6.75x
Silk Road Medical, Inc.	$139	11.85x
Beauty Health Company Class A	$366	5.20x
STAAR Surgical Company	$284	11.28x
Shockwave Medical, Inc.	$490	22.46x
Tactile Systems Technology, Inc.	$247	1.92x
Treace Medical Concepts, Inc.	$142	11.34x
Star Equity Holdings, Inc.	$112	0.36x
Nortech Systems Incorporated	$134	0.31x
Kewaunee Scientific Corporation	$215	0.33x
Veracyte Inc	$297	5.08x
ViewRay, Inc.	$102	1.69x
Zynex, Inc.	$158	2.81x
Average	$260.5	5.3x
Median	$249.6	3.0x
Source: FactSet as of 4/21/23; $ in millions

Summary

Based on the average approximate implied equity values derived for Picard in the financial analyses described above, and taking into account (i) the remaining estimated cash in trust of Altitude upon consummation of the Business Combination, (ii) the number of shares of Altitude common stock to be issued upon consummation of the Business Combination, (iii) the number of sponsor shares, (iv) the number of Founder Shares to be issued upon consummation of the Business Combination, (v) the number of shares to be issued in the Closing Offering, and (v) transaction-related fees and expenses, the implied pro forma percentage equity stake of non-redeeming unaffiliated stockholders of Altitude upon consummation of the Business Combination assuming no redemptions is estimated to be approximately 3.1%, which implies an approximate implied per share equity value range for the shares of Altitude to be held by Altitude’s non-redeeming unaffiliated stockholders after giving effect to the Business Combination of between approximately $6.95 and $14.15 per share, and the implied pro forma percentage equity stake of non-redeeming unaffiliated stockholders of Altitude upon consummation of the Business Combination assuming 90% redemption is estimated to be approximately 0.3%, which implies an approximate implied per share equity value range for the shares of Altitude to be held by Altitude’s non-redeeming unaffiliated stockholders after giving effect to the Business Combination of between approximately $6.94 and $14.17 per share, in each as compared to an estimated redemption value of $10.08 per share.

Miscellaneous

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, Benchmark considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Altitude and Picard. The estimates of the future performance of Picard in or underlying Benchmark’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by Benchmark’s analyses. These analyses were prepared solely as part of Benchmark’s analysis of the fairness, from a financial point of view, to Altitude’s unaffiliated stockholders of the consideration to be paid by Altitude in the Business Combination and were provided to the Altitude Board in connection with the delivery of the Benchmark Opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be Benchmark’s view of the actual value of Picard.

Altitude has agreed to pay Benchmark for its services in connection with the Benchmark Opinion a cash fee equal to $275,000, which is not contingent upon either the conclusion expressed in the Benchmark Opinion or on the consummation of the Business Combination. Altitude has also agreed to indemnify Benchmark against certain potential liabilities in connection with Benchmark’s services in rendering the Benchmark Opinion and to reimburse Benchmark for certain of its expenses, if any, incurred in connection with Benchmark’s engagement with Altitude. Over the last two years, Benchmark has not provided any services to Altitude unrelated to the Benchmark Opinion or Picard for which Benchmark received compensation. Benchmark may seek to provide other financial advisory or investment banking services to Altitude, Picard and/or their affiliates and other participants in the Business Combination in the future for which Benchmark may receive compensation, although as of the date of the Benchmark Opinion, there was no agreement to do so nor any mutual understanding that such services were contemplated.

Benchmark comprises a research, sales and trading, and investment banking firm engaged in securities, commodities and derivatives trading and other broker activities, as well as providing financing and financial advisory services and other commercial services to a wide range of companies and individuals. In the ordinary course of its business, Benchmark may have actively traded the securities of Altitude or Picard and may continue to actively trade such securities for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of Altitude or Picard.

The analysis was only one of the many factors considered by the Altitude Board in its evaluation of the Business Combination and should not be viewed as determinative of the views of the Altitude Board.

Projected Financial Information

Picard does not as a matter of practice publicly disclose long-term internal projections of future performance, revenue, earnings, financial condition, or other results. However, in connection with the Altitude Board’s evaluation of the Business Combination, in April 2023 Picard’s management prepared and provided to the Altitude Board certain non-public internal, unaudited prospective financial information of Picard for fiscal 2023 through fiscal 2027 (the “prospective financial information”). Picard also provided the prospective financial information to Benchmark, which was authorized and directed by Altitude to use and rely upon such information for purposes of providing advice to the Altitude Board. Altitude has included the prospective financial information in the table below to give its stockholders access to certain previously non-public information regarding Picard, because such information was considered by the Altitude Board for purposes of evaluating and approving the Business Combination. Picard prepared the prospective financial information based on management’s judgment and assumptions regarding Picard’s revenue and related cost of goods sold and its future financial performance with respect to TAH, Freedom driver, and other anticipated planned product upgrades and new product launches. The inclusion of the prospective financial information should not be regarded as an indication that Altitude or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Inclusion of the prospective financial information in this proxy statement is not intended to influence your decision whether to vote for the Business Combination.

The prospective financial information of Picard is subjective in many respects and is thus susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year. No person has made or makes any representation or warranty to any person regarding the prospective financial information of Picard. The prospective financial information should not be viewed as “guidance” of any sort. Picard and Altitude urge you to review the financial statements of Picard included in this proxy statement, as well as the financial information in the section of this proxy statement entitled “Unaudited Pro Forma Condensed Combined Financial Information” and to not rely on any single financial measure.

While presented in this proxy statement with numeric specificity, the prospective financial information set forth below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Picard’s management, including, among other reasons, the matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The prospective financial information was prepared by, and is the responsibility of, Picard’s management. The prospective financial information was not prepared with a view toward public disclosure or compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial forecasts. No independent auditors have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and, accordingly, none of Altitude, Altitude’s independent registered public accounting firm or Picard’s independent registered public accounting firm, express an opinion or any other form of assurance with respect thereto or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS (INCLUDING A REGISTRANT’S RESPONSIBILITY TO MAKE FULL AND PROMPT DISCLOSURE AS REQUIRED BY SUCH FEDERAL SECURITIES LAWS), NEITHER PICARD NOR ALTITUDE INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW IN MAKING A DECISION REGARDING THE BUSINESS COMBINATION PROPOSAL, AS SUCH PROSPECTIVE FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS. NONE OF PICARD, ALTITUDE NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY PICARD STOCKHOLDER, ALTITUDE STOCKHOLDER OR ANY OTHER PERSON THAT THE RESULTS CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION WILL BE ACHIEVED. ALTITUDE DOES NOT INTEND TO REFERENCE THESE FINANCIAL PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

The prospective financial information provided to Altitude management and reviewed by the Altitude Board set forth below was prepared by Picard using a number of estimates and assumptions with respect to Picard’s future growth, including the following material estimates and key assumptions:

•

FDA approval of the SynCardia TAH System for long-term use during the second half of 2024. Picard expects this label expansion to increase the total addressable end-market in the United States from 6,000–7,000 patients annually to over 300,000 patients annually. Taking into consideration the diverse etiologies of these patients, other forms of MCS, including intra-aortic balloon pumps (“IABPs”), impellers, left ventricular assist devices (“LVADs”), and biventricular assist devices (“BiVADs”), advanced age/frailty, Picard estimates its serviceable obtainable market to include up to 50,000 patients annually, or around $5 billion in projected sales at $100,000 per unit sold.

•

The decline in net sales experienced during the COVID-19 pandemic will reverse and will be followed by gradual sales growth beginning in 2023, and Picard will reach break-even in comprehensive net profit in 2025.

•

Total number of TAH sales, which was 38 in 2022, will increase to an estimated 49, 145, 319, 544 and 927 in fiscal years 2023, 2024, 2025, 2026 and 2027, respectively. To meet the increase in sales demand, the TAH manufacturing capacity will be increased by expanding the production area within the current facilities and by equipment and production tool purchases totaling an estimated cost of $5 million. Unit sales from other product launches, which were zero in 2022, will increase across product lines to an estimated 4, 56, 165, 238 and 454 total units sold in fiscal years 2023, 2024, 2025, 2026 and 2027, respectively. These increases will occur as a result of a restructured sales and marketing team and infrastructure with a direct sales model, successful planned product upgrades and new product launches, international market expansion and FDA approval for a long-term indication on the existing TAH and driver which, while not guaranteed to occur on schedule or at all, is expected in early 2024. Planned upgrades and product launches will include: (i) Freedom Series upgrades and the launches of C2 Plus for hospital use and the TAH Plus improved implant in 2024; (ii) the launch of next-generation Liberty Driver in 2025; and (iii) the launch of the next-generation TAH II fully implantable total artificial heart in 2026/2027.

•

Picard’s international expansion, which began in 2022 with Picard’s first sale to Saudi Arabia, will continue into the other international markets including Europe, India, China, the Middle East and Southeast Asia, including regulatory approval from the China NMPA expected in 2024 and the establishment of joint ventures/partnerships with local partners in India, the Middle East and Southeast Asia. There are an estimated 64.3 million heart failures globally on an annual basis.

•

The forecasted financial information further assumes (i) Picard resumes research and development spending in 2023; (ii) a tax loss carryforward for 2024–2026; and (iii) no new direct competitors enter the market. The forecasted financial information does not take into account various macroeconomic conditions, such as potential inflation, labor shortages, supply chain constraints, pandemics, or international relationships between the United States. and various countries that may impact actual results.

•

The forecasted increase in SG&A and R&D expenses reflects Picard’s expected growth in sales and volume. With more products under research and development, and expansions into international markets, Picard expects that the spendings on these items will increase from its current levels, including travel expenses, hiring of more personnel, opening of international offices/projects, etc. The future level of increased spending is based on Picard’s preliminary financial budget and it is subject to review and modifications from time-to-time based on the opportunity and progress.

•

In addition to Europe, Picard is in the process of expanding into various international and emerging markets such as India, China and the Middle East region. These markets are new to Picard and sales have only come, or are expected to come recently or in the near future. As Picard enters these markets, Picard initially expects the penetration rate to be low with sales and the penetration rate growing over time. Picard’s growth assumptions are based on the size of international markets, projections from Picard’s partners, and past experiences of the Picard executive management team and the Picard Board.

Picard is in the process of obtaining regulatory approvals for these international and emerging markets, and some of these markets, including India, permit Picard’s products to be sold and used under humanitarian exemptions and or comparable regulatory pathways. Although Picard cannot ascertain the timing for regulatory approval, or whether Picard will receive approval at all, Picard expects some of the approval decisions to be announced starting in 2024.

Picard relies on medical device distributors and local partners to distribute its products internationally. The pricing of products is determined based on each of the international markets independently, and volumes are driven by local demand, product acceptance, regulations, reimbursement, as well as other factors, and the ability of Picard’s distributors to successfully market and sell its products.

•

The set of financial projections, 2023 – 2027, is a standard 5-year financial model. The reliability of projections in further out years is lower as more assumptions and uncertainties, including timing of various regulatory approvals and product launches, are likely to impact the financial results. The current forecast is management’s best estimate, based on current circumstance, trend, understanding and past experience as of the date the projections were prepared.

Picard uses certain financial measures in the prospective financial information that are not prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While Picard believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Picard’s competitors and may not be directly comparable to similarly titled measures of Picard’s competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in the prospective financial information provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the prospective financial measures were prepared, and therefore none have been provided in this proxy statement. Additionally, the definitions of the non-GAAP measures included in the prospective financial information may not align with those underlying the non-GAAP measures presented in “Picard’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The prospective financial information provided by Picard management to Altitude and Benchmark is summarized in the table below:

Financial Projections	2023	2024	2025	2026	2027
Net Sales	$11,385,940	$52,844,330	$119,510,150	$184,689,780	$247,956,100
Cost of Sales (COGS)	($9,118,088)	($28,050,000)	($50,211,000)	($69,658,000)	($83,720,000)
Gross Profit	$2,267,852	$24,794,330	$69,299,150	$115,031,780	$164,236,100
SG&A Expenses	($11,385,940)	($15,853,299)	($16,731,421)	($18,468,978)	($22,316,049)
R&D Expenses	($4,554,376)	($7,398,206)	($10,755,914)	($14,775,182)	($18,596,708)
Operating Profit	($13,672,464)	$1,542,825	$41,811,815	$81,787,620	$123,323,343
Interest Expense (Income)	—	—	—	—	—
Income Taxes	—	—	—	—	—
Net Income	($13,672,464)	$1,542,825	$41,811,815	$81,787,620	$123,323,343
Plus
Depreciation & Amortization	$388,325	$934,328	$1,379,029	$1,902,821	$2,500,724
Minus
Capital Expenditures	($1,000,000)	($5,000,000)	($4,000,000)	($4,500,000)	($5,000,000)
Change in Working Capital	($5,638,566)	($20,918,526)	($17,347,029)	($15,783,560)	($21,504,341)
Free Cash Flow	($19,922,705)	($23,441,373)	$21,843,815	$63,406,881	$99,319,726
Source: Picard management

Satisfaction of 80% Test

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination.

As of April 23, 2023, the value of the assets held in the Trust Account was approximately $13.5 million, 80% of which is equal to $10.8 million. In reaching its conclusion that the Business Combination meets such 80% test, the Altitude Board reviewed the anticipated enterprise value of Picard of approximately $480,000,000 implied by the terms of the Business Combination Agreement.

In determining whether the enterprise value described above represents the fair market value of Picard, the Altitude Board considered all of the factors described in the section entitled “The Business Combination Proposal — The Altitude Board’s Reasons for the Approval of the Business Combination,” and the Altitude Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account. In light of the financial background and experience of the members of Altitude’s management team and the Altitude Board, the Altitude Board believes that the members of Altitude’s management team and Board of Directors are qualified to determine whether the Business Combination meets the 80% test. The Altitude Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Interests of Altitude’s Directors, Officers and Others in the Business Combination

The Current Charter provides that Altitude renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Altitude and such opportunity is one Altitude is legally and contractually permitted to undertake and would otherwise be reasonable for Altitude to pursue, and to the extent the director or officer is permitted to refer that opportunity to Altitude without violating another legal obligation. Further, Altitude’s officers and directors presently have, and any of them in the future may have additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, which are set forth in more detail in the section entitled “Information About Altitude—Conflicts of Interest.” Altitude believes there were no corporate opportunities that were not presented to the Altitude Board as a result of the provisions in the Current Charter or the existing fiduciary or contractual obligations of our officers and directors to other entities.

In considering the recommendation of the Altitude Board to vote in favor of the Business Combination, Altitude stockholders should be aware that aside from their interests as stockholders, the Sponsor and Altitude’s officers and directors have interests in the Business Combination that are different from, or in addition to, those of other Altitude stockholders generally. The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of Altitude and its stockholders and what they may believe is best for herself or themselves in determining to recommend that stockholders vote for the Business Combination Proposal. The Altitude Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to Altitude stockholders that they approve the Business Combination Proposal. The Altitude Board concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for Altitude’s initial public offering or included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination by Altitude with any other target business or businesses and (iii) a significant portion of the securities held by the Sponsor (and indirectly by the directors and officers) was structured to be realized based on future performance of New Picard. Altitude stockholders should take these interests into account in deciding whether to approve the Business Combination Proposal.

These interests include, among other things:

•	If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with our Current Charter, the 7,500,000 Founder Shares, which were acquired by the Sponsor directly from Altitude for an aggregate investment of $25,000, or approximately $0.003 per share, will be worthless (as the Sponsor has waived liquidation rights with respect to such shares). The Founder Shares had an aggregate market value of approximately $17.7 million based on the last sale price of $10.14 per share on Nasdaq on October 4, 2023;

•

If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with the terms of the warrant agreement governing our warrants, the 8,000,000 private warrants purchased by the Sponsor for an aggregate investment of $8,000,000, or $1.00 per warrant, will be worthless, as they will expire. The private warrants had an aggregate market value of $400,000 based on the last sale price of $0.05 per warrant on Nasdaq on October 4, 2023;

•

Although a portion of the Founder Shares and private warrants will be forfeited and placed into escrow at the Closing, and only 1,750,000 Founder Shares and 500,000 private warrants will be available to the Sponsor and not subject to escrow, such securities will have an aggregate value of approximately $17.8 million based on the closing price of the common stock and warrants on October 4, 2023. Accordingly, even if the trading price of the Class A common stock were as low as $4.57 per share, the aggregate market value of the Founder Shares alone (without taking into account the value of the private warrants or the Sponsor Earnout Securities) would be approximately equal to the initial investment in Altitude by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in us even at a time when the Class A common stock has lost significant value. On the other hand, if the Business Combination is not completed and Altitude liquidates without completing another initial business combination before the end of the completion window, the Sponsor will lose its entire investment in us.

•	Altitude’s executive officers and directors have invested funds in the Sponsor and are entitled to their pro rata portion of the Founder Shares and private warrants held by the Sponsor.

•

Cantor, one of the underwriters of Altitude’s IPO, assisted Altitude with evaluating Picard as a potential business combination candidate. Cantor is entitled to a reduced deferred underwriting fee for its services as an underwriter of the IPO which are contingent upon the completion of an initial business combination. If Altitude liquidates without completing an initial business combination, Cantor would not be paid any portion of the reduced deferred underwriting fees.

•

Our Sponsor has agreed to indemnify us and hold us harmless against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Altitude may become subject as a result of any claim by (i) any third party for services rendered or products sold to Altitude or (ii) any prospective target business with which Altitude has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (x) $10.00 per public share; or (y) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended;

•

All rights specified in the Current Charter relating to the right of officers and directors to be indemnified by Altitude, and of Altitude’s executive officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If a business combination is not approved and Altitude liquidates, Altitude will not be able to perform its obligations to its officers and directors under those provisions;

•

Dr. Warren Hosseinion, the Chairman of the Altitude Board, and Gary Teplis, Altitude’s President, Chief Executive Officer, and a Director, are expected to serve as directors of New Picard following closing, assuming approval of the Director Election Proposal; and

•

The Sponsor and Altitude’s executive officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Altitude’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date hereof, Altitude has received a total of approximately $1,054,510 in Sponsor Advances and the Sponsor Advances remain outstanding as of the date of this proxy statement. However, if Altitude fails to consummate a business combination, such persons will not have any claim against the Trust Account for reimbursement. Accordingly, Altitude may not be able to reimburse these expenses, including the Sponsor Advances, if a business combination is not completed

Given the interests described above, the Sponsor and its affiliates may earn a positive rate of return on their investment even if the New Picard Common Stock trades below the price initially paid for the Altitude Units in the IPO and the public stockholders experience a negative rate of return following the completion of the Business Combination. Thus, the Sponsor and its affiliates may have an economic incentive for Altitude to enter into an initial business combination on potentially less favorable terms with a potentially less favorable, riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founder Shares.

Expected Accounting Treatment of the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse acquisition in accordance with U.S. GAAP. Under this method of accounting, Altitude will be treated as the acquired company for financial reporting purposes, whereas Picard will be treated as the accounting acquiror. In accordance with this accounting method, the Business Combination will be treated as the equivalent of Picard issuing stock for the net assets of Altitude, accompanied by a recapitalization. The net assets of Picard will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Picard. Picard has been determined to be the accounting acquiror for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

•	Persons affiliated with Picard will control a majority of the New Picard Board;

•	Operations of Picard prior to the Business Combination will comprise the ongoing operations of New Picard; and

•	Existing senior management team of Picard will comprise the senior management team of New Picard.

Regulatory Matters

At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. Altitude cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, Altitude cannot assure you as to its result.

Neither Picard nor Altitude are aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

Approval of the Business Combination Proposal requires the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Abstentions and broker non-votes have no effect on the outcome of the Business Combination Proposal. The Business Combination cannot be completed unless the Business Combination Proposal is adopted by the affirmative vote of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Business Combination Proposal even if all other outstanding shares are voted against such proposal.

Approval of the Business Combination Proposal is a condition to the completion of the Business Combination.

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altitude and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and others in the Business Combination” for a further discussion.

THE BINDING CHARTER PROPOSAL

Overview

We are asking our stockholders to approve the adoption of the Proposed Charter, substantially in the form attached to this proxy statement as Annex D, to be effective upon the consummation of the Business Combination. If the Business Combination Proposal and the Binding Charter Proposal are approved, the Proposed Charter would replace the Current Charter.

The Proposed Charter differs in several respects from the Current Charter, as follows:

•

the Proposed Charter increases the authorized common stock of New Picard from 301,000,000 shares, consisting of (a) 300,000,000 shares of common stock, including (i) 280,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock and (b) 1,000,000 shares of preferred stock to 305,000,000 shares, consisting of 300,000,000 shares of common stock and 5,000,000 shares of preferred stock;

•

the Proposed Charter provides for the removal of directors with cause only by the approval of holders of two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of New Picard entitled to vote;

•

the Proposed Charter provides that the approval of holders of two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of New Picard entitled to vote will be required to amend certain provisions of the Proposed Charter (Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI);

•

the Proposed Charter provides that the approval of holders of two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of New Picard entitled to vote will be required for stockholders to amend the Proposed Bylaws;

•	the Proposed Charter removes the provisions in the Current Charter related to Altitude’s status as a blank check company; and

•	the Proposed Charter changes the name of Altitude from “Altitude Acquisition Corp.” to “Picard Medical Holdings, Inc.” immediately following the completion of the Business Combination.

Reasons for the Amendments

In the judgment of the Altitude Board, the amendments included in the Proposed Charter are necessary to address the needs of New Picard after the completion of the Business Combination, including that:

•

the greater number of authorized shares of capital stock will enable New Picard to have the shares needed to complete the Business Combination and have additional authorized shares for future corporate needs of New Picard;

•

the two-thirds requirement to remove directors for cause and to amend certain provisions of the Proposed Charter and to amend the Proposed Bylaws is intended to facilitate corporate governance stability by requiring a broad stockholder consensus to effect certain corporate governance changes and will protect all stockholders against the potential self-interested actions by one or a few large stockholders;

•

the provisions that relate to the operation of Altitude as a blank check company prior to the consummation of its initial business combination will not be applicable to New Picard following completion of the Business Combination; and

•	the name of the new public entity will better reflect New Picard’s business.

For a more detailed discussion of the reasons for the approval of certain provisions in the Proposed Charter, see “The Advisory Governance Proposals” below. The foregoing summary of the Proposed Charter is qualified in its entirety by reference to the full text of the Proposed Charter, a copy of which is included as Annex D.

Vote Required for Approval

Approval of the Binding Charter Proposal requires the affirmative vote the holders of a majority of the shares of common stock then outstanding. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting will have the effect of a vote “AGAINST” this proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Binding Charter Proposal even if all other outstanding shares are voted against such proposal.

The Binding Charter Proposal is conditioned upon approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Binding Charter Proposal will have no effect, even if approved by our stockholders. However, the Closing of the Business Combination Agreement is not conditioned on the approval of the Binding Charter Proposal.

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BINDING CHARTER PROPOSAL.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altitude and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and others in the Business Combination” for a further discussion.

Certain of the Proposed Charter amendments may make it more difficult or discourage an attempt to obtain control of New Picard and thereby protect continuity of or entrench New Picard’s management, which may adversely affect the market price of New Picard’s securities. If, in the due exercise of its fiduciary obligations, for example, the New Picard Board were to determine that a takeover proposal was not in the best interests of New Picard, authorized but unissued preferred stock could be issued by the New Picard Board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Altitude currently has no such plans, proposals or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

THE ADVISORY GOVERNANCE PROPOSALS

We are asking our stockholders to vote on separate proposals with respect to certain governance provisions in the Proposed Charter, which are separately being presented in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions and which will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Delaware law separate and apart from the Binding Charter Proposal, but pursuant to SEC guidance, Altitude is required to submit these provisions to its stockholders separately for approval. However, the stockholder votes regarding these proposals are advisory in nature and are not binding on Altitude or the Altitude Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Governance Proposals. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Altitude intends that the Proposed Charter will take effect at the Closing (assuming approval of the Binding Charter Proposal).

Advisory Governance Proposals:

The following is a summary of the Advisory Governance Proposals:

PROPOSAL 3A: Authorized Share Increase

Description of the Amendment

This amendment increases the total number of authorized shares of all classes of capital stock, par value $0.0001 per share, from (x) 301,000,000 shares, consisting of (a) 300,000,000 shares of common stock, including (i) 280,000,000 shares of Class A common stock and (ii) 20,000,000 shares of Class B common stock and (b) 1,000,000 shares of preferred stock to (y) 305,000,000 shares, consisting of 300,000,000 shares of New Picard Common Stock and 5,000,000 shares of preferred stock.

Reasons for the Amendment

The authorized share increase is desirable for New Picard to have sufficient shares for various uses as a public company, including preserving options for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. It will allow New Picard to discourage unsolicited and hostile attempts to obtain control by means of a merger, tender offer, proxy context or otherwise without incurring the risk, delay and potential expense incident to obtaining stockholder approval to amend the certificate of incorporation to authorize preferred stock or other defensive measures at the time of an unsolicited and hostile attempt to obtain control. As a result of this amendment, New Picard’s board of directors will have the authority, without further action by the holders of common stock, to issue up to 300,000,000 shares of common stock and 5,000,000 shares of preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors.

Proposal No. 3B: Removal of Directors

Description of Amendment

The Current Charter provides that directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors. The Proposed Charter would also allow for the removal of directors only for cause, but only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

Reasons for the Amendment

The Altitude Board believes that the extraordinary action of removing a director, or the entire New Picard Board, for cause should not be taken without the approval of a substantial portion of New Picard’s voting power. In the absence of this provision of the Proposed Charter, a person or group acquiring a simple majority of the shares could remove one or more directors, or the entire New Picard Board, regardless of whether that action was in the best interests of New Picard and its stockholders, and would deprive smaller stockholders of the ability to consider and vote on this important matter. Imposition of a two-thirds voting requirement for this action will ensure that any removal cannot be effected in such circumstances. In reaching this conclusion, the Altitude Board was cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of New Picard. Altitude further believes that, going forward, a supermajority voting requirement encourages persons seeking control of New Picard to negotiate with the board of directors to reach terms that are appropriate for all stockholders.

PROPOSAL 3C: Two-Thirds Stockholder Vote Required to Amend Certain Provisions of the Proposed Charter

Description of the Amendment

The amendment would require the approval by affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the New Picard Common Stock to make any amendment to certain provisions of the Proposed Charter. These provisions address our preferred stock (Part B of Article IV) our board structure and amendments to the Proposed Bylaws (Article V), the limitation on personal liability for a director’s breach of fiduciary duty (Article VII), indemnification of, and advancement of expenses to, any director or officer who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director or officer of New Picard (Article VIII), the specification that certain transactions are not “corporate opportunities” (Article IX), forum selection provisions (Article X), and requirements relating to the amendment of the Proposed Charter (Article XI).

Reasons for the Amendment

The Altitude Board believes that this change protects such provisions from arbitrary amendment and prevents a simple majority of stockholders from taking actions that may be harmful to the majority of our stockholders or making changes to provisions that are intended to protect all stockholders.

PROPOSAL 3D: Two-Thirds Stockholder Vote Required to Amend the Proposed Bylaws

Description of the Amendment

The Current Charter provides that Altitude’s bylaws may be amended by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. The Proposed Charter would require an affirmative vote of holders of at least two-thirds (66 and 2⁄3%) of the voting power of all of the then outstanding shares of voting stock of New Picard entitled to vote generally in an election of directors for stockholders to be able to adopt, amend, alter or repeal or rescind the Proposed Bylaws. The ability of the majority of the board to amend the Proposed Bylaws would remain unchanged.

Reasons for the Amendment

The Altitude Board believes that supermajority voting requirements are appropriate at this time to protect all stockholders against the potential self-interested actions by one or a few large stockholders. In reaching this conclusion, the Altitude Board was cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of New Picard. The Altitude Board further believes that, going forward, a supermajority voting requirement encourages the person seeking control of New Picard to negotiate with the board to reach terms that are appropriate for all stockholders.

PROPOSAL 3E: Eliminate Blank Check Company Provisions

Description of Amendment

This amendment eliminates certain provisions specific to Altitude’s status as a blank check company including the obligation for Altitude to dissolve and liquidate if a business combination is not consummated, redemptions rights and distributions from the trust account.

Reasons for the Amendment

The provisions that relate to the operation of Altitude as a blank check company prior to the consummation of its initial business combination will not be applicable to New Picard.

Vote Required for Approval

The approval of each of the Advisory Governance Proposals, each of which is a non-binding vote, requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting will no effect on the Advisory Governance Proposals. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Advisory Governance Proposals even if all other outstanding shares are voted against such proposals.

As discussed above, the Advisory Governance Proposals are advisory votes and therefore are not binding on Altitude or the Altitude Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Governance Proposals. Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Governance Proposals, Altitude intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Binding Charter Proposal and the Business Combination Proposal).

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE ADVISORY GOVERNANCE PROPOSALS.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altitude and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion.

THE STOCK ISSUANCE PROPOSAL

Overview

Assuming the Business Combination Proposal is approved, then Altitude is asking its stockholders to approve, for purposes of complying with Nasdaq Listing Rules 5635(a), (b), and (d), the issuance and future issuance of New Picard Common Stock to Picard securityholders pursuant to the Business Combination Agreement, and any additional shares of common stock or securities convertible into shares of common stock we may issue pursuant to financing arrangements that we may enter into prior to the Closing.

If the Stock Issuance Proposal is adopted, subject to the terms and conditions of the Business Combination Agreement, at the Closing an estimated 48,000,000 shares of our common stock (subject to adjustment to take into account certain cash and indebtedness of Picard at the Closing) will be issued to Picard securityholders in connection with the Business Combination, and an additional 6,500,000 shares of common stock would be issuable upon exercise of New Picard Warrants to be issued in the Business Combination, plus up to an additional 6,500,00 shares of common stock would be issuable upon the exercise of Earnout Warrants.

Why Altitude Needs Stockholder Approval

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar, or securities convertible into or exercisable for common stock, other than a public offering for cash (A) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

The aggregate number shares of New Picard Common Stock that we will issue in connection with the Proposed Transaction will exceed 20% of both the voting power and the number of shares of common stock outstanding before the issuance. Accordingly, such issuance requires stockholder approval under Nasdaq Listing Rule 5635(a).

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to an issuance that will result in a change of control of the issuer.

The aggregate number shares of New Picard Common Stock that we will issue in connection with the Proposed Transaction will result in a change of control of Altitude. Accordingly, such transaction requires stockholder approval under Nasdaq Listing Rule 5635(b).

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the closing price of the common stock immediately preceding the signing of the binding agreement (or the average of the closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if lower) if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued is or may be equal to 20% or more of the common equity securities, or 20% or more of the voting power, outstanding before the issuance.

The closing price of the Class A common stock on the day before the date the Business Combination Agreement was signed was $10.09, which is greater that the deemed price under the Business Combination Agreement of $10.00 per share. Accordingly, the issuance of shares in the Business Combination Agreement is at a price lower than market value and shareholder approval is required under Nasdaq Listing Rule 5635(d).

Effect of Proposal on Current Stockholders

If the Stock Issuance Proposal is adopted, subject to the terms and conditions of the Business Combination Agreement, at the Closing an estimated 48,000,000 shares of our common stock will be issued to Picard securityholders in connection with the Business Combination, and an additional 6,500,000 shares of common stock would be issuable upon exercise of New Picard Warrants to be issued in the Business Combination, plus up to an additional 6,500,000 shares of common stock would be issuable upon the exercise of Earnout Warrants, which collectively represents at least approximately 690% of the 8,834,645 shares of our common stock outstanding as of the date hereof. The issuance of these shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in our voting power, liquidation value and aggregate book value.

In the event that the Stock Issuance Proposal is not approved by Altitude stockholders, Nasdaq rules would not permit the consummation of the Business Combination. In the event that the Stock Issuance Proposal is approved by our stockholders, but the Business Combination Agreement is terminated (without the Business Combination being consummated) prior to the issuance of such shares of common stock, Altitude will not issue such shares of common stock.

Vote Required for Approval

The approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the votes cast by our stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Stock Issuance Proposal even if all other outstanding shares are voted against such proposal.

Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting will have no effect on the outcome of this proposal.

The Stock Issuance Proposal is conditioned upon approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, the Stock Issuance Proposal will have no effect, even if approved by our stockholders. However, the Closing of the Business Combination Agreement is not conditioned on the approval of the Stock Issuance Proposal.

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altitude and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion.

THE INCENTIVE PLAN PROPOSAL

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” or “Picard” generally refer to Picard Medical Holdings, Inc. from and after the Business Combination.

At the Altitude special meeting stockholders will be asked to approve the New Picard 2023 Equity Incentive Plan. The Altitude Board adopted the Incentive Plan on [●], subject to its approval by the stockholders of Altitude. If the stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination. The Altitude Board unanimously recommends that the stockholders vote “FOR” approval of the Incentive Plan.

Overview

The Incentive Plan is described in more detail below. A copy of the Incentive Plan is attached to this proxy statement as Annex H. If approved by Altitude stockholders, the Incentive Plan will become effective and will be administered by the New Picard board of directors or by a committee that our board of directors designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the Incentive Plan.

After careful consideration, the Altitude Board believes that approving the Incentive Plan is in the best interests of New Picard. The Incentive Plan promotes ownership in New Picard by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, New Picard Common Stock. Therefore, the Altitude Board recommends that the Altitude stockholders approve the Incentive Plan.

Summary of the Material Features of the Incentive Plan

The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex H to this proxy statement.

Purpose; Types of Awards

The purpose of the Incentive Plan is to attract, retain and appropriately reward employees, directors, and consultants in order to motivate their performance in the achievement of New Picard’s business objectives and align their interests with the long-term interests of New Picard’s stockholders. To accomplish this purpose, the Incentive Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, share appreciation rights (“SARs”), restricted stock, restricted stock units, performance-based awards (including performance shares, performance units and performance bonus awards), and other share-based or cash-based awards.

Shares Subject to the Incentive Plan

A total number of shares of New Picard Common Stock will be reserved and available for issuance under the Incentive Plan equal to [●] shares. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options is [●] shares. The aggregate grant date fair value of New Picard Common Stock subject to awards granted during any fiscal year to any non-employee director, when taken together with the cash fees paid to such non-employee director during the fiscal year (in each case, with respect to his or her service as a non-employee director), shall not exceed $[●].

As previously disclosed elsewhere in the proxy statement, outstanding Picard options awarded prior to the closing of the Business Combination by Picard will be exchanged for merger consideration as provided in the

Business Combination Agreement and be reissued as New Picard options. The New Picard options will be treated as “Substitute Awards” under the Incentive Plan. The New Picard Common Stock underlying the New Picard options will come from the merger consideration and will not deplete the Incentive Plan’s initial share reserve described above.

If after the closing of the Business Combination an award granted under the Incentive Plan (including a New Picard option) is forfeited, canceled, settled, or otherwise terminated without a distribution of shares, the shares underlying that award will again become available for issuance under the Incentive Plan. Shares delivered to or withheld to pay withholding taxes or any applicable exercise price shall become available again for issuance under the Incentive Plan. In addition, any shares tendered to exercise outstanding options, share-based SARs or other awards or repurchased on the open market using exercise price proceeds will also become available again for issuance under the Incentive Plan. Any Substitute Awards (as defined under the Incentive Plan) shall not reduce the shares authorized for grant under the Incentive Plan.

Administration of the Incentive Plan

The Incentive Plan will be administered by the plan administrator, who is the board of directors of New Picard or a committee that the board of directors of New Picard designates. The plan administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the administrator pursuant to the provisions of the Incentive Plan will be final, conclusive and binding.

Participation

Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the plan administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. Following the consummation of the merger, it is expected that approximately fifty (50) employees, five (5) consultants and seven (7) of our non-employee directors will be eligible to participate in the Incentive Plan.

Types of Awards

The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to the Incentive Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Stock Options

The Incentive Plan provides for grants of both nonqualified and incentive stock options. A nonqualified share option entitles the recipient to purchase New Picard Common Stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of a share of New Picard Common Stock on Nasdaq on the date of grant. Nonqualified stock options under the Incentive Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified share option is an option that does not meet the qualifications of an incentive stock option as described below.

An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of New

Picard Common Stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of New Picard’s total combined voting power or that of any of New Picard’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Unless otherwise determined by the plan administrator, each vested and outstanding option granted under the Incentive Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.

Share Appreciation Rights

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of New Picard Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of New Picard Common Stock on the grant date), multiplied by the number of New Picard Common Stock subject to the SAR (as determined by the plan administrator). Unless otherwise determined by the plan administrator, each vested and outstanding SAR granted under the Incentive Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.

Restricted Stock

A restricted stock award is an award of New Picard Common Stock that vests in accordance with the terms and conditions established by the plan administrator.

Restricted Stock Units

A restricted stock unit is a right to receive shares or the cash equivalent of New Picard Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, New Picard must deliver to the holder of the restricted stock unit unrestricted New Picard Common Stock (or, in the plan administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares).

Other Share-Based Awards

We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, New Picard Common Stock, including unrestricted New Picard Common Stock under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to New Picard Common Stock.

Other Cash-Based Awards

We may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards

We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals

If the plan administrator determines that an award under the Incentive Plan will be earned subject to the achievement of performance goals, the plan administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, bonus share issue, share capitalization or subdivision, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of New Picard Common Stock reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of New Picard Common Stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control

In the event of any proposed change in control (as defined in the Incentive Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if New Picard is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Amendment and Termination

The plan administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which the New Picard Common Stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of New Picard Common Stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.

Material U.S. Federal Income Tax Effects

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Incentive Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.

Nonqualified Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified share option. Rather, at the time of exercise of the nonqualified share option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and New Picard will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified share option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and New Picard will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Incentive Plan), the optionee will not recognize any income and New Picard will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and New Picard will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, New Picard will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. New Picard will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the share is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). New Picard generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. New Picard generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and New Picard will have a corresponding deduction at that time.

Other Share-Based and Other Cash-Based Awards

In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, New Picard will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for New Picard

In addition to the tax impact to New Picard described above, New Picard’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

As of the date hereof, no awards have been granted under the Incentive Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Incentive Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the plan administrator’s future determination.

Registration with the SEC

If the Incentive Plan is approved by our stockholders and becomes effective, New Picard is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan as soon as reasonably practicable after becoming eligible to use such form.

Equity Compensation Plan Information

Altitude did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2022.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by Altitude’s stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote thereon. Failure to submit a proxy at the special meeting, an abstention from voting and a broker non-vote will have no effect on the outcome of the Incentive Plan Proposal. The Business Combination is conditioned on the approval and adoption of the Incentive Plan Proposal. The Incentive Plan Proposal is conditioned upon the approval of the Condition Precedent Proposals. If the Condition Precedent Proposals are not approved, the Incentive Plan Proposal will have no effect, even if approved by our stockholders. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Incentive Plan Proposal even if all other shares are voted against such proposal.

A copy of the Incentive Plan is attached to this proxy statement as Annex H.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

The existence of financial and personal interests of one or more of our directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of Altitude and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion.

THE DIRECTOR ELECTION PROPOSAL

Overview

The Altitude Board is currently divided into three classes, with only one class of directors being elected in each year, and with each class serving a three-year term.

Director Nominees

The Altitude Board has determined to increase the size of the board from four to seven directors if the Business Combination is completed.

Altitude’s stockholders are being asked to consider and vote upon a proposal to elect seven directors to our Board of Directors, effective immediately upon the Closing of the Business Combination, with each Class I director having a term that expires at our annual meeting of stockholders in 2024, each Class II director having a term that expires at our annual meeting of stockholders in 2025 and each Class III director having a term that expires at our annual meeting of stockholders in 2026, or, in each case, when his or her respective successor is duly elected and qualified, or upon his or her earlier death, resignation, retirement or removal.

We are proposing that [●] serve as the Class I directors, [●] and [●] serve as the Class II directors, and [●] serve as the Class III director. [●] were nominated by Picard and Dr. Warren Hosseinion and Gary Teplis were nominated by the Sponsor pursuant to the Business Combination Agreement.

Because the Altitude Board is currently classified and our directors currently serving in Class I, Class II and Class III have terms that extend beyond the special meeting, these directors will tender their contingent resignations from their current terms, conditioned upon the approval of the Business Combination Proposal. These resignations will take effect immediately prior to the Closing, and if the requisite vote of the stockholders is obtained, the director nominees will begin a new terms as directors on our Board of Directors.

For biographical information concerning each director nominee, please see the section entitled “Management of New Picard Following the Business Combination.”

Vote Required for Approval

The election of directors is decided by a plurality of the votes cast by the stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that each of the director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Director Election Proposal even if all other outstanding shares are voted against such proposal.

Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) and an abstention from voting will have no effect on the election of directors.

The election of the seven director nominees under this Director Election Proposal is conditioned on the approval of the Business Combination Proposal. If the Business Combination Proposal is approved, the Altitude Board will remain as currently composed. However, the Closing of the Business Combination Agreement is not conditioned on the approval of the Director Election Proposal.

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altitude and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion.

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if presented, allows the Altitude Board to submit a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal or we determine that one or more of the Closing conditions under the Business Combination Agreement is not satisfied or waived.

Vote Required for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of at least a majority of the votes cast by holders of our Class A common stock present in person (which would include presence at the virtual special meeting) or by proxy at the special meeting and entitled to vote thereon, voting as a single class. Failure to vote by proxy or to vote in person (which would include presence at the virtual special meeting) at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal. As of the date of this proxy statement, the Sponsor owns 7,500,000 shares of Class A common stock which is approximately 85% of Altitude’s outstanding common stock. There are no outstanding shares of Class B common stock after the Sponsor’s conversion of its Class B shares. Accordingly, the Sponsor will be able to approve the Adjournment Proposal even if all other outstanding shares are voted against such proposal.

Recommendation of the Altitude Board

THE ALTITUDE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of Altitude’s directors and officers may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is in the best interests of Altitude and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Altitude’s Directors, Officers and Others in the Business Combination” for a further discussion.

INFORMATION ABOUT ALTITUDE

Introduction

Altitude is a blank check company formed as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to executing the Business Combination Agreement, Altitude’s efforts were limited to organizational activities, completion of the IPO and the evaluation of possible business combinations.

Initial Public Offering

We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, Altitude is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

On December 11, 2020, we consummated our IPO of 30,000,000 units, including 3,900,000 units issued to the underwriters based on a partial exercise of their over-allotment option. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $300 million. Simultaneously with the consummation of the IPO, we completed the private placement of an aggregate of 8,000,000 warrants to the Sponsor at a purchase price of $1.00 per warrant, generating gross proceeds of $8 million. Prior to the consummation of the IPO, on August 12, 2020, we issued an aggregate of 8,625,000 shares of our Class B common stock to our Sponsor for an aggregate purchase price of $25,000 in cash. On November 30, 2020, our Sponsor surrendered an aggregate of 1,437,500 Founder Shares to us for no consideration, resulting in our Sponsor holding an aggregate of 7,503,750 Founder Shares. On December 11, 2020 the underwriters partially exercised their over-allotment option, and as a result, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration. Accordingly, this resulted in our Sponsor holding an aggregate of 7,500,000 Founder Shares.

A total of $300,000,000, comprised of $292,000,000 of the proceeds from the IPO (which amount included $10,500,000 of the underwriters’ deferred discount) and $8,000,000 of the proceeds of the sale of the private warrants, was placed in a U.S.-based Trust Account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On December 5, 2022, in order to mitigate the risk of being deemed an unregistered investment company, we instructed the trustee to liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in an interest-bearing bank deposit account. As a result, following such change, we will likely receive minimal, if any, interest, on the funds held in the Trust Account.

As of December 31, 2022, there was $16,975,796 in cash held in the Trust Account.

On June 10, 2022, we held a special meeting of stockholders. At the June Special Meeting, Altitude’s stockholders approved an amendment to Altitude’s Amended and Restated Certificate of Incorporation to extend the date by which Altitude must complete its initial business combination from June 11, 2022 to October 11, 2022. In connection with the June Special Meeting, stockholders holding an aggregate of 24,944,949 shares of Altitude’s Class A common stock exercised their right to redeem their shares for approximately $10.01 per share of the funds held in Altitude’s Trust Account, leaving approximately $50,600,000 in cash in the Trust Account after satisfaction of such redemptions.

Prior to the June Special Meeting, on June 9, 2022, we entered into non redemption agreements with certain of our existing stockholders holding an aggregate of 1,250,000 shares of Class A common stock. Pursuant to the June Non-Redemption Agreements, the June Non-Redeeming Stockholders agreed to (a) not redeem any shares of Class A common stock held by them on the date of the Non-Redemption Agreements in connection with the June Extension Amendment Proposal, (b) vote all of their Shares in favor of the June Extension Amendment Proposal and any initial business combination presented by Altitude for approval by its stockholders, and (c) not Transfer (as such term is defined in the June Non-Redemption Agreements) any of their shares until the earlier of October 11, 2022 and consummation of Altitude’s initial business combination.

In connection with the June Non-Redemption Agreements, Gary Teplis, the Chief Executive Officer of Altitude, agreed to pay to each June Non-Redeeming Stockholder $0.033 per share in cash per month through October 11, 2022. As a result, Mr. Teplis paid a total of $184,929 to the June Non-Redeeming Stockholders.

On October 6, 2022, we held a special meeting of stockholders. At the October Special Meeting, Altitude’s stockholders approved an amendment to Altitude’s Amended and Restated Certificate of Incorporation to extend the date by which Altitude must complete a business combination from October 11, 2022 to April 11, 2023. In connection with the October Special Meeting, stockholders holding an aggregate of 3,382,949 shares of Altitude’s Class A common stock exercised their right to redeem their shares for approximately $10.05 per share of the funds held in Altitude’s Trust Account, leaving approximately $16,810,087 in cash in the Trust Account after satisfaction of such redemptions.

Prior to the October Special Meeting, on October 5, 2022, we entered into a non-redemption agreement with one of our existing stockholders holding an aggregate of 223,124 shares of Class A common stock, par value $0.0001, of Altitude. Pursuant to the October Non-Redemption Agreement, the October Non-Redeeming Stockholder agreed to (a) not redeem the shares in connection with the October Extension Amendment Proposal and (b) vote all of its shares in favor of the October Extension Amendment Proposal.

In connection with the October Non-Redemption Agreement, Mr. Teplis agreed to pay to the October Non-Redeeming Stockholder $0.05 per Share per month through April 11, 2023, in a single cash payment within 45 days from the date of the October Non-Redemption Agreement. As a result, Mr. Teplis paid a total $66,937 to the October Non-Redeeming Stockholder.

On April 7, 2023, we held the Altitude Annual Meeting. At the Altitude Annual Meeting, Altitude’s stockholders approved an amendment to the Current Charter to extend the date by which Altitude must complete a business combination from April 11, 2023 monthly up to eight (8) times for an additional one month each time, up to December 11, 2023. In connection with the Altitude Annual Meeting, stockholders holding an aggregate of 337,457 shares of the Class A common stock exercised their right to redeem their shares for approximately $10.08 per share of the funds held in the Trust Account, leaving approximately $13,460,673.61 in cash in the Trust Account after satisfaction of such redemptions.

Fair Market Value of Picard’s Business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of our signing a definitive agreement in connection with our initial business combination. We will not complete a business combination unless we acquire a controlling interest in a target company, or we are otherwise not required to register as an investment company under the Investment Company Act. The Altitude Board determined that this test was met in connection with the proposed Business Combination. For more information, please see the section entitled “The Business Combination Proposal — Satisfaction of 80% Test.”

Stockholder Approval of Business Combination

Under the Current Charter, in connection with any proposed business combination, if we determine to seek stockholder approval of an initial business combination at a meeting called for such purpose, then public stockholders may seek to redeem their public shares, subject to the limitations described herein. Accordingly, in connection with the Business Combination, Altitude’s stockholders may seek to redeem the public shares that they hold in accordance with the procedures set forth in this proxy statement.

Potential Purchases of Public Shares

At any time prior to the special meeting during a period when they are not then aware of any material nonpublic information regarding Altitude, Picard, their securities, or the Business Combination, our Sponsor, directors, executive officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market, although they are under no obligation to do so. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value. Such public shares purchased by the Sponsor, directors, executive officers, advisors or affiliates would be (a) purchased at a price no higher than the redemption price for the public shares, which as of [●], 2023 was estimated to be $[●] per share and (b) would not be (i) voted by the initial stockholders or their respective affiliates or (ii) redeemable by the initial stockholders or their respective affiliates. Any such purchases that are completed after the record date for the special meeting may include an agreement with a selling stockholder that such stockholder, for so long as it remains the record holder of the shares in question, will vote in favor of the Business Combination and/or will not exercise its redemption rights with respect to the shares so purchased.

Any such purchases of our securities may result in the completion of the Business Combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement by such persons or any of their respective affiliates. Altitude will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any Closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Liquidation if No Business Combination

Our Current Charter provides the Altitude Board the right to extend the date by which we must complete a business combination monthly for an additional one month each time, up to December 11, 2023. If we are unable to complete an initial business combination during the completion window, Altitude will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Account deposits (which interest will be net of taxes payable and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and the Altitude Board, liquidate and dissolve, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination during the completion window.

Our Sponsor, officers and directors will not be entitled to rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if we fail to complete our initial business combination during the completion window. However, if the Sponsor, officers or directors acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if we fail to complete our initial business combination during the completion window.

Our Sponsor, officers and directors have agreed that they will not propose any amendment to our Current Charter that would affect our public stockholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination during the completion window unless we provide our public stockholders with the opportunity to convert their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to us but net of franchise and income taxes payable, divided by the number of then outstanding public shares. This redemption right will apply in the event of the approval of any such amendment, whether proposed by the Sponsor, executive officers, directors or any other person.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. It is our intention to redeem our public shares as soon as reasonably possible following our 15th month, and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

If we are unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price would be $[●] based on the amount in the Trust Account at [●], 2023. As discussed above, the proceeds deposited in the Trust Account could become subject to claims of our creditors that are in preference to the claims of public stockholders.

Our public stockholders will be entitled to receive funds from the Trust Account only in the event of our failure to complete a business combination within the required time period, if the stockholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our Current Charter prior to consummating an initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account.

If we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return to our public stockholders at least $10.00 per share.

If we are forced to file a bankruptcy or insolvency case or an involuntary bankruptcy or insolvency case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders.

Furthermore, because we intend to distribute the proceeds held in the Trust Account to our public stockholders promptly following our liquidation, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and Altitude to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Properties

Our executive offices are located at 400 Perimeter Center Terrace, Suite 151, Atlanta, Georgia 30346. Our executive offices are provided to us by the Sponsor pursuant to the Administrative Services Agreement, dated December 8, 2020, between the Company and the Sponsor (“Administrative Services Agreement”). Starting after the completion of the IPO, we paid the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of Altitude’s management team. During the quarter ended March 31, 2023, the Sponsor agreed to waive the payment obligation under the Administrative Services Agreement, and accordingly, such payments ceased. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers: Gary Teplis and Farris Griggs. These individuals are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Title
Gary Teplis	55	President, Chief Executive Officer and Director
Farris Griggs	52	Chief Financial Officer
Hilton Sturisky	53	Director
Michel Taride	67	Director
Warren Hosseinion	53	Chairman of the Board

Gary Teplis has served as our President, Chief Executive Officer and Director since our inception on August 12, 2020. Mr. Teplis currently serves as the Chief Executive Officer of Teplis Travel. During Mr. Teplis’s tenure as Chief Executive Officer of Teplis Travel, which began in 2010, revenues have grown by almost 56% through the end of fiscal year 2019, and Teplis Travel became one of the top 25 travel management companies in the United States. Mr. Teplis has been an avid public equity, private equity and angel investor in a multitude of industries for many years. He was an investor in Travelscape, which was successfully sold to Expedia at a premium. In addition, Mr. Teplis was also a lead investor in the development of Under Armour’s global corporate headquarters in Baltimore, Maryland.

Farris Griggs has served as our Chief Financial Officer since our inception. Mr. Griggs currently serves as Vice President of Finance and Accounting for WorldVia Travel Group and prior to that served two years as Chief Financial Officer and Vice President of Finance at Teplis Travel where he was tasked with key financial decision making. Mr. Griggs joined Teplis Travel after a 20-year tenure with the Finance Leadership team at BCD Travel, a global leader in business travel with $27.1 billion in sales.

Hilton Sturisky has served on the Altitude Board since December 2020. Most recently, Mr. Sturisky was the CIO at William Hill a leading sports better company. Mr. Sturisky has extensive travel industry experience as he has served as the CIO at Crawford and Company, Spirit Airlines and BCD Travel. Mr. Sturisky has also held leadership roles at Pfizer Pharmaceuticals and The Coca-Cola Company. Mr. Sturisky has spent his career restructuring large scale operating models involving disparate IT functions and legacy systems in high transaction complex environments. He holds a degree from the University of Witwatersrand in Johannesburg, South Africa, as well as graduate degrees from Emory University and Georgia Tech.

Michel Taride has served on the Altitude Board since December 2020. Mr. Taride is the Managing Director at Orfeo Advisors, an advisory firm specialized in Travel, Tourism and Smart Mobility which he founded in 2020. He currently serves as a Senior Advisor at Drake Star, Drive TLV and his is a Partner at Next Gear Ventures, an Israeli based VC fund. He is also an Operating Partner at C4 Ventures and a Strategic Advisor at Knighthood Capital Partners. Previously, Mr. Taride was the Group President of Hertz International, the leading global car rental brand, where he was responsible for all of Hertz’s wholly-owned and franchise operations in 150 countries across all continents other than North America. Mr. Taride has served on the Global Travel & Tourism Partnership Advisory Board for over a decade and has acted as chairman for the last eight years. Mr. Taride is also an Ambassador for the World Travel and Tourism Council and a Strategic Advisor at the Digiworld Institute, a European think tank where he leads initiatives around connected mobility.

Warren Hosseinion has served as the Chairman of the Altitude Board since September 2022. Dr. Hosseinion is a co-founder of Apollo Medical Holdings, Inc., has been a member of its Board of Directors since July 2008, and served as its Chief Executive Officer from July 2008 to December 2017 and Co-Chief Executive Officer from December 2017 to March 2019. Dr. Hosseinion was Chairman of the Board of Directors of Clinigence Holdings, Inc. from April 2019 to March 2022, Chief Executive Officer of Clinigence Holdings, Inc. from March 2021 to March 2022, and following a business combination with Nutex Health, Inc. he continues to be a director and President of Nutex Health, Inc. from March 2022 to present. Dr. Hosseinion has also served as Chairman of the Board of Cardio Diagnostics, Inc. from May 2022 to present. In 2001, Dr. Hosseinion co-founded ApolloMed. Dr. Hosseinion received his B.S. in Biology from the University of San Francisco, his M.S. in physiology and biophysics from the Georgetown University Graduate School of Arts and Sciences, his medical degree from the Georgetown University.

Executive and Director Compensation

Other than consulting fees of $7,500 per month paid to Kevin Schubert, our former Chief Operating Officer, from August 15, 2022 until May 2022, $5,000 per month paid to Adeel Rouf, our former Senior Vice President of Corporate Finance, from August 15, 2020 until May 2022 and $45,000 due to Adeel Rouf at such time when we complete our business combination, none of our executive officers or directors have received any cash compensation for services rendered to us. From December 10, 2020 through the quarter ended March 31, 2023, we paid our Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of our management team. During the quarter ended March 31, 2023, the Sponsor agreed to waive the payment obligation under the Administrative Services Agreement, and accordingly, such payments ceased. In addition, our Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by Altitude to the Sponsor or Altitude’s executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

The Altitude Board consists of four members and is divided into three classes with only one class of directors being elected in each year, and with each class serving a three-year term. In accordance with Nasdaq corporate governance requirements, we held our annual meeting on April 7, 2023 and our stockholders re-elected Mr. Sturisky as a member of the first class of director. The term of office of the first class of directors, consisting of Mr. Sturisky, will expire at our fourth annual meeting of stockholders or until his successor is duly elected or appointed and qualified. The term of office of the second class of directors, consisting of Mr. Taride, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Dr. Hosseinion and Mr. Teplis, will expire at the third annual meeting of stockholders.

Number and Terms of Office of Officers and Directors

Our officers are appointed by the Altitude Board and serve at the discretion of the Altitude Board, rather than for specific terms of office. The Altitude Board is authorized to appoint officers as it deems appropriate pursuant to the Current Charter.

Board Leadership Structure and Role in Risk Oversight

If the Altitude Board convenes for a meeting, the non-management directors will meet in executive session if the circumstances warrant. Given the composition of the Altitude Board with a strong slate of independent directors, the Altitude Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

The Altitude Board’s oversight of risk is administered directly through the Altitude Board, as a whole, or through its audit committee. Various reports and presentations regarding risk management are presented to the Altitude Board to identify and manage risk. The audit committee addresses risks that fall within the committee’s area of responsibility. For example, the audit committee is responsible for overseeing the quality and objectivity of our financial statements and the independent audit thereof. Management furnishes information regarding risk to the Altitude Board as requested.

Director Independence

Nasdaq rules require that a majority of the Altitude Board be independent within one year of the IPO. An “independent director” is defined generally as a person who, in the opinion of the Altitude Board, has no material relationship with Altitude (either directly or as a partner, stockholder or officer of an organization that has a relationship with Altitude). The Altitude Board has determined that Warren Hosseinion, Hilton Sturisky and Michel Taride are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

The Altitude Board has established two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee of the board of directors. Dr. Hosseinion, Mr. Taride and Mr. Sturisky serves as members of our audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have three members of the audit committee, all of whom must be independent. Each of Dr. Hosseinion, Mr. Taride and Mr. Sturisky meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

•	meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

•	monitoring the independence of the independent registered public accounting firm;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

•	appointing or replacing the independent registered public accounting firm;

•

determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•

establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

•	monitoring compliance on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance; and

•

reviewing and approving all payments made to our existing stockholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by Altitude’s Board, with the interested director or directors abstaining from such review and approval.

During 2022, the audit committee held four meetings.

Compensation Committee

We have established a compensation committee of the Altitude Board. Dr. Hosseinion and Mr. Taride serve as members of our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Dr. Hosseinion and Mr. Taride are independent.

We adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of all of our other Section 16 executive officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC. During 2022, the compensation committee held zero meetings.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees (“Code of Ethics”) that complies with the rules and regulations of Nasdaq. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form of Code of Ethics as an exhibit to the registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, we undertake to provide a copy of the Code of Ethics without charge upon request from us. You may request a copy of the Code of Ethics by mail at 400 Perimeter Center Terrace Suite 151, Atlanta, Georgia, 30346 or access a copy online at www.altitudeac.com. The information included in our website is not incorporated by reference into this proxy statement or any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.

Conflicts of Interests

Members of our management team do not have any obligation to present us with any opportunity for a potential business combination of which they become aware, unless presented to such member solely in his or her capacity as a director or officer of Altitude. Our Current Charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of Altitude and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers and directors have agreed not to participate in the formation of, or become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination during the completion window. Stockholders should also be aware of the following other potential conflicts of interest:

•

If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with our Current Charter, the 7,500,000 Founder Shares, which were acquired by the Sponsor directly from Altitude for an aggregate investment of $25,000, or approximately $0.003 per share, will be worthless (as the Sponsor have waived liquidation rights with respect to such shares). The Founder Shares had an aggregate market value of approximately $17.7 million based on the last sale price of $10.14 per share on Nasdaq on October 4, 2024;

•

If the Business Combination is not completed and Altitude does not consummate an alternate initial business combination before the end of the completion window, in accordance with the terms of the warrant agreement governing our warrants, the 8,000,000 private warrants purchased by the Sponsor for an aggregate investment of $8,000,000, or $1.00 per warrant, will be worthless, as they will expire. The private warrants had an aggregate market value of $400,000 based on the last sale price of $0.05 per warrant on Nasdaq on October 4, 2024;

•

Although a portion of the Founder Shares and private warrants will be forfeited and placed into escrow at the Closing, and only 1,750,000 Founder Shares and 500,000 private warrants will be available to the Sponsor and not subject to escrow, such securities will have an aggregate value of approximately $17.8 million based on the closing price of the common stock and warrants on October 4, 2024. Accordingly, even if the trading price of the Class A common stock were as low as $4.57 per share, the aggregate market value of the Founder Shares alone (without taking into account the value of the private warrants or Sponsor Earnout Securities) would be approximately equal to the initial investment in Altitude by the Sponsor. As a result, if the Business Combination is completed, the Sponsor is likely to be able to make a substantial profit on its investment in us even at a time when the Class A common stock has lost significant value. On the other hand, if the Business Combination is not completed and Altitude liquidates without completing another initial business combination before the end of the completion window, the Sponsor will lose its entire investment in us.

•	Altitude’s executive officers and directors have invested funds in the Sponsor and are entitled to their pro rata portion of the Founder Shares and private warrants held by the Sponsor.

•

Our Sponsor has agreed to indemnify us and hold us harmless against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Altitude may become subject as a result of any claim by (i) any third party for services rendered or products sold to Altitude or (ii) any prospective target business with which Altitude has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below: (x) $10.00 per public share; or (y) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended;

•

All rights specified in the Current Charter relating to the right of officers and directors to be indemnified by Altitude, and of Altitude’s executive officers and directors to be exculpated from monetary liability with respect to prior acts or omissions, will continue after a business combination. If a business combination is not approved and Altitude liquidates, Altitude will not be able to perform its obligations to its officers and directors under those provisions;

•

Dr. Warren Hosseinion, the Chairman of the Altitude Board and Gary Teplis, Altitude’s President, Chief Executive Officer, and a Director, are expected to serve as directors of New Picard following closing, assuming approval of the Director Election Proposal; and

•

The Sponsor and Altitude’s executive officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Altitude’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date hereof, Altitude has received a total of approximately $1,054,510 in Sponsor Advances and the Sponsor Advances remain outstanding as of the date of this proxy statement. However, if Altitude fails to consummate a business combination, such persons will not have any claim against the Trust Account for reimbursement. Accordingly, Altitude may not be able to reimburse these expenses, including the Sponsor Advances, if a business combination is not completed

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to our Company Altitude and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Current charter provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company Altitude and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION
Gary Teplis	Teplis Travel	Travel and tourism	Chief Executive Officer

INDIVIDUAL	ENTITY	ENTITY’S BUSINESS	AFFILIATION

Farris Griggs	WorldVia Travel Group	Travel and tourism	Vice President of Finance and Accounting
Warren Hosseinion	Nutex Health, Inc. Cardio Diagnostics, Inc.	Healthcare Biotechnology	Director and President Chairman

Hilton Sturisky	William Hill	Betting and gaming	Chief Information Officer
	Bain & Company	Management consulting	Senior Advisor

Michel Taride	Orfeo Advisors SAS	Strategic Advisory Venture Fund	Managing Director, Strategic Advisor
	Drake Star	Investment Banking	Senior Advisor
	C4 Ventures	Venture Fund	Operating Partner
	Knighthood Capital Partners	Strategic Advisory	Strategic Advisor

Accordingly, if any of the above executive officers or directors becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.

Legal Proceedings

There are no material pending legal proceedings to which any of the individuals listed above is party adverse to Altitude or has a material interest adverse to Altitude.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain consolidated financial statements audited and reported on by our independent registered public accounting firm.

ALTITUDE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Altitude’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement.

Overview

We are a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase reorganization or similar business combination with one or more businesses. We were incorporated in Delaware on August 12, 2020. Prior to the consummation of the IPO, on August 12, 2020, we issued an aggregate of 8,625,000 Founder Shares to our Sponsor for an aggregate purchase price of $25,000 in cash. On November 30, 2020, our Sponsor surrendered an aggregate of 1,437,500 Founder Shares to us for no consideration, resulting in our Sponsor holding an aggregate of 7,503,750 Founder Shares. On December 11, 2020 the underwriters partially exercised their over-allotment option, and as a result, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration. Accordingly, this resulted in our Sponsor holding an aggregate of 7,500,000 Founder Shares.

On December 11, 2020, we consummated our IPO of 30,000,000 units, including 3,900,000 units issued to the underwriters based on a partial exercise of their over-allotment option. Each unit consists of one share of Class A common stock and one-half of one redeemable public warrant, with each whole warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds of $300,000,000.

Simultaneously with the consummation of the IPO, we completed the private sale of an aggregate of 8,000,000 private warrants to our Sponsor at a purchase price of $1.00 per warrant, generating gross proceeds of $8,000,000.

The prospectus for our IPO and our charter originally provided that we had until June 11, 2022, or 18 months after the closing of our IPO, to complete an initial business combination. We were not able to consummate an initial business combination by such date and on June 10, 2022, our stockholders approved an amendment to the charter to provide that we would have until October 11, 2022. In connection with this amendment, Altitude offered public stockholders the right to have their public shares converted into a pro rata portion of the Trust Account and stockholders holding an aggregate of 24,944,949 public shares exercised their right to redeem their shares at a redemption price of approximately $10.01 per share, or a total of $249,614,847 of the funds held in Altitude’s Trust Account.

On October 6, 2022, Altitude’s stockholders approved a second amendment to the charter to provide that Altitude would have until April 11, 2023 to complete a business combination. In connection with such amendment, Altitude offered public stockholders right to have their public shares converted into a pro rata portion of the Trust Account and stockholders holding an aggregate of 3,382,949 public shares exercised their right to redeem their shares at a redemption price of approximately $10.05 per share, or a total of $34,009,688.61 of the funds held in Altitude’s Trust Account.

On December 5, 2022, to mitigate the risk of being viewed as operating as an unregistered investment company, we instructed Continental Trust Stock Transfer and Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account in an interest-bearing bank deposit account. Trust Account

On April 7, 2023, Altitude’s stockholders approved a further amendment to the Current Charter to extend the date by which Altitude must complete a business combination from April 11, 2023 monthly up to eight (8) times for an additional one month each time, up to December 11, 2023. In connection with the amendment, Altitude offered public stockholders right to have their public shares converted into a pro rata portion of the Trust Account and stockholders holding an aggregate of 337,457 public shares exercised their right to redeem their shares for approximately $10.08 per share, or a total of approximately $3.4 million of the funds held in Altitude’s Trust Account.

Results of Operations

As of June 30, 2023, we have not commenced any operations. All activity for the period from August 12, 2020 (inception) through June 30, 2023, relates to our formation and IPO, and, since the completion of the IPO, search for a target to consummate a business combination, including the negotiation of the Business Combination Agreement with Picard. We will not generate any operating revenues until after the completion of a business combination, at the earliest. We generate non-operating income in the form of interest income on cash deposits in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended June 30, 2023, we had a net loss of $1,658,466 which included general and administrative costs of $1,799,105, unrealized loss on change in fair value of warrants of $98,324 and provision for income taxes $38,301, offset by interest income earned on the operating bank account of $18 and interest income earned on the proceeds in the Trust Account of $277,246.

For the six months ended June 30, 2023, we had a net loss of $3,107,201 which included general and administrative costs of $3,418,295 and provision for income taxes $38,301, partially offset by unrealized gain on change in fair value of warrants of $72,111, interest income earned on the proceeds in the Trust Account of $277,246 and interest income earned on the operating bank account of $38.

For the three months ended June 30, 2022, we had a net loss of $234,912 which included general and administrative costs of $1,518,182 and income tax provision of $8,780, partially offset by unrealized gain on change in fair value of warrants of $987,781 and interest income earned on the proceeds in the Trust Account of $304,269.

For the six months ended June 30, 2022, we had a net income of $8,382,279 which included unrealized gain on change in fair value of warrants of $10,525,589, interest income earned on the proceeds in the Trust Account of $311,869 and interest income earned on the operating bank account of $1, partially offset by general and administrative costs of $2,446,400 and income tax provision of $8,780.

For the year ended December 31, 2022, we had a net income of $9,342,644 which included unrealized gain on change in fair value of warrants of $12,065,834, interest income earned on the proceeds in the trust account of $654,735 and interest income earned on the operating bank account of $4, partially offset by general and administrative costs of $3,339,747 and income tax provision of $38,180.

For the year ended December 31, 2021, we had a net income of $15,225,829, which included unrealized gain on change in fair value of warrants of $20,358,180, gain on settlement of payable of $860,699, interest income earned on the proceeds in the trust account of $26,714 and interest income earned on the operating bank account of $24, partially offset by general and administrative costs of $6,019,788.

For the year ended December 31, 2021, the Company recorded a gain on settlement for a payable of $860,699. This gain was generated by a forgiveness of legal costs associated with the year ended December 31, 2021 being reduced from $4,594,437 to $3,733,738.

Liquidity and Capital Resources

As of June 30, 2023, we had cash outside our Trust Account of $81,121 available for working capital needs. All remaining cash was held in the Trust Account and is generally unavailable for our use prior to an initial business combination. As of June 30, 2023, we had investments held in the Trust Account of $13,612,504 (including approximately $756,498 of interest available). Interest income on the balance in the Trust Account may be used by us to pay taxes. For the six months ended June 30, 2023, cash used by operating activities was $258,839. Net loss of $3,107,201 was impacted by unrealized gain on change in fair value of warrants of $72,111, interest income earned on the proceeds in the Trust Account of $277,246 and changes in operating assets and liabilities, which provided $3,197,719 of cash for operating activities.

For the six months ended June 30, 2022, cash provided by operating activities was $39,997. Net income of $8,382,279 was impacted by interest income earned on Trust of $311,869, unrealized gain on change in fair value of warrants of $10,525,589, and changes in operating assets and liabilities, which provided $2,495,176 of cash for operating activities.

As of December 31, 2022, we had cash outside our trust account of $760 available for working capital needs. All remaining cash was held in the trust account and is generally unavailable for our use prior to an initial business combination. As of December 31, 2022, we had investments held in the trust account of $16,975,896.93 (including approximately consisting of cash held in an interest-bearing bank deposit account. Interest income on the balance in the trust account may be used by us to pay taxes. For the year ended December 31, 2022, cash used in operating activities was $123,494. Net income of $9,342,644 was impacted by interest income earned on the trust account of $654,735, unrealized gain on change in fair value of warrants of $12,065,834, and changes in operating assets and liabilities, which provided $3,002,565 of cash for operating activities.

As of December 31, 2021, we had cash outside our Trust Account of $43,054 available for working capital needs. All remaining cash was held in the trust account and is generally unavailable for our use prior to an initial business combination. As of December 31, 2021, we had investments held in the Trust Account of $300,026,796 (including approximately $26,000 of interest income), consisting of mutual funds. Interest income on the balance in the Trust Account may be used by us to pay taxes. For the year ended December 31, 2021, cash used in operating activities was $721,275. Net income of $15,225,829 was impacted by interest income earned on Trust of $26,714, gain on settlement of payable of $860,699, unrealized gain on change in fair value of warrants of $20,358,180, and changes in operating assets and liabilities, which provided $5,298,489 of cash for operating activities.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (excluding the deferred underwriters’ discount) to complete our initial business combination. We may withdraw interest to pay our taxes and liquidation expenses if we are unsuccessful in completing a business combination. We estimate our annual franchise tax obligations to be $185,600, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from the IPO held outside of the Trust Account or from interest earned on the funds held in the Trust Account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the Trust Account reduced by our operating expense and franchise taxes. We expect the interest earned on the amount in the Trust Account will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

On June 2, 2021, we issued an unsecured promissory note to the Sponsor for an aggregate available principal amount of $300,000 to be used for a portion of the expenses of negotiating our initial business combination. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of the initial business combination. We had no borrowings under the promissory note.

Further, our Sponsor, officers and directors or their respective affiliates may, but are not obligated to, loan us funds as may be required (the “Working Capital Loans”). If we complete a business combination, we would repay the Working Capital Loans. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Such Working Capital Loans would be evidenced by promissory notes. The notes would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion. As of June 30, 2023 and December 31, 2022, no Working Capital Loans have been issued.

At June 30, 2023 and December 31, 2022, the Company owed the Sponsor or its affiliates $904,044 in advances and $135,000 in promissory notes and $802,644 related to advances, respectively, and owed the Sponsor $904 and $0 related to a Promissory Note, respectively. Although management expects that it will be able to raise additional capital to support its planned activities and complete a business combination on or prior to October 11, 2023 (which date may be extended by the Board monthly up to December 11, 2023 in connection with the Monthly Extension), it is uncertain whether it will be able to do so. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangement as of June 30, 2023 and December 31, 2022.

Contractual Obligations

As of June 30, 2023, we did not have any long-term debt, capital or operating lease obligations.

The Company agreed, commencing on the date that the securities of the Company were first listed on The Nasdaq Capital Market, to pay Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. During the quarter ended March 31, 2023, the Sponsor agreed to waive the payment obligation under the Administrative Services Agreement, and accordingly, such payments ceased, and the Company therefore has recognized contribution from Sponsor of $247,667.

Critical Accounting Estimate

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting estimates:

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires Altitude’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The warrants liabilities are Altitude’s most significant estimate. Accordingly, the actual results could differ significantly from those estimates.

Derivative Financial Instruments

We evaluate our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. We have determined that the warrants are a derivative instrument.

FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. We apply this guidance to allocate IPO proceeds from the Units between Class A common stock and warrants, using the residual method by allocating IPO proceeds first to fair value of the warrants and then the Class A common stock.

Class A Common Stock Subject to Possible Redemption

We account for our Class A common stock subject to possible redemption in accordance with the guidance in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stock is classified as stockholders’ deficit. Our Class A common stock feature certain redemption rights that are considered to be outside of our control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, the 1,672,102 and 30,000,000 Class A common stock subject to possible redemption, respectively, are presented as temporary equity, outside of the stockholders’ deficit section of our balance sheets.

Net Income (Loss) Per Common Stock

We have two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The 23,000,000 shares of Class A common stock potentially issuable upon the exercise of outstanding warrants to purchase our shares were excluded from diluted earnings per share for the years ended December 31, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per common stock is the same as basic net income (loss) per common stock for the periods presented.

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt -Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging -Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted on January 1, 2021. Adoption of the ASU did not impact Altitude’s financial position, results of operations or cash flows.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used. Additionally, subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. We will remain an emerging growth company until: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our IPO (that is, December 31, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by nonaffiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

INFORMATION ABOUT PICARD

Unless the context otherwise requires, all references in this section to the “Company,” “Picard,” “we,” “us,” or “our” refer to the Business of Picard and its Subsidiaries prior to the consummation of the Business Combination.

Overview

Our Business

Picard Medical, Inc., a Delaware corporation, is a holding company that owns 100% of the membership interests of SynCardia. The business of the Company is carried out by SynCardia, and thus the majority of information set forth in this proxy statement relates to the business of SynCardia. SynCardia is a medical technology company that manufactures and sells an FDA approved implantable SynCardia TAH. The SynCardia TAH is designed to replace the full function of a failed human heart in patients suffering from advanced biventricular heart failure. To date, over 2,000 SynCardia TAHs have been implanted in 27 countries globally. The system is comprised of an implant which is surgically introduced inside the human body, and which is powered by an external driver.

The SynCardia TAH is the only total artificial heart that is approved and commercially available in the United States and Canada. The SynCardia TAH replaces the functionality of both the left and right ventricles of the heart as well as all four heart valves. The SynCardia TAH remains the only approved TAH in the United States, and Carmat recently obtained the CE mark for its Aeson TAH in Europe. There are no other TAH approved for commercial use in these two markets, or elsewhere. Cardiologists in the United States and Europe have been exploring the parallel use of two LVADs to treat patients with biventricular heart failure. These groups have used two Abbott HeartMate 3 LVADs and–once combined–have referred to the assembly as “HeartMate 6” or as “total artificial heart replacement.” This has caused some confusion, since LVADs do not replace the heart. Moreover, combining two LVADs is highly experimental, there is no clinical data from prospective clinical trials supporting this, and the neither the FDA nor other regulatory bodies around the world have approved this “off label” use of LVADs in this high-risk patient population.

History of SynCardia and TAH Development

Corporate: SynCardia was incorporated in Delaware in August 2001 as SynCardia Systems, Inc., and it has maintained its headquarters in Tucson, Arizona since incorporation. In August 2011, SynCardia Systems, Inc. organized a wholly-owned German subsidiary, SynCardia Systems Europe GmbH, (“GmbH”) to facilitate the sale and distribution of SynCardia’s products throughout Europe. In July 2016, SynCardia Systems, Inc. was reorganized into a limited liability company called SynCardia Systems LLC. In July 2023, Picard Medical, Inc., SynCardia Medical (Beijing), an LLP established in China in 2022, and a group of investors based in China established a majority owned joint venture (SynCardia Medical (Beijing), Inc.) responsible for the registration, sale and distribution of the SynCardia TAH Systems in China and other South Asian markets.

Implants: The SynCardia TAH 70cc system first obtained the CE mark in Europe in 2008, followed by a Pre-Market Authorization (“PMA”) from the U.S. Food and Drug Administration (“FDA”) in 2004. Beginning in 2015, SynCardia began clinical trials on a smaller SynCardia TAH 50cc system specifically designed for women, children. and smaller built men. This smaller implant received the CE Mark in 2014 and was approved by the FDA in 2020, just as the COVID-19 pandemic began. In December 2021, the Company’s notified body in the EU, BSI, suspended SynCardia’s CE mark due to post-market surveillance deficiencies under the EU MDD. Potential malfunctions identified during post-market surveillance were not being adequately addressed within the labeling, and notifications to European users were insufficient to support the benefit-risk of the device. In June 2022, SynCardia notified BSI that SynCardia did not have the resources to fix deficiencies under the EU MDD while also transitioning to the EU MDR. SynCardia requested in June 2022 that BSI cancel the CE mark for the SynCardia TAH systems to focus on addressing post-market surveillance deficiencies that were needed to migrate from CE MDD to CE MDR. BSI cancelled the CE mark in July 2022.

Following cancellation, SynCardia initiated efforts to address these deficiencies, and documents were updated to align with the reporting and post-market surveillance requirements, especially with the updated requirements coming in effect under the EU MDR. SynCardia is updating all labeling to address the concerns by the notified body and to align with the requirements under MDR. Working with our authorized representative, SynCardia has taken action to ensure that potential risks have been disclosed to customers and patients.

Drivers: The original “Big Blue,” and the current Companion-2 driver (“C2 Driver”) units were/are intended and designed for ICU and in-hospital use. The C2 Driver secured a CE Mark in Europe in 2011 and FDA approval in 2012 and it has replaced “Big Blue” which is no longer available for sale. Due to its considerable size and weight, the C2 Driver is mounted on a cart. While patient mobility in the ICU is not of concern, it becomes a key factor for patient quality of life as they leave the ICU. To address this need, in 2008, SynCardia began the development of the Freedom Driver, a 13-lbs portable version of the C2 Driver. The Freedom Driver was approved by the FDA in 2014 and received the CE mark in 2014. Since then, as patients recover following the TAH implantation procedure they can switch to a Freedom Driver, which allows them to move around freely in the hospital and to be discharged to their homes and loved ones. After the introduction of the Freedom Driver, there have been documented accounts of patients playing golf, basketball, fishing, and hiking all while on the SynCardia TAH. In 2022, to improve the quality of life of patients even further and to optimize driver performance, the Company began developing the Liberty Driver, an even lighter and more compact version of the Freedom Driver. Approval of this product is expected in 2025.

Reimbursement: In August 2008, the United States Centers for Medicare, and Medicaid Services (“CMS”) approved implant procedures using SynCardia’s TAH system as eligible for DRG-1 reimbursement under the Diagnosis Related Group (“DRG”) program. As of the date of this proxy statement, the procedure for implanting the SynCardia TAH-t is approved by CMS under NCD 20.9 & 20.9.1. The amount of reimbursement varies for each facility in the United States, and is based on the mix of privately-insured to Medicare/Medicaid patients who are served by that particular facility. DRG 001 payments can range from $160,000 up to $425,000. Hospitals who implant our product will obtain pre-approval from private pay insurers and with that they will be able to submit for reimbursement under DRG 001. As the Company does not receive payment from, nor does it directly bill the insurance companies, it is unable to determine the exact number of private insurance companies that have approved reimbursements and the level of reimbursement in each case.

Our Products

The SynCardia TAH System is a biventricular replacement device that consists of the TAH implant, an external pneumatic driver and drivelines that connect the driver to the implant. The SynCardia TAH is the only total artificial heart that is approved and commercially available in the United States and Canada for use as a bridge to heart transplantation (BTT). As a total artificial heart, the SynCardia TAH replaces the functionality of both the left and right ventricles of the heart as well as all four heart valves in a similar manner as a human heart transplant. In combination with an external driver that delivers precisely calibrated pulses of air, the SynCardia TAH provides blood flow of up to 9.5 liters per minute by the 70cc implant, and 6.0 liters per minute by the implant 50cc implant, through each ventricle, lowering central venous pressure and promoting the recovery of other vital organs. In comparison, a normal human heart provides an average cardiac output of 5.6 liters per minute.

SynCardia TAH

The SynCardia TAH System consists of two artificial ventricles and the external pneumatic drivers. Each artificial ventricle is made of a semi-rigid polyurethane housing and a rigid polyurethane base, and with four flexible polyurethane diaphragms separating the blood chamber from the air chamber.

The base of each ventricle includes a cannula that traverses the chest wall. Diaphragms pressurized by air from any of the FDA PMA-approved external drivers allow the artificial ventricle to fill and then eject blood from the ventricle through an outflow valve into an outflow graft anastomosed to the aorta or pulmonary artery. The TAH fully supports the patient’s circulation. The figure immediately below this paragraph illustrates the typical surgical attachment of the TAH to the patient’s anatomy and the blood flow through the total artificial heart.

TAH Positioning and Blood Flow

Mechanical valves, mounted in the inflow and outflow ports of each artificial ventricle, control the uni-directional flow of blood through the TAH. The left artificial ventricle is connected via the left atrial inflow connector to the left atrium and via the aortic outflow connector to the aorta. The right artificial ventricle is connected via the right atrial inflow connector to the right atrium and via the pulmonary artery outflow connector to the pulmonary artery.

50cc TAH and 70cc TAH

The principal of operation for the 50cc and 70cc TAH is identical and both are indicated for short-term support (e.g., bridge to transplant, bridge to transplant eligibility/candidacy) for patients at risk of imminent death from biventricular failure who require cardiac replacement. The SynCardia 70cc TAH is designed for implantation into adults and has supported over 1,524 patients globally since 2002. SynCardia Systems developed a 50cc version of the TAH for use in smaller adult patients and in the pediatric patient population, and the 50cc version has been in commercial use in the United States since 2020.

Drivers

SynCardia currently has two approved external drivers for use with the TAH implant: the C2 Driver and the Freedom Driver. The C2 Driver, which obtained FDA approval in 2012, is intended for in-hospital use directly following implant of the TAH and includes a Hospital Cart and/or Caddy (illustrated with Caddy immediately below).

TAH System w/ Companion 2 Driver

The Freedom Driver, which obtained FDA approval in 2014, is a portable, external, pneumatic driver intended to support patients in and out of the hospital and is small enough to be carried by hand using a detachable handle, or in a shoulder bag or backpack as illustrated immediately below this paragraph. The Freedom Driver was first used clinically in the Freedom Driver System IDE Study beginning in 2010.

TAH System w/ Freedom Driver

Patients implanted with the TAH are initially connected to a C2 Driver during a period in which they are stabilized. Once patients become clinically stable and in certain cases ready to be discharged from the hospital, the patient is moved to the portable Freedom Driver.

Our Components

The SynCardia TAH has three principal components: the shell, the diaphragm and the valve. The shell is the outer housing of the SynCardia TAH, which contains multiple layers of polymer intertwined with mesh. The diaphragm is a flexible component that is responsible for pumping blood. The shell and diaphragm are made out of a proprietary polymer that is referred to as Segmented Polyurethane Solution, or SPUS. Fatigue resistance, strength and biocompatibility make SPUS ideally suited for the blood contacting and flexing components of the SynCardia TAH and other medical devices. The valves have tilting-discs made of titanium and pyrolytic carbon, replacing the four native valves. SynCardia has the formula, reactor and manufacturing equipment to make SPUS to ensure that SynCardia TAHs have the same material properties and are subject to the same manufacturing process. SPUS is approved by FDA and has been used in over 2,000 patients worldwide. The Company believes that SynCardia’s trade secrets protecting its SPUS, and the biocompatibility of SPUS, present a major barrier to any potential competitor using similar material.

SynCardia utilizes the SynHall Valve, which is comprised of a titanium housing and a pyrolytic, carbon-coated disc, both of which must be manufactured within precise specifications and with significant production yields for the Company to succeed in manufacturing sufficient quantities of TAHs. The SynHall Valves have the same design, are composed nearly identical materials, and are made using the same manufacturing processes as the older generation Med-Hall Valves which were made by Medtronic plc (“Medtronic”). As of to date, the Company is not aware of any reported failures of either valve.

On July 27, 2013, SynCardia and Medtronic entered a ten-year. non-exclusive, worldwide, perpetual, non-revokable licensing agreement related to intellectual property covering the design and production of valves used in the SynCardia TAH. Pursuant to this agreement, SynCardia pays a royalty of $400 to Medtronic for each valve manufactured by, or on behalf of SynCardia. To date, SynCardia continues to produce the valves and to accrue royalties, and the Company owes approximately $444,000 in royalty payments to Medtronic. In the event of non-payment of these royalties within 30 days of notice by Medtronic, Medtronic may terminate this agreement and revoke the license.

Clinical Efficacy

The PMA FDA study was documented in a New England Journal of Medicine article that reported a survival to transplantation of 79% for patients implanted with the Total Artificial Heart as compared to 46% survival for a control group that met the same entry criteria. Specifically, eighty-one patients received the artificial-heart device. The rate of survival to transplantation was 79% (95% confidence interval, 68% to 87%). Of the 35 control patients who met the same entry criteria but did not receive the artificial heart, 46 percent survived to transplantation (P<0.001). Overall, the one-year survival rate among the patients who received the artificial heart was 70%, as compared with 31% among the controls (P<0.001). One-year and five-year survival rates after transplantation among patients who had received a total artificial heart as a bridge to transplantation were 86% and 64%.

Adverse Events, Including Those That Affected Outcomes, from the Time of Study Entry to 30 Days after Transplantation.
Adverse Event	All Patients Who Received an Implant (N=95)					Patients Who Received an Implant per Protocol (N=81)
	All Events			Event Affecting Outcome		Event Delaying Transplantation		Event as Primary Cause of Death
	no. of events			number of patients (percent)
Bleeding	102	59	(62)	15	(16)	8	(10)	1	(1)
Bleeding	102	59	(62)	15	(16)	8	(10)	1	(1)
Device malfunction	19	16	(17)	1	(1)	1	(1)	1	(1)
Fitting complication	5	5	(5)	2	(2)	2	(2)	0
Reduced cardiac index	13	9	(9)	2	(2)	0		0
Reduced blood pressure	27	18	(19)	8	(8)	5	(6)	2	(2)
Hemolysis	5	4	(4)	0		0		0
Hepatic dysfunction	37	35	(37)	13	(14)	9	(11)	0
Infection	172	73	(77)	18	(19)	13	(16)	1	(1)
Neurologic event	35	26	(27)	6	(6)	5	(6)	0
Operation	31	23	(24)	2	(2)	2	(2)	0
Peripheral thromboembolism	18	13	(14)	3	(3)	2	(2)	0
Renal dysfunction	34	29	(31)	16	(17)	12	(15)	0
Respiratory dysfunction	61	34	(36)	15	(16)	11	(14)	0
Technical or procedural problem	11	3	(3)	2	(2)	1	(1)	1	(1)
Other problem	10	9	(9)	6	(6)	3	(4)	1	(1)

Our Pipeline

SynCardia is working on new products, upgrades to existing products and regulatory approvals which would expand the indications of its approved products. SynCardia works closely with the FDA to plan design changes and submission pathways in advance to ensure there is alignment between the Agency and SynCardia. For large projects and label expansions, like the Liberty driver and long-term label expansion, SynCardia’s regulatory affairs will have pre-submission meetings with the FDA or other notified body to discuss the clinical data strategy and product verification and validation. The exchange of information and data prior to submission helps align both parties and speeds up the approval timeline.

Expanded Indications for the TAH

The 70cc TAH received FDA approval as a BTT in 2004, and the 50cc TAH received FDA approval for BTT in 2020. The TAH system is currently only approved for temporary use as a bridge to transplant in the US. The Company has been in discussions with FDA to use retrospective INTERMACS data to support a “Long-Term” (24 months or more) label for the SynCardia 70cc TAH. A pre-submission (Q-sub) meeting to discuss these plans with FDA was expected to take place in early October 2023. Following the receipt of FDA comments ahead of the pre-submission meeting, the Company, together with its advisors, decided to proceed with the submission of the application for the label and to forgo meeting with FDA. While FDA approvals cannot be guaranteed to occur on schedule or at all, the Company anticipates that the necessary approvals for extended use can be obtained by year end 2024.

Product Upgrades

The Company anticipates that the upgraded Freedom Plus Driver, which is in development, will be quieter, will substantially reduce false alarm rates, will more accurately fill volume measurements for both 70cc and 50cc implants and will provide more information for heart failure cardiologists to manage TAH patients. The Freedom Plus Driver is also expected to be more durable with a longer service cycle, and possessing the ability to read and report to clinician all four of the patient’s vital pressures, namely the Right Atrial Pressure (RAP), Pulmonary Arterial Pressure (PAP), Left Atrial Pressure (LAP) and the Systolic/Diastolic Aortic Pressure (SYS/DIA) – something that no current device is able to do.

The Company anticipates that the SynCardia TAH Plus, which is in development, will feature upgraded existing implant components, improved driver lines and non-reactive coating of ventricles.

New Products

The SynCardia next generation Liberty Driver is anticipated to be lighter, quieter, cheaper to manufacture, and longer lasting than the original Freedom Driver. The next generation driver is being designed to improve usability, being a single patient disposable unit incorporating multiple power sources for portable, home or bedside uses.

Field Correction

The Syncardia Total Artificial Heart consists of two cannulas that extend from the ventricles inside the patient’s chest to the drivelines outside of the patient’s body. The cannula is attached to pneumatic drivelines that are connected to either the back of the external console or the pneumatic driver (companion 2 or Freedom). Users have reported tears in the cannula that occur over time from normal wear and tear stress on the cannula. Based on discussions with the FDA, SynCardia agreed to voluntarily initiate a customer notification under 21 CFR part 806. The customers were informed of the potential failure mode and given instructions on what to do if the failure mode occurs. Failure investigation identified the root cause of breached cannula as wear caused by the stress placed on the cannula during use. Patients using a portable driver are more likely to place increased stress on the cannula during the day-to-day movement/motion. These stresses are concentrated where the effective stiffness of the cannula changes, specifically at the velour/cannula junction and driveline/cannula junction. This is attributable to the different material behaviors of the cannula when placed under flexural, rotational, or tensile stress; these increased stresses at the junctions can lead to a cannula tear. To date, there have been zero reported Serious Adverse Events associated with a cannula hole or tear, but SynCardia has received only 93 complaints regarding cannula tears as of October 24, 2022. Syncardia is developing a design change to alleviate the Cannula Tear, which will be submitted via appropriate PMA supplement to FDA upon the development activities completion in Q4 2023.

Industry Overview

Based on a 2022 systematic review on the Global Burden of Heart Failure, a total of 64.3 million persons suffered from heart failure globally, with 6.0 million Americans greater than 19 years of age suffering from heart failure in the United States. The Company estimates that by 2030 the number of Americans suffering from heart failure will reach approximately 8.0 million. This projected increase in heart failure among Americans is based on the 2022 systematic review on the Global Burden of Heart Failure, which relies on a 2018 academic study and figures published in that study. As these projections are based on historical figures, there is a risk that with time the strength of this association changes or lessens. Although the prognosis has slightly improved in the past decades, mortality remains high with the 1-year mortality risk ranging from 15-30%, and the 5-year mortality risk reaching 75%. Although approximately 325,000 Americans are end-stage heart failure patients, the average number of donor hearts available annually in the United States ranges from 3,000 to 4,000 a year.

The total addressable market in the United States for BTT indication is approximately $1 billion (based on 6,000 implants), and the total addressable market for LT indication is approximately $30 billion (based on approximately 300,000 patients). However, the type of patient that is eligible to receive the TAH (or to undergo significant surgical procedures generally) based on compatibility and other parameters limits the Company’s serviceable addressable market. These limiting or disqualifying parameters may include (a) the age, general health, and comorbidities of the patient that informs his ability to withstand major surgery, (b) the cost of the surgery (and the device), (c) patient’s eligibility for transplant, (d) availability of donor hearts, (e) physician’s level of experience or comfort with the device, and (f) consent (or lack of consent) from the patient (and/or family members).

The global market of implants is substantially larger than the United States, with an estimated 15 million heart failures per year in the EU, 9 million in Southeast Asia, up to 4.6 million in India, 4.5 million in China and 3.75 million in the Middle East. While SynCardia’s ability to price its products varies in each market, the Company has identified global expansion as a key driver of the Company’s future success.

On July 20, 2022, SynCardia Medical (Beijing), Inc. was established in Beijing, China, and with Jinhu Zhu as its legal representative. On July 2, 2023, Picard Medical, Inc. entered an Investment Agreement with SynCardia Medical (Beijing) and its shareholders, CICH (Beijing) Investment Fund Management Co. (CICH), Jinhu Zhu, and Binzhou Taige Shibei Venture Capital LLC to finance SynCardia Medical (Beijing). Under this Investment Agreement, and following the consummation of the Business Combination with Altitude, Picard will invest $2.85 million (60% of SynCardia Medical (Beijing)’s equity) and group of Chinese investors which includes Binzhou Taige Shibei Venture Capital LLC, CICH (Beijing) Investment Fund Management Co., and Jinhu Zhu will invest $1.9 million (40% SynCardia Medical (Beijing)’s equity) in SynCardia Medical (Beijing) which then will become a majority owned joint venture of Picard. In addition to certain anti-dilution provisions in place for an up to $100 million valuation of SynCardia Medical (Beijing), Picard. will have two of the three board seats on the SynCardia Medical (Beijing) Board of Directors. SynCardia Medical (Beijing) will be responsible for the registration and distribution of the SynCardia TAH System in China and other South Asian Markets. To this end, SynCardia, LLC and SynCardia Medical (Beijing), on July 2, 2023, entered an exclusive Distribution Agreement and a Regulatory Affairs Service Agreement. In the future, and to assure that SynCardia Medical (Beijing) will adopt the same accounting, quality, and relevant management systems in place at SynCardia LLC, SynCardia Medical (Beijing) and SynCardia may enter into additional agreements that may cover R&D or other activities.

In July 2023, SynCardia Medical (Beijing) received certain SynCardia TAH components from SynCardia Medical LLC required to start the registration process and submissions required for the certification (approval for commercial sale) of the SynCardia TAH System by the National Medical Products Administration (NMPA, formerly known as Chinese FDA (CFDA)) in China. The submissions will be based on data provided to obtain US FDA PMA for the SynCardia TAH System, as well as certain, by NMPA required non-clinical testing data.

SynCardia Medical, LLC projects to receive initial feedback on the status of the application during 2024 and the Company projects that the NMPA could grant a first, conditional approval of the SynCardia TAH System, with a post market study performed at high volume centers in China, in 2024. If the NMPA does not grant conditional approval of the SynCardia TAH Systems but requires a clinical study, the approval of the SynCardia TAH System in China may be delayed to 2025 or later, depending on the size and/or duration (patient follow-up) expected by NMDA.

The medical device product registration process in China is broadly comparable to the approval process in the United States. Similar to the FDA’s Center for Devices and Radiological Health, the NMPA’s Center for Medical Device Evaluation (CMDE) is responsible for the technical review and acceptance of registration applications covering imported (and domestic) medical device products, and SynCardia will need to meet all requirements as set forth by the CMDE/NMPA, including the following:

•

National standards: While many of the Chinese standards are often identical, or at least similar, to FDA’s standards, the NMPA does not accept IEC 60601-X test report forms for the testing of electromagnetic compatibility and electrical safety. It also insists on several national specifications.

•

Non-clinical testing requirements: In addition to meeting non-clinical testing requirements that comparable to those expected by FDA, the NMPA requires additional “Type Testing” by an NMPA certified testing laboratory.

•	National standards: The NMPA does not accept IEC 60601-X test report forms for the testing of electromagnetic compatibility and electrical safety. It also insists on several national specifications.

•

Local quality management system requirements: The CMDE/NMPA have their own quality management system requirements. While these “GMP requirements” are similar to ISO 13485, CMDE/NMPA will review ISO 13485 certificate against the Chinese GMP requirements.

•

Clinical testing requirements: Requirements for clinical investigation are still significantly different. While clinical evaluations can be based on the results of clinical investigations/studies and on non-clinical data obtained from a pivotal PMA study conducted outside of China, clinical investigations are required if no equivalent devices are approved for sale in China, and if safety and efficacy cannot be proven with other clinical and non-clinical data. In addition, the NMPA may also require results from additional clinical investigations conducted in China.

SynCardia Systems LLC has initiated the process to bring its TAH System to the Indian market. In 2022, the Company initiated informal discussions with consultants and the Central Drugs Standard Control Organization (“CDSCO”), which regulates market clearances of medical devices in India regarding pathways toward marketing clearance of the SynCardia TAH System. Based on these discussions, SynCardia Medical LLC is pursuing two parallel strategies to enter the Indian market, including the filing of a License to import Medical Devices (“MD-15”) and by seeking “emergency use” clearance for the SynCardia TAH System on a case-by-case basis. SynCardia plans to submit the MD-15 application in early 2024. Per regulations, the filing will undergo a subject matter expert preliminary review. After that, the SynCardia TAH System will be comprehensively assessed on its clinical and non-clinical data by CDSCO, a process expected to take six to nine months. If the data review is favorable, the CDSCO could issue an import license for the TAH system as early as late 2024, based on the Company’s internal projections and CDSCO medical device rules; however, there is no guarantee that that the CDSCO will issue an import license on such timeline, or at all.

In parallel, the Company is preparing SynCardia TAH Systems for “emergency use”, a process whereby devices can be shipped to and stored in a free trade zone (“FTZ”) in India. Physicians can, on a case-by-case basis, petition the CDSCO for use of the SynCardia TAH System in patients deemed eligible for a TAH implant. The Company plans to collect clinical data from these cases, in the event CDSCO asks for additional human clinical data following the review of the MD-15 license application. To this end, the Company completed training programs at several Indian transplant hospitals, initiated the process of importing and storing of devices in FTZs and the Company anticipates the first transplant in early 2024.

SynCardia is currently seeking a local distribution partner for the Middle East. During 2022, the Company has established relations with King Faisal Specialist Hospital & Research Center, and the National Guard Hospital in Saudi Arabia, and in October 2022 SynCardia completed the first-ever TAH sale into Saudi Arabia. An application for an Import and Distribution License for the SynCardia TAH System with the Saudi Food and Drug Authority (SFDA) was submitted through SynCardia’s authorized representative in May 2023. The Company received comments from SFDA though its authorized representative, to which the Company plans to submit its response in October 2023. Based on historical timelines, SynCardia expects approval for sale of the SynCardia TAH System in Saudi Arabia within six to eight months from October 2023.

SynCardia is also in discussions with potential partners in the UK, Southeast Asia, Eastern and Central Europe, as well as in other markets that may be of strategic interest to the Company. Considering access to large patient population pools, and the logistics surrounding the delivery and maintenance of the SynCardia TAH System, the Company is considering establishing region-focused transplant hubs in several of these geographies, specifically in Southeast Asia, and India.

While SynCardia is seeking channels to distribute its products in countries outside of the United States and while the Company is seeking, or will seek regulatory approvals of the SynCardia TAH System in markets outside of the United States and Canada, including in the EU, the UK, China, India, the Middle East, there is no guarantee that the SynCardia TAH System will receive regulatory approvals on the timeline that we anticipate or at all.

Our Strategy and Competitive Strengths

SynCardia faces competition from alternative, often more inexpensive therapies, and other TAH manufacturers. However, SynCardia believes it maintains a clear lead among TAH manufacturers globally and enjoys substantial competitive moats related to its track record, regulatory approvals, manufacturing processes, sales and marketing expertise and long-term reputation for quality.

1.

Superior to Peers in TAH Category. We believe that SynCardia is substantially ahead of its peers in the TAH category. The SynCardia TAH is the only TAH that is approved for commercial use in the United States and Canada. Of its two direct competitors, Carmat and BiVACOR, the Aeson TAH by Carmat is approved for commercial use the EU only, which it obtained in December 2020. BiVACOR is still in the research and development stage for their products and have not obtained approval for any TAH products.

We believe we the SynCardia TAH has competitive advantages over the Carmat product in all relevant categories, including approvals obtained, variety of choices, units sold, cost, size and weight. The key differences between the SynCardia TAH and the Aeson TAH by Carmat are summarized in the following chart, which is based on publicly available data for Carmat:

	SynCardia	Carmat
Status	Only TAH approved for commercial use in the US and Canada	EU only
Approvals	US: 2004 (BTT) EU: 1999-2021 Rest of World: Canada 2005	US: None EU: 2020 Rest of World: None
Blood Vol	50cc and 70cc	65cc only
Device Size	250–400ml; Serves men, women and children	750ml; may not fit women, children and smaller-built men
No. of Implants	More than 2,000	< 40 as of Jul 2023
Implant Weight	200–240g	900g

2.

Expertise in sales and marketing. The SynCardia TAH is a highly complex device, and a successful TAH implant, including post-implant patient care in the hospital, requires a surgeon and a supporting team that possess a high degree of skill and training. Because of this, SynCardia has developed a training and education program for potential heart transplant centers, and it continually seeks to improve the program by evaluating new technologies such using as 3D software for procedure planning and virtual reality to train surgeons and staff. Currently, SynCardia employs three clinical specialists to support the existing certified centers and help certify more centers by training surgeons and supporting their team members. SynCardia has nearly 50 active certified centers and approximately nineteen active centers that have completed at least one implant during the 12 months preceding the date of this proxy statement.

SynCardia’s customers are major medical centers operating heart transplant and MCS programs. Its marketing efforts focus on heart transplant surgeons and heart failure cardiologists who act as gatekeepers for most MCS procedures. In the United States, SynCardia employs its own sales staff and uses a distributor to market and sell its products. In Europe, and other international markets, the Company uses specialized distributors to market and sell its products. In July 2023, the Company entered into an arrangement with an affiliated company in China that will service, market, and sell its products in the Chinese market. SynCardia intends to employ more sales specialists in 2023. It is also actively increasing its presence in social media and interacting with its heart failure patients and their families through different outreach programs.

3.

Integrated Manufacturing Processes. SynCardia’s technicians assemble TAHs and make and service drivers in our facility under a quality management system that is in compliance with FDA current good manufacturing practices and Health Canada.

SynCardia is capable of performing the majority of manufacturing in house in large part due to the considerable amount of proprietary manufacturing technology it has developed or acquired over the course of its operating history. All SynCardia TAHs and drivers are manufactured in its rigorously monitored and maintained production environments. The manufacturing processes consist of utilizing precision components fabricated from a variety of materials and assembling these components into specific configurations governed by its design requirements. Both 70cc and 50cc TAHs are produced in a controlled environment suite while the drivers are made and serviced in a non-sterile environment. During the manufacturing process, the SynCardia TAH and driver assemblies are rigorously tested to meet rigid operational and quality standards.

As a medical device manufacturer, SynCardia’s manufacturing facility, the facilities where sterilization is conducted and other critical suppliers are subject to periodic inspection by the FDA and other regulatory agencies. To date, multiple ISO and MDSAP audits that have been conducted at SynCardia’s facilities have noted no deficiencies resulting in the suspension of manufacturing or quality system licenses. In September 2022, SynCardia voluntarily withdrew its CE certificate so that it could address some of its deficiencies under CE MDD and to migrate from CE MDD to CE MDR.

Intellectual Property

The Company’s success depends in part on its ability to develop and maintain intellectual property rights relating to key aspects of the technology employed in the SynCardia TAH systems, maintain the Company’s licenses to use intellectual property owned by third parties, preserve the confidentiality of its trade secrets and operate without infringing the valid and enforceable patents and other proprietary rights of third parties. The Company relies upon certain patents, registered and common law trademarks, trade secrets, know-how, invention and patent assignment agreements and continuing technological innovation to develop and maintain the Company’s competitive position. The Company intends to aggressively protect, defend and extend the intellectual property rights in its technology.

For additional information relating to the risks associated with the Company’s intellectual property position see “Risk Factors—Risks Related to Picard’s Intellectual Property.”

Regulatory Approvals

The SynCardia TAH is the only TAH approved for commercial use in the United States and Canada. The only other TAH approved for commercial use is the Aeson TAH by Carmat, which obtained EU approval in late 2020. The Company believes that SynCardia’s substantial lead in the area of regulatory approval will be a material success driver for the foreseeable future.

Patents

The original inventions underlying the SynCardia TAH were previously protected by patents which are now expired. The below table summarizes extant, in-force patents owned by the Company related to SynCardia technologies:

Patent Number	Jurisdiction	Technology	Expiration Date
U.S. No. 7,811,318	United States	Pneumatic Driver	April 23, 2028
U.S. No. 8,070,455	United States	Scotch-Yoke	May 18, 2029
U.S. No. 8,021,422	United States	Pneumatic Driver	May 18, 2029
Canada No. 2,762,200	Canada	Pneumatic Driver	May 18, 2030

Additionally, SynCardia has applied for, or is preparing to apply for, a number of additional patents which include the next generation TAH (patent pending in PCT International, Serial Number PCT/US20/60785), product upgrades and next generation drivers.

Pending patents and patents in preparation are each intended for protection in The United States, Canada, Europe (European Patent Convention and Eurasian Patent Convention), China (CNIPA), and India. Specifics of “additional patents” alluded to above, with the exception of pending PCT/US20/60785, are as follows:

Purpose(1)	Product Family	Patent Type	Expected Expiration Year
Usability-1	Driver	Utility	2044
Usability-2	Driver	Utility	2044
Usability-3	Driver	Utility	2044
Portability-1	Driver	Utility	2044
Usability-4	Driver	Utility	2044
Portability-2	Driver	Utility	2044
Reliability-1	Driver	Utility	2044
Reliability-2	Driver	Utility	2044
Portability-3	Driver	Utility	2044
Usability-5	Driver	Utility	2044
Usability-6	Driver	Utility	2044
Usability-7	Driver	Utility	2044

(1)	Each of the “Purpose” designations pertains to the function of a component of the TAH that is protected by the patent.

Trademarks

Neither the Company nor its subsidiaries, including SynCardia, have trademarks which are registered and in effect with the United States Patent and Trademark Office or international governmental organizations. Instead, the Company relies on common law and other trademark protections for its products.

Trade Secrets

The majority of the intellectual property related to the SynCardia TAH is no longer protected by any patents or registered trademarks, and the Company relies primarily on a combination of non-patented proprietary technology, trade secrets, processes and procedures, technical knowledge and know-how accumulated or acquired since the Company’s inception.

The Company considers the trade secrets relating to the manufacturing processes for SynCardia’s products to be particularly important. Because of the considerable amount of proprietary manufacturing technology it has developed or acquired over the course of its operating history, SynCardia performs the majority of manufacturing activities related to its products at its headquarters in Tucson, Arizona. Please refer to the section entitled “Information About Picard — Manufacturing” for a discussion of the highly technical manufacturing processes for SynCardia’s SPUS and valves, which comprise a substantial competitive moat for the Company. SynCardia protects these trade secrets, in part, by entering into nondisclosure and confidentiality agreements with parties who have access to them, such as employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. Access to key trade secrets such as manufacturing processes and formulations is limited to a small number of highly trained employees. SynCardia also enters into invention or patent assignment agreements with employees and consultants that obligate them to assign any inventions developed in the course of their work.

Government Regulation

The following is a summary of regulations governing the Company. It is not intended to be an exhaustive analysis, and stockholders are required to perform their own analysis of regulations that apply to the business of the Company.

United States

The Company’s products are regulated in the United States as Class III medical devices by the FDA under the Federal Food, Drug and Cosmetic Act. The FDA classifies medical devices into one of three classes based upon controls the FDA considers necessary to reasonably ensure their safety and effectiveness. Class III devices are subject to the highest level of controls, require rigorous preclinical and clinical testing prior to their approval and generally require a pre-market approval, or PMA, or a PMA supplement approval by the FDA prior to their sale. A PMA application must be supported by extensive data, including the results of the clinical studies, as well as testing and literature to establish the safety and effectiveness of the device.

FDA regulations require SynCardia to register as a medical device manufacturer with the FDA. Because of this, the FDA inspects us on a routine basis for compliance with the Quality System Regulation, or QSR. These regulations require that SynCardia manufacture its products and maintain related documentation in a prescribed manner with respect to manufacturing, testing and control activities. SynCardia has undergone and expects to continue to undergo regular QSR inspections in connection with the manufacture of its products at the facility. The FDA requires SynCardia to comply with various FDA regulations regarding labeling and strictly forbids the Company from promoting off-label uses of its products. Lastly, the Medical Device Reporting laws and regulations require SynCardia to provide information to the FDA on deaths or serious injuries alleged to have been associated with the use of its devices, as well as product malfunctions that likely would cause or contribute to death or serious injury if the malfunction were to recur.

SynCardia’s 50cc and 70cc TAH System is indicated for use as a bridge to transplantation in cardiac transplant-eligible candidates at risk of imminent death from biventricular failure. TAH patients in the hospital may be supported by either the Companion 2 Driver System or the Freedom Driver System. The TAH may be supported in the out-of-hospital environment by the Freedom Driver System. SynCardia’s devices are Class III medical devices, which are the most difficult market to serve. Currently, only one other durable device in SynCardia’s market, the Abbott HeartMate 3 LVAD, is approved for commercial sale. Once a PMA is granted in a device class, future competitors must do comparative studies to prove equal or superior results to obtain FDA approval.

SynCardia intends to request the indication for long term support. In January 2023, SynCardia submitted a request for a Pre-Submission meeting to solicit the FDA’s feedback regarding the appropriateness of leveraging real-world INTERMACS data in support of a long-term indication for the SynCardia TAH. The TAH is currently indicated for use as a bridge to transplantation in cardiac transplant-eligible candidates at risk of imminent death from biventricular failure. In July 2023, FDA granted a pre-submission meeting with SynCardia. The meeting with FDA was expected to take place in early October 2023. Following the receipt of FDA comments ahead of the pre-submission meeting, the Company, together with its advisors, decided to proceed with the submission of the application for the label and to forgo meeting with FDA.

The below table displays a summary of the key PMA submissions, supplements, and their approval status for the TAH System. There are additional supplements not listed in the below table, and a complete list is detailed in P030011/S075.

Submission	Submission Description	Date of Approval
P03011	Original PMA Submission	October 15, 2004
S001	Post-market Surveillance Plan	October 26, 2005
S011	Companion 2 Driver System PMA Supplement	May 16, 2012
S020	Freedom Driver PMA Supplement	June 26, 2014
S070	180-Day PMA Supplement to add 50cc TAH	March 5, 2020
S084	Freedom Plus Software Update PMA	April 12, 2023

The Company is subject to various federal and state healthcare laws, including, but not limited to, anti-kickback laws, laws prohibiting fraud in obtaining government approval or payment for goods or services, laws prohibiting use of bribes to win contracts, laws protecting the unauthorized use of patient information.

International

SynCardia’s international sales are subject to regulatory requirements in the countries in which its products are sold. The regulatory review process varies from country to country and may in some cases require the submission of clinical data. In addition, the FDA must be notified of, or approve the export to certain countries of, devices that require a PMA and are not yet approved in the United States.

CE MDD and CE MDR

The European Union Medical Device Directive (“CE MDD”) and the European Union Medical Device Regulation (“CE MDR”) are different regulatory frameworks that govern medical devices in the European Union. The CE MDR was adopted by the EU in 2017 and has a phased implementation process, with the first deadline for compliance occurring on May 26, 2021 and expected full implementation expected by May 2024. The CE MDR replaces the CE MDD and other directives that were previously in place. The CE MDR is a more comprehensive and stringent regulatory framework than the CE MDD. For example, the CE MDR places a greater emphasis on clinical evaluation, requiring more extensive clinical data and evidence to demonstrate the safety and efficacy of a medical device. The CE MDR also requires more stringent oversight and auditing of notified bodies, which are non-governmental organizations responsible for assessing the conformity of medical devices to the applicable regulatory regime.

SynCardia and its predecessors has had clearance under CE MDD since 1998. In September 2022, SynCardia voluntarily withdrew its CE certificate so that it could address some of its deficiencies under CE MDD’s post market surveillance reporting requirements to migrate from CE MDD to CE MDR. Due to SynCardia’s changes in ownership and management, and the COVID-19 pandemic, SynCardia decided to terminate its relationship with its notifying body, BSI Group, and to work with an alternative notifying body to have its CE certificate reinstalled under CE MDR. The Company is working with TUV SUD, a notifying body, to file a CE mark for its 70cc TAH under MDR. Relevant EU authorities, and authorized representatives will be notified as needed, and in accordance with applicable EU regulations. Current SynCardia TAH implants are performed in Europe under emergency use circumstances, and SynCardia is in the advanced phase of working with TUV SUD to file a submission for clearance under CE MDR in 2023. Please refer to “Risk Factors — Risks Related to Regulation of Picard’s Industry” for more information about the risks facing the Company with regard to this issue.

China National Medical Products Administration

The medical device product registration process in China is broadly comparable to the approval process in the United States. Similar to the FDA’s Center for Devices and Radiological Health, the NMPA’s Center for Medical

Device Evaluation (CMDE) is responsible for the technical review and acceptance of registration applications covering imported (and domestic) medical device products, and SynCardia will need to meet all requirements as set forth by the CMDE/NMPA, including the following:

•

National standards: While many of the Chinese standards are often identical, or at least similar, to FDA’s standards, the NMPA does not accept IEC 60601-X test report forms for the testing of electromagnetic compatibility and electrical safety. It also insists on several national specifications.

•

Non-clinical testing requirements: In addition to meeting non-clinical testing requirements that comparable to those expected by FDA, the NMPA requires additional “Type Testing” by an NMPA certified testing laboratory.

•	National standards: The NMPA does not accept IEC 60601-X test report forms for the testing of electromagnetic compatibility and electrical safety. It also insists on several national specifications.

•

Local quality management system requirements: The CMDE/NMPA have their own quality management system requirements. While these “GMP requirements” are similar to ISO 13485, CMDE/NMPA will review ISO 13485 certificate against the Chinese GMP requirements.

•

Clinical testing requirements: Requirements for clinical investigation are still significantly different. While clinical evaluations can be based on the results of clinical investigations/studies and on non-clinical data obtained from a pivotal PMA study conducted outside of China, clinical investigations are required if no equivalent devices are approved for sale in China, and if safety and efficacy cannot be proven with other clinical and non-clinical data. In addition, the NMPA may also require results from additional clinical investigations conducted in China.

Employees and Human Capital

Picard, through SynCardia, has 80 employees. In the United States, SynCardia employs its own sales staff and uses a distributor to market and sell its products. In Europe and other international markets, the Company uses specialized distributors to market and sell its products. SynCardia intends to employ more sales specialists in 2023. It is also actively increasing its presence in social media and interacting with its heart failure patients and their families through different outreach programs.

SynCardia employs and trains technicians who are trained to produce its 70cc and 50cc TAH and who can service the Company’s C2 and Freedom Drivers. Depending on expected demand, SynCardia can scale up TAH production to approximately 450 units per year.

We consider our relationship with our employees to be good. Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants.

Facilities

SynCardia’s manufacturing facilities are located within its 30,034 square foot corporate office and manufacturing facilities, which are located in Tucson, Arizona. SynCardia makes implants and drivers at its facility in Tucson, Arizona with components sourced from its suppliers. SynCardia’s lease for the Tucson facility expires in 2027. the facility includes a total of 7,882 square feet for manufacturing, 14,289 square feet of office space and approximately 11,863 square feet of warehouse space.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. As of the date of this proxy statement, we are not a party to any material legal matters or claims. In the future, we may become party to legal matters and claims in the ordinary course of business, the resolution of which we do not anticipate would have a material adverse impact on our financial position, results of operations or cash flows.

Executive Officers and Directors of Picard Medical, Inc. and SynCardia

Set forth below is certain information regarding the current executive officers and directors, including their ages as of October 5, 2023, of Picard Medical, Inc.

Name	Age	Position(s)
Patrick NJ Schnegelsberg	59	Chief Executive Officer
Richard Fang	57	Director
Daniel Teo	57	Director
Chris Hsieh	47	Director
Richard G. Smith	69	Chief Science Officer
Frank Tinker	68	Chief Technology Officer

Executive Officers

Patrick NJ Schnegelsberg, Chief Executive Officer

Patrick Schnegelsberg serves as our Chief Executive Officer. Patrick has over 25 years of executive leadership experience and a proven track record in the medical device sector. Patrick has served as CEO of Syntach AB, and as COO and CEO with the Occlutech Group and its subsidiaries. He has also held C-level positions with European and U.S. med- and biotech start-ups, including a U.S.-listed biotech company. Before working in the medical device industry, Patrick held director-level positions with buy- and sell-side firms on Wall Street. Patrick has conducted extensive research in molecular biology at MIT and graduated from Harvard Medical School and Clark University. He currently serves on the board of Acorai AB and is a former board member of Scandinavian Real Heart.

Managers of SynCardia

Note the following individuals hold management positions with SynCardia and not with Picard.

Richard G. Smith, Chief Science Officer

Richard was a co-founder of SynCardia and has been involved in the biomedical engineering field for 45 years, including 37 years exclusively with circulatory support devices, as the director of the Artificial Heart and Perfusion Program at Banner University Medical Center-Tucson. His experience includes over 30 different support systems in greater than 1000 patients with TAH, VAD and extracorporeal membrane oxygenation (ECMO). His involvement with SynCardia began with writing the FDA Investigational Device Exemption (IDE), conducting the clinical study that resulted in the Premarket Approval (PMA), training TAH centers around the world and being a co-founder. He is co-author on over 150 publications in the medical device field, and has consulted for many medical device companies. He holds a masters in Electrical and Computer Engineering from the University of Wisconsin-Madison and is a certified clinical engineer.

Frank Tinker, Chief Technology Officer

Dr. Tinker’s extensive academic background includes a Summa Cum Laude B.S Degree in Engineering, as well as a Master’s and PhD in Physics that was earned while he was a Department of Education Fellow. He is credited with defining the only known mathematical model capable of reproducing the empirically determined efficiency of all known heat engines. Dr. Tinker has been involving in the R&D of artificial heart products for more than 30 years. He is the inventor of the Freedom Driver and is working on the next generation driver.

Directors

Richard Fang, Director

Richard Fang, Ph.D. is a founder and managing partner of Hunniwell Lake Ventures LLC (“HLV”), an investment group investing in the medical device space. HLV, through the Company, recently acquired SynCardia Systems, which is now part of the HLV family of companies. In addition to HLV, Richard founded Reach Surgical, a minimally invasive surgical instruments company in California in 2005. Over a 15-year period, he drove the growth of Reach Surgical into an industry-leading brand with presence on six continents. During that time, he oversaw the development, manufacturing, marketing and sales of three product lines including dozens of SKUs. His tenure with Reach Surgical culminated in the recent sale of the company to a private equity buyer. Richard has over 20 years of professional hands-on experience in the medical device industry, including Johnson & Johnson in the United States. He has an MBA from the University of Cincinnati, as well as a Ph.D. in Physics from Purdue University in Indianapolis. As a sci-fi fan, he believes in the ironman heart and has a vision that the SynCardia TAH will be a preferred alternative to heart transplant.

Daniel Teo, Director

Daniel is a founding partner and managing director at HLV. He is a career CFO/COO who has led numerous investments totaling more than $500 million. He has orchestrated divestments of a similar scale and arranged hundreds of millions of dollars of debt financing for various companies in the United States, Asia and around the world. Daniel has been involved in the medical device space since 2007, most recently as the CFO of Reach Surgical. While at Reach Surgical, he was also responsible for the international business and all its international joint ventures. He currently serves on the Board of Coaptech, Inc., and also oversees the commercial, financial and other back-office functions at SynCardia in the United States and abroad. Daniel received his Bachelors and Masters degrees in Natural Sciences with an emphasis on medical physics from Cambridge University, a Masters degree from the Stanford Graduate School of Business, as well as finance and accounting qualifications from the ACCA in London. While at Cambridge and at Stanford, he was a Cambridge Commonwealth Fellow and an Alfred P. Sloan Fellow, respectively. Daniel is extremely passionate about helping as many heart failure patients as possible to live longer lives, and believes that advancing the artificial heart technology at SynCardia is the best way to accomplish this mission.

Chris Hsieh, Director

Chris is a managing partner at HLV as well as the CEO of The Women’s Clinic Group, a leading woman-care and fertility medical services provider in Hong Kong. Prior to Chris’ current roles, he spent over 20 years in the investment banking industry and was a Managing Director at Goldman Sachs and J.P. Morgan. During his banking career, Chris had led some of the largest and high-profile merger and acquisition transactions and IPOs in Asia. Chris received his Bachelors degree in economics from The University of Chicago.

PICARD’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following Management’s Discussion and Analysis of Financial Condition and Results of Operations together with our audited annual and unaudited interim condensed financial statements and related notes appearing elsewhere in this proxy statement. In addition to historical information, some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement, including information with respect to our plans and strategy for our business, future financial performance, expense levels and liquidity sources, includes forward-looking statements that involve risks and uncertainties. You should read the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” elsewhere in this proxy statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless the context otherwise requires, references to “Picard,” “we,” “us,” and “our” are intended to mean the business and operations Picard Medical, Inc.)

Overview

Picard, a Delaware corporation, is a holding company that is the sole owner of SynCardia. The business of the Company is carried out by SynCardia, and thus the majority of information set forth in this proxy statement relates to the business of SynCardia.

Picard’s long-term mission is to build a portfolio of medical technology companies active in the cardiovascular space. Picard’s long-term mission is to build a portfolio of medical technology companies active in the cardiovascular space. Picard intends to achieve this goal by acquiring, developing, or by in-licensing of promising technologies or assets with a focus on approved devices, or devices close to being approved. SynCardia manufactures and sells an FDA approved implantable Total Artificial Heart designed to replace the full function of a human heart in patients suffering from advanced heart failure. SynCardia’s product development roadmap is focused on developing, manufacturing, and commercializing successive generations of the SynCardia TAH to further improve clinical outcomes, usability, and patient QOL.

The SynCardia TAH is the only total artificial heart that is approved and commercially available in the United States, and it is also available in a number of other countries around the world under special exemptions or compassionate use. The system is comprised of an implant which is surgically introduced inside the human body, and which is powered by an external driver. The SynCardia TAH replaces the functionality of both the left and right ventricles of the heart as well as all four heart valves. Almost all other commercially available devices that claim to be an “artificial heart” are VADs which do not replace the heart. To date, over 2,000 SynCardia TAHs have been implanted in 27 countries globally, including the US, France, Germany, Australia, United Kingdom, Canada, Italy, Turkey, Kuwait, and Saudi Arabia.

Components of Our Results of Operations

Revenues

The Company generates revenue from the sale of its temporary total artificial heart for patients (“TAH”), rental of drivers, and from training and certification services, which are required before the first time a transplant center may deploy a TAH. Revenue includes sales and services to appropriate patient aftercare (“Centers”) located in the United States as well as Centers domiciled in foreign countries.

Cost of Revenues

Cost of revenues includes product costs, labor, overhead, inbound freight, and other product-related costs including excess inventory and obsolescence charges.

Research and Development Costs

Included in research and development costs are wages, stock-based compensation and benefits of employees performing research and development, and other operational costs related to the Company’s research and development activities, including facility-related expenses, allocation of corporate costs, and external costs of outside contractors.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related expenses for executives, human resources, finance and other general and administrative employees, including salary and stock-based compensation, professional services costs and allocation of facility and overhead costs.

Picard anticipates that its general and administrative expenses will increase in the future in connection with one-time costs of becoming a public company as well as ongoing costs of operating as a public company, including expanding headcount and increased fees for directors and outside advisors. Picard expects to incur significant costs to comply with corporate governance, internal controls, and similar requirements applicable to public companies. Additionally, Picard expects to incur increased costs associated with establishing sales, marketing, and revenue growth.

Other Income (Expenses), net

Other income (expenses), net, primarily consists of various immaterial income and expense items.

Provision for Income Taxes

Picard is subject to U.S. federal and state income taxes and foreign taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax laws.

Provision for income taxes primarily relates to state income taxes.

Results of Operations

Comparison of Six Months Ended June 30, 2023 and 2022

The following table summarizes Picard’s results of operations (in thousands):

	Six Months ended June 30, (unaudited)		Change
	2023	2022	$	%
Revenues, net:
Products	$3,305	$1,848	$1,457	79%
Rentals	11	317	(306)	-96%

Total revenues	$3,316	$2,165	$1,151	53%

Cost of revenues:
Products	4,335	4,223	112	3%
Rentals	242	372	(130)	-34%
Total cost of revenues	4,577	4,595	(18)	-0.4%

Gross loss	(1,261)	(2,430)	1,169	-48%

Operating expenses:
Research and development costs	573	1,230	(657)	-53%
Selling, general and administrative expenses	4,391	2,085	2,306	111%

Total operating expenses	4,964	3,315	1,649	50%

Operating loss	(6,225)	(5,745)	480	8%

Other income and expense:
Interest income	2	4	(2)	-50%
Interest expense	(15)	(3)	(12)	400%
Other income (expense), net	(53)	56	(109)	-195%

Total other (expenses) and income	(66)	57	(123)	-216%

Loss before income tax provision	(6,291)	(5,688)	603	11%

Income tax provision	—	—	—	—

Net loss	$(6,291)	$(5,688)	$603	11%

Revenues

Total revenues increased by $1.2 million or 53% for the six months ended June 30, 2023 as compared to six months ended June 30, 2022. This increase of $1.2 million is a result of the Company selling more units in the United States and the Middle East at higher prices than in Europe. For the six months ended June 30, 2023 the Company sold 17 units in the USA, 5 units in the Middle East and 2 units in Europe. In 2022, the Company sold 11 units in the United States, and 9 units in Europe. This increase was offset by a decrease in rental revenue of $0.3 million as less equipment was rented in the current period due to timing of patient needs.

Cost of Revenues

Total cost of revenues increased by $18,000 or 0.4% for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022. This increase is primarily related to an increase of $112,000 of product cost. offset by a decrease of $130,000 of costs associated with rental revenues. An increase in the provision for obsolete inventory of $812,000 was partially offset by a reduction in other inventory reserves. Obsolete inventory reserves include items which had passed their shelf life and had no alternative uses. Inactive inventory reserve includes items which will not be used for production due to new design or being replaced by upgraded parts. Excess inventory reserve is determined based on current usage and apply it over an average period of 2 to 5 years of consumption. Excess inventory reserve excludes obsolete, inactive and safety stocks.

Research and Development Expenses

Research and development expense decreased by $0.7 million, or 53%, for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022. The decrease was primarily attributable to the reduction of research and development personnel between the two periods.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $2.3 million, or 111%, for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022. The increase was primarily attributable to increases in personnel-related costs such as salaries and wages, payroll taxes, and benefits as the company began to hire more employees and consultants during fiscal 2023 and incurred significant legal and professional fees in connection with this proxy filing.

Other Income and Expense

Other income and expense decreased by $123,000, or 216%, for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022. The decrease was attributed to various other immaterial expenses.

Comparison of the Year Ended December 31, 2022 and period from January 1, 2021 to September 26, 2021 (predecessor), and Sep 27, 2021 to December 31, 2021 (Successor)

The following table summarizes Picard’s results of operations (in thousands) (unaudited):

	Successor	Successor	Predecessor	Pro Forma	Pro Forma
	Year Ended December 31,	September 27 to December 31,	January 1 to September 26	Combined Year Ended December 31,	2022 vs. 2021 Change
	2022	2021	2021	2021	$	%
Revenues, net:
Products	$3,737	$1,181	$4,043	$5,224	$(1,487)	-28%
Rentals	376	246	642	888	(512)	-58%

Total revenues	$4,113	$1,427	$4,685	$6,112	(1,999)	-33%

Cost of revenues:
Products	7,674	1,745	4,197	5,942	1,732	29%
Rentals	1,427	354	897	1,251	176	14%
Total cost of revenues	9,101	2,099	5,094	7,193	1,908	27%

Gross loss	(4,988)	(672)	(409)	(1,081)	(3,907)	361%

Operating expenses:
Research and development costs	1,902	359	1,109	1,468	434	30%
Selling, general and administrative expenses	4,177	1,056	4,368	5,424	(1,247)	-23%

Total operating expenses	6,079	1,415	5,477	6,892	(813)	-12%

Operating loss	(11,067)	(2,087)	(5,886)	(7,973)	(3,094)	39%
Other Income and Expense:
Interest income	9	2	—	2	7	350%
Interest expense	(5)	(2)	(5,819)	(5,821)	5,816	-100%
Gain on revaluation of derivatives	—	—	1,678	1,678	(1,678)	-100%
Gain from forgiveness of Paycheck Protection Program loans	—	—	3,704	3,704	(3,704)	-100%
Other income (expense), net	(94)	(11)	50	39	(133)	-341%

Total other (expenses) and income	(90)	(11)	(387)	(398)	308	-77%

(Loss) income before income tax provision	(11,157)	(2,098)	(6,273)	(8,371)	(2,786)	33%

Income tax provision	11	7	—	7	4	57%

Net loss	$(11,168)	$(2,105)	$(6,273)	$(8,378)	$(2,790)	33%

Revenues

Total revenues decreased by $2.0 million or 33% for the year ended December 31, 2022 as compared to combined year ended December 31, 2021. The decrease is primarily related to the decrease of product sales of $1.5 million during the current year. For the year ended December 31, 2022, Company sold 17 units in the USA, 2 units in the Middle East, and 19 units in Europe. In 2021, the Company sold 21 units in the United States and 26 units in Europe. While total unit sales decreased by 10 units, the impact to 2022 revenues was more significant as sales in the United States and Middle East are at higher prices than in Europe. This decrease in sales was also met with a decrease in rental revenue of $0.5 million as less equipment was rented in the current year due to less demand for rentals.

Cost of Revenues

Total cost of revenues increased by $1.9 million or 27% for the year ended December 31, 2022 as compared to combined year ended December 31, 2021. This increase is primarily related to the increase of $1.7 million of product cost as the Company had written down inventory cost in the current year. Rental cost of revenue increased by $0.2 million as the company had prepared units to be rented which were not utilized.

Research and Development Expenses

Research and development expense increased by $0.4 million, or 30%, for the year ended December 31, 2022 as compared to combined year ended December 31, 2021. The increase was primarily attributable to the Company’s increasing efforts in developing new products.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased by $1.2 million or 23% for the year ended December 31, 2022 as compared to combined year ended December 31, 2021. The decrease was primarily attributable to decreases in personnel-related costs such as salaries and wages, payroll taxes, and benefits as the company began to realign resources after the acquisition in September 2021.

Other Income and Expense

Other income and expense decreased by $0.3 million, or 77%, for the year ended December 31, 2022 as compared to combined year ended December 31, 2021. The decrease was attributed to a $5.8 million reduction in interest expense as the Company did not carry over any debt after the acquisition. The decrease was offset by gains on the revaluation of derivatives of $1.7 million and forgiveness of the Company’s PPP loan of $3.7 million.

Liquidity and Capital Resources

Funding Requirements and Going Concern

Picard has incurred operating losses since inception, including net losses of $11.2 million and $6.3 million for the year ended December 31, 2022 and the six months ended June 30, 2023, respectively. While Picard already has FDA-approved products that are generating commercial revenue, the business needs to scale up in order to offset a large fixed overhead cost from its site in Tucson, AZ. Moreover, it is also investing heavily in the development of updates and next generation devices and therefore expects to continue to incur significant expenses and operating losses for the foreseeable future. Furthermore, Picard expects to incur additional expenses with transitioning to, and operating as, a public company.

Until such time as Picard can sufficiently grow product and rental revenue, Picard expects to finance its cash needs through a combination of equity and debt financings, or other capital sources, including with related parties. To the extent that Picard raises additional capital through the future sale of equity or debt, the ownership interest of its stockholders will be diluted. The terms of these securities may include liquidation or other preferences that adversely affect the rights of Picard’s existing common stockholders. If Picard is unable to raise sufficient funds through equity or debt financings Picard may be required to delay, limit, curtail or terminate its product development or future growth efforts. Additionally, Picard may never become profitable, or if it does, may not be able to sustain profitability on a recurring basis.

Picard has considered that its long-term operations anticipate continuing net losses and the need for potential debt or equity financing. However, there can be no assurances that additional funding or other sources of capital will be available on terms acceptable to Picard, or at all. If additional capital is not secured when required, Picard may need to delay or curtail its operations until such funding is received. If Picard cannot expand its operations or otherwise capitalize on its business opportunities because it lacks sufficient capital, Picard’s business, financial condition and results of operations could be materially adversely affected. As a result of these conditions, Picard has concluded that there is substantial doubt over its ability to continue as a going concern as conditions and events, considered in the aggregate, indicate it is probable Picard will be unable to meet its obligations as they become due within one year after the date that the financial statements included in this proxy statement are issued. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The financial information and financial statements do not include any adjustments that might be necessary if Picard is unable to continue as a going concern. Picard’s ability to continue as a going concern is dependent upon its ability to raise additional funds and financing including through the consummation of the Business Combination. Picard entered into the Merger Agreement with Altitude, and, upon consummation of the Business Combination, Picard expects to raise sufficient cash to fund its operations into 2025 based on its current business plan, and expectations and assumptions considering current macroeconomic conditions. However, these plans have not been finalized, no definitive agreement regarding PIPE financing in connection with the Merger Agreement has been executed and there can be no assurance that Picard will be successful in raising any cash in connection with the Business Combination. Picard’s future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section of this proxy statement entitled “Risk Factors.”

Sources of Liquidity

To date, Picard has funded its operations primarily with the proceeds from Series A-1 Preferred Stock and loans from related parties. As of June 30, 2023, Picard had cash and cash equivalents of $1.0 million. In the future, Picard expects to finance its cash needs through a combination of equity and debt financings, including with related parties.

Cash Flows

The following is a summary of Picard’s cash flows (in thousands):

	Six Months ended June 30,		Fiscal Year ended December 31,
	2023 (unaudited)	2022 (unaudited)	2022	2021 (Combined) (unaudited)
Net cash used in operating activities	$(4,364)	$(5,098)	$(10,723)	$(13,513)
Net cash used in investing activities	$(9)	$(7)	$(37)	$(517)
Net cash provided by financing activities	$5,185	$879	$5,524	$9,506

Net cash used in operating activities

Net cash used in operating activities of $4.4 million for the six months ended June 30, 2023 was primarily attributable to Picard’s net loss of $6.3 million and partially offset by changes in operating assets and liabilities of $0.7 million and $1.2 million in non-cash reconciliation to net loss, which primarily relates to $58,000 of loss on disposal of assets, $69,000 of stock-based compensation, $0.3 million of depreciation and amortization and $0.8 million in changes in the provision for excess and obsolete inventory.

Net cash used in operating activities of $5.1 million for the six months ended June 30, 2022 was primarily attributable to Picard’s net loss of $5.7 million and changes in operating assets and liabilities of $0.2 million, and $0.4 million in non-cash charges, which primarily relate to $0.3 million of depreciation and amortization, $67,000 of stock-based compensation, and $37,000 in changes in the provision for excess and obsolete inventory.

Net cash used in operating activities of $10.7 million for the year ended December 31, 2022 was primarily attributable to Picard’s net loss of $11.2 million, including $2.4 million in reconciliation to net loss, which primarily relates to $0.5 million of depreciation and amortization, $0.1 million of stock-based compensation and $1.7 million in changes in the provision for excess and obsolete inventory.

Net cash used in operating activities of $13.5 million for the year ended December 31, 2021 (combined) was primarily attributable to the combined predecessor and successor net loss of $8.4 million, including $4.5 million in non-cash net loss reconciliation, which primarily relates to $3.7 million gain on PPP loan forgiveness, $1.7 million gain on revaluation of derivatives, partially offset by $0.6 million of depreciation and amortization, $0.2 million of debt discount amortization and $0.2 million in changes in the provision for excess and obsolete inventory.

Net cash used in investing activities

Net cash used in investing activities was less than $10,000 and not significant for the six months ended June 30, 2023.

Net cash used in investing activities was less than $10,000 and not significant for the six months ended June 30, 2022.

Net cash used in investing activities was $37,000 and not significant for the year ended December 31, 2022.

Net cash used in investing activities was $0.5 million for the year ended December 31, 2021 (combined), which primarily consisted of $0.1 million in purchases of property and equipment and $0.3 million in acquisition of a business and $0.1 million of related party notes.

Net cash provided by financing activities

Net cash provided by financing activities was $5.2 million for the six months ended June 30, 2023, which primarily consisted of proceeds of $2.7 million from the issuance of preferred stock late in 2022, $2.1 million from the issuance of convertible notes payable and $440,000 in loans from related parties.

Net cash provided by financing activities was $0.9 million for the six months ended June 30, 2022, which primarily consisted of proceeds from the issuance of a convertible note payable to a related party.

Net cash provided by financing activities was $5.5 million for the year ended December 31, 2022, which primarily consisted of proceeds of $5.5 million from the issuance of convertible notes which were converted into preferred stock.

Net cash provided by financing activities was $9.5 million for the year ended December 31, 2021 (combined), which primarily consisted of proceeds of $5.0 million from related party loans, $2.5 million from proceeds of convertible debt and proceeds of $1.9 million from payroll protection plan loans.

Contractual obligations and Commitments

In February 2015, Picard entered into an operating lease agreement for office space located in Tucson, Arizona with a lease term of approximately five years. Rent payments commenced in February 2015. The lease terminated on December 31, 2021, and was subsequently renewed from February 1, 2022, until January 31, 2027, with no extension option. The first 5.5 months of the renewed term were rent-free, and rent payments escalate annually by 2.5%.

Critical Accounting Policies and Estimates

Picard’s management’s discussion and analysis of its financial condition and results of operations is based on Picard’s financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires Picard’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. Picard evaluates these estimates and judgments on an ongoing basis. Picard bases its estimates on historical experience and on various other factors that Picard believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Picard’s actual results may differ from these estimates under different assumptions or conditions.

While Picard’s significant accounting policies are more fully described in Note 2 to Picard’s financial statements, Picard believes that the following accounting policies are the most critical to fully understanding and evaluating its financial condition and results of operations.

Fair Value of Financial Instruments

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and convertible debt.

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based upon the level of judgment associated with inputs used to measure their fair values. The accounting guidance also establishes a three-level valuation hierarchy that prioritizes the inputs to valuation techniques used to measure fair value based upon whether such inputs are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions made by the reporting entity.

The three-level hierarchy for the inputs to valuation techniques is briefly summarized as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Inventory, net

Inventory is stated at the lower of cost, determined using the first in, first out basis, or net realizable value. Inventory consists primarily of raw material components used in the manufacturing of TAHs and related equipment as well as work-in-process inventory related primarily to TAHs. Finished goods consist primarily of TAHs and related equipment located at medical centers trained and certified in the implantation of the SynCardia TAH and Centers. Work-in-process and finished goods include the cost of all direct material, labor and overhead costs. Inventory write-downs are recorded based on excess and obsolete exposures, determined primarily by future demand forecasts. These write-downs are measured as the difference between the cost of the inventory and net realizable value based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. In addition, a liability is recorded for firm, noncancelable, and unconditional purchase commitments with contract manufacturers and suppliers for quantities that exceed forecasts of future demand.

Revenue Recognition

The Company generates revenue from the sale of its TAH, rental of drivers, and from training and certification services, which are required before the first time a transplant center may purchase a TAH. Revenue includes sales and services to Centers located in the United States as well as Centers domiciled in foreign countries.

The Company recognizes revenue when it transfers control of promised goods or services to its customers, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps:

(i)	identification of the promised goods or services in the contract;

(ii)	determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations based on estimated selling prices; and

(v)

recognition of revenue when (or as) the Company satisfies each performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account.

Product Revenues

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs, for systems, upon the transfer of control in accordance with the contractual terms and conditions of the sale. The majority of the Company’s revenue associated with systems is recognized at a point in time when the system is shipped to the customer. The Company primarily offers assurance-type standard warranties that do not represent separate performance obligations. The Company records amounts billed to customers for reimbursement of shipping and handling costs within revenue. Shipping and handling costs associated with outbound freight after control over a system has transferred to a customer are accounted for as fulfillment costs and are included in cost of revenues. Sales taxes and other usage-based taxes are excluded from revenue. Picard gives certain discounts to product distributors based on a contracted amount on the sale of its products. The amount of consideration to which the entity will be entitled in exchange for transferring the promised goods or services to a customer is estimated using the expected value method. Product revenue is billed at the point of sale upon shipment and typically collected within 30 days.

Rental Revenues

Rental revenues primarily consist of rental fees charged to customers who rent the Company’s driver. Revenue is generally recognized over time on a ratable basis over the period of usage beginning on the date that the service is made available. Rental revenue is billed at month end and typically collected within 30 days.

Professional Services Revenues

Professional services revenues primarily consist of training and certification services. The Company’s professional services revenue is recognized when the services are performed. Professional services revenue is billed upon completion of services and typically collected within 30 days.

Contracts with Multiple Performance Obligations

From time to time the Company has contracts with customers that contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis for those performance obligations with stable observable prices and then the residual method applied for any performance obligation that has pricing which is highly variable. The Company determines the standalone selling prices based on its overall pricing objectives, taking into consideration market conditions and other factors, including the value of the contracts, pricing when certain services are sold on a standalone basis, the applications sold, customer demographics, geographic locations, and the volume of services and users purchased.

Recently Issued and Adopted Accounting Pronouncements

Picard describes the recently issued accounting pronouncements that apply in Note 2 of the unaudited condensed financial statements as of and for the six months ended June 30, 2023 and Note 2 of the financial statements as of and for the years ended December 31, 2022 and 2021.

Emerging Growth Company Status

New Picard will qualify as an emerging growth company, as defined in the JOBS Act and may remain an emerging growth company for up to five years following the completion of Altitude’s IPO. For so long as New Picard remains an emerging growth company, New Picard is permitted and intends to rely on certain exemptions from various public company reporting requirements, including delaying adopting new or revised accounting standards issued until such time as those standards apply to private companies, not being required to have New Picard’s internal control over financial reporting audited by its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this proxy statement, Picard has provided only two years of audited financial statements and unaudited financial statements and have not included all of the executive compensation-related information that would be required if New Picard were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

Following the closing of the Business Combination, New Picard will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the consummation of Altitude’s IPO (that is, December 31, 2025), (ii) the last day of the fiscal year in which New Picard has total annual gross revenue of at least $1.235 billion, (iii) the last day of the fiscal year in which New Picard is deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of New Picard’s common stock held by non-affiliates exceeded $700.0 million as of the last business day of the prior June 30, or (iv) the date on which New Picard has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

New Picard will also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 of the Exchange Act, meaning that the market value of its common stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to New Picard as a result of the Business Combination is less than $700.0 million and New Picard’s annual revenue is less than $100.0 million during the most recently completed fiscal year. New Picard may continue to be a smaller reporting company following the closing of the Business Combination if either (i) the market value of New Picard’s common stock held by non-affiliates is less than $250.0 million or (ii) the New Picard’s annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of its common stock held by non-affiliates is less than $700.0 million. If New Picard is a smaller reporting company at the time it ceases to be an emerging growth company, New Picard may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, New Picard may choose to present only the two most recent fiscal years of audited financial statements in its Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and pursuant to Item 305 of Regulation S-K, Picard is not required to disclose information under this section.

MANAGEMENT OF NEW PICARD FOLLOWING THE BUSINESS COMBINATION

Unless the context otherwise requires, references in this section to “we,” “us,” “our,” “New Picard” and the “Company” generally refer to Picard Medical Holdings, Inc. from and after the Business Combination.

Name	Age	Position
Patrick Schnegelsberg	59	Chief Executive Officer
[●]	[●]	Chief Financial Officer
[●]	[●]	Director Nominee
[●]	[●]	Director Nominee
[●]	[●]	Director Nominee
Gary Teplis	55	Director Nominee
Warren Hosseinion	53	Director Nominee
[●]	[●]	Director Nominee

SynCardia Managers:
Richard G. Smith	69	Chief Science Officer
Frank Tinker	68	Chief Technology Officer
Daniel Teo	57	Executive Director

Executive Officers of New Picard

[●]

For the biography of Patrick Schnegelsberg, see the section entitled “Information about Picard – Executive Officers and Directors of Picard Medical, Inc. and SynCardia.”

Directors of New Picard

[●]

For the biography of Dr. Warren Hosseinion and Gary Teplis, see the section entitled “Information about Altitude – Directors and Executive Officers.”

Managers of SynCardia

For a description of the managers of SynCardia, see the section entitled “Executive Officers and Directors of Picard Medical, Inc. and SynCardia – Managers of SynCardia.”

EXECUTIVE AND DIRECTOR COMPENSATION OF PICARD AND NEW PICARD

Introduction

As an emerging growth company, Picard has opted to comply with the executive compensation disclosure rules applicable to smaller reporting companies, as such term is defined in the rules promulgated under the Securities Act. This section describes the material components of the executive compensation program for Picard’s named executive officers (“NEOs”) for the fiscal year ended December 31, 2022 (“fiscal year 2022”).

For fiscal year 2022, Picard’s NEOs were:

•	Richard Fang, former Chief Executive Officer;

•	Daniel Teo, Executive Director;

•	Frank Tinker, Chief Technology Officer of SynCardia; and

•	Blagoberto Herrera, former Vice President of Operations.

This discussion may contain forward-looking statements that are based on current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New Picard adopts in connection with or following the closing of the Business Combination could vary significantly from historical practices and currently planned programs summarized in this discussion.

Executive Compensation Program

The objective of Picard’s compensation program is to provide a total compensation package to each NEO that will enable Picard to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our stockholders, encourage individual and collective contributions to the successful execution of our short and long-term business strategies, and reward NEOs for favorable performance.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to Picard by our NEOs during fiscal year 2022. Additional information on our NEOs annual compensation for fiscal year 2022 is provided in the narrative sections following the Summary Compensation Table.

Name and Position	Year	Salary ($)	Option Awards ($)(1)	Total ($)
Richard Fang(2)	2022	$—	$59,358	$59,358
Former Chief Executive Officer
Daniel Teo	2022	$180,000	$59,358	$239,358
Executive Director
Frank Tinker	2022	$120,000	$15,146	$135,146
Chief Technology Officer of SynCardia
Blagoberto Herrera(2)	2022	$255,330	$—	$255,330
Former VP of Operations

(1)

The amounts reported in this column reflect the aggregate grant date fair value of stock options intended to be treated as incentive stock options awarded under the Picard Systems, Inc. 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) during 2022. The grant date fair value of the options has been determined in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. With respect to the amounts reported, there can be no assurance that these values will ever be realized. See Note 11 of the consolidated financial statements filed herewith for the assumptions made in determining these values.

(2)

Following Picard’s acquisition of SynCardia in September 2021, Mr. Fang stepped in to serve as Chief Executive Officer of Picard until July 2023, when Patrick NJ Schnegelsberg was hired to succeed him as CEO. Mr. Fang remains a nonemployee director of Picard. Mr. Herrera resigned from Picard on December 2, 2022, but due to the total compensation he earned during fiscal year 2022, he is required to be listed as an NEO in this proxy statement despite not serving as an executive officer of Picard through December 31, 2022.

Narrative Disclosure to the Summary Compensation Table

Base Salaries

Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance, as well as considering market competitive levels. For 2022, the NEOs had the following base salary rates: Mr. Fang—$0, Mr. Teo—$180,000, Mr. Tinker—$120,000 and Mr. Herrera—$255,330. In March 2023, Mr. Tinker’s base salary rate was increased from $120,000 to $123,000, in accordance with a company-wide annual salary performance adjustment. No other NEO’s base salary rate has increased.

Annual Cash Bonuses

Annual cash bonuses can be earned if the NEOs achieve certain annual financial and operating performance metrics. For the 2022 performance year, Mr. Herrera had a target bonus opportunity equal to 35% of his base salary. None of the other NEOs were eligible to receive annual bonuses in fiscal year 2022 and none of the NEOs, including Mr. Herrera received any bonus compensation for the 2022 performance year.

Employee Benefits

In addition to any individual benefits set forth in each NEOs employment arrangements (described below), the NEOs are generally eligible to participate in certain executive and employee health and welfare, retirement and other employee benefit programs maintained and administered by ADP TotalSource, a third-party professional employer organization (“ADP”), on the same basis as other employees of Picard, subject to applicable law. Each NEO meeting the eligibility requirements is eligible to participate in an ADP 401(k) plan, under which participants may elect to contribute a portion of their eligible compensation as pre-tax or Roth deferrals in accordance with the limitations imposed under the Code. At this time, Picard does not make any employer contributions on behalf of employees to the 401(k) plan.

Equity Incentive Awards

We adopted the 2021 Equity Incentive Plan, a broad-based incentive plan in which our employees, including our NEOs, may receive options to purchase shares of Picard’s common stock. The 2021 Equity Incentive Plan included an initial share reserve of 2,585,560 shares of Picard’s common stock available for issuance via future grants made under the plan. On February 15, 2022, the Company granted the following stock option awards (intended to be incentive stock options under Code Section 422) to the NEOs: 344,741 options to Messrs. Fang and Teo, with a vesting commencement date of September 26, 2021, and 95,000 options to Mr. Tinker, with a vesting commencement date of November 8, 2021 (the “2022 Options”). Mr. Herrera never received a stock option grant. One quarter of the options cliff vest upon the first anniversary of the vesting commencement date, and the remaining options vest ratably in equal monthly installments over the 36 months following the first anniversary of the vesting commencement date, generally subject to the continued service of the NEO through each applicable vesting date.

If in connection with a Change of Control (as defined under the 2021 Equity Incentive Plan) of Picard, and the acquiring entity fails to assume, replace, fully accelerate, cash out, or substitute the 2022 Options, then provided the NEO has remained in continued service through such Change of Control, Picard will accelerate the vesting of all then-unvested 2022 Options.

For purposes of this section, “Change of Control” means the transaction(s) which results in (i) a change in more than 50% of the combined voting power of Picard’s then outstanding shares, (ii) a merger, consolidation, or similar transaction which results in the shareholders of Picard owning less than 50% of (x) Picard’s voting shares thereafter or (y) the surviving parent entity’s voting power, or (iii) sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Picard and its subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of Picard and its subsidiaries to a person or entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of Picard in substantially the same proportions as their ownership of the outstanding voting securities of Picard immediately prior to such sale, lease, license or other disposition.

Agreements with our NEOs

The Company has entered into employment offer letters with Messrs. Teo and Tinker, the relevant terms of which are summarized below. Capitalized terms appearing in the following descriptions but not defined therein are as defined in the applicable agreement. The below summary is qualified in all respects by reference to the underlying agreement. Messrs. Fang and Herrera were not party to any employment agreements.

Daniel Teo. Mr. Teo is party to an employment offer letter with SynCardia, dated July 1, 2021 (the “Teo Offer Letter”), providing for an initial position of Manager (Mr. Teo now serves as Executive Director of Picard). The Teo Offer Letter also provides for an annual base salary of $180,000 and that Mr. Teo is entitled to certain benefits, including: (i) four weeks’ paid vacation, (ii) reimbursement of ordinary and reasonable business expenses, and (iii) eligibility for participation in Company-sponsored benefits available to other full-time employees.

In the case of a termination without Cause (excluding by reason of Mr. Teo’s death or disability) by SynCardia or a resignation for Good Reason by Mr. Teo, in exchange for a release of claims in favor of SynCardia and certain continuing cooperation obligations, Mr. Teo would be entitled to salary continuation for up to 12 months following his termination date. The Teo Offer Letter also requires Mr. Teo to sign SynCardia’s Confidential Information and Invention Assignment Agreement and not engage in any outside activities that would create a conflict of interest with SynCardia.

Frank Tinker. Mr. Tinker is party to an employment offer letter with SynCardia, dated November 1, 2021 (the “Tinker Offer Letter”), pursuant to which he serves as Chief Technology Officer. The agreement provides for (i) an annual base salary of $120,000 and (ii) a royalty of $200 for every Freedom II Driver entering service, up to a maximum of $500,000. The Tinker Offer Letter also provides that Mr. Tinker is entitled to certain benefits, including: (i) paid vacation, (ii) reimbursement of ordinary and reasonable business expenses, and (iii) eligibility for participation in Company-sponsored benefits available to other full-time employees.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2022.

	Option Awards(1)(2)
Name	Number of securities underlying exercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Richard Fang	193,917	150,824	$0.50	09/25/2031
Daniel Teo	193,917	150,824	$0.50	09/25/2031
Frank Tinker	49,479	45,521	$0.50	11/08/2031
Blagoberto Herrera	—	—	$—	—

(1)	All awards reflected in this table were granted under the 2021 Equity Incentive Plan.

(2)

One quarter of the options cliff vest upon the first anniversary of the award’s vesting commencement date (September 26, 2021 for Messrs. Fang and Teo and November 8, 2021 for Mr. Tinker), and the remaining shares vest ratably in equal monthly installments over the 36 months following the first anniversary of the vesting commencement date.

Potential Payments Upon Termination or Change in Control

Except as described above under “Agreements with our NEOs” with respect to the Teo Severance, none of our NEOs are eligible to receive any payment or benefit in connection with a termination for any reason. Except as described above under “Equity Incentive Awards,” none of our NEOs are eligible to receive any payment or benefit in connection with a change in control of the Company.

Director Compensation Program

Picard did not have any non-employee directors serving during fiscal year 2022.

DESCRIPTION OF SECURITIES

Authorized and Outstanding New Picard Common Stock and Preferred Stock

The Proposed Charter authorizes the issuance of 300,000,000 shares of New Picard Common Stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share. The New Picard Common Stock issuable in connection with the Business Combination will be, duly authorized, validly issued, fully paid and non-assessable. The preferred stock may be issued at the discretion of the New Picard board of directors pursuant to the terms and rights determined by the board of directors at a later date. The preferred stock, when issued, will be validly issued, fully paid and non-assessable.

New Picard Common Stock

The Proposed Charter provides that following terms in connection with the New Picard Common Stock:

General: the voting, dividend, liquidation, and other rights and powers of the New Picard Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock.

Voting: Each holder of New Picard Common Stock will be entitled to vote on each matter submitted to a vote of stockholders and will be entitled to one (1) vote for each share of New Picard Common Stock (subject to limitations therein the Proposed Charter).

Authorized Shares: The number of authorized shares of New Picard Common Stock may be increased or decreased (subject to limitations therein the Proposed Charter) by the affirmative vote of the holders of a majority of the then outstanding capital stock of New Picard entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Dividends: Subject to the terms therein the Proposed Charter, the holders of New Picard Common Stock will be entitled to the payment of dividends on the New Picard Common Stock when, as and if declared by the New Picard Board of Directors in accordance with applicable law.

Liquidation: Subject to the terms and limitations of the Proposed Charter, in the event of any liquidation, dissolution or winding up of New Picard, whether voluntary or involuntary, the funds and assets of New Picard that may be legally distributed to New Picard stockholders will be distributed among the holders of the then outstanding New Picard Common Stock pro rata in accordance with the number of shares of New Picard Common Stock held by each such holder.

Preferred Stock

The board of directors of New Picard is expressly granted authority to issue shares of “blank check” preferred stock, in one or more series, and to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL.

Warrants

Public Warrants

There are currently outstanding an aggregate of 15,000,000 public warrants, which, following the consummation of the Business Combination, will entitle the holder to acquire an aggregate of 15,000,000 shares of New Picard Common Stock. At the closing of the Business Combination, Picard securityholders will receive an aggregate of 6,500,000 New Picard Warrants and 6,500,000 Earnout Warrants, in the event that certain earnout conditions are satisfied. The New Picard Warrants and Earnout Warrants issued to the Picard securityholders will have the same terms as the public warrants.

Following the Closing, each whole public warrant will entitle the registered holder to purchase one whole share of New Picard Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO and 30 days after the completion of Altitude’s initial business combination, subject to adjustment as discussed below, provided in each case that we have an effective registration statement under the Securities Act covering the shares of New Picard Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their public warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a public warrant holder may exercise its public warrants only for a whole number of shares of New Picard Common Stock. This means only a whole public warrant may be exercised at a given time by a holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. Accordingly, unless at least two units were purchased in the IPO, a public warrant holder will not be able to receive or trade public warrants. The public warrants will expire five years after the Closing Date, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of New Picard Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the New Picard Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue a share of New Picard Common Stock upon exercise of a warrant unless the share of New Picard Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of New Picard Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the New Picard Common Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of New Picard Common Stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our shares of New Picard Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the public warrants become exercisable, we may call the public warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the New Picard Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of New Picard Common Stock and equity-linked securities for capital raising purposes in connection with the closing of the Business Combination) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its public warrant prior to the scheduled redemption date. However, the price of the New Picard Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption Procedures. In the event that we determine to redeem the public warrants when the closing price of the shares of New Picard Common Stock equals or exceeds $18.00 per share, pursuant to Section 6.1 of the Warrant Agreement, New Picard will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by New Picard not less than thirty (30) days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner herein provided will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Cashless Exercise. If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of New Picard Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of New Picard Common Stock equal to the quotient obtained by dividing (x) the product of the number of New Picard Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of New Picard Common Stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the New Picard Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of New Picard Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our public warrants for redemption and our management does not take advantage of this option, the holders of the private warrants and their permitted transferees would still be entitled to exercise their private warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the New Picard Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of New Picard Common Stock is increased by a share capitalization payable in shares of New Picard Common Stock, or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of New Picard Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of New Picard Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of New Picard Common Stock equal to the product of (i) the number of shares of New Picard Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for New Picard Common Stock) and (ii) the quotient of (x) the price per share of New Picard Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of New Picard Common Stock, in determining the price payable for New Picard Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of shares of New Picard Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the New Picard Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of New Picard Common Stock on account of such New Picard Common Stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of New Picard Common Stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New Picard Common Stock in respect of such event.

If the number of outstanding shares of New Picard Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of New Picard Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of New Picard Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of New Picard Common Stock.

Whenever the number of shares of New Picard Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New Picard Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of New Picard Common Stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of New Picard Common Stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of New Picard Common Stock (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial stockholders or their affiliates, without taking into account any Founder Shares held by our initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding New Picard Common Stock (other than those described above or that solely affects the par value of such New Picard Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding New Picard Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our New Picard Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of New Picard Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of New Picard Common Stock in such a transaction is payable in the form of New Picard Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private warrants, at least 50% of the then outstanding private warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive New Picard Common Stock. After the issuance of New Picard Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of New Picard Common Stock to be issued to the warrant holder.

Exclusive Forum

The Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants will be deemed to have notice of and to have consented to the forum provisions in our Warrant Agreement. If any action, the subject matter of which is within the scope the forum provisions of the Warrant Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York in the name of any holder of our warrants, such holder will be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions, and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Picard, which may discourage such lawsuits and result in increased costs to warrant holders to bring a lawsuit. Alternatively, if a court were to find this provision of our Warrant Agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board.

Private Warrants

There will be 1,500,000 private warrants outstanding at the Closing (following the forfeiture of private warrants pursuant to the Sponsor Support Agreement) which, following the consummation of the Business Combination, will entitle the holder to acquire New Picard Common Stock. The private warrants (including the New Picard Common Stock issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the private warrants) and they will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private warrants on a cashless basis. Except as described in this section, the private warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. If the private warrants are held by holders other than the initial purchasers or their permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units that were sold in the IPO.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New Picard Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Picard Common Stock underlying the warrants, multiplied by the excess of the “fair market value” of the New Picard Common Stock (as defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” means the average closing price of the New Picard Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of New Picard Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private warrants. Our initial stockholders have agreed not to transfer, assign or sell any of the private warrants (including the New Picard Common Stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor.

Anti-Takeover Effects of Provisions of the Proposed Charter, the Proposed Bylaws and Applicable Law

Certain provisions of the Proposed Charter, the Proposed Bylaws, and laws of the State of Delaware could make it more difficult to acquire New Picard by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of New Picard to first negotiate with the New Picard Board. New Picard believes that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the New Picard Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of New Picard that a stockholder might consider is in their best interest or in New Picard’s best interests, including transactions that might result in a premium over the prevailing market price of New Picard Common Stock.

Authorized but Unissued Shares

The authorized but unissued shares of New Picard Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved New Picard Common Stock could make more difficult or discourage an attempt to obtain control of New Picard by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Action; Special Meetings of Stockholders

The Proposed Charter provides that stockholders may not take action by written consent but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of New Picard Common Stock would not be able to amend the Proposed Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Proposed Bylaws. Further, the Proposed Charter provides that special meetings of the stockholders of the New Picard may be called, for any purpose or purposes, at any time only by or at the direction of the New Picard Board, the Chairperson of the New Picard Board, the Chief Executive Officer or the President, and shall not be called by any other person or persons, thus prohibiting a holder of New Picard Common Stock from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of New Picard to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Proposed Bylaws provide that stockholders seeking to bring business before the New Picard annual meeting of stockholders, or to nominate candidates for election as directors at its annual meeting of stockholders, must provide timely notice. To be timely, a stockholder’s notice will need to be delivered to the Secretary of New Picard at its principal executive offices as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that directors are to be elected at such special meeting as set forth in New Picard’s notice of meeting and provided further that the nomination made by the stockholder is for one of the director positions that the notice of meeting states will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which public disclosure of the date of such special meeting for the election of directors is first made. The Proposed Bylaws will also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude New Picard Stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at its annual meeting of stockholders.

Supermajority Requirements for the Amendment of the Proposed Charter and Proposed Bylaws

Upon consummation of the Business Combination, the Proposed Bylaws may be amended or repealed by the New Picard Board or by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of New Picard entitled to vote in the election of directors, voting as one class. In addition, the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of the then-outstanding shares of capital stock of New Picard entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of the Proposed Charter, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, and actions by written consent.

Board Vacancies

The Proposed Charter will provide that any vacancy on the New Picard Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, The number of directors which shall constitute the whole New Picard Board shall be fixed exclusively by one or more resolutions adopted from time to time by the New Picard Board. These provisions prevent a stockholder from increasing the size of the New Picard Board and then gaining control of the New Picard Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the New Picard Board but promotes continuity of management.

Exclusive Forum Selection

The Proposed Charter will require, unless New Picard consents in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of New Picard; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by or any wrongdoing by any current or former director, officer, employee or agent of New Picard or any stockholder to New Picard; (iii) any action or proceeding asserting a claim against New Picard or any current or former director, officer or other employee of New Picard or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Proposed Charter or the Proposed Bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Proposed Charter or the Proposed Bylaws (including any right, obligation or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action or proceeding asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The Proposed Charter will also provide that, unless New Picard consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Proposed Charter will provide that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. New Picard stockholders will not be deemed to have waived New Picard’s compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, the Proposed Charter will provide that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by New Picard stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. New Picard stockholders will not be deemed to have waived New Picard’s compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of New Picard Common Stock shall be deemed to have notice of and consented to the forum selection provisions in the Proposed Charter.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New Picard or its directors, officers, or other employees, which may discourage such lawsuits against New Picard and its directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in the Proposed Charter to be inapplicable or unenforceable in an action, New Picard may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, results of operations, and financial condition.

Section 203 of the Delaware General Corporation Law

New Picard will be subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a Delaware corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. A “business combination” includes, among other things, certain mergers, asset or stock sales or other transactions together resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding those shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring New Picard to negotiate in advance with the New Picard Board because the stockholder approval requirement would be avoided if the New Picard Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the New Picard Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation on Liability and Indemnification of Directors and Officers

The Proposed Bylaws provide that New Picard’s directors and officers will be indemnified and advanced expenses by New Picard to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, the Proposed Charter provides that New Picard’s directors and officers will not be personally liable to New Picard or its stockholders for monetary damages for breaches of their fiduciary duty as directors or officers (as applicable) to the fullest extent permitted by law.

The Proposed Bylaws also permit New Picard to purchase and maintain insurance on behalf of any officer, director, employee or agent of New Picard for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against New Picard directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New Picard and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent New Picard pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to New Picard directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, New Picard’s stockholders will have appraisal rights in connection with a merger or consolidation of New Picard. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of New Picard’s stockholders may bring an action in the company’s name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of New Picard’s shares at the time of the transaction to which the action relates.

Transfer Agent, Warrant Agent and Registrar

The Transfer Agent for New Picard’s capital stock and the warrant agent for the New Picard Warrants will be Continental Stock Transfer & Trust Company. New Picard will agree to indemnify Continental Stock Transfer & Trust Company in its roles as Transfer Agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of New Picard for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of New Picard at the time of, or at any time during the three months preceding, a sale and (ii) New Picard is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of New Picard for at least six months but who are affiliates of New Picard at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of New Picard’s common stock then outstanding; or

•	the average weekly reported trading volume of New Picard’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of New Picard under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about New Picard.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor, our officers, directors and other affiliates will be able to sell the common stock they receive upon conversion of their Founder Shares and private warrants, as applicable, pursuant to Rule 144 without registration commencing one year after the completion of the Business Combination.

Following the Closing, New Picard will no longer be a shell company, and so, once the conditions described above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

Registration Rights

In connection with the Business Combination Agreement, New Picard also entered into the Registration Rights Agreement, substantially in the form attached as Annex G to this proxy statement, which, among other things, amends and restates the registration rights agreement entered into in connection with the IPO. Pursuant to the terms of the Registration Rights Agreement, New Picard will be obligated to, among other things, register for resale such securities that are held by the parties thereto from time to time. Subject to certain exceptions, New Picard will bear all registration expenses under the Registration Rights Agreement. For more information about the Registration Rights Agreement, please see the section entitled “The Business Combination Proposal.”

Listing of Common Stock

We intend to apply to obtain the listing of the New Picard Common Stock and New Picard Warrants on Nasdaq under the symbols “TAH” and “TAHW,” respectively, upon the Closing. It is a condition to the consummation of the Business Combination that the New Picard Common Stock to be issued to the Picard securityholders in the Business Combination be approved for listing on Nasdaq (subject only to official notice of issuance thereof), but there can be no assurance that such listing condition will be met. If such listing condition is not met, the Business Combination will not be consummated unless the listing condition is waived by the parties to the Business Combination Agreement. It is important for you to know that, at the time of our special meeting, we may not have received from Nasdaq either confirmation of the listing of the New Picard Common Stock or that approval will be obtained prior to the consummation of the Business Combination, and it is possible that such condition to the consummation of the Business Combination may be waived by the parties to the Business Combination Agreement. As a result, you may be asked to vote to approve the Business Combination and the other proposals included in this proxy statement without such confirmation, and, further, it is possible that such confirmation may never be received and the Business Combination could still be consummated if such condition is waived and therefore our New Picard Common Stock would not be listed on any national securities exchange.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of Altitude common stock as of October 5, 2023, which is prior to the consummation of the Business Combination, and (ii) the expected beneficial ownership of New Picard Common Stock immediately following the consummation of the Business Combination by:

•	each of Altitude’s and Picard’s current executive officers and directors, and such persons as a group, respectively;

•	each person who is the beneficial owner of more than 5% of any class of the outstanding shares of Altitude common stock;

•	each person who will become an executive officer or director of New Picard post-Business Combination, and such persons as a group; and

•	each person who is expected to be the beneficial owner of more than 5% of the shares of New Picard Common Stock post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options or warrants held by such person or entity were deemed outstanding prior to the Business Combination if such securities are currently exercisable, or exercisable within 60 days of October 5, 2023 and were deemed outstanding post-Business Combination if such securities are exercisable within 60 days of the closing of the Business Combination. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock prior to the consummation of the Business Combination is based on 8,834,645 shares of our common stock outstanding as of October 5, 2023.

The expected beneficial ownership of shares of our common stock post-Business Combination assumes two redemptions scenarios as follows:

1. Assuming No Additional Redemptions Scenario: This scenario assumes that no shares of our Class A common stock are redeemed from the public stockholders in connection with the Business Combination, that Picard will waive the Minimum Cash Condition, and that after the Business Combination, there will be 63,673,172 shares of New Picard Common Stock outstanding.

2. Assuming Maximum Redemptions Scenario: This scenario gives effect to Altitude’s public shareholder redemptions of an aggregate of 684,645 public shares for a per share redemption price of $10.00, representing an aggregate redemption payment of approximately $6.85 million, and that Picard waives the Minimum Cash Condition, and that after the Business Combination, there will be 62,988,527 shares of New Picard Common Stock outstanding.

You should note that the Minimum Cash Condition may be waived by Picard in its sole discretion; however, there can be no assurances that Picard will waive the Minimum Cash Condition.

	Pre-Business Combination		Post-Business Combination
			Assuming No Additional Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner (1)	Number of Shares (2)	% of Shares	Number of Shares	% of Shares	Number of Shares		% of Shares
Executive Officers and Directors of Altitude
Gary Teplis (2)	7,500,000	84.89%	4,500,000	6.90%	4,500,000		6.98%
Farris Griggs	—	—	—	—	—		—
Warren Hosseinion	—	—	—	—	—		—
Hilton Sturisky	—	—	—	—	—		—
Michel Taride	—	—	—	—	—		—
All Executive Officers and Directors of Altitude as a Group (5 persons)	7,500,000	84.89%	4,500,000	6.90%	4,500,000		6.98%

Executive Officers and Directors of Picard
Patrick Schnegelsberg	—	—	—	—	—		—
Richard Fang (3)(4)	—	—	186,734	*	186,734		*
Daniel Teo (3)(4)	—	—	186,734	*	186,734		*
Chris Hsieh (3)(4)	—	—	186,734	*	186,734		*
Richard G. Smith (5)	—	—	29,687	*	29,687		*
Frank Tinker (6)	—	—	47,500	*	47,500		*
All Executive Officers and Directors of Picard as a Group (6 persons)	—	—	637,389	—	637,389		—

Executive Officers and Directors of New Picard
Patrick Schnegelsberg	—	—
Dr. Richard Fang (3)(4)	—	—	186,734	*	186,734		*
Daniel Teo (3)(4)	—	—	186,734	*	186,734		*
Chris Hsieh (3)(4)	—	—	186,734	*	186,734		*
Frank Tinker (6)	—	—	47,500	*	47,500		*
Gary Teplis(2)	7,5000,000	84.89%	4,500,000	6.90%	4,500,000		6.98%
Warren Hosseinion	—	—	—	—	—		—
[●]	[●]	[●]	[●]	[● ]%	[●	]	[● ]%
All Executive Officers and Directors of New Picard as a Group ([●] persons)

5% and Greater Shareholders
Altitude Acquisition Holdco LLC (2)	7,500,000	84.89%	4,500,000	6.90%	4,500,000		6.98%
Hunniwell Picard I, LLC (3)	—	—	63,813,211	84.92%	63,813,211		85.70%

*	Less than 1%
1.

Unless otherwise noted, the business address of each of the following directors and officers of Altitude is c/o Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta, GA 30346 and the address of each of the following directors and officers of Picard and New Picard is c/o Picard Medical, Inc., 4 Palo Alto Square, Suite 200, Palo Alto, CA 94025.

2.

Before the Business Combination, includes 7,500,000 Founder Shares held directly by the Sponsor. After the Business Combination, includes (i) 1,750,000 shares of New Picard Common Stock, after reflecting the forfeiture of 4,500,000 Founder Shares pursuant to the Sponsor Support Agreement (assuming the proceeds of the Trust Account and Picard Financing does not exceed $38 million and accordingly Sponsor does not earn back any of such forfeited shares), (ii) 1,500,000 Sponsor Earnout Shares which will be outstanding on the Closing Date and for which the Sponsor will have voting rights, (iii) 500,000 shares of New Picard Common Stock issuable upon the exercise of 500,000 New Picard Warrants after reflecting the forfeiture of 6,500,000 private warrants pursuant to the Sponsor Support Agreement, which will be exercisable beginning 30 days after the Closing Date, and (iv) 1,000,000 shares of New Picard Common Stock issuable upon the exercise of Sponsor Earnout Warrants, which, if earned, will be exercisable beginning 30 days after the

Closing Date. Mr. Teplis is the sole managing member of Altitude Acquisition Holdco LLC. Mr. Teplis has sole voting and investment discretion and sole dispositive power with respect to the common stock held of record by Altitude Acquisition Holdco LLC. Each of Altitude’s officers and directors indirectly own such shares through their ownership of units of Altitude Acquisition Holdco LLC; each such person other than Mr. Teplis disclaims any beneficial ownership of any shares held by Altitude Acquisition Holdco LLC other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
3.

After the Business Combination, includes (i) 52,343,715 shares of New Picard Common Stock, (ii) 5,734,748 shares of New Picard Common Stock issuable upon the exercise of 5,734,748 New Picard Warrants, which will be exercisable beginning 30 days after the Closing Date, and (iii) 5,734,748 shares of New Picard Common Stock issuable upon the exercise of 5,734,748 Earnout Warrants, which, if earned, will be exercisable beginning 30 days after the Closing Date. Hunniwell Picard I, LLC (“Hunniwell”) is governed by three managers, Dr. Richard Fang, Daniel Teo and Chris Hsieh. Each manager has one vote, and the approval of all managers is required to approve an action of Hunniwell. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no manager of Hunniwell exercises voting or dispositive control over any of the securities held by Hunniwell, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Hunniwell is 4 Palo Alto Square, Suite 200, Palo Alto, CA 94025.

4.

Each of Dr. Fang, Mr. Teo, and Mr. Hsieh were granted Picard options to purchase 344,741 shares of Picard Common Stock under the 2021 Plan with a vesting commencement date of September 27, 2021, 25% of which vested one year after the vesting commencement date, and the remainder of which vest in 1/48 increments monthly. For each of Dr. Fang, Mr. Teo, and Mr. Hsieh, 186,734 of such Picard options have vested or will vest within 60 days of October 5, 2023.

5.

Mr. Smith was granted Picard options to purchase 95,000 shares of Picard Common Stock under the 2021 Plan with a vesting commencement date of August 22, 2021, 25% of which vested one year after the vesting commencement date, and the remainder of which vest in 1/48 increments monthly. For Mr. Smith, 29,687 of such Picard options have vested or will vest within 60 days of October 5, 2023.

6.

Dr. Tinker was granted Picard options to purchase 95,000 shares of Picard Common Stock under the 2021 Plan with a vesting commencement date of November 8, 2021, 25% of which vested one year after the vesting commencement date, and the remainder of which vest in 1/48 increments monthly. For Dr. Tinker, 47,500 of such Picard options have vested or will vest within 60 days of October 5, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Altitude

Founder Shares

In August 2020, Altitude issued 8,625,000 Founder Shares to the Sponsor for $25,000 in cash, or approximately $0.003 per share. On November 30, 2020 the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled. On December 8, 2020, as part of an upsizing of the IPO, Altitude effected a stock split in which each issued share of Class B common stock that was outstanding was converted into one and forty-four one-thousandths shares of Class B common stock, resulting in an aggregate of 7,503,750 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split. The Founder Shares included an aggregate of up to 978,750 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. On December 11, 2020, the underwriters partially exercised their over-allotment option, hence, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration.

The Sponsor agreed not to transfer, assign or sell its Founder Shares until the earlier to occur of (A) one year after the completion of Altitude’s initial business combination or (B) subsequent to Altitude’s initial business combination, (x) if the last sale price of Altitude’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Altitude’s initial business combination, or (y) the date on which Altitude completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 8,000,000 private warrants for an aggregate purchase price of $8,000,000, or $1.00 per private warrant.

Administrative Support Agreement

Pursuant to the Administrative Services Agreement, starting after the completion of the IPO, the Company paid the Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. During the quarter ended March 31, 2023, the Sponsor agreed to waive the payment obligation under the Administrative Services Agreement, and accordingly, such payments ceased.

Non-Redemption Agreements

Prior to the June Special Meeting, on June 9, 2022, Altitude entered the June Non-Redemption Agreements with the June Non-Redeeming Stockholders holding an aggregate of 1,250,000 shares of Class A common stock. Pursuant to the June Non-Redemption Agreements, the June Non-Redeeming Stockholders agreed to (a) not redeem any shares of Class A common stock held by them on the date of the Non-Redemption Agreements in connection with the June Extension Amendment Proposal, (b) vote in favor of the June Extension Amendment Proposal and any initial business combination presented by Altitude for approval by its stockholders, and (c) not Transfer (as such term is defined in the June Non-Redemption Agreements) any of their shares until the earlier of October 11, 2022 and the completion of Altitude’s initial business combination.

In connection with the June Non-Redemption Agreements, Gary Teplis, the Chief Executive Officer of the Company, agreed to pay to each June Non-Redeeming Stockholder $0.033 per share in cash per month through the October 11, 2023. As a result, Mr. Teplis paid a total of $184,929 to the June Non-Redeeming Stockholders.

Prior to the October Special Meeting, on October 5, 2022, Altitude entered into the October Non-Redemption Agreement with the October Non-Redeeming Stockholder holding an aggregate of 223,124 shares of Class A common stock. Pursuant to the October Non-Redemption Agreement, the October Non-Redeeming Stockholder agreed to (a) not redeem the shares in connection with the October Extension Amendment Proposal and (b) vote all of its shares in favor of the October Extension Amendment Proposal.

In connection with the October Non-Redemption Agreement, Mr. Teplis agreed to pay to the October Non-Redeeming Stockholder $0.05 per share per month through April 11, 2023, in a single cash payment within 45 days from the date of the October Non-Redemption Agreement. As a result, Mr. Teplis paid a total $66,937 to the October Non-Redeeming Stockholder.

Related Party Loans

In order to finance transaction costs in connection with an initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Altitude’s officers and directors may, but are not obligated to, loan Altitude funds as may be required. If Altitude completes an initial business combination, Altitude will repay the Working Capital Loans out of the proceeds of the Trust Account released to Altitude. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial business combination does not close, Altitude may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private warrants, including as to exercise price, exercisability and exercise period. As of the date of this proxy statement, no Working Capital Loans were outstanding.

Policy Concerning Related Person Transactions

The audit committee of our board of directors adopted a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who maybe a “related person” pursuant to Item 404 of Regulation S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (i) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party, (ii) the extent of the related party’s interest in the transaction, (iii) whether the transaction contravenes our code of ethics or other policies, (iv) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders and (v) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, Altitude may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

Picard

As of October 5, 2023, Picard has four related party or affiliated loans outstanding:

Related Party Loan 1: On June 15, 2023, the Company borrowed $350,000 from Hunniwell, which was interest-free and was repaid on July 6, 2023.

Related Party Loan 2: On June 26, 2023, Richard Fang, former Chief Executive Officer and current director of Picard, extended an interest free loan in the amount of $90,000.00 to Picard, which remains outstanding.

Related Party Loan 3: On July 13, 2023, the Company borrowed $350,000 from Hunniwell, which was interest-free and was repaid on September 7, 2023.

Related Party Loan 4: On August 3, 2023, Richard Fang, former Chief Executive Officer and current director of Picard, extended an interest free loan in the amount of $350,000.00 to Picard, which remains outstanding.

Related Person Transaction Policy Following the Business Combination

Upon consummation of the Business Combination, New Picard will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which New Picard or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 per year or 1% of the average of New Picard’s total assets for the last two completed fiscal years, and in which any Related Person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of New Picard’s officers or one of New Picard’s directors;

•	any person who is known by New Picard to be the beneficial owner of more than five percent (5%) of its voting stock; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of its voting stock.

New Picard will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of public shares that elect to have their public shares redeemed for cash in connection with the Business Combination. This section applies only to Holders that hold their public shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). For purposes of this discussion, because the components of a public unit are generally separable at the option of the holder, the holder of a public unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying public share and public warrant components of the public unit, and the discussion below with respect to actual Holders of public shares also should apply to holders of public units (as the deemed owners of the underlying public shares and public warrants that constitute the public units). Accordingly, the separation of public units into the public shares and public warrants underlying the units generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the U.S. Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a contrary position. Holders of public units are urged to consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of the transactions contemplated by the Business Combination (including any redemption of the public shares in connection therewith) with respect to any public shares held through the public units (including alternative characterizations of the public units).

This discussion does not address the U.S. federal income tax consequences to the Sponsor or its affiliates, officers or directors, or to any person of holding Founder Shares or private warrants. This discussion is limited to U.S. federal income tax considerations and does not address any estate or gift tax considerations or considerations arising under the tax laws of any U.S. state or local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules with respect to public shares;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•

partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or pass-through entities (including S Corporations), or persons that hold public shares through such a partnership or pass-through entity;

•	U.S. expatriates or former long-term residents of the United States;

•	persons that actually or constructively own five percent or more (by vote or value) of Altitude’s shares (except as specifically provided below);

•	persons that acquired their public shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold their public shares as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds public shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any public shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Business Combination and the exercise of their redemption rights with respect to their public shares in connection therewith.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

Altitude has not sought, and does not intend to seek, any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF PUBLIC SHARES ASSOCIATED WITH THEIR EXERCISE OF REDEMPTION RIGHTS IN CONNECTION THE BUSINESS COMBINATION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE BUSINESS COMBINATION AND THE EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of a public share who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Generally

The U.S. federal income tax consequences to a U.S. Holder of public shares that exercises its redemption rights with respect to its public shares to receive cash in exchange for all or a portion of its public shares will depend on whether the redemption qualifies as a sale of public shares under Section 302 of the Code. If the redemption qualifies as a sale of public shares by a U.S. Holder, the tax consequences to such U.S. Holder are as described below under the section entitled “— Taxation of Redemption Treated as a Sale of Public Shares.” If the redemption does not qualify as a sale of public shares, a U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to such U.S. Holder as described below under the section entitled “— Taxation of Redemption Treated as a Distribution.”

Whether a redemption of public shares qualifies for sale treatment will depend largely on the total number of shares of Altitude’s (including, after the Closing, New Picard’s) stock treated as held by the redeemed U.S. Holder before and after the redemption (including any stock of Altitude treated as constructively owned by the U.S. Holder as a result of owning public warrants) relative to all shares of Altitude’s (including, after the Closing, New Picard’s) stock outstanding both before and after the redemption. The redemption of public shares generally will be treated as a sale of public shares (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the U.S. Holder, (2) results in a “complete termination” of the U.S. Holder’s interest in Altitude or (3) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below. References to Altitude’s stock in the remainder of this section shall be deemed to also reference New Picard’s stock after the Closing.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a U.S. Holder takes into account not only shares of Altitude’s stock actually owned by the U.S. Holder, but also shares of Altitude’s stock that are constructively owned by it under certain attribution rules set forth in the Code. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include public shares which could be acquired pursuant to the exercise of public warrants. The application of these rules generally takes into account transactions that occur contemporaneously with the redemption, including issuances of New Picard securities in connection with the Business Combination.

In order to meet the substantially disproportionate test, the percentage of Altitude’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of public shares must, among other requirements, be less than eighty percent (80%) of the percentage of Altitude’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption (taking into account redemptions by other holders of public shares and the New Picard securities to be issued pursuant to the Business Combination). There will be a complete termination of a U.S. Holder’s interest if either (1) all of the public shares actually and constructively owned by the U.S. Holder are redeemed or (2) all of the public shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other public shares (including any stock constructively owned by the U.S. Holder as a result of owning public warrants). The redemption of public shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Altitude. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Altitude will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation where such stockholder exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of public shares will be treated as a corporate distribution to the redeemed U.S. Holder and the tax effects to such a U.S. Holder will be as described below under the section entitled “— Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed public shares will be added to the U.S. Holder’s adjusted tax basis in its remaining shares of Altitude’s stock or, if it has none, to the U.S. Holder’s adjusted tax basis in its public warrants or possibly in other shares of Altitude’s stock constructively owned by it.

U.S. Holders who actually or constructively own at least five percent (5%) by vote or value (or, if the public shares are not then considered to be publicly traded, at least one percent (1%) by vote or value) or more of the total outstanding shares of Altitude’s stock may be subject to special reporting requirements with respect to a redemption of public shares, and such holders should consult with their tax advisors with respect to their reporting requirements.

Taxation of Redemption Treated as a Distribution

If the redemption of a U.S. Holder’s public shares is treated as a corporate distribution, as discussed above under the section entitled “— Generally,” the amount of cash received in the redemption generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from Altitude’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Distributions in excess of Altitude’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its public shares. Any remaining excess will be treated as gain realized on the sale of public shares and will be treated as described below under the section entitled “— Taxation of Redemption Treated as a Sale of Public Shares.”

Taxation of Redemption Treated as a Sale of Public Shares

If the redemption of a U.S. Holder’s public shares is treated as a sale, as discussed above under the section entitled “— Generally,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received in the redemption and the U.S. Holder’s adjusted tax basis in the public shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the public shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

U.S. Holders who hold different blocks of public shares (including as a result of holding different blocks of public shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR PUBLIC SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.

Information Reporting and Backup Withholding

Payments of cash to a U.S. Holder as a result of the redemption of public shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner of a public share who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

Generally

The U.S. federal income tax consequences to a Non-U.S. Holder of public shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its public shares will depend on whether the redemption qualifies as a sale of the public shares redeemed, as described above under “U.S. Holders — Generally.” If such a redemption qualifies as a sale of public shares, the U.S. federal income tax consequences to the Non-U.S. Holder will be as described below under “— Taxation of Redemption Treated as a Sale of Public Shares.” If such a redemption does not qualify as a sale of public shares, the Non-U.S. Holder will be treated as receiving a corporate distribution, the U.S. federal income tax consequences of which are described below under “— Taxation of Redemption as a Distribution.”

Because it may not be certain at the time a Non-U.S. Holder is redeemed whether such Non-U.S. Holder’s redemption will be treated as a sale of shares or a corporate distribution, and because such determination will depend in part on a Non-U.S. Holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of thirty percent (30%) (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. Holder in redemption of such Non-U.S. Holder’s public shares, unless (a) the applicable withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (b) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving a dividend under the Section 302 tests described above under the section entitled “U.S. Holders — Generally”). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Taxation of Redemption as a Distribution

In general, any distributions made to a Non-U.S. Holder of public shares, to the extent paid out of Altitude’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Altitude will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its public shares and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the public shares, which will be treated as described below under “— Taxation of Redemption as a Sale of Public Shares.” In addition, if Altitude determines that it is likely to be classified as a “United States real property holding corporation” (see “— Taxation of Redemption as a Sale of Public Shares” below), the applicable withholding agent may withhold fifteen (15%) of any distribution that exceeds Altitude’s current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States, provided that such Non-U.S. Holder furnishes an IRS Form W-8ECI. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Taxation of Redemption as a Sale of Public Shares

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a redemption of public shares that is treated as a sale as described above under “— Generally,” unless:

(i)

the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii)

such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or

(iii)

Altitude is or has been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the public shares being disposed of, except, in the case where public shares are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), the Non-U.S. Holder is disposing of public shares and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of public shares at all times within the shorter of the five-year period preceding such disposition of public shares or such Non-U.S. Holder’s holding period for such public shares. There can be no assurance that public shares are or have been treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to public shares, including how a Non-U.S. Holder’s ownership of public warrants impacts the five percent (5%) threshold determination with respect to public shares. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%) (or a lower applicable tax treaty rate).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, Altitude may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such redemption. Altitude will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Altitude does not believe that it has been a United States real property holding corporation and does not expect to be a United States real property holding corporation at the time of the Business Combination. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether Altitude would be treated as a United States real property holding corporation in any year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a redemption of public shares that is treated as a sale for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on, and the proceeds from a sale of, public shares. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on public shares to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their redemption of public shares.

Altitude once again urges you to consult with your own tax adviser to determine the particular tax consequences to you (including the application and effect of any U.S. federal, state, local or foreign income or other tax laws) of the Business Combination and the exercise of redemption rights in connection therewith.

APPRAISAL RIGHTS

Appraisal rights are statutory rights under the DGCL that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. Stockholders are not entitled to exercise dissenters’ rights or appraisal rights under Delaware law in connection with the Business Combination. Dissenters’ rights or appraisal rights are unavailable under Delaware law in connection with the Business Combination to holders of Class A common stock because it is currently listed on a national securities exchange and such holders are not required to receive any consideration (other than continuing to hold their shares of Class A common stock). Holders of our Class A common stock may vote against the Business Combination Proposal or redeem their shares of Class A common stock if they are not in favor of the adoption of the Business Combination Agreement or the Business Combination. Dissenters’ rights or appraisal rights are unavailable under Delaware law in connection with the Business Combination to holders of our Founder Shares because they have agreed to vote in favor of the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Altitude Acquisition Corp., 400 Perimeter Center Terrace, Suite 151, Atlanta, Georgia 30346 or by telephone at (800) 508-1531, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and registrar for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Altitude Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the 2024 annual meeting of stockholders (the “2024 annual meeting”), you must provide it to Altitude between [●] and [●]. You should direct any proposals to New Picard’s Secretary at New Picard’s principal executive offices. To be timely, the notice must be received by the Secretary at New Picard’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 70 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the tenth day following the day on which public announcement of the date of the annual meeting is first made by Altitude. The inclusion of any stockholder proposal in the proxy materials for the 2024 annual meeting will be subject to the applicable rules of the SEC and New Picard’s Proposed Bylaws.

WHERE YOU CAN FIND MORE INFORMATION

Altitude files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Altitude’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the special meeting, you should contact Altitude at the following address and telephone number:

Altitude Acquisition Corp.

400 Perimeter Center Terrace, Suite 151

Atlanta, Georgia 30346

(800) 508-1531

Attention: Gary Teplis

You may also obtain these documents by requesting them in writing or by telephone from Altitude’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Tel: (800) 662-5200 (toll-free) or

(203) 658-9400 (banks and brokers can call collect)

Email: ALTU.info@investor.morrowsodali.com

If you are a stockholder of Altitude and would like to request documents, please do so no later than five (5) business days before the special meeting in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Altitude has been supplied by Altitude, and all such information relating to Picard has been supplied by Picard. Information provided by either Altitude or Picard does not constitute any representation, warranty, estimate or projection of any other party.

This document is a proxy statement of Altitude for the special meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, Altitude or Picard that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

Page
Altitude Acquisition Corp

Independent Auditor’s Report	F-2

Audited Financial Statements
Balance Sheets as of December 31, 2022 and 2021	F-3
Statements of Operations for the years ended December 31, 2022 and 2021	F-4
Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2022 and 2021	F-5
Statements of Cash Flows for the years ended December 31, 2022 and 2021	F-6
Notes to Audited Financial Statements	F-7

Condensed Consolidated Financial Statements
Condensed Consolidated Balance Sheets as of June 30, 2023 (Unaudited) and December 31, 2022	F-26
Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2023 and 2022	F-27
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Deficit for the six months ended June 30, 2023 and 2022	F-28
Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2023 and 2022	F-29
Notes to Unaudited Condensed Consolidated Financial Statements	F-30

Picard Medical, Inc.

Report of Independent Registered Public Accounting Firm (PCAOB ID: 206)	F-50
Audited Financial Statements
Consolidated Balance Sheets as of December 31, 2022 and 2021	F-51
Consolidated Statements of Operations and Comprehensive Loss year ended December 31, 2022,	F-52
Consolidated Statements of Changes in Temporary Equity and Stockholders’ Equity (Deficit) (Successor) and Consolidated Statement of Changes in Member’s Deficit (Predecessor)	F-53
Consolidated Statements of Cash Flows	F-54
Notes to the Consolidated Financial Statements	F-56

Condensed Consolidated Financial Statements (Unaudited)
Condensed Consolidated Balance Sheets as of June 30, 2023 (Unaudited) and December 31, 2022	F-87
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) for the six months ended June 30, 2023 and 2022	F-88
Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficit (Unaudited) for the six months ended June 30, 2023 and 2022	F-89
Condensed Consolidated Statements of Cash Flows (Unaudited) for the six months ended June 30, 2023 and 2022	F-90
Notes to the Condensed Consolidated Financial Statements (Unaudited)	F-92

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Altitude Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Altitude Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by April 11, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

March 23, 2023

PCAOB ID Number 100

ALTITUDE ACQUISITION CORP.

BALANCE SHEETS

	December 31, 2022	December 31, 2021
Assets
Current Assets
Cash	$760	$43,054
Prepaid expenses	815	187,288

Total current assets	1,575	230,342
Cash and investments held in Trust Account	16,975,796	300,026,796

Total Assets	$16,977,371	$300,257,138

Liabilities, Class A common stock subject to possible redemption and Stockholders’ Deficit
Current Liabilities
Accounts payable	$511,152	$174,803
Income tax payable	38,180	—
Advances from Sponsor	802,644	100,000
Due to related party	242,089	122,089

Total current liabilities	1,594,065	396,892
Warrant liability	1,383,449	13,449,283
Deferred legal fee	5,352,657	3,733,738
Deferred underwriting fee	10,500,000	10,500,000

Total Liabilities	18,830,171	28,079,913

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 1,672,102 and 30,000,000 shares subject to possible redemption at redemption value of $10.00 per share at December 31, 2022 and 2021, respectively	16,721,020	300,000,000
Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value, 280,000,000 shares authorized; and no non-redeemable shares issued and outstanding at December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 7,500,000 shares issued and outstanding at December 31, 2022 and 2021	750	750
Additional paid-in capital	251,866	—
Accumulated deficit	(18,826,436)	(27,823,525)

Total Stockholders’ Deficit	(18,573,820)	(27,822,775)

Total Liabilities, Class A common stock subject to possible redemption and Stockholders’ Deficit	$16,977,371	$300,257,138

The accompanying notes are an integral part of these financial statements.

ALTITUDE ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year ended December 31,	For the Year ended December 31,
	2022	2021
General and Administrative costs	$3,339,747	$6,019,788

Loss from operations	(3,339,747)	(6,019,788)
Other income
Interest income	2	24
Interest income earned on Trust	654,735	26,714
Gain on settlement of payable	—	860,699
Change in fair value of warrants	12,065,834	20,358,180

Total other income	12,720,571	21,245,617
Income before provision for income taxes	9,380,824	15,225,829
Provision for income taxes	(38,180)	—

Net income	$9,342,644	$15,225,829

Basic and diluted weighted average shares outstanding, Class A common stock	4,560,022	30,000,000

Basic and diluted net income per share, Class A common stock	$0.77	$0.41

Basic and diluted weighted average shares outstanding, Class B common stock	7,500,000	7,500,000

Basic and diluted net income per share, Class B common stock	$0.77	$0.41

The accompanying notes are an integral part of the financial statements.

ALTITUDE ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2020	—	$—	7,500,000	$750	$—	$(43,049,354)	$(43,048,604)
Net income	—	—	—	—	—	15,225,829	15,225,829

Balance as of December 31, 2021	—	—	7,500,000	750	—	(27,823,525)	(27,822,775)
Accretion of Class A common stock to redemption value	—	—	—	—	—	(345,555)	(345,555)
Contribution from CEO — Non-Redemption Agreements	—	—	—	—	251,866	—	251,866
Net income	—	—	—	—	—	9,342,644	9,342,644

Balance as of December 31, 2022	—	$—	7,500,000	$750	$251,866	$(18,826,436)	$(18,573,820)

The accompanying notes are an integral part of the financial statements.

ALTITUDE ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the Year ended December 31, 2022	For the Year ended December 31, 2021
Cash Flows from Operating Activities:
Net income	$9,342,644	$15,225,829
Adjustments to reconcile net income to net cash used in operating activities:
Interest income earned on Trust	(654,735)	(26,714)
Gain on settlement of payable	—	(860,699)
Unrealized loss/(gain) on change in fair value of warrants	(12,065,834)	(20,358,180)
Change in current assets and current liabilities:
Prepaid expenses	186,473	447,223
Due to related party	120,000	119,204
Deferred legal fees	1,618,919	4,594,437
Income tax payable	38,180	—
Advances from Sponsor	702,644	100,000
Accounts payable and accrued expenses	336,349	37,625

Net cash used in operating activities	(375,360)	(721,275)

Cash Flows from Financing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	81,200	—
Cash withdrawn from Trust Account in connection with redemption	283,624,535	—

Net cash provided by investing activities	283,705,735	—

Cash Flows from Financing Activities:
Contribution from CEO - Non Redemption Agreements	251,866	—
Redemptions of common stock	(283,624,535)	—

Net cash used in financing activities	(283,372,669)	—

Net Change in Cash	(42,294)	(721,275)
Cash—Beginning	43,054	764,329

Cash—Ending	$760	$43,054

Supplemental disclosure
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of the financial statements.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Altitude Acquisition Corp. (the “Company”) is a newly organized blank check company incorporated in Delaware on August 12, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from August 12, 2020 (inception) through December 31, 2022 relates to the Company’s formation and the initial public offering (“IPO”) described below, and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest.

The Company generates non-operating income in the form of interest income on investments held in Trust from the proceeds derived from the IPO and recognizes changes in the fair value of warrant liability as other income (expense).

Financing

The Company’s sponsor is Altitude Acquisition Holdco LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO (as described below) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2020 (the “Effective Date”). On December 11, 2020, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), including the issuance of 3,900,000 Units as a result of the partial exercise of the underwriters’ over-allotment option, at $10.00 per Unit generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of an aggregate of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to the Company’s Sponsor, generating gross proceeds to the Company of $8,000,000, which is described in Note 4.

Trust Account

Following the closing of the IPO on December 11, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (a) the completion of the Company’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within a specified time period (the “Combination Period”) following the closing of the IPO.

On June 10, 2022, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the Combination Period from June 11, 2022 to October 11, 2022.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

In connection with the amendment to the Company’s Amended and Restated Certificate of Incorporation, stockholders holding an aggregate of 24,944,949 shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.01 per share of the funds held in the Company’s trust account totaling $249,614,847.

On June 16, 2022, pursuant to the trust agreement dated as of December 8, 2020 between the Company and CST, the trustee of the Trust Account, the Company issued a request to CST to withdraw $81,200 of interest income from the Trust Account for the payment of the Company’s taxes.

On October 6, 2022, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the Combination Period from October 11, 2022 to April 11, 2023. In connection with the amendment to the Company’s Amended and Restated Certificate of Incorporation, stockholders holding an aggregate of 3,382,949 shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.05 per share of the funds held in the Company’s trust account totaling $34,009,688.

Initial Business Combination

The Company provided its public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of Class A common stock subject to redemption are recorded at a redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with an initial Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of an initial Business Combination and, if the Company seeks stockholder approval, such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination. The Company has until April 11, 2023 to consummate a Business Combination. However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their founder shares and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their founder shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their founder shares if the Company fails to complete the initial Business Combination within the Combination Period.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

Liquidity and Going Concern

As of December 31, 2022, the Company had cash outside the Trust Account of $760 available for working capital needs, and a negative working capital of approximately $1.6 million.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 for the founder shares, the loan under an unsecured promissory note from the Sponsor of $275,000, and advances from the Sponsor of $634,447. Subsequent to the consummation of the IPO and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account.

In addition, in order to finance transaction costs in connection with an initial Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.

At December 31, 2022 and 2021, the Company owed the Sponsor or its affiliates $802,644 and $100,000 related to advances, respectively.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing.

In addition, the Company has until April 11, 2023 to consummate a Business Combination. If the Company is unable to complete a Business Combination prior to April 11, 2023, the Company will redeem 100% of the outstanding public shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes, divided by the number of then outstanding public shares, subject to applicable law and as further described in registration statement, and then seek to dissolve and liquidate.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”)2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern through April 11, 2023, the scheduled liquidation date of the Company. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable,

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The warrants liabilities are the Company’s most significant estimate. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2022 and 2021, the Company did not have any cash equivalents.

Offering Costs

The Company complies with the requirements of ASC340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - “Expenses of Offering”. Offering costs consist of legal, accounting, underwriting fees and other costs that are directly related to the IPO. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A common stock are charged to the temporary equity.

Cash and Investments held in Trust Account

As of December 31, 2022, there was $16,975,796 in cash held in the trust account.

As of December 31, 2021, the assets held in the Trust Account were substantially held in mutual funds comprised of U.S. Treasury Bills.

On December 5, 2022, in order to mitigate the risk of being deemed an unregistered investment company, we instructed CST to liquidate the securities held in the trust account and instead hold all funds in the trust account in an interest-bearing bank deposit account. As a result, following such change, we will likely receive minimal, if any, interest, on the funds held in the trust account.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2022 and 2021, 1,672,102 and 30,000,000 shares of Class A common stock subject to possible redemption were presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income Per Common Share

The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of shares. The Company has not considered the effect of the warrants sold in the Initial Public Offering and the Private Placement to purchase an aggregate of 23,000,000 of the Company’s Class A common stock in the calculation of diluted income per share, since their exercise is contingent upon future events. As a result, diluted net income per common stock is the same as basic net income per common stock. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income per share for each class of common stock.

	For the year ended December 31,		For the year ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per share:
Numerator:
Allocation of net income	$3,532,553	$5,810,091	$12,180,663	$3,045,166
Denominator:
Weighted-average shares outstanding	4,560,022	7,500,000	30,000,000	7,500,000

Basic and diluted net income per share	$0.77	$0.77	$0.41	$0.41

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

significant adverse impact on the Company’s financial condition, results of operations, and cash flows. Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. As of December 31, 2022 and 2021, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The Company has determined that the warrants are a derivative instrument. FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and Public Warrants, using the residual method by allocating IPO proceeds first to fair value of the Public Warrants and then the Class A common stock.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. The fair value of the Public Warrants (as defined below) is classified as Level 1. See Note 9 for additional information on assets and liabilities measured at fair value.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

Recent Accounting Standards

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging —Contracts in Entity’ Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’ Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted ASU 2020-06 on January 1, 2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On December 11, 2020, the Company sold 30,000,000 Units, including 3,900,000 Units issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-half of one warrant (the “Public Warrants”) to purchase one share of Class A common stock. Each whole warrant will entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

The Company paid an underwriting fee at the closing of the IPO of $6,000,000. As of December 31, 2022 and 2021, an additional fee of $10,500,000 (see Note 6) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

All of the 30,000,000 Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In connection with the amendment to the Company’s Amended and Restated Certificate of Incorporation and the extension of the Combination period, on June 14, 2022 and October 12, 2022, stockholders holding an aggregate of 24,944,949 and 3,382,949, respectively, shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.01 and $10.05, respectively, per share of the funds held in the Company’s trust account, total amount $283,624,535.

The Class A common stock is recorded in accordance with in ASC480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of December 31, 2022 and 2021, the common stock reflected on the balance sheets are reconciled in the following table:

Class A common stock subject to possible redemption, January 1, 2021	$300,000,000
Class A common stock subject to possible redemption, December 31, 2021	300,000,000
Less:
Payment from Trust Account in connection with redemption of shares	(283,624,535)
Plus:
Accretion of carrying value to redemption value	345,555

Class A common stock subject to possible redemption, December 31, 2022	$16,721,020

Warrants

Each whole warrant will entitle the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any Founder Shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of twelve months from the closing of the IPO or thirty days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

prospectus is current. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

Once the warrants become exercisable, the Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company send the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the IPO held in the Trust Account.

The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, and (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting fees were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Company issued 8,625,000 shares of Class B common stock to the Sponsor for $25,000 in cash, or approximately $0.003 per share (the “Founder Shares”). On November 30, 2020 the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled. On December 8, 2020, as part of an upsizing of the IPO, the Company effected a stock split in which each issued share of Class B common stock that was outstanding was converted into one and forty-four one-thousandths shares of Class B common stock, resulting in an aggregate of 7,503,750 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split. The Founder Shares included an aggregate of up to 978,750 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. On December 11, 2020, the underwriters partially exercised their over-allotment option, hence, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration.

The Sponsor has agreed not to transfer, assign or sell its Founder Shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants for an aggregate purchase price of $8,000,000, or $1.00 per Private Placement Warrant (see Note 4).

Administrative Support Agreement

The Company has agreed, commencing on the date of the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), to pay an affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees. The Company incurred $120,000 and $120,000 of administrative service fee for year ended December 31, 2022 and 2021, respectively. At December 31, 2022 and 2021, due to related party includes amounts of $247,667 and $127,667, respectively, incurred under this arrangement.

Due to Related Party

As of December 31, 2022 and 2021, the Company had due to related party balances of $242,089 and $122,089, which consisted of $247,667 and $127,667 for the administrative service fees incurred (see above), net of $5,578 and $5,578 receivable from related party, respectively.

Advances from Sponsor

At December 31, 2022 and 2021, the Company owed the Sponsor or its affiliates $802,644 and $100,000 related to advances, respectively.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

Promissory Note — Related Party

On June 2, 2021, the Company issued an unsecured promissory note to the Sponsor for an aggregate available principal amount of $300,000 to be used for a portion of the expenses of the Business Combination. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of the Business Combination. The Company had no borrowings under the promissory note as of December 31, 2022 and 2021 and is no longer available to the company.

Non-Redemption Agreements

Prior to the June Special Meeting, on June 9, 2022, we entered the June Non-Redemption Agreements with the June Non-Redeeming Stockholders holding an aggregate of 1,250,000 shares of Class A common stock. Pursuant to the June Non-Redemption Agreements, the June Non-Redeeming Stockholders agreed to (a) not redeem any shares of Class A common stock held by them on the date of the Non-Redemption Agreements in connection with the June Extension Amendment Proposal, (b) vote all of their Shares in favor of the June Extension Amendment Proposal and any initial business combination presented by the Company for approval by its stockholders, and (c) not Transfer (as such term is defined in the June Non-Redemption Agreements) any of their shares until the earlier of October 11, 2022 and consummation of the Termination Date.

In connection with the June Non-Redemption Agreements, Gary Teplis, the Chief Executive Officer of the Company, agreed to pay to each June Non-Redeeming Stockholder $0.033 per share in cash per month through the Termination Date as a result Gary Teplis contributed a total of $184,929 as part of the executed June Non-Redemption Agreements.

Prior to the October Special Meeting, on October 5, 2022, we entered into the October Non-Redemption Agreement with the October Non-Redeeming Stockholder holding an aggregate of 223,124 shares of Class A common stock, par value $0.0001, of the Company. Pursuant to the October Non-Redemption Agreement, the October Non-Redeeming Stockholder agreed to (a) not redeem the shares in connection with the October Extension Amendment Proposal and (b) vote all of its shares in favor of the October Extension Amendment Proposal.

In connection with the October Non-Redemption Agreement, Gary Teplis, the Chief Executive Officer of the Company, agreed to pay to the October Non-Redeeming Stockholder $0.05 per Share per month through April 11, 2023, in a single cash payment within 45 days from the date of the October Non-Redemption Agreement as a result Gary Teplis contributed a total $66,937 as part of the executed October Non-Redemption Agreements.

Related Party Loans

In order to finance transaction costs in connection with an initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an initial Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At December 31, 2022 and 2021, no Working Capital Loans were outstanding.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, search for a target company and/or the completion of a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s ability to consummate an initial Business Combination may also be dependent on the ability to raise additional equity and debt financing, which may be impacted by the COVID-19 outbreak and the resulting market downturn. The balance sheets do not include any adjustments that might result from the outcome of this uncertainty.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e. non-U.S.) corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any repurchase by the Company of the Company’s stock that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, generally is expected to be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax on a redemption of Class A common stock or other stock of the Company in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of the redemption treated as a repurchase of stock in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a redemption treated as a repurchase of stock) and (iv) the content of regulations and other guidance from the Treasury. As noted above, the excise tax would be payable by the Company and not by the redeeming holder. The imposition of the excise tax could cause a reduction in the cash available on hand to complete a Business Combination or for effecting redemptions and may affect the Company’s ability to complete a Business Combination.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed prior to or on the Effective Date. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders are entitled to “piggy-back” registration rights.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

Underwriting Agreement

The underwriters had a 45-day option from December 11, 2020 to purchase up to an additional 3,915,000 Units to cover over-allotments, if any. On December 11, 2020, the underwriters partially exercised their over-allotment option and purchased an additional 3,900,000 Units. The unexercised portion of the over-allotment option was forfeited.

On December 11, 2020, the underwriters were paid a cash underwriting fee of $6,000,000, or 2% of the gross proceeds of the IPO. Additionally, the underwriters will be entitled to a deferred underwriting fee of $10,500,000, or 3.5% of the gross proceeds of the IPO held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Letter of Intent

On December 9, 2022, we entered into a non-binding letter of intent (“LOI”) for a business combination with the Target. The Target, a leader in its medical device field with a product that is commercially available and approved for use in over 30 countries, seeks additional expansion in the U.S. and globally.

Under the terms of the LOI, Altitude and the Target would be become a combined entity, with the Target’s existing equity holders rolling 100% of their equity into the combined public company. The proposed transaction values the Target at an enterprise value of $480 million and calls for the combined company to have at least $30 million in net cash at the time of closing. Altitude expects to announce additional details regarding the proposed business combination when a definitive merger agreement is executed, which is expected in the first quarter of 2023.

Completion of a business combination with the Target is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction by the board and stockholders of both Altitude and the Target. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. As of December 31, 2022 and 2021, there were no shares of preferred stock issued and outstanding.

Class A Common Stock — The Company is authorized to issue a total of 280,000,000 shares of Class A common stock at par value of $0.0001 each. As of December 31, 2022 and 2021, there were 1,672,102 and 30,000,000 shares of Class A common stock subject to redemption, which are included in temporary equity, respectively.

Class B Common Stock — The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. After giving retroactive effect to the forfeiture of shares and subsequent split described in Note 5, as of December 31, 2022 and 2021, there were 7,500,000 shares of Class B common stock issued and outstanding.

The Company’s initial stockholders have agreed not to transfer, assign or sell their Founder Shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

(B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any Founder Shares.

The shares of Class B common stock will automatically convert into shares of the Company’s Class A common stock at the time of its initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination or any private placement-equivalent units issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

NOTE 8. INCOME TAXES

The Company’s net deferred tax assets are as follows:

	December 31,	December 31,
	2022	2021
Deferred tax assets
Organizational costs/startup expenses	$1,892,241	$1,234,633
Federal net operating loss	—	57,315

Total deferred tax assets	1,892,241	1,291,948
Valuation allowance	(1,892,241)	(1,291,948)

Deferred tax assets, net of allowance	$—	$—

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

The income tax provision for the years ended December 31, 2022 and 2021 consists of the following:

	December 31,	December 31,
	2022	2021
Federal
Current	$38,180	$—
Deferred	(600,293)	(1,291,948)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	600,293	1,291,948

Income tax provision	$38,180	$—

As of December 31, 2022 and 2021, the Company has $0 and $272,928 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2022, the change in the valuation allowance was $600,293. For the year ended December 31, 2021, the change in the valuation allowance was $1,291,948.

Reconciliations of the federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2022 and 2021 are as follows:

	December 31,	December 31,
	2022	2021
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Permanent Book/Tax Differences	(27.0)%	(29.3)%
Change in valuation allowance	6.4%	8.5%
Other	0.0%	(0.2)%

Income tax provision	0.4%	—%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.

The provision for income taxes for the year ended December 31, 2022 was $38,180. The provision for income taxes was deemed to be immaterial for the year ended December 31, 2021.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

NOTE 9. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant Liability—Public Warrants	$877,500	$877,500	$—	$—
Warrant Liability—Private Placement Warrants	505,949	—	—	505,949

	$1,383,449	$877,500	$—	$505,949

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Money Market Funds held in Trust Account	$300,026,796	$300,026,796	$—	$—
Liabilities:
Warrant Liability—Public Warrants	$8,626,500	$8,626,500	$—	$—
Warrant Liability—Private Placement Warrants	4,822,783	—	—	4,822,783

	$13,449,283	$8,626,500	$—	$4,822,783

The measurement of the Public Warrants at December 31, 2022 and 2021 is classified as Level 1 due to the use of an observable market quote in an active market. As of December 31, 2022 and 2021, the aggregate value of Public Warrants was $877,500 and $8,626,500, respectively.

The estimated fair value of the Private Placement Warrants on December 31, 2022 and 2021 is determined using Level 3 inputs. Inherent in a Monte Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at December 31, 2022:

Input
Expected term (years)	1.15
Expected volatility	7.9%
Risk-free interest rate	4.68%
Exercise price	$11.50
Fair value of the common stock price	$9.92

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at December 31, 2021:

Input
Expected term (years)	5.37
Expected volatility	12.4%
Risk-free interest rate	1.29%
Exercise price	$11.50
Fair value of the common stock price	$9.90

The primary significant unobservable input used in the fair value measurement of the Company’s Private Placement Warrants is the expected volatility of the common stock. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement.

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the year ended December 31, 2022:

Warrant Liability
Fair value as of December 31, 2021	$4,822,783
Change in fair value	(4,316,834)

Fair value as of December 31, 2022	$505,949

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the year ended December 31, 2021:

Warrant Liability
Fair value as of December 31, 2020	$33,807,463
Transfer out of public warrants from Level 3 to Level 1	(8,626,500)
Change in fair value	(20,358,180)

Fair value as of December 31, 2021	$4,822,783

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after December 31, 2022 date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Altitude Acquisition Corp.

Note to Financial Statements

December 31, 2022

On January 9, 2023, the Company received a notice from the Listing Qualifications Department of Nasdaq stating that the Company failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2021, as required by Nasdaq Listing Rule 5620(a). In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the Company submitted a plan of compliance within 45 calendar days of receipt of the notice, which was accepted by Nasdaq who granted the Company until April 11th to hold the annual meeting.

ALTITUDE ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current Assets
Cash	$81,121	$760
Prepaid expenses	35,000	815

Total current assets	116,121	1,575
Cash held in Trust Account	13,612,504	16,975,796

Total Assets	$13,728,625	$16,977,371

Liabilities, Class A common stock subject to possible redemption and Stockholders’ Deficit:
Current Liabilities
Accounts payable	$1,198,055	$511,152
Income taxes payable	76,481	38,180
Advances from Sponsor	904,044	802,644
Promissory Note –Related Party	135,000	—
Due to related party, net	—	242,089

Total current liabilities	2,313,580	1,594,065
Warrant liability	1,311,338	1,383,449
Deferred legal fee	7,757,957	5,352,657
Deferred underwriting fee	10,500,000	10,500,000

Total liabilities	21,882,875	18,830,171

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value, 1,334,645 and 1,672,102 shares subject to possible redemption at redemption value of $10.00 per share at June 30, 2023 and December 31, 2022, respectively	13,346,531	16,721,020
Stockholders’ deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding at June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value, 280,000,000 shares authorized; 7,500,000 and 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, excluding 1,334,645 and 1,672,102 shares subject to possible redemption	750	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 0 and 7,500,000 shares issued and outstanding at June 30, 2023 and December 31, 2022	—	750
Additional paid-in capital	432,106	251,866
Accumulated deficit	(21,933,637)	(18,826,436)

Total stockholders’ deficit	(21,500,781)	(18,573,820)

Total liabilities, Class A common stock subject to possible redemption and stockholders’ deficit	$13,728,625	$16,977,371

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALTITUDE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Formation and General and Administrative costs	$1,799,105	$1,518,182	$3,418,295	$2,446,400

Loss from operations	(1,799,105)	(1,518,182)	(3,418,295)	(2,446,400)
Other income:
Interest income	18	—	38	1
Interest income earned on Trust	277,246	304,269	277,246	311,869
Unrealized (loss) gain on change in fair value of warrants	(98,324)	987,781	72,111	10,525,589

Total other income	178,940	1,292,050	349,395	10,837,459
(Loss) Income before income tax provision	(1,620,165)	(226,132)	(3,068,900)	8,391,059
Income tax provision	(38,301)	(8,780)	(38,301)	(8,780)

Net (loss) income	$(1,658,466)	$(234,912)	$(3,107,201)	$8,382,279

Basic and diluted weighted average shares outstanding, Class A common stock	1,877,359	25,339,955	5,007,342	27,657,104

Basic and diluted net (loss) income per share, Class A common stock	$(0.68)	$(0.01)	$(0.35)	$0.24

Basic and diluted weighted average shares outstanding, Class B common stock	576,923	7,500,000	3,977,901	7,500,000

Basic and diluted net (loss) income per share, Class B common stock	$(0.68)	$(0.01)	$(0.35)	$0.24

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALTITUDE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2022	—	$—	7,500,000	$750	$251,866	$(18,826,436)	$(18,573,820)
Sponsor administrative agreement waiver	—	—	—	—	242,089	—	242,089
Net loss	—	—	—	—	—	(1,448,735)	(1,448,735)

Balance as of March 31, 2023 (unaudited)	—	$—	7,500,000	$750	$493,955	$(20,275,171)	$(19,780,466)

Conversion of Common Stock to Class A Common Stock	7,500,000	750	(7,500,000)	(750)	—	—	—
Accretion of Class A common stock to redemption value	—	—	—	—	(61,849)	—	(61,849)
Net loss	—	—	—	—	—	(1,658,466)	(1,658,466)

Balance as of June 30, 2023 (unaudited)	7,500,000	$750	—	$—	$432,106	$(21,933,637)	$(21,500,781)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance as of December 31, 2021	—	$—	7,500,000	$750	$—	$(27,823,525)	$(27,822,775)
Net income	—	—	—	—	—	8,617,191	8,617,191

Balance as of March 31, 2022 (unaudited)	—	$—	7,500,000	$750	$—	$(19,206,334)	$(19,205,584)
Net loss	—	—	—	—	—	(234,912)	(234,912)
Accretion of Class A common stock to redemption value	—	—	—	—	—	(165,357)	(165,357)

Balance as of June 30, 2022 (unaudited)	—	$—	7,500,000	$750	$—	$(19,606,603)	$(19,605,853)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALTITUDE ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(3,107,201)	$8,382,279
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest income earned on Trust	(277,246)	(311,869)
Unrealized gain on change in fair value of warrants	(72,111)	(10,525,589)
Changes in current assets and current liabilities:
Prepaid expenses	(34,185)	88,250
Due to related party, net	—	60,000
Deferred legal fee	2,405,300	1,401,360
Income taxes payable	38,301	8,780
Advances from Sponsor	101,400	788,423
Accounts payable and accrued expenses	686,903	148,363

Net cash (used in) provided by operating activities	(258,839)	39,997

Cash Flows from Investing Activities:
Reimbursement of franchise tax payment	204,200	—
Cash withdrawn from Trust Account in connection with redemption	3,436,338	—

Net cash provided by investing activities	3,640,538	—

Cash Flows from Financing Activities:
Proceeds from issuance of promissory note to related party	135,000	—
Funds withdrawn from Trust Account	—	81,200
Redemption of Class A common stock	(3,436,338)	—

Net cash provided by financing activities	(3,301,338)	81,200
Net Change in Cash	80,361	121,197
Cash-Beginning	760	43,054

Cash-Ending	$81,121	$164,251

Supplemental Disclosure of Non-cash Financing Activities:
Waiver of amounts due to related party under the Administrative Support Agreement	$242,089	$—

Payment from Trust Account in connection with redemption of shares	$—	$249,614,847

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ALTITUDE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Altitude Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on August 12, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). The Company has two wholly-owned subsidiaries that were formed on March 30, 2023, Altitude Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”) and Altitude Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”).

As of June 30, 2023, the Company had not commenced any operations. All activity for the period from August 12, 2020 (inception) through June 30, 2023 relates to the Company’s formation and the initial public offering (“IPO”) described below, and, since the closing of the IPO, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest.

The Company generated non-operating income in the form of interest income on investments held in trust from the proceeds derived from the IPO through June 30, 2023 and recognizes changes in the fair value of warrant liability as other income (expense).

Financing

The Company’s sponsor is Altitude Acquisition Holdco LLC, a Delaware limited liability company (the “Sponsor”).

The registration statement for the Company’s IPO (as described below) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2020 (the “Effective Date”). On December 11, 2020, the Company consummated the IPO of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units, the “Public Shares”), including the issuance of 3,900,000 Units as a result of the partial exercise of the underwriters’ over-allotment option, at $10.00 per Unit generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of an aggregate of 8,000,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement (the “Private Placement”) to the Company’s Sponsor, generating gross proceeds to the Company of $8,000,000, which is described in Note 4.

Trust Account

Following the closing of the IPO on December 11, 2020, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Placement Warrants was placed in a trust account established for the benefit of the Company’s public stockholders (the “Trust Account”) which was initially invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (a) the completion of the Company’s initial Business Combination, (b) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation (“Charter”), and (c) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination within a specified time period (the “Combination Period”) following the closing of the IPO. On December 5, 2022, in order to mitigate the risk of being deemed an unregistered investment company, the Company instructed Continental Stock Transfer & Trust Company (“CST”), the trustee of the Trust Account, to liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in an interest-bearing bank deposit account.

On June 10, 2022, the Company’s stockholders approved an amendment to the Company’s Charter to extend the Combination Period from June 11, 2022 to October 11, 2022. In connection with the amendment to the Charter, stockholders holding an aggregate of 24,944,949 Public Shares exercised their right to redeem their shares for approximately $10.01 per share of the funds held in the Trust Account totaling $249,614,847.

On June 16, 2022, pursuant to the Investment Management Trust Agreement dated as of December 8, 2020 (“Trust Agreement”) between the Company and CST, the Company issued a request to CST to withdraw $81,200 of interest income from the Trust Account for the payment of the Company’s taxes.

On October 6, 2022, the Company’s stockholders approved a second amendment to the Charter to extend the Combination Period from October 11, 2022 to April 11, 2023. In connection with the amendment to the Charter, stockholders holding an aggregate of 3,382,949 Public Shares exercised their right to redeem their shares for approximately $10.05 per share of the funds held in the Trust Account totaling $34,009,688.

On April 7, 2023, the Company’s stockholders approved a third amendment to the Company’s Charter to give the Company’s board of directors (“Board”) the right to extend the Combination Period, without further stockholder vote, monthly, up to eight times for an additional one month each time, from April 11, 2023 up to December 11, 2023 (each, a “Monthly Extension”). Additionally, the Company’s stockholders approved amendments to the Charter to provide for a the right of a holder of Class B common stock of the Company, par value $0.001 per share (“Class B common stock”), to convert its shares of Class B common stock into shares of Class A common stock of the Company, par value $0.001 per share (“Class A common stock”), on a one-to-one basis at any time and from time to time at the election of the holder, and to remove (a) the limitation that the Company will not consummate a Business Combination if it would cause the Company’s net tangible assets to be less than $5,000,0001 following such redemptions and (b) the limitation that the Company will not redeem Public Shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. The Company’s stockholders also re-elected Hilton Sturisky as a Class I director for a three year term. In connection with the extension of the Combination Period, stockholders holding an aggregate of 337,457 Public Shares exercised their right to redeem their shares for approximately $10.08 per share of the funds held in the Trust Account, leaving approximately $13,460,674 in cash in the Trust Account after satisfaction of such redemptions.

The Board has exercised four (4) of its Monthly Extensions, on each of May 9, 2023, June 6, 2023, July 6, 2023, and August 3, 2023. Accordingly, the Combination Period currently extends through September 11, 2023.

Initial Business Combination

The Charter provides the Company’s public stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of the initial Business Combination either (i) in connection with a stockholder meeting called to approve the initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations).

The shares of Class A common stock subject to redemption are recorded at a redemption value and classified as temporary equity, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with an initial

Business Combination only if such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination. The Company has until September 11, 2023 to consummate a Business Combination (which date may be extended by the Board monthly up to December 11, 2023 in connection with the Monthly Extensions). However, if the Company is unable to complete a Business Combination within the Combination Period, the Company will redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, less up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Public Shares, subject to applicable law, and then seek to dissolve and liquidate.

The Sponsor, officers and directors have agreed to (i) waive their redemption rights with respect to their Founder Shares (defined below) and Public Shares in connection with the completion of the initial Business Combination, (ii) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation, and (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Combination Period.

Liquidity and Going Concern

As of June 30, 2023, the Company had cash outside the Trust Account of $81,121 available for working capital needs, and a negative working capital of approximately $1.9 million.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 for the Founder Shares, the loan under an unsecured promissory note from the Sponsor of $275,000, and advances from the Sponsor of $634,447. Subsequent to the consummation of the IPO and Private Placement, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the Private Placement not held in the Trust Account and from advances made by the Sponsor and its affiliates.

In addition, in order to finance transaction costs in connection with an initial Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). To date, there were no amounts outstanding under any Working Capital Loans.

At June 30, 2023, the Company owed the Sponsor or its affiliates $904,044 in advances and $135,000 in promissory notes and as of December 31, 2022, $802,644 related to these advances, respectively.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing.

In addition, the Company has until September 11, 2023, to consummate a Business Combination (which date may be extended by the Board monthly up to December 11, 2023 in connection with the Monthly Extensions). If the Company is unable to complete a Business Combination during the Combination Period, the Company will redeem 100% of the outstanding Public Shares for a pro rata portion of the funds held in the Trust Account, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, less up to $100,000 of interest to pay dissolution expenses, divided by the number of then outstanding Public Shares, subject to applicable law and as further described in the registration statement for the IPO, and then seek to dissolve and liquidate.

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15,“Disclosures of Uncertainties about an

Entity’s Ability to Continue as a Going Concern,” management determined that if the Company is unable to raise additional funds to alleviate liquidity needs as well as complete a Business Combination by September 11, 2023, the scheduled liquidation date of the Company (which date may be extended by the Board monthly up to December 11, 2023 in connection with the Monthly Extensions), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition as well as the date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 11, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s Sponsor has agreed that it will indemnify and hold harmless the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act (defined below). However, the Company has not asked its Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether its Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Company’s Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that its Sponsor would be able to satisfy those obligations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, which were formed on March 30, 2023. All significant intercompany balances and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2023 are not necessarily indicative of the results that may be expected through December 31, 2023 or any future periods.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on March 23, 2023.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS

Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised that has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with other public companies that are neither emerging growth companies nor emerging growth companies that have opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of these unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these unaudited condensed consolidated financial statements.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of these unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liability. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2023 and December 31, 2022, the Company did not have any cash equivalents.

Offering Costs

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A—“Expenses of Offering”. Offering costs consist of legal, accounting, underwriting fees and other costs that are directly related to the IPO. Offering costs are allocated to the separable financial instruments issued in the IPO based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities are expensed, and offering costs associated with the Class A common stock included in the Units sold in the IPO are charged to the temporary equity.

Cash held in Trust Account

As of June 30, 2023 and December 31, 2022, there was $13,612,504 and $16,975,796 in cash held in the Trust Account, respectively.

On December 5, 2022, in order to mitigate the risk of being deemed an unregistered investment company, the Company instructed CST to liquidate the securities held in the Trust Account and instead hold all funds in the Trust Account in an interest-bearing bank deposit account. As a result, following such change, the Company will likely receive minimal, if any, interest, on the funds held in the Trust Account.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ deficit. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2023 and December 31, 2022, 1,334,645 and 1,672,102 shares of Class A common stock subject to possible redemption were presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed consolidated balance sheets, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023, and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it. The Company’s effective tax rate was 0.97% and 0.54% for the three and six months ended June 30, 2023, respectively, and (3.88)% and 0.10% for the three and six months ended June 30, 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

The Company may be subject to potential examination by federal and state taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income Per Common Share

The Company has two classes of common stock, which are referred to as Class A common stock and Class B common stock. Earnings and losses are shared pro rata between the two classes of common stock. The Company has not considered the effect of the warrants sold in the IPO and the Private Placement to purchase an aggregate of 23,000,000 of the Company’s Class A common stock in the calculation of diluted (loss) income per share, since their exercise is contingent upon future events. As a result, diluted net (loss) income per share of common stock is the same as basic net (loss) income per share of common stock. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock.

	For the three months ended June 30, 2023		For the three months ended June 30, 2022
	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Basic and diluted net loss per share:
Numerator:
Allocation of net loss	$(1,268,614)	$(389,852)	$(181,263)	$(53,649)
Denominator:
Weighted-average shares outstanding	1,877,359	576,923	25,339,955	7,500,000
Basic and diluted net loss per share	$(0.68)	$(0.68)	$(0.01)	$(0.01)

	For the six months ended June 30, 2023		For the six months ended June 30, 2022
	Class A Common Stock	Class B Common Stock	Class A Common Stock	Class B Common Stock
Basic and diluted net (loss) income per share:
Numerator:
Allocation of net (loss) income	$(1,731,597)	$(1,375,604)	$6,594,103	$1,788,176
Denominator:
Weighted-average shares outstanding	5,007,342	3,977,901	27,657,104	7,500,000
Basic and diluted net (loss) income per share	$(0.35)	$(0.35)	$0.24	$0.24

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the statements of operations. Derivative assets and liabilities are classified on the consolidated balance sheets as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date. The

Company has determined that the warrants are a derivative instrument. FASB ASC 470-20, Debt with Conversion and Other Options addresses the allocation of proceeds from the issuance of convertible debt into its equity and debt components. The Company applies this guidance to allocate IPO proceeds from the Units between Class A common stock and Public Warrants (defined below), using the residual method by allocating IPO proceeds first to fair value of the Public Warrants and then the Class A common stock.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

The fair value of the Private Placement Warrants is based on a valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. The fair value of the Public Warrants (as defined below) is classified as Level 1. See Note 8 for additional information on assets and liabilities measured at fair value.

Recent Accounting Standards

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

On December 11, 2020, the Company sold 30,000,000 Units, including 3,900,000 Units issued pursuant to the underwriters’ partial exercise of their over-allotment option, at a purchase price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, and one-half of one warrant (the “Public Warrants”) to purchase one share of Class A common stock. Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Each Public Warrant will become exercisable on the later of 30 days after the completion of the initial Business Combination or 12 months from the closing of the IPO and will expire five years after the completion of the initial Business Combination, or earlier upon redemption or liquidation.

The Company paid an underwriting fee at the closing of the IPO of $6,000,000. As of June 30, 2023 and December 31, 2022, an additional fee of $10,500,000 (see Note 6) was deferred and will become payable upon the Company’s completion of an initial Business Combination. The deferred portion of the fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

All of the 30,000,000 shares of Class A common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Charter. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. In connection with the amendments to the Charter and the extensions of the Combination Period, on June 14, 2022, October 12, 2022, and April 7, 2023, stockholders holding an aggregate of 24,944,949, 3,382,949, and 337,457, respectively, shares of the Company’s Class A common stock exercised their right to redeem their shares for approximately $10.01, $10.05, and $10.08, respectively, per share of the funds held in the Company’s Trust Account, for a total aggregate amount of $287,060,872.

The Class A common stock is recorded in accordance within ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, the Company has the option to either accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or to recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company recognizes changes in redemption value immediately as they occur. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

As of June 30, 2023 and December 31, 2022, the common stock reflected on the condensed consolidated balance sheets are reconciled in the following table:

Gross proceeds from IPO	$300,000,000
Less:
Proceeds allocated to Public Warrants	(19,987,400)
Common stock issuance costs	(15,968,970)
Payment from Trust Account in connection with redemption of shares	(283,624,535)
Plus:
Accretion of carrying value to redemption value	36,301,925

Class A common stock subject to possible redemption, December 31, 2022	16,721,020

Plus:
Accretion of carrying value to redemption value	61,849
Less:
Redemption	(3,436,338)

Class A common stock subject to possible redemption, June 30, 2023	$13,346,531

Warrants

Each whole warrant will entitle the holder to purchase one share of the Company’s Class A common stock at a price of $11.50 per share, subject to adjustment as discussed herein. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Company’s Sponsor or its affiliates, without taking into account any Founder Shares held by the Company’s Sponsor or its affiliates, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The warrants will become exercisable on the later of twelve months from the closing of the IPO or thirty days after the completion of the Company’s initial Business Combination and will expire five years after the completion of the Company’s initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus is current. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In no event will the Company be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a Unit containing such warrant will have paid the full purchase price for the Unit solely for the share of Class A common stock underlying such Unit.

Once the warrants become exercisable, the Company may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	Upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, the management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” If the management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $8,000,000. The proceeds from the sale of the Private Placement Warrants were added to the proceeds from the IPO held in the Trust Account.

The Private Placement Warrants are identical to the Public Warrants except that the Private Placement Warrants, so long as they are held by the Sponsor or its permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial Business Combination, and (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting fees were paid with respect to such sale. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In August 2020, the Company issued 8,625,000 shares of Class B common stock to the Sponsor for $25,000 in cash, or approximately $0.003 per share (the “Founder Shares”). On November 30, 2020 the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled. On December 8, 2020, as part of an upsizing of the IPO, the Company effected a stock split in which each issued share of Class B common stock that was outstanding was converted into one and forty-four one-thousandths shares of Class B common stock, resulting in an aggregate of 7,503,750 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and stock split. The Founder Shares included an aggregate of up to 978,750 shares subject to forfeiture if the over-allotment option was not exercised by the underwriters in full. On December 11, 2020, the underwriters partially exercised their over-allotment option, hence, 975,000 Founder Shares were no longer subject to forfeiture and 3,750 Founder Shares were forfeited for no consideration.

The Sponsor has agreed not to transfer, assign or sell its Founder Shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any30-tradingday period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property.

On April 7, 2023, pursuant to the terms of the Charter, as amended, the Sponsor elected to convert 7,500,000 shares of Class B common stock held by it on a one-for-one basis into 7,500,000 shares of Class A common stock (see Note 6).

Private Placement Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 8,000,000 Private Placement Warrants for an aggregate purchase price of $8,000,000, or $1.00 per Private Placement Warrant (see Note 4).

Administrative Support Agreement

The Company has agreed, commencing on the date of the securities of the Company were first listed on The Nasdaq Capital Market (the “Listing Date”), to pay an affiliate of the Company’s Sponsor a monthly fee of an aggregate of $10,000 for office space, utilities and secretarial and administrative support. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying these monthly fees. During the quarter-ended March 31, 2023, the Sponsor agreed to waive the company’s payment obligation under the administrative support agreement and therefore has recognized contribution from Sponsor of $247,667.

Due from/to Related Party

As of December 31, 2022, the Company had due to related party balance of $242,089, which consisted of $247,667 for the administrative service fees incurred, net of $5,578 receivable from related party. During the quarter-ended March 31, 2023, the administrative service fee and receivable from related party was waived. As of June 30, 2023, there is no balance due from/to related party.

Advances from Sponsor

At June 30, 2023 and December 31, 2022, the Company owed the Sponsor or its affiliates $904,044 and $802,644 related to advances, respectively.

Promissory Note — Related Party

On June 2, 2021, the Company issued an unsecured promissory note to the Sponsor for an aggregate available principal amount of $300,000 to be used for a portion of the expenses of the Business Combination. This loan is non-interest bearing, unsecured and due at the earlier of December 31, 2021 or the closing of the Business Combination. The Company had no borrowings under the promissory note as of June 30, 2023 and December 31, 2022.

Promissory Note — Related Party

On April 25, 2023, the Company issued a promissory note (the “Promissory Note”) to the Sponsor. Pursuant to the Promissory Note, the Sponsor loaned the Company an aggregate principal amount of $135,000 for working capital purposes. The Promissory Note is non-interest bearing, non-convertible and payable on the earlier of the date on which the Company consummates its initial business combination or the liquidation of the Company. As of June 30, 2023 the Company has borrowed a total of $135,000 from the Sponsor.

Non-Redemption Agreements

Prior to the stockholder meeting at which the Company sought stockholder approval to extend the Combination Period from June 11, 2022 to October 11, 2022, on June 9, 2022, the Company entered non-redemption agreements (“June Non-Redemption Agreements”) with certain existing stockholders (“June Non-Redeeming Stockholders”) holding an aggregate of 1,250,000 shares of Class A common stock. Pursuant to the June Non-Redemption Agreements, the June Non-Redeeming Stockholders agreed to (a) not redeem any shares of Class A common stock held by them on the date of the June Non-Redemption Agreements in connection with the extension, (b) vote all of their shares in favor of the extension and any initial business combination presented by the Company for approval by its stockholders, and (c) not Transfer (as such term is defined in the June Non-Redemption Agreements) any of their shares until the earlier of October 11, 2022 and consummation of the Company’s initial business combination.

In connection with the June Non-Redemption Agreements, Gary Teplis, the Chief Executive Officer of the Company, agreed to pay to each June Non-Redeeming Stockholder $0.033 per share in cash per month through October 11, 2022, and as a result Mr. Teplis paid a total of $184,929 to the June Non-Redeeming Stockholders.

Prior to the stockholder meeting at which the Company sought stockholder approval to extend the Combination Period from October 11, 2022 to April 11, 2023, on October 5, 2022, the Company entered into a non-redemption agreement (“October Non-Redemption Agreement”) with an existing stockholder (“October Non-Redeeming Stockholder”) holding an aggregate of 223,124 shares of Class A common stock. Pursuant to the October Non-Redemption Agreement, the October Non-Redeeming Stockholder agreed to (a) not redeem the shares in connection with the extension and (b) vote all of its shares in favor of the extension.

In connection with the October Non-Redemption Agreement, Mr. Teplis agreed to pay to the October Non-Redeeming Stockholder $0.05 per share per month through June 11, 2023, in a single cash payment within 45 days from the date of the October Non-Redemption Agreement, and as a result Mr. Teplis paid a total $66,937 to the October Non-Redeeming Stockholder.

Related Party Loans

In order to finance transaction costs in connection with an initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes an initial Business Combination, the Company will repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that an initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from the Trust Account would be used to repay the Working Capital Loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. At June 30, 2023 and December 31, 2022, no Working Capital Loans were outstanding.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e. non-U.S.) corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any repurchase by the Company of the Company’s stock that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, generally is expected to be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax on a redemption of Class A common stock or other stock of the Company in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the excise tax, (ii) the fair market value of the redemption treated as a repurchase of stock in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a redemption treated as a repurchase of stock) and (iv) the content of regulations and other guidance from the Treasury.

Registration Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement signed prior to or on the Effective Date. These holders are entitled to make up to three demands, excluding short form registration demands, that the Company registers such securities for sale under the Securities Act. In addition, these holders are entitled to “piggy-back” registration rights.

Underwriting Agreement

The underwriters of the IPO had a 45-day option from December 11, 2020 to purchase up to an additional 3,915,000 Units to cover over-allotments, if any. On December 11, 2020, the underwriters partially exercised their over-allotment option and purchased an additional 3,900,000 Units. The unexercised portion of the over-allotment option was forfeited.

On December 11, 2020, the underwriters were paid a cash underwriting fee of $6,000,000, or 2% of the gross proceeds of the IPO. Additionally, the underwriters will be entitled to a deferred underwriting fee of $10,500,000, or 3.5% of the gross proceeds of the IPO held in the Trust Account upon the completion of the Company’s initial Business Combination subject to the terms of the underwriting agreement.

Charter Amendment

On April 7, 2023, the Company held an annual meeting of stockholders (the “Annual Meeting”), the Company’s stockholders approved several proposals to amend the Company’s Charter to (i) permit the Board to extend the date by which the Company must complete a Business Combination from April 11, 2023 monthly up to eight (8) times for an additional one month each time, up to December 11, 2023, (ii) provide for a the right of a holder of Class B common stock to convert its shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder and (iii) remove (a) the limitation that the Company will not consummate a business combination if it would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions and (b) the limitation that the Company will not redeem Public Shares that would cause the Company’s net tangible assets to be less than $5,000,001 following such redemptions. The Company’s stockholders also re-elected Hilton Sturisky as a Class I director for a three year term.

In connection with the Annual Meeting, stockholders holding an aggregate of 337,457 Public Shares exercised their right to redeem their shares for approximately $10.08 per share of the funds held in the Trust Account, leaving approximately $13,460,674 in cash in the Trust Account after satisfaction of such redemptions.

Conversion of Class B Common Stock

On April 7, 2023, pursuant to the terms of the Charter, as amended, the Sponsor, the holder of an aggregate of 7,500,000 shares of Class B common stock, elected to convert each outstanding share of Class B common stock held by it on a one-for-one basis into shares of Class A common stock, with immediate effect. Following such conversion, as of April 7, 2023, the Company had an aggregate of 8,834,645 shares of Class A common stock issued and outstanding and 0 shares of Class B common stock issued and outstanding.

Business Combination Agreement

On April 23, 2023, the Company, entered into a business combination agreement (the “Business Combination Agreement”) by and among the Company, Merger Sub I, Merger Sub II, Picard Medical, Inc., a Delaware corporation (“Picard”) and Hunniwell Picard I, LLC, solely in its capacity as the representative, agent and attorney-in-fact of the security holders of Picard. The Business Combination Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into Picard (the “First Merger”), with Picard surviving as a wholly-owned subsidiary of the Company (the “Surviving Corporation”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing”), it is anticipated that the Company will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), will automatically convert into one (1) share of common stock of Picard, par value $0.001 per share (“Picard Common Stock”). Each of Picard’s convertible notes that are outstanding prior to the First Merger, if any, will convert prior to the First Merger into shares of Picard Common Stock in accordance with the terms of such convertible notes. Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) will be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.001 per share (“New Picard Common Stock”), and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into a New Picard option with the same terms and conditions. Each of Picard’s warrants that are outstanding and unexercised prior to the First Merger, whether or not then vested or exercisable, will be assumed by New Picard and will be converted into a warrant to acquire shares of New Picard Common Stock and will be subject to the same terms and conditions that applied to the Picard warrant immediately prior to the First Merger.

The Earnout Warrants will be held in escrow following the Closing and will be released to the Picard securityholders if, at any time during the five (5) year period following the Closing, the dollar volume-weighted average price (“VWAP”) of New Picard Common Stock for any 20 trading days within any 30 trading day period is greater than $12.50.

At the Closing, New Picard will issue 100,000 shares of New Picard Common Stock and 30,000 New Picard Warrants to certain service providers of the Company.

Sponsor Support Agreement

In connection with the execution of the Business Combination Agreement, on April 23, 2023, the Sponsor entered into a support agreement with the Company and Picard (the “Sponsor Support Agreement”). Under the Sponsor Support Agreement, Sponsor agreed to vote, at any meeting of the stockholders of the Company, and in any action by written consent of the stockholders of the Company, all of the common stock of the Company held by the Sponsor in favor of the Mergers and related actions. The Sponsor Support Agreement prohibits the Sponsor from, among other things, selling, assigning or transferring or redeeming any shares of Class A common stock held by it. In addition, the Sponsor Support Agreement provides that the Sponsor will, in connection with the Closing (x) forfeit up to 4,500,000 shares of Class A common stock held by the Sponsor immediately prior to the Closing, with such number of forfeited shares to be reduced by 20,000 shares for each $1,000,000 by which the proceeds of the Closing Offering (as defined in the Business Combination Agreement) plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given to incentivize non-redemption and the repayment of any outstanding debt to the Sponsor) together with the proceeds from any Picard Financing (as defined in the Business Combination Agreement), exceeds $38,000,000,

(y) forfeit 6,500,000 Private Placement Warrants held by Sponsor immediately prior to the Closing, and (z) deposit with CST, acting as escrow agent, 1,250,000 shares of Class A common stock (the “Sponsor Earnout Shares”) and 1,000,000 Private Placement Warrants (the “Sponsor Earnout Warrants” and together with the Sponsor Earnout Shares, the “Sponsor Earnout Securities”). The Sponsor Earnout Securities will be released to the Sponsor upon achievement of the following milestones at any time during the five year period following the Closing: (i) 500,000 Sponsor Earnout Shares will be released if the VWAP of New Picard Common Stock is equal to or greater than $12.50 for any 20 trading days within any 30 trading day period, (ii) 250,000 Sponsor Earnout Shares and 1,000,000 Earnout Warrants will be released upon the closing of the acquisition by the Company or New Picard, as applicable, of at least 10,000,000 Company Warrants or New Picard Warrants, as applicable, from public investors, and (iii) 750,000 Sponsor Earnout Shares will be released upon the release of the Sponsor Earnout Shares and Sponsor Earnout Warrants pursuant to both (i) and (ii) of this paragraph. Any Sponsor Earnout Securities that have not been released from escrow on the date that is five years after the Closing will be forfeited.

Picard Support Agreements

In connection with the execution of the Business Combination Agreement, on April 23, 2023, certain Picard stockholders holding an aggregate of approximately 90% of the outstanding Picard equity, on an as-converted to Picard Common Stock basis, and 100% of the outstanding Picard Preferred Stock (together, the “Picard Supporting Stockholders”) entered into support agreements with the Company and Picard (the “Picard Support Agreements”). Under the Picard Support Agreements, each Picard Supporting Stockholder has executed and delivered a written consent with respect to the outstanding shares of Picard Common Stock and Picard Preferred Stock held by such Picard Supporting Stockholder (the “Subject Picard Shares”) approving the Business Combination Agreement and the transactions contemplated thereby. In addition to the foregoing, each Picard Supporting Stockholder agreed that at any meeting of the holders of Picard capital stock, each such Picard Supporting Stockholder will appear at the meeting, in person or by proxy, and cause its Subject Picard Shares to be voted (i) to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including the Mergers; (ii) against any (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of Picard (a “Alternative Proposal”); and (iii) against any amendment of the certificate of incorporation, or bylaws of Picard or proposal or transaction that would impede or frustrate the provisions of the Picard Support Agreements, the Business Combination Agreement or the transactions contemplated thereby. In addition, the Picard Support Agreements prohibit the Picard Supporting Stockholders from, among other things, (i) transferring any of the Subject Picard Shares; (ii) entering into (a) any option, warrant, purchase right, or other contact that would require the Picard Support Stockholders to transfer the Subject Picard Shares, or (b) any voting trust, proxy or other contract with respect to the voting or transfer of the Subject Picard Shares; or (iii) or taking any action in furtherance of the forgoing.

The Picard Support Agreement provides that the Picard Supporting Stockholders will not directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive any nonpublic information relating to the Picard or its subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence with respect to voting of the Picard capital stock intending to facilitate any Alternative Proposal or cause any holder of shares of Picard capital stock not to vote to adopt the Business Combination Agreement and approve the Mergers and the other transactions contemplated thereby, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of Picard that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing.

Picard’s Supporting Stockholders each also irrevocably waived, and agreed not to exercise or assert, any dissenters’ or appraisal rights under Delaware law in connection with the Mergers and the Business Combination Agreement.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the agreements described below.

Registration Rights Agreement

In connection with the Closing, the Company, Picard, and certain of their respective stockholders will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, New Picard will be required to register for resale securities held by the stockholders party thereto. In addition, the holders will have certain demand and “piggyback” registration rights. New Picard will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement.

Lock-Up Agreement

In connection with the Closing, the Company and certain record and/or beneficial owner of equity securities of Picard (“Holders”) will enter into a lock-up agreement (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Holders will agree, subject to customary exceptions, not to transfer (a) any shares of New Picard Common Stock received by them as consideration in the Mergers (the “Lock-Up Shares”) for the period ending on the earliest of (x) the date that is one (1) year following the Closing Date, (y) the date on which the closing price of shares of New Picard Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which New Picard completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of New Picard’s stockholders having the right to exchange their shares of New Picard Common Stock for cash, securities or other property and (b) any warrants of received as consideration in the Mergers (including the Earnout Warrants) for a period of 30 days after Closing.

NOTE 7. STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue a total of 1,000,000 shares of preferred stock at par value of $0.0001 each. As of June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued and outstanding.

Class A Common Stock — The Company is authorized to issue a total of 280,000,000 shares of Class A common stock at par value of $0.0001 each. As of June 30, 2023 and December 31, 2022, there were 8,834,645 and 1,672,102 shares of Class A common stock subject to redemption, of which 1,334,645 and 1,672,102, are included in temporary equity, respectively.

Class B Common Stock — The Company is authorized to issue a total of 20,000,000 shares of Class B common stock at par value of $0.0001 each. After giving retroactive effect to the forfeiture of shares and subsequent split described in Note 5, as of June 30, 2023 and December 31, 2022, there were 0 and 7,500,000 shares of Class B common stock issued and outstanding. On April 7, 2023, pursuant to the terms of the Charter, the Sponsor, the holder of an aggregate of 7,500,000 shares of Class B common stock, elected to convert each outstanding share of Class B common stock held by it on a one-for-one basis into shares of Class A common stock, with immediate effect.

The Company’s initial stockholders have agreed not to transfer, assign or sell their Founder Shares until the earlier to occur of (A) one year after the completion of the Company’s initial Business Combination or (B) subsequent to the Company’s initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any30-tradingday period commencing at least 150 days after the Company’s initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of common stock for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial stockholders with respect to any Founder Shares.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, with each share of common stock entitling the holder to one vote.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at June 30, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	June 30, 2023	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant Liability—Public Warrants	$825,000	$825,000	$—	$—
Warrant Liability—Private Placement Warrants	486,338	—	—	486,338

	$1,311,338	$825,000	$—	$486,338

The following table presents information about the Company’s liabilities that are measured at fair value on a recurring basis at December 31, 2022, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	December 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Warrant Liability—Public Warrants	$877,500	$877,500	$—	$—
Warrant Liability—Private Placement Warrants	$505,949	—	—	505,949

	$1,383,449	$877,500	$—	$505,949

The measurement of the Public Warrants at June 30, 2023 and December 31, 2022 is classified as Level 1 due to the use of an observable market quote in an active market. As of June 30, 2023 and December 31, 2022, the aggregate value of Public Warrants was $825,000 and $877,500, respectively. During the period ended June 30, 2023 and year ended December 31, 2022 there were no transfers between Level 1, 2 and 3 on the derivative warrant liabilities.

The estimated fair value of the Private Placement Warrants on June 30, 2023 and December 31, 2022 is determined using Level 3 inputs. Inherent in a Monte Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at June 30, 2023:

Input	June 30, 2023
Expected term (years)	0.96
Expected volatility	7.7%
Risk-free interest rate	5.40%
Exercise price	$11.50
Fair value of the common stock price	$10.05

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at December 31, 2022:

Input	December 31, 2022
Expected term (years)	1.15
Expected volatility	7.9%
Risk-free interest rate	4.68%
Exercise price	$11.50
Fair value of the common stock price	$9.92

The primary significant unobservable input used in the fair value measurement of the Company’s Private Placement Warrants is the expected volatility of the common stock. Significant increases (decreases) in the expected volatility in isolation would result in a significantly higher (lower) fair value measurement.

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the three and six months ended June 30, 2023:

Warrant Liability
Fair value as of December 31, 2022	$505,949
Change in fair value	(60,935)

Fair value as of March 31, 2023	$445,014
Change in fair value	41,324

Fair value as of June 30, 2023	$486,338

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the three and six months ended June 30, 2022:

Warrant Liability
Fair value as of December 31, 2021	$4,822,783
Change in fair value	(3,428,308)

Fair value as of March 31, 2022	1,394,475
Change in fair value	(344,281)

Fair value as of June 30, 2022	$1,050,194

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed consolidated balance sheet dates, up to the date on which the condensed consolidated financial statements were issued. Based upon this review, other than described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On July 6, 2023, the Company issued a press release announcing that its board of directors (the “Board”) had elected to extend the Combination Period from July 11, 2023 for an additional month to August 11, 2023, the fourth of eight potential Monthly Extensions available to the Company. Further, on August 3, 2023, the Company issued a press release announcing that the Board had elected to extend the Combination Period from August 11, 2023 to September 11, 2023, the fifth of eight potential Monthly Extensions available to the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Picard Medical, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Picard Medical, Inc. and its subsidiary (collectively, the “Company”) as of December 31, 2022 and 2021 (Successor), the related consolidated statements of operations and comprehensive loss, changes in temporary equity and stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022 (Successor), the period from September 27, 2021 to December 31, 2021 (Successor), the consolidated statements of operations and comprehensive loss, changes in member’s equity and cash flows for the period from January 1, 2021 to September 26, 2021 (Predecessor) of SynCardia Systems, LLC and its subsidiary, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021 (Successor), and the results of their operations and their cash flows for the year ended December 31, 2022 (Successor), the period from September 27, 2021 to December 31, 2021 (Successor) and for the period from January 1, 2021 to September 26, 2021 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2022.

Houston, Texas

August 14, 2023

PICARD MEDICAL, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2022	2021
	(Successor)	(Successor)
Assets
Current assets:
Cash and cash equivalents	$152	$5,254
Accounts receivable	882	1,092
Inventory, net	7,326	7,413
Due from related parties	2,760	—
Prepaid expenses and other current assets	1,003	613

Total current assets	12,123	14,372

Property and equipment, net	712	913
Finance lease right-of-use assets, net	60	—
Operating lease right-of-use assets, net	1,159	—
Intangible assets, net	771	858
Goodwill	615	615
Due from related parties	—	102

Total assets	$15,440	$16,860

Liabilities, Temporary Equity and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,012	$1,840
Capital lease liability	—	19
Current portion of finance lease liability	10	—
Current portion of operating lease liability	257	—
Other accrued liabilities	720	946

Total current liabilities	2,999	2,805

Finance lease liability, net of current portion	13	—
Operating lease liability, net of current portion	1,059	—
Contingent share issuance liability	—	1,190

Total liabilities	4,071	3,995

Commitments and contingencies (Note 8)

Temporary equity:
Preferred stock, $0.0001 par value; 30,000,000 shares authorized; 18,406,857 and 12,065,000 Series A-1 issued and outstanding as of December 31, 2022 and 2021, respectively; liquidation value $20,289 and $12,446 as of December 31, 2022 and 2021, respectively	20,265	12,065

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 45,000,000 shares authorized; 3,690,571 and 2,585,560 shares issued and outstanding as of December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	3,923	2,585
Accumulated other comprehensive income	398	264
Accumulated deficit	(13,217)	(2,049)

Stockholders’ equity (deficit)	(8,896)	800

Total liabilities, temporary equity and stockholders’ equity (deficit)	$15,440	$16,860

The accompanying notes are an integral part of these consolidated financial statements.

PICARD MEDICAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 27 to December 31, 2021	January 1 to September 26, 2021
Revenues, net:
Products	$3,737	$1,181	$4,043
Rentals	376	246	642

Total revenues	4,113	1,427	4,685

Cost of revenues:
Products	7,674	1,745	4,197
Rentals	1,427	354	897

Total cost of revenues	9,101	2,099	5,094

Gross loss	(4,988)	(672)	(409)

Operating expenses:
Research and development	1,902	359	1,109
Selling, general and administrative	4,177	1,056	4,368

Total operating expenses	6,079	1,415	5,477

Operating loss	(11,067)	(2,087)	(5,886)

Other income and (expense):
Interest income	9	2	—
Interest expense	(5)	(2)	(5,819)
Gain on revaluation of derivatives	—	—	1,678
Gain from forgiveness of Paycheck Protection Program loans	—	—	3,704
Other income (expense), net	(94)	(11)	50

Loss before income taxes	(11,157)	(2,098)	(6,273)

Provision for income taxes	11	7	—

Net loss	$(11,168)	$(2,105)	$(6,273)

Undeclared Series A-1 preferred dividends	(1,502)	(381)	—

Net loss attributable to common stockholders	$(12,670)	$(2,486)	$(6,273)

Net loss per share – basic and diluted	$(4.88)	$(0.96)	$—

Weighted average common shares outstanding - basic and diluted	2,597,670	2,585,560	—

Comprehensive Loss:
Net loss	$(11,168)	$(2,105)	$(6,273)
Foreign currency translation adjustments, net of tax	134	264	(24)

Comprehensive loss	$(11,034)	$(1,841)	$(6,297)

The accompanying notes are an integral part of these consolidated financial statements.

PICARD MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)

Period from September 27, 2021, to December 31, 2022 (Successor)

CONSOLIDATED STATEMENT OF CHANGES IN MEMBER’S DEFICIT

Period from January 1, 2021, to September 26, 2021 (Predecessor)

(In thousands, except share amounts)

	Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total
Successor:
Balances as of September 27, 2021	12,065,000	$12,065	—	$—	$—	$56	$—	$56
Issuance of common stock in business combination	—	—	2,585,560	—	2,585	—	—	2,585
Net loss	—	—	—	—	—	(2,105)	—	(2,105)
Translation adjustment	—	—	—	—	—	—	264	264

Balances as of December 31, 2021	12,065,000	12,065	2,585,560	—	2,585	(2,049)	264	800
Issuance of common stock under antidilution contingency	—	—	1,105,011	—	1,190	—	—	1,190
Issuance of Series A-1 Preferred Stock in exchange for cash	6,341,857	8,200	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	148	—	—	148
Net loss	—	—	—	—	—	(11,168)	—	(11,168)
Translation adjustment	—	—	—	—	—	—	134	134

Balances as of December 31, 2022	18,406,857	$20,265	3,690,571	$—	$3,923	$(13,217)	$398	$(8,896)

	Member’s Units		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Units	Amount
Predecessor:
Balances as of January 1, 2021	1,000	$—	$8,914	$(71,011)	$(254)	$(62,351)
Transaction costs paid by related party			181			181
Net loss	—	—	—	(6,273)	—	(6,273)
Translation adjustment	—	—	—	—	(24)	(24)

Balances as of September 26, 2021	1,000	$—	$9,095	$(77,284)	$(278)	$(68,467)

The accompanying notes are an integral part of these consolidated financial statements.

PICARD MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 27 to December 31, 2021	January 1 to September 26, 2021
Cash flows from operating activities:
Net loss	$(11,168)	$(2,105)	$(6,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	545	91	506
Stock-based compensation	148	—	—
Provision for excess and obsolete inventory	1,678	37	123
Gain from forgiveness of Paycheck Protection Program loans	—	—	(3,704)
Gain on revaluation of derivatives	—	—	(1,678)
Amortization of debt discount	—	—	157
Changes in operating assets and liabilities:
Accounts receivable	210	(85)	45
Inventory	(1,591)	(550)	1,673
Prepaid expenses and other assets	(390)	50	(145)
Accounts payable	107	(1,258)	(94)
Due to related party	—	—	(51)
Accrued expenses and other liabilities	(262)	(272)	383
Deferred revenue	—	—	(363)

Net cash used in operating activities	(10,723)	(4,092)	(9,421)

Cash flows from investing activities:
Purchase of property and equipment	(29)	(66)	(43)
Increase in note receivable from related party	(8)	(102)	—
Acquisition of business, net of cash acquired	—	(306)	—

Net cash used in investing activities	(37)	(474)	(43)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	5,550	—	—
Proceeds from convertible loans	—	—	2,500
Proceeds from related party loans	—	—	4,996
Transaction costs paid by related party	—	—	181
Proceeds from Paycheck Protection Program loan	—	—	1,873
Repayments under finance leases	(26)	—	—
Repayments under capital leases	—	(11)	(33)

Net cash provided by (used in) financing activities	5,524	(11)	9,517

Effect of exchange rate changes on cash and cash equivalents	134	264	(24)

Net (decrease) increase in cash and cash equivalents	(5,102)	(4,313)	29

Cash and cash equivalents at beginning of period	5,254	9,567	241

Cash and cash equivalents at end of period	$152	$5,254	$270

The accompanying notes are an integral part of these consolidated financial statements.

PICARD MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Amounts in thousands)

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 27 to December 31, 2021	January 1 to September 26, 2021
Supplemental disclosure of cash flow information:
Cash paid for interest	$2	$—	$—

Cash paid for income taxes	$2	$—	$—

Non-cash investing and financing activities:
Property and equipment acquired under finance leases	$30	$—	$—

Operating lease liabilities arising from obtaining right-of-use assets	$1,311	$—	$—

Issuance of Series A-1 Preferred Stock in exchange for convertible notes	$5,500	$—	$—

Subscription receivable from related party	$2,650	$—	$—

Shares issued under contingent share issuance liability	$1,190	$—	$—

Shares issued in business combination	$—	$2,585	$—

Acquisition of property and equipment included in accounts payable	$68	$3	$61

The accompanying notes are an integral part of these consolidated financial statements.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND MANAGEMENT’S PLAN

Picard Systems, Inc. was originally incorporated in the state of Delaware on April 8, 2021, for the purpose of investing in and acquiring medical device companies, including SynCardia Systems, LLC (“SynCardia”) and its fully consolidated subsidiary SynCardia Systems Europe, GmbH (“SynCardia GmbH”). On September 27, 2021, Picard Systems, Inc. acquired all of the authorized and outstanding membership units of SynCardia and it changed its name to Picard Medical, Inc. (“PMI”).

The accompanying consolidated financial statements include the accounts of 1) PMI and its wholly-owned subsidiary SynCardia and its consolidated subsidiary SynCardia GmbH (collectively, the “Successor”) as of December 31, 2022 and 2021, and for the year ended December 31, 2022, and for the period from September 27, 2021, the date of acquisition, through December 31, 2021 and 2) SynCardia and its wholly-owned subsidiary SynCardia GmbH (collectively, the “Predecessor”) for the period January 1, 2021, through September 26, 2021. All intercompany transactions and balances have been eliminated upon consolidation.

SynCardia is engaged in the business of designing, manufacturing, production, supply, marketing and sale of medical device products, including TAH. The TAH is an implantable system designed to assume the full function of a failed human heart in patients suffering from advanced heart failure. SynCardia has one operating subsidiary, SynCardia GmbH, which was formed to facilitate the sale and distribution of SynCardia’s products throughout Europe.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), on a going concern basis, which contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company maintains its accounting records under the accrual method of accounting in conformity with US GAAP.

The accompanying consolidated balance sheets as of December 31, 2022 and 2021, and the consolidated statements of operations and comprehensive loss, temporary equity and stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022, and for the period from September 27, 2021, through December 31, 2021, are labeled as “Successor”. As more fully described in Note 3, the Successor financial statements have been prepared reflecting acquisition accounting resulting from the acquisition of SynCardia (the “Acquisition”). For purposes of financial reporting, Syncardia was deemed to be the predecessor company and PMI is deemed to be the successor company in accordance with the rules and regulations issued by the Securities and Exchange Commission (“SEC”). Accordingly, the acquired assets and liabilities have been recorded using their fair values as of September 27, 2021. The consolidated statements of operations and comprehensive loss, member’s deficit, and cash flows for the period from January 1, 2021, to September 26, 2021, do not include adjustments or transactions attributable to the Acquisition and are labeled “Predecessor”. The financial statements for such period have been prepared using the Predecessor’s historical bases in the assets and liabilities and historical results of operations related to the Predecessor’s business. As a result of the acquisition accounting as of September 27, 2021, the financial statements of the Successor periods are presented on a different basis and are therefore not comparable to the financial statements of the Predecessor. Accordingly, a vertical line on the face of the consolidated financial statements distinguishes the results of the Predecessor from those of the Successor. For convenience of presentation, the Predecessor is often referred to in the present tense (along with the Successor) where the context relates only to actions taken by the Predecessor prior to the close of business on September 26, 2021. Where the application of accounting policies is common for both the Predecessor and the Successor, they are together referred to as the “Company”.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND MANAGEMENT’S PLAN (CONTINUED)

Going Concern, Liquidity and Management’s Plan

The Company has evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern for at least twelve months from the date of this report, and the near term thereafter. The Company has incurred operating losses and negative cash flows from operations during 2021 and 2022, and SynCardia has a history of operating losses dating back to its inception. The Company expects that operating losses and negative cash flows from operations will continue into the foreseeable future, and the Company will need to raise additional debt and/or equity financing to fund operations until it generates positive cash flows from operations.

To date, the Company’s available liquidity and operations have been financed primarily through the issuance of common stock, preferred stock and debt. In fiscal year 2022, the Company raised proceeds of $8.2 million from the issuance of Series A-1 Preferred Stock. In order to proceed with the Company’s business plan, the Company will need to raise additional funds through the issuance of additional debt, equity or other commercial arrangements, which may not be available to the Company when needed or on terms that the Company deems to be favorable. To the extent the Company raises additional capital through the sale of equity, the ownership interest of its shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations may be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate parts of its strategic business plan or future commercialization efforts. There can be no assurance the Company will be able to obtain financing on acceptable terms. Therefore, based on the Company’s current financial condition and expected future cash flows, there is substantial doubt about the Company’s ability to continue as a going concern for at least twelve months from the date of this report.

The financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if the Company is unable to continue as a going concern. If adequate funds are not available, the Company may be required to reduce operating expenses, delay or reduce the scope of its product development programs, obtain funds through arrangements with others that may require the Company to relinquish rights to certain of its technologies or products, or cease operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. These estimates are based on information available through the date of the issuance of the financial statements and actual results and outcomes could differ from these estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

•	Provisions for income taxes and related valuation allowances and tax uncertainties;

•	Recoverability of long-lived assets and their related estimated lives;

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates (continued)

•	Accruals for estimated liabilities;

•	Valuation of inventory;

•	Valuation of leased assets;

•	Valuation of derivatives;

•	Valuation of stock-based compensation;

•	Valuation of common and preferred stock; and

•	Valuation of assets and liabilities acquired in a business combination.

Foreign Currency Translation

The functional currency of SynCardia GmbH is the Euro. Assets and liabilities are translated into U.S. dollars, the reporting currency, at the exchange rate on the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average rates of exchange prevailing during each reporting period. Foreign currency translation adjustments resulting from this process are reported as an element of other comprehensive income (loss), net of income taxes, on the consolidated statements of operations and comprehensive loss. Transactions executed in different currencies are translated at spot rates and resulting foreign exchange transaction gains and losses are charged to income.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity of 90 days or less when purchased to be cash and cash equivalents. The Company places its cash in commercial banks. Accounts in the United States are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. From time to time, the Company’s total deposits at commercial banks exceed the balances insured, although as of December 31, 2022, cash balances were below the FDIC limit. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

Financial Instruments and Concentrations of Credit and Business Risk

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash, cash equivalents and accounts receivable.

Fair Value of Financial Instruments

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Financial instruments include cash and cash equivalents, accounts receivable, accounts payable and, accrued liabilities.

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based upon the level of judgment associated with inputs used to measure their fair values. The accounting guidance also establishes a three-level valuation hierarchy that prioritizes the inputs to valuation techniques used to measure fair value based upon whether such inputs are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions made by the reporting entity.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments (continued)

The three-level hierarchy for the inputs to valuation techniques is briefly summarized as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or equity in its consolidated balance sheets. In order for a warrant to be classified in equity, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for equity classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income and (expense) in the consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded in stock holders’ equity (deficit) in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value. As discussed in Note 7, the Company issued warrants in connection with the Senior Secured Convertible Promissory Note.

Embedded Derivatives

The Company reviews the terms of debt and equity financing transactions to identify whether there are any embedded derivatives that require separation from the related host financial instrument. Any such derivatives are presented at fair value in the consolidated balance sheets, with changes in fair value recorded in other income and (expense) in the consolidated statements of operations and comprehensive loss. The Company separates an embedded provision in a debt or equity contract in which (i) the economic characteristics and risks of the embedded provision are not clearly and closely related to the economic characteristics and risks of the host instrument, (ii) the host instrument itself is not carried at fair value in the consolidated balance sheets, and (iii) the embedded provision would meet the definition of a derivative financial instrument. The Company identified an embedded derivative that it has separated from the Senior Secured Convertible Promissory Note, as discussed in Note 7.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable represent amounts considered to be collectible that are owed by its customers. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to pay. All accounts receivable are reviewed on an account by account basis to assess collectability. After exhausting all collection efforts on past due accounts, an account is written off against the reserve. Any collections on accounts previously written off are recorded as income in the period of collection. The Company has not recorded an allowance against its receivables based on management’s estimate that the balances recorded in all periods presented are fully collectible.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory, net

Inventory is stated at the lower of cost, determined using the first in, first out basis, or net realizable value. Inventory consists primarily of raw material components used in the manufacturing of TAHs and related equipment as well as work-in-process inventory related primarily to TAHs. Finished goods consist primarily of TAHs and related equipment located at medical centers trained and certified in the implantation of the SynCardia TAH and appropriate patient aftercare (“Centers”). Work-in-process and finished goods include the cost of all direct material, labor and overhead costs. Inventory write-downs are recorded based on excess and obsolete exposures, determined primarily by future demand forecasts. These write-downs are measured as the difference between the cost of the inventory and net realizable value based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. In addition, a liability is recorded for firm, noncancelable, and unconditional purchase commitments with contract manufacturers and suppliers for quantities that exceed forecasts of future demand.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Improvements, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation begins at the time the asset is placed in service. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses in the period realized.

The useful lives of the property and equipment are as follows:

TAH- Driver equipment	3-5 years
Laboratory equipment	2-10 years
Office and computer equipment	5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Intangible Assets, net

Intangible assets comprise developed technology and trade name. Intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over useful lives of twelve years for developed technology and five years for trade name.

Goodwill

Goodwill is subject to an annual impairment test, or earlier if indicators of potential impairment exist. The annual impairment test is performed as of December 31 of each year. The Company has the option to perform a qualitative assessment by examining relevant events and circumstances which could have a negative impact on goodwill, including macroeconomic conditions, industry and market conditions, cost factors, overall financial performance and other relevant events specific to the Company. If, after assessing the totality of events or circumstances described above, the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative impairment test. Upon performing the quantitative impairment test, if the fair value of the reporting unit is less than its carrying amount, goodwill is impaired and the excess of the reporting unit’s

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill (continued)

carrying value over the fair value is recognized as an impairment loss; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit. For the purposes of completing its impairment test, the Company performs either a qualitative or a quantitative analysis on a reporting unit basis.

Quantitative impairment tests consider both the income approach and the market approach to estimate a reporting unit’s fair value. The income and market valuation approaches consider a number of factors that include, but are not limited to, prospective financial information, growth rates, residual values, discount rates and comparable multiples from publicly traded companies in the Company’s industry and require it to make certain assumptions and estimates regarding industry economic factors and the future profitability of the business. As of December 31, 2022, the Company has assessed no impairment of goodwill.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, primarily property and equipment, right-of-use lease assets, developed technology and trade name, for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the Company determines that it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. Assets to be disposed of by sale, if any, are reported at the lower of the carrying amount or fair value less cost to sell. As of December 31, 2022, the Company has assessed no impairment of long-lived assets.

Business Combination

The Company allocates the fair value of the purchase price of an acquisition to the tangible assets acquired, liabilities assumed, and intangible assets acquired, based on their estimated fair values at the acquisition date. To the extent there is an excess of the fair value of the purchase price over the fair value of the net assets acquired, it is recorded as goodwill.

Management’s estimates of fair values are based upon assumptions believed to be reasonable, but the estimates and assumptions are inherently uncertain and subject to refinement. Accounting for business combinations requires management to make significant estimates and assumptions to determine the fair value of assets acquired and liabilities assumed at the acquisition date. Although the assumptions and estimates made in the past have been reasonable and appropriate, they are based, in part, on historical experience and information obtained from management of the acquired companies and are inherently uncertain. Critical estimates in valuing certain acquired intangible assets include, but are not limited to, future expected cash flows including revenue growth rate assumptions from product sales, customer contracts and acquired technologies, including assumptions associated with the technology migration curve, estimated royalty rates used in valuing technology related intangible assets, and discount rates. The discount rates used to discount expected future cash flows to present value is typically derived from a weighted-average cost of capital (“WACC”) analysis and adjusted to reflect inherent risks. Unanticipated events and circumstances may occur that could affect either the accuracy or validity of such assumptions, estimates or actual results.

Revenue Recognition

The Company generates revenue from the sale of its TAH, rental of drivers, and from training and certification services, which are required before the first time a transplant center may purchase a TAH.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Revenue includes sales and services to Centers located in the United States as well as Centers domiciled in foreign countries.

The Company recognizes revenue when it transfers control of promised goods or services to its customers, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps:

(i)	identification of the promised goods or services in the contract;

(ii)	determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations based on estimated selling prices; and

(v)

recognition of revenue when (or as) the Company satisfies each performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account.

Product Revenues

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs, for systems, upon the transfer of control in accordance with the contractual terms and conditions of the sale. The majority of the Company’s revenue associated with systems is recognized at a point in time when the system is shipped to the customer. The Company primarily offers assurance-type standard warranties that do not represent separate performance obligations. The Company records amounts billed to customers for reimbursement of shipping and handling costs within revenue. Shipping and handling costs associated with outbound freight after control over a system has transferred to a customer are accounted for as fulfillment costs and are included in cost of revenues. Sales taxes and other usage-based taxes are excluded from revenue. The Company gives certain discounts to product distributors based on a contracted amount on the sale of its products. Discounts applied to invoices are not associated with future purchases and solely relate to the product invoiced. As a result, the invoice and transaction price are recorded net of any discounts. The amount of consideration to which the entity will be entitled in exchange for transferring the promised goods or services to a customer is estimated using the expected value method. Product revenue is billed at the point of sale upon shipment and typically collected within 30 days.

Rental Revenues

Rental revenues primarily consist of rental fees charged to customers who rent the Company’s driver. Revenue is generally recognized over time on a ratable basis over the period of usage beginning on the date that the service is made available. Rental revenue is billed at month end and typically collected within 30 days.

Professional Services Revenues

Professional services revenues primarily consist of training and certification services. The Company’s professional services revenue is recognized when the services are performed. Professional services revenue is billed upon completion of services and typically collected within 30 days.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Contracts with Multiple Performance Obligations

From time to time, the Company has contracts with customers that contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis for those performance obligations with stable observable prices. The Company determines the standalone selling prices based on its overall pricing objectives, taking into consideration market conditions and other factors, including the value of the contracts, pricing when certain services are sold on a standalone basis, the products sold, customer demographics, geographic locations, and the volume of services purchased. As of December 31, 2022 and 2021 there were no unsatisfied performance obligations associated with its contracts with customers.

Returns

The Company does not offer rights of return for its products and services in the normal course of business.

Contract Balances

The Company’s contract liabilities, if any, consist of advance payments for systems as well as deferred revenue on service obligations (see Note 6). As of December 31, 2022 and 2021, there was no amount of deferred revenue recorded on the Company’s consolidated balance sheet, respectively.

Practical Expedients

The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period would have been one year or less. These costs are recorded within sales and marketing expenses in the consolidated statements of operations and comprehensive loss.

Payment Terms

Payment terms vary by customer but typically provide for the customer to pay within 30 days. Therefore, customer payment terms are for 12 months or less and do not include significant financing components. The Company performs credit evaluations of customers and evaluates the need for allowances for potential credit losses based on historical experience, as well as current and expected general economic conditions.

Cost of revenues

Cost of revenues includes product costs, labor, overhead, inbound freight, and other product-related costs including excess inventory and obsolescence charges.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers as part of net sales and shipping and handling costs associated with the outbound freight are included in cost of sales.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

Included in research and development costs are wages, stock-based compensation and benefits of employees performing research and development, and other operational costs related to the Company’s research and development activities, including facility-related expenses, allocation of corporate costs, and external costs of outside contractors.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss), and foreign currency translation adjustments, net of tax, which are recorded within other comprehensive income (loss).

Income Taxes

The Company calculates its provision for income tax on the basis of the tax laws enacted at the balance sheet date. The Company uses an asset and liability approach for financial accounting and reporting for income taxes that allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The Company records unrecognized tax benefits, where appropriate, for all uncertain income tax positions. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period, without consideration of potential common shares.

Diluted net income (loss) per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding plus common share equivalents from conversion of dilutive stock options using the treasury method and Series A-1 Preferred Stock using the as-converted method, except when antidilutive. In the event of a net loss, the effects of all potentially dilutive shares are excluded from the diluted net loss per share calculation as their inclusion would be antidilutive.

Stock-Based Compensation

The Company measures the fair value of all stock-based awards, including stock options, on the grant date and records the fair value of these awards to compensation expense over the service period. The Company has elected to account for forfeitures as they occur. The fair value stock of option awards is estimated using the Black-Scholes valuation model, which considers several variables and assumptions in estimating the fair value of stock-based awards. These assumptions include:

•	per share fair value of the underlying common stock;

•	risk-free interest rate;

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation (continued)

•	expected term;

•	expected stock price volatility over the expected term; and

•	expected annual dividend yield.

The Company calculates the expected term using the simplified method, or the arithmetic average of the original contractual term and the average vesting term, for “plain vanilla” stock option awards. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. The Company’s common stock is not publicly traded, therefore it uses the weighted average of the historic volatilities of the stock price of similar publicly traded peer companies, with extra weighting attached to those companies most similar in terms of size, financial leverage and business activity. The Company utilizes a dividend yield of zero, as it has no history or plan of declaring dividends on its common stock.

Leases

Effective January 1, 2022, the Company records operating leases as right-of-use assets and operating lease liabilities in its consolidated balance sheets for all operating leases with terms exceeding one year. Right-of-use assets represent the right to use an underlying asset for the lease term, including extension options considered reasonably certain to be exercised, and operating lease liabilities represent obligations to make lease payments. Right-of-use assets and operating lease liabilities are recognized based on the present value of lease payments over the lease term. To the extent that lease agreements do not provide an implicit rate, the Company uses its incremental borrowing rate based on information available at the lease commencement date to determine the present value of lease payments. The expense for operating lease payments is recognized on a straight-line basis over the lease term and is included in operating expenses in the Company’s consolidated statement of operations. The Company has elected to not separate lease and non-lease components of its operating leases.

Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) who is the Company’s chief executive officer, in deciding how to allocate resources and assess the Company’s financial and operational performance. The CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated and aggregated basis. Accordingly, the Company has determined that it operates in one operating and reportable segment.

Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which replaced most current lease guidance when it became effective. This standard update was designed to increase transparency and improve comparability by requiring entities to recognize assets and liabilities on the balance sheet for all leases, with certain exceptions. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. The Company adopted the new guidance effective January 1, 2022, using the

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Adopted Accounting Pronouncements (continued)

modified retrospective method, and used the effective date method of adoption, as permitted by ASU 2018-11, Leases (Topic 842): Targeted Improvements, which the FASB issued in July 2018, clarified by ASU 2019-01, Leases (Topic 842): Codification Improvements, which the FASB issued in March 2019, which reduces the disclosure requirements on transition. The Company has elected the short-term lease recognition exemption for all classes of assets, which means that it will not recognize right-of-use assets or lease liabilities for leases with a duration of one year or less. Further, the Company has elected to use all of the practical expedients available on transition, whereby it has not reassessed under the new standard its prior conclusions about lease identification, lease classification and initial direct costs.

On adoption of the new accounting standard, the Company recognized operating lease right-of-use assets of $41,000, current portion of operating lease liability of $11,000 and operating lease liability, net of current portion, of $30,000, based on the present value of the remaining minimum rental payments for existing leases. Further, property and equipment with a net book value of $64,000 and capital lease liabilities of $19,000 were reclassified as finance lease right-of-use assets and finance lease liabilities, respectively.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Topic 470) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Topic 815), to simplify the accounting for convertible debt instruments by removing the beneficial conversion and cash conversion separation models for convertible instruments. Under the amendment, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives or that do not result in substantial premiums accounted for as paid-in capital. The update also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the computation of diluted earnings per share. The Company early-adopted the guidance on a prospective basis effective January 1, 2022, and the adoption did not have a material impact on the Company’s financial position or results of operations.

In October 2021, the FASB issued ASU 2021-07, Compensation—Stock Compensation (Topic 718): Determining the Current Price of an Underlying Share for Equity-Classified Share-Based Awards, which provides a practical expedient that nonpublic entities are allowed to use in determining the current price input of equity-classified share-based awards issued to both employees and nonemployees using the reasonable application of a reasonable valuation method. The Company adopted the new guidance on a prospective basis effective January 1, 2022, and the adoption did not have a material impact on the Company’s financial position or results of operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (ASU 2016-13), which enhances the methodology of measuring expected credit losses to include the use of forward-looking information to better inform credit loss estimates. In November 2019, the FASB issued ASU 2019-10, which postponed the date of adoption of ASU 2016-13, such that it is effective for the Company for fiscal years beginning after December 15, 2022. The Company will adopt ASU 2016-13 effective January 1, 2023, and does not expect the adoption of this standard will have a material impact on the Company’s financial position or results of operations.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)

The Company has reviewed all other newly issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations, or no material effect is expected on its consolidated financial statements as a result of future adoption.

3.	BUSINESS COMBINATION

On September 27, 2021, PMI acquired 100% of the outstanding equity interests of SynCardia and its subsidiary from Sindex SSI Financing, LLC (“Sindex”) and purchased all rights, title and interest under the credit agreement with Sindex SSI Lending, LLC, an affiliated entity of Sindex (see Note 7), pursuant to the terms of the Membership Interest Purchase Agreement (“Purchase Agreement”) in exchange for the total purchase price summarized below. Since that date, the results of its operations have been included in the consolidated financial statements. The transaction qualified as a business combination and was accounted for under the acquisition method. For accounting purposes, PMI was determined to be the accounting acquirer as PMI obtained control of SynCardia in the business combination and PMI continues as a legal entity with SynCardia as a wholly owned subsidiary. For accounting purposes, SynCardia is the acquiree and accounting predecessor. In connection with the acquisition and the related accounting determination, PMI has elected to apply push-down accounting and reflect the fair value of SynCardia’s assets and liabilities in the consolidated financial statements. As a result of the business combination, the Company’s financial statement presentation distinguishes SynCardia as the “Predecessor” through the transaction closing date. The Company, which includes the combination of PMI and SynCardia subsequent to the business combination, is the “Successor” for periods after the transaction closing date. As a result of the application of the acquisition method of accounting in the Successor period, the financial statements for the Successor period are presented on a full step-up basis as a result of the business combination and are therefore not comparable to the financial statements of the Predecessor period that are not presented on the same full step-up basis. As a result of the acquisition, the Company now has significant operations.

The total purchase price for SynCardia is summarized as follows (in thousands):

Issuance of common stock	$2,585
Contingent share issuance liability	1,190
Settlement of preexisting relationship	2,607
SynCardia transaction costs paid by PMI	576

Total	$6,958

In connection with the acquisition of SynCardia, PMI issued 2,585,560 shares of its common stock, valued at $1.00 per share, to Sindex, which represented 15% of the fully diluted capitalization of PMI at the closing of the acquisition. The fair value was based on the price paid for Series A-1 Preferred Stock issued by PMI immediately before the business combination. Of the shares issued, 646,390 shares (25% of the total issued) were placed in escrow to satisfy potential indemnification claims.

The preexisting relationship represents the convertible promissory notes issued by SynCardia to PMI that were forgiven in connection with the acquisition. The fair value of the convertible promissory notes at the date of acquisition was based on discounted cash flows using a discount rate of 35.8%.

The acquisition agreement includes a contingent consideration arrangement that requires additional shares to be issued in order to maintain Sindex’s 15% noncontrolling interest throughout the agreed upon anti-dilution period. The contingent share issuance liability represents an undertaking to maintain Sindex’s noncontrolling

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	BUSINESS COMBINATION (CONTINUED)

interest in the Company at 15% until the earlier of (i) 24 months from the date of the business combination and (ii) a total of $20 million had been raised. On December 28, 2022, a further 1,105,011 shares were issued to Sindex as full settlement of the contingent share issuance provision.

As a result, a total of 3,690,571 shares of common stock have been issued to Sindex, which represented 16.70% of PMI’s voting shares as of December 31, 2022.

In connection with the SynCardia acquisition, the Company allocated the total purchase consideration to the net assets and liabilities acquired, including identifiable intangible assets, based on their respective fair values at the acquisition date.

The following table summarizes the allocation of the purchase price to the fair value of the respective assets and liabilities acquired (in thousands):

Cash and cash equivalents	$270
Accounts receivable	1,007
Prepaid expenses and other current assets	663
Inventory	6,900
Property and equipment	974
Intangible assets:
Developed technology	760
Trade name	120
Goodwill	615

Total assets	11,309

Accounts payable	(3,156)
Other current liabilities	(1,165)
Capital lease	(30)

Total purchase price	$6,958

Goodwill represents the excess of the purchase price over the fair value of tangible and identified intangible assets, less liabilities, acquired. All of the goodwill is expected to be deductible for income tax purposes.

Inventory acquired included raw materials, work-in process and finished goods. The fair value of the inventory was estimated by an independent third-party using assumptions for the expected selling price of the inventory less royalties, less selling expenses and a reasonable allocation of profits and discounting the estimated inventory value using a discount rate of 16.4%.

The fair values calculated for developed technology and trade name valuations were determined using a royalty rate method based on future revenue streams provided by the Company’s management.

The unaudited pro forma information in the table below summarizes the combined results of operations of PMI with those of SynCardia as though these entities were combined as of January 1, 2021. The results of SynCardia for the year ended December 31, 2021, are based on the actual historic financial data for the years then ended. The pro forma financial information for all periods presented also includes the removal of direct acquisition-related costs, the removal of interest expense on borrowings from Sindex and PMI, the removal of gains and losses on derivative revaluations related to borrowings from PMI and the actual depreciation and amortization that would have been charged assuming the fair value adjustments to property and equipment and intangible assets had been applied as of January 1, 2021. These unaudited pro forma results are presented for informational purposes only and are not necessarily indicative of what the actual

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.	BUSINESS COMBINATION (CONTINUED)

results of operation of the combined company would have been if the acquisition had occurred as of January 1, 2021. This unaudited pro forma information is summarized as follows (in thousands):

Year Ended December 31, 2021
(unaudited)
Total revenue	$6,112
Net loss	$(1,536)

4.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Successor

The Company had no financial instruments measured at fair value on a recurring basis as of December 31, 2022.

The following table summarizes the valuation of the Company’s financial instruments that were measured at fair value on a non-recurring basis as of December 31, 2021 (in thousands):

	Level 1	Level 2	Level 3	Total
Non-recurring financial liability:
Contingent share issuance liability	$—	$—	$1,190	$1,190

Balance at December 31, 2021	$—	$—	$1,190	$1,190

The following table presents a reconciliation of the opening and closing balances for the financial instruments measured at fair value on a non-recurring basis using significant unobservable inputs (Level 3) for the period from September 27, 2021 to December 31, 2022 (in thousands):

Contingent Share Issuance Liability
Balance as of September 27, 2021	$—
Issuance – fair value at acquisition date	1,190

Balance as of December 31, 2021	1,190

Settlement of contingent consideration	(1,190)

Balance as of December 31, 2022	$—

Total gains (losses) included in other income and expenses attributable to liabilities still held as of December 31, 2022	$—

The Company has certain non-financial assets, primarily intangible assets, which are measured at fair value on a nonrecurring basis and are adjusted to fair value only to the extent that an impairment charge is recognized. The Company estimates the fair value of these assets using primarily unobservable inputs; therefore, these are considered Level 3 fair value measurements. See disclosure of Level 3 measurements related to the valuation of identifiable intangible assets in connection with the SynCardia Acquisition in Note 3.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.	FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

Predecessor

The following tables present a reconciliation of all financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the period from January 1 to September 26, 2021 (in thousands):

	Warrant Liability	Purchase Option		Subsequent Financing Derivative	Total
Balance at January 1, 2021	$—	$		$—	$—
Issuances	63		1,388	227	1,678
Change in fair value	(63)		(1,388)	(227)	(1,678)

Balance at September 26, 2021	$—		$—	$—	$—

As further discussed in Note 7, the warrant liability and purchase option were bifurcated from the total proceeds of the Senior Secured Convertible Promissory Note and the derivative liability was identified as an embedded derivative within the Senior Secured Convertible Promissory Note. In conjunction with the Business Combination (see Note 3), the Senior Secured Convertible Promissory Note was surrendered, and the Purchase Option was exercised. The warrant, purchase option and derivatives had no remaining value. The change in fair value of all of these derivatives was recorded as a gain on revaluation of derivatives in other income and (expense) in the consolidated statement of operations and comprehensive loss for the period from January 1 through September 26, 2021.

5.	CERTAIN BALANCE SHEET COMPONENTS

(a)	Inventory, Net

Inventory, net of provisions for potentially excess, obsolete or impaired goods, consists of the following (in thousands):

	December 31, 2022	December 31, 2021
Raw materials	$5,315	$5,103
Work in process	1,288	828
Finished goods	2,438	1,519

	9,041	7,450

Allowance for excess and obsolete inventory	(1,715)	(37)

Inventory, net	$7,326	$7,413

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	CERTAIN BALANCE SHEET COMPONENTS (CONTINUED)

(b)	Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	December 31, 2022	December 31, 2021
Equipment	$898	$908
Furniture and fixtures	6	6
Leasehold improvements	101	68

Total cost	1,005	982

Less: accumulated depreciation	(293)	(69)

Property and equipment, net	$712	$913

Depreciation expense was $231,000 and $69,000 for the year ended December 31, 2022, and the period from September 27 to December 31, 2021, respectively (Successor), and $308,000 for the period from January 1 to September 26, 2021 (Predecessor). Equipment as of December 31, 2021, includes cost of $71,000 and accumulated depreciation of $7,000 that was reclassified as a finance lease right-of-use asset effective January 1, 2022.

(c)	Intangible Assets, Net

Intangible assets consist of the following (in thousands):

	December 31, 2022	December 31, 2021
Developed technology	$760	$760
Trade name	120	120

Total cost	880	880

Less: accumulated amortization	(109)	(22)

Intangible assets, net	$771	$858

Amortization expense was $87,000 and $22,000 for the year ended December 31, 2022 and the period from September 27 to December 31, 2021, respectively (Successor), and $198,000 for the period from January 1 to September 26, 2021 (Predecessor).

As of December 31, 2022, developed technology and trade name had remaining lives of 10.75 and 3.75 years, respectively. The estimated future amortization expense for the next five years and thereafter is as follows (in thousands):

December 31, 2022
2023	$87
2024	88
2025	87
2026	81
2027	64
Thereafter	364

Total	$771

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.	CERTAIN BALANCE SHEET COMPONENTS (CONTINUED)

(d)	Other Accrued Liabilities

Other accrued liabilities consist of the following (in thousands):

	December 31, 2022	December 31, 2021
Accrued compensation	248	441
Accrued clinical and manufacturing expenses	397	343
Accrued professional and consulting services	50	102
Other liabilities, current portion	25	60

Total	$720	$946

Accrued clinical and manufacturing expenses primarily represent royalties payable under a ten-year worldwide licensing agreement related to intellectual property covering the design and production of valves used in the TAH. The sums due to the vendor are secured by the license agreement.

6.	REVENUE

Successor

(a)	Disaggregation of revenue

The Company believes that the nature, amount, timing and uncertainty of its revenue and cash flows and how they are affected by economic factors are most appropriately depicted by (i) geographic region, based on the shipping location of the customer, and (ii) type of product or service provided.

Total revenue based on the disaggregation criteria described above is as follows (dollars in thousands):

	January 1 to December 31, 2022		September 27 to December 31, 2021
	Revenue	% of revenue	Revenue	% of revenue
Revenue by geographic area
United States	$2,787	68%	$493	35%
Europe	1,137	27%	857	60%
Rest of the world	189	5%	77	5%

Total	$4,113	100%	$1,427	100%

Revenue by type
Products	$3,752	91%	$1,181	83%
Rentals	361	9%	246	17%

Total	$4,113	100%	$1,427	100%

Revenue from products includes related services, which represented less than 10% of product revenue for both periods. Sales included approximately $1.1 million to Serbia, or 27% of total revenue, in the year ended December 31, 2022, and $377,000 to France, or 26% of total revenue, in the period from September 27 to December 31, 2022. Customer concentrations are recorded in Note 9.

(b)	Contract Balances

Contract assets. There were no contract assets, representing unbilled receivables where revenue has been recognized in advance of customer billings, as of December 31, 2022 and 2021.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.	REVENUE (CONTINUED)

(b)	Contract Balances (continued)

Remaining Performance Obligations. Remaining Performance Obligations (“RPO”) comprise deferred revenue plus unbilled contract revenue. As of both December 31, 2022 and December 31, 2021, there was no RPO.

Predecessor

Disaggregation of Revenue

The Company believes that the nature, amount, timing and uncertainty of its revenue and cash flows and how they are affected by economic factors are most appropriately depicted by (i) geographic region, based on the shipping location of the customer, and (ii) type of product or service provided.

Total revenue based on the disaggregation criteria described above is as follows (dollars in thousands):

	January 1 to September 26, 2021
	Revenue	% of revenue
Revenue by geographic area
United States	$3,441	73%
Europe	1,067	23%
Rest of the world	177	4%

Total	$4,685	100%

Revenue by type
Products	$4,067	87%
Rentals	618	13%

Total	$4,685	100%

Revenue from products includes related services, which represented less than 10% of product revenue. No foreign country accounted for more than 10% of total revenue in the period. Customer concentrations are recorded in Note 9.

7.	DEBT

Senior Secured Convertible Promissory Note (Predecessor)

On April 20, 2021, SynCardia entered into a $2,000,000 senior secured convertible promissory note agreement (the “Convertible Loan”) with PMI. The Convertible Loan accrued interest at 12% per year, with no principal or interest payments due prior to maturity on April 20, 2023.

In conjunction with this financing, PMI was granted an option (the “Purchase Option”) to acquire substantially all of the assets of SynCardia from Sindex. Per the terms of the Purchase Option, PMI may, solely at its option, acquire substantially all of the assets and certain specified liabilities of SynCardia with an initial cash investment of $10 million, the cancellation of the Convertible Loan, the cancellation of the attached warrant (discussed further below), and the issuance of PMI common stock equal to 15% of the fully diluted capitalization of PMI at the date of acquisition. The Company determined that the Purchase Option should be classified as a liability at the issuance date with a fair value of approximately $1.4 million (see Note 4), which is the estimated using the Black-Scholes option pricing model based on the following assumptions: expiration date August 29, 2021; spot price $6,500,000; exercise price $6,133,750; risk-free

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	DEBT (CONTINUED)

rate 0.04%; volatility 80.0%. The fair value of the Purchase Option was remeasured each reporting period, and the change in fair value was recorded as an adjustment to the derivative liability and charged to income.

Additionally, in connection with the Convertible Loan, the SynCardia issued a warrant (the “Warrant”). The Warrant granted PSI the right to acquire a 15% interest in SynCardia for $1. No consideration was paid for the Warrant. The fair value of the Warrant at the date of issuance was determined to be $63,000 (see Note 4) using an option pricing model to value the underlying equity. The fair value of the Warrant derivative liability was remeasured each reporting period, and the change in fair value is recorded as an adjustment to the derivative liability and charged to income.

In the event of a subsequent financing of $10 million or more while the Convertible Loan was outstanding, PMI had the option to convert all or part of the outstanding balance into the identical security purchased by the new cash investors. If PMI did not elect to convert the outstanding debt, then SynCardia was obligated to pay PMI all principal and interest outstanding, plus a 50% repayment fee. SynCardia determined the terms of the subsequent refinancing repayment held by PMI met the accounting definition of an embedded derivative (the “Subsequent Financing Derivative”) that must be separated from the Convertible Loan and initially and subsequently be reported as a liability and measured at fair value. The fair value of the Subsequent Financing Derivative liability was determined using a “with and without approach” which compared the entire debt instrument to the value of the instrument removing that feature. SynCardia’s analysis was based on a consideration of the economic characteristics and risks of the Convertible Loan and, more specifically, evaluated all of the stated and implied substantive features of the Convertible Loan. The fair value of the Subsequent Financing Derivative was determined to be $227,000 (see Note 4) at the issuance date, which was bifurcated from the issuance value of the Convertible Loan. The fair value of the Subsequent Financing Derivative was remeasured each reporting period, and the change in fair value was recorded as an adjustment to the derivative liability and charged to income.

The fair value of the Purchase Option, the Warrant and the Subsequent Financing Derivative at their issuance date, totaling $1.7 million, was recorded as a debt discount to the Convertible Loan and amortized using the effective interest method over the term of the loan.

On August 4, 2021, the Company increased the Convertible Loan by $500,000 under the same terms and conditions as the original debt agreement. This issuance had no impact on the value of the existing derivatives, so no debt discount was recorded.

Interest expense related to the Convertible Loan in the period from January 1 to September 26, 2021, totaled $267,000, comprising $110,000 for the 12% interest and $157,000 for amortization of debt discount.

On September 27, 2021, the Company exercised its Purchase Option and acquired 100% of the outstanding membership interests of SynCardia (Note 3). As per the terms of the Purchase Option Agreement, concurrently with the exercise of the Purchase Option, both the Convertible Loan and Warrant were cancelled.

Revolver and Term Loan

SynCardia entered into a credit agreement with Sindex SSI Lending, LLC in September 2016 (the “Sindex Agreement”). Under the Sindex Agreement, SynCardia received a term loan (the “Term Loan”) with an original face value of $4.0 million which, following amendments, had increased to $10.6 million by September 26, 2021, repayable on March 31, 2022, on which interest was accrued at prime rate plus 7.5%, plus a further 0.5% for an unused commitment fee, compounding monthly. Further, SynCardia received $3.0 million under a revolving line of credit (the “Revolver”) which, following amendments, had increased

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.	DEBT (CONTINUED)

to $39.1 million by September 26, 2021, repayable on March 31, 2022, on which interest was accrued at prime rate plus 7.5%, plus a further 0.5% for an unused commitment fee, compounding monthly.

SynCardia recorded interest expense of $5.5 million, which includes unused commitment fees, in the period from January 1 to September 26, 2021. As of September 26, 2021, the outstanding amount payable by SynCardia under the Sindex Agreement was $73.6 million. This amount receivable by Sindex SSI Lending, LLC was assigned to PMI pursuant to the terms of the Purchase Agreement and along with the equity interests in SynCardia acquired by PMI, in exchange for Sindex’s right to receive a 15% interest in the Company in conjunction with the Business Combination (see Note 3).

PPP Loan (Predecessor)

In May 2020, SynCardia received loan proceeds of $1.8 million under the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) Paycheck Protection Program (“PPP”). In February 2021, the Company received a further PPP loan of $1.9 million. The loans were initially interest-free, then accrued interest at the rate of 1% per annum, with the principal and accrued interest eligible to be forgiven to the extent that the borrower used the loan proceeds for the intended purposes, including payroll, benefits, rent and utilities, when approval was received from the relevant government entity. The Company filed for the forgiveness of the PPP loans, the first of which was approved in February 2021, and the second in July 2021. The Company recorded a $3.7 million gain from the forgiveness of the PPP loans and related interest in the period from January 1 to September 26, 2021.

8.	COMMITMENTS AND CONTINGENCIES

(a)	Leases

The Company has obtained the right of use for office and manufacturing facilities under an operating lease agreement with an initial term exceeding one year and has one operating lease agreement for office equipment with an initial term exceeding one year, and two with initial terms of less than one year. The Company also has one finance lease for office equipment with a discount rate of 6.35% and a remaining term of 2.25 years.

Right-of-use assets acquired under finance and operating leases as of December 31, 2022, consist of the following (in thousands):

	Finance Leases	Operating Leases
Facilities	$—	$1,128
Office equipment	60	31

Right-of-use assets, net	$60	$1,159

The Company obtained the right of use of real estate located in Tucson, Arizona, in February 2015 under a lease that terminated on December 31, 2022, and which was subsequently renewed from February 1, 2022, until January 31, 2027, with no extension option. The first 5.5 months of the renewed term were rent-free, and rent payments escalate annually by 2.5%. As of December 31, 2022, the weighted average discount rate for operating leases with initial terms of more than one year was 12.0% and the weighted average remaining term of these leases was 4.04 years.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(a)	Leases (continued)

The following table summarizes the Company’s undiscounted cash payment obligations for its operating and finance lease liabilities with initial terms of more than twelve months as of December 31, 2022 (in thousands):

	Operating Leases	Finance Lease
2023	$398	$11
2024	407	11
2025	407	3
2026	412	—
2027	34	—

Undiscounted total	1,658	25

Less: imputed interest	(342)	(2)

Present value of future minimum payments	1,316	23

Current portion of lease liability	(257)	(10)

Lease liability, net of current portion	$1,059	$13

Certain operating lease agreements for facilities include non-lease costs, such as common area maintenance, which are recorded as variable lease costs. Cash paid for the year ended December 31, 2022, for amounts included in the measurement of lease liabilities totaled $249,000 and $28,000 under operating leases and finance leases, respectively. Operating lease expenses for the year ended December 31, 2022, are summarized as follows (in thousands):

December 31, 2022
Operating lease cost	375
Short-term lease cost	16
Variable lease cost	10

Total	$401

Prior to January 1, 2022, rent expense was recognized on a straight-line basis over the noncancelable term of each operating lease and, accordingly, the Company recorded the difference between cash rent payments and the recognition of rent expense as a deferred rent liability, which was included within accrued expenses. Rent expense was $93,000 for the period from September 27 to December 31, 2021 (Successor) and $280,000 for the period from January 1 to September 26, 2021 (Predecessor).

(b)	Indemnifications

In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless and defend indemnified parties for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third-party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company currently has directors’ and officers’ insurance.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c)	Litigation

From time to time the Company may be involved in claims arising in connection with its business. Based on information currently available, the Company believes that the amount, or range, of reasonably possible losses in connection with any pending actions against it in excess of established reserves, in the aggregate, not to be material to its consolidated financial condition or cash flows. However, losses may be material to the Company’s operating results for any particular future period, depending on the level of income or loss for such period.

9.	CONCENTRATIONS

Customers accounting for more than 10% of revenue in any of the periods presented are summarized as follows (in thousands, except percentages):

	January 1 to December 31, 2022		September 27 to December 31, 2021		January 1 to September 26, 2021
	Revenue	% of revenue	Revenue	% of revenue	Revenue	% of revenue
Customer A	$1,121	27%	$234	16%	$79	2%
Customer B	$848	21%	$163	11%	$333	7%
Customer C	$283	7%	$180	13%	$562	12%
Customer D	$125	3%	$225	16%	$—	—%
Customer E	$—	—%	$152	11%	$401	9%

As of December 31, 2022, Customer A accounted for 28% of the accounts receivable balance, and three other customers accounted for 21%, 21% and 17%, respectively. As of December 31, 2021, Customer E accounted for 34% of the accounts receivable balance, Customer A accounted for 22% and one other customer accounted for 12%. Concentrations of revenues derived from foreign countries are disclosed in Note 6.

Long-lived assets by geographic areas as of December 31, 2022 and 2021, are as follows (in thousands):

	December 31, 2022	December 31, 2021
United States	$676	$867
Foreign, principally in Europe	36	46

Property and equipment, net	$712	$913

10.	TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

(a)	Redeemable Convertible Preferred Stock

In September 2021, the Company amended the Articles of Incorporation to allow for the issuance of 30,000,000 shares of Series A-1 Preferred Stock. The Series A-1 Preferred Stock has redemption features that are outside the control of the Company and are therefore classified as temporary equity. The Series A-1 Preferred Stock may be converted at the option of the holder at any time and without the payment of additional consideration by the holder into a number of fully paid and non-assessable shares of common stock based on the terms within the Articles of Incorporation.

In September 2021, 10,000,000 shares of Series A-1 Preferred Stock were sold for cash proceeds of $1.00 per share. The Company also issued, at a price of $1.00 per share, 2,065,000 shares of Series A-1 Preferred

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (CONTINUED)

(a)	Redeemable Convertible Preferred Stock (continued)

Stock as conversion shares to holders of the then outstanding convertible notes. In December 2022, 791,857 shares of Series A-1 Preferred Stock were sold for cash proceeds at a price of $3.35 per share, and 5,550,000 shares of Series A-1 Preferred Stock were issued for payment in kind of notes payable at a price of $1.00 per share.

Following are the rights and privileges related to the Series A-1 redeemable convertible preferred stock:

•

Dividend Provision: The holders of the preferred stock in preference to the holders of common stock are entitled to receive, if and when declared by the board of directors, dividends at the rate of 12% of the original issue price, defined as $1.00, per annum. Such dividends are cumulative and compound annually. No dividends have been declared to date. In addition, the holders of the preferred stock are entitled to receive a dividend equal to any dividend paid on common stock, when and if declared by the board, on the basis of the number of common shares into which the preferred stock may be convertible. As of December 31, 2022 and 2021, undeclared dividends with respect to the outstanding Series A-1 Preferred Stock totaled $1.9 million and $381,000, respectively. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A-1 Preferred Stock will be entitled to the original issue price plus accrued dividends before any funds are available to common stockholders.

•

Conversion Rights: All holders of the Company’s preferred stock have a right to convert the outstanding balances of preferred shares at any time following the date of issuance into a number of fully paid common shares, as specified in the Articles of Incorporation. The conversion rate is the original issue price for the relevant shares divided by the conversion price of the relevant shares, subject to anti-dilution adjustments. In the event of a sale of shares in a public offering resulting in gross proceeds of $25 million to the Company, such conversion into common stock would be mandatory.

•

Liquidation Preferences: In the event of any liquidation, dissolution, winding-up or sale or merger of the Company, whether voluntarily or involuntarily, each holder of Preferred Stock is entitled to receive, in preference to the holders of common stock, a per-share amount equal to the original issue price, plus all declared but unpaid dividends.

•

Voting Rights: Each holder of outstanding shares of Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Preferred Stock vote together with the holders of Common Stock on an as-converted-to-Common-Stock-basis and not as a separate class.

(b)	Common Stock

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share. The voting, dividend and liquidation rights of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the Series A-1 Preferred Stock. The Company shall not declare or pay a dividend on any share of Preferred Stock without also declaring or paying a dividend on any share of common stock that is equal to the dividend declared and or paid on the share of Preferred Stock divided by the number of shares of common stock into which such share of Preferred Stock is then convertible.

The holders of common stock are entitled to one vote per share at all meetings of stockholders, provided that they may not vote to amend the Certificate of Incorporation relating to the terms of any outstanding

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.	TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (CONTINUED)

(b)	Common Stock (continued)

series of Preferred Stock if the holders of that series are entitled to vote thereon. The number of authorized shares of common stock may only be changed by the affirmative vote of the holders of a majority of shares outstanding. There are no sinking fund provisions applicable to the common stock.

The Company had shares of common stock reserved for issuance as follows:

	December 31, 2022	December 31, 2021
Options issued and outstanding	1,761,473	—
Available for future grants of equity awards	824,087	2,585,560

Total	2,585,560	2,585,560

11.	SHARE BASED COMPENSATION

On September 26, 2021, the Company’s board of directors approved the adoption of the 2021 Equity Incentive Plan (the “2021 Plan”), under which the Company is authorized to issue incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock awards and performance awards that may be settled in cash, stock, or other property.

The aggregate number of shares of common stock authorized for issuance under the 2021 Plan is 2,585,560 shares, which may be increased through an amendment to the 2021 Plan adopted by the board of directors. The number of shares authorized is subject to standard adjustments in the event of a stock split, stock dividend or other extraordinary dividend, or other similar change in the Company’s common stock or capital structure. Awards that expire or are canceled generally become available for issuance again under the 2021 Plan. Awards have a maximum term of ten years from the grant date and generally vest over four years, but may vest over varying periods, as specified by the Company’s board of directors for each grant.

A summary of stock option transactions in the period ended December 31, 2021 and the year ended December 31, 2022, is as follows:

	Shares Available for Grant	Number of Options Outstanding	Weighted Average Exercise Price
Balance at September 26, 2021	—	—	$—
Authorized under 2021 Plan on Adoption	2,585,560	—	$—

Balance at December 31, 2021	2,585,560	—	$—

Granted	(1,761,473)	1,761,473	$0.50

Balance at December 31, 2022	824,087	1,761,473	$0.50

As of December 31, 2022, there were 1,761,473 options outstanding with a weighted average exercise price of $0.50, a weighted average remaining term of 8.90 years and an aggregate intrinsic value of $3.0 million. Of these, 447,292 were vested, with a weighted average exercise price of $0.50, a weighted average remaining term of 8.76 years and an aggregate intrinsic value of $765,000.

The aggregate intrinsic value represents the total pre-tax value (i.e., the difference between the Company’s stock price and the exercise price) of stock options outstanding as of December 31, 2022, which, due to the absence of an active market for the Company’s common stock, is based on an Internal Revenue Code

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.	SHARE BASED COMPENSATION (CONTINUED)

Section 409A valuation of $2.21 per share, which would have been received by the option holders had all their in-the-money options been exercised and sold as of that date. No options have been exercised since the 2021 Plan was adopted.

No options were awarded in the period ended December 31, 2021. The weighted average grant date fair value of options awarded in the year ended December 31, 2022, was $0.31, estimated using the following assumptions:

Common stock price	$0.47

Risk-free interest rate	1.97% - 3.91%

Expected term	5.69 - 6.06 Years

Expected volatility	76% - 78%

Dividend yield	— %

The Company measures the fair value of all stock-based awards on the grant date and records the fair value of these awards to compensation expense over the service period. Total stock-based compensation recognized for options was as follows (in thousands):

	Year Ended December 31,
	2022	2021
Cost of revenues	$4	$—
Research and development	13	—
Selling, general and administrative	131	—

Total stock-based compensation	$148	$—

As of December 31, 2022, the unrecognized stock-based compensation cost related to outstanding stock options that are expected to vest was $395,000, which the Company expects to recognize over an estimated weighted average period of 2.94 years.

12.	INCOME TAXES

The components of the Company’s net income (loss) before the provision (benefit) for income taxes are as follows for the year ended December 31, 2022, the period from September 27 to December 31, 2021, and the period January 1 to September 26, 2021 (in thousands):

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 27 to December 31, 2021	January 1 to September 26, 2021
Domestic operations	$(11,023)	$(2,242)	$(6,125)
Foreign operations	(134)	144	(148)

Total	$(11,157)	$(2,098)	$(6,273)

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	INCOME TAXES (CONTINUED)

The provision for income taxes consists of the following for the year ended December 31, 2022, the period from September 27 to December 31, 2021, and the period January 1 to September 26, 2021 (in thousands):

	Successor	Successor	Predecessor
	Year Ended December 31, 2022	September 27 to December 31, 2021	January 1 to September 26, 2021
Current:
Federal	$—	$—	$—
State	11	5	—
Foreign	—	2	—

Total Current	11	7	—

Deferred:
Federal	—	—	—
State	—	—	—
Foreign	—	—	—

Total Deferred	—	—	—

Provision for income taxes	$11	$7	$—

A reconciliation of the provision for income taxes with the expected provision for income taxes computed by applying the federal statutory income tax rate of 21% to the net loss before provision for income taxes for the year ended December 31, 2022, and the period from September 27 to December 31, 2021, is as follows:

	Successor	Successor
	Year Ended December 31, 2022	September 27 to December 31, 2021
U.S. federal taxes at statutory rate	21.0%	21.0%
State taxes (net of federal benefit)	(0.1)	(0.2)
Foreign rate differential	(0.3)	1.4
Permanently non-deductible items	(0.6)	(1.1)
Tax credits	1.4	1.3
Change in valuation allowance	(21.5)	(22.6)
Other	—	(0.1)

Provision for income taxes	(0.1)%	(0.3)%

The Company operated as a partnership in the Predecessor period, so this reconciliation does not apply.

The Company’s actual tax expense differed from the statutory federal income tax expense using a tax rate of 21% for the year ended December 31, 2022, primarily due to foreign income taxes, nondeductible expenses, research and development tax credits, and the change in valuation allowance. The Company’s actual tax expense differed from the statutory federal income tax expense using a tax rate of 21% for the period ended December 31, 2021, primarily due to state and foreign income taxes, nondeductible expenses, research and development tax credits, and the change in valuation allowance. For the period ended September 26, 2021, the provision consisted primarily of a minimum state tax liability as the Company operated as a partnership.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	INCOME TAXES (CONTINUED)

The components of the deferred tax assets as of December 31, 2022 and 2021, are as follows (in thousands):

	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carry-forwards	$2,230	720
Research and development tax credits	179	26
Capitalized research and development	449	—
Accruals and reserves	143	68
Inventory allowance	602	10
Lease liability	353	—
Other	3	—

Total deferred tax assets	3,959	824
Valuation allowance	(3,425)	(577)

Deferred tax assets net of valuation allowance	534	247

Deferred tax liabilities:
Depreciation and amortization	(212)	(247)
Right-of-use assets	(322)	—

Total deferred tax liabilities	(534)	(247)

Net deferred tax assets	$—	$—

As of December 31, 2022 and 2021, the Company had net operating loss (“NOL”) carryforwards of $9.0 million and $2.8 million for federal purposes, and $8.3 million and $2.8 million for state purposes, respectively. The federal NOL carryforwards carry forward indefinitely and the state NOLs begin to expire in various years beginning in 2026.

The Company has a German subsidiary which had nominal income tax expense as of December 31, 2021 and December 31, 2022.

As of December 31, 2022 and 2021, the Company had federal research and development tax credit carryforwards of $179,000 and $26,000, respectively. The federal research and development tax credits will begin to expire in 2041.

Sections 382 and 383 of the Internal Revenue Code provide for a limitation on the annual use of NOL and tax credit carryforwards following certain ownership changes that could limit the Company’s ability to utilize these carryforwards. Due to the existence of the valuation allowance, limitations under Section 382 and 383 will not impact the Company’s effective tax rate. Further analyses will be performed prior to recognizing the benefits of any losses or credits in the financial statements.

The Company is required to reduce its deferred tax assets by a valuation allowance if it is more likely than not that some or all of its deferred tax assets will not be realized. Management concluded that it was not more likely than not that its deferred tax assets will be realized. As such, the Company recorded a valuation allowance against all of its net deferred tax assets as of December 31, 2022 and 2021. The net change in total valuation allowance was an increase of approximately $2.8 million for the year ended December 31, 2022 and $577,000 for the period from September 27 to December 31, 2021, respectively. The increase in both periods is primarily due to the increase in NOL and tax credit carryforwards.

The Inflation Reduction Act of 2022 (the “IRA”) was enacted into U.S. law on August 16, 2022. The IRA includes various tax provisions, including an excise tax on stock repurchases, expanded tax credits for clean

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.	INCOME TAXES (CONTINUED)

energy incentives, and a 15 percent corporate alternative minimum tax on profits that generally applies to U.S. corporations with average adjusted financial statement income over a three-year period in excess of $1.0 billion. The Company does not expect the IRA to materially impact its financial statements.

The Company records unrecognized tax benefits, where appropriate, for all uncertain income tax positions. The Company recorded unrecognized tax benefits for uncertain tax positions of approximately $2,000, with nominal interest and penalties, as of December 31, 2022 and 2021.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	Successor	Successor
	Year Ended December 31, 2022	September 27 to December 31, 2021
Beginning Balance	$2	$—
Additions based on tax positions related to the current year	—	2
Decreases related to prior years’ tax positions	—	—

Ending Balance	$2	$2

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. During the years ended December 31, 2022 and 2021, the Company recognized nominal interest and penalties associated with unrecognized tax benefits. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months of the reporting date.

The Company files U.S. federal and various state income tax returns. The Company is subject to tax audits in all jurisdictions in which it files income tax returns. There are currently no tax audits that have commenced with respect to income tax returns in any jurisdiction. The statute is open for all of the Successor’s 2021 and 2022 income tax returns.

13.	NET LOSS PER SHARE

Basic and diluted net loss per share are shown in the consolidated statements of operations and comprehensive loss.

No adjustment has been made to the net loss for charges related to Series A-1 Convertible Preferred Stock as the effect would be anti-dilutive due to the net loss.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.	NET LOSS PER SHARE (CONTINUED)

The following outstanding stock options and shares issuable upon conversion of Series A-1 Convertible Preferred Stock were excluded from the computation of diluted weighted average shares outstanding because they had antidilutive effects for the year ended December 31, 2022, and the period from September 27 to December 31, 2021:

	Successor	Successor
	Year Ended December 31, 2022	September 27 to December 31, 2021
Common shares issuable upon exercise of common stock options	1,761,743	––
Shares issuable upon conversion of Series A-1 Convertible Preferred Stock	18,406,857	12,065,000

Total common shares excluded from denominator for diluted earnings per share computation	20,168,600	12,065,000

There were no securities excluded from the computation of diluted net loss per share attributable to holders of common stock in the period from January 1 to September 26, 2021.

14.	RETIREMENT PLANS

The Company maintains a 401(k) Plan for the benefit of eligible employees in the United States. The 401(k) Plan includes a cash or deferred arrangement pursuant to Section 401(k) of the Internal Revenue Code sponsored by the Company to provide eligible employees an opportunity to defer compensation and have such deferred amounts contributed to the 401(k) Plan on a pre-tax basis, subject to certain limitations. The Company, at the discretion of the Board of Directors, may make contributions of cash to match deferrals of compensation by participants in the 401(k) Plan. To date, the Company has made no matching contributions to the 401(k) Plan.

15.	RELATED PARTY TRANSACTIONS

Successor

To enable Versa to pay transaction costs on behalf of SynCardia in conjunction with PMI’s acquisition (see Note 3), on September 27, 2021, PMI advanced $100,000 to Versa under an unsecured promissory note (the “Versa Note”) which accrues interest at 8% per annum, compounding annually, repayable within 18 months. The balance receivable under the Versa Note, including accrued interest, was $110,000 and $102,000 as of December 31, 2022 and 2021, respectively. This note receivable has not been collected. The Versa Note is included within the caption “Due from related parties” within current assets as of December 31, 2022, and within non-current assets as of December 31, 2021.

On December 28, 2022, PMI issued 791,857 shares of Series A-1 Preferred Stock to Hunniwell Picard I, the owner of all of PMI’s outstanding preferred stock, for cash of $2.65 million. This subscription receivable as of December 31, 2022, is included within the caption “Due from related parties” within current assets as of that date and was collected on January 5, 2023.

Predecessor

In September 2016, Sindex advanced funds to SynCardia under a Term Loan and Revolver, as detailed in Note 7. Sindex assigned the Term Loan and Revolver to PMI in exchange for consideration it received in the Business Combination (see Note 3), since when the related balances have eliminated on consolidation.

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15.	RELATED PARTY TRANSACTIONS (CONTINUED)

Prior to the acquisition of SynCardia, the Company advanced $2.5 million to SynCardia under a Convertible Loan, as detailed in Note 7. Per the terms of the purchase agreement, the Convertible Loan and all related derivatives were settled in conjunction with the Business Combination (see Note 3).

VCM Operations, LLC (“VCM Ops”) and Versa Capital Management, LLC (“Versa”), are entities which share common ownership with Sindex, which owned 100% of the outstanding membership interest of SynCardia prior to the acquisition by PMI (see Note 3). On January 27, 2020, VCM Ops, Sindex and SynCardia entered into a consulting agreement. Additionally, on January 27, 2020, Versa entered into a management services and advisory agreement with SynCardia. As of January 1, 2021, SynCardia owed $796,000 to VCM Ops. In the period from January 1 to September 26, 2021, VCM Ops charged management fees of $22,000, included in general and administrative expenses in the consolidated statement of operations and comprehensive loss, and was paid $73,000, leaving a balance of $745,000 due as of September 26, 2021. In addition, as of January 1, 2021, SynCardia owed $15,000 to Versa, with no activity in the period from January 1 to September 26, 2021. Per the terms of the Business Combination (see Note 3), the agreements with Versa and VCM Ops were terminated at the acquisition date, and the sums owed by SynCardia totaling $760,000 were waived and recorded as a contribution to capital.

In addition, Versa agreed to pay $181,000 for SynCardia’s transaction costs related to the business combination (see Note 3). These costs are included in general and administrative expenses and were recorded as a contribution to capital.

16.	SUBSEQUENT EVENTS

In connection with the issuance of the consolidated financial statements for the year ended December 31, 2022, the Company has evaluated subsequent events through August 14, 2023, the date the consolidated financial statements were issued.

Between May and July of 2023, the Company issued unsecured convertible notes (the “Convertible Notes”) for a total of $2.5 million, which accrue simple interest at 6% per annum. The maturity date of each Convertible Note is two years after the issuance date. Each Convertible Note shall be automatically converted into a number of shares of PMI’s common stock equaling the outstanding balance of the note, being the principal plus accrued interest, divided by 7.0414, on the maturity date or, if sooner, on the day before the occurrence of a SPAC Transaction, as defined in the purchase agreement for each Convertible Note.

On July 2, 2023, the Company obtained a 60% interest in an affiliated entity in China in exchange for granting exclusive distribution rights of the Company’s products and agreed to contribute approximately $2.85 million at a future date if certain conditions are met, including closing of a transaction that results in the Company becoming publicly traded on a stock exchange. The exclusive distribution rights cover mainland China, Hong Kong, Macau and Taiwan.

Proposed Merger

On April 23, 2023, the Company entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with Altitude Acquisition Corp. (“Altitude”), Altitude Merger Sub I, Inc. (“Merger Sub I”) and Altitude Merger Sub II, LLC (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), wholly-owned subsidiaries of Altitude.

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company

PICARD MEDICAL, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.	SUBSEQUENT EVENTS (CONTINUED)

Proposed Merger (continued)

surviving as a wholly-owned subsidiary of Altitude (the “Surviving Corporation”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing”), it is anticipated that Altitude will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), shall automatically convert into one (1) share of common stock of the Picard, par value $0.0001 per share (“Picard Common Stock”). Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) shall be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.0001 per share (“New Picard Common Stock”), and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into New Picard options with the same terms and conditions.

PICARD MEDICAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$970	$152
Accounts receivable	768	882
Inventory, net	6,842	7,326
Due from related parties	112	2,760
Prepaid expenses and other current assets	1,025	1,003

Total current assets	9,717	12,123
Property and equipment, net	532	712
Finance lease right-of-use assets, net	42	60
Operating lease right-of-use assets, net	1,046	1,159
Intangible assets, net	727	771
Goodwill	615	615

Total assets	$12,679	$15,440

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,840	$2,012
Current portion of finance lease liability	10	10
Current portion of operating lease liability	278	257
Loans from related parties	440	—
Other accrued liabilities	921	720

Total current liabilities	4,489	2,999

Finance lease liability, net of current portion	8	13
Operating lease liability, net of current portion	914	1,059
Convertible notes payable	2,115	—

Total liabilities	7,526	4,071

Commitments and contingencies (Note 7)

Temporary equity:
Preferred stock, $0.0001 par value; 30,000,000 shares authorized; 18,406,857 Series A-1 issued and outstanding as of June 30, 2023 and December 31, 2022; liquidation value $21,471 as of June 30, 2023 and $20,289 as December 31, 2022	20,265	20,265

Stockholders’ deficit:
Common stock, $0.0001 par value; 45,000,000 shares authorized; 3,690,571 shares issued and outstanding as of June 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	3,992	3,923
Accumulated other comprehensive income	404	398
Accumulated deficit	(19,508)	(13,217)

Stockholders’ deficit	(15,112)	(8,896)

Total liabilities, temporary equity and stockholders’ deficit	$12,679	$15,440

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PICARD MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(In thousands, except share and per share amounts)

	Six Months Ended June 30,
	2023	2022
Revenues, net:
Products	$3,305	$1,848
Rentals	11	317

Total revenues	3,316	2,165

Cost of revenues:
Products	4,335	4,223
Rentals	242	372

Total cost of revenues	4,577	4,595

Gross loss	(1,261)	(2,430)

Operating expenses:
Research and development	573	1,230
Selling, general and administrative	4,391	2,085

Total operating expenses	4,964	3,315

Operating loss	(6,225)	(5,745)
Other income and (expense):
Interest income	2	4
Interest expense	(15)	(3)
Other income (expense), net	(53)	56

Loss before income taxes	(6,291)	(5,688)
Provision for income taxes	—	—

Net loss	(6,291)	(5,688)
Undeclared Series A-1 preferred dividends	(1,181)	(718)

Net loss attributable to common stockholders	$(7,472)	$(6,406)

Net loss per share – basic and diluted	$(2.02)	$(2.48)

Weighted average common shares outstanding – basic and diluted	3,690,571	2,585,560

Comprehensive Loss:
Net loss	$(6,291)	$(5,688)
Foreign currency translation adjustments, net of tax	6	52

Comprehensive loss	$(6,285)	$(5,636)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PICARD MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND

STOCKHOLDERS’ DEFICIT

(Unaudited)

(In thousands, except share amounts)

	Series A-1 Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
	Shares	Amount	Shares	Amount
Six Months Ended June 30, 2023
Balances as of December 31, 2022	18,406,857	$20,265	3,690,571	$—	$3,923	$(13,217)	$398	$(8,896)
Stock-based compensation	—	—	—	—	69	—	—	69
Net loss	—	—	—	—	—	(6,291)	—	(6,291)
Translation adjustment	—	—	—	—	—	—	6	6

Balances as of June 30, 2023	18,406,857	$20,265	3,690,571	$—	$3,992	$(19,508)	$404	$(15,112)

	Series A-1 Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
	Shares	Amount	Shares	Amount
Six Months Ended June 30, 2022
Balances as of December 31, 2021	12,065,000	$12,065	2,585,560	$—	$2,585	$(2,049)	$264	$800
Stock-based compensation	—	—	—	—	67	—	—	67
Net loss	—	—	—	—	—	(5,688)	—	(5,688)
Translation adjustment	—	—	—	—	—	—	52	52

Balances as of June 30, 2022	12,065,000	$12,065	2,585,560	$—	$2,652	$(7,737)	$316	$(4,769)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PICARD MEDICAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Amounts in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(6,291)	$(5,688)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	297	258
Loss on disposal of property and equipment	58	—
Stock-based compensation	69	67
Provision for excess and obsolete inventory	812	37
Changes in operating assets and liabilities:
Accounts receivable	114	741
Inventory	(328)	129
Prepaid expenses and other assets	(22)	(190)
Accounts payable	835	(460)
Accrued expenses and other liabilities	92	8

Net cash used in operating activities	(4,364)	(5,098)

Cash flows from investing activities:
Increase in note receivable from related party	(2)	(4)
Purchase of property and equipment	(7)	(3)

Net cash used in investing activities	(9)	(7)

Cash flows from financing activities:
Cash received for preferred stock subscriptions	2,650	—
Proceeds from loans from related parties	440	—
Proceeds from issuance of convertible note to related party	—	900
Issuance of convertible notes payable	2,100	—
Repayments under finance leases	(5)	(21)

Net cash provided by financing activities	5,185	879

Effect of exchange rate changes on cash and cash equivalents	6	52

Net increase (decrease) in cash and cash equivalents	818	(4,174)
Cash and cash equivalents at beginning of the period	152	5,254

Cash and cash equivalents at end of the period	$970	$1,080

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PICARD MEDICAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Supplemental disclosure of cash flow information:
Cash paid for interest	$1	$1

Cash paid for income taxes	$—	$—

Non-cash investing and financing activities:
Property and equipment acquired under finance leases	$—	$30

Operating lease liabilities arising from obtaining right-of-use assets	$—	$1,311

Interest added to principal on Convertible Notes	$15	$—

Acquisition of property and equipment included in accounts payable	$61	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND MANAGEMENT’S PLAN

Description of Business

Picard Systems, Inc. was originally incorporated in the state of Delaware on April 8, 2021, for the purpose of investing in and acquiring medical device companies, including SynCardia Systems, LLC (“SynCardia”) and its fully consolidated subsidiary SynCardia Systems Europe, GmbH (“SynCardia GmbH”). On September 27, 2021, Picard Systems, Inc. acquired all of the authorized and outstanding membership units of SynCardia and it changed its name to Picard Medical, Inc. (“PMI”, or collectively, the “Company”).

The Company is engaged in the business of designing, manufacturing, production, supply, marketing and sale of medical device products, including a temporary total artificial heart for patients (“TAH”). The TAH is an implantable system designed to assume the full function of a failed human heart in patients suffering from advanced heart failure. SynCardia has one operating subsidiary, SynCardia GmbH, which was formed to facilitate the sale and distribution of SynCardia’s products throughout Europe.

Basis of Presentation and Consolidation

The accompanying condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) applicable to interim financial statements. Accordingly, certain information related to our significant accounting policies and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. Accordingly, these condensed consolidated financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2022, and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The December 31, 2022, condensed consolidated balance sheet was derived from the Company’s audited financial statements. These unaudited condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s condensed consolidated financial position as of June 30, 2023, and its results of operations, changes in stockholders’ equity and cash flows for the six months ended June 30, 2023 and 2022. The results of operations for the six months ended June 30, 2023, are not necessarily indicative of the results to be expected for the year ending December 31, 2023, or for any other future annual or interim period.

Going Concern, Liquidity and Management’s Plan

The Company has evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern for at least twelve months from the date of this report, and the near term thereafter. The Company has incurred operating losses and negative cash flows from operations during the six months ended June 30, 2023 and 2022, and SynCardia has a history of operating losses dating back to its inception. The Company expects that operating losses and negative cash flows from operations will continue into the foreseeable future, and the Company will need to raise additional debt and/or equity financing to fund operations until it generates positive cash flows from operations.

To date, the Company’s available liquidity and operations have been financed primarily through the issuance of common stock, preferred stock and debt. In fiscal year 2022, the Company raised proceeds of $8.2 million from the issuance of Series A-1 Preferred Stock. In the six months ended June 30, 2023, the Company raised $2.5 million from the issuance of debt. In order to proceed with the Company’s business plan, the Company will need to raise additional funds through the issuance of additional debt, equity or

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND MANAGEMENT’S PLAN (CONTINUED)

Going Concern, Liquidity and Management’s Plan (continued)

other commercial arrangements, which may not be available to the Company when needed or on terms that the Company deems to be favorable. To the extent the Company raises additional capital through the sale of equity, the ownership interest of its shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of common shareholders. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting the Company’s ability to take specific actions, such as incurring additional debt, making acquisitions or capital expenditures or declaring dividends. If the Company is unable to obtain sufficient financial resources, its business, financial condition and results of operations may be materially and adversely affected. The Company may be required to delay, limit, reduce or terminate parts of its strategic business plan or future commercialization efforts. There can be no assurance the Company will be able to obtain financing on acceptable terms. Therefore, based on the Company’s current financial condition and expected future cash flows, there is substantial doubt about the Company’s ability to continue as a going concern for at least twelve months from the date of this report.

The financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities and reported expenses that may be necessary if the Company is unable to continue as a going concern.

Proposed Merger

On April 23, 2023, the Company entered into a Business Combination Agreement and Plan of Merger (the “Merger Agreement”) with Altitude Acquisition Corp. (“Altitude”), Altitude Merger Sub I, Inc. (“Merger Sub I”) and Altitude Merger Sub II, LLC (“Merger Sub II” and, together with Merger Sub I, “Merger Subs”), wholly-owned subsidiaries of Altitude.

The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving as a wholly-owned subsidiary of Altitude (the “Surviving Corporation”). Immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”). Upon the closing of the Mergers (the “Closing”), it is anticipated that Altitude will change its name to “Picard Medical Holdings, Inc.” and is referred to herein as “New Picard” as of the time following such change of name. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Prior to the First Merger, each issued and outstanding share of Picard’s preferred stock, par value $0.0001 per share (“Picard Preferred Stock”), shall automatically convert into one (1) share of common stock of the Picard, par value $0.0001 per share (“Picard Common Stock”). Each share of Picard Common Stock held by a Picard securityholder immediately prior to the First Effective Time (including shares issued upon conversion of Picard Preferred Stock and convertible notes, but not including dissenting shares) shall be automatically cancelled and converted into the right to receive a pro rata portion of an aggregate of 48,000,000 shares of common stock of New Picard, par value $0.0001 per share (“New Picard Common Stock”), and an aggregate of 6,500,000 warrants to purchase shares of New Picard Common Stock at an initial exercise price of $11.50 per share (“New Picard Warrants”), plus up to an additional 6,500,000 New Picard Warrants if certain earnout conditions are satisfied (the “Earnout Warrants”). Each of Picard’s

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND MANAGEMENT’S PLAN (CONTINUED)

Proposed Merger (continued)

options that are outstanding and unexercised prior to the First Merger will be assumed by New Picard and converted into New Picard options with the same terms and conditions.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities in the financial statements and accompanying notes. These estimates are based on information available through the date of the issuance of the financial statements and actual results and outcomes could differ from these estimates and assumptions. Areas requiring significant estimates and assumptions by the Company include, but are not limited to:

•	Provisions for income taxes and related valuation allowances and tax uncertainties;

•	Recoverability of long-lived assets and their related estimated lives;

•	Accruals for estimated liabilities;

•	Valuation of inventory;

•	Valuation of leased assets;

•	Valuation of stock-based compensation;

•	Valuation of common and preferred stock; and

•	Valuation of assets and liabilities acquired in a business combination.

Foreign Currency Translation

The functional currency of SynCardia GmbH is the Euro. Assets and liabilities are translated into U.S. dollars, the reporting currency, at the exchange rate on the balance sheet date. Revenues and expenses are translated into U.S. dollars at the average rates of exchange prevailing during each reporting period. Foreign currency translation adjustments resulting from this process are reported as an element of other comprehensive income (loss), net of income taxes, on the condensed consolidated statements of operations and comprehensive loss. Transactions executed in different currencies are translated at spot rates and resulting foreign exchange transaction gains and losses are charged to income.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments with a remaining maturity of 90 days or less when purchased to be cash and cash equivalents. The Company places its cash in commercial banks. Accounts in the United States are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. From time to time, the Company’s total deposits at commercial banks exceed the balances insured. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk in this area.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments and Concentrations of Credit and Business Risk

Financial instruments that potentially subject the Company to a concentration of credit risk principally consist of cash, cash equivalents and accounts receivable.

Fair Value of Financial Instruments

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). Financial instruments include cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities.

Assets and liabilities recorded at fair value on a recurring basis in the consolidated balance sheets are categorized based upon the level of judgment associated with inputs used to measure their fair values. The accounting guidance also establishes a three-level valuation hierarchy that prioritizes the inputs to valuation techniques used to measure fair value based upon whether such inputs are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions made by the reporting entity.

The three-level hierarchy for the inputs to valuation techniques is briefly summarized as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s accounts receivable represent amounts considered to be collectible that are owed by its customers. Credit is extended based on evaluation of customers’ financial condition and, generally, collateral is not required. An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to pay. All accounts receivable are reviewed on an account by account basis to assess collectability. After exhausting all collection efforts on past due accounts, an account is written off against the reserve. Any collections on accounts previously written off are recorded as income in the period of collection. The Company has not recorded an allowance against its receivables based on management’s estimate that the balances recorded in all periods presented are fully collectible.

Inventory, net

Inventory is stated at the lower of cost, determined using the first in, first out basis, or net realizable value. Inventory consists primarily of raw material components used in the manufacturing of TAHs and related equipment as well as work-in-process inventory related primarily to TAHs. Finished goods consist primarily of TAHs and related equipment located at medical centers trained and certified in the implantation of the SynCardia TAH and appropriate patient aftercare (“Centers”). Work-in-process and finished goods include

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventory, net (continued)

the cost of all direct material, labor and overhead costs. Inventory write-downs are recorded based on excess and obsolete exposures, determined primarily by future demand forecasts. These write-downs are measured as the difference between the cost of the inventory and net realizable value based upon assumptions about future demand and charged to the provision for inventory, which is a component of cost of sales. In addition, a liability is recorded for firm, noncancelable, and unconditional purchase commitments with contract manufacturers and suppliers for quantities that exceed forecasts of future demand.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Improvements, renewals, and extraordinary repairs that materially extend the useful life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred.

Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets. Depreciation begins at the time the asset is placed in service. Upon sale or retirement of assets, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operating expenses in the period realized.

The useful lives of the property and equipment are as follows:

TAH- Driver equipment	3-5 years
Laboratory equipment	2-10 years
Office and computer equipment	5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Intangible Assets, net

Intangible assets comprise developed technology and trade name. Intangible assets are carried at cost less accumulated amortization. Amortization is computed using the straight-line method over useful lives of twelve years for developed technology and five years for trade name.

Goodwill

Goodwill is subject to an annual impairment test, or earlier if indicators of potential impairment exist. The annual impairment test is performed as of December 31 of each year. The Company has the option to perform a qualitative assessment by examining relevant events and circumstances which could have a negative impact on goodwill, including macroeconomic conditions, industry and market conditions, cost factors, overall financial performance and other relevant events specific to the Company. If, after assessing the totality of events or circumstances described above, the Company determines that it is more likely than not that a reporting unit’s fair value is less than its carrying value before performing a quantitative impairment test. Upon performing the quantitative impairment test, if the fair value of the reporting unit is less than its carrying amount, goodwill is impaired and the excess of the reporting unit’s carrying value over the fair value is recognized as an impairment loss; however, the loss recognized would not exceed the total amount of goodwill allocated to that reporting unit. For the purpose of completing its impairment test, the Company performs either a qualitative or a quantitative analysis on a reporting unit basis.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill (continued)

Quantitative impairment tests consider both the income approach and the market approach to estimate a reporting unit’s fair value. The income and market valuation approaches consider a number of factors that include, but are not limited to, prospective financial information, growth rates, residual values, discount rates and comparable multiples from publicly traded companies in the Company’s industry and require it to make certain assumptions and estimates regarding industry economic factors and the future profitability of the business. As of June 30, 2023, the Company has assessed no impairment of goodwill.

Impairment of Long-Lived Assets

The Company evaluates long-lived assets, primarily property and equipment, right-of-use lease assets, developed technology and trade name, for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the Company determines that it is probable that undiscounted future cash flows will not be sufficient to recover an asset’s carrying amount, the asset is written down to its fair value. Assets to be disposed of by sale, if any, are reported at the lower of the carrying amount or fair value less cost to sell. As of June 30, 2023, the Company has assessed no impairment of long-lived assets.

Revenue Recognition

The Company generates revenue from the sale of its TAH, rental of drivers, and from training and certification services, which are required before the first time a transplant center may purchase a TAH. Revenue includes sales and services to Centers located in the United States as well as Centers domiciled in foreign countries.

The Company recognizes revenue when it transfers control of promised goods or services to its customers, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps:

(i)	identification of the promised goods or services in the contract;

(ii)	determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract;

(iii)	measurement of the transaction price, including the constraint on variable consideration;

(iv)	allocation of the transaction price to the performance obligations based on estimated selling prices; and

(v)

recognition of revenue when (or as) the Company satisfies each performance obligation. A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account.

Product Revenues

The Company recognizes revenue when performance obligations identified under the terms of contracts with its customers are satisfied, which generally occurs, for systems, upon the transfer of control in accordance with the contractual terms and conditions of the sale. The majority of the Company’s revenue associated with systems is recognized at a point in time when the system is shipped to the customer. The Company primarily offers assurance-type standard warranties that do not represent separate performance

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

obligations. The Company records amounts billed to customers for reimbursement of shipping and handling costs within revenue. Shipping and handling costs associated with outbound freight after control over a system has transferred to a customer are accounted for as fulfillment costs and are included in cost of revenues. Sales taxes and other usage-based taxes are excluded from revenue. The Company gives certain discounts to product distributors based on a contracted amount on the sale of its products. Discounts applied to invoices are not associated with future purchases and solely relate to the product invoiced. As a result, the invoice and transaction price are recorded net of any discounts. The amount of consideration to which the entity will be entitled in exchange for transferring the promised goods or services to a customer is estimated using the expected value method. Product revenue is billed at the point of sale upon shipment and typically collected within 30 days.

Rental Revenues

Rental revenues primarily consist of rental fees charged to customers who rent the Company’s driver. Revenue is generally recognized over time on a ratable basis over the period of usage beginning on the date that the service is made available. Rental revenue is billed at month end and typically collected within 30 days.

Professional Services Revenues

Professional services revenues primarily consist of training and certification services. The Company’s professional services revenue is recognized when the services are performed. Professional services revenue is billed upon completion of services and typically collected within 30 days.

Contracts with Multiple Performance Obligations

From time to time, the Company has contracts with customers that contain multiple performance obligations. For these contracts, the Company accounts for individual performance obligations separately if they are distinct. The transaction price is allocated to the separate performance obligations on a relative standalone selling price basis for those performance obligations with stable observable prices. The Company determines the standalone selling prices based on its overall pricing objectives, taking into consideration market conditions and other factors, including the value of the contracts, pricing when certain services are sold on a standalone basis, the products sold, customer demographics, geographic locations, and the volume of services purchased.

Returns

The Company does not offer rights of return for its products and services in the normal course of business.

Contract Balances

The Company’s contract liabilities, if any, consist of advance payments for systems as well as deferred revenue on service obligations (see Note 5).

Practical Expedients

The Company applies a practical expedient to expense costs as incurred for costs to obtain a contract when the amortization period would have been one year or less. These costs are recorded within selling, general and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Payment Terms

Payment terms vary by customer but typically provide for the customer to pay within 30 days. Therefore, customer payment terms are for 12 months or less and do not include significant financing components. The Company performs credit evaluations of customers and evaluates the need for allowances for potential credit losses based on historical experience, as well as current and expected general economic conditions.

Cost of revenues

Cost of revenues includes product costs, labor, overhead, inbound freight, and other product-related costs including excess inventory and obsolescence charges.

Shipping and Handling Fees and Costs

The Company includes shipping and handling fees billed to customers as part of net sales and shipping and handling costs associated with the outbound freight are included in cost of sales.

Research and Development Costs

Included in research and development costs are wages, stock-based compensation and benefits of employees performing research and development, and other operational costs related to the Company’s research and development activities, including facility-related expenses, allocation of corporate costs, and external costs of outside contractors.

Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss), and foreign currency translation adjustments, net of tax, which are recorded within other comprehensive income (loss).

Income Taxes

The Company calculates its provision for income tax on the basis of the tax laws enacted at the balance sheet date. The Company uses an asset and liability approach for financial accounting and reporting for income taxes that allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. The Company records unrecognized tax benefits, where appropriate, for all uncertain income tax positions. The Company’s policy is to recognize interest and/or penalties related to income tax matters in income tax expense.

Net Income (Loss) Per Share

Basic net income (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period, without consideration of potential common shares.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Income (Loss) Per Share (continued)

Diluted net income (loss) per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding plus common share equivalents from conversion of dilutive stock options using the treasury method and Series A-1 Preferred Stock and Convertible Notes using the as-converted method, except when antidilutive. In the event of a net loss, the effects of all potentially dilutive shares are excluded from the diluted net loss per share calculation as their inclusion would be antidilutive.

Stock-Based Compensation

The Company measures the fair value of all stock-based awards, including stock options, on the grant date and records the fair value of these awards to compensation expense over the service period. The Company has elected to account for forfeitures as they occur. The fair value of stock option awards is estimated using the Black-Scholes valuation model, which considers several variables and assumptions in estimating the fair value of stock-based awards. These assumptions include:

•	per share fair value of the underlying common stock;

•	risk-free interest rate;

•	expected term;

•	expected stock price volatility over the expected term; and

•	expected annual dividend yield.

The Company calculates the expected term using the simplified method, or the arithmetic average of the original contractual term and the average vesting term, for “plain vanilla” stock option awards. The risk-free interest rate is based on the yield available on U.S. Treasury zero-coupon issues similar in duration to the expected term of the stock-based award. The Company’s common stock is not publicly traded, therefore it uses the weighted average of the historic volatilities of the stock price of similar publicly traded peer companies, with extra weighting attached to those companies most similar in terms of size, financial leverage and business activity. The Company utilizes a dividend yield of zero, as it has no history or plan of declaring dividends on its common stock.

Leases

The Company records operating leases as right-of-use assets and operating lease liabilities in its consolidated balance sheets for all operating leases with terms exceeding one year. Right-of-use assets represent the right to use an underlying asset for the lease term, including extension options considered reasonably certain to be exercised, and operating lease liabilities represent obligations to make lease payments. Right-of-use assets and operating lease liabilities are recognized based on the present value of lease payments over the lease term. To the extent that lease agreements do not provide an implicit rate, the Company uses its incremental borrowing rate based on information available at the lease commencement date to determine the present value of lease payments. The expense for operating lease payments is recognized on a straight-line basis over the lease term and is included in operating expenses in the Company’s consolidated statement of operations. The Company has elected to not separate lease and non-lease components of its operating leases.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information

Operating segments are defined as components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (“CODM”) who is the Company’s chief executive officer, in deciding how to allocate resources and assess the Company’s financial and operational performance. The CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated and aggregated basis. Accordingly, the Company has determined that it operates in one operating and reportable segment.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, (ASU 2016-13), which enhances the methodology of measuring expected credit losses to include the use of forward-looking information to better inform credit loss estimates. In November 2019, the FASB issued ASU 2019-10, which postponed the date of adoption of ASU 2016-13, such that it is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted ASU 2016-13 effective January 1, 2023, and the adoption did not have a material impact on the Company’s financial position or results of operations.

Recent Accounting Pronouncements

The Company has reviewed all newly issued accounting pronouncements and concluded that they either are not applicable to the Company’s operations, or no material effect is expected on its consolidated financial statements as a result of future adoption.

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company had no financial instruments measured at fair value on a recurring basis as of June 30, 2023, or December 31, 2022.

The following tables present a reconciliation of all liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) for the six months ended June 30, 2022 (in thousands):

Contingent Share Issuance Liability
Balance as of January 1, 2022	$1,190
Change in fair value	—

Balance as of June 30, 2022	$1,190

The Company has certain non-financial assets, primarily intangible assets, which are measured at fair value on a nonrecurring basis and are adjusted to fair value only to the extent that an impairment charge is recognized. The Company estimates the fair value of these assets using primarily unobservable inputs; therefore, these are considered Level 3 fair value measurements.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

4.	CERTAIN BALANCE SHEET COMPONENTS

(a)	Inventory, Net

Inventory, net of provisions for potentially excess, obsolete or impaired goods, consists of the following (in thousands):

	June 30, 2023	December 31, 2022
Raw materials	$6,928	$5,315
Work in process	1,602	1,288
Finished goods	839	2,438

	9,369	9,041
Allowance for excess and obsolete inventory	(2,527)	(1,715)

Inventory, net	$6,842	$7,326

(b)	Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	June 30, 2023	December 31, 2022
Equipment	$840	$898
Furniture and fixtures	6	6
Leasehold improvements	101	101

Total cost	947	1,005
Less: accumulated depreciation	(415)	(293)

Property and equipment, net	$532	$712

Depreciation expense was $122,000 and $112,000 for the six months ended June 30, 2023 and 2022, respectively.

(c)	Intangible Assets, Net

Intangible assets consist of the following (in thousands):

	June 30, 2023	December 31, 2022
Developed technology	$760	$760
Trade name	120	120

Total cost	880	880
Less: accumulated amortization	153	109

Intangible assets, net	$727	$771

Amortization expense for the six months ended June 30, 2023 and 2022, was $44,000 for each period.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

4.	CERTAIN BALANCE SHEET COMPONENTS (CONTINUED)

As of June 30, 2023, developed technology and trade name had remaining lives of 10.25 and 3.25 years, respectively. The estimated future amortization expense for the next five years and thereafter is as follows (in thousands):

June 30, 2023
2023 (six months remaining)	$43
2024	88
2025	87
2026	81
2027	64
Thereafter	364

Total	$727

(d)	Other Accrued Liabilities

Other accrued liabilities consist of the following (in thousands):

	June 30, 2023	December 31, 2022
Accrued compensation	407	248
Accrued clinical and manufacturing expenses	444	397
Accrued professional and consulting services	54	50
Other liabilities, current portion	16	25

Total	$921	$720

Accrued clinical and manufacturing expenses represent royalties payable under a ten-year worldwide licensing agreement related to intellectual property covering the design and production of valves used in the TAH. In the event of non-payment of these royalties within 30 days of notice, the vendor may terminate the agreement and revoke the license.

Accrued clinical and manufacturing expenses represent royalties payable under a ten-year worldwide licensing agreement related to intellectual property covering the design and production of valves used in the TAH. The sums due to the vendor are secured by license agreement.

5.	REVENUE

Disaggregation of Revenue

The Company believes that the nature, amount, timing and uncertainty of its revenue and cash flows and how they are affected by economic factors are most appropriately depicted by (i) geographic region, based on the shipping location of the customer, and (ii) type of product or service provided.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

5.	REVENUE (CONTINUED)

Disaggregation of Revenue (continued)

Total revenue based on the disaggregation criteria described above is as follows (dollars in thousands):

	Six Months Ended June 30,
	2023		2022
	Revenue	% of revenue	Revenue	% of revenue
Revenue by geographic area
United States	$2,730	82%	$1,416	65%
Europe	68	2%	749	35%
Rest of the world	518	16%	—	—%

Total	$3,316	100%	$2,165	100%

Revenue by type
Products	$3,305	100%	$1,848	85%
Rentals	11	—%	317	15%

Total	$3,316	100%	$2,165	100%

Revenue from products includes related services, which represented less than 10% of product revenue for both periods. Sales included $518,000 to Saudi Arabia, or 16% of total revenue, in the six months ended June 30, 2023, and $781,000 to Serbia, or 36% of total revenue, in the six months ended June 30, 2022. Customer concentrations are recorded in Note 6.

Contract assets. There were no contract assets, representing unbilled receivables where revenue has been recognized in advance of customer billings, as of June 30, 2023 and December 31, 2022.

Remaining Performance Obligations. Remaining Performance Obligations (“RPO”) comprise deferred revenue plus unbilled contract revenue. As of June 30, 2023 and December 31, 2022, there was no RPO.

6.	CONCENTRATIONS

Customers accounting for more than 10% of revenue in any of the periods presented are summarized as follows (in thousands, except percentages):

	Six Months Ended June 30,
	2023		2022
Customer A	$1,366	41%	$—	—
Customer B	$956	29%	$417	19%
Customer C	$518	16%	$—	—
Customer D	$385	12%	$—	—
Customer E	$73	2%	$782	36%
Customer F	$—	—	$220	10%
Customer G	$—	—	$241	11%

Concentrations of revenues derived from foreign countries are disclosed in Note 5.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

6.	CONCENTRATIONS (CONTINUED)

Long-lived assets by geographic areas as of June 30, 2023 and December 31, 2022, are as follows (in thousands):

	June 30, 2023	December 31, 2022
United States	$502	$676
Foreign, principally in Europe	30	36

Property and equipment, net	$532	$712

7.	COMMITMENTS AND CONTINGENCIES

(a) Leases

The Company has obtained the right of use for office and manufacturing facilities under an operating lease agreement with an initial term exceeding one year and has one operating lease agreement for office equipment with an initial term exceeding one year, and two with initial terms of less than one year. The Company also has one finance lease for office equipment with a discount rate of 6.35% and a remaining term of 1.75 years.

Right-of-use assets acquired under finance and operating leases as of June 30, 2023 and December 31, 2022, consist of the following (in thousands):

	June 30, 2023	December 31, 2022
Finance leases:
Office equipment	$42	$60

Finance lease right-of-use assets, net	$42	$60

Operating Leases:
Facilities	$1,021	$1,128
Office equipment	25	31

Operating lease right-of-use assets, net	$1,046	$1,159

The Company obtained the right of use of real estate located in Tucson, Arizona, in February 2015 under a lease that terminated on December 31, 2022, which was subsequently renewed from February 1, 2022, until January 31, 2027, with no extension option. The first 5.5 months of the renewed term were rent-free, and rent payments escalate annually by 2.5%. As of June 30, 2023, the weighted average discount rate for operating leases with initial terms of more than one year was 12.0% and the weighted average remaining term of these leases was 3.55 years.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

7.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(a) Leases (continued)

The following table summarizes the Company’s undiscounted cash payment obligations for its operating and finance lease liabilities with initial terms of more than twelve months as of June 30, 2023 (in thousands):

	Operating Leases	Finance Lease
2023 (six months remaining)	$199	$5
2024	407	11
2025	407	3
2026	412	—
2027	34	—

Undiscounted total	1,459	19
Less: imputed interest	(267)	(1)

Present value of future minimum payments	1,192	18
Current portion of lease liability	(278)	(10)

Lease liability, net of current portion	$914	$8

Certain operating lease agreements for facilities include non-lease costs, such as common area maintenance, which are recorded as variable lease costs. Cash paid for amounts included in the measurement of operating lease liabilities totaled $199,000 and $70,000 for the six months ended June 30, 2023 and 2022, respectively. Operating lease expenses for the six months ended June 30, 2023 and 2022, are summarized as follows (in thousands):

	Six Months Ended June 30,
	2023	2022
Operating lease cost	$187	$188
Short-term lease cost	8	8
Variable lease cost	5	5

Total operating lease cost	$200	$201

Cash paid under finance leases totaled $5,000 and $22,000 in the six months ended June 30, 2023 and 2022, respectively.

(b) Indemnifications

In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless and defend indemnified parties for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third-party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company currently has directors’ and officers’ insurance.

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

7.	COMMITMENTS AND CONTINGENCIES (CONTINUED)

(c) Litigation

From time to time the Company may be involved in claims arising in connection with its business. Based on information currently available, the Company believes that the amount, or range, of reasonably possible losses in connection with any pending actions against it in excess of established reserves, in the aggregate, not to be material to its consolidated financial condition or cash flows. However, losses may be material to the Company’s operating results for any particular future period, depending on the level of income or loss for such period.

8.	CONVERTIBLE NOTES

Between May and June of 2023, the Company issued unsecured convertible notes (the “Convertible Notes”) for a total of $2.1 million, which accrue simple interest at 6% per annum commencing on the issuance date of each Convertible Note. Issuance costs were not significant and interest accrued totaled $15,000 in the six months ended June 30, 2023. The maturity date of each Convertible Note is two years after the issuance date. Each Convertible Note shall be automatically converted into a number of shares of PMI’s common stock equaling the outstanding balance of the note, being the principal plus accrued interest, divided by 7.0414, on the maturity date or, if sooner, on the day before the occurrence of a SPAC Transaction, as defined in the purchase agreement for each Convertible Note. The Company determined that the Convertible Notes did not contain any embedded derivatives.

9.	TEMPORARY EQUITY AND STOCKHOLDER’S EQUITY

(a) Redeemable Convertible Preferred Stock

In September 2021, the Company amended the Articles of Incorporation to allow for the issuance of 30,000,000 shares of Series A-1 Preferred Stock. The Series A-1 Preferred Stock has redemption features that are outside the control of the Company and are therefore classified as temporary equity. The Series A-1 Preferred Stock may be converted at the option of the holder at any time and without the payment of additional consideration by the holder into a number of fully paid and non-assessable shares of common stock based on the terms within the Articles of Incorporation.

In September 2021, 10,000,000 shares of Series A-1 Preferred Stock were sold for cash proceeds of $1.00 per share. The Company also issued, at a price of $1.00 per share, 2,065,000 shares of Series A-1 Preferred Stock as conversion shares to holders of the then outstanding convertible notes. In December 2022, 791,857 shares of Series A-1 Preferred Stock were sold for cash proceeds at a price of $3.35 per share, and 5,550,000 shares of Series A-1 Preferred Stock were issued for payment in kind of notes payable at a price of $1.00 per share.

Following are the rights and privileges related to the Series A-1 redeemable convertible preferred stock:

•

Dividend Provision: The holders of the preferred stock in preference to the holders of common stock are entitled to receive, if and when declared by the board of directors, dividends at the rate of 12% of the original issue price, defined as $1.00, per annum. Such dividends are cumulative and compound annually. No dividends have been declared to date. In addition, the holders of the preferred stock are entitled to receive a dividend equal to any dividend paid on common stock, when and if declared by the board, on the basis of the number of common shares into which the preferred stock may be convertible. As of June 30, 2023 and December 31, 2022, undeclared

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

9.	TEMPORARY EQUITY AND STOCKHOLDER’S EQUITY (CONTINUED)

(a) Redeemable Convertible Preferred Stock (continued)

dividends with respect to the outstanding Series A-1 Preferred Stock totaled approximately $3.1 million and $1.9 million, respectively. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series A-1 Preferred Stock will be entitled to the original issue price plus accrued dividends before any funds are available to common stockholders.

•

Conversion Rights: All holders of the Company’s preferred stock have a right to convert the outstanding balances of preferred shares at any time following the date of issuance into a number of fully paid common shares, as specified in the Articles of Incorporation. The conversion rate is the original issue price for the relevant shares divided by the conversion price of the relevant shares, subject to anti-dilution adjustments. In the event of a sale of shares in a public offering resulting in gross proceeds of $25 million to the Company, such conversion into common stock would be mandatory.

•

Liquidation Preferences: In the event of any liquidation, dissolution, winding-up or sale or merger of the Company, whether voluntarily or involuntarily, each holder of Preferred Stock is entitled to receive, in preference to the holders of common stock, a per-share amount equal to the original issue price, plus all declared but unpaid dividends.

•

Voting Rights: Each holder of outstanding shares of Preferred Stock is entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Holders of Preferred Stock vote together with the holders of Common Stock on an as-converted-to-Common-Stock-basis and not as a separate class.

(b) Common Stock

The Company is authorized to issue 45,000,000 shares of common stock, $0.0001 par value per share. The voting, dividend and liquidation rights of the common stock are subject to and qualified by the rights, powers and preferences of the holders of the Series A-1 Preferred Stock. The Company shall not declare or pay a dividend on any share of Preferred Stock without also declaring or paying a dividend on any share of common stock that is equal to the dividend declared and or paid on the share of Preferred Stock divided by the number of shares of common stock into which such share of Preferred Stock is then convertible.

The holders of common stock are entitled to one vote per share at all meetings of stockholders, provided that they may not vote to amend the Certificate of Incorporation relating to the terms of any outstanding series of Preferred Stock if the holders of that series are entitled to vote thereon. The number of authorized shares of common stock may only be changed by the affirmative vote of the holders of a majority of shares outstanding. There are no sinking fund provisions applicable to the common stock.

The Company had shares of common stock reserved for issuance as follows:

	June 30, 2023	December 31, 2022
Conversion of Convertible Notes	300,328	—
Options issued and outstanding	1,755,786	1,761,473
Available for future grants of equity awards	829,774	824,087

Total	2,885,888	2,585,560

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

10.	SHARE BASED COMPENSATION

On September 26, 2021, the Company’s board of directors approved the adoption of the 2021 Equity Incentive Plan (the “2021 Plan”), under which the Company is authorized to issue incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock awards and performance awards that may be settled in cash, stock, or other property.

The aggregate number of shares of common stock authorized for issuance under the 2021 Plan is 2,585,560 shares, which may be increased through an amendment to the 2021 Plan adopted by the board of directors. The number of shares authorized is subject to standard adjustments in the event of a stock split, stock dividend or other extraordinary dividend, or other similar change in the Company’s common stock or capital structure. Awards that expire or are canceled generally become available for issuance again under the 2021 Plan. Awards have a maximum term of ten years from the grant date and generally vest over four years, but may vest over varying periods, as specified by the Company’s board of directors for each grant.

In the six months ended June 30, 2023, there were no stock option awards, exercises or cancellations and 5,688 options were forfeited.

As of June 30, 2023, there were 1,755,786 options outstanding with a weighted average exercise price of $0.50, a weighted average remaining term of 8.38 years and an aggregate intrinsic value of $3.0 million. Of these, 664,084 were vested, with a weighted average exercise price of $0.50, a weighted average remaining term of 8.24 years and an aggregate intrinsic value of $1.1 million.

The aggregate intrinsic value represents the total pre-tax value (i.e., the difference between the Company’s stock price and the exercise price) of stock options outstanding as of June 30, 2023, which, due to the absence of an active market for the Company’s common stock, is based on an Internal Revenue Code Section 409A valuation of $2.21 per share, which would have been received by the option holders had all their in-the-money options been exercised and sold as of that date. No options have been exercised since the 2021 Plan’s adoption.

No options were awarded in the six months ended June 30, 2023. The weighted average grant date fair value of options awarded in the six months ended June 30, 2022, was $0.31, based on a weighted average exercise price of $0.50 and estimated using the following assumptions:

Common stock price	$0.47

Risk-free interest rate	1.97% - 2.92%

Expected term	5.69 - 5.99 Years

Expected volatility	77%

Dividend yield	— %

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

10.	SHARE BASED COMPENSATION (CONTINUED)

The Company measures the fair value of all stock-based awards on the grant date and records the fair value of these awards to compensation expense over the service period. Total stock-based compensation recognized for options was as follows (in thousands):

	Six Months Ended June 30,
	2023	2022
Cost of revenue	$1	$2
Research and development	7	5
Selling, general and administrative	61	60

Total stock-based compensation	$69	$67

As of June 30, 2023, the unrecognized stock-based compensation cost related to outstanding stock options that are expected to vest was $325,000, which the Company expects to recognize over an estimated weighted average period of 2.45 years.

11.	NET LOSS PER SHARE

Basic and diluted net loss per share are shown in the condensed consolidated statements of operations and comprehensive loss.

No adjustment has been made to the net loss for charges related to Series A-1 Convertible Preferred Stock as the effect would be anti-dilutive due to the net loss. The following outstanding stock options and shares issuable upon conversion of Convertible Notes and Series A-1 Convertible Preferred Stock were excluded from the computation of diluted net loss per share attributable to holders of common stock as they had antidilutive effects for the six months ended June 30, 2023 and 2022:

	Six Months Ended June 30,
	2023	2022
Common shares issuable upon exercise of common stock options	1,755,786	1,560,723
Common shares issuable upon conversion of Convertible Notes	300,328	—
Shares issuable upon conversion of Series A-1 Preferred Stock	18,406,857	12,065,000

Total common shares excluded from denominator for diluted earnings per share computation	20,462,971	13,625,723

12.	RELATED PARTY TRANSACTIONS

Versa Capital Management, LLC (“Versa”) shares common ownership with Sindex, which owned 100% of the outstanding membership interest of SynCardia prior to the acquisition by PMI and now owns all of the Company’s common stock. To enable Versa to pay transaction costs on behalf of SynCardia in conjunction with PMI’s acquisition, on September 27, 2021, PMI advanced $100,000 to Versa under an unsecured promissory note (the “Versa Note”) which accrues interest at 8% per annum, compounding annually, repayable within 18 months. The balance receivable under the Versa Note, including accrued interest, was

PICARD MEDICAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

12.	RELATED PARTY TRANSACTIONS (CONTINUED)

$112,000 and $110,000 as of June 30, 2023 and December 31, 2022, respectively. This note receivable has not been collected. The Versa Note is included within the caption “Due from related parties” within current assets.

On June 29, 2022, the Company received $900,000 from Hunniwell Picard I (“Hunniwell”), the owner of all of PMI’s outstanding preferred stock, under an interest-free convertible note agreement. On December 28, 2022, this convertible note, along with a further $4.6 million of convertible notes issued to Hunniwell between July and December, 2022, was converted into 5,550,000 shares of Series A-1 Preferred Stock (see Note 9).

On December 28, 2022, PMI issued 791,857 shares of Series A-1 Preferred Stock to Hunniwell for cash of $2.65 million. This subscription receivable as of December 31, 2022, is included within the caption “Due from related parties” within current assets as of that date and was collected on January 5, 2023.

On June 15, 2023, the Company borrowed $350,000 from Hunniwell, which was interest-free and was repaid on July 6, 2023. Further, on June 26, 2023, the Company borrowed $90,000 from one of its executive directors under an interest-free loan agreement, which remains outstanding. Both of these loans, which are included under the caption “Loans from related parties” as of June 30, 2023, were issued to meet short-term funding requirements. In addition, on July 13, 2023, the Company borrowed another $350,000 from Hunniwell, which was repaid on September 7, 2023. Further, on August 3, 2023, the Company borrowed an additional $350,000 from one of its executive directors under another interest-free loan agreement, which remains outstanding.

On September 21, 2023, the Company issued a $300,000 Convertible Note to a limited partner in Hunniwell.

13.	SUBSEQUENT EVENTS

In connection with the issuance of the condensed consolidated financial statements for the six months ended June 30, 2023, the Company has evaluated subsequent events through October 5, 2023, the date the condensed consolidated financial statements were issued.

Since June 30, 2023, the Company has issued additional Convertible Notes for a total of $2.1 million under the same terms and conditions as the existing Convertible Notes (see Note 8). This includes $300,000 issued to a limited partner in Hunniwell. In addition, since June 30, 2023, the Company has borrowed, and repaid, a further $350,000 from Hunniwell, and borrowed a further $350,000 from an executive director, which remains outstanding (see Note 12).

On July 2, 2023, the Company obtained a 60% interest in an affiliated entity in China in exchange for granting exclusive distribution rights of the Company’s products and agreed to contribute approximately $2.85 million at a future date if certain conditions are met, including closing of a transaction that results in the Company becoming publicly traded on a stock exchange. The exclusive distribution rights cover mainland China, Hong Kong, Macau and Taiwan.

Annex A

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

ALTITUDE ACQUISITION CORP.,

as Parent,

ALTITUDE MERGER SUB I, INC.,

as Merger Sub,

ALTITUDE MERGER SUB II, LLC,

as Merger Sub II,

PICARD MEDICAL, INC.,

as the Company,

and

HUNNIWELL PICARD I, LLC,

as the Stockholders’ Representative,

Dated as of April 23, 2023

INDEX OF EXHIBITS

Exhibit A	Company Support Agreement
Exhibit B	Sponsor Support Agreement
Exhibit C	Lock-Up Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	FIRPTA Certificate

INDEX OF SCHEDULES

Schedule 1	Specified Company Securityholders
Schedule 9. 1(b)	Consents and Approvals

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2023, by and among Altitude Acquisition Corp., a Delaware corporation (prior to the First Effective Time, “Parent” and at and after the First Effective Time, “PubCo”), Altitude Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), Altitude Merger Sub II, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”), Picard Medical, Inc., a Delaware corporation (the “Company”) and Hunniwell Picard I, LLC (the “Stockholders’ Representative”), solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (as defined below).

RECITALS

A. Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, and Merger Sub is a wholly-owned subsidiary of Parent;

B. The Company and its Subsidiaries are in the business of working to save and extend lives through the development and manufacture of their product, the temporary Total Artificial Heart (TAH-t), as a complete replacement of the full functions of a failed or failing heart in patients experiencing end-stage heart failure (the “Business”);

C. The Company Securityholders are listed on the Capitalization Schedule and own 100% of the issued and outstanding Company Securities;

D. Each of Merger Sub and Merger Sub II is a newly formed, wholly owned, direct subsidiary of Parent, and was formed for the purpose of the Mergers (as defined below);

E. Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL and the Limited Liability Company Act of Delaware (the “DLLCA”), Parent and the Company will enter into a business combination transaction pursuant to which (i) Merger Sub will merge with and into the Company (the “First Merger”), after which the Company will be the surviving company (the “Surviving Corporation”) and a wholly-owned subsidiary of PubCo, (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”) and (iii) PubCo shall change its name to “Picard Medical Holdings, Inc.”;

F. Contemporaneously with the execution of, and as a condition and an inducement to Parent and the Company entering into this Agreement, the Company Securityholders set forth on Schedule 1 (“Specified Company Securityholder”) have entered into and delivered the Support Agreement, substantially in the form attached hereto as Exhibit A (each, a “Company Support Agreement”), pursuant to which, among other things, such Specified Company Securityholder has agreed, on the terms and subject to the conditions set forth therein, to vote in favor of this Agreement and the Mergers;

G. Contemporaneously with the execution of, and as a condition and an inducement to the Company entering into this Agreement, specified stockholders of Parent have entered into and delivered Support Agreements, substantially in the form attached hereto as Exhibit B (each, a “Sponsor Support Agreement”), pursuant to which, among other things, such specified stockholders of Parent have agreed, on the terms and subject to the conditions set forth therein, to not transfer or redeem any shares of Parent Common Stock held by such specified stockholder of Parent and to vote in favor of this Agreement and the First Merger at the Parent Stockholder Meeting;

H. The parties hereto intend that, for U.S. federal income tax purposes, the First Merger and the Second Merger shall be treated as a single integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and, taken together, are treated as a merger of the Company with and into Parent that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Parent, Merger Sub and the Company are parties under Section 368(b) of the Code, and this Agreement is intended to constitute a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations;

I. The Company Board of Directors has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers, and the Additional Agreements to which the Company is or will be party, in each case, on the terms and subject to the conditions set forth herein or therein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, the Company and the Company Stockholders and (iii) resolved to recommend that the Company Stockholders approve the Mergers and such other transactions and adopt this Agreement and the Additional Agreements to which the Company is or will be a party (the “Company Board Recommendation”);

J. The Parent Board of Directors (including any required committee or subgroup of such board) has, (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Parent, (iii) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in Parent’s Certificate of Incorporation and bylaws and (iv) recommended to the stockholders of Parent to adopt and approve each of the Parent Proposals (as defined below) (the “Parent Board Recommendation”);

K. The sole member of Merger Sub has (i) determined that it is in the best interests of Merger Sub, and declared it advisable, to enter into this Agreement providing for the First Merger and (ii) approved this Agreement and the transactions contemplated by this Agreement, including the First Merger, and the Additional Agreements to which Merger Sub is or will be party, in each case, on the terms and subject to the conditions set forth herein or therein; and

L. The sole member of Merger Sub II has (i) determined that it is in the best interests of Merger Sub II, and declared it advisable, to enter into this Agreement providing for the Second Merger and (ii) approved this Agreement and the transactions contemplated by this Agreement, including the Second Merger, and the Additional Agreements to which Merger Sub II is or will be party, in each case, on the terms and subject to the conditions set forth herein or therein.

In consideration of the mutual covenants and promises set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

“Action” means any legal action, litigation, suit, claim, or similar hearing or proceeding (whether at law or in equity), including any audit, claim or assessment for Taxes or otherwise, by or before any Authority.

“Additional Agreements” means the Registration Rights Agreement, the Company Support Agreements, the Sponsor Support Agreement and the Lock-Up Agreements.

“Additional Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. “Affiliate” shall also include, with respect to any individual natural Person, (a) such Person’s spouse, parent, lineal descendant, sibling, aunt, uncle, niece, mother-in-law, father-in-law, sister-in-law or brother-in-law or (b) a trust for the benefit of such Person and/or the individuals described in the foregoing clause (a) or of which such Person is a trustee.

“Affiliate Transaction” has the meaning set forth in Section 4.26.

“Aggregate Exercise Price” means the sum of the aggregate cash exercise prices of all Company Options and Company Warrants outstanding, unexercised and in the money as of immediately prior to the First Effective Time.

“Aggregate Fully Diluted Company Shares” means, without duplication, the aggregate number of Company Securities that are (a) issued and outstanding immediately prior to the First Effective Time after giving effect to the Company Preferred Stock Conversion and (b) issuable upon, or subject to, the settlement of Company Options (whether or not then vested or exercisable), any other Company Securities (whether or not then vested or exercisable) and any equity or equity-linked securities of the Company, including those issued under the Permitted Company Financing (whether or not then vested or exercisable), in each case, that are outstanding immediately prior to the First Effective Time, minus (c) a number of shares of Company Common Stock equal to the Aggregate Exercise Price divided by the Per Share Merger Consideration; provided, that any Company Option with an exercise price equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the number of Aggregate Fully Diluted Company Shares.

“Aggregate Parent Closing Cash” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to Parent from the Trust Fund in connection with the transactions contemplated hereby (net of the Parent Redemption Amount); plus (ii) the aggregate cash proceeds received by Parent or committed to be invested in respect of the Closing Offering, plus (iii) the aggregate cash proceeds funded or irrevocably committed to be funded in respect of any Permitted Company Financing minus (b) (i) unpaid Transaction Expenses of Parent, up to a maximum amount of $4,500,000, and (ii) unpaid Transaction Expenses of the Company, up to a maximum amount of $2,000,000.

“Agreement” has the meaning set forth in the preamble.

“Alternative Proposal” has the meaning set forth in Section 6.2(a).

“Alternative Transaction” has the meaning set forth in Section 6.2(a).

“Antitrust Fees” means any and all filing fees payable to the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission under the HSR Act or any other applicable Antitrust Laws or the antitrust or competition Law authorities of any other jurisdiction in connection with the transactions contemplated by this Agreement.

“Antitrust Laws” means any applicable legal requirements of any Authority regarding matters of competition or foreign investment.

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, foreign, Federal, state, or local.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or controlled by a Person in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Combination Proposal” has the meaning set forth in Section 6.2(b).

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Capitalization Schedule” has the meaning set forth in Section 4.5(d).

“Change in Recommendation” has the meaning set forth in Section 6.5(b).

“Closing” has the meaning set forth in Section 2.6.

“Closing Cash” means, on a consolidated basis and calculated as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date, the aggregate consolidated amount of cash and cash equivalents, including marketable securities, short-term investments and demand deposits, on hand or in accounts of the Company and any of its Subsidiaries (net of outstanding checks) (not including (a) prepaid deposits or other similar restricted cash and (b) cash subject to any forbearance agreements).

“Closing Date” has the meaning set forth in Section 2.6.

“Closing Indebtedness” means, on a consolidated basis and calculated as of 11:59 p.m. Eastern Time on the date immediately preceding the Closing Date, Indebtedness of the Company and its Subsidiaries.

“Closing Investors” means those certain investors participating in the Closing Offering.

“Closing Offering” has the meaning set forth in Section 8.8.

“Closing Share Consideration” means a number of PubCo Common Shares equal to Enterprise Value divided by $10.00.

“Closing Warrants” means 6,500,000 warrants, each exercisable for the purchase of one (1) PubCo Common Share at an exercise price of $11.50 per PubCo Common Share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Board of Directors” means the board of directors of the Company.

“Company Board Recommendation” has the meaning set forth in the recitals to this Agreement.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed on September 24, 2021 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Company Certificates of Merger” has the meaning set forth in Section 2.2.

“Company Common Stock” means common stock of the Company, par value $0.0001 per share.

“Company Convertible Note” means any note convertible into shares of Company Common Stock issued by the Company prior to the Closing (which, for the avoidance of doubt, shall not include any notes issued by a Subsidiary of the Company to the Company).

“Company Disclosure Letter” has the meaning specified in the introduction to ARTICLE IV.

“Company Employees” has the meaning set forth in the definition of Plan.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Sections 4.1 (Corporate Existence and Power), 4.2 (Authorization), 4.5 (Capitalization), 4.15 (Intellectual Property) and 4.22 (Finders’ Fees).

“Company IT Systems” means any and all IT Systems that are owned by, used by, licensed or leased to, outsourced by, or used (or held for use) by or for the Company or any of its Subsidiaries.

“Company Option” means each option to purchase Company Common Stock granted, and that remains outstanding, under the Equity Incentive Plan.

“Company Preferred Stock” has the meaning set forth in Section 4.5(a).

“Company Preferred Stock Conversion” has the meaning set forth in Section 3.1(a)(i).

“Company Product” has the meaning set forth in Section 4.27.

“Company Registration” means authorizations, approvals, clearances, consents, licenses, permits, certificates, exemptions, listings, or registrations issued or otherwise made available or required by any regulatory authority (including 510(k) or pre-market notification clearances, pre-market approvals, investigational device exemptions, product recertifications, manufacturing approvals and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the research investigation, development, production, manufacture, labeling, distribution, marketing, storage, shipping, transportation, export, import, use or sale of the products of the Company.

“Company Securities” means the Company Common Stock, the Company Preferred Stock, the Company Options, and any Company Warrants, Company Convertible Notes or other securities issued by the Company prior to the Closing.

“Company Securityholder” means each Person who holds Company Securities immediately prior to the First Effective Time, each of which is listed on the Capitalization Schedule.

“Company Software” means any and all Software owned (or purported to be owned), in whole or in part, by the Company or its Subsidiaries.

“Company Stockholder Approval” means the affirmative votes or written consents of (i) Persons holding more than fifty percent (50%) (on an as-converted basis) of the voting power of the Company Stockholders and (ii) Persons holding more than fifty percent (50%) of the outstanding shares of Company Preferred Stock, in each case, who deliver written consents or are present in person or by proxy at such meeting and voting thereon are required to, and shall be sufficient to, approve this Agreement and the transactions contemplated hereby.

“Company Stockholder Written Consent” has the meaning set forth in Section 7.2(a).

“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 7.2(a).

“Company Stockholders” means, at any given time, the holders of Company Capital Stock.

“Company Subsidiary Securities” has the meaning set forth in Section 4.6(b).

“Company Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Company Warrant” means a warrant exercisable for the purchase of one share of Company Common Stock.

“Consideration Spreadsheet” has the meaning set forth in Section 3.5(a).

“Contracts” means any legally binding contracts, agreements, subcontracts and leases and all amendments, modifications and supplements thereto.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 50% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 50% or more of the profits, losses, or distributions of the Controlled Person.

“Copyleft Terms” means any and all license terms (including those of the GNU General Public License, GNU Lesser General Public License, Mozilla Public License, Affero General Public License, and Eclipse Software License) that, as a condition of or in connection with the use, modification, reproduction, or distribution of any Intellectual Property licensed under such terms, requires that any other Intellectual Property that is used by or with, incorporates, relies on, or is linked to or with, is derived from, or is distributed with such licensed Intellectual Property be (a) disclosed, made available, distributed, or offered to any Person, whether in the form of object code, source code, software-as-a-service, or otherwise; (b) licensed to any Person, including for purposes of creating modifications or derivative works; or (c) subject to any other restrictions on, or other abridgement of, future licensing terms or the exercise or enforcement of any rights in such other Intellectual Property through any means.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Order or Action, directive, guideline or recommendation by any Authority (including the Centers for Disease Control and Prevention and the World Health Organization) in connection with or in response to COVID-19, including the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act, the Payroll Tax Executive Order and IRS Notices 2020-22, 2020-65 and 2021-11, or any changes thereto.

“Data Protection Requirements” has the meaning set forth in Section 4.15(i).

“DGCL” has the meaning set forth in Section 2.1.

“Dissenting Shares” has the meaning set forth in Section 2.10.

“DLLCA” has the meaning set forth in the recitals to this Agreement.

“DTC” has the meaning set forth in Section 3.2.

“Earnout Escrow Agent” has the meaning set forth in Section 3.2(b).

“Earnout Escrow Agreement” has the meaning set forth in Section 3.2(b).

“Earnout Escrow Account” has the meaning set forth in Section 3.2(b).

“Earnout Period” has the meaning set forth in Section 3.2(a).

“Earnout Securityholder” means the Company Securityholders as of the date of this Agreement.

“Earnout Trigger” has the meaning set forth in Section 3.2(a).

“Earnout Warrants” means 6,500,000 warrants, each exercisable for the purchase of one (1) PubCo Common Share at an exercise price of $11.50 per PubCo Common Share.

“Enforceability Exception” has the meaning set forth in Section 4.2.

“Enterprise Value” means (a) $480,000,000 plus (b) Closing Cash minus (c) Closing Indebtedness.

“Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Equity Incentive Plan” means the Company’s 2021 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means each entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the Company, or that is, or was at the relevant time, a member of the same “controlled group” as the Company pursuant to Section 4001(a)(14) of ERISA.

“Ex-Im Laws” mean all applicable legal requirements relating to export, re-export, transfer, and import controls.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expense Fund” has the meaning set forth in Section 11.16.

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDA Laws” means all Laws applicable to the operation of the Company’s business related to the research, investigation, development, production, marketing, distribution, storage, shipping, transport, advertising, labeling, promotion, sale, export, import, use handling and control, safety, efficacy, reliability or manufacturing of medical devices, including (i) the Federal Food, Drug, and Cosmetic Act of 1938, as amended (21 U.S.C. §§ 321 et seq.); (ii) the Public Health Service Act of 1944; (iii) the rules and regulations promulgated and enforced by the FDA thereunder, including, as applicable, those requirements relating to the FDA’s Quality System Regulation at 21 C.F.R. Part 820, Good Laboratory Practices (GLPs), Good Clinical Practices (GCPs), investigational use, premarket notification and premarket approval and applications to market new medical devices; (iv) Laws governing the development, conduct, monitoring, subject informed consent, auditing, analysis and reporting of clinical trials and non-clinical studies (including the GCP and GLP regulations contained in 21

C.F.R. Parts 11, 50, 54, 56, 58 and 812); (v) Laws governing data-gathering activities related to the detection, assessment, and understanding of adverse events (including adverse event and malfunction reporting regulations of FDA and the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH)); and (vi) all comparable state, federal or foreign Laws related to any of the foregoing.

“First Certificate of Merger” has the meaning set forth in Section 2.2.

“First Effective Time” has the meaning set forth in Section 2.2.

“First Merger” has the meaning set forth in the recitals to this Agreement.

“Foreign Corrupt Practices Act” has the meaning set forth in Section 4.14(a).

“Form S-4” has the meaning set forth in Section 6.5(a).

“Financial Statements” has the meaning set forth in Section 4.7(a).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which governs its internal affairs, in each case as amended, restated, modified or supplemented from time to time. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Hazardous Material” means (i) any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” under applicable Environmental Laws, (ii) petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, radioactive material or radon, medical wastes, biological products or pesticides, or (iii) any other substances that are regulated under Environmental Law and as to which liability may be imposed pursuant to Environmental Law.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“Healthcare Laws” means all Laws relating to healthcare regulatory matters applicable to the business of the Company including (i) all federal or state criminal or civil fraud and abuse Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the Civil Monetary Penalties Law (42 U.S.C. §1320a-7(a)), the Sunshine Act (42 U.S.C. §1320a-7(h)), the Exclusion Law (42 U.S.C. §1320a-7), the Criminal False Statements Law (42 U.S.C. §1320a-7b(a), Stark Law (42 U.S.C. §1395nn), the False Claims Act (31 U.S.C. §§3729 et seq. 42 U.S.C. §1320a-7b(a)), HIPAA, (42 U.S.C. §§1320d et seq.), and any comparable state or local Laws); and (ii) state licensing, disclosure and reporting requirements; (iii) all FDA Laws; and (iv) any comparable foreign Laws for any of the foregoing (i) through (iii) (inclusive).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191, the Health Information Technology for Economic and Clinical Health Act, Public Law 111-005, and regulations promulgated thereunder by the U.S. Department of Health and Human Services to implement certain privacy and security provisions of HIPAA, codified at 45 C.F.R. Parts 160 and 164.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements), including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person, (h) all liability of such Person with respect to any hedging obligations, including interest rate or currency exchange swaps, collars, caps or similar hedging obligations, (i) any unfunded or underfunded liabilities pursuant to any pension or nonqualified deferred compensation plan or arrangement and (j) any agreement to incur any of the same.

“Independent Director” shall mean, with respect to any corporation, a member of the board of directors of such corporation that qualified as an independent director under the Securities Act and Nasdaq rules.

“Intellectual Property” means any and all intellectual and industrial property and all worldwide rights, title and interests therein and thereto (whether registered or not) including those arising out of or associated with any of the following (a) patents, published, or unpublished patent applications (and any patents that issue as a result of those patent applications), provisional patent applications and similar filings, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, and industrial designs, together with all continuations, continuations-in-part, divisionals, reissues, reexaminations, renewals, revisions, substitutions, and extensions thereof, (b) copyrights, design rights and rights in works of authorship and copyrightable subject matter, together with any moral and economic rights of authors and inventors and rights of attribution and similar rights related thereto, including all rights of authorship, use, publication, reproduction, distribution, and performance, transformation and ownership, together with all other interests accruing by reason of international copyright conventions, (c) trade secrets and confidential information, and other proprietary information, including know-how, inventions, technology, improvements, protocols, processes, procedures, methods, research and development information, industry analyses, architecture, layouts, drawings, specifications, formulae, techniques, discoveries, designs, plans, concepts, creations, models, customer and supplier lists, business and marketing plans and proposals, pricing and cost information and algorithms (collectively, “Trade Secrets”), (d) trademarks, trade names, logos, service marks, brand names, trade dress, business names (including any fictitious or “dba” names), slogans, symbols, and other similar designations of source or indicia of origin together with all goodwill of the business symbolized by or associated with any of the foregoing (collectively, the “Marks”), and Internet domain names, (e) Software, (f) technical data, and databases, compilations and collections of technical data, (g) social media accounts and (h) any registrations or applications for registration for any of the foregoing anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in Section 2.4.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, dated September 27, 2021, by and among the Company and each of the investors listed on Schedule A thereto.

“IPO” means the initial public offering of Parent pursuant to the Prospectus.

“IT Systems” means any and all Software and technology, including information technology and computer systems, servers, sites, circuits, networks, workstations, routers, hubs, switches, data communications lines, interfaces, platforms, databases, websites (including the content thereon), applications, automated networks and control systems, SCADA, firmware, middleware computer hardware and equipment used to process, store, generate, analyze, maintain and operate data or information and all other computer, telecommunications, and information and operational technology systems, assets and equipment (including any of the foregoing accessed pursuant to outsourced or cloud computing arrangements).

“Knowledge of Parent” or “to Parent’s Knowledge” or similar terms (whether or not capitalized) means the actual knowledge (after reasonable inquiry) of Gary Teplis and Farris Griggs.

“Knowledge of the Company” or “to the Company’s Knowledge” or similar terms (whether or not capitalized) means the actual knowledge (after reasonable inquiry) of Christopher Hsieh, Richard Fang and Daniel Teo.

“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

“Leased Real Property” has the meaning specified in Section 4.19(b).

“Leases” has the meaning specified in Section 4.19(b).

“Lenders” has the meaning set forth in Section 7.5.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-Up Agreement” means the lockup agreements, in each case substantially in the form attached hereto as Exhibit C.

“M&A Contract” has the meaning specified in Section 4.12(a)(iv).

“Material Adverse Effect” means any effect, occurrence, development, fact, condition or change (“Effect”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) prevents the Company from consummating the Mergers; provided, however, that in the case of (a), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any change in applicable Laws or U.S. GAAP or any official interpretation thereof, (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, landlords, licensors, distributors, partners, providers and employees, (iv) any Effect generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as whole, (v) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of Parent or at the request of Parent, Merger Sub or Merger Sub II, (vi) any earthquake, hurricane, epidemic, pandemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (vii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company or any of its Subsidiaries operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (viii) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (viii) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, (ix) any changes in SEC guidance related to the accounting of warrants or (x) COVID-19 or any COVID-19 Measures, or the Company’s or any of its Subsidiaries’ compliance therewith; provided that, in the case of clauses (i), (ii), (iii), (iv), (vi), (vii) and (x), such Effect may be taken into account to the extent (but only to the extent) that such Effect has had, or would reasonably be expected to have, a disproportionate and adverse impact on the Company and its Subsidiaries, taken as a whole, as compared to other industry participants.

“Material Contracts” has the meaning set forth in Section 4.12(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” has the meaning set forth in Section 5.7(b).

“Merger Sub II” has the meaning set forth in the Preamble.

“Mergers” has the meaning set forth in the recitals to this Agreement.

“Money Laundering Laws” has the meaning set forth in Section 4.24.

“Nasdaq” means The Nasdaq Capital Market.

“Offer Documents” has the meaning set forth in Section 6.5(a).

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Other Filings” means any filings to be made by Parent required under the Exchange Act, Securities Act or any other United States federal, foreign or blue sky laws, other than the SEC Statement and the other Offer Documents.

“Outside Date” has the meaning set forth in Section 10.1(a).

“Owned Intellectual Property” means all Intellectual Property that is owned (or purported to be owned), in whole or in part, by the Company or its Subsidiaries, as applicable, and includes all Registered Intellectual Property and Company Software.

“Outstanding Liens” has the meaning set forth in Section 7.5.

“Parent” has the meaning set forth in the Preamble.

“Parent Board Recommendation” has the meaning set forth in the recitals to this Agreement.

“Parent Board of Directors” means the board of directors of Parent.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed on February 16, 2021 with the Secretary of State of the State of Delaware pursuant to the DGCL.

“Parent Class A Shares” means the Class A common stock, $0.0001 par value, of Parent.

“Parent Class B Shares” means the Class B common stock, $0.0001 par value, of Parent.

“Parent Common Stock” means the issued and outstanding Parent Class A Shares and Parent Class B Shares.

“Parent Disclosure Letter” has the meaning set forth in ARTICLE V.

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Sections 5.1 (Corporate Existence and Power), 5.2 (Corporate Authorization), 5.5 (Finders’ Fees) and 5.7 (Capitalization).

“Parent Parties” has the meaning set forth in ARTICLE V.

“Parent Proposals” has the meaning set forth in Section 6.5(e).

“Parent Redemption Amount” has the meaning set forth in Section 6.6.

“Parent SEC Documents” has the meaning set forth in Section 5.12(a).

“Parent Stockholder Approval” has the meaning set forth in Section 5.2.

“Parent Stockholder Meeting” has the meaning set forth in Section 6.5(a).

“Parent Termination Fee” means $2,800,000.

“PCAOB” means the Public Company Accounting Oversight Board.

“PCAOB Financial Statements” has the meaning set forth in Section 7.3.

“Permit” has the meaning set forth in Section 4.13.

“Per Share Earnout Consideration” means a number of warrants (rounded down to the nearest whole number) equal to the Earnout Warrants divided by the aggregate number of shares of Company Capital Stock held by the Earnout Securityholders immediately prior to the First Effective Time (immediately after the Company Preferred Stock Conversion).

“Per Share Merger Consideration” means (i) a number of shares (rounded down to the nearest whole number) of PubCo Common Stock equal to the Closing Share Consideration divided by the Aggregate Fully Diluted Company Shares and (ii) a number of warrants (rounded down to the nearest whole number) equal to the Closing Warrants divided by the Aggregate Fully Diluted Company Shares.

“Permitted Liens” means (a) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (i) that are not delinquent, (ii) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (iii) not resulting from a breach, default or violation by the Company of any Contract or Law; (c) Liens for Taxes (i) not yet due and payable or (ii) which are being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established on the Financial Statements in accordance with U.S. GAAP; and (d) the Liens set forth on Section 1.1(a) of the Company Disclosure Letter.

“Permitted Company Financing” has the meaning set forth in Section 8.7.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Information” means any data or information, on any media that, alone or in combination with other data or information, can, directly or indirectly, be associated with or be reasonably used to identify an individual natural Person (including any part of such Person’s name, physical address, telephone number, email address, financial account number or credit card number, government issued identifier (including social security number and driver’s license number), user identification number and password, billing and transactional information, medical, health or insurance information, date of birth, educational or employment information, vehicle identification number, IP address, cookie identifier, or any other number or identifier that identifies an individual natural Person, or such Person’s vehicle, browser or device), or any other data or information that constitutes personal data, protected health information, personally identifiable information, personal information or similar defined term under any Privacy Law or Healthcare Laws (including protected health information, as defined in 45 C.F.R. §160.103 and personal data, as defined in the EU General Data Protection Regulation).

“Plan” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, or arrangements, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is (a) sponsored, maintained, contributed or required to be contributed to by the Company or any Subsidiary, for the benefit of any current or former employee, officer, director or individual consultant of the Company or its Subsidiaries (the “Company Employees”), or (b) pursuant to which the Company or any of its Subsidiaries could have any liability (contingent or otherwise).

“PPM Delivery Deadline” has the meaning set forth in Section 7.4.

“Privacy Laws” means all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, security, disclosure or transfer of Personal Information, and all applicable Laws relating to breach notification in connection with Personal Information, including Laws relating to patient or individual healthcare information, such as HIPAA.

“Privacy Policies” has the meaning set forth in Section 4.15(i).

“Private Placement” means the private placement of securities of the Company to occur between the signing and Closing of this Agreement, subject to the terms and limitations in Section 8.7 of the Company Disclosure Letter.

“Pro Rata Earnout Portion” means, with respect to each Earnout Securityholder (other than the holders of Dissenting Shares), a fraction, the numerator of which is the sum of the aggregate number of shares of Company Capital Stock held by such Earnout Securityholder immediately prior to the First Effective Time (but immediately after the Company Preferred Stock Conversion), and the denominator of which is the aggregate number of shares of Company Capital Stock held by all Earnout Securityholders.

“Pro Rata Portion” means, with respect to each Company Securityholder (other than the holders of Dissenting Shares), a fraction, the numerator of which is the sum of the aggregate number of shares of Company Capital Stock held by such Company Securityholder immediately prior to the First Effective Time (but immediately after the Company Preferred Stock Conversion and Company Convertible Note Conversion), and the denominator of which is the aggregate number of shares of Company Capital Stock held by all Company Securityholders.

“Prospectus” has the meaning set forth in Section 11.15.

“Proxy Statement” has the meaning set forth in Section 6.5(a).

“PubCo” has the meaning set forth in the preamble to this Agreement.

“PubCo Board of Directors” means the board of directors of PubCo.

“PubCo Bylaws” has the meaning set forth in Section 8.6(b).

“PubCo Certificate of Incorporation” has the meaning set forth in Section 6.5(e).

“PubCo Common Stock” or “PubCo Common Shares” means the common stock of PubCo, par value $0.001 per share.

“PubCo Equity Incentive Plan” has the meaning set forth in Section 8.6(a).

“PubCo Option” has the meaning set forth in Section 3.1(b)(i).

“PubCo Warrant” means a warrant exercisable for the purchase of one share of PubCo Common Stock.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registered Intellectual Property” has the meaning set forth in Section 4.15(a).

“Registration Rights Agreement” means the registration rights agreement, in substantially the form attached hereto as Exhibit D.

“Released Claims” has the meaning set forth in Section 11.15.

“Release Confirmation” has the meaning set forth in Section 7.5.

“Release Notice” has the meaning set forth in Section 3.2(c).

“Representative Losses” has the meaning set forth in Section 11.16.

“Representatives” has the meaning set forth in Section 6.2(a).

“S-4 Effective Date” has the meaning set forth in Section 6.5(c).

“Sanctions” has the meaning set forth in Section 4.14(b).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission.

“SEC Statement” means the Form S-4, including the Proxy Statement, whether in preliminary or definitive form, and any amendments or supplements thereto.

“Second Certificate of Merger” has the meaning set forth in Section 2.2.

“Second Effective Time” has the meaning set forth in Section 2.2.

“Second Merger” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the Securities Act of 1933.

“Securities Law” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (i) computer software and programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, as well as all databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (ii) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, and templates, (iii) deep learning, machine learning, and other artificial intelligence technologies (collectively, “AI/ML”), and (iv) documentation, including user manuals and other training documentations, related to any of the foregoing.

“Specified Company Securityholder” has the meaning set forth in the recitals to this Agreement.

“Sponsor” means Altitude Acquisition Holdco LLC, a Delaware limited liability company.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Stockholders’ Representative” has the meaning set forth in the Preamble.

“Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.

“Substitute Awards” has the meaning set forth in Section 3.1(b)(ii).

“Superior Proposal” means any Business Combination Proposal which the Parent Board of Directors determines in good faith to be (a) more favorable to the stockholders of Parent from a financial point of view than the Mergers, taking into account all relevant factors (including all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by the Company in response to such offer or otherwise)) and (b) reasonably capable of being completed as proposed, taking into account all financial, legal, regulatory and other aspects of such proposal.

“Surviving Corporation” has the meaning set forth in the recitals to this Agreement.

“Surviving Entity” has the meaning set forth in the recitals to this Agreement.

“Tax(es)” means any U.S. federal, state or local or non-U.S. tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (whether disputed or not, whether payable directly or by withholding and whether or not requiring the filing of a Tax Return) including any income (net or gross), gross receipts, net worth, severance, stamp, occupation, premium, environmental, customs duties, capital stock, value added, inventory, profits, windfall profit, sales, use, registration, goods and services, ad valorem, franchise, license, withholding, employment, social security (or similar), workers compensation, unemployment compensation, employment, disability, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative or add-on minimum, estimated, escheat and other Taxes, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person (other than any customary commercial Contract entered into in the ordinary course of business not primarily related to Taxes).

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trading Day” means (a) for so long as the Parent Class A Shares are listed or admitted for trading on the NYSE American or any other national securities exchange, days on which such securities exchange is open for business; (b) when and if the Parent Class A Shares are quoted on the Nasdaq or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system; or (c) if the Parent Class A Shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq or similar system, days on which the Parent Class A Shares are traded regular way in the over-the- counter market and for which a closing bid and a closing asked price for the Parent Class A Shares are available.

“Transaction Expenses” has the meaning set forth in Section 11.5.

“Transfer Taxes” has the meaning set forth in Section 8.5(b).

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.

“Trust Account” has the meaning set forth in Section 5.9.

“Trust Agreement” has the meaning set forth in Section 5.9.

“Trust Fund” has the meaning set forth in Section 5.9.

“Trustee” has the meaning set forth in Section 5.9.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Unaudited Interim Financial Statements” has the meaning set forth in Section 7.3.

“VWAP” means for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a nationally recognized independent investment banking firm mutually agreed between Parent and the Company.

1.2 Construction.

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement. Captions are not a part of this Agreement, but are included for convenience, only.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine or neuter gender, includes the others, unless the context otherwise requires; the word “including” means “including without limitation”; the word “or” means “and/or”; the word “any” means “any one, more than one, or all”; and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d) Any reference in this Agreement to “PubCo” shall also mean Parent to the extent the matter relates to the pre-Closing period and any reference to “Parent” shall also mean “PubCo” to the extent the matter relates to the post-Closing period (including, for the purposes of this Section 1.2(d), the First Effective Time).

(e) Any reference in this Agreement to “Surviving Corporation” shall also mean the Company to the extent the matter relates to the pre-Closing period and any reference to the “Company” shall also mean “Surviving Corporation” to the extent the matter relates to the post-Closing period (including, for purposes of this Section 1.2(e), the First Effective Time).

(f) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law means such law as amended, restated, supplemented or otherwise modified from time to time and includes any rule, regulation, ordinance or the like promulgated thereunder, in each case, as amended, restated, supplemented or otherwise modified from time to time.

(g) Any reference to a numbered schedule means the same-numbered section of the disclosure letter. Any reference in a schedule contained in the disclosure letter delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the section or subsection of this Agreement that corresponds to such schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face and for which such disclosure would be appropriate and such appropriateness is reasonably apparent on the face of such disclosure. The mere inclusion of an item in a schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement.

(h) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

ARTICLE II

MERGERS

2.1 Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the First Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the First Merger (after the First Effective Time, the Company may be referred to as the “Surviving Corporation”), and (c) the Surviving Corporation shall become a wholly-owned subsidiary of Parent. The Company Securityholders shall be entitled to the consideration described in, and in accordance with the provisions of, ARTICLE III. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, following the First Merger and at the Second Effective Time, the Surviving Corporation shall be merged with and into Merger Sub II. As a result of the Second Merger, the separate corporate existence of the Surviving Corporation shall cease and Merger Sub II shall continue as the Surviving Entity of the Second Merger.

2.2 Merger Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company shall file a certificate of merger in the form attached hereto as Annex I with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”). The First Merger shall become effective upon the filing of the First Certificate of Merger or at such later time as is agreed to by the Parties and specified in the First Certificate of Merger (the time at which the First Merger becomes effective is herein referred to as the “First Effective Time”). As soon as practicable following the First Effective Time and in any case on the same day as the First Effective Time, the Surviving Corporation and Merger Sub II shall cause the Second Merger to be consummated by filing a certificate of merger in the form attached hereto as Annex II (the “Second Certificate of Merger” and, together with the First Certificate of Merger, the “Company Certificates of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL and the DLLCA and mutually agreed by the parties (the date and time of the filing of such Second Certificate of Merger (or such later time as may be agreed by each of the Parties hereto and specified in such Second Certificate of Merger) being the “Second Effective Time”).

2.3 Effect of the Mergers. At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company and Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. Merger Sub will be merged with and into the Company, and the separate corporate existence of Merger Sub will cease, and the Surviving Corporation will become a direct wholly-owned subsidiary of PubCo, all as provided under the DGCL and the provisions of this Agreement. At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation and Merger Sub II shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Entity, which shall include the assumption by the Surviving Entity of any and all agreements, covenants, duties and obligations of the Company and the Merger Sub set forth in this Agreement to be performed after the Closing. The Surviving Corporation will be merged with and into Merger Sub II, and the separate corporate existence of the Surviving Corporation will cease, and the Surviving Entity will become a direct wholly-owned subsidiary of PubCo, all as provided under the DGCL and the DLLCA and the provisions of this Agreement.

2.4 U.S. Tax Treatment. For U.S. federal income tax purposes, the parties hereto intend that the First Merger and the Second Merger shall be treated as a single integrated transaction described in Rev. Rul. 2001-46, 2001-2 C.B. 321 and, taken together, are treated as a merger of the Company with and into Parent that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Parent, Merger Sub and the Company are to be parties under Section 368(b) of the Code, and this Agreement is intended to be, and is hereby adopted, as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations (the “Intended Tax Treatment”). None of the parties, as of the date hereof, knows of any fact or circumstance (without conducting independent inquiry or diligence of the other relevant party), or has knowingly taken or will knowingly take any action, if such fact, circumstance or action would be reasonably expected to cause the Mergers to fail to qualify for the Intended Tax Treatment. The parties hereby agree to file all applicable Tax Returns on a basis consistent with the Intended Tax Treatment unless otherwise required by a Taxing Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or a change in applicable Law after the date hereof. Each of the parties agrees to use commercially reasonable efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Taxing Authority. Each of the parties acknowledges and agrees that each such party (A) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement and (B) is responsible for paying its own Taxes, including as a result of any adverse Tax consequences if the Mergers is determined not to qualify as for its Intended Tax Treatment.

2.5 Organizational Documents of the Surviving Corporation and the Surviving Entity. At the First Effective Time, by virtue of the First Merger, the Company Certificate of Incorporation and bylaws, in each case as in effect immediately prior to the First Effective Time, shall cease to have effect and shall be amended to read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the First Effective Time, except that the name of the Surviving Corporation shall be “Picard Medical, Inc.” At the Second Effective Time, by virtue of the Second Merger, the Surviving Corporation’s certificate of incorporation and bylaws, in each case as in effect immediately prior to the Second Effective Time, shall cease to have effect and the certificate of formation and operating agreement of the Merger Sub II shall continue to be the certificate of formation and operating agreement of the Surviving Entity prior to the Closing Date, until thereafter amended in accordance with their respective terms and as provided by the DLLCA, except that the name of the Surviving Entity shall be “Picard Medical, LLC.”

2.6 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with ARTICLE X, the closing of the Mergers (the “Closing”) shall take place virtually at 10:00 a.m. local time, on the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted by applicable law) of the conditions set forth in ARTICLE IX or at such other time, date and location as Parent and Company agree in writing. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”.

2.7 Board of Directors of PubCo; Officers. Immediately after the Closing, the PubCo Board of Directors will consist of seven (7) directors, two (2) of which will be initially designated by Sponsor, with each of such designees qualifying as an Independent Director, and five (5) of which will be designated by the Company, with at least two (2) of such designees qualifying as Independent Directors. At least a majority of the PubCo Board of Directors shall qualify as Independent Directors. The officers of the Company shall become the officers of PubCo immediately after the Closing. The officers and directors of PubCo after the Closing shall also serve as the officers and managers of the Surviving Entity.

2.8 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and interest in, to and under, or possession of, all assets, property, rights, privileges, powers and franchises of the Company, Merger Sub and Merger Sub II, the officers and managers of the Surviving Entity are fully authorized in the name and on behalf of the Company, Merger Sub and Merger Sub II, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

2.9 No Further Ownership Rights in Company Securities. At the First Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock or other securities of the Company on the records of the Company. From and after the First Effective Time, the holders of shares of Company Capital Stock outstanding immediately prior to the First Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law.

2.10 Appraisal Rights. Notwithstanding anything to the contrary contained herein, any shares of Company Capital Stock that are issued and outstanding immediately prior to the First Effective Time and in respect of which appraisal rights shall have been perfected, and not waived, withdrawn or lost, in accordance with the DGCL in connection with the First Merger and that are owned by a holder who complies in all respects with Section 262 of the DGCL (such shares, “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of the Closing Share Consideration, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to any such Dissenting Shares pursuant to the DGCL. At the First Effective Time, (a) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (b) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the DGCL. Each holder of Dissenting Shares who, pursuant to the DGCL, becomes entitled to payment thereunder for such shares shall receive payment therefor in accordance with the DGCL (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the First Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, then (i) the right of such holder to be paid the fair value of such shares shall cease, (ii) any such shares shall immediately be deemed to have converted as of the First Effective Time into the right to receive the applicable portion of the Closing Share Consideration (upon the terms and conditions of this Agreement) in respect of such shares as if such shares never had been Dissenting Shares, and (iii) PubCo shall issue and deliver (or cause to be issued and delivered) to the holder thereof, the applicable portion of the Closing Share Consideration as if such shares never had been Dissenting Shares. The Company shall give Parent prompt written notice (and in any event within two (2) Business Days) of any demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and, following the First Effective Time, direct all negotiations and proceedings with respect to such demands. Prior to the First Effective Time, neither the Company nor Parent shall, except with the prior written consent of the other party (in its sole discretion), (x) make any payment or offer to make any payment with respect to, or settle or compromise or offer to settle or compromise, any claim or demand in respect of any Dissenting Shares, (y) waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL or (z)  agree or commit to do any of the foregoing.

ARTICLE III

CONSIDERATION

3.1 Conversion of Securities.

(a) Effect on Company Capital Stock.

(i) Conversion of Company Preferred Stock. Immediately prior to the First Effective Time, each issued and outstanding share of Company Preferred Stock shall automatically convert into one (1) share of Company Common Stock (collectively, the “Company Preferred Stock Conversion”). All of the shares of Company Preferred Stock converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Preferred Stock shall thereafter cease to have any rights with respect to such securities.

(ii) Conversion of Company Common Stock. Subject to Section 2.10, at the First Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub, the Company, the

Company Securityholders or any other Person, (A) each share of Company Common Stock held by an Earnout Securityholder issued and outstanding immediately prior to the First Effective Time (other than the Dissenting Shares) shall be automatically canceled and converted into the right to receive the Per Share Merger Consideration plus the Per Share Earnout Consideration as set forth in the Consideration Spreadsheet in accordance with Section 3.2, in each case, without interest and (B) each share of Company Common Stock held by a Company Securityholder that is not an Earnout Securityholder issued and outstanding immediately prior to the First Effective Time (other than the Dissenting Shares) shall be automatically canceled and converted into the right to receive the Per Share Merger Consideration as set forth in the Consideration Spreadsheet in accordance with Section 3.2, without interest.

(iii) Conversion of Company Convertible Debt. Immediately prior to the First Effective Time, each Company Convertible Note, if any, shall automatically convert into a number of shares of Company Common Stock in accordance with the terms of such Company Convertible Note (collectively, the “Company Convertible Note Conversion”). All of the Company Convertible Notes converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Convertible Notes shall thereafter cease to have any rights with respect to such Company Convertible Notes.

(b) Treatment of Company Convertible Securities.

(i) Effective as of the First Effective Time, each Company Option that is outstanding and unexercised immediately prior to the First Effective Time, whether or not then vested or exercisable, shall be assumed by PubCo and shall be converted into a stock option (a “PubCo Option”) to acquire shares of PubCo Common Stock in accordance with this Section 3.1. Each such PubCo Option as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Option immediately prior to the First Effective Time (but taking into account any changes thereto provided for in the applicable Equity Incentive Plan, in any award agreement or in such Company Option by reason of the transactions contemplated by this Agreement). As of the First Effective Time, each such PubCo Option as so assumed and converted shall be for that number of shares of PubCo Common Stock that each such Company Option would receive if such Company Option was treated as a share of Company Common Stock in accordance with Section 3.1(a)(ii) (with the exercise price of such PubCo Option adjusted as necessary to preserve the original economics of such Company Option). The Company shall terminate the Equity Incentive Plan as of the First Effective Time. As of the First Effective Time, all Company Options shall no longer be outstanding and each holder of PubCo Options shall cease to have any rights with respect to such Company Options, except as set forth in this Section 3.1.

(ii) Effective as of the First Effective Time, each Company Warrant, if any, that is outstanding and unexercised immediately prior to the First Effective Time, whether or not then vested or exercisable, shall be assumed by PubCo and shall be converted into a PubCo Warrant to acquire shares of PubCo Common Stock in accordance with this Section 3.1. Each such PubCo Warrant as so assumed and converted shall continue to have, and shall be subject to, the same terms and conditions as applied to the Company Warrant immediately prior to the First Effective Time (but taking into account any changes thereto by reason of the transactions contemplated by this Agreement). As of the First Effective Time, each such PubCo Warrant as so assumed and converted shall be for that number of shares of PubCo Common Stock that each such Company Warrant would receive if such Company Warrant was treated as a share of Company Common Stock in accordance with Section 3.1(a)(ii) (with the exercise price of such PubCo Warrant adjusted as necessary to preserve the original economics of such Company Warrant). As of the First Effective Time, all Company Warrants shall no longer be outstanding and each holder of PubCo Warrants shall cease to have any rights with respect to such Company Warrants, except as set forth in this Section 3.1.

(iii) Notwithstanding the foregoing, the conversions described in this Section 3.1 will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D). Following the First Effective Time, each PubCo Option shall be subject to the PubCo Equity Incentive Plan (and considered “Substitute

Awards” for purposes thereof) and to the same terms and conditions, including, without limitation, any vesting conditions, as had applied to the corresponding Company Option as of immediately prior to the First Effective Time, except for such terms rendered inoperative by reason of the transactions contemplated by this Agreement, subject to such adjustments as reasonably determined by the PubCo Board of Directors to be necessary or appropriate to give effect to the conversion or the transactions contemplated by this Agreement.

(c) Conversion of Shares of Merger Sub. Each share of Merger Sub that is issued and outstanding immediately prior to the First Effective Time will, by virtue of the First Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one share of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub are so converted shall be the only shares of the Surviving Corporation that are issued and outstanding immediately after the First Effective Time). Each certificate (if any) evidencing ownership of shares of Merger Sub will, as of the First Effective Time, be deemed to evidence ownership of such shares of the Surviving Corporation.

(d) Treatment of Shares of Company Common Stock Owned by the Company. At the First Effective Time, all shares of Company Common Stock that are owned by the Company as treasury shares immediately prior to the First Effective Time shall be canceled and extinguished without any conversion thereof.

(e) Surrender of Certificates. All PubCo Common Stock issued upon the surrender and cancellation of the Company Common Stock, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities.

(f) Lost or Destroyed Certificates. In the event any certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates or securities, as the case may be, upon the making of an affidavit of that fact by the holder thereof (without the requirement to post a bond), such securities, as may be required pursuant to this Section 3.1.

(g) Surviving Entity Equity Securities. On the terms and subject to the conditions set forth herein, at the Second Effective Time, by virtue of the Second Merger and without any action on the part of any holder thereof, the limited liability company interests of Merger Sub II outstanding immediately prior to the Second Effective Time shall be converted into and become the limited liability company interests of the Surviving Entity, all of which shall be owned by PubCo, which shall continue as the sole member of Surviving Entity. From and after the Second Effective Time, the limited liability company interests of Merger Sub II as of immediately prior to the Second Effective Time shall be deemed for all purposes to represent the number of limited liability company interests of the Surviving Entity into which they were converted in accordance with the immediately preceding sentence.

(h) Finders. At the Closing, Parent shall issue 100,000 shares of PubCo Common Stock and 30,000 PubCo Warrants to the individuals set forth on Schedule 3.1(h).

3.2 Earnout.

(a) At the Closing, Parent shall issue electronically through The Depository Trust Company (“DTC”), using DTC’s Deposit/Withdrawal At Custodian System, to the Earnout Securityholders and such Earnout Securityholders will deliver to the Earnout Escrow Agent (as defined below), the Earnout Warrants (as such Earnout Warrants may be adjusted for any stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination) which Earnout Warrants shall be released to the Earnout Securityholders based on their Pro Rata Earnout Portion of the Per Share Earnout Consideration as set forth in the Consideration Spreadsheet, if, at any time during the five (5) year period following the Closing (the “Earnout Period”), the VWAP of PubCo Common Stock for any 20 Trading Days within any 30 Trading Day period is greater than $12.50 (the “Earnout Trigger”). The parties agree that the Earnout Securityholders shall be treated, on a pro rata basis, as the owners of the Earnout Warrants for so long as they are in the Earnout Escrow Account for income Tax purposes, and shall file all Tax Returns consistent with such treatment.

(b) Upon receipt of the Earnout Warrants, an escrow agent mutually agreed to by Parent and the Company (the “Earnout Escrow Agent”) will place such Earnout Warrants in an escrow account (the “Earnout Escrow Account”) established pursuant to an escrow agreement in a form reasonably acceptable to Parent, the Company and the Earnout Escrow Agent, to be entered into at the Closing by Parent, the Stockholders’ Representative and the Earnout Escrow Agent (the “Earnout Escrow Agreement”).

(c) Promptly upon the occurrence of the Earnout Trigger, PubCo and the Stockholders’ Representative shall prepare and deliver, or cause to be prepared and delivered, a joint written release instruction to the Earnout Escrow Agent (a “Release Notice”), which Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Earnout Warrants to be released and the identity of the Earnout Securityholder to whom they should be released). The Earnout Warrants that are not earned on or before the expiration of the Earnout Period shall be automatically forfeited and cancelled.

(d) If the number of Earnout Warrants to which an Earnout Securityholder is entitled hereunder is a fractional amount, such amount shall be rounded down to the nearest whole number.

3.3 No Fractional Shares. No fractional PubCo Common Shares, or certificates or scrip representing fractional PubCo Common Shares, will be issued upon the conversion of the Company Common Stock pursuant to the First Merger and any such fractional shares or interests therein will not entitle the owner thereof to vote or to any rights of a stockholder of PubCo. Any fractional PubCo Common Shares will be rounded down to the nearest whole number of PubCo Common Shares.

3.4 Withholding. Notwithstanding any other provision in this Agreement to the contrary, Parent, Merger Sub, Merger Sub II, the Company and the Surviving Entity, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any applicable provision of state, local or non-U.S. Tax Law. Other than in respect of amounts subject to compensatory withholding or as a result of the failure to deliver the certification required pursuant to Section 9.2(k), each of the parties hereto shall use commercially reasonable efforts to notify the Person in respect of whom such deduction or withholding is expected to be made at least five (5) Business Days prior to making any such deduction or withholding, which notice shall be in writing and include the amount of and basis for such deduction or withholding. The parties hereto shall use commercially reasonable efforts to provide recipients of consideration with a reasonable opportunity to provide documentation establishing exemptions from or reductions of such withholdings. In the case of any such payment payable to employees of the Company or its Subsidiaries in connection with the Mergers treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or the relevant Subsidiary’s payroll to facilitate applicable withholding. To the extent that amounts are so deducted and withheld and paid over to the appropriate Taxing Authorities, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.5 Consideration Spreadsheet.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Parent a form closing consideration spreadsheet (the “Consideration Spreadsheet”), prepared by the Company in good faith and detailing, in each case, as of immediately prior to the First Effective Time, based, when relevant, on assumptions reasonably acceptable to Parent which are described in detail in the Consideration Spreadsheet:

(i) the name and address of record of each Company Stockholder and the number and class, type or series of shares of Company Capital Stock held by each, and in the case of shares of each series of

Company Preferred Stock, the number of shares of Company Common Stock into which such shares of Company Preferred Stock are convertible;

(ii) the names of record of each holder of Company Options, and the exercise price, number of shares of Company Common Stock subject to each Company Option held by it and vesting arrangements with respect to any unvested Company Option (including the vesting schedule, vesting commencement date, date fully vested);

(iii) the number of Aggregate Fully Diluted Company Shares;

(iv) a detailed calculation of the Per Share Merger Consideration (in each case, without regard to withholding);

(v) a detailed calculation of the Per Share Earnout Consideration (in each case, without regard to withholding);

(vi) a detailed calculation of the Closing Cash;

(vii) a detailed calculation of the Closing Indebtedness;

(viii) for each Company Securityholder, its share of the Per Share Merger Consideration based on its Pro Rata Portion;

(ix) for each Earnout Securityholder, its share of the Per Share Earnout Consideration based on its Pro Rata Earnout Portion;

(x) detailed information with respect to the names of investors and lenders, amounts committed by each of them and other material terms of all Permitted Company Financing; and

(xi) any explanatory or supporting information, including calculations, as Parent may reasonably request.

(b) The contents of the Consideration Spreadsheet delivered hereunder shall be subject to reasonable review and comment by Parent, but the Company shall, in all events, remain solely responsible for the contents of the Consideration Spreadsheet. Under no circumstances shall Parent, Merger Sub or Merger Sub II be responsible for the calculations or the determinations regarding such calculations in the Consideration Spreadsheet so long as such calculations were not made by Parent and the Parties agree that Parent shall be entitled to rely on the most recently delivered Consideration Spreadsheet in making payments under this ARTICLE III.

(c) Nothing contained in this Section 3.5 or in the Consideration Spreadsheet shall be construed or deemed to (i) modify the Company’s obligations to obtain Parent’s prior written consent to the issuance of any securities pursuant to Section 6.1(a)(xix); or (ii) alter or amend the definition of Closing Cash, Closing Indebtedness, Per Share Merger Consideration or Per Share Earnout Consideration.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Parent that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

4.1 Corporate Existence and Power.

(a) The Company has been duly incorporated, is validly existing as a corporation and is in good standing under the Laws of the State of Delaware. The copies of the certificate of incorporation of the Company certified by the Secretary of the State of Delaware and the bylaws, as in effect on the date hereof, previously made available by the Company to Parent are true, correct and complete and are in effect as of the date of this Agreement. The Company has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to have such corporate power and authority to own, operate and lease and to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The direct and indirect Subsidiaries of the Company and their respective jurisdictions of incorporation or organization, in each case, as of the date of this Agreement are set forth on Section 4.1(b) of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized, are validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted. Each Subsidiary is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be in good standing or so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.2 Authorization. Other than the Company Stockholder Approval, the Company has the requisite corporate power and authority to execute and deliver this Agreement and each Additional Agreement to which it is or will be a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Additional Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company Board of Directors and, other than execution and delivery of the Company Stockholder Approval, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or such Additional Agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such Additional Agreement (when executed and delivered by the Company) will be, duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Additional Agreement to which the Company is or will be a party, constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “Enforceability Exceptions”).

4.3 Governmental Authorization; Consents. Assuming the truth and completeness of the representations and warranties of Parent contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Authority is required on the part of the Company or any of its Subsidiaries with respect to the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the

HSR Act and Securities Law, (ii) the filing of the Company Certificates of Merger in accordance with the DGCL and the DLLCA and (iii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform or comply with on a timely basis any material obligation of the Company under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof.

4.4 No Conflict. The execution, delivery and performance of this Agreement and each Additional Agreement to which the Company is or will be a party by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the Governing Documents of the Company or any of its Subsidiaries, (b) violate any provision of, or result in the breach of or default by the Company under any applicable Law or Order, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, the terms, conditions or provisions of any Material Contract or Lease, (d) result in the creation of any Lien (except Permitted Liens) upon any of the properties, rights or assets of the Company or its Subsidiaries, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien (except for Permitted Liens) or (f) result in a violation or revocation of any license, permit or approval from any Authority or other Person, except, in each case of clauses (b) through (f), for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.5 Capitalization.

(a) The authorized capital stock of the Company consists of 45,000,000 shares of the Company Common Stock, par value $0.0001 per share, and 30,000,000 shares of preferred stock, par value $0.0001 per share (the “Company Preferred Stock”), of which 3,690,571 shares of Company Common Stock and 18,406,857 shares of Company Preferred Stock are issued and outstanding as of the date of this Agreement. There are 1,761,473 shares of Company Common Stock reserved for issuance pursuant to outstanding unexercised Company Options. There are 824,087 shares of Company Common Stock reserved for issuance of future Company Options under the Equity Incentive Plan. No other shares of capital stock or other voting securities of the Company (other than awards issued and shares of Company Common Stock reserved for issuance under the Equity Incentive Plan) are issued, reserved for issuance or outstanding. All issued and outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock or Company Preferred Stock were or are subject to, or were issued in violation, of any purchase option, right of first refusal, preemptive right, subscription right or any similar right (including under any provision of the DGCL, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which the Company or any of its assets are bound). Section 4.5(a) of the Company Disclosure Letter contains a true, correct and complete list of each Company Option outstanding as of the date of this Agreement, the holder thereof, the number of shares of Company Common Stock issuable thereunder or otherwise subject thereto, the grant date thereof and the exercise price and expiration date thereof.

(b) Except for the Company Options there are no (i) outstanding warrants, options, agreements, convertible securities, performance units or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any of its shares or other securities, (ii) outstanding obligations of the Company to repurchase, redeem or otherwise acquire outstanding capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) treasury shares of capital stock of the Company, (iv) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote, are issued or outstanding, (v) preemptive or similar rights to purchase or otherwise acquire shares or other securities of the Company pursuant to any provision of Law, the Company Certificate of Incorporation or any Contract to which the Company is a party or by which it or any of its assets are bound, or (vi) Liens (including any right of first refusal, right of first offer, proxy, voting trust, voting agreement or similar arrangement) with respect to the sale or voting of shares or securities of the Company (whether outstanding or issuable).

(c) Each Company Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Equity Incentive Plan pursuant to which it was issued, (ii) has an exercise price per share of Company Common Stock equal to or greater than the fair market value of such share at the close of business on the date of such grant, (iii) has a grant date identical to the date on which the Company Board of Directors or compensation committee actually awarded such Company Option, (iv) qualifies for the tax and accounting treatment afforded to such Company Option in the Company’s tax returns and the Company’s financial statements, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

(d) As of the date of this Agreement, all outstanding shares of the Company Capital Stock are owned of record by the Persons set forth on the capitalization schedule provided in Section 4.5(d) of the Company Disclosure Letter (the “Capitalization Schedule”) in the amounts set forth opposite their respective names. The Capitalization Schedule sets forth, as of the date hereof, a true and accurate statement of the following information: (i) the name of each Company Securityholder; (ii) the number and type or class of each Company Security held by each Company Securityholder, including, if applicable to such Company Securityholder, the number of shares of Company Common Stock issuable upon conversion or exercise of such Company Security and the exercise price per share for such Company Security; (iii) the vesting arrangements with respect to each Company Security held by such Company Securityholder (including the vesting schedule, vesting commencement date, date fully vested and the extent to which such Company Security is or will be vested as of the First Effective Time); (iv) the total number of PubCo Common Shares issuable pursuant to Section 3.1(a) in respect of each share of Company Common Stock held by such Company Securityholder; and (v) the total number of PubCo Common Shares issuable pursuant to Section 3.1 upon conversion of each Company Option held by such Company Securityholder, and the respective exercise price per share applicable to such Company Option following the First Effective Time.

4.6 Subsidiaries.

(a) Section 4.6(a) of the Company Disclosure Letter sets forth, as of the date hereof, the capitalization of each of the Company’s direct and indirect Subsidiaries. The outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, as of the date hereof, all of the outstanding ownership interests in each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any Liens (other than the restrictions under applicable Securities Laws, transfer restrictions existing under the terms of the Governing Documents of such Subsidiary, and Permitted Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights. Neither the Company nor any of its Subsidiaries owns any shares of capital stock or other equity interests in any Person other than as set forth on Section 4.6(a) of the Company Disclosure Letter.

(b) Except as set forth on Section 4.6(b) of the Company Disclosure Letter, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for ownership interests in any Subsidiary of the Company, (ii) obligations, options, warrants or other rights (including preemptive rights), commitments or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Subsidiary of the Company (the items in clauses (i) – (iii), in addition to all ownership interests of the Company’s Subsidiaries, being referred to collectively as the “Company Subsidiary Securities”). Except as set forth on Section 4.6(b) of the Company Disclosure Letter, there are no (x) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (y) obligations or commitments of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries own any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.

4.7 Financial Statements.

(a) Attached as Section 4.7(a) of the Company Disclosure Letter hereto are true and complete copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2020, December 31, 2021 and December 31, 2022 and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity thereto (the “Financial Statements”).

(b) The Financial Statements (i) have been prepared from, and accurately reflect in all material respects, the Books and Records of the Company and its Subsidiaries in accordance with U.S. GAAP, (ii) present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), cash flows and changes in shareholders’ equity of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with U.S. GAAP consistently applied in all material respects throughout the periods covered thereby and (iii) when delivered by the Company for inclusion in the registration statement for filing with the SEC following the date of this Agreement, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) The books of account and other financial records of the Company and its Subsidiaries have been kept accurately in all material respects in the ordinary course of business, the transactions entered into therein represent bona fide transactions, and the revenue, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The Company and its Subsidiaries have established and maintained systems of internal controls sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of the Company and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management of such entity, (ii) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries and (iv) that accounts, notes and other receivables and inventory are recorded accurately. The Books and Records of the Company and its Subsidiaries have been kept and maintained all material respects in accordance with applicable Laws.

(d) Any Taxes or Tax liabilities of the Company and its Subsidiaries incurred but not yet due and payable (i) for periods covered by the Financial Statements have been properly accrued and adequately disclosed on the Financial Statements in accordance with U.S. GAAP, and (ii) for periods not covered by the Financial Statements have been properly accrued on the Books and Records of the Company and its Subsidiaries in accordance with U.S. GAAP.

(e) The PCAOB Financial Statements, when delivered by the Company in accordance with this Agreement for inclusion in the registration statement on Form S-4, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date, and will have been audited by a PCAOB qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act. The Unaudited Interim Financial Statements, when delivered by the Company in accordance with this Agreement for inclusion in the registration statement on Form S-4 for filing with the SEC, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date.

4.8 Undisclosed Liabilities. There is no liability, debt or obligation of the Company or any of its Subsidiaries, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected or reserved for on a balance sheet prepared in accordance with U.S. GAAP, except for liabilities, debts or obligations (a) expressly reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) arising in the ordinary course of the Company or any of its Subsidiaries since the date of the most recent balance sheet included in the Financial Statements, (c) arising under this Agreement and/or the performance by the Company of its obligations hereunder, or (d) disclosed on Section 4.8 of the Company Disclosure Letter.

4.9 Absence of Certain Changes. From June 30, 2022 until the date of this Agreement, (a) the Company and its Subsidiaries have conducted in all material respects their respective businesses in the ordinary course and in a manner consistent with past practice; (b) there has not been any Material Adverse Effect; and (c) neither the Company nor its Subsidiaries has taken any action that, if taken after the date of this Agreement and prior to the consummation of the Mergers, would require the consent of Parent pursuant to Section 7.1.

4.10 Properties; Title to the Company’s Assets. As of the date hereof, the Company, and/or its Subsidiaries own and have good title to or a valid leasehold, license or similar interest in each item of material tangible personal property reflected on the books of the Company and its Subsidiaries or material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all Liens other than Permitted Liens.

4.11 Litigation. Except as set forth on Section 4.11 of the Company Disclosure Letter there are no, and in the preceding two year period there has not been any, material Actions pending or, to the Knowledge of the Company, threatened (in writing) (a) against the Company or any of its Subsidiaries, or any of their respective operations, properties, rights or assets or (b) related to the consummation of the transactions contemplated hereby. To the Knowledge of the Company, there is no valid basis for any such Action. Except as set forth on Section 4.11 of the Company Disclosure Letter there is no Order imposed upon or, to the Knowledge of the Company, threatened (in writing) against the Company or any of its Subsidiaries or any of their respective operations, properties, rights or assets, or that would prevent, enjoin, alter or delay the transactions contemplated hereby. There is no unsatisfied judgment or any open injunction binding upon the Company or any of its Subsidiaries.

4.12 Contracts.

(a) Except for the Leases and Plans set forth on Section 4.17(a) of the Company Disclosure Letter, Section 4.12(a) of the Company Disclosure Letter sets forth a true, complete and accurate list of all of the following Contracts to which as of the date of this Agreement, the Company and/or any of its Subsidiaries is a party or is otherwise bound:

(i) all Contracts that require payments or expenses incurred by, or payments or income to, the Company or its Subsidiaries of $250,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar Contracts, in each case requiring the payment of any commissions by the Company or its Subsidiaries in excess of $250,000 annually;

(iii) each Contract that grants to any Person (other than the Company or its Subsidiaries) (A) any “most favored nation” provisions or other price guarantees or (B) non-competition, non-solicitation or no-hire provisions imposed on the Company or its Subsidiaries;

(iv) (x) Contracts (including letters of intent) entered into since December 31, 2020 with respect to mergers, acquisitions or sales of any Person or other business unit or division thereof by the Company or any of its Subsidiaries (each an “M&A Contract”), or (y) M&A Contracts in which the Company or any of its Subsidiaries have any ongoing obligations or liabilities, including deferred purchase price payments, earn-out payments or indemnification obligations;

(v) Contracts establishing partnerships, joint ventures, strategic alliances or other collaborations, in each case, that are material to the Company or its Subsidiaries, taken as a whole;

(vi) each Contract with Authorities;

(vii) each Contract under which the Company or its Subsidiaries has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, or (C) extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary course of business);

(viii) Contracts that relate to the settlement or final disposition of any material Action within the last three years;

(ix) each Contract to which the Company or any of its Subsidiaries is a party whereby the Company or any of its Subsidiaries (A) has granted any Person any license, immunity, covenant not to sue or other rights to a third party in or to any Owned Intellectual Property (other than non-exclusive licenses granted by the Company or its Subsidiaries of Owned Intellectual Property to customers in the ordinary course of business consistent with past practice) or (B) is granted a license, immunity, covenant not to sue or other rights from a third party in or to any Intellectual Property (other than (x) non-exclusive licenses in respect of commercially available off-the-shelf software on standard terms with annual fees not exceeding $50,000), and (y) invention assignment agreements with current and former employees, consultants, and independent contractors of the Company and its Subsidiaries on standard forms made available to Parent and without any material exclusions or deviations);

(x) Contracts with any officer, director, manager, stockholder, member of an Affiliate of the Company or any of its Subsidiaries or any of their respective relatives or Affiliates (other than the Company or any of the Company’s Subsidiaries) (excluding employee confidentiality and invention assignment agreements, equity or incentive equity documents, Governing Documents, employment agreements, Contracts set forth under Section 4.12(a)(ix) or Section 4.12(a) of the Company Disclosure Letter and offer letters for at-will employment set forth on Section 4.12(a) of the Company Disclosure Letter);

(xi) employment, severance, consulting, and similar Contracts with each current executive, officer, director, employee or independent contractor of the Company or its Subsidiaries providing for an annual base salary in excess of $123,000 which is not terminable at-will without any further liability to the Company or its Subsidiaries;

(xii) any corporate integrity agreements, settlement and other similar agreements with Authorities;

(xiii) each employee collective bargaining agreement or similar Contract between the Company or any of the Company’s Subsidiaries, on the one hand, and any labor union or other body representing employees of the Company or any of the Company’s Subsidiaries, on the other hand;

(xiv) all Contracts not cancellable by the Company or its Subsidiaries with no more than sixty (60) days’ notice if the effect of such cancellation would result in a monetary penalty in excess of $250,000 per the terms of such Contract;

(xv) all Contracts that may be terminated, or the provisions of which may be altered, as a result of the consummation of the transactions contemplated by this Agreement or any Additional Agreement to which the Company or its Subsidiaries are a party; and

(xvi) all Contracts that address the provisions for business associate contracts required by HIPAA.

(b) All of the foregoing set forth on Section 4.12(a) of the Company Disclosure Letter, including all amendments and modifications thereto, are sometimes collectively referred to as “Material Contracts.” The Company has furnished or otherwise made available to Parent true, complete and correct copies of all Material Contracts. To the Knowledge of the Company, each Material Contract sets forth the entire agreement and understanding between the Company and/or its Subsidiaries and the other parties thereto. Each Material Contract is valid, binding and in full force and effect (subject to the Enforceability Exceptions and assuming such Material Contract is a valid and legally binding obligation of the counterparty thereto). None of the Company, its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, is in default or violation of any Material Contract in any material respect. There is no event or condition that exists that constitutes or, with or without notice or the passage of time or both, would constitute any such default or violation by the Company, its Subsidiaries or, to the Knowledge of the Company, any other party thereto, or give rise to any acceleration of any obligation or loss of rights or any right of termination of a Material Contract. To the Knowledge of the Company, since December 31, 2020, neither the Company nor any of its Subsidiaries has received any notice or request, in each case, in writing, on behalf of any other party to a Material Contract to terminate, cancel or not renew such Material Contract, or to renegotiate any material term thereof.

4.13 Licenses and Permits. Section 4.13 of the Company Disclosure Letter correctly lists each material license, franchise, permit, order or approval or other similar authorization required under applicable law to carry out or otherwise affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect, and none of the Permits will, assuming the related consent has been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company and its Subsidiaries have all material Permits necessary to operate the Business, including those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA necessary to conduct the Business. Neither the Company nor its Subsidiaries are in material breach or violation of, or material default under, any such Permit, and, to the Company’s Knowledge, no basis exists which, with notice or lapse of time or both, would constitute any such breach, violation or default or give any Authority grounds to suspend, revoke or terminate any such Permit. Neither the Company nor its Subsidiaries have received any written (or, to the Company’s Knowledge, oral) notice from any Authority regarding any violation of any Permit. Since December 31, 2020, there has not been and there is not any pending or, to the Company’s Knowledge, threatened action, investigation or disciplinary proceeding by or from any Authority against the Company or its Subsidiaries involving any Permit.

4.14 Compliance with Laws.

(a) Neither the Company nor any of its Subsidiaries is in violation in any material respect of, and, since January 1, 2021, has been in compliance in all material respects with all applicable Laws. Since January 1, 2021, neither the Company nor its Subsidiaries have been threatened in writing or given written notice of any violation of any Law or any judgment, order or decree entered by any Authority. Without limiting the generality of the foregoing, the Company and its Subsidiaries are, and during the last three years have been, in material compliance with: (i) every Law applicable to the Company and its Subsidiaries due to the specific nature of the Business, including Data Protection Requirements; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to the Company and its Subsidiaries; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, a hostile work environment. During the last three years, neither the Company nor its Subsidiaries have been threatened or charged in writing (or to the Company’s Knowledge orally) with or given written (or to the Company’s Knowledge oral) notice of any violation of any Data Protection Requirements, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence and, to the Company’s Knowledge, neither the Company nor its Subsidiaries are under any investigations with respect to any such Law.

(b) Neither the Company, its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or its Subsidiaries is, or is owned or controlled by individuals or entities that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions, including (currently), Crimea, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic of Ukraine, and the so-called Luhansk People’s Republic of Ukraine.

(c) The Company, its Subsidiaries, and their respective directors, officers, agents, employees, Affiliates, and Persons are in compliance with all applicable Sanctions and Ex-Im Laws in all material respects. The Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to achieve compliance with applicable Sanctions and Ex-Im Laws.

4.15 Intellectual Property and IT Security.

(a) Section 4.15(a) of the Company Disclosure Letter sets forth a true, accurate and complete list of (i) all Owned Intellectual Property for which applications have been filed or registrations have been obtained, whether in the United States or internationally (“Registered Intellectual Property”) and (ii) all material unregistered Marks constituting Owned Intellectual Property and material Company Software. Each item of Registered Intellectual Property is subsisting and has not been abandoned, canceled or otherwise terminated, and is valid and enforceable. All necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining any material Registered Intellectual Property in full force and effect.

(b) The Company or one of its Subsidiaries (i) possesses and solely and exclusively owns all right, title and interest in and to all Registered Intellectual Property and other Owned Intellectual Property, and (ii) has a valid right or license to use all other Intellectual Property and IT Systems used in or necessary for the conduct and operation of the Business as presently conducted and contemplated to be conducted following the Closing, in each case, free and clear of any Liens (other than Permitted Liens) or any restrictive Orders, and none of the foregoing will be adversely impacted by (nor will require the payment or grant of additional amounts or consideration as a result of) the execution, delivery, or performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) The Registered Intellectual Property, the other Owned Intellectual Property and the Intellectual Property licensed pursuant to the Material Contracts disclosed on Section 4.12(a)(ix)(B) of the Company Disclosure Letter (when used within the scope of the applicable license), constitute all of the material Intellectual Property necessary for the Company and its Subsidiaries to conduct their respective business as presently conducted and contemplated to be conducted following the Closing.

(d) (i) Neither the Company nor its Subsidiaries (nor any of their products or services) nor the conduct or operation of the Business is infringing, diluting, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, at any time in the past six (6) years, infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Person, (ii) to the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating, or has, at any time in the past six (6) years, infringed, misappropriated, diluted or otherwise violated any of the Owned Intellectual Property and (iii) neither the Company nor its Subsidiaries have received from any Person any claims (including offers to license or audit demands) within the past six (6) years (and there are no Actions pending or threatened) either (A) alleging that the Company or any of its Subsidiaries has infringed, diluted, misappropriated or otherwise violated any Intellectual Property rights of any Person or (B) contesting the ownership, use, validity or enforceability of any Owned Intellectual Property or the Company’s and its Subsidiaries’ right to use or otherwise exploit any Owned Intellectual Property.

(e) The Company and its Subsidiaries have taken all commercially reasonable efforts consistent with the best practices in the industry in which the Company and its Subsidiaries operate to protect the confidentiality of all Trade Secrets in possession of the Company or its Subsidiaries from unauthorized disclosure and use. The Company and its Subsidiaries have executed valid, written agreements with all past and present employees, directors, officers, consultants, contractors, agents and other Persons privy to any Trade Secrets of the Company or any its Subsidiaries pursuant to which such Persons have agreed to hold all such information of the Company and its Subsidiaries in confidence both during and after their engagement or employment. No Trade Secrets have been authorized to be disclosed nor, to the Knowledge of the Company, has there been any unauthorized access to or disclosure of any Trade Secrets to any third Person other than pursuant to a valid, written non-disclosure agreement sufficiently restricting the disclosure and use thereof. All employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the creation, conception or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries have entered into a valid written Contract, as part of such Person’s employment, consultancy or engagement to presently and validly assign all right, title, and interest in or to such Intellectual Property to the Company or a Subsidiary to the extent that such right, title, and interest did not vest in the Company or one of its Subsidiaries by operation of applicable Law. No former and current employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the conception or development of any Intellectual Property for or on behalf of the Company or any of its Subsidiaries owns or has any right, claim, interest or option, including the right to further remuneration or consideration, with respect to any Owned Intellectual Property. No Owned Intellectual Property was developed with funding from, or using the facilities or resources of, any Authority or university, college or other educational institution.

(f) None of the Company Software (including the source code therein) is subject to any Copyleft Terms. All use and distribution of Company Software by or through the Company or any of its Subsidiaries is in full compliance with all licenses applicable thereto, including all copyright notice and attribution requirements. No third Person other than the Company or its Subsidiaries possesses or has an actual or contingent right to access or possess (including pursuant to escrow) a copy in any form of any source code for any material Company Software and all such source code is in their sole possession and has been maintained as strictly confidential. Neither the execution, delivery or performance of this Agreement, nor any other Additional Agreement to which the Company or a Subsidiary is a party, nor the consummation of the transactions contemplated by this Agreement will result in the disclosure to a third Person of any source code included in the Company Software. Neither the Company nor any of its Subsidiaries owns or uses any AI/ML that is material to the conduct or operation of the Business.

(g) The Company and its Subsidiaries take, and have taken, commercially reasonable actions and measures consistent with industry standards to protect and maintain the security of the Company IT Systems and Company Software (and all data stored therein or transmitted thereby).

(h) The Company IT Systems and Company Software (including any and all data stored therein and transmitted thereby) are (i) adequate, sufficient, and satisfactory for the operation of the Business, (ii) have been maintained in accordance with standards set by the manufacturers or otherwise in accordance with prudent industry standards and (iii) operate and perform in accordance with their documentation and functional specifications and as necessary to conduct the Business as currently conducted and contemplated to be conducted following the Closing. The Company and its Subsidiaries have back-up and disaster recovery arrangements designed to enable the continued operation of their businesses in the event of a failure of their material IT Systems that are, in the reasonable determination of the Company and its Subsidiaries, consistent with commercially reasonable practice in all material respects. Neither the Company IT Systems nor any Company Software contains any material software defect or any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” spyware, keylogger software, or other vulnerability, faults or any other malicious code or damaging devices designed or reasonably expected to adversely impact the functionality of or permit unauthorized access or to disable or otherwise harm any Company IT Systems or Company Software.

(i) The Company and its Subsidiaries have implemented and maintained commercially reasonable privacy policies regarding the handling and security of Personal Information in connection with the operation of its business (the “Privacy Policies”). The Company and its Subsidiaries are and since December 31, 2020 have been, in material compliance with (i) the Privacy Laws, (ii) applicable Privacy Policies, and (iii) the Company’s contractual obligations with respect to Personal Information and data security (collectively, “Data Protection Requirements”). The Company and its Subsidiaries have implemented and maintained commercially reasonable security regarding the confidentiality, integrity and availability of Company IT Systems, Personal Information and sensitive or proprietary information in their possession or under their custody or control. To the Knowledge of the Company, any third party who has provided Personal Information to the Company and its Subsidiaries has done so in compliance in all material respects with applicable Privacy Laws. There have been no material data breaches or security incidents impacting the confidentiality, integrity and availability of the IT Systems or the data thereon (including Personal Information or sensitive or proprietary information in the possession or control of, or collected, used or processed by or on behalf of the Company or its Subsidiaries). The Company and its Subsidiaries have not received written notice of any claims, investigations, or alleged violations of any Data Protection Requirement or security incidents, nor have they notified in writing, or been required by any Data Protection Requirement to notify in writing, any person or entity under any Data Protection Requirement. To the Knowledge of the Company, neither the Company nor its Subsidiaries have experienced any information security incident that has compromised the integrity or availability of the Company IT Systems owned, operated or outsourced by the Company and its Subsidiaries, and there has been no loss, damage or unauthorized access, disclosure, use or breach of security of any information in the possession, custody or control, or otherwise held or processed on its behalf of the Company and its Subsidiaries.

4.16 FDA. (a) Except as specifically disclosed in Section 4.16(a) of the Company Disclosure Letter, the Company is, and has been since December 31, 2020, in compliance in all material respects with all applicable Healthcare Laws, defined to include FDA Laws. The Company has not received notification of any pending Action from the FDA, Department of Justice, or any other similar regulatory or enforcement authority alleging that any operation or activity of the Company is in material violation of any applicable Healthcare Law.

(b) The Company possesses all Company Registrations required to conduct the Business of the Company and each Company Registration is valid and in full force and effect. Neither the FDA nor any comparable regulatory authority is considering limiting, suspending, or revoking any such Company Registration or changing the marketing classification or labeling of the products of the Company. The Company is in compliance in all material respects with, and has fulfilled and performed in all material respects its obligations under, each such Company Registration, and no event has occurred or condition or state of facts exists that would constitute a material breach or default, or would cause revocation or termination, of any such Company Registration.

(c) All products developed, tested, investigated, manufactured, processed, labeled, packaged, stored, distributed, sold, marketed, promoted, imported, or exported by or on behalf of the Company have been and are being developed, tested, investigated, manufactured, processed, labeled, packaged, stored, distributed, sold, marketed, promoted, imported, or exported in material compliance with all applicable FDA Laws. To the Knowledge of the Company, any Person that is a manufacturer or contractor for the Company is in compliance in all material respects with all applicable Healthcare Laws insofar as they pertain to the manufacture of product components, accessories, parts or products for the Company.

(d) Except as specifically disclosed in Section 4.16(d) of the Company Disclosure Letter, neither the Company nor, to the Company’s Knowledge, any of its respective contract manufacturers has received any FDA Form 483, warning letter, notice of violation, or “untitled letter,” notice of FDA action for import detention or refusal; or other similar correspondence or written notice from the FDA or any other regulatory authority alleging or asserting material noncompliance with any applicable Healthcare Laws or Permits issued to the Company by the FDA or any other similar regulatory authority. The Company is not subject to any obligation arising under an administrative, enforcement, or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response, commitment made to or with the FDA or any similar regulatory authority. There is no act, omission, event or circumstances that would reasonably be expected to give rise to any administrative, regulatory, or enforcement action by FDA or a comparable regulatory authority concerning noncompliance with any FDA Laws.

(e) Except a specifically disclosed in Section 4.16(e) of the Company Disclosure Letter, no product distributed or sold by or on behalf of the Company has been seized, detained, withdrawn, voluntarily or involuntarily recalled, or subject to a suspension of manufacturing within the past three (3) years, and, to the Company’s Knowledge, there are no facts or circumstances reasonably likely to cause (i) a withdrawal, recall, field correction, field notification, safety alert, seizure, denial, detention, termination, or suspension of the manufacturing, promotion or distribution (for commercial, investigational, or any other use) of any such product or (ii) a change in the labeling of any such product requested or required by FDA or a similar regulatory authority.

(f) All preclinical and clinical investigations conducted or sponsored by the Company are being conducted in compliance in all material respects with all applicable Healthcare Laws administered or issued by the applicable Authority, applicable research protocols, institutional review board or other ethics committee requirements, and federal and state laws, rules, and regulations relating to patient privacy requirements or restricting the use and disclosure of individually identifiable health information. Such Laws include but are not necessarily limited to, as applicable, (i) the FDA regulations for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (ii) applicable FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312 and 812 of the Code of Federal Regulations and (iii) applicable federal, state and foreign Healthcare Laws restricting the use and disclosure of individually identifiable health information, including HIPAA. No clinical trial sponsored or conducted by or on behalf of the Company has been terminated, suspended, or placed on clinical hold prior to completion by the FDA, any other applicable regulatory authority, or any institutional review board or other ethics committee that has or has had jurisdiction over a clinical trial conducted or sponsored by or on behalf of the Company. The Company has not received any written notice, correspondence or other communication from the FDA or any other applicable regulatory authority or from any institutional review board or applicable ethics committee requiring, requesting, initiating, or threatening to initiate the termination, suspension or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company.

(g) All reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other regulatory authority by the Company have been so filed, maintained or furnished. To the Knowledge of the Company, all such reports, documents, claims, permits and notices were complete and accurate on the date filed (or were corrected in or supplemented by a subsequent filing). Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has (i) made an untrue statement of a material fact or any fraudulent statement to the FDA or any other regulatory authority, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other regulatory authority or (iii) committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a reasonable basis for the FDA or any other regulatory authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. §335a(a) or any similar Healthcare Law or authorized by 21 U.S.C. §335a(b) or any similar Healthcare Law. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of Company has been convicted of any crime or engaged in any conduct for which such person could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935 or any Healthcare Law. No Actions that would reasonably be expected to result in material debarment or exclusion are pending or, to the Company’s Knowledge, threatened in writing against the Company or, to Company’s Knowledge, any of its officers, employees, contractors, suppliers (in their capacities as such) or other entities or individuals performing research or work on behalf of the Company. The Company is not party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Authority.

(h) No data generated by the Company with respect to its products is the subject of any written regulatory Action, either pending or, to the Company’s Knowledge, threatened, by any Authority relating to the truthfulness or scientific integrity of such data.

(i) No manufacturing site owned by the Company or, to the Company’s Knowledge, any of their respective contract manufacturers, is or has been subject to a shutdown or import or export prohibition imposed by FDA or another regulatory authority. To the Company’s Knowledge, there are no facts or circumstances reasonably likely to cause such an occurrence.

4.17 Company Benefit Plans.

(a) Section 4.17(a) of the Company Disclosure Letter sets forth a true and complete list of each material Plan.

(b) With respect to each Plan, the Company has delivered or made available to Parent true, correct and complete copies of (i) each Plan, including all amendments thereto and any current trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA, (iii) the most recent annual report on Form 5500 and all attachments (if applicable), (iv) the most recent actuarial valuation (if applicable), (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service; and (vi) all material communications received from or sent to the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation or any other Authority (including a written description of any oral communication) within the three (3) last calendar years.

(c) Each Plan has been administered in material compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any Plan on or before the date hereof have been made. There is no material Action pending or, to the Knowledge of the Company, threatened against any Plan or the assets of any Plan (other than routine claims for benefits). Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person has made any binding commitment to materially modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

(d) With respect to each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, such arrangement has, at all times while subject to Section 409A of the Code, been operated in material compliance (including documentary compliance) with, Section 409A of the Code and all applicable guidance thereunder.

(e) No Plan or other Contract to which the Company or any Subsidiary is a party or otherwise bound provides any Person with a “gross up” or similar payment in respect of any Taxes that may become payable, including under Sections 409A or 4999 of the Code or otherwise.

(f) Each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(g) With respect to each Plan, no event has occurred and no condition exists that would subject the Company or its Subsidiaries to any material tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable Law. Neither the Company, any Plan nor, to the Knowledge of the Company, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject the Company or any ERISA Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, which, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(h) Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former or retired employees of the Company or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law. None of the Plans provide retiree health or life insurance benefits, except as may be required by Section 4980B of the Code, Section 601 of ERISA or any other applicable Law.

(i) None of the Company or its Subsidiaries nor any of their respective ERISA Affiliates sponsors, maintains or is required to contribute to, or has any outstanding liability for, (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code) or (ii) a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code. Neither the Company nor any of its Subsidiaries has, either directly or through an ERISA Affiliate, any liability pursuant to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code. Neither the Company nor any of its Subsidiaries has any liability with respect to any employee benefit plan maintained for the benefit of any employee, officer, director or individual consultant based outside of the United States.

(j) Neither the execution and delivery of this Agreement by the Company nor the consummation of the Mergers will (whether alone or in connection with any subsequent event(s)) (i) result in the payment, acceleration, vesting, funding or creation of any compensatory rights of any director, officer or employee of the Company or its Subsidiaries to payments or benefits or increases in any payments or benefits (including any loan forgiveness) under any Plan (or under any arrangement that would be a Plan if in effect as of the date of this Agreement), (ii) result in severance pay or any increase in severance pay upon any termination of employment, (iii) require any contributions or payments to fund any obligations under any Plan, or cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any Plan, or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Plan on or following the Closing.

(k) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, or director, other individual service provider or shareholder of the Company or any of its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(l) Each Company Option has been granted in accordance with Section 409A of the Code.

4.18 Labor Matters.

(a) Prior to the date of this Agreement, the Company has provided Parent with a complete and accurate identified list of each employee and independent contractor of the Company and its Subsidiaries as of a date reasonably practicably close to the date of this Agreement, together with (i) each such employee’s respective base salary or wage rate, (ii) current annual bonus opportunity, (iii) current title and work location, (iv) status as exempt or non-exempt from overtime requirements, and (v) whether the individual is party to a written employment agreement with the Company or any of its Subsidiaries that provides for other than at-will employment or a written independent contractor agreement.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or similar agreements with a labor organization. None of the Company Employees are represented by any labor organization or works council with respect to their employment with the Company or any of its Subsidiaries. To the Knowledge of the Company, as of the date of this Agreement, (i) there are no activities or proceedings of any labor organization to organize any of the Company Employees, and (ii) there is no, and since December 31, 2020 has been no, material labor dispute or strike, lockout, picketing, material grievances or collective labor disputes, labor-related hand-billing, collective slowdown, concerted and collective refusal to work overtime, or collective work stoppage or similar activity against the Company or any of its Subsidiaries, in each case, pending or threatened.

(c) Except as set forth on Section 4.18(c) of the Company Disclosure Letter, no employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Company and its Subsidiaries has occurred since January 1, 2021 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Authority in connection with or in response to COVID-19. The Company and its Subsidiaries have not otherwise experienced any material employment-related liability with respect to or arising out of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Authority in connection with or in response to COVID-19. Since December 31, 2020, neither the Company nor its Subsidiaries has implemented any plant closings or employee layoffs that would trigger notice obligations under the WARN Act and any similar or local law.

(d) Each of the Company and its Subsidiaries are in material compliance with all applicable Laws regarding employment and employment practices (including COVID-19 Measures), including all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, “whistle blower” rights, harassment policies, employee leave issues, the proper classification of employees and independent contractors, the proper payment of overtime and minimum wage, classification of employees as exempt and non-exempt, and unemployment insurance, and the Company and its Subsidiaries have not since December 31, 2020 been charged with any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(e) Except as otherwise listed on Section 4.18(e) of the Company Disclosure Letter, as of the date hereof, there are no complaints, charges or claims against the Company and its Subsidiaries pending or, to Knowledge of the Company, threatened before any Authority based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by the Company or its Subsidiaries of any individual, except for those complaints, charges or claims which would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole.

(f) All material payments due from the Company or any of its Subsidiaries on account of wages or other compensation owed to employees, and employees health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of the Company or its Subsidiaries.

(g) To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to the Company or its Subsidiaries. To the Knowledge of the Company, no senior executive or key employee of the Company or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(h) To the Knowledge of the Company, no senior executive or other key employee of the Company or any of its Subsidiaries has provided notice of his or her intention to terminate his or her employment as a result of or following the consummation of the transactions contemplated by this Agreement.

(i) Since December 31, 2020, to the Knowledge of the Company, no allegations of sexual harassment or sexual misconduct have been made through the Company’s human resource department or otherwise through the reporting procedures designated in the Company’s policies pertaining to harassment, if any, or threatened to be made, against or involving any current or former officer, director or other key employee of the Company or its Subsidiaries.

4.19 Real Property.

(a) Neither the Company nor any of its Subsidiaries owns, or, to the Knowledge of the Company, has ever owned, any real property.

(b) Section 4.19(b) of the Company Disclosure Letter contains a true, correct and complete list of all Real Property leased or subleased by the Company or one of its Subsidiaries (the “Leased Real Property”), including the address thereof and the Leases related thereto. The Company has made available to Parent true, correct and complete copies of the written leases, subleases, licenses and occupancy agreements (including all written modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other written agreements relating thereto) for the Leased Real Property to which the Company or any of its Subsidiaries is a party (the “Leases”), and such deliverables comprise all Leases relating to the Leased Real Property. To the Knowledge of the Company, there are no oral arrangements or agreements with respect to the Leased Real Property.

(c) Each Lease (i) is a legal, valid, binding and enforceable obligation of the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto, as applicable, subject to the Enforceability Exceptions, and each such Lease is in full force and effect, (ii) has not been amended or modified except as reflected in the Leases made available to Parent and (iii) to the Knowledge of the Company, subject to securing the consents or approvals, if any, required under the Leases to be obtained from any landlord, lender or any other third party (as applicable), in connection with the execution and delivery of this Agreement by the Company or the consummation of the transaction contemplated hereby by the Company, upon the consummation of the transactions contemplated by this Agreement, will entitle Parent or its Subsidiaries to the use, occupancy and possession (in each case, subject to the terms of the respective Leases in effect with respect to Leased Real Property and the receipt of all required consents related thereto) of the premises specified in the Leases for the purpose specified in the Leases.

(d) No material default or material breach by (i) the Company or any of its Subsidiaries or (ii) to the Knowledge of the Company, any other parties thereto, as applicable, presently exists under any Leases. Neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice of any material default or material breach under any Lease which has not been cured. To the Knowledge of the Company, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or material breach under any Lease by the Company or any of its Subsidiaries or by the other parties thereto. Neither the Company nor any of its Subsidiaries has subleased or otherwise granted any Person the right to use or occupy any Leased Real Property, or any portion thereof, which is still in effect. Neither the Company nor any of its Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property. The Company or its Subsidiaries has good and valid leasehold title to each Leased Real Property free and clear of Liens, other than Permitted Liens.

(e) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property, or any portion thereof, and the improvements thereon (i) are prohibited by any Lien, Law or order other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(f) To the Knowledge of the Company, the Leased Real Property is in good operating condition (ordinary wear and tear excepted), are suitable in all material respects for the purposes for which they are presently being used and, with respect to each, the Company or one of its Subsidiaries has rights of ingress and egress to the Leased Real Property for operation of the business of the Company and its Subsidiaries in the ordinary course. To the Knowledge of the Company, no condemnation proceeding is pending or threatened (in writing) which would preclude or impair the use of any such property by the Company or its Subsidiaries for the purposes for which it is currently used.

4.20 Tax Matters. Except as set forth on Section 4.20 of the Company Disclosure Letter:

(a) (i) All income and other material Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (taking into account any applicable extensions) and all income and other material Taxes of the Company and each of its Subsidiaries due and payable (whether or not shown on any Tax Return) have been paid; (ii) all such Tax Returns (taking into account all amendments thereto) are true, correct and complete in all material respects; (iii) there are no material Tax audits, examinations or other Actions presently in progress nor has the Company or any of its Subsidiaries been notified in writing by a Taxing Authority of (nor to the Knowledge of the Company has there been) any request or threat for such a material audit or other examination; (iv) no statute of limitations in respect of the assessment or collection of any material Taxes of the Company or any of its Subsidiaries has been waived or extended, or requested to be waived or extended, which waiver or extension (or request thereof) is in effect or outstanding; (v) the Company and each of its Subsidiaries have withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, have paid over to the proper Taxing Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes; (vi) the Company and each of its Subsidiaries have collected all material sales, use, employment, value added, goods and services, and similar Taxes required to be collected, have paid over to the proper Taxing Authority in a timely manner all such collected amounts required to have been so paid over and complied in all material respects with applicable related reporting requirements with respect to such Taxes; (vii) there is no outstanding request for an advance tax ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or material agreement with any Taxing Authority, in each case, with respect to Taxes of the Company or any of its Subsidiaries; (viii) there are no material Liens for Taxes (other than Permitted Liens) upon the property or assets of the Company or any of its Subsidiaries; (ix) within the past three (3) years, no claim that is currently outstanding has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has not paid an applicable

Tax or filed an applicable Tax Return, asserting that the Company or any of its Subsidiaries is or may be subject to such Tax in such jurisdiction; (x) neither the Company nor any of its Subsidiaries is subject to Tax in any country other than the country of incorporation of the Company or such Subsidiary, as applicable, by virtue of having a branch, office, permanent establishment, other activities or other place of business in that country, and the Company and each of its Subsidiaries are and have always been tax resident solely in its country of incorporation; (xi) neither the Company nor any of its Subsidiaries is a party to any Tax sharing, allocation, indemnification or similar Contract (other than any such agreement solely between the Company and its existing Subsidiaries and customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes); (xii) neither the Company nor any of its Subsidiaries (A) is or has ever been included in any consolidated, affiliated, combined or unitary Tax Return (other than a group the common parent of which is the Company or any of its Subsidiaries), or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or otherwise; and (xiii) no claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted, assessed or raised by a Taxing Authority against or relating to the Company or any of its Subsidiaries that remains unresolved or unpaid.

(b) Neither the Company nor any of its Subsidiaries will be required to include any material item of income or exclude any material item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed prior to the Closing: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (ii) an installment sale or open transaction; (iii) a prepaid amount received or deferred revenue realized or received; (iv) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law); (v) a change in the accounting method of the Company or any of its Subsidiaries pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding Tax Laws of any nation, state or locality or the improper use of a method of accounting; (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965(h) of the Code; or (vii) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date.

(c) The Company is and has been treated as a C corporation for U.S. federal, state and local income tax purposes since the date of its formation. Each of the Company’s Subsidiaries is, and has been at all times since formation, treated for U.S. federal income Tax purposes as the type of entity (corporation, partnership or disregarded entity) set forth opposite its name in Section 4.20(c) of the Company Disclosure Letter.

(d) Neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties as a distribution of stock qualifying in whole or in part for tax-free treatment under Section 355 or 361 of the Code in the two (2) years prior to the date of this Agreement.

(e) Neither the Company nor any of its Subsidiaries has deferred any Taxes under COVID-19 Measures which deferral remains in effect.

(f) Except as contemplated by this Agreement or the Additional Agreements, neither the Company nor any of its Subsidiaries has knowingly taken any action (or knowingly permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(g) Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b)(2).

(h) The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code.

4.21 Environmental Laws. The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials; arranged for the disposal, discharge, storage or release of any Hazardous Materials; or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Material Activities of the Company. To the Knowledge of the Company, there are no Hazardous Materials in, on or under any properties owned, leased or used at any time by the Company that could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

4.22 Finders’ Fees. Except as set forth on Section 4.22 of the Company Disclosure Letter, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Merger Sub II, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement.

4.23 Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.24 Anti-Money Laundering Laws. The operations of the Company are and, since December 31, 2020, have been conducted at all times in compliance with anti-money laundering Laws in all applicable jurisdictions and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

4.25 Insurance. Section 4.25 of the Company Disclosure Letter sets forth a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, the Company or any of its Subsidiaries as of the date hereof (collectively, the “Policies”). True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Parent. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all of the Policies with respect to policy periods that include the date of this Agreement are in full force and effect and all premiums due and payable for such Policies have been duly paid, (b) neither the Company nor any of its Subsidiaries has received a written notice of cancellation of any of the Policies or of any changes that are required in the conduct of the business of the Company or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of such Policies (c) neither the Company nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the Policies and, to the Knowledge of the Company, no such action has been threatened and (d) except as set forth on Section 4.25(d) of the Company Disclosure Letter there is no claim by the Company or any of its Subsidiaries under any Policy. The Company or its Subsidiaries have reported to their respective insurers all material claims and circumstances known by Company and Subsidiary employees with such reporting responsibilities that would reasonably be likely to give rise to a material claim by the Company or any of its Subsidiaries under any Policy.

4.26 Related Party Transactions. (a) There are no Contracts (excluding Contracts related to (i) employee compensation and other ordinary incidents of employment (including participation in Plans) set forth on Section 4.17(a) of the Company Disclosure Letter and (ii) equity ownership) between the Company or any of its Subsidiaries, on the one hand, and any Affiliate, officer or director of the Company, on the other hand (each, an “Affiliate Transaction”), and (b) none of the officers, directors, managers or Affiliates of the Company or any of its Subsidiaries owns any asset or property (intellectual, real or personal) used in and material to the business of the Company and its Subsidiaries taken as a whole, except in its capacity as a security holder of the Company.

4.27 Customer Products With respect to each product manufactured, sold, distributed, delivered or otherwise made available by the Company or its Subsidiaries or accepted by any customer of the Company or its Subsidiaries since September 27, 2021 (each a “Company Product”) (a) each Company Product conforms and complies in all material respects with the terms and requirements of any applicable warranty or other Contract terms, (b) there are no existing or, to the Knowledge of the Company, threatened complaints, charges or claims for any Company Product which are defective or fail to meet any express or implied service or product warranties, or any facts which, if discovered by a third party, would support such a complaint, charge or claim, (c) no complaint, charge or claim has been asserted against the Company or its Subsidiaries for renegotiation or price redetermination with respect to any transaction involving each Company Product, and there are no facts upon which any such complaint, charge or claim could be based other than through the ordinary course of business, and (d) each Company Product is free of any material design defect, manufacturing or construction defect or other defect or deficiency at the time it was sold, delivered, provided or otherwise made available, in each case, except for any such non-conformities, non-compliance, defects or deficiencies that would individually, not reasonably be expected to result in liabilities in excess of $200,000.

4.28 Information Supplied. None of the information supplied or to be supplied by the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference, and ultimately included or incorporated by reference, in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the First Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND MERGER SUB II

Except (a) as disclosed in the Parent SEC Documents filed with or furnished to the SEC prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein) or (b) as set forth in the disclosure letter delivered by Parent, Merger Sub and Merger Sub II (the “Parent Disclosure Letter”) (each section of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), Parent, Merger Sub and Merger Sub II (the “Parent Parties” and individually, a “Parent Party”) hereby represent and warrant to the Company that each of the following representations and warranties are true, correct and complete as of the date of this Agreement and as of the Closing Date.

5.1 Corporate Existence and Power. Each of Parent, Merger Sub and Merger Sub II is duly incorporated or organized and is validly existing as a company in good standing under the Laws of the State of Delaware and has the corporate or limited liability company power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the Parent Parties previously delivered by Parent to the Company are true, correct and complete and are in effect as of the date of this Agreement. Each of the Parent Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective Governing Documents. Each of the Parent Parties is duly licensed or qualified and in good standing as a foreign corporation or limited liability company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Parent Parties to enter into this Agreement or to consummate the transactions contemplated hereby.

5.2 Corporate Authorization. The execution, delivery and performance by the Parent Parties of this Agreement and the Additional Agreements to which they are or will be parties and the consummation by the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of the Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties. This Agreement has been duly executed and delivered by the Parent Parties and constitutes, and upon the execution and delivery thereof, each Additional Agreement to which a Parent Party is party, will constitute, a valid and legally binding agreement of the applicable Parent Party, enforceable against it in accordance with its terms, except as may be limited by the Enforceability Exceptions. This Agreement and the Additional Agreements to which a Parent Party is or will be party and the transactions contemplated hereby and thereby have been duly approved by Parent, on behalf of itself and in its capacity as the sole shareholder of Merger Sub and the sole member of Merger Sub II. The affirmative vote of holders of a majority of the votes cast by the holders of Parent Common Stock present in person or by proxy and entitled to vote at the Parent Stockholder Meeting, assuming a quorum is present (the “Parent Stockholder Approval”), is the only vote of the holders of any of Parent’s capital stock necessary to adopt this Agreement and approve the Mergers and the consummation of the other transactions contemplated hereby.

5.3 Governmental Authorization. Assuming the accuracy of the representations and warranties set forth in Section 4.3, neither the execution, delivery or performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority except for the filing of the Company Certificates of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and the DLLCA.

5.4 Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement do not and will not (a) contravene or conflict with the organizational or constitutive documents of the Parent Parties, or (b) contravene or conflict with or constitute a violation of any provision of any Law or any Order binding upon the Parent Parties.

5.5 Finders’ Fees. Except for the Persons identified on Section 5.5 of the Parent Disclosure Letter, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company, Merger Sub, Merger Sub II, Parent or any of their Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6 Issuance of Shares. The PubCo Common Stock issued as part of the Closing Share Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Parent consists of 280,000,000 Parent Class A Shares of which, 8,834,645 are outstanding, 20,000,000 Parent Class B Shares of which, none of which are issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are issued and outstanding, in each case of the date of this Agreement. Except as contemplated by this Agreement or any of the Additional Agreements, no other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) The Merger Sub is authorized to issue 100 shares, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares of Merger Sub Common Stock are issued and outstanding as of the date hereof. No other shares or other voting securities of Merger Sub are issued, reserved for issuance or outstanding. All issued and outstanding shares of Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to, and were not issued in violation of, any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Merger Sub’s organizational documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. There are no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any shares of Merger Sub Common Stock or any equity capital of Merger Sub. There are no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(c) All outstanding membership interests of Merger Sub II have been duly authorized, validly issued and are not subject to preemptive rights and are held by Parent.

5.8 Information Supplied. None of the information supplied or to be supplied by the Parent Parties expressly for inclusion or incorporation by reference, and ultimately included or incorporated by reference, in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement and the Additional Agreements, if applicable, will, at the date of filing or mailing, at the time of the Parent Stockholder Meeting or at the First Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or included in the Parent SEC Documents, the Additional Parent SEC Documents, the SEC Statement or any Other Filing).

5.9 Trust Fund. As of the date of this Agreement, Parent has at least $13,500,000 in the trust fund established by Parent for the benefit of its public stockholders (the “Trust Fund”) in a trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company (the “Trustee”) and such monies are held in trust by the Trustee pursuant to the Investment Management Trust Agreement dated as of December 8, 2020, between Parent and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or that would entitle any Person (other than stockholders of Parent holding Parent Class A Shares sold in Parent’s IPO who shall have elected to redeem their Parent Class A Shares pursuant to Parent’s amended and restated certificate of incorporation) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement and Parent’s amended and restated certificate of incorporation. The Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the Knowledge of Parent, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no claims or proceedings pending with respect to the Trust Account.

5.10 Listing. The Parent Class A Shares are listed on Nasdaq, with trading ticker “ALTU.”

5.11 Board Approval. As of the date of this Agreement, the Parent Board of Directors has made the Parent Board Recommendation.

5.12 Parent SEC Documents and Financial Statements.

(a) The Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will use commercially reasonable efforts to file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). The Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year that Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iv) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 5.12 filed by Parent with the SEC since Parent’s formation) (the forms, reports, registration statements and other documents referred to in clauses (i) through (iv) above as they have been amended since the time of their filings, whether or not available through EDGAR, collectively, the “Parent SEC Documents”).

(b) The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is amended, revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements in or omissions in any information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in the SEC Statement or Other Filing. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Documents.

(c) As used in this Section 5.12, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

5.13 Certain Business Practices. Neither Parent, nor any director, officer, agent or employee of Parent (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials, employees or political parties or campaigns, (c) violated any provision of the Foreign Corrupt Practices Act or (d) made any other unlawful payment. Neither Parent, nor any director, officer, agent or employee of

Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of Parent) has, since the IPO, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Parent or assist Parent in connection with any actual or proposed transaction, which, if not given or continued in the future, would reasonably be expected to (i) adversely affect the business or prospects of Parent and (ii) subject Parent to suit or penalty in any private or governmental Action.

5.14 Anti-Money Laundering Laws. The operations of Parent are and have at all times been conducted in compliance with the Money Laundering Laws, and no Action involving Parent with respect to the Money Laundering Laws is pending or, to the Knowledge of Parent, threatened.

5.15 Affiliate Transactions. Except as described in Parent SEC Documents, there are no transactions, agreements, arrangements or understandings between Parent or any of its subsidiaries, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of Parent or any of its subsidiaries, on the other hand.

5.16 Litigation. There is no (a) Action pending, or, to the Knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or that affects its or their assets or properties, or (b) Order outstanding against Parent or any of its subsidiaries or that affects its or their assets or properties. Neither Parent nor any of its subsidiaries is party to a settlement or similar agreement regarding any of the matters set forth in the preceding sentence that contains any ongoing obligations, restrictions or liabilities (of any nature) that are material to Parent and its subsidiaries.

5.17 Expenses, Indebtedness and Other Liabilities. Except as set forth in the Parent SEC Documents or on Section 5.17 of the Parent Disclosure Letter, Parent does not have any Indebtedness or other liabilities.

5.18 Tax Matters. Except as set forth on Section 5.18 of the Parent Disclosure Letter:(a) (i) All income and other material Tax Returns required to be filed by the Parent Parties have been timely filed (taking into account applicable extensions) and all income and other material Taxes of the Parent Parties due and payable (whether or not shown on any Tax Return) have been paid; (ii) all such Tax Returns (taking into account all amendments thereto) are true, correct and complete and accurate in all material respects; (iii) there are no material Tax audits, examinations or other Actions presently in progress nor has Parent been notified in writing by a Taxing Authority of (nor to the Knowledge of Parent has there been) any request or threat for such a material audit or other examination; (iv) no statute of limitations in respect of the assessment or collection of any material Taxes of Parent has been waived or extended, or requested to be waived or extended, which waiver or extension (or request thereof) is in effect or outstanding; (v) Parent has withheld from amounts owing to any employee, creditor or other Person all material Taxes required by Law to be withheld, has paid over to the proper Taxing Authority in a timely manner all such withheld amounts required to have been so paid over and complied in all material respects with all applicable withholding and related reporting requirements with respect to such Taxes; (vi) Parent has collected all material sales, use, employment, value added, goods and services, and similar Taxes required to be collected, has paid over to the proper Taxing Authority in a timely manner all such collected amounts required to have been so paid over and complied in all material respects with applicable related reporting requirements with respect to such Taxes; (vii) there is no outstanding request for an advance tax ruling from any Taxing Authority, request for consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or material agreement with any Taxing Authority, in each case, with respect to Taxes of Parent; (viii) there are no material Liens for Taxes (other than Permitted Liens) upon Parent or any of the assets of Parent; (ix) within the past three (3) years, no claim that is currently outstanding has been made in writing by a Taxing Authority in a jurisdiction where Parent has not paid an applicable Tax or filed an applicable Tax Return, asserting that Parent is or may be subject to Tax in such jurisdiction; (x) Parent is not subject to Tax in any country other than the country of incorporation of Parent by virtue of having a branch, office permanent establishment, other activities or other place of business in that country, and Parent is and has always been tax resident solely in its country of incorporation; (xi) Parent is not a party to any Tax sharing, allocation, indemnification or similar Contract (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes); (xii) no Parent Party (A) is or has ever been included in any consolidated, affiliated, combined or unitary Tax Return (other than a group the common parent of which is Parent), or (B) has any liability for the Taxes of any Person (other than another Parent Party) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local or foreign Law), as a transferee or successor, by Contract (other than customary commercial Contracts (or Contracts entered into in the ordinary course of business) not primarily related to Taxes) or otherwise; and (xiii) no claim, assessment, deficiency or proposed adjustment for any material amount of Tax has been asserted, assessed or raised by a Taxing Authority against or relating to Parent that remains unresolved or unpaid.

(b) The Parent will not be required to include any material item of income or exclude any material item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed prior to the Closing: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (ii) an installment sale or open transaction; (iii) a prepaid amount received or deferred revenue realized or received; (iv) a change in the accounting method of Parent pursuant to Section 481 of the Code or any similar provision of the Code or the corresponding Tax Laws of any nation, state or locality or the improper use of a method of accounting; or (v) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date.

(c) Each of the Parent and Merger Sub is, and has been at all times since formation, treated as a corporation for U.S. federal tax purposes. At all times since its formation, Merger Sub II has been treated as an entity disregarded as separate from Parent for U.S. federal tax purposes.

(d) No Parent Party has been a party to any transaction treated by the parties as a distribution of stock qualifying in whole or in part for tax-free treatment under Section 355 or 361 of the Code in the two (2) years prior to the date of this Agreement.

(e) Except as contemplated by this Agreement or the Additional Agreements, no Parent Party has knowingly taken any action (nor knowingly permitted any action to be taken) or is aware of any fact or circumstance, that would reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the relevant period specified in section 897(c)(1)(A)(ii) of the Code.

(g) Parent has not engaged in a “listed transaction” within the meaning of United States Treasury regulations Section 1.6011-4(b)(2).

ARTICLE VI

COVENANTS OF THE PARTIES PENDING CLOSING

6.1 Conduct of the Business. Each of the Company and Parent covenants and agrees that:

(a) Except as set forth on Section 6.1 of the Company Disclosure Letter or Section 6.1 of the Parent Disclosure Letter, as applicable, from the date hereof through the Closing Date, each party shall conduct business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), and shall not enter into any material transactions outside the ordinary course of business without the prior written consent of the other party, and shall use its commercially reasonable efforts to preserve intact its business relationships with employees, clients, suppliers, contract manufacturing organizations, contract research organizations and other third parties. Without limiting the generality of the foregoing, from the date hereof through and including the Closing Date, without the other party’s prior written consent (which shall not be unreasonably denied, conditioned, withheld or delayed), (x) the Company shall not, and shall cause its Subsidiaries not to, and (y) Parent, Merger Sub and Merger Sub II shall not, as applicable:

(i) except as contemplated by this Agreement or any Additional Agreement, amend, modify or supplement its certificate of incorporation or bylaws or other organizational or governing documents, or engage in any reorganization, reclassification, liquidation, dissolution or similar transaction;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way or relinquish any material right under, (x) with respect to the Company, any Material Contract or (y) with respect to Parent, any material agreement (in each case other than ministerial changes that do not have an economic impact or in the ordinary course of business);

(iii) solely with respect to the Company and its Subsidiaries, modify, amend or enter into any Contract or commitment, including for capital expenditures, that would be considered a Material Contract if in effect on of the date hereof, except in the ordinary course of business;

(iv) make any capital expenditures in excess of $250,000 (individually or in the aggregate) except in the ordinary course of business;

(v) sell, assign, transfer, lease, license, sublicense, convey, covenant not to assert, pledge, or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or otherwise dispose of any of the Company’s or Parent’s, as applicable, material tangible, except pursuant to existing contracts or commitments disclosed herein or entered into in the ordinary course of business;

(vi) (A) sell, assign, transfer, lease, license, sublicense, convey, covenant not to assert, pledge, or otherwise encumber or subject to any Lien (other than pursuant to Permitted Liens), abandon, cancel, let lapse or otherwise dispose of any material Intellectual Property, except granting non-exclusive licenses of Owned Intellectual Property to customers in the ordinary course of business consistent with past practices; (B) disclose any material Trade Secrets of the Company or any of its Subsidiaries to any third Person other than pursuant to a written agreement sufficiently restricting the disclosure and use thereof by such Person; or (C) subject any of the Company Software to Copyleft Terms;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or other equity securities, or pay, declare or promise to pay any other amount to any stockholder, shareholder or other equityholder in its capacity as such (which for the avoidance of doubt does not include payment of salary, benefits, commissions and other regular and necessary customary payments made in the ordinary course of business consistent with past practices), or except as contemplated by any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(viii) except as contemplated by this Agreement or any Additional Agreement, amend any term, right or obligation with respect to any outstanding shares of its capital stock or other equity securities;

(ix) (A) make any loan, advance or capital contribution to any Person; (B) incur any Indebtedness, including drawings under the lines of credit, if any, other than (1) loans evidenced by promissory notes made to Parent as working capital advances as described in the Prospectus;

(2) intercompany Indebtedness; or (3) any Permitted Company Financing; or (C) repay or satisfy any Indebtedness, other than the repayment of Indebtedness in accordance with the terms thereof;

(x) suffer or incur any Lien, except for Permitted Liens, on the Company’s or Parent’s, as applicable, assets;

(xi) delay, accelerate or cancel, or waive any material right with respect to, any receivables or Indebtedness owed to the Company or Parent, as applicable, or write off or make reserves against the same;

(xii) merge or consolidate or enter a similar transaction with, or acquire all or substantially all of the assets or business of, any other Person; make any material investment in any Person; or be acquired by any other Person;

(xiii) form any Subsidiaries;

(xiv) terminate or allow to lapse any insurance policy protecting any of the Company’s or Parent’s assets, unless simultaneously with such termination or lapse, a replacement policy underwritten by an insurance company of nationally recognized standing having comparable deductions and providing coverage substantially equivalent to the coverage under the terminated or lapsed policy for substantially similar premiums or less is in full force and effect;

(xv) adopt any severance, retention or other employee health and welfare benefit plan or fail to continue to make timely contributions to each employee health and welfare benefit plan in accordance with the terms thereof;

(xvi) institute, settle or agree to settle any Action before any Authority, in each case in excess of $300,000 (exclusive of any amounts covered by insurance) or that imposes injunctive or other non-monetary relief on such party;

(xvii) except as required by U.S. GAAP, make any material change in its accounting principles, methods or practices or write down the value of its assets;

(xviii) change its principal place of business or jurisdiction of organization;

(xix) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock or other securities other than (A) any redemption by Parent of Parent Class A Shares held by its public stockholder pursuant to Section 6.6; (B) in connection with any Permitted Company Financing; or (C) as otherwise contemplated by this Agreement or any Additional Agreement;

(xx) except as otherwise required by applicable Law, (A) make, change or revoke any material Tax election; (B) adopt or change (or request permission of any Taxing Authority to change) any annual Tax accounting method or period; (C) amend, modify or otherwise change any filed material Tax Return; (D) settle or compromise any claim, notice, audit, assessment or other Action in respect of material Taxes; (E) enter into any Tax allocation, Tax sharing, Tax indemnity, or other agreement relating to any Taxes (other than customary commercial Contracts entered into in the ordinary course of business not primarily related to Taxes); (F) surrender or forfeit or allow to expire any right to claim a material Tax refund; (G) file any Tax Return in a manner that is materially inconsistent with the past practices; or (H) except as contemplated by this Agreement or the Additional Agreements, knowingly take any action, or knowingly fail to take any action, where such action or failure to act could reasonably be expected to prevent the Mergers from qualifying for the Intended Tax Treatment;

(xxi) solely with respect to the Company, enter into any transaction with or distribute or advance any assets or property to any of its Affiliates, other than the payment of salary and benefits in the ordinary course of business;

(xxii) other than as required by a Plan set forth on Section 4.17(a) of the Company Disclosure Letter or as explicitly contemplated hereunder, (A) increase or make any material change in the compensation or benefits of any employee or other individual service provider of the Company or make or grant any equity, bonus, change of control, retention, retirement, severance pay or benefits to any current or former employee, director or independent contractor, (B) accelerate the vesting or payment of any compensation or benefits of any employee or other individual service provider of the Company or amend or modify any outstanding award under any Plan, (C) terminate without “cause” any employee or other individual service provider of the Company, (D) hire or engage any new employee or other individual service provider of the Company, (E) make any loan to any present or former employee or other individual service provider of the Company, other than advancement of expenses in the ordinary course of business consistent with past practices, or (F) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union or labor organization;

(xxiii) plan, announce or implement any reduction in force, early retirement program, furlough or other voluntary or involuntary employment termination program, in each case, not in compliance with the WARN Act;

(xxiv) solely in the case of the Company, enter into any Affiliate Transactions;

(xxv) commit, use or otherwise expend any funds obtained through the Permitted Company Financing in excess of $7,000,000 (individually or in the aggregate); or

(xxvi) agree to do any of the foregoing.

6.2 Exclusivity.

(a) From the date hereof until the earlier of the termination of this Agreement or the Closing, the Company shall not, and shall cause its officers, directors, Affiliates, managers, consultant, employees, representatives and agents (“Representatives”) not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (iii) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Immediately following the execution of this Agreement, the Company shall, and shall cause each of its Representatives, to immediately terminate any existing discussion or negotiations with any Persons other than Parent and Sponsor concerning any Alternative Transaction. The Company shall be responsible for any acts or omissions of any of its respective Representatives that, if they were the acts or omissions of the Company, would be deemed a breach of its obligations hereunder (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Representatives with respect to any such acts or omissions). For purposes of this Agreement, the term “Alternative Transaction” means any of the following transactions involving the Company (other than the transactions contemplated by this Agreement): (A) any merger, consolidation, share exchange, business combination or other similar transaction or (B) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of such the Company or any of its Subsidiaries (other than sales of inventory in the ordinary course of business) or any class or series of the capital stock or other equity interests of the Company, in a single transaction or series of transactions. In the event that there is an unsolicited inquiry or proposal, or an indication of interest by any Person (other than Parent or any of its Representatives) in entering into, an Alternative Transaction, communicated in writing to the Company or any of its respective Representatives (each, an “Alternative Proposal”), the Company shall promptly notify such Person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such Alternative Proposal.

(b) From the date hereof until the earlier of the termination of this Agreement or the Closing, Parent shall not, and shall cause its Representatives not to, directly or indirectly, solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its stockholders and/or any of their Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, relating to any business combination transaction (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective Representatives. Parent shall, and shall cause its Representatives to, immediately terminate any existing discussions or negotiations with any Person other than the Company, its stockholders and their respective Representatives, concerning any Business Combination Proposal.

6.3 Access to Information. From the date hereof through and including the Closing Date, the Company and Parent shall each, to the best of its ability, (a) continue to give the other party, its legal counsel and its other representatives reasonable access to the offices, properties and Books and Records, (b) furnish to the other party, its legal counsel and its other representatives such information relating to the business of the Company and Parent as such Persons may reasonably request and (c) cause its employees, legal counsel, accountants and other representatives to cooperate with the other party in its investigation of the Business (in the case of the Company) or the business of Parent (in the case of Parent); provided, that no investigation pursuant to this Section 6.3 (or any investigation made prior to the date hereof) shall affect any representation or warranty given by the Company or Parent and provided, further, that any investigation pursuant to this Section 6.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company. Notwithstanding anything to the contrary expressed or implied in this Agreement, neither party shall be required to provide the access described above or disclose any information to the other party if doing so is, in such party’s reasonable judgement, reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law.

6.4 Notices of Certain Events. Each of Parent and the Company shall promptly notify the other party of:

(a) any notice or other communication from any Person credibly alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or PubCo, post-Closing) to any such Person or create any Lien on any of the Company’s or PubCo’s assets;

(b) any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced (or to such party’s knowledge, threatened) against, relating to or involving or otherwise affecting such party (including such party’s stockholders, their equity, assets or business) or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results in, or would reasonably be expected to constitute or result in a Material Adverse Effect; and

(e) any inaccuracy of any representation or warranty of such party contained in this Agreement at any time during the term hereof, or any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, that would reasonably be expected to cause any of the conditions set forth in ARTICLE IX not to be satisfied.

6.5 Cooperation with Form S-4/Proxy Statement; Other Filings.

(a) The Company shall promptly provide to Parent such information concerning the Company and the Company Securityholders as is either required by the federal securities laws or reasonably requested by Parent for inclusion in the proxy statement/prospectus and Offer Documents. As promptly as practicable after the receipt by Parent from the Company of all such information, including the PCAOB Financial Statements, Parent and shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of soliciting proxies from holders of Parent Common Stock sufficient to obtain Parent Stockholder Approval at a meeting of holders of Parent Common Stock to be called and held for such purpose (the “Parent Stockholder Meeting”). Such proxy materials shall be in the form of a proxy statement (the “Proxy Statement”), which shall be included in a registration statement on Form S-4 (the “Form S-4”) filed by Parent with the SEC, pursuant to which the PubCo Common Shares issuable in the First Merger shall be registered. Parent shall promptly respond to any SEC comments on the Form S-4, and shall request that the SEC declare the Form S-4 effective as promptly as practicable after receiving notification from the SEC that the SEC does not have any further comments on the Form S-4. The Proxy Statement, the Form S-4 and the documents included or referred to therein, together with any supplements, amendments or exhibits thereto, are referred to herein as the “Offer Documents”.

(b) Parent shall (i) permit the Company and its counsel to review and comment on the Proxy Statement and Form S-4 and any exhibits, amendments or supplements thereto (or other related documents) and (ii) consider any such comments in good faith. As promptly as practicable after receipt thereof, Parent shall provide to the Company and its counsel notice and a copy of all correspondence (or, to the extent such correspondence is oral, a summary thereof), including any comments from the SEC or its staff, between Parent or any of its representatives, on the one hand, and the SEC or its staff or other government officials, on the other hand, with respect to the Proxy Statement and the S-4, and, in each case, shall consult with the Company and its counsel concerning any such correspondence. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Proxy Statement or the S-4 or any amendment or supplement thereto has been filed with the SEC and the time when the Form S-4 is declared effective or any stop order relating to the Form S-4 is issued. Except as otherwise required by applicable Law, Parent covenants that none of Parent, the Parent Board of Directors nor any committee of the Parent Board of Directors shall withdraw or modify, or propose publicly or by formal action of Parent, the Parent Board of Directors or any committee of the Parent Board of Directors to withdraw or modify, in a manner adverse to the Company, the Parent Board Recommendation or any other recommendation by Parent, the Parent Board of Directors or any committee of the Parent Board of Directors of in connection with any of the Parent Proposals. Notwithstanding the foregoing, at any time prior to obtaining the Parent Stockholder Approval, in response to a bona fide proposal that the Parent Board of Directors determines in good faith (after consultation with outside counsel and a financial advisor) constitutes, or is reasonably expected to lead to, a Superior Proposal with respect to Parent that did not result from a breach of Section 6.2(b), the Parent Board of Directors may, if the Parent Board of Directors determines (after receiving the advice of outside counsel) that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary duties, (x) participate in discussions or negotiations regarding such Superior Proposal, and (y) withhold, withdraw (or amend, qualify or modify in a manner adverse to the Company, Merger Sub or Merger Sub II), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to the Company, Merger Sub or Merger Sub II), the Parent Board Recommendation (the “Change in Recommendation”).

(c) As soon as practicable following the date on which the Form S-4 is declared effective by the SEC (such effective date, the “S-4 Effective Date”), Parent shall distribute the Proxy Statement to the holders of Parent Common Stock and, pursuant thereto, shall call the Parent Stockholder Meeting in accordance with its organizational documents and the laws of the State of Delaware and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to Parent’s stockholders for approval or adoption at the Parent Stockholder Meeting, including the matters described in Section 6.5(e).

(d) Parent and the Company shall comply with all applicable provisions of and rules under the Securities Act and Exchange Act and all applicable Laws of the State of Delaware and Nasdaq in the preparation, filing and distribution of the Form S-4 and the Proxy Statement (or any amendment or supplement thereto), as applicable, the solicitation of proxies under the Proxy Statement and the calling and holding of the Parent Stockholder Meeting. Without limiting the foregoing, Parent shall ensure that each of the Form S-4, as of the S-4

Effective Date, and the Proxy Statement, as of the date on which it is first distributed to Parent’s stockholders, and as of the date of the Parent Stockholder Meeting, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided, that Parent shall not be responsible for the accuracy or completeness of any information relating to the Company or any other information furnished by the Company for inclusion in the Proxy Statement). The Company represents and warrants that the information relating to the Company supplied by the Company and included in the Form S-4 or the Proxy Statement, as applicable, as of the S-4 Effective Date and the date on which the Proxy Statement (or any amendment or supplement thereto) is first distributed to Parent’s stockholders or at the time of the Parent Stockholder Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. If at any time prior to the First Effective Time, a change in the information relating to the Company or any other information furnished by Parent, Merger Sub, Merger Sub II or the Company for inclusion in the Proxy Statement, which would make the preceding sentence incorrect, should be discovered by Parent, Merger Sub, Merger Sub II or the Company, as applicable, such party shall promptly notify the other parties of such change or discovery and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to Parent’s stockholders. In connection therewith, Parent, Merger Sub, Merger Sub II and the Company shall instruct their respective employees, counsel, financial advisors, auditors and other authorized representatives to reasonably cooperate with Parent as relevant if required to achieve the foregoing. In the event there is any tax opinion, comfort letter or other opinion in respect of Tax consequences of or related to the transactions contemplated by this Agreement required by the SEC to be provided in connection with any of the Offer Documents, (i) to the extent such opinion relates to Parent or any equityholders thereof, Parent shall use its reasonable best efforts to cause its tax advisors to provide such opinion, subject to customary assumptions and limitations, and (ii) to the extent such opinion relates to the Company or any equityholders thereof, the Company shall use its reasonable best efforts to cause its tax advisors to provide such opinion, subject to customary assumptions and limitations; provided, that notwithstanding anything herein to the contrary, neither this provision nor any other provision in this Agreement shall (x) require counsel to Parent or Parent’s tax advisors to provide an opinion that the Mergers qualifies for the Intended Tax Treatment or (y) require the provision of an opinion with respect to Tax matters by any party’s counsel or advisors to be an express condition precedent to the Closing. In the event a tax opinion is required by the SEC at or prior to the Closing in respect of Tax consequences of or related to the transactions contemplated by this Agreement, the Company and Parent shall use their respective reasonable best efforts to reasonably cooperate (and cause their Affiliates to reasonably cooperate) with the other parties hereto and their respective tax advisors in connection with the issuance of such tax opinion and, to the extent requested by the relevant counsel, execute and deliver (or caused to be executed and delivered) customary tax representation letters to such counsel in form and substance reasonably satisfactory to such counsel for purposes of delivering such tax opinion and reasonably acceptable to Parent, the Company, or applicable Affiliate, as the case may be.

(e) In accordance with the Parent Certificate of Incorporation and applicable securities laws, rules and regulations, including the DGCL and rules and regulations of Nasdaq in the Proxy Statement, Parent shall seek from the holders of Parent Common Stock the approval of the following proposals: (i) the Parent Stockholder Approval; (ii) adoption and approval of the an amended and restated certificate of incorporation of PubCo (the “PubCo Certificate of Incorporation”), in a form to be mutually agreed to by the Company and Parent, which shall provide for, among other things, the change of the name of Parent to “Picard Medical Holdings, Inc.”; (iii) approval of the PubCo Equity Incentive Plan; (iv) approval of the issuance of more than 20% of the Parent Common Stock to the Company Securityholders and the Closing Investors in connection with the First Merger under applicable exchange listing rules; (v) approval to adjourn the Parent Stockholder Meeting, if necessary; and (vi) approval to obtain any and all other approvals necessary or advisable to effect the consummation of the Mergers as determined by Parent (the proposals set forth in the forgoing clauses (i) through (vi) collectively, the “Parent Proposals”).

(f) Parent, with the assistance of the Company, shall use its reasonable best efforts to cause the S-4 and the Proxy Statement to “clear” comments from the SEC and the S-4 to become effective as promptly as reasonably practicable.

(g) Notwithstanding anything else to the contrary in this Agreement or any Additional Agreements, Parent may make any public filing with respect to the Mergers to the extent required by applicable Law.

(h) Parent shall call and hold the Parent Stockholder Meeting as promptly as practicable after the S-4 Effective Date for the purpose of seeking the approval of each of the Parent Proposals, and Parent shall consult in good faith with the Company with respect to the date on which such meeting is to be held. Parent shall use reasonable best efforts to solicit from its stockholders proxies in favor of the approval and adoption of the Mergers, each Parent Proposal and this Agreement. The Company acknowledges that a substantial portion of the Proxy Statement shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide Parent with such information as shall be reasonably requested by Parent for inclusion in or attachment to the Proxy Statement, and that such information is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company understands that such information shall be included in the Proxy Statement/Form S-4 or responses to comments from the SEC or its staff in connection therewith. The Company shall make, and cause each Subsidiary to make, their managers, directors, officers and employees available to Parent and its counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC. Parent and the Company shall respond in a timely manner to comments from the SEC; provided, that with respect to Parent, the Company complies with its obligations set forth in the preceding sentence.

6.6 Trust Account. Parent covenants that it shall cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement, including for the payment of (a) all amounts payable to public stockholders of Parent holding Parent Class A Shares who shall have validly redeemed their Parent Class A Shares upon acceptance by Parent of such Parent Class A Shares (the “Parent Redemption Amount”), (b) the expenses to the third parties to which they are owed, and (c) the remaining monies in the Trust Account to Parent after the Closing.

6.7 Obligations of Merger Sub and Merger Sub II. Parent shall take all action necessary to cause each of Merger Sub and Merger Sub II to perform its obligations under this Agreement and to consummate the transactions contemplated under this Agreement, upon the terms and subject to the conditions set forth in this Agreement.

6.8 Sponsor Support Agreement. None of Parent, Merger Sub, Merger Sub II or any of their respective Affiliates or representatives shall make or agree to any material amendments, changes, modifications or waivers to the Sponsor Support Agreement without the prior written consent of the Company, which consent may not be unreasonably denied, conditioned, granted or withheld or delayed.

6.9 No Parent Common Stock Transactions. From and after the date of this Agreement until the First Effective Time, except as expressly contemplated by this Agreement, the Company shall not engage in any transactions involving the securities of Parent without the prior written consent of Parent if the Company possesses material non-public information of Parent.

ARTICLE VII

COVENANTS OF THE COMPANY

7.1 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each consent set forth on Section 7.1 of the Company Disclosure Letter.

7.2 Company’s Stockholders Approval.

(a) As promptly as reasonably practicable, and in any event within three (3) Business Days after the Form S-4 is declared effective by the SEC (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Parent a true, complete and correct copy of a written consent (in form and substance reasonably satisfactory to Parent and certified by an executive officer of the Company) evidencing the Company Stockholder Approval that is duly executed by the Company Stockholders that hold at least the requisite number and class of issued and outstanding shares of Company Capital Stock required to obtain the Company Stockholder Approval (the “Company Stockholder Written Consent”).

(b) Neither the Company Board of Directors, nor any committee thereof, shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the Company Board Recommendation.

7.3 PCAOB Financial Statements. The Company shall use its best efforts to, by May 31, 2023, deliver to Parent (a) the audited consolidated balance sheets of the Company and its Subsidiaries and the related audited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Company and its Subsidiaries as of and for any year-to-date period and as of and for the end of any fiscal quarter and any pro forma financial statements, in each case, that are required to be included in the SEC Statement for the two years ended December 31, 2022 and 2021, and (b) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 2023, and the related unaudited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Company and its Subsidiaries thereto and for the three months ended March 31, 2023 (collectively, the “PCAOB Financial Statements”). From the date of this Agreement and ending on the earlier of the Closing and the valid termination of this Agreement in accordance with ARTICLE X, the Company shall use reasonable best efforts to promptly deliver to Parent and PubCo any unaudited consolidated balance sheets of the Company and its Subsidiaries and the related unaudited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Company and its Subsidiaries as of and for the end of any fiscal quarter and any required pro forma financial statements, in each case, that are required to be included in the SEC Statement (the “Unaudited Interim Financial Statements”). All such financial statements, together with any audited or unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of operations and comprehensive loss, shareholders’ deficit and cash flows of the Company and its Subsidiaries that are required to be included in the SEC Statement, (i) will be prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) in the case of any audited financial statements, will be audited in accordance with the standards of the Public Company Accounting Oversight Board and contain an unqualified report of the Company’s auditor and (iii) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

7.4 Private Placement Memorandum. As promptly as reasonably practicable after the date of this Agreement, but in no event later than May 5, 2023 (the “PPM Delivery Deadline”), the Company shall deliver to Parent the final version of the private placement memorandum setting forth the terms of the Private Placement, including details of the offering and customary information regarding the Company, in each case as mutually agreed between Parent and the Company.

7.5 Release of Liens. From the date hereof through the Closing Date, the Company shall use its reasonable best efforts to make any filings, releases, discharges, deeds and other documents necessary to evidence the release by all lenders or other financial institutions and other Persons (the “Lenders”) of all Liens set forth on Section 7.5 of the Company Disclosure Letter (the “Outstanding Liens”), before or substantially simultaneously with the Closing. The Company shall request that the Lenders deliver letters or similar written confirmation (each, a “Release Confirmation”), before or substantially simultaneously with the Closing, confirming that (a) all Outstanding Liens shall be, upon the Closing Date, released by all lenders or other financial institutions thereunder and (b) any loan, liability or other obligation underlying such Outstanding Liens shall be, upon the Closing Date, terminated. The Company shall keep Parent reasonably informed (in writing) on a current basis regarding any material developments relating to their request for Release Confirmations.

ARTICLE VIII

COVENANTS OF ALL PARTIES HERETO

8.1 Commercially Reasonable Efforts; Further Assurances; Governmental Consents.

(a) Subject to the terms and conditions of this Agreement, each party (other than the Stockholders’ Representative) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, or as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, including using its reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from all applicable Authorities prior to the First Effective Time; (ii) avoid an Action by any Authority, and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement. The parties (other than the Stockholders’ Representative) shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement. Each party (other than the Stockholders’ Representative) shall (A) make any required filings or notifications pursuant to the HSR Act or any other applicable Antitrust Laws with respect to the transactions contemplated by this Agreement promptly (and in any event within fifteen (15) Business Days) following the date of this Agreement and (B) respond as promptly as reasonably as practicable to any requests by any Authority for additional information and documentary material that may be requested pursuant to the HSR Act. The Company shall pay all Antitrust Fees.

(b) Subject to applicable Law, each of the Company and Parent agrees to (i) cooperate and consult with the other regarding obtaining and making all notifications and filings with Authorities, (ii) furnish to the other such information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, (iii) keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party or any Authority with respect to such transactions, (iv) permit the other party to review and incorporate the other party’s reasonable comments in any communication to be given by it to any Authority with respect to any filings required to be made with, or action or nonactions, waivers, expirations or terminations of waiting periods, clearances, consents or orders required to be obtained from, such Authority in connection with execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (v) to the extent reasonably practicable, consult with the other in advance of and not participate in any meeting or discussion relating to the transactions contemplated by this Agreement, either in person or by telephone, with any Authority in connection with the proposed transactions unless it gives the other party the opportunity to attend and observe; provided, however, that, in each of clauses (ii), (iii) and (iv) above, that materials may be redacted (A) to remove references concerning the valuation of such party and its Affiliates, (B) as necessary to comply with contractual arrangements or applicable Laws, and (C) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Without limiting the foregoing, each of the Company and Parent and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Authority not to consummate the transactions contemplated hereby or by the Additional Agreements, except with the prior written consent of the other party.

8.2 Confidentiality. Except as necessary to complete the Offer Documents or any Other Filings, the Company, on the one hand, and Parent, Merger Sub and Merger Sub II, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from another source, which source is not the agent of the other party and is not under any obligation of confidentiality with respect to such information); and no party shall release or disclose such information to any other Person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Law, to the extent legally permissible, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Offer Documents and Other Filings. Notwithstanding anything in this Agreement to the contrary, following the Closing, the Stockholders’ Representative shall be permitted to disclose information as required by Law or to employees, advisors, agents or consultants of the Stockholders’ Representative and to the Company Securityholders, in each case who have a need to know such information, provided, that such persons are subject to confidentiality obligations with respect thereto.

8.3 Directors’ and Officers’ Indemnification and Liability Insurance.

(a) For not less than six (6) years from and after the Closing Date, all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring through the Closing Date now existing in favor of the current or former directors and officers of the Company and Parent as provided in their respective organizational documents, in any indemnification agreements or other similar agreements between such directors or officers and the Company or Parent, as applicable, shall survive the applicable Merger and shall continue in full force and effect in accordance with their terms and PubCo shall not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For not less than six (6) years from and after the Closing Date, PubCo agrees that it shall indemnify and hold harmless each current and former director and officer of the Company and Parent against any costs or expenses (including reasonable attorneys’ fees), judgements, fines, losses, claims, damages or liabilities in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Closing Date, whether asserted or claimed prior to, at or after the Closing Date, to the fullest extent that the Company or Parent, as the case may be, would have been permitted under applicable Law and their respective Governing Documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).

(c) For not less than six (6) years from and after the Closing Date, PubCo shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Parent’s and the Company’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Parent or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage. PubCo shall either (i) cause coverage to be extended and expanded under the current directors’ and officers’ liability insurance by obtaining a six year “tail” prepaid Side A, Side B and Side C directors & officers insurance policy or (ii) obtain a six year prepaid Side A, Side B and Side C directors & officers insurance policy with the same or better credit rating as PubCo’s current directors’ and officers’ liability insurance carriers, in each case, on terms, conditions, retentions and limits of liability reasonably acceptable to Parent’s and the Company’s directors’ and officers’ liability insurance policies than the existing directors’ and officers’ liability insurance maintained by Parent and the Company, as applicable, so long as the annual premiums of such policy does not exceed three hundred percent (400%) of the annual amount paid by Parent and the Company, as applicable, for coverage during its current coverage period; provided, that, if the annual premium of such insurance coverage exceeds such amount, PubCo shall be obligated to obtain a “tail” policy with the greatest coverage available for a cost not exceeding such amount from insurance carriers with the same or better credit rating as PubCo’s current directors’ and officers’ liability insurance carriers.

(d) The provisions of this Section 8.3 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or Parent for all periods ending on or before the Closing Date and may not be changed with respect to any officer or director without his or her written consent.

8.4 Nasdaq Listing. Parent shall use its reasonable best efforts to cause (a) Parent’s initial listing application with the Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) all applicable initial and continuing listing requirements of the Nasdaq to be satisfied; and (c) the PubCo Common Stock issued as the Closing Share Consideration, to be approved for listing on the Nasdaq, subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement and in any event prior to the First Effective Time.

8.5 Certain Tax Matters.

(a) The Stockholders’ Representative shall (and shall cause its Affiliates to) provide any information reasonably requested to allow Parent or the Company to comply with any information reporting or withholding requirements contained in the Code or other applicable Laws with respect to the transactions contemplated by, or any payment made in connection with, this Agreement.

(b) All transfer, documentary, sales, use, value added, goods and services, stamp, excise, registration, notarial fees and other similar Taxes and fees (collectively, “Transfer Taxes”) that become payable by any of the parties in connection with or by reason of the execution of this Agreement and consummation of the transactions contemplated hereunder shall be treated as a Transaction Expense. The party responsible for filing any necessary Tax Returns and other documentation with respect to all such Transfer Taxes under applicable Law shall cause such Tax Returns to be filed, and, if required by applicable Law, the other parties shall, and shall cause their respective Affiliates to, cooperate and join in the execution of any such Tax Returns and other documentation, as applicable. Each party shall (and shall cause its Affiliates to) use commercially reasonable efforts to provide certificates or forms that are reasonably necessary or appropriate to establish an exemption for (or reduction in) any Transfer Tax to the extent available under applicable Law.

8.6 Equity Incentive Plan; PubCo Bylaws and PubCo Certificate of Incorporation. Prior to the S-4 Effective Date:

(a) Parent shall adopt a new equity incentive plan that is consistent with current market-based equity incentive plans and developed in consultation with the Company and third-party advisors (the “PubCo Equity Incentive Plan”). The PubCo Equity Incentive Plan shall have such number of shares available for issuance as mutually determined by the Company and Parent; and

(b) Parent shall adopt the PubCo Certificate of Incorporation and the amended and restated bylaws of PubCo in a form to be mutually agreed to by the Company and Parent (the “PubCo Bylaws”). The PubCo Certificate of Incorporation and the PubCo Bylaws shall be prepared by the Company in good faith on commercially reasonable and market-based terms reasonably acceptable to the Parent.

8.7 Permitted Company Financing. From the date hereof through the Closing Date, the Parties shall use commercially reasonable efforts to secure the Private Placement and other equity, equity-linked or debt financing

(including convertible debt) for the Company (subject to the terms and limitations set forth in Section 8.7 of the Company Disclosure Letter), in each case on commercially reasonable and market-based terms reasonably acceptable to the Company acting in good faith and in consultation with Parent (each, a “Permitted Company Financing”). Each Party shall promptly inform the other Party of all aspects and developments related to obtaining such Permitted Company Financing, including the proposed terms and conditions thereof and any material decisions or actions related to obtaining such Permitted Company Financing. The Company shall not make or agree to make any amendments, changes, modifications or waivers to any Contracts underlying any Permitted Company Financing without the prior written consent of Parent, which consent may not be unreasonably denied, conditioned, granted or withheld or delayed.

8.8 Closing Offering. From the date hereof through the Closing Date, the Parties shall use commercially reasonable efforts to secure at the Closing, equity, equity-linked, equity lines of credit and other financing commitments and debt financing (including convertible debt) from one or more investors in support of the transactions, including financing commitments for Parent (subject to the terms and limitations set forth in Section 8.8 of the Company Disclosure Letter), in each case on commercially reasonable and market-based terms reasonably acceptable to Parent and the Company, acting together in good faith (the “Closing Offering”). Each Party shall promptly inform the other Party of all aspects and developments related to obtaining the Closing Offering, including the proposed terms and conditions thereof and any material decisions or actions related to the Closing Offering. Parent shall not make or agree to make any amendments, changes, modifications or waivers to any Contracts underlying the Closing Offering without the prior written consent of the Company, which consent may not be unreasonably denied, conditioned, granted or withheld or delayed.

8.9 Financing Cooperation. From the date hereof through the Closing Date, the Parties shall use commercially reasonable efforts to identify additional sources of financing for the Permitted Company Financing and Closing Offering and negotiate the underlying subscription, financing and similar agreements in connection with ensuring the closing condition set forth in Section 9.3(g) is satisfied and reasonably cooperate in a timely manner in connection with any such efforts, including (i) by providing such information and assistance as the other Party may reasonably request, (ii) granting such access to potential investors and lenders in the Permitted Company Financing and their respective representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the Permitted Company Financing and the Closing Offering. All such cooperation, assistance and access shall be granted upon reasonable prior notice and during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Parties and shall be subject to any limitations under applicable Law.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Mergers are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law and no Order shall restrain or prohibit or impose any condition on the consummation of the transactions contemplated by this Agreement.

(b) Each consent or approval required to be obtained from any Authority set forth on Schedule 9.1(b) shall have been obtained and each applicable waiting period or consent or approval under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable.

(c) There shall not be any Action brought by any governmental Authority to enjoin or otherwise restrict the consummation of the transactions contemplated by this Agreement.

(d) Each of the Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.

9.2 Conditions to Obligations of Parent, Merger Sub and Merger Sub II. The obligation of Parent, Merger Sub and Merger Sub II to consummate the Mergers is subject to the satisfaction, or the waiver in Parent’s sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed or complied with, in all material respects, all of its obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) at or prior to the Closing Date.

(b) The representations and warranties of the Company contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect), other than the Company Fundamental Representations, shall be true and correct in all material respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date).

(c) The Company Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) Parent shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer certifying the accuracy of the provisions of the foregoing Clauses (a) through (c) of this Section 9.2.

(e) Parent shall have received a certificate signed by the Secretary of the Company attaching true and correct copies of (i) the Company Certificate of Incorporation and by-laws, certified as of a recent date by the. Secretary of State of the State of Delaware; (ii) copies of resolutions duly adopted by the Company Board of Directors authorizing this Agreement, the Additional Agreements to which the Company is a party and the transactions contemplated hereby and thereby and the Company Stockholder Written Consent; and (iii) a certificate of good standing of the Company, certified as of a recent date by the Secretary of State of the State of Delaware.

(f) The Company and the Specified Company Securityholders shall have duly executed and delivered to Parent a copy of the Registration Rights Agreement.

(g) The Company Securityholders shall have duly executed and delivered to Parent a copy of the Lock-Up Agreement.

(h) The Company shall deliver to Parent documentation evidencing to the reasonable satisfaction of Parent, the release of all Outstanding Liens.

(i) The Company shall deliver to Parent documentation evidencing to the reasonable satisfaction of Parent, the termination of the Investors’ Rights Agreement and the release of all obligations of the Company thereunder;

(j) There shall not have been a Material Adverse Effect since the date hereof.

(k) The Company shall have delivered to Parent a duly executed certificate conforming to the requirements of Sections 1.897-2(h) and 1.1445-2(c)(3)(i) of the Treasury Regulations, and a notice to be delivered to the Internal Revenue Service prepared in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations, each dated no more than thirty (30) days prior to the Closing Date and in substantially the form attached hereto as Exhibit F, certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code.

9.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Mergers are subject to the satisfaction, or the waiver in the Company’s sole and absolute discretion, of all of the following further conditions:

(a) Parent, Merger Sub and Merger Sub II shall each have duly performed or complied with, in all material respects, all of its respective obligations hereunder required to be performed or complied with (without giving effect to any materiality or similar qualifiers contained therein) by Parent, Merger Sub or Merger Sub II, as applicable, at or prior to the Closing Date.

(b) The representations and warranties of Parent, Merger Sub and Merger Sub II contained in this Agreement (disregarding all qualifications contained therein relating to materiality or “material adverse effect”) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct at and as of such earlier date), except for any failures of such representations and warranties that would not in the aggregate reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement and the Additional Agreements.

(c) The Parent Fundamental Representations (disregarding all qualifications and exceptions contained therein relating to materiality or “material adverse effect”) shall be true and correct in all respects at and as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent that any such representation and warranty is expressly made as of a specific date, in which case such representation and warranty shall be true and correct at and as of such specific date), other than de minimis inaccuracies.

(d) The Company shall have received a certificate signed by an authorized officer of Parent certifying the accuracy of the foregoing clauses (a), (b) and (c) of this Section 9.3.

(e) The PubCo Certificate of Incorporation shall have been filed with, and declared effective by, the Delaware Secretary of State.

(f) Parent and the Sponsor shall have executed and delivered to the Company a copy of the Registration Rights Agreement.

(g) The Aggregate Parent Closing Cash shall be equal to or greater than $38,000,000, subject to the limitations set forth in Section 9.3(g) of the Company Disclosure Letter.

(h) Parent’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the First Effective Time, Parent shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and Parent shall not have received any notice of non-compliance therewith, and the PubCo Common Stock issued as the Closing Share Consideration shall have been approved for listing on Nasdaq.

ARTICLE X

TERMINATION

10.1 Termination Without Default.

(a) In the event that (i) the Closing of the transactions contemplated hereunder has not occurred by October 1, 2023 (the “Outside Date”); provided, that if the SEC has not declared the Proxy Statement/ Form S-4 effective on or prior to October 1, 2023, the Outside Date shall be automatically extended to December 11, 2023, and (ii) the party (i.e., Parent, Merger Sub or the Merger Sub II, on one hand, or the Company, on the other hand) seeking to terminate this Agreement is not in material breach of this Agreement, then Parent or the Company, as applicable, shall have the right, at its sole option, to terminate this Agreement without liability to the other party. Such right may be exercised by Parent or the Company, as the case may be, giving written notice to the other at any time after the Outside Date.

(b) In the event (i) an Authority shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which Order is final and non-appealable or (ii) any applicable Law is in effect making the consummation of the Mergers illegal, Parent or the Company shall have the right, at its sole option, to terminate this Agreement without liability to the other party by giving written notice to such other party; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to Parent or the Company if the failure of such Person to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, such Law or Order.

(c) This Agreement may be terminated by the mutual written consent of the Company and Parent.

10.2 Termination Upon Default.

(a) Parent may terminate this Agreement by giving written notice to the Company at any time prior to the Closing, without prejudice to any rights or obligations Parent, Merger Sub or Merger Sub II may have, if: (i) (x) the Company shall have breached any representation, warranty, agreement or covenant contained herein which has rendered or would render the satisfaction of any of the conditions set forth in Section 9.2 impossible and (y) such breach cannot be cured or is not cured by the earlier of the Outside Date and thirty (30) days following receipt by the Company of a written notice from Parent describing in reasonable detail the nature of such breach; (ii) evidence that the Company Stockholder Written Consent was obtained is not delivered to Parent by the Company Stockholder Written Consent Deadline in accordance with Section 7.2(a); or (iii) the Company has not delivered to Parent the PCAOB Financial Statements by June 15, 2023; or (iv) the PCAOB Financial Statements reflect a material deterioration in the Company’s financial condition as compared to the Financial Statements, in the reasonable discretion of Parent.

(b) The Company may terminate this Agreement by giving written notice to Parent at any time prior to the Closing, without prejudice to any rights or obligations the Company may have, if: (i) Parent shall have breached any of its covenants, agreements, representations, and warranties contained herein, which has rendered or would render the satisfaction of any of the conditions set forth in Section 9.3 impossible; and (ii) such breach cannot be cured or is not be cured by the earlier of the Outside Date and thirty (30) days following receipt by Parent of a written notice from the Company describing in reasonable detail the nature of such breach.

(c) Parent may terminate this Agreement by giving written notice to the Company if the Company Stockholder Written Consent is not obtained by the Company Stockholder Written Consent Deadline.

(d) At any time prior to obtaining Parent Stockholder Approval, Parent may terminate this Agreement by giving written notice to the Company in order for Parent to enter into a definitive agreement with respect to a Superior Proposal, provided that Parent has otherwise complied with its obligations under Section 6.2(b).

10.3 Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE X, this Agreement shall become void and be of no further force or effect, without any liability on the part of any party (or any shareholder, director, officer, employee, Affiliate, agent, consultant or representative of such party) to the other party hereto or any other Person, except as set forth in this ARTICLE X; provided, that, no such termination shall relieve any party from liability arising out of or incurred as a result of the willful breach by such party of this Agreement or such party’s fraud, in which case such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such willful breach or fraud. The provisions of Section 8.2, this ARTICLE X and ARTICLE XI shall survive any termination hereof pursuant to this ARTICLE X.

10.4 Parent Termination Fees. In the event this Agreement is validly terminated by Parent pursuant to Section 10.2(d), then Parent shall pay to the Company the Parent Termination Fee within seven (7) calendar days following such termination. Other than with respect to claims for fraud, the Company’s right to receive the one-time payment of the Parent Termination Fee from Parent as provided in this Section 10.4 shall be the sole and exclusive remedy available to the Company against Parent or any of its former, current or future equityholders or Representatives with respect to this Agreement and the transactions contemplated hereby in the event that this Agreement is terminated by Parent pursuant to Section 10.2(d), and, upon such payment of the Parent Termination Fee, none of Parent’s or any of its former, current or future equityholders or Representatives shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. The parties acknowledge that the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. The parties acknowledge and agree that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE XI

MISCELLANEOUS

11.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand, electronic mail or recognized courier service, by 5:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date of transmission; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (or, following the Closing, the Surviving Corporation, the Surviving Entity or Parent), to:

Picard Medical, Inc.

4 Palo Alto Sq, Ste 200

Palo Alto, CA 94025

Attn: Daniel Teo

e-mail: danteo@picardmedical.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship

e-mail: MBlankenship@winston.com

if to the Stockholders’ Representative, or to the Company Securityholders after Closing, to:

Hunniwell Picard I, LLC

4 Palo Alto Sq, Ste 200

Palo Alto, CA 94025

Attn: Daniel Teo

e-mail: danteo@hunniwell.com

if to Parent, Merger Sub or Merger Sub II:

Altitude Acquisition Corp.

400 Perimeter Center Terrace Suite 151

Atlanta, Georgia 30346

Attn: Gary Teplis

e-mail: gary.teplis@altitudeac.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attn:    Elliot Smith

Bryan Luchs

Emilio Grandio

e-mail: elliott.smith@whitecase.com

bryan.luchs@whitecase.com

emilio.grandio@whitecase.com

11.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything to the contrary contained herein, no party shall seek, nor shall any party be liable for, punitive or exemplary damages under any tort, contract, equity or other legal theory with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

11.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

11.4 Publicity. Except as required by law or applicable stock exchange rules and except with respect to the Additional Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law or applicable stock exchange rules, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other party reasonable time to comment on such disclosure in advance of its issuance.

11.5 Expenses. Except as provided herein, each party (in the case of the Stockholders’ Representative, solely on behalf of the Company Securityholders) shall bear its own costs and expenses in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby as of the Closing Date, including the fees and expenses of investment bankers and other advisors, legal counsel, accountants, consultants, financial advisors and other Representatives and due-diligence (including travel-related) costs, fees and expenses incurred in connection with the transactions contemplated hereby (collectively, the “Transaction Expenses”) provided, however, that upon the Closing, PubCo shall pay and/or reimburse the Transaction Expenses of (a) the Company, up to a maximum amount of $2,000,000, (b) Parent, including the deferred underwriter’s compensation payable to Cantor Fitzgerald & Co and the other underwriters of Parent’s initial public offering, up to a maximum amount of $4,500,000 (excluding placement agents’ fees in connection with the Closing Offering). For the avoidance of doubt “Transaction Expenses” shall not be deemed to include any fees, costs or expenses incurred or payable in connection with obtaining directors’ and officers’ liability insurance in accordance with Section 8.3(c).

11.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

11.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

11.8 Jurisdictions; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.8. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.9 Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any of the Additional Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (i) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or the Additional Agreements and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with ARTICLE X, this being in addition to any other remedy to which they are entitled under this Agreement or the Additional Agreement, and (ii) the right of specific enforcement is an integral part of the transactions and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement or the Additional Agreements and to enforce specifically the terms and provisions of this Agreement or the Additional Agreements in accordance with this Section 11.9 shall not be required to provide any bond or other security in connection with any such injunction.

11.10 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Agreement and any of the closing deliverables contemplated hereby by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any of the closing deliverables contemplated hereby.

11.11 Entire Agreement. This Agreement, together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof.

11.12 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

11.13 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

11.14 Third Party Beneficiaries. Except as provided in Section 8.3 and Section 11.17, neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

11.15 Waiver. Reference is made to the final prospectus of Parent, dated December 8, 2020 (the “Prospectus”). The Company has read the Prospectus and understands that Parent is a blank check company with powers and privileges to effect the Mergers. The Company acknowledges that, as described in the Prospectus, Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement. The Company further acknowledges that, if the Mergers and the other transactions contemplated by this Agreement, or in the event of the termination of this Agreement, another merger, are not consummated by December 11, 2023 or such later date as approved by the holders of a majority of the Parent Common Stock, for and in consideration of Parent agreeing to enter into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Stockholders’ Representative, for itself and on behalf of the Company Securityholders, hereby agrees that it (a) does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claims arises based on contract, tort, equity or any theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent, and (c) will not seek recourse against the Trust Account for any reason whatsoever.

11.16 Stockholders’ Representative. By virtue of the adoption of this Agreement and the transactions contemplated hereby, the approval of the principal terms of the Mergers and the consummation of the Mergers or participating in the Mergers and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Mergers, each Company Securityholder shall be deemed to have appointed the designation of, and hereby designates, Hunniwell Picard I, LLC as the Stockholders’ Representative for all purposes in connection with this Agreement and any agreement ancillary hereto, including (a) to give and receive notices and communications to Parent for any purpose under this Agreement and the Additional Agreements; (b) to act on behalf of Company Securityholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Mergers; and (c) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. The Stockholders’ Representative may resign at any time. Such agency may be changed by the Company Securityholders from time to time upon no less than twenty (20) days’ prior written notice to Parent; provided, however, that the Stockholders’ Representative may not be removed unless holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the First Effective Time agree to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of a majority of the Company Securities (on an as converted or exercised basis) outstanding immediately prior to the First Effective Time. No bond shall be required of the Stockholders’ Representative. The Stockholders’ Representative will incur no liability of any kind with respect to any action or omission by the Stockholders’ Representative in connection with the Stockholders’ Representative’s services pursuant to this Agreement and any agreement ancillary hereto, except in the event of liability directly resulting from the Stockholders’ Representative’s gross negligence or willful misconduct. The Stockholders’ Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders will indemnify, defend and hold harmless the Stockholders’ Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Stockholders’ Representative’s execution and performance of this Agreement and any agreement ancillary hereto, in each case as such Representative Loss is suffered or incurred; provided, that Representative Losses shall not include costs (other than third party expenses) incurred by the Stockholders’ Representative in the ordinary course of business of the Stockholders’ Representative under the engagement letter entered into by the Stockholders’ Representative, the Company, and certain of the Company Securityholders; and provided, further, that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Stockholders’ Representative, the Stockholders’ Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such gross negligence or willful misconduct. If not paid directly to the Stockholders’ Representative by the Company Securityholders, any such Representative Losses may be recovered by the Stockholders’ Representative from the funds in the Expense Fund; provided, that, while this provision allows the Stockholders’ Representative to be paid from the aforementioned sources of funds, this does not relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders’ Representative from seeking any remedies available to it at law or otherwise. In no event will the Stockholders’ Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholders’ Representative under this Section 11.16. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholders’ Representative or the termination of this Agreement. The Company Securityholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders’ Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. The Stockholders’ Representative will hold these funds separate from its corporate funds, will not use these funds for its operating expenses or any other corporate purposes and will not voluntarily make these funds available to its creditors in the event of bankruptcy. As soon as practicable following the completion of the Stockholders’ Representative’s responsibilities, the Stockholders’ Representative will deliver any remaining balance of the Expense Fund to the Company. For Tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Company at the time of Closing.

11.17 Non-Recourse. This Agreement may be enforced only against, and any dispute, claim or controversy based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought only against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth in this Agreement with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or representative or Affiliate of any named party to this Agreement (which Persons are intended third party beneficiaries of this Section 11.17) shall have any liability (whether in contract or tort, at law or in equity or otherwise, or based upon any theory that seeks to impose liability of an entity party against its owners or Affiliates) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party or for any dispute, claim or controversy based on, arising out of, or related to this Agreement or the transactions contemplated hereby, provided, that this Section 11.17 shall not apply to Section 11.16, which shall be enforceable by the Stockholders’ Representative in its entirety against the Company Securityholders.

11.18 Survival of Representations and Warranties. The representations and warranties set forth in ARTICLE IV and ARTICLE V and the covenants of any Party that are to be fully performed prior to Closing shall not, in each case, survive the Closing.

11.19 No Other Representations; No Reliance.

(a) NONE OF THE COMPANY, ANY COMPANY SECURITYHOLDER NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO THE COMPANY OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE IV, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, neither the Company, any Company Securityholder nor any of their respective representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the Company made available to Parent and its representatives, including due diligence materials, or in any presentation of the business of the Company by management of the Company or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Parent, Merger Sub or Merger Sub II in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by the Company, any Company Securityholder or their respective representatives are not and shall not be deemed to be or to include representations or warranties of the Company or any Company Securityholder, and are not and shall not be deemed to be relied upon by Parent, Merger Sub or Merger Sub II in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE IV, in each case, as modified by the Schedules to this Agreement. Except for the specific representations and warranties expressly made by the Company in ARTICLE IV, in each case as modified by the Schedules: (a) Parent acknowledges and agrees that: (i) neither the Company, the Company Securityholders nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of the Company, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of the Company, the nature or extent of any liabilities of the Company, the effectiveness or the success of any operations of the Company or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding the Company furnished to Parent, Merger Sub, Merger Sub II or their respective representatives or made available to Parent and its representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any Company Securityholder or the Company has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE IV and subject to the limited remedies herein provided; (b) Parent specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Company Securityholders and the Company have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Company, the Company Securityholders nor any other Person shall have any liability to Parent or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of the Company or the future business, operations or affairs of the Company.

(b) NONE OF THE PARENT PARTIES, ANY EQUITYHOLDERS OF PARENT NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO ANY OF THE PARENT PARTIES OR THE BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE V, IN EACH CASE, AS MODIFIED BY THE SCHEDULES TO THIS AGREEMENT. Without limiting the generality of the foregoing, none of the Parent Parties, any equityholders of Parent nor any of their respective representatives has made, and shall not be deemed to have made, any representations or warranties in the materials relating to any of the Parent Parties made available to the Company, the Company Securityholders or its representatives, including due diligence materials, or in any presentation by a representative of a Parent Party or others in connection with the transactions contemplated hereby, and no statement contained in any of such materials or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by the Company or any Company Securityholder in executing, delivering and performing this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V as modified by the Schedules to this Agreement. It is understood that any cost estimates, projections or other predictions, any data, any financial information or any memoranda or offering materials or presentations, including any offering memorandum or similar materials made available by a Parent Party, any equityholders of Parent or their respective representatives are not and shall not be deemed to be or to include representations or warranties of any Parent Party, and are not and shall not be deemed to be relied upon by the Company in executing, delivering and performing this Agreement, the Additional Agreement and the transactions contemplated hereby or thereby, in each case except for the representations and warranties set forth in ARTICLE V, in each case, as modified by the Schedules to this

Agreement. Except for the specific representations and warranties expressly made by the Parent Parties in ARTICLE V, in each case as modified by the Schedules: (a) the Company acknowledges and agrees that: (i) none of the Parent Parties, any equityholders of Parent nor any of their respective representatives is making or has made any representation or warranty, express or implied, at law or in equity, in respect of any of the Parent Parties, the business, assets, liabilities, operations, prospects or condition (financial or otherwise) of any of the Parent Parties, the nature or extent of any liabilities of any of the Parent Parties, the effectiveness or the success of any operations of any of the Parent Parties or the accuracy or completeness of any confidential information memoranda, projections, forecasts or estimates of earnings, or other information (financial or otherwise) regarding any of the Parent Parties furnished to the Company, the Company Securityholders or their respective representatives or made available to the Company, the Company Securityholders or their respective representatives in any “data rooms,” “virtual data rooms,” management presentations or any other form in expectation of, or in connection with, the transactions contemplated hereby, or in respect of any other matter or thing whatsoever; and (ii) no representative of any of the Parent Parties has any authority, express or implied, to make any representations, warranties or agreements not specifically set forth in ARTICLE V and subject to the limited remedies herein provided; (b) the Company specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that the Parent Parties and any equityholders of Parent have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by any Person; and (c) none of the Parent Parties, any equityholders of Parent nor any other Person shall have any liability to the Company, the Company Securityholders or any other Person with respect to any such other representations or warranties, including projections, forecasts, estimates, plans or budgets of future revenue, expenses or expenditures, future results of operations, future cash flows or the future financial condition of any of the Parent Parties or the future business, operations or affairs of any of the Parent Parties.

[The remainder of this page intentionally left blank; signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Chief Executive Officer and President

Merger Sub:

ALTITUDE MERGER SUB I, INC.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: President and Secretary

Merger Sub II:

ALTITUDE MERGER SUB II, LLC.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: President and Secretary

[Signature page to Business Combination Agreement]

Company:

PICARD MEDICAL, INC.

By:	/s/ Richard Fang
Name: Richard Fang
Title: Chief Executive Officer

Stockholders’ Representative:

HUNNIWELL PICARD I, LLC, solely in its capacity as the Stockholders’ Representative

By:	/s/ Daniel Teo
Name: Sin Yew (“Daniel”) Teo
Title: Manager

[Signature page to Business Combination Agreement]

Annex B

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (the “Agreement”) is dated as of April 23, 2023, by and among Picard Medical, Inc., a Delaware corporation (the “Company”), Altitude Acquisition Corp., a Delaware corporation (“Parent”), and Altitude Acquisition Holdco LLC, a Delaware limited liability company (“Sponsor” or “Shareholder”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner (as defined in Rule 13d-3 and 13d-5(b)(1) of the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term “beneficial” or “beneficially” is used) of the number of Parent Class A Shares and Parent Warrants set forth opposite the Shareholder’s name in Schedule I hereto (collectively, the “Subject Securities”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and the other parties thereto entered into that certain Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, at the Effective Time, (i) Altitude Merger Sub I Inc., a Delaware corporation (“Merger Sub”) will, subject to the terms and conditions set forth in the Business Combination Agreement, merge with and into the Company with the Company surviving such merger (the “First Merger”), and (ii) immediately following the First Merger and as part of the same overall transaction of the First Merger, the Company will merge with and into Altitude Merger Sub II, LLC, a Delaware limited liability company, with Merger Sub II surviving as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, the Parent Stockholder Approval will be required to approve the Mergers and the other transactions contemplated by the Business Combination Agreement as a condition to the Mergers being consummated; and

WHEREAS, as an inducement to the Company’s willingness to enter into the Business Combination Agreement, the Shareholder is entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Securities During the Voting Period.

(a) The Shareholder hereby irrevocably and unconditionally agrees that, during the period from the date hereof through the termination of this Agreement pursuant to Section 6.1 (the “Voting Period”), at the Parent

Stockholder Meeting or any other duly called meeting of the stockholders of Parent (or any adjournment, reconvening or postponement thereof), and in any action by written consent of the stockholders of Parent in lieu of such a meeting, it shall, and shall cause any other holder of record of the Subject Securities to, if such a meeting is held, attend such meeting, in person or by proxy, or otherwise cause its Subject Securities to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Securities:

(i) in favor of each Parent Proposal;

(ii) in favor of any other matters that would reasonably be expected to facilitate the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement, including any proposal to adjourn or postpone such meeting of the stockholders of Parent to a later date if there are not sufficient votes to approve the proposals referred to in Section 2.1(a)(i); provided, however, that the foregoing shall not require the Shareholder to vote in favor of any waiver, modification or amendment to the terms of the Business Combination Agreement, or any other agreement or arrangement that would have the effect of waiving, amending or modifying the Business Combination Agreement, that would be less favorable in any material respect to the Shareholder than the Business Combination Agreement as in effect on the date hereof;

(iii) against any Business Combination Proposal; and

(iv) against any amendments to the organizational documents of Parent (other than as may be provided for in the Business Combination Agreement or as may be required to effect the Mergers or the other transactions contemplated by the Business Combination Agreement) or other proposal or transaction involving Parent, that would reasonably be expected to (A) impede, frustrate, interfere with, delay, postpone or materially adversely affect in any manner the Mergers or the other transactions contemplated by the Business Combination Agreement, (B) change, in any manner, the voting rights of any class of share capital of Parent, (C) result in any condition to the consummation of the Mergers set forth in Article IX of the Business Combination Agreement not being fulfilled or (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Business Combination Agreement or the Shareholder under this Agreement in any material respect. The Shareholder shall commit or agree to take any action inconsistent with the foregoing that would be effective prior to the expiry of the Voting Period.

(b) For the avoidance of doubt, except as explicitly set forth in this Section 2.1, nothing in this Agreement shall limit the right of the Shareholder to vote in favor of, against or abstain with respect to any other matters presented to the stockholders of Parent. Nothing in this Agreement shall obligate the Shareholder to exercise any option or any other right to acquire any Parent Common Stock.

(c) The Shareholder hereby covenants and agrees that it shall not enter into any agreement or undertaking, and shall not commit or agree to take any action that would restrict or interfere with its obligations pursuant to this Agreement.

(d) The Shareholder irrevocably and unconditionally agrees not to redeem any of its Parent Common Stock in connection with the transactions contemplated by the Business Combination Agreement.

ARTICLE III

COVENANTS

Section 3.1 Non-Redemption. The Shareholder hereby covenants and agrees not to redeem any Subject Securities or shares of Parent Class A Common Stock received upon the conversion of such Subject Securities in connection with the Mergers and not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Parent, the Company, any affiliate or designee of the Shareholder acting in its capacity as director or any of their respective successors and assigns challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or claiming any breach of fiduciary duty in connection herewith or therewith.

Section 3.2 Sponsor Forfeiture.

(a) Immediately prior to, and subject to the Closing, Sponsor shall forfeit or contribute to Parent for no consideration and without any further action of any party, up to an aggregate amount equal to (i) up to 4,500,000 Parent Class A Shares and (ii) up to 6,500,000 Parent Warrants; provided that the amount of Parent Class A Shares to be contributed to Parent in clause (i) shall be reduced by 20,000 Parent Class A Shares for each $1,000,000 by which (x) the proceeds from the Closing Offering plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given so that Parent stockholders do not redeem and the repayment of any outstanding debt to Sponsor or its affiliates whether or not due and payable) together with (y) the proceeds from any Permitted Company Financing, in each case as existing in the aggregate as of the Closing, exceeds $38,000,000.

(b) By way of example, if the proceeds from the Closing Offering, plus the proceeds from any Permitted Company Financing, plus the funds remaining in the Trust Account (after giving effect to redemptions and any financial incentives or discounts given so that Parent stockholders do not redeem and the repayment of any outstanding debt to the Sponsor or its affiliates whether or not due and payable), in each case as existing in the aggregate as of the Closing, are $45,000,000, then the number of Parent Class A Shares to be forfeited or contributed to Parent for no consideration shall be 4,360,000.

Section 3.3 Sponsor Earn-Out.

(a) Sponsor agrees that, as of immediately following the Closing, 1,250,000 Parent Class A Shares (the “Sponsor Earn-Out Shares”) and 1,000,000 Parent Warrants (the “Sponsor Earn-Out Warrants” and, together with the Sponsor Earn-Out Shares, the “Sponsor Earn-Out Securities”) beneficially owned by Sponsor as of immediately prior to the Closing shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 3.3. Sponsor and Parent agree that Continental Stock Transfer & Trust Company (the “Escrow Agent”) as escrow agent shall be directed to hold the Sponsor Earn-Out Securities in escrow in accordance with the terms of the Escrow Agreement (as defined below) until the applicable portion of such Sponsor Earn-Out Securities have vested in accordance with Section 3.3(b), in which case such Sponsor Earn-Out Securities shall be immediately released to Sponsor. In the case of any Sponsor Earn-Out Securities that do not vest and are subject to forfeiture pursuant to Section 3.3(b), the Escrow Agent shall release such forfeited Sponsor Earn-Out Securities to Parent for cancellation.

(b) Each of Sponsor and Parent agrees to take all actions necessary to cause, at the Closing, the execution of an Escrow Agreement, by and among Parent, Sponsor, the Escrow Agent in a form to be mutually agreed between Parent and Sponsor (the “Escrow Agreement”). The Escrow Agreement shall become effective as of the Closing (and not before). The Escrow Agreement shall become effective only in connection with the consummation of the transactions contemplated by the Business Combination Agreement, and this Section 3.3(b) and the Escrow Agreement shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

(i) If, at any time during the five-year period following the Closing, the VWAP of PubCo Common Stock is equal to or greater than $12.50 for any 20 Trading Days within any 30 Trading Day period (the “First Earnout Trigger”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to Sponsor.

(ii) Upon closing of the acquisition by Parent or the Surviving Corporation, as applicable, of at least 10,000,000 public warrants of PubCo, from public investors at or during the five-year period following the Closing, 1,000,000 Sponsor Earn-Out Warrants will be released to Sponsor (or its designee(s)); provided that if such purchase occurs concurrently with the Closing, then such Sponsor Earn-Out Warrants shall not be placed into escrow and shall be delivered at the Closing to Sponsor (or its designee(s)).

(iii) 750,000 Sponsor Earn-Out Shares will be released to Sponsor (or its designee(s)) upon the release of the Sponsor Earn-Out Shares and Sponsor Earn-Out Warrants pursuant to both (i) and (ii) of this paragraph.

(c) The per share stock prices referenced in Section 3.3(b)(i) above will be equitably adjusted on account of any changes in the equity securities of Parent by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(d) Any Sponsor Earn-Out Securities that remain unvested pursuant to Section 3.3(b) as of the expiration of the five-year period following the Closing (and the related portion of the dividends and earnings thereon) shall be forfeited and Parent shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Securities to Parent for cancellation, without any consideration for such transfer.

(e) Sponsor shall be entitled to exercise any Sponsor Earn-Out Warrants for cash or on a cashless basis (in each case, in accordance with the terms of the Sponsor Earn-Out Warrants) at the Sponsor’s option, and the Escrow Agent shall take such actions as necessary to give effect to any such exercise of the Sponsor Earn-Out Warrants as directed by the Sponsor. For the avoidance of doubt, any PubCo Common Shares received in connection with the exercise of the Sponsor Earn-Out Warrants shall remain subject to the same conditions applicable to the Sponsor Earn-Out Shares as provided by this Agreement.

(f) The parties agree that Sponsor shall be treated as the owner of the Sponsor Earn-Out Securities for income Tax purposes during the period the Sponsor Earn-Out Securities are held in escrow, and shall file all Tax Returns consistent with such treatment. In connection with such treatment for income Tax purposes, Sponsor shall retain all of its rights as a stockholder and warrant holder of the Parent with respect to the Sponsor Earn-Out Securities as long as any such Sponsor Earn-Out Securities are held in escrow pursuant to this Agreement, including, without limitation, the right to vote the Sponsor Earn-Out Shares and the right to receive all dividends and other distributions paid with respect to the Sponsor Earn-Out Securities.

Section 3.4 Subject Securities.

(a) Sponsor hereby irrevocably and unconditionally agrees that during the Voting Period it shall not, without the Company’s prior written consent, directly or indirectly (i) (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, hypothecate, loan, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, forward sale, hedging or similar transaction by which any economic risks or rewards or ownership of, or voting rights with respect to Subject Securities are Transferred or affected, or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of the Subject Securities or (B) consent to or approve any of the foregoing in this clause (i), or (ii) grant any proxies or powers of attorney with respect to, or deposit into a voting trust or enter into a voting arrangement, whether by proxy, voting agreement or otherwise with respect to, or related to any or all of the Subject Securities or agree, commit or enter into any understanding to enter into any such voting trust, voting arrangement, proxy or voting agreement, or (iii) permit to exist any Lien with respect to any or all of the Subject Securities other than those created by this Agreement; provided, that (1) Sponsor may Transfer any of its Subject Securities or any interest contained therein to any of its Affiliates, (2) Sponsor may Transfer its Subject Securities pursuant to the terms of this Agreement; provided, however, that (x) the effectiveness of any such Transfer pursuant to the preceding numeral (1) shall be conditioned on the transferee agreeing in writing (in form and substance reasonably acceptable to the Company) to assume all of the obligations of Sponsor hereunder and to be bound by the provisions of this Agreement and (y) any such Transfer pursuant to the preceding numeral (1) shall not relieve Sponsor from any liability or obligations hereunder. Any Transfer in violation of this Section 3.4(a) with respect to Sponsor’s Subject Securities shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in Sponsor.

(b) If any involuntary Transfer of the Subject Securities occurs (including a sale by Sponsor’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Securities subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect in accordance with the terms and conditions hereof until the expiry of the Voting Period.

(c) In the event of an issue of bonus shares, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, or other receipt of Parent Common Stock, the term “Subject Securities” shall be deemed to refer to and include the Subject Securities initially subject to this Agreement as well as all such additional Parent Common Stock acquired or received by Sponsor in connection with any share dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction referred to above and any securities into which or for which any or all of the Subject Securities may be changed or exchanged or which are received in such transaction or otherwise acquired or received.

(d) Sponsor agrees, during the Voting Period, to notify the Company in writing of the number of any new Parent Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in ARTICLE II acquired or otherwise obtained by Sponsor, if any, from and after the date hereof, as soon as reasonably practicable after acquiring or otherwise obtaining such new Parent Common Stock.

Section 3.5 Non-Solicitation. During the Voting Period, Sponsor shall, and shall cause its Representatives to, comply with the covenants set forth in Section 6.2(b) of the Business Combination Agreement (subject to any exceptions therein) applicable to Parent as if such covenants were applicable to Sponsor, mutatis mutandis. For the avoidance of doubt, in no event shall Sponsor be liable for the termination fee provided for under Section 10.4 of the Business Combination Agreement, or any other amounts payable pursuant to the Business Combination Agreement.

Section 3.6 Stockholder’s Capacity. All agreements and understandings made herein shall be made solely in Sponsor’s capacity as a holder of the Subject Securities and not in any other capacity. Nothing contained in this Agreement shall prevent, limit or affect Sponsor or any Person affiliated with Sponsor, as applicable, from exercising its fiduciary duties as a director or officer of Parent pursuant to applicable Law to the extent permitted under the Business Combination Agreement, and the restrictions set forth in this Agreement shall only apply to Sponsor in its capacity as a stockholder of Parent.

Section 3.7 Further Assurances. Sponsor shall, from time to time, at the written request of the Company, perform or cause to be performed such further acts and to execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as are reasonably necessary or appropriate to vest in the Company the power to carry out and give effect to the provisions of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to the Company as follows:

Section 4.1 Due Organization and Authorization. The Shareholder is limited liability company, duly organized, validly existing, and to the extent applicable, in good standing under the laws of the jurisdiction of its organization, the Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Shareholder have been duly authorized by all necessary action on the part of the Shareholder. If the Shareholder is an individual and the Shareholder has the requisite legal capacity, right and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of the Shareholder, enforceable against it in accordance with its terms, except to the extent enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite the Shareholder’s name the number of Subject Securities over which the Shareholder has legal and beneficial ownership as of the date hereof. As of the date hereof, the Shareholder is the lawful owner of the Subject Securities denoted as being legally and beneficially owned by it and has the sole power to vote or cause to be voted such Subject Securities. The Shareholder has good and valid title to the Subject Securities denoted as being legally and beneficially owned by it on Schedule I, free and clear of any and all Liens of any nature or kind whatsoever, other than (a) those created by this Agreement, or (b) those imposed under applicable securities Law.

Section 4.3 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of the obligations under this Agreement and the compliance by it with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Shareholder, (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Subject Securities pursuant to any Contract to which the Shareholder is a party or by which the Shareholder is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by the Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, except for compliance with applicable requirements of the Exchange Act or any other securities Laws and the rules and regulations promulgated thereunder.

Section 4.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Shareholder, threatened against the Shareholder that would reasonably be expected to impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

Section 4.5 Absence of Other Voting Agreement. Except for this Agreement, the Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Securities or other equity securities of Parent owned by the Shareholder, or (b) granted any proxy, consent or power of attorney with respect to any Subject Securities.

Section 4.6 No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon the arrangements made by or on behalf of the Shareholder in its capacity as such.

Section 4.7 Reliance. The Shareholder has been represented by or had opportunity to be represented by independent counsel, and that it or its authorized officers have carefully read and fully understand this Agreement and the Business Combination Agreement. The Shareholder understands and acknowledges that the Company is entering into the Business Combination Agreement in reliance upon the Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Shareholder as follows:

Section 5.1 Due Organization and Authorization. The Company is duly organized, validly existing, and in good standing under the Laws of the State of Delaware. The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Shareholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability (a) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (b) is subject to general principles of equity, whether considered in a proceeding at law or in equity.

Section 5.2 No Conflicts; Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of the obligations under this Agreement and the compliance by the Company with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Company, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of the Company, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under any Contract to which the Company is a party or by which the Company is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the consummation of the transactions contemplated hereby.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, and none of the Company or the Shareholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) a written agreement between the Company and the Shareholder to terminate this Agreement; (b) the Second Effective Time; (c) the date of any waiver, modification or amendment to the terms of the Business Combination Agreement that would cause the Business Combination Agreement, as amended, to be less favorable in any material respect to the Shareholder than the Business Combination Agreement as in effect on the date hereof; and (d) the valid termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent a party hereto from seeking any remedies (at law or in equity) against the other party hereto or relieve such party from liability for such party’s intentional and material breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of ARTICLE VII shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Publication. The Shareholder hereby permits Parent and the Company to publish and disclose publicly the Shareholder’s identity and ownership of its Subject Securities and the nature of its commitments, arrangements and understandings pursuant to this Agreement in any announcement or disclosure required by the SEC or other Authority, the Proxy Statement, the Form S-4, any filing required under Section 13 or 16 of the Exchange Act or any other disclosure document in connection with the Mergers or any of the other transactions contemplated by the Business Combination Agreement, in each case as determined by Parent or the Company (in their respective sole discretion) to be required to be disclosed. The Shareholder agrees to promptly give to Parent and the Company any information as they may reasonably require for the preparation of any such disclosure documents. The Shareholder hereby agrees to promptly notify Parent and the Company of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, if and to the extent that any shall have come false or misleading in any material respect.

Section 7.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Shareholder, and the Company shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Securities except as otherwise provided herein.

Section 7.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into and performance under this Agreement and the consummation of the transactions contemplated hereby and by the Business Combination Agreement.

Section 7.4 Amendments, Waivers, etc. No provision of this Agreement may be amended, changed, supplemented or otherwise modified, except upon the execution and delivery of a written agreement executed by the Company and the Shareholder. No provision of this Agreement may be waived, except upon the execution and delivery of a written agreement executed by the parties hereto. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to demand compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission; provided that, electronic mail received after 6:00 p.m. Eastern Time shall be deemed received on the day following the date of transmission, and provided further that there is no return error message or other notification of non-delivery received by the sender), sent via facsimile

(receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Picard Medical, Inc.

4 Palo Alto Sq, Ste 200

Palo Alto, CA 94025

Attn: Daniel Teo

e-mail: danteo@picardmedical.com

with a copy (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attn: Michael J. Blankenship

e-mail: MBlankenship@winston.com

If to Parent:

Altitude Acquisition Corp.

400 Perimeter Center Terrace Suite 151

Atlanta, Georgia 30346

Attn: Gary Teplis

e-mail: gary.teplis@altitudeac.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Elliot Smith
Bryan Luchs
Emilio Grandio

e-mail:	elliott.smith@whitecase.com
bryan.luchs@whitecase.com
emilio.grandio@whitecase.com

and if to Sponsor or the Shareholder, to it at the address set forth in Schedule I, or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement, together with the Business Combination Agreement, constitutes the entire agreement between the parties hereto, with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. This Agreement shall not be assigned (a) by the Shareholder by operation of law or otherwise without the prior written consent of the Company or (b) by the Company without the prior written consent of the Shareholder; provided, however, that the Company may assign this Agreement to any of its Affiliates or any successor-in-interest, by operation of law or otherwise.

Section 7.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, other than as contemplated under Section 6.1, Section 7.1 and Section 7.4, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 7.10 Interpretation. When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of or Schedule to, this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a Person are also to its permitted assigns and successors. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement falls on a day other than a business day, the party having such right or duty shall have until the next business day to exercise such right or discharge such duty.

Section 7.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7.12 Specific Performance; Submission to Jurisdiction.

(a) The parties hereto agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party hereto shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, this being in addition to any other remedy to which such party is entitled under the terms of this Agreement, at Law or in equity. The parties’ rights in this Section 7.12 are an integral part of the transactions contemplated hereby and each party hereby waives any objections to any remedy referred to in this Section 7.12 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). For avoidance of doubt, each party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any party. In the event any party seeks any remedy referred to in this Section 7.12, such party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

(b) Each of the parties hereto irrevocably and unconditionally (i) consents to submit itself to the personal jurisdiction of the state or federal courts located in the State of New York, and any appellate court from any thereof, for the purpose of any action or proceeding arising out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the state or federal courts located in the State of New York, and any appellate court from any thereof and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 7.12 in the manner provided for notices in Section 7.5. Nothing in this Agreement will affect the right of any party to serve process in any other manner permitted by applicable Law.

Section 7.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE COMPANY OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

Section 7.14 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholder and the Company and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

Section 7.15 No Agreement Until Executed. This Agreement shall not be effective unless and until the Business Combination Agreement is executed and delivered by all parties thereto.

Section 7.16 No Survival of Representations and Warranties. The respective representations and warranties of the Shareholder and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Business Combination Agreement.

Section 7.17 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PICARD MEDICAL, INC.

By:	/s/ Richard Fang
Name: Richard Fang
Title: Chief Executive Officer

ALTITUDE ACQUISITION CORP.

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Chief Executive Officer and President

ALTITUDE ACQUISITION HOLDCO LLC

By:	/s/ Gary Teplis
Name: Gary Teplis
Title: Managing Member

Annex C

EXECUTION VERSION

COMPANY SECURITYHOLDER SUPPORT AGREEMENT

This COMPANY SECURITYHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of April 23, 2023, by and among Picard Medical, Inc., a Delaware corporation (the “Company”), Altitude Acquisition Corp., a Delaware corporation (the “Parent”), and the undersigned securityholders of the Company who hold Subject Shares (as defined below) (each, a “Company Securityholder”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, the Company, Parent, Altitude Merger Sub I, Inc., a Delaware corporation (the “Merger Sub”), Altitude Merger Sub II, LLC, a Delaware limited liability company (the “Merger Sub II”) and Hunniwell Picard I, LLC, are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”), pursuant to which, among other things, (i) Merger Sub will be merged with and into Company, with the Company being the surviving entity and becoming a wholly owned subsidiary of Parent (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the surviving entity pursuant to the First Merger will merge with and into Merger Sub II, with Merger Sub II surviving as the ultimate surviving entity and as a wholly owned subsidiary of Parent; and

WHEREAS, each Company Securityholder is, as of the date of this Agreement, the sole legal and beneficial owner of the number of (a) outstanding shares of common stock of the Company (“Company Common Stock”), (b) outstanding shares of preferred stock of the Company (the “Company Preferred Stock”), and (c) options to purchase shares of Company Common Stock (“Company Options”), in each case, set forth opposite such Company Securityholder’s name on Schedule A hereto, and each such Company Securityholder does not own any other outstanding shares of Company capital stock or other securities convertible into or exercisable or exchangeable for any shares of Company capital stock, (such Company securities owned by the Company Securityholders, together with any additional shares of Company Commons Stock or other Company capital stock (including any securities convertible into or exercisable for Parent Common Stock or other capital stock), whether by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by such Company Securityholders after the date hereof and prior to the Outside Date being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition of, and material inducement for, their willingness to enter into the Business Combination Agreement, Parent and the Company have requested that each Company Securityholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Business Combination Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Company Securityholder

Each Company Securityholder hereby represents and warrants, severally and not jointly, to the Company and the Parent as follows:

1.1 Organization and Standing; Authorization. Such Company Securityholder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Company Securityholder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware or other state of its formation, (ii) has all requisite corporate or limited liability power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Company Securityholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Company Securityholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Company Securityholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Company Securityholder, enforceable against such Company Securityholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Authority on the part of such Company Securityholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Securityholder of this Agreement or the consummation by such Company Securityholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Company Securityholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company Securityholder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents of such Company Securityholder, if and as applicable (collectively, the “Organizational Documents”), (b) conflict with or violate any Law, Order or required consent or approval applicable to such Company Securityholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company Securityholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company Securityholder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Company Securityholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Company Securityholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Company Securityholder has legal and beneficial ownership of the Subject Shares set forth opposite such Company Securityholder’s name on Schedule A hereto, and all such Subject Shares are owned by such Company Securityholder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement or applicable federal or state securities laws. Other than the Subject Shares, such Company Securityholder does not legally hold or own any right to acquire any shares of Company Common Stock or any other Company capital stock or securities that are convertible into or exercisable or for Company Common Stock or other capital stock or securities of the Company. Such Company Securityholder has the sole right to vote the Subject Shares and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement.

1.6 Business Combination Agreement. Such Company Securityholder understands and acknowledges that Parent and the Company are entering into the Business Combination Agreement in reliance upon such Company Securityholder’s execution and delivery of this Agreement. Such Company Securityholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

ARTICLE II

Representations and Warranties of Parent

Parent hereby represents and warrants to the Company Securityholders and the Company as follows:

2.1 Organization and Standing. Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Parent is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Parent, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Authority on the part of Parent is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by Parent of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by Parent will not (a) conflict with or violate any provision of Organizational Documents of Parent, (b) conflict with or violate any Law, Order or required consent or approval applicable to Parent or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Parent under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of Parent under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Parent, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Parent to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Company

The Company hereby represents and warrants to the Company Securityholders and Parent as follows:

3.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and stockholders of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No notice, consent, approval, consent waiver or authorization of, or designation, declaration or filing with, any Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by the Company will not (a) conflict with or violate any provision of Organizational Documents of the Company, (b) conflict with or violate any Law, Order or required consent or approval applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of the Company, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Company Securityholders

Each Company Securityholder irrevocably and unconditionally covenants and agrees with the Company and the Parent during the term of this Agreement, at any meeting of the stockholders of the Company called to seek the Company Stockholder Approval, or any other duly called meeting of the stockholders of the Company (or any adjournment, reconvening or postponement thereof), and in any action by written consent of the stockholders of the Company in lieu of such a meeting, it shall, and shall cause any other holder of record of the Subject Shares to, if such a meeting is held, attend such meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Securities:

4.1 Agreement to Vote.

(a) In Favor of Merger. In favor of granting the Company Stockholder Approval, including in favor of any other matters that would reasonably be expected to facilitate the consummation of the Mergers and the other transactions contemplated by the Business Combination Agreement or, if there are insufficient votes in favor of granting the Company Stockholder Approval, in favor of the adjournment such meeting of the stockholders of Company to a later date but not past the Outside Date (including any extensions thereto).

(b) Against Other Transactions. Against (i) any business combination agreement, merger agreement or merger(s) (other than the Business Combination Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Company or any public offering of any shares of the Company, any of its Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such Subsidiaries, other than in connection with the transactions contemplated by this Agreement, the Business Combination Agreement and any Additional Agreements, (ii) any Alternative Proposal relating to the Company, and (iii) other than any amendment to Organizational Documents of the Company expressly permitted under the terms of the Business Combination Agreement, any amendment of Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, prevent or nullify any provision of the Business Combination Agreement or any other Additional Agreement, the Mergers, or any other transactions contemplated thereby or change in any manner the voting rights of any class of the Company’s share capital.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the consent of Parent or (c) to an Affiliate of such Company Securityholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and Parent, agreeing to assume all of the obligations of such Company Securityholder hereunder and to be bound by this Agreement to the same extent as such Company Securityholder was with respect to such transferred Subject Shares) and any such transfer to an Affiliate does not relieve such Company Securityholder from any liability or obligations hereunder, such Company Securityholder shall not, directly or indirectly, (i) (A) convey, sell, offer to sell, contract or agree to sell, hypothecate, pledge, tender, gift, loan, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share, (B) enter into any contract, option, swap, derivative, forward sale, hedging or similar transaction by which any economic risks or rewards or ownership of, or voting rights or other arrangement by which any economic risks or reward or ownership of, or voting rights with respect to the Subject Shares are transferred or affected, or other agreement or arrangement or understanding (including any profit- or loss-sharing arrangement) with respect to or related to any or all of the Subject Shares, whether any such transaction, agreement, arrangement or understanding is to be settled by delivery of such securities, in cash or otherwise, or (C) consent to or approve any of the actions specified in clauses (A) or (B) or publicly announce any intention to effect any transaction specified in clause (A) or (B) (the actions specified in clauses (A)-(C), collectively, “Transfer”), other than pursuant to the Mergers, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise with respect to any Subject Shares (including pursuant to any loan of Subject Shares), or enter into any other agreement with respect to any Subject Shares or agree, commit or enter into any understanding with respect to any of the foregoing, in each case, other than as set forth in this Agreement, (iii) take any action that would make any representation or warranty of such Company Securityholder herein untrue or incorrect, or have the effect of preventing or disabling such Company Securityholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Company Securityholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Company Securityholder agrees with, and covenants to, Parent and the Company that such Company Securityholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares. If any involuntary Transfer of the Subject Shares occurs (including a sale by a Company Securityholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect in accordance with the terms and conditions hereof until the expiration of this Agreement.

4.3 No Solicitation. During the term of this Agreement, each Company Securityholder agrees not to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Proposal in their capacity as such, (ii) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Parent, the Company, Merger Sub, Merger Sub II, the Company’s and Parent’s Affiliates and their respective Representatives) any nonpublic information relating to the Company or its Subsidiaries, in connection with any Alternative Proposal, (iii) approve or recommend, or make any public statement approving or recommending an Alternative Proposal, (iv) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Proposal, (v) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of the Company capital stock intending to facilitate any Alternative Proposal or cause any holder of shares of Company capital stock not to vote to adopt the Business Combination Agreement and approve the Mergers and the other transactions contemplated thereby, (vi) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Alternative Proposal or (vii) otherwise resolve or agree to do any of the foregoing. Each Company Securityholder shall promptly (and in any event within 48 hours) notify Parent after receipt by such Company Securityholder of any Alternative Proposal, any inquiry or proposal that would reasonably be expected to lead to an Alternative Proposal or any inquiry or request for nonpublic information relating to the Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Alternative Proposal. Thereafter, such Company Securityholder shall keep the Parent reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Company Securityholder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Company Securityholder or its Representatives with any parties conducted prior to the date hereof with respect to any Alternative Proposal. Notwithstanding anything contained herein to the contrary, (i) no Company Securityholder shall be responsible for the actions of the Company or its board of directors (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (ii) no Company Securityholder makes any representations or warranties with respect to the action of any of the Company Related Parties and (iii) any breach by the Company of its obligations under the Business Combination Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood the each Company Securityholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 4.3).

4.4 Waiver of Appraisal and Dissenters’ Rights. Such Company Securityholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Section 262 of the DGCL and any other similar statute in connection with the Mergers and the Business Combination Agreement.

4.5 New Shares. In the event that prior to the Closing (i) any shares of the Company’s capital stock or other securities of the Company are issued or otherwise distributed to such Company Securityholder pursuant to any stock dividend or distribution, or any change in any of the shares of the Company’s capital stock by reason of any stock split-up, recapitalization, combination, exchange of shares, bonus, reclassification or the like, (ii) such Company Securityholder acquires legal or beneficial ownership of any shares of the Company’s capital stock after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) such Company Securityholder acquires the right to vote or share in the voting of any shares of the Company’s capital stock after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into). Each Company Securityholders agrees, during the term of this Agreement to notify the Company and Parent in writing of the number of any New Securities or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in this Agreement acquired or otherwise obtained by such Company Securityholder, if any, from and after the date hereof, as soon as reasonably practicable after acquiring or otherwise obtaining such New Securities.

ARTICLE V

Additional Agreements of the Parties

5.1 Company Securityholder Release. Each Company Securityholder on its own behalf, and each of its and their successors, assigns and executors (each, a “Stockholder Releasor”), effective as at the Second Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, Parent, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties the Company, Parent or any of their respective Subsidiaries has prior to the Second Effective Time to such

Stockholder Releasor or (ii) all claims, demands, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Stockholder Releasor has prior to the Second Effective Time, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Second Effective Time (except in the event of fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1 shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (i) arising under this Agreement, the Merger Agreement, the Additional Agreements, or the Company’s Organizational Documents, (ii) for indemnification or contribution, in any Stockholder Releasor’s capacity as an officer or director of the Company or any of its Subsidiaries, (iii) arising under any then-existing insurance policy of the Company or any of its Subsidiaries, (iv) rights relating to compensation in connection with the Stockholder Releasor’s employment, including any benefits as an employee (including unpaid vacation and unreimbursed business expenses) and any rights set forth under any written employment agreement, or (v) for any claim for fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (i) the Second Effective Time (provided, however, that upon such termination, Section 4.3, Section 5.1, Section 5.2, and Article VI shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms. The termination of this Agreement shall not prevent a party hereto from seeking any remedies (at law or in equity) against the other party hereto or relieve such party from liability for such party’s intentional and material breach of any terms of this Agreement.

5.3 Further Assurances. Each Company Securityholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and the other Additional Agreements and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company or the DGCL) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other transaction contemplated by this Agreement, the Business Combination Agreement or any Additional Agreement.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the Company and Parent in accordance with Section 11.1 of the Business Combination Agreement and to such Company Securityholder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Company Securityholders authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Company Securityholder’s identity and ownership of the Subject Shares and the nature of the Company Securityholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure Parent and the Company have provided the Company Securityholder with an opportunity to review and comment on such announcement or disclosure, which comments Parent and the Company will consider in good faith.

6.3 Governing Law. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by the Laws of the State of Delaware (without giving effect to choice of law principles thereof).

6.4 Miscellaneous. The provisions of Article XI of the Business Combination Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PICARD MEDICAL, INC.

By:
Name:
Title:

[Signature Page to Company Securityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

ALTITUDE ACQUISITION CORP.

By:
Name: Gary Teplis
Title: Chief Executive Officer and President

[Signature Page to Company Securityholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANY SECURITYHOLDERS:

By:
Name:
Title:

Address:

Email:

[Signature Page to Company Securityholder Support Agreement]

Schedule A

Name of Company Securityholder	Number of Shares of Company Common Stock	Number of Shares of Company Preferred Stock	Number of Company Options

Sch. A-1

Annex D

PICARD MEDICAL HOLDINGS, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I

NAME

The name of the corporation is “Picard Medical Holdings, Inc.” (hereinafter called the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is c/o [•]. The name of its registered agent at such address is [●].

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 305,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 300,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 5,000,000, having a par value of $0.0001 per share.

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A. COMMON STOCK.

1. General. The voting, dividend, liquidation, and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences

(or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B. PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Amended and Restated Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation).

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

BOARD OF DIRECTORS

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible and designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date of this Amended and Restated Certificate of Incorporation; the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date of this Amended and Restated Certificate of Incorporation; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the date of this Amended and Restated Certificate of Incorporation. At each annual meeting of the stockholders of the Corporation beginning with the first annual meeting of the stockholders following the date of this Amended and Restated Certificate of Incorporation, subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of the stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

B. Except as otherwise expressly provided by the DGCL or this Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

C. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more outstanding series of Preferred Stock), and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article V, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article V, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in the Certificate of Designation(s) in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate of Designation(s), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.

F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (as amended and/or restated from time to time, the “Bylaws”), without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Amended and Restated Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VI

STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by written consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the President, and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE VII

LIABILITY

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VII, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer, as applicable, of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

ARTICLE VIII

INDEMNIFICATION

A. To the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she or a person for whom he or she is the legal representative is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article VIII or otherwise. The rights to indemnification and advancement of expenses conferred by this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article VIII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

B. The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article VIII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended and Restated Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

C. Any repeal or amendment of this Article VIII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

D. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article IX

CORPORATE OPPORTUNITY

To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine (any such potential opportunity, a “Corporate Opportunity”) shall not apply to any stockholder, director, officer or any other person or entity (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities) in each case who is not a full-time employee of the Corporation or any of its subsidiaries (each, an “Exempted Person”). The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities (including Corporate Opportunities) that are from time to time presented to any Exempted Person. Each Exempted Person who acquires knowledge of a potential circumstance, transaction, agreement, arrangement or other matter that may be a Corporate Opportunity shall not (a) have any duty to communicate or offer such opportunity to the Corporation and (b) shall not be liable to the Corporation, its subsidiaries or to the stockholders of the Corporation because such Exempted Person pursues or acquires for, or directs such opportunity to, itself or another Person or does not communicate such opportunity or information to the Corporation. No amendment or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware prior to such amendment or repeal. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the Bylaws or applicable law.

ARTICLE X

FORUM SELECTION

A. Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative proceeding brought on behalf of the Corporation, (ii) any proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any proceeding arising pursuant to any provision of the DGCL or the bylaws of the Corporation or this Amended and Restated Certificate of Incorporation (as each or any may be amended from time to time) or (iv) any proceeding asserting a claim against the Corporation governed by the internal affairs doctrine of the State of Delaware, except for, as to each of (i) through (iv) above, any claim (A) as to which the Chancery Court determines that there is an indispensable party not subject to the jurisdiction of the Chancery Court (and the indispensable party does not consent to the personal jurisdiction of the Chancery Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Chancery Court, or (C) for which the Chancery Court does not have subject matter jurisdiction; and (b) notwithstanding any of the foregoing provisions of this Article VIII, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of clause (b) of the immediately preceding sentence is filed in a court other than the federal district courts of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce clause (b) (a “Securities Act Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Securities Act Enforcement Action by service upon such stockholder’s counsel in the Foreign Securities Act Action as agent for such stockholder.

B. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This Article X is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

C. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI

AMENDMENTS

A. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI.

B. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby, and (ii) to the fullest extent permitted by applicable law, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed this day of , 2023.

Picard Medical Holdings, Inc.

By:
Name:
Title:

Signature Page to Amended and Restated Certificate of Incorporation

Annex E

FORM OF BYLAWS

OF

PICARD MEDICAL HOLDINGS, INC.

i

ii

ARTICLE I

STOCKHOLDERS

1.1 Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of Picard Medical Holdings, Inc., (the “Corporation”), the Chairperson of the Board or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation.

1.2 Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairperson of the Board or the Chief Executive Officer. The Corporation may postpone, recess, reschedule or cancel any previously scheduled annual meeting of stockholders.

1.3 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board, the Chairperson of the Board or the Chief Executive Officer, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Corporation may postpone, reschedule or cancel any previously scheduled meeting of stockholders.

1.4 Notice of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation shall be effective if given by electronic transmission in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

1.5 Voting List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that such list shall not be required to contain the electronic mail address or other electronic contact information of any stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger contemplated by this Section 1.5 shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.5 or entitled to vote in person or by proxy at any meeting of stockholders.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

1.7 Adjournments. Any meeting of stockholders may be adjourned from time to time to any other time and to the same or some other place at which a meeting of stockholders may be held under these Bylaws by the Board, the chairperson of the meeting or, if directed to be voted on by the chairperson of the meeting, by a majority of the votes cast by stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of thirty (30) days or less if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for determination of stockholders entitled to vote at the adjourned meeting (in which case the Board shall fix the same or an earlier date as the record date for determining stockholders entitled to notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record as of such date). At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8 Voting and Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote for such stockholder by proxy. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. Proxies shall be filed with the Secretary of the Corporation. No such proxy shall be voted upon after three years from its date, unless the proxy expressly provides for a longer period. A proxy may be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

1.9 Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by a majority of the votes cast by the holders of all of the shares of stock present in person or represented by proxy at the meeting and voting affirmatively or negatively on such matter (or if one or more class, classes or series of stock are entitled to vote as a separate class or series, then a majority of the votes cast by the holders of the shares of stock of such class, classes or series entitled to vote as a separate class or series present or represented by proxy at the meeting and voting affirmatively or negatively on such matter), except when a different or minimum vote is required by law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the required vote on such matter. When a quorum is present at any meeting, in any election by stockholders of directors other than in a contested election, directors shall be elected by the affirmative vote of a majority of the votes cast in favor or against the election of a nominee at a meeting of stockholders. In a contested election, (i) the directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of stock entitled to vote in such election, and (ii) stockholders shall not be permitted to vote against a nominee. An election shall be considered contested if, as of the tenth (10th) day preceding the date on which the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, there are more nominees for election than directorships on the Board to be filled by election at the meeting.

1.10 Nomination of Directors.

(A) Except for any directors entitled to be elected by the holders of preferred stock, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election as directors. Nominations of persons for election to the Board at an annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting may be made (i) by or at the direction of the Board or any duly authorized committee thereof or (ii) by any stockholder of the Corporation who (x) timely complies with the notice procedures in Section 1.10(B), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting and on such election.

(B) To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date of the preceding year’s annual meeting shall, for purposes of Sections 1.10 and 1.11 hereof with respect to the Corporation’s first annual meeting of stockholders following the listing of its shares on a national securities exchange, be deemed to have occurred on            , 20         ); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting is first made; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that directors are to be elected at such special meeting as set forth in the Corporation’s notice of meeting and provided further that the nomination made by the stockholder is for one of the director positions that the notice of meeting states will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the tenth day following the day on which public disclosure of the date of such special meeting for the election of directors is first made. The number of nominees a stockholder may nominate for election at a meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class(es) and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the class(es) and series and number of shares of stock of the corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, (3) a description of any agreement, arrangement or understanding between or among such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the Corporation, (5) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and on such election and intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to elect the nominee (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination (and such representation shall be included in any such solicitation materials). Not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected and to being named in the Corporation’s proxy statement and associated proxy card as a nominee of the stockholder. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to, among other things, determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines, as applicable. A stockholder shall not have complied with this Section 1.10(B) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10.

(C) The chairperson of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10), and if the chairperson should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairperson shall so declare to the meeting and such nomination shall not be brought before the meeting. Without limiting the foregoing, in advance of any meeting of stockholders, the Board shall also have the power to determine whether any nomination was made in accordance with the provisions of this Section 1.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with the representations with respect thereto required by this Section 1.10).

(D) Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.

(E) Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Article I, to be considered a “qualified representative” of the stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.

(F) For purposes of this Article I, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(G) Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board at any annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 1.10(B) and there is no public disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by Section 1.10(B) with respect to nominations for such annual meeting shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public disclosure is first made by the Corporation.

1.11 Notice of Business to be Brought Before a Meeting.

(A) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action and must be (i) specified in a notice of meeting given by or at the direction of the Board or any duly authorized committee thereof, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or any duly authorized committee thereof or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (A) (1) was a stockholder of record of the Corporation both at the time of giving the notice provided for in this Section 1.11 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1.11 in all applicable respects or (B) properly made such proposal in compliance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Notwithstanding anything herein to the contrary, unless otherwise required by law, if a stockholder seeking to bring business before an annual meeting pursuant to clause (iii) of this Section 1.11(A) (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such proposed business may have been received by the Corporation.

(B) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 1.11. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(C) To be in proper form for purposes of this Section 1.11, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class(es) and series and number of shares of the Corporation that are, directly or indirectly, owned of record and beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

(ii) As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class(es) or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation and any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (G) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder(s) of shares of capital stock of the Corporation or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 1.11, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(D) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(E) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 1.11. The chairperson of the meeting shall have the power and duty to determine whether any proposed business was brought in accordance with the provisions of this Section 1.11, and if the chairperson should determine that the business was not properly brought before the meeting in accordance with this Section 1.11, the chairperson shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Without limiting the foregoing, in advance of any meeting of stockholders, the Board shall also have the power to determine whether any proposed business was made in accordance with the provisions of this Section 1.11.

(F) This Section 1.11 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 1.11 with respect to any business proposed to be brought before an annual meeting of stockholders, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 1.11 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.12 Conduct of Meetings.

(A) Meetings of stockholders shall be presided over by the Chairperson of the Board, if any, or in the Chairperson’s absence by the Vice Chairperson of the Board, if any, or in the Vice Chairperson’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairperson designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

(B) The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(C) The chairperson of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

(D) In advance of any meeting of stockholders, the Board, the Chairperson of the Board or the Chief Executive Officer shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall certify their determination of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.

ARTICLE II

DIRECTORS

2.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

2.2 Number, Election and Term. The total number of directors constituting the Board shall be as fixed in, or in the manner provided by, the Certificate of Incorporation. Election of directors need not be by written ballot. The term of office of each director shall be as specified in the Certificate of Incorporation.

2.3 Chairperson of the Board; Vice Chairperson of the Board. The Board may appoint from its members a Chairperson of the Board and a Vice Chairperson of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairperson of the Board, such Chairperson shall perform such duties and possess such powers as are assigned by the Board and, if the Chairperson of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairperson of the Board, such Vice Chairperson shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairperson of the Board or, in the Chairperson’s absence, the Vice Chairperson of the Board, if any, shall preside at all meetings of the Board.

2.4 Terms of Office. Directors shall be elected for such terms and in the manner provided by the Certificate of Incorporation and applicable law. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation, disqualification or removal. For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

2.5 Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board pursuant to Section 2.2 of these Bylaws shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.6 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law, the Certificate of Incorporation or these Bylaws.

2.7 Removal. Directors of the Corporation may only be removed in the manner specified by the Certificate of Incorporation.

2.8 Newly Created Directorships; Vacancies. Any newly created directorship or vacancy on the Board, however occurring, shall be filled in accordance with the Certificate of Incorporation and applicable law.

2.9 Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

2.10 Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.11 Special Meetings. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, the affirmative vote of a majority of the directors then in office, or by one director in the event that there is only a single director in office.

2.12 Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile, electronic mail or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. Such notice may be given by the Secretary or by the Chairperson of the Board, the Chief Executive Officer or one of the directors calling the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.

2.13 Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission.

2.15 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

2.16 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.

ARTICLE III

OFFICERS

3.1 Titles. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer and a Secretary and such other officers with such other titles as the Board shall from time to time determine. The Board may appoint such other officers, including one or more Vice Presidents and one or more Assistant Treasurers or Assistant Secretaries, as it may deem appropriate from time to time.

3.2 Appointment. The Chief Executive Officer, President, Treasurer and Secretary shall be appointed annually by the Board at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board at such meeting or at any other meeting.

3.3 Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4 Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly appointed and qualified, unless a different term is specified in the resolution appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.

3.5 Resignation and Removal. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the directors then in office. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

3.6 Vacancies. The Board may fill any vacancy occurring in any office. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified, or until such officer’s earlier death, resignation, disqualification or removal.

3.7 President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer or the President (if the President is not the Chief Executive Officer), the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board) shall perform the duties of the Chief Executive Officer and when so performing such duties shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.8 Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board.

3.9 Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairperson of the meeting shall designate a temporary secretary to keep a record of the meeting.

3.10 Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board) shall perform the duties and exercise the powers of the Treasurer.

3.11 Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board.

3.12 Delegation of Authority. Subject to these Bylaws and any contrary action by the Board, each officer of the Corporation shall, have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board. In addition, the Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

ARTICLE IV

CAPITAL STOCK

4.1 Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL, and each officer appointed pursuant to Article III shall be an authorized officer for this purpose.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated shares, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of the DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

4.2 Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

4.3 Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

4.4 Record Date. The Board may fix in advance a date as a record date for the determination of the stockholders entitled to notice of any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date on which the resolution fixing the record date is adopted, and such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If the Board so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. If no record date is fixed, the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

4.5 Regulations. The issue, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board may establish.

ARTICLE V

GENERAL PROVISIONS

5.1 Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December in each year.

5.2 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

5.3 Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4 Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution and re-substitution), with respect to the securities of any other entity which may be held by the Corporation.

5.5 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as further amended and/or restated and in effect from time to time, including any certificate of designation relating to any outstanding series of preferred stock.

5.7 Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

5.8 Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

5.9 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, by the Board or the stockholders.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT

7.1 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee, or agent, or in any other capacity while serving as director, officer, employee or agent, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with any such Proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such indemnitee only if the Proceeding was authorized in the specific case by the Board.

7.2 Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

7.3 Prepayment of Expenses. In addition to the obligation to indemnify conferred in Section 7.1, the Corporation shall to the fullest extent not prohibited by the DGCL or any other applicable law pay the expenses (including attorneys’ fees) incurred by any indemnitee, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VII or otherwise.

7.4 Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) under this Article VII is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article VII is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the indemnitee may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

7.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

7.6 Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

7.7 Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

7.8 Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

7.9 Amendment or Repeal; Interpretation.

The provisions of this Article VII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article VII, the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary of the Corporation, or other officer of the Corporation appointed by (x) the Board pursuant to Article III or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article III, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VII.

ARTICLE VIII

FORUM SELECTION

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative Proceeding brought on behalf of the Corporation, (ii) any Proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any Proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time) or (iv) any Proceeding asserting a claim against the Corporation governed by the internal affairs doctrine of the State of Delaware, except for, as to each of (i) through (iv) above, any claim (A) as to which the Chancery Court determines that there is an indispensable party not subject to the jurisdiction of the Chancery Court (and the indispensable party does not consent to the personal jurisdiction of the Chancery Court within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Chancery Court, or (C) for which the Chancery Court does not have subject matter jurisdiction; and (b) notwithstanding any of the foregoing provisions of this Article VIII, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. If any action the subject matter of which is within the scope of clause (b) of the immediately preceding sentence is filed in a court other than the federal district courts of the United States of America (a “Foreign Securities Act Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the federal district courts of the United States of America in connection with any action brought in any such court to enforce clause (b) (a “Securities Act Enforcement Action”), and (ii) having service of process made upon such stockholder in any such Securities Act Enforcement Action by service upon such stockholder’s counsel in the Foreign Securities Act Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article VIII. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article VIII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Annex F

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of [•], 2023, by and between the undersigned (the “Holder”), Altitude Acquisition Corp., a Delaware corporation (the “Parent”), and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit A hereto with Parent in order to become a “Holder” for purposes of this Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Business Combination Agreement (as defined below).

BACKGROUND

A. Parent, Altitude Merger Sub I, Inc., a Delaware corporation, Altitude Merger Sub II, LLC, a Delaware limited liability company, Picard Medical, Inc., a Delaware corporation (the “Company”) and Hunniwell Picard I, LLC, a Delaware limited liability company (the “Stockholders’ Representative”), entered into a Business Combination Agreement dated as of April 23, 2023 (the “Business Combination Agreement”).

B. Pursuant to the Business Combination Agreement, the Parent will become the 100% stockholder of the Company (the “Transaction”).

C. The Holder is the record and/or beneficial owner of equity securities of the Company, which will be exchanged for common stock, warrants and options of the Parent pursuant to the Business Combination Agreement.

D. As a condition of, and as a material inducement for the Company to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

a.

During the Share Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position with respect to, any of the Lock-up Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any transaction specified above, or engage in any Short Sales (as defined below) with respect to any security of PubCo.

b.

Without limiting the vesting provisions set forth in the Business Combination Agreement with respect to the Earnout Warrants, during the Warrant Lock-up Period (as defined below), the Holder irrevocably agrees that it, he or she will not offer, sell, contract to sell, pledge, grant any option to purchase, or otherwise dispose of, directly or indirectly, any of the Lock-up Warrants (as defined below), establish or increase a put equivalent position or liquidate with respect to or

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decrease a call equivalent position with respect to, any of the Lock-up Warrants, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Warrants, whether any of these transactions are to be settled by delivery of any such Lock-up Warrants, in cash or otherwise, publicly disclose the intention to make any transaction specified above.

c.

In furtherance of the foregoing, Parent will (i) place an irrevocable stop order on all Lock-up Securities (as defined below), including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of the stop order and the restrictions on such Lock-up Securities under this Agreement and direct Parent’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Securities, except in compliance with this Agreement. In addition to any other applicable legends, each certificate or book entry position representing the Lock-up Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [•], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

d.	For purposes hereof:

i.

“Lock-up Shares” means the shares of PubCo Common Stock received by the Holder as consideration in the Transaction (as described in Article III of the Business Combination Agreement) and beneficially owned by the Holder as specified on the signature hereto.

ii.

“Lock-up Warrants” means the warrants of PubCo received by the Holder as consideration in the Transaction (as described in Article III of the Business Combination Agreement), including Closing Warrants and Earnout Warrants, and beneficially owned by the Holder as specified on the signature hereto.

iii.	“Lock-up Securities” means the Lock-up Shares and Lock-up Warrants.

iv.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

v.

The “Share Lock-up Period” means the period ending on the earliest of (x) the date this is one (1) year following the Closing Date, (y) the date on which the closing price of shares of PubCo Common Stock on Nasdaq equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for twenty (20) of any thirty (30) consecutive trading days commencing at least 150 days after the Closing, and (z) the date on which Parent completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of PubCo’s stockholders having the right to exchange their shares of PubCo Common Stock for cash, securities or other property.

vi.	The “Warrant Lock-up Period” means the period ending 30 days after the Closing.

The restrictions set forth herein shall not apply to: (1) transfers or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect

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affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (5) transfers or distributions of, or other transactions involving, securities other than the Lock-up Securities (including, without limitation, securities acquired in the PIPE or in open market transactions); or (6) transfers with the prior written consent of PubCo and Sponsor (collectively, “Permitted Transfers”); provided that in each case, such Permitted Transfer shall be subject to prior receipt by PubCo of a duly executed joinder to this Agreement substantially in the form of Exhibit A hereto.

In addition, the restrictions set forth herein shall not apply to any bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions after the Closing Date, if such transaction or transactions would result in all of Acquiror’s stockholders having the right to exchange their PubCo securities for cash, securities or other property subsequent to the Closing Date; provided that in the event that such tender offer, merger, consolidation, business combination, stock purchase or transaction or series of related transactions is not completed, the Lock-up Securities shall remain subject to the restrictions set forth herein.

2. Representations and Warranties.

Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership.

The Holder hereby represents and warrants that it is or will be the record and beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), with the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the Lock-up Securities, and that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Parent, or any economic interest in or derivative of such stock, other than those Lock-up Securities specified on the signature page hereto.

4. No Additional Fees/Payment.

The parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Notices.

Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the

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respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a)	If to Parent, to:

Altitude Acquisition Corp.
400 Perimeter Center Terrace, Suite 151
Atlanta, GA 30346
Attn: Gary Teplis, Chief Executive Officer
E-mail: gary.teplis@altitudeac.com

with a copy to (which shall not constitute notice):

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attn: Elliott Smith

         Bryan Luchs

         Emilio Grandio

E-mail: Elliott.smith@whitecase.com

         Bryan.luchs@whitecase.com

         Emilio.grandio@whitecase.com

(b)	If to the Holder, to the address set forth on the Holder’s signature page hereto, with a copy, which shall not constitute notice, to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship

E-mail: MBlankenship@winston.com

or to such other address as any party may have furnished to the others in writing in accordance herewith.

6.	Assignment.

No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided that a Holder may assign this Agreement to a solely in connection with Permitted Transfer, subject to the receipt by Parent of a duly executed joinder to this Agreement in the form of Exhibit A hereto by the transferee. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 6 shall be null and void, ab initio.

7.	Enumeration and Headings.

The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.

Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9.	Successors and Assigns.

This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Parent and its successors and assigns.

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10.

Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.	Amendment.

This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.

Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.

No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.	Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 14.

EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

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15.	Specific Performance.

The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 15 shall not be required to provide any bond or other security in connection with any such injunction.

16.	Entire Agreement; Controlling Agreement.

Except as otherwise set forth herein, this Agreement constitutes the full and entire understanding and agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Business Combination Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Altitude Acquisition Corp.

By:
Name:	Gary Teplis
Title:	Chief Executive Officer and President

[Signature Page to Lock-Up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER

[•]

By:
Name: [•]
Title: [•]

Address:

[•]

NUMBER OF LOCK-UP SHARES: [•]

NUMBER OF LOCK-UP WARRANTS: [•]

[Signature Page to Lock-Up Agreement]

EXHIBIT A

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 2023

Reference is made to the Lockup Agreement, dated as of [•], 2023, by and among Altitude Acquisition Corp., a Delaware corporation (now known as Picard Medical Holdings, Inc., “Parent”), and the Holder (as defined therein) (as amended from time to time, the “Lock-up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-up Agreement.

Each of Parent and each undersigned holder of securities of Parent (each, a “New Holder”) agrees that this Joinder to the Lock-up Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Holder hereby agrees to and does become party to the Lock-up Agreement as a Holder party thereto. This Joinder shall serve as a counterpart signature page to the Lock-up Agreement and by executing below each undersigned New Holder is deemed to have executed the Lock-up Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW HOLDER]

By:
Name:
Title

PICARD MEDICAL HOLDINGS, INC.

By:
Name:
Title:

Annex G

FORM OF AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2023, by and among Picard Medical Holdings, Inc., a Delaware corporation (formerly known as Altitude Acquisition Corp., the “Company”), Altitude Acquisition Holdco LLC, a Delaware limited liability company (the “Sponsor”) and the undersigned parties listed under Holders on the signature page hereto (each, a “Holder” and collectively, the “Holders”).

WHEREAS, the Company entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of April 23, 2023, by and among the Company, Altitude Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), Altitude Merger Sub II, a Delaware limited liability company (“Merger Sub II”), Picard Medical, Inc., a Delaware corporation (“Picard”) and Hunniwell Picard I, LLC, a Delaware limited liability company.

WHEREAS, certain of the Holders (the “Sponsor Group”) are party to that certain Registration Rights Agreement, dated December 8, 2020 (the “Prior Agreement”), pursuant to which the Company provided the Sponsor Group with certain rights relating to the registration of the securities held by them;

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Prior Agreement) (the “Original Holders”) of at least a majority in interest of the Registrable Securities (as defined in the Prior Agreement) (the “Original Registrable Securities”) at the time in question, and the Holders party hereto are Original Holders of at least a majority in interest of the Original Registrable Securities as of the date hereof; and

WHEREAS, as a condition of, and as a material inducement for Picard to enter into and consummate the transactions contemplated by the Business Combination Agreement, the Company and the Sponsor Group have agreed to amend and restate the Prior Agreement in its entirety to provide certain rights relating to the registration of shares of Common Stock and Warrants (each as defined below) held by stockholders of Picard, as of and contingent upon the closing of the Business Combination.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Prior Agreement is hereby amended and restated in its entirety, as of and contingent upon the closing of the Business Combination as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Closing Date” means the closing date of the Business Combination and has the meaning set forth in Section 2.6 of the Business Combination Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.1.2.

“Demanding Holder” is defined in Section 2.1.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Holder” is defined in the preamble to this Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Maximum Number of Shares” is defined in Section 2.1.3.

“Notices” is defined in Section 7.4.

“Other Coordinated Offering” is defined in Section 2.4.1.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Private Warrants” means the private placement warrants Sponsor purchased simultaneously with the consummation of the Company’s initial public offering.

“Pro Rata” is defined in Section 2.1.3.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means all shares of Common Stock and all Warrants (i) issued or issuable to Holders in connection with the Business Combination (including shares of Common Stock that may be issued after the closing of the Business Combination pursuant to the Business Combination Agreement and underlying the Warrants) and (ii) held by the Sponsor Group immediately after the closing of the Business Combination (including shares of Common Stock acquired by the Sponsor Group in connection with the Business Combination and underlying the Warrants). Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock or Warrants (including shares of Common Stock underlying the Warrants). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Sponsor” is defined in the preamble to this Agreement.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” means the Company’s warrants, each whole warrant exercisable to purchase one share of Common Stock at an initial exercise price of $11.50 per share, and includes the Private Warrants, Working Capital Warrants, and Earnout Warrants (as defined in the Business Combination Agreement).

“Withdrawal Notice” is defined in Section 2.1.4.

“Working Capital Warrants” means the Warrants issued upon conversion of up to $1,500,000 of working capital loans made to the Company by the Sponsor, the Company’s officers and directors, or their affiliates or designees.

2. REGISTRATION RIGHTS.

2.1 Registration Statement

2.1.1 Registration Statement. The Company shall use commercially reasonable efforts to, as soon as practicable after the Closing, but in any event within thirty (30) days following the date hereof, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1.1 and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof. The Registration Statement filed with the Commission pursuant to this Section 2.1.1 shall be on Form S-1, or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities, covering such Registrable Securities, and shall contain a Prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration

Statement filed pursuant to this Section 2.1.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall use commercially reasonable efforts to cause a Registration Statement filed pursuant to this Section 2.1.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1.1 (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Prospectus contained in such Registration Statement, in the light of the circumstances under which such statement is made).

The Company shall use its commercially reasonable efforts to convert a Form S-1 into a Form S-3 as soon as practicable after the Closing after the Company is eligible to use Form S-3. The Company’s obligations under this subsection 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4. Notwithstanding anything to the contrary herein, to the extent there is an active Form S-3 shelf registration statement under this subsection 2.1.1, covering a Holder’s or Holders’ Registrable Securities, and such Holder or Holders qualify as Demanding Holders pursuant to subsection 2.1.2 and wish to request an Underwritten Offering, such Underwritten Offering shall follow the procedures of subsection 2.1.2.

2.1.2 Underwritten Offering. In the event that following the expiration of any applicable lockup period, any Holder or group of Holders elects to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering of all or part of such Registrable Securities that are registered by such Registration Statement (a “Demand Registration”) and reasonably expects aggregate gross proceeds in excess of $25,000,000 (the “Minimum Amount”) from such Underwritten Offering, then the Company shall, upon the written demand of such Holder or group of Holders (any such Holder, a “Demanding Holder” and, collectively, the “Demanding Holders”), (a) as soon as practicable after receipt of such demand, but in no event more than thirty (30) calendar days after the Company’s receipt of such demand, file a Registration Statement to register all Registrable Securities requested by the Demanding Holders pursuant to such Demand Registration and (b) enter into an underwriting agreement in a form as is customary in Underwritten Offerings of equity securities with the managing Underwriter or Underwriters selected by the Company after consultation with the Demanding Holders and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the Company shall have no obligation to facilitate or participate in more than (i) one (1) Underwritten Offering at the request of Demanding Holders that are a member of the Sponsor Group, and (ii) one (1) Underwritten Offering at the request of Demanding Holders that are not members of the Sponsor Group.

The Company shall give prompt written notice to each other Holder regarding any such proposed Underwritten Offering, and such notice shall offer such Holder the opportunity to include in the Underwritten Offering such number of Registrable Securities as each such Holder may request. Each such Holder shall make such request in writing to the Company within five (5) Business Days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Holder. In connection with any Underwritten Offering contemplated by this Section 2.1.2, the underwriting agreement into which each Demanding Holder and the Company shall enter shall contain such representations, covenants, indemnities (subject to Sections 4.1 and 4.2) and other rights and obligations as are customary in underwritten offerings of equity securities. No Demanding Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Demanding Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

2.1.3 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares, (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities for the accounts of the other Holders requesting to include Registrable Securities in such offering, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii), and (iii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

2.1.4 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time on or after the Closing Date of the Business Combination, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement (including a market stand-off agreement if required by such underwriter or underwriters) in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding the provisions set forth in the immediately preceding sentences, the right to a Piggy-Back Registration set forth under this Section 2.2.1 with respect to the Registrable Securities shall terminate on the seventh anniversary of the date hereof.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.2, and the shares of Common Stock, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(a) If the Registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register, as to which Registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

(b) If the registration is Demand Registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving a Withdrawal Notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.4 Unlimited Piggy-Back Registration Right. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Market Stand-Off. In connection with any Underwritten Offering of equity securities of the Company, each Holder that elects to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the 60-day period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Common Stock, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). Notwithstanding the foregoing, any release of a lock-up by Underwriters shall only be effective if made on a pro rata basis, including with respect to management and employees, and any lock-up agreement with Underwriters shall contain a clause to this effect. Each of the Holders that is a director or officer of the Company shall execute and deliver any “lock-up” agreement reasonably requested by the managing underwriter of such Underwritten Offering, but only to the extent as is required generally of any executive officers or directors by such managing underwriter.

2.4 Block Trades; Other Coordinated Offerings.

2.4.1 Notwithstanding the foregoing, at any time and from time to time when an effective Registration Statement is on file with the Commission and effective, if a Holder wishes to engage in (a) a Block Trade or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case with a total offering price reasonably expected to exceed, in the aggregate, either (x) $35 million or (y) all remaining Registrable Securities held by the Holder, then notwithstanding the time periods provided for in Section 2.1.2, such Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering and any related due diligence and comfort procedures.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the Underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade or Other Coordinated Offering initiated by a Holder pursuant to this Section 2.4.

2.4.4 The majority-in-interest of the Holders initiating such Block Trade shall have the right to select the Underwriters and any sale agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 2.1.1; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus, as may be reasonably requested by any Holder that holds at least five (5.0%) percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the prospectus or have ceased to be Registrable Securities.

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the

Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.5 State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement

3.1.8 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.9 Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the

Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.10 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering. Notwithstanding any of the foregoing provisions, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 if the Registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case the participating holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 2.1, all of the holders of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.1.

3.4 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

3.5 Restrictive Legend Removal. Subject to receipt from the Holder by the Company and the Company’s transfer agent (the “Transfer Agent”) of such customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of the Company’s counsel to be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) have been or are about to be sold or transferred pursuant to an effective Registration Statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Registrable Securities. If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 3.6 and within three (3) trading days of any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Registrable Securities. The Company shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls a Holder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1 and 4.2 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. MISCELLANEOUS.

6.1 Termination. The Company’s obligation under Section 2 with respect to any Registrable Securities proposed to be sold by a holder in a Registration pursuant to Section 2 shall terminate on the earlier of (i) the date on which none of the Holders hold any Registrable Securities, (ii) the dissolution, liquidation, or winding up of the Company, (iii) upon the unanimous agreement of the Holders, or (iv) the fifth anniversary of the date of this Agreement. The provisions of Section 4 shall survive any termination of this Agreement.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Holders or holder of Registrable Securities or of any assignee of the Holders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2.

6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be hand delivered, delivered by reputable air courier service with charges prepaid, or transmitted by email, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of delivery or transmission if hand delivered or transmitted by email or facsimile; provided, that if such delivery or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Altitude Acquisition Corp.

400 Perimeter Center Terrance Suite 151

Atlanta, Georgia 30346

Attn: Gary Teplis

Email: gary.teplis@altitudeac.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attn: Elliott Smith

Bryan Luchs

Emilio Grandio

Email: elliott.smith@whitecase.com

bryan.luchs@whitecase.com

emilio.grandio@whitecase.com

To a Holder, to the address set forth below such Holder’s name on the signature pages hereto.

6.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.6 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.7 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.8 Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

6.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.12 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.13 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:
PICARD MEDICAL HOLDINGS, INC.

By:
Name:
Title:

SPONSOR:

ALTITUDE ACQUISITION HOLDCO LLC

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDER:

Print Name of Holder

Signature

By:
Title:

Notice Address:

Attn:
Email:

[Signature Page to Amended and Restated Registration Rights Agreement]

Annex H

PICARD MEDICAL HOLDINGS, INC.

2023 EQUITY INCENTIVE PLAN

Section 1. General.

The purposes of the Picard Medical, Inc. 2023 Omnibus Incentive Plan (the “Plan”) are to attract, retain and appropriately reward Employees, Directors and Consultants in order to motivate their performance in the achievement of the Company’s business objectives and align their interests with the long-term interests of the Company’s stockholders. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.

The Plan was originally adopted in connection with the consummation of the Company’s going public business combination (the “Going Public Transaction”) contemplated by that certain Business Combination Agreement, entered into on April 23, 2023, by and among Picard Medical, Inc., a Delaware corporation (“Old Picard”), Altitude Acquisition Corp., a Delaware corporation (“Altitude”), and such other parties to the agreement. Following the consummation of the Going Public Transaction, Old Picard became a wholly owned subsidiary of Altitude, and Altitude changed its name to Picard Medical Holdings, Inc. (the “Company”). In addition, certain outstanding stock options awarded prior to the closing of the Going Public Transaction by Old Picard have been assumed under the Plan by the Company as Substitute Awards (the “Assumed Options”).

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) “Articles of Incorporation” means the articles of incorporation of the Company, as amended and/or restated and in effect from time to time.

(d) “Assumed Options” shall have the meaning set forth in Section 1 of the Plan.

(e) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(f) “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(g) “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(h) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(i) “Board” means the Board of Directors of the Company.

(j) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(k) “Cause” unless otherwise defined in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate thereof, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s failure to perform assigned duties and responsibilities as a service provider (other than a failure resulting from the Participant’s Disability) after receiving written notice thereof from the Board, the Company or an Affiliate thereof, describing the Participant’s failure to perform such duties or responsibilities and a thirty (30) day opportunity to cure such failure (to the extent capable of cure); (ii) such Participant’s commission of any felony; (iii) such Participant’s commission of a crime involving fraud or dishonesty under the laws of the United States or any state thereof that are applicable to that Participant and which crime is reasonably likely to result in material adverse effects on the Company or an Affiliate thereof; (iv) such Participant’s material violation of any contract or agreement between the Participant and the Company or an Affiliate thereof or material breach of any statutory duty owed to the Company or an Affiliate thereof; (v) such Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or an Affiliate thereof; (vi) such Participant’s engaging in any act of dishonesty, fraud, misrepresentation, employment discrimination or harassment, including sexual harassment or retaliation, that has or is reasonably likely to result in material harm to the Company or its stockholders; (vii) such Participant’s breach of any duty of loyalty, non-compete or employee or client non-solicit arrangement, agreement or policy between the Participant and the Company or an Affiliate thereof; or (viii) such Participant’s gross misconduct that is reasonably likely to result in material adverse effects on the Company or an Affiliate thereof. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(l) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(m) “Change in Control” means the occurrence of any of the following:

(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(v) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(vi) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(vii) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, if required by Rule 16b-3 under the Exchange Act or the applicable stock exchange on which the Shares are traded, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(viii) “Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such shares of Class A common stock may be converted or into which they may be exchanged).

(ix) “Company” means Picard Medical Holdings, Inc., a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(x) “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.

(xi) “Director” means any individual who is a member of the Board on or after the Effective Date.

(xii) “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

(xiii) “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(xiv) “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(xv) “Eligible Director” means a person who is (i) with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; and (ii) with respect to actions undertaken to comply with the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, an “independent director” under the rules of the New York Stock Exchange, the Nasdaq Stock Market or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(xvi) “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(xvii) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(xviii) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(xix) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(xx) “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.

(xxi) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxii) “Good Reason” unless otherwise defined in an Award Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate thereof, such term means, with respect to a Participant, the Participant’s resignation from all positions such Participant then-holds with the Company following a reduction in the Participant’s base salary of more than 10%, only if (x) Participant provides written notice to the Company’s Chief Executive Officer within thirty (30) days following such event identifying the nature of the event, (y) the Company fails to cure such event within thirty (30) days following receipt of such written notice and (z) Participant’s resignation is effective not later than thirty (30) days after such cure period expires.

(xxiii) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(xxiv) “Non-Employee Director” means a Director who is not an Employee.

(xxv) “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(xxvi) “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(xxvii) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(xxviii) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(xxix) “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(xxx) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan,

and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(xxxi) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(xxxii) “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

(xxxiii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(xxxiv) “Plan” means this Picard Medical Holdings, Inc. 2023 Equity Incentive Plan, as amended and/or amended and restated from time to time.

(xxxv) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxxvi) “Restricted Shares” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(xxxvii) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(xxxviii) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(xxxix) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(xl) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(xli) “Share” means a share of Common Stock.

(xlii) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(xliii) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(xliv) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator. To the extent required to comply with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be made subject to each Award;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors. Notwithstanding the foregoing in this Section 3(c), it is intended that any action under the Plan intended to qualify for the exemptions provided by Rule 16b-3 will be taken only by the Board or by a committee or subcommittee of two (2) or more Eligible Directors. However, the fact that any member of such committee or subcommittee shall fail to qualify as an Eligible Director shall not invalidate any action that is otherwise valid under the Plan.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a) Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate number of [●] shares of Common Stock.

(b) Notwithstanding anything herein to the contrary, the value of Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $[●] (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan (including, for the avoidance of doubt, the Assumed Options) that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall not be treated as having been issued under the Plan and shall be available for issuance under the Plan. In addition, Shares (i) tendered to exercise outstanding Options, Share-settled Stock Appreciation Rights or other Awards, (ii) withheld to cover applicable taxes on any Awards or (iii) repurchased on the open market using Exercise Price proceeds shall be available for issuance under the Plan. For the avoidance of doubt, (y) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (z) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price, if any, of Shares subject to outstanding Restricted Shares, Restricted Stock Units or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a) General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is a number of Shares equal to [•]of the total shares of Common Stock outstanding and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iv) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(v) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

(i) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the Exercise Price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

Section 9. Restricted Shares.

(a) General. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit and surrender for no consideration his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares;

and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

(ii) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(iii) Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) The rights of Participants granted Restricted Shares upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Share-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement.

If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options, Stock Appreciation Rights or Awards subject to Code Section 409A shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13. Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 17. Certain Forfeitures.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

Section 18. Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21. Continued Employment.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22. Effective Date.

The Plan will be effective as of the date of consummation of the Going Public Transaction (the “Effective Date”), so long as the Plan has been approved by the Company’s stockholders. The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested; provided, however, that no Awards will be made under the Plan on or after the tenth (10th) anniversary of the Effective Date; provided further, that in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the Effective Date.

Section 23. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24. Compliance with Laws.

(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

Section 25. Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

Section 26. Electronic Delivery of Plan Information and Electronic Signatures

To the extent permitted by applicable law, the Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Administrator.

Section 27. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.

Section 28. Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

ANNEX I

Opinion of the Board’s Financial Advisor

April 23, 2023

STRICTLY CONFIDENTIAL

The Board of Directors

Altitude Acquisition Corp.

To the Board of Directors:

We understand that Altitude Acquisition Corp. (“ALTU”, and at and after the First Effective Time, “PubCo”) intends to pursue a business combination transaction (the “Transaction”) on the terms and subject to the conditions set forth in a Business Combination Agreement (the “Agreement”) to be entered into by and among ALTU, Altitude Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), Altitude Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), Picard Medical, Inc. (“PMI”, the “Company”) and Hunniwell Picard I, LLC (the “Stockholders’ Representative”), pursuant to which, as currently contemplated: (i) at the Effective Time, (a) Merger Sub shall be merged with and into the Company (the “First Merger”) after which the Company will be the surviving company and a wholly-owned subsidiary of PubCo (the “Surviving Corporation”), (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Merger Sub II, with Merger Sub II surviving as the surviving entity (the “Surviving Entity”, and such merger, the “Second Merger” and, together with the First Merger, the “Mergers”) and (c) PubCo shall change its name to “Picard Medical Holdings, Inc.; (ii) immediately prior to the First Effective Time, each issued and outstanding share of Company Preferred Stock shall automatically convert into one share of Company Common Stock; (iii) at the First Effective Time, by virtue of the First Merger and without any action on the part of the Company, the Company Securityholders or any other Person, (A) each share of Company Common Stock held by an Earnout Securityholder issued and outstanding immediately prior to the First Effective Time (other than the Dissenting Shares) shall be automatically canceled and converted into the right to receive the Per Share Merger Consideration plus the Per Share Earnout Consideration and (B) each share of Company Common Stock held by a Company Securityholder that is not an Earnout Securityholder issued and outstanding immediately prior to the First Effective Time (other than the Dissenting Shares) shall be automatically canceled and converted into the right to receive the Per Share Merger Consideration, in each case, as set forth in the Closing Consideration Spreadsheet; (iv) immediately prior to the First Effective Time, each Company Convertible Note, if any, shall automatically convert into a number of shares of Company Common Stock in accordance with the terms of such Company Convertible Note, and all of the Company Convertible Notes converted into shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each holder of Company Convertible Notes shall thereafter cease to have any rights with respect to such Company Convertible Notes; (v) Per Share Merger Consideration means (A) a number of shares (rounded down to the nearest whole number) of PubCo Common Stock equal to the Closing Share Consideration divided by the Aggregate Fully Diluted Company Shares and (B) a number of warrants (rounded down to the nearest whole number) equal to the Closing Warrants divided by the Aggregate Fully Diluted Company Shares; (vi) Closing Share Consideration means a number of PubCo Common Shares equal to Enterprise Value divided by $10.00, and Enterprise Value means (A) $480,000,000 plus (B) Closing Cash minus (C) Closing Indebtedness; and (vii) Per Share Earnout Consideration means a number of warrants (rounded down to the nearest whole number) equal to the Earnout Warrants divided by the Aggregate Fully Diluted Company Shares. The terms of the Transaction are more fully set forth in the Agreement. Terms capitalized but otherwise not defined shall have their respective meanings set forth in the Agreement.

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The board of directors of ALTU (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark” or “us”) provide a written opinion (the “Opinion”) to the Board as to whether the consideration to be paid by ALTU in the Transaction is fair to ALTU’s unaffiliated stockholders from a financial point of view.

In exchange for our services in rendering this Opinion, ALTU has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. ALTU has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with ALTU. We may seek to provide other financial advisory or investment banking services to ALTU and/or its affiliates and other participants in the Transaction in the future for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of the Board (solely in its capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, ALTU, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of ALTU, or to any other party, except if and only to the extent expressly set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for ALTU, the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of ALTU’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents) , except if and only to the extent expressly set forth in this Opinion, (vi) the solvency, creditworthiness or fair value of the Company, ALTU or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, ALTU and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, ALTU, the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

•	a draft of the Agreement provided to us by ALTU, dated April 23, 2023;

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certain information relating to the historical, current and future operations, financial condition and prospects of the Company, made available to us by ALTU, including unaudited financial statements for the calendar years 2021 and 2022, and a financial model with projected financials for the calendar years 2023-2027;

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discussions with certain members of the management of ALTU and the Company and certain of its advisors and representatives regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

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a certificate addressed to us from senior management of ALTU which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) on the Company provided to, or discussed with, us by or on behalf of ALTU;

•	the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain companies that we deemed to be relevant;

•	the publicly available financial terms of certain transactions that we deemed to be relevant; and

•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of ALTU and the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In connection with its review and arriving at this Opinion, Benchmark did not assume any responsibility for the independent verification of any of the foregoing information and relied on the completeness and accuracy as represented by ALTU and the Company. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any material respect from the version of the Agreement provided to us as identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of ALTU or the Company nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the draft of the Agreement provided to us as identified above. Furthermore, ALTU represented to Benchmark that the Transaction was negotiated by the parties on an arm’s length basis.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of ALTU and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of ALTU.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by ALTU in the Transaction pursuant to the Agreement is fair to ALTU’s public stockholders from a financial point of view.

Very truly yours,

THE BENCHMARK COMPANY, LLC

By:	/s/ John J. Borer III
Name:	John J. Borer III
Title:	Senior Managing Director & Co-Head of Investment Banking

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